Exhibit 10.2

Execution Version

CONTRIBUTION AGREEMENT

AMONG

EQUITABLE PRODUCTION COMPANY

EQUITABLE GATHERING EQUITY, LLC

PINE MOUNTAIN OIL AND GAS, INC.

AND

NORA GATHERING, LLC

Dated as of April 13, 2007

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EXHIBITS:

Exhibit A-1	Gathering Assets
Exhibit A-2	Water Disposal Wells; Other Excluded Assets
Exhibit A-3	Equipment, Machinery, Fixtures and Other Tangible Personal Property and Improvements
Exhibit A-4	Other Excluded Assets
Exhibit A-5	Delinquent Liens for Current Taxes or Assessments
Exhibit A-6	Delinquent Liens Arising in the Ordinary Course of Business
Exhibit B	Form of Conveyance
Exhibit C	Form of Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC
Exhibit D	Form of Assignment of Easement Agreement
Exhibit E	Form of Note
Exhibit F	Permitted Encumbrances
Exhibit G	Form of Gathering Agreement
Exhibit H	Form of Gas Purchase Agreement
Exhibit I	[Intentionally Omitted]
Exhibit J	[Intentionally Omitted]
Exhibit K	Nora-T Line
Exhibit L	Form of Change of Control Agreement
Exhibit M	Form of Equitable Guaranty
Exhibit N	Form of Range Guaranty
Exhibit O	Form of Interconnect Agreement

SCHEDULES:

Schedule 4.2(d)	Conflicts (EPC)
Schedule 4.3(d)	Conflicts (EGEL)
Schedule 4.5	Consents, Approvals or Waivers (EPC and EGEL)
Schedule 4.6A	Litigation
Schedule 4.6B	Litigation
Schedule 4.7	Taxes and Assessments
Schedule 4.9	Compliance with Laws
Schedule 4.10	Contracts
Schedule 4.11	Permits
Schedule 4.12	Outstanding Capital Commitments
Schedule 4.13	Abandonment
Schedule 4.14	Condition of Equipment, etc.
Schedule 4.16	Certain Events
Schedule 7.10	Operation of Assets

Index of Defined Terms

Defined Term	Section

Affiliate	Section 1.4(a)
Agreement	Preamble
Assets	Section 1.2
Asserted Title Defect	Section 3.2(a)
Asserted Title Defect Amount	Section 3.3(c)
Business Day	Section 1.4(c)
Cash Contribution	Section 2.1
Change of Control Agreement	Section 9.2(g)
Chosen Court	Section 12.8
Claim	Section 11.2(b)
Claim Notice	Section 11.2(b)
Closing	Section 9.1
Closing Date	Section 9.1
Closing Payment	Section 2.2(a)
Company	Preamble
Company Indemnified Persons	Section 11.1(b)
Consents	Section 4.5
Contracts	Section 1.2(b)
Conveyance	Section 9.2(a)
Damages	Section 11.1(e)
Defensible Title	Section 3.2(a)
Easements	Section 1.2(c)
Equitable	Preamble
Equitable Indemnified Persons	Section 11.1(c)
Effective Time	Section 1.4(d)
Effective Time Adjustment	Section 2.2(a)
EGEL	Preamble
Encumbrances	Section 3.2(a)
Environmental Laws	Section 4.8
EPC	Preamble
Equitable	Preamble
Exchange Act	Section 1.4(e)
Excluded Assets	Section 1.3
Execution Date	Preamble
Exploration Agreement	Section 1.4(f)
Exploration Agreement PMOG Area	Section 1.4(g)
Gathering Agreement	Section 9.2(e)
Gathering Assets	Section 1.2(a)
Governmental Authority	Section 1.4(h)
Governmental Permits	Section 4.11
HSR Act	Section 7.5
Hydrocarbons	Section 1.4(i)

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Indemnified Person	Section 11.2(a)
Indemnifying Person	Section 11.2(a)
Laws	Section 1.4(j)
Letter of Intent	Section 12.13
LLC Agreement	Section 9.2(d)
Material Adverse Effect	Section 4.1(d)
New Easement Agreement	Section 9.3(d)
New Lease	Section 1.4(k)
Nora Field	Section 1.4(l)
Nora-T Line	Section 1.4(m)
Original Lease	Section 1.4(n)
Party; Parties	Preamble
Party Lawsuit	Section 1.4(o)
Permitted Encumbrances	Section 3.2(b)
Person	Section 1.4(p)
Pipeline Agreement	Recitals
PMOG	Preamble
PMOG Indemnified Persons	Section 11.1(b)
Pre-Closing Taxable Period	Section 7.6(c)
Preferential Rights	Section 4.5
Property Costs	Section 1.5(c)
Purchase Agreement	Section 1.4(q)
Records	Section 1.4(r)
Scheduled Transfer Requirements	Section 4.5(a)
SEC	Section 1.4(s)
Securities Act	Section 1.4(t)
Statements of Revenues and Expenses	Section 7.11
Straddle Taxable Period	Section 7.6(c)
Tax	Section 1.4(u)
Tax Return	Section 1.4(v)
Termination Date	Section 10.1
Title Arbitrator	Section 3.3(f)
Title Claim Date	Section 3.3(a)
Title Defects	Section 3.2(a)
Transaction Documents	Section 12.13
Transfer Taxes	Section 1.4(w)

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of April 13, 2007, (the “Execution Date”) is by and among Equitable Production Company, a Pennsylvania corporation (“EPC”), Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”, and, collectively with EPC, “Equitable”), Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and Nora Gathering, LLC, a Delaware limited liability company (the “Company”).  EPC, EGEL, PMOG and the Company are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

RECITALS:

WHEREAS, EPC and EGEL are the owners of various natural gas pipeline gathering facilities and pipelines, commonly known as the Nora Gas Gathering System (including the Nora-T pipeline), located in Dickenson, Buchanan, Wise and Russell Counties, Virginia, and used in the gathering of natural gas from the Nora Field, as further described herein;

WHEREAS, such gathering facilities and pipelines are situated upon, through and/or under various properties, which are owned or held by EPC, PMOG, and/or EGEL by virtue of various agreements or conveyances;

WHEREAS, EPC and EGEL have entered into that certain Pipeline Agreement dated as of January 1, 2005 (the “Pipeline Agreement”), for the lease and/or sublease of facilities and pipelines relating to such gathering system;

WHEREAS, Equitable desires to contribute such gathering facilities and pipelines, together with all of Equitable’s other rights, titles and interests in and to such gathering facilities and pipelines and the Pipeline Agreement, to the Company on the terms and conditions hereinafter set forth; and

WHEREAS, PMOG desires to contribute a specified amount of cash and certain assets to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

ASSETS CONTRIBUTION

Section 1.1          Contribution of Assets.  On the terms and conditions contained in this Agreement, Equitable agrees to contribute to the Company and the Company agrees to accept

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from Equitable the Assets.  As consideration for the contribution of the Assets, the Company shall issue to EGEL a fifty percent (50%) membership interest in the Company.

Section 1.2            Assets.  “Assets” means all of the right, title and interest of Equitable in and to the following:

(a)   the gas gathering system, facilities, compressors, pipelines, pig and other stations and Easements described on Exhibit A-1 (the “Gathering Assets”);

(b)   all presently existing contracts, agreements and instruments by which the Assets are bound or subject, including operating agreements, pipeline agreements, declarations and orders, exchange agreements, and transportation agreements, but excluding any contract, agreement or instrument to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Equitable is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Equitable shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such contract, agreement or instrument or a material impairment of the rights thereunder (subject to such exclusions, the “Contracts”);

(c)   all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Gathering Assets or other Assets (the “Easements”), including those Easements described on Exhibit A-1, but excluding any of the foregoing to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Equitable is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Equitable shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such permit or other instrument or a material impairment of the rights thereunder;

(d)   all gathering lines, pipelines, compressors, equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the ownership or operation of the Gathering Assets or other Assets, but excluding any such items included in the Excluded Assets; and

(e)   the Records.

Section 1.3          Excluded Assets.  Notwithstanding anything to the contrary contained herein, the Assets shall not include, and the following are excepted, reserved and excluded from the transactions contemplated hereby (collectively, the “Excluded Assets”):

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(a)   all water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, primarily used in connection with the disposal of produced water derived from or otherwise attributable to any of the wells that produce gas transported through the Gathering Assets, including those water disposal wells and associated facilities described on Exhibit A-2;

(b)   all corporate, financial, income and franchise tax and legal records of Equitable that relate to Equitable’s business generally (other than those relating primarily to the Assets), and all books, records and files that relate to the Excluded Assets and copies of any Records retained by Equitable;

(c)   (i) equipment, machinery, fixtures and other tangible property and improvements described on Exhibit A-3 attached hereto; (ii) computers and peripheral equipment related to such equipment; (iii) communication and telecommunication equipment including but not limited to radios, towers, and networking equipment; (iv) custom applications and databases; (v) measurement and data collection devices; and (vi) software and associated licenses, including but not limited to any software relating to the SCADA System, Enertia, Altra, Flow-Cal, Talon, Aries, Production Access, Pre-drill Manager, Geographix, Synergy, and CygNet;

(d)   all rights and all obligations of Equitable with respect to any refund or payment of Taxes or other costs or expenses borne by Equitable or Equitable’s predecessors in interest and title attributable to the Assets and the period prior to the Effective Time;

(e)   all rights and all obligations of Equitable with respect to the claims and causes of action relating to the Assets that accrued or arose prior to the Effective Time (other than claims or causes of action for proceeds to which the Company is entitled under Section 1.5(b));

(f)    Equitable’s area-wide bonds, permits and licenses (including all Federal Communications Commission licenses) or other permits, licenses or authorizations used in the conduct of Equitable’s business generally and not exclusively related to the Gathering Assets; and

(g)   those other assets and interests identified on Exhibit A-4.

Section 1.4            Certain Definitions.  As used herein:

(a)   “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a

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written agreement, or otherwise.  For the purposes of this Agreement, the Company shall not be considered an Affiliate of any Party or such Party’s Affiliates.

(b)   [Intentionally omitted].

(c)   “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in Pittsburgh, Pennsylvania or Fort Worth, Texas.

(d)   “Effective Time” means 12:01 a.m. local time where the Assets are located on June 1, 2006.

(e)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)    “Exploration Agreement” has the meaning given to such term in the Purchase Agreement.

(g)   “Exploration Agreement PMOG Area” has the meaning given to such term in the Purchase Agreement.

(h)   “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

(i)    “Hydrocarbons” means all oil, gas, coalbed methane gas and other associated hydrocarbons.

(j)    “Laws” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(k)   “New Lease” has the meaning given to such term in the Purchase Agreement.

(l)    “Nora Field” has the same meaning as the term “AMI” in the Operating Agreement (as defined in the Purchase Agreement).

(m)  “Nora-T Line” means the pipeline depicted on Exhibit K.

(n)   “Original Lease” has the meaning given to such term in the Purchase Agreement.

(o)   “Party Lawsuit” means the ongoing litigation and claims in the action styled as Pine Mountain Oil & Gas, Inc. v. Equitable Production Company, USDC WD Va, Abingdon Division, CA No. 1:05CV095 (including the related September 22, 2005 arbitration proceeding).

(p)   “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

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(q)   “Purchase Agreement” means that certain Purchase and Sale Agreement of even date herewith between EPC and PMOG.

(r)    “Records” means all gathering and transportation files, compression files, land files and surveys, Contract files and all other books, records, data, files, maps and accounting records to the extent relating primarily to the Assets, excluding however, (A) any record to the extent that: (1) disclosure or transfer of such record is restricted by any third-party agreement or applicable Law, (2) Equitable is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such disclosure restriction (provided that Equitable shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver) and (3) the failure to obtain such waiver or satisfy such disclosure restriction would cause a termination of such instrument or a material impairment of the rights thereunder; (B) computer software; (C) all legal records and legal files of Equitable (other than (x) title opinions and (y) Contracts) and all other work product of and attorney-client communications with any of Equitable’s legal counsel; (D) records relating to the sale of the Assets, including bids received from and records of negotiations with third Persons; (E) any other records to the extent constituting Excluded Assets; and (F) contracts and agreements of no further force and effect as of the Effective Time.

(s)   “SEC” means the U.S. Securities and Exchange Commission.

(t)    “Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

(u)   “Tax” means all taxes, including income tax, surtax, remittance tax, presumptive tax, net worth tax, production tax, pipeline transportation tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, sales tax, service tax, transfer tax, use tax, excise tax, premium tax, customs duties, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, social security, unemployment tax, disability tax, alternative or add-on minimum tax, estimated tax, and any other assessments, duties, fees, or levies imposed by a Governmental Authority, together with any interest, fine or penalty thereon, or addition thereto.

(v)   “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, required to be filed with any Governmental Authority.

(w)  “Transfer Taxes” means all transfer, sales, use, documentary, stamp duty, conveyance and other similar Taxes, duties, fees or charges.

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Section 1.5            Effective Time; Proration of Costs and Revenues.

(a)   Title and interest in and to the Assets shall be transferred from Equitable to the Company at the Closing, but certain financial benefits and burdens in respect of the Assets shall be transferred effective as of the Effective Time, as described below.

(b)   The Company shall be entitled to all income, proceeds, receipts and credits earned with respect to the Assets on and after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred on and after the Effective Time (provided that the Company’s entitlement to income, proceeds, receipts and credits earned with respect to, and responsibility for and entitlement to refunds with respect to Property Costs relating to, certain of the Assets shall be adjusted as of Closing in the manner described in Section 2.2).  For the purpose of determining the amount of gathering fees to be included as income under this Section 1.5(b) with respect to volumes of gas produced by any member of the Company or any of its Affiliates, it shall be assumed that the Gathering Agreement was effective as of the Effective Time.  Equitable shall be entitled to all income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Property Costs incurred prior to the Effective Time (provided that Equitable’s entitlement to income, proceeds, receipts and credits earned with respect to, and responsibility for and entitlement to refunds with respect to Property Costs relating to, certain of the Assets shall be adjusted as of Closing in the manner described in Section 2.2).  “Earned” and “incurred”, as used in this Agreement, shall be interpreted in accordance with United States generally accepted accounting principles (as published by the Financial Accounting Standards Board).  Surface use fees, insurance premiums and other Property Costs that are paid periodically shall be prorated based on the number of days in the applicable period falling before and at or after the Effective Time, except that production, severance and similar Taxes based upon revenues generated by the Assets shall be prorated based on the amount of revenues generated by the Assets before, or at and after the Effective Time.  In each case, the Company shall be responsible for the portion allocated to the period on and after the Effective Time and Equitable shall be responsible for the portion allocated to the period before the Effective Time.

(c)   “Property Costs” means all operating expenses (including costs of insurance and ad valorem, property and similar Taxes based upon or measured by the ownership or operation of the Assets, but excluding any other Taxes), capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business, and overhead costs in each case as would have been charged to the Assets under the limited liability company agreement of the Company assuming it was in effect at all times during the period between the Effective Time and Closing.

Section 1.6            Intentions of the Parties.  The Parties acknowledge that the description of the Gathering Assets comprising the Nora Gas Gathering System (including the Nora-T Line) as provided on Exhibit A-1 may be incomplete, including with respect to easements, servitudes,

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rights-of-way, surface leases and other surface rights and the plat of such system, and the Parties may amend Exhibit A-1 prior to the Closing Date in order to more fully describe the Gathering Assets (it being acknowledged by the Parties that the Gathering Assets are intended to cover all of Equitable’s and its Affiliates’ interests in and to their currently existing natural gas gathering system and related assets, other than the Excluded Assets and as set forth in the following sentence, located within the Nora Field including any currently existing sections of the Nora Gas Gathering System extending beyond the Nora Field that service wells in the Nora Field).  Notwithstanding the foregoing, the Parties further acknowledge that the Gathering Assets do not include any gas gathering system, facilities, compressors, pipelines, pig and other stations, Easements, or other assets and interests of EPC or EGEL in the separate gathering system commonly known as the Roaring Fork Gas Gathering System located within and outside of the Nora Field, which system is used as of the date hereof in connection with the transportation of Hydrocarbons produced from the wells listed on Exhibit A-4, among other wells.

ARTICLE 2

CASH CONTRIBUTION, DISTRIBUTIONS AND LOANS

Section 2.1            Cash Contribution.  On the terms contained in this Agreement, PMOG agrees to contribute to the Company at the Closing an amount of cash equal to Fifty-Three Million Sixty Five Thousand One Hundred Seventy Six Dollars and Thirteen Cents (US$53,065,176.13) (as adjusted pursuant to Section 3.4 and Section 3.5, the “Cash Contribution”), to be applied as set forth in Section 2.3.  Additionally, on the terms and conditions contained in this Agreement, PMOG agrees to contribute to the Company and the Company agrees to accept from PMOG, PMOG’s right, title and interest (if any) in and to the gas gathering system, facilities, compressors and pipelines described on Exhibit A-1, excluding any interest that PMOG owns in its capacity as the lessor under the Original Lease or the New Lease or as Grantor under the New Easement Agreement.  As consideration for the contribution of such assets and the Cash Contribution, the Company shall issue to PMOG a fifty percent (50%) membership interest in the Company.

Section 2.2            Effective Time Adjustment.

(a)   Not later than five (5) Business Days prior to the Closing Date, Equitable shall prepare in good faith, using the best information available to Equitable, and deliver to PMOG a preliminary settlement statement setting forth an estimated calculation of the net amount received (or paid) by Equitable for the account of the Company pursuant to Section 1.5(b) (such net amount being called herein the “Effective Time Adjustment.  Such statement shall show the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items attributable to the period of time from and after the Effective Time and PMOG shall review such preliminary settlement statement and discuss with Equitable any changes necessary thereto.  The Parties shall use their reasonable efforts exercised in good faith to agree upon such preliminary settlement statement as of Closing.  An amount equal to eighty percent (80%) of the estimated Effective Time Adjustment, set forth in the preliminary settlement statement mutually agreed to by the Parties in accordance with this Section 2.2(a), shall

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constitute the dollar amount to be contributed by PMOG to the Company at the Closing (the “Closing Payment”), together with the Cash Contribution to be contributed by PMOG at Closing.

(b)   As soon as reasonably practicable after the Closing, but not later than the one hundred and twentieth (120th) day following the Closing Date, Equitable shall prepare in good faith, using the best information available to Equitable, and deliver to PMOG a statement setting forth the final calculation of the Effective Time Adjustment and showing the calculation of each adjustment, based, to the extent possible, on actual credits, charges, receipts and other items attributable to the period of time from and after the Effective Time and shall supply reasonable documentation available to support any such credits, charges, receipts or other items.  As soon as reasonably practicable but not later than the thirtieth (30th) day following receipt of Equitable’s statement hereunder, PMOG shall deliver to Equitable a written report containing any changes that PMOG proposes be made to such statement.  Equitable and PMOG shall undertake to agree on the amount of the actual Effective Time Adjustment no later than one hundred and eighty (180) days after the Closing Date.  In the event that such Parties cannot reach agreement within such period of time, either Equitable or PMOG may refer the remaining matters in dispute to Ernst & Young LLP, or if Ernst & Young LLP is unable or unwilling to perform its obligations under this Section 2.2(b), such other nationally-recognized independent accounting firm as may be accepted by Equitable and PMOG, for review and final determination.  The accounting firm shall conduct the arbitration proceedings in Pittsburgh, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date hereof, to the extent such rules do not conflict with the terms of this Section 2.2(b).  The accounting firm’s determination shall be made within thirty (30) days after submission of the matters in dispute and shall be final and binding on all Parties, without right of appeal.  In determining the proper amount of the Effective Time Adjustment, the accounting firm shall not increase the Effective Time Adjustment more than the increase proposed by Equitable nor decrease the Effective Time Adjustment more than the decrease proposed by PMOG, as applicable.  The accounting firm shall act as an expert for the limited purpose of determining the specific disputed matters submitted by either Equitable or PMOG and may not award damages or penalties.  Equitable and PMOG shall each bear its own legal fees and other costs of presenting its case.  Equitable and PMOG shall bear one-half of the costs and expenses of the accounting firm.  Within ten (10) days after the earlier of (i) the expiration of PMOG’s thirty (30) day review period without delivery of any written report or (ii) the date on which the Equitable and PMOG, or the accounting firm, as applicable, finally determine the actual Effective Time Adjustment, (A) Equitable shall contribute to the Company an amount of cash equal to the amount by which the estimated Effective Time Adjustment exceeds the actual Effective Time Adjustment; or (B) PMOG shall contribute to the Company an amount of cash equal to eighty percent (80%) of the amount by which the actual Effective Time Adjustment exceeds the estimated Effective Time Adjustment.

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(c)   The adjustment described in Section 2.2(a) shall serve to satisfy up to the amount of the adjustment (i) the Company’s entitlement under Section 1.5 to income, proceeds, receipts and credits earned with respect to the Assets between the Effective Time and the Closing (and the Company shall not have any separate rights to receive any income, proceeds, receipts and credits with respect to which an adjustment has been made) and (ii) the Company’s obligation under Section 1.5 to pay Property Costs attributable to the ownership and operation of the Assets which are incurred between the Effective Time and the Closing (and the Company shall not be separately obligated to pay for any Property Costs with respect to which an adjustment has been made).

Section 2.3          Cash Distributions and Loans.  At the Closing, the Company shall:

(a)   Distribute an amount equal to twenty percent (20%) of the sum of Sixty-Six Million Three Hundred Thirty One Thousand Four Hundred Seventy Dollars and Sixteen Cents (US$66,331,470.16) and the Effective Time Adjustment to EGEL; and

(b)   Loan the remaining amount of cash contributed to the Company hereunder to ET Blue Grass Company, with such loan to be entered by a separate note in substantially the form attached hereto as Exhibit E, which loan shall be repaid prior to the Company requiring any capital contribution by PMOG or Equitable under the LLC Agreement.

Section 2.4            Capital Account Balances.  Following the completion of the contributions by Equitable and PMOG, the distribution to EGEL pursuant to Section 2.3(a) and the other actions taken pursuant to Section 2.3, the respective capital account balances of EGEL and PMOG shall be equal.

ARTICLE 3

TITLE MATTERS

Section 3.1            Title.

(a)   The Conveyance shall contain a special warranty of title against every Person lawfully claiming or to claim the interest to be conveyed by Equitable to the Company or any part thereof by, through and under Equitable and its Affiliates, but not otherwise, subject to Permitted Encumbrances, but shall otherwise be without warranty of title, express, implied or statutory, except that the Conveyance shall transfer to the Company all rights or actions on title warranties given or made by Equitable’s predecessors (other than Affiliates of Equitable), to the extent Equitable may legally transfer such rights.

(b)   Notwithstanding anything to the contrary in Section 3.1(a) and the Conveyance, Section 3.3 shall provide PMOG’s and the Company’s exclusive remedy in respect of Asserted Title Defects reported in accordance with this Article 3.  Neither PMOG nor the Company shall be entitled to make any claims against Equitable or any of its Affiliates under Equitable’s special warranty of title in the Conveyance against any such Asserted Title Defect.

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Section 3.2            Definitions of Defensible Title and Permitted Encumbrances.

(a)   As used in this Agreement with respect to the Assets, the term “Defensible Title” means marketable title in southwestern Virginia, free and clear of all liens, charges, encumbrances, irregularities or other defects (“Encumbrances”) other than Permitted Encumbrances.  The term “Title Defect” means, as applicable, (i) any Encumbrance that would cause Equitable not to have Defensible Title or (ii) other than with respect to the lands covered by the Original Lease or any Exploration Agreement PMOG Area, the lack of easements or other agreements covering the continuous length of each pipeline included in the Assets allowing for the transportation of the Hydrocarbons as currently transported through such pipeline.  The term “Asserted Title Defect” means a Title Defect reported by PMOG or the Company pursuant to Section 3.3 hereof.

(b)   As used in this Agreement, the term “Permitted Encumbrances” means any or all of the following:

(i)            all Contracts;

(ii)           Preferential Rights;

(iii)          third-party consent requirements and similar restrictions with respect to which waivers or consents are obtained by Equitable from the appropriate parties prior to the Closing Date or the appropriate time period for asserting the right has expired or which are expressly not required to be satisfied prior to a transfer;

(iv)          liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions and listed on Exhibit A-5;

(v)           materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by Law), or, if delinquent, being contested in good faith by appropriate actions and listed on Exhibit A-6;

(vi)          all rights to consent, by required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of easements, rights of way, licenses, gathering facilities or interests therein if they are customarily obtained subsequent to the sale or conveyance;

(vii)         rights of reassignment arising upon final intention to abandon or release any easement or right of way;

(viii)        with regard to lands covered by the Original Lease or included in the Exploration Agreement PMOG Area and to the extent not created by, through

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or under Equitable: easements, rights-of-way, servitudes, permits and other rights in respect of surface and subsurface operations and any rights related to coal, coal seams or coal mining, whether statutory or otherwise, other than rights to explore for, develop and produce coalbed methane;

(ix)                                with regard to lands not covered by the Original Lease or included in the Exploration Agreement PMOG Area: easements, rights-of-way, servitudes, permits and other rights in respect of surface and subsurface operations which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating assets similar to the Assets in the Appalachian Basin;

(x)                                   all rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner and all obligations and duties under all applicable Laws or under any franchise, grant, license or permit issued by any such Governmental Authority;

(xi)                                any Encumbrance which is discharged by Equitable at or prior to Closing;

(xii)                             with respect to the easements, rights of way and other rights over, under or through any lands and properties owned by PMOG or its Affiliates, any Encumbrance or imperfection in title other than those Encumbrances or imperfections in title arising by, through or under Equitable or its Affiliates;

(xiii)                          any matters shown on Exhibit F; and

(xiv)                         any other Encumbrances which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the use, ownership or operation of the Assets subject thereto or affected thereby (as currently used, owned or operated) and which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating gathering system or pipeline assets in the Appalachian Basin.

Section 3.3            Notice of Asserted Title Defects; Defect Adjustments.

(a)   To assert a claim of a Title Defect prior to Closing, PMOG must deliver a claim notice to Equitable on or before 5:00 p.m. EDT on April 25, 2007 (the “Title Claim Date”), except as otherwise provided under Section 3.4 or Section 3.5; provided that PMOG agrees to furnish Equitable at the end of every week period following the execution of this Agreement and prior to the Title Claim Date with a claim notice if any officer of PMOG or its Affiliates discovers or learns of any Title Defect during such  period.  Each such notice shall be in writing and shall include (i) a description of the Asserted Title Defect(s), (ii) the Assets affected, (iii) supporting documents reasonably necessary for Equitable (as well as any title attorney or examiner hired by Equitable) to verify the existence of such Asserted Title Defect(s) and (iv) the amount by which PMOG reasonably believes the value of those Assets is reduced by such Asserted Title

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Defect(s) and the computations and information upon which PMOG’s belief is based.  Subject to the Company’s rights under the special warranty of title described in Section 3.1(a) and its and PMOG’s rights with respect to any breach of Equitable’s covenant under Section 7.10(f), PMOG and the Company shall be deemed to have waived all Title Defects of which Equitable has not been given notice on or before the Title Claim Date.

(b)   In the event that PMOG notifies Equitable of a Title Defect before the Title Claim Date, Equitable shall have the right, but not the obligation, to attempt, at its sole cost, to cure or remove any Asserted Title Defects of which it has been notified by PMOG.  If Equitable so elects to cure or remove any Asserted Title Defect, PMOG shall use commercially reasonable efforts to cooperate with Equitable’s efforts to cure or remove such Asserted Title Defect.  If prior to Closing, Equitable has been unable to cure or remove any Asserted Title Defect, then Equitable and PMOG mutually shall elect to have one of the following options apply:

(i)            Remove the Assets subject to such Asserted Title Defect from the transaction contemplated by this Agreement, if the operation of Gathering Assets (taken as a whole) would not be materially impaired thereby.  Such removed Assets shall not be assigned at the Closing, shall become “Excluded Assets” for all purposes hereunder and the Cash Contribution shall be reduced by an amount equal to the value for such Assets.

(ii)           Assign the Assets subject to the Asserted Title Defect to the Company at Closing, and defend, indemnify and hold the Company, the successors, assigns and Affiliates of the Company, PMOG and PMOG’s Affiliates harmless from and against all Damages that arise out of or that any such Person may suffer as a result of such Asserted Title Defect pursuant to a form of indemnity agreement mutually agreeable to the Parties.

(iii)          Assign the Assets subject to the Asserted Title Defect to the Company at Closing, and reduce the Cash Contribution in accordance with Section 3.3(c).

(c)   The Cash Contribution shall be reduced by an amount (the “Asserted Title Defect Amount”) equal to the reduction in the value for the Assets subject to an uncured Asserted Title Defect, which reduction is caused by such uncured Asserted Title Defect as determined pursuant to Section 3.3(e); provided that no reduction shall be made in the Cash Contribution with respect to any Asserted Title Defect for which an election has been made pursuant to Section 3.3(b)(ii).

(d)   Except for the Company’s rights under the special warranty of title described in Section 3.1(a) and its and PMOG’s rights with respect to any breach of Equitable’s covenant under Section 7.10(f), Section 3.3(c) shall, to the fullest extent permitted by applicable Laws, be the exclusive right and remedy of PMOG and the Company against Equitable or its Affiliates with respect to any Title Defect attributable to the Assets.

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(e)   The Asserted Title Defect Amount resulting from an Asserted Title Defect shall be determined as follows:

(i)            If PMOG and Equitable agree on the Asserted Title Defect Amount, that amount shall be the Asserted Title Defect Amount;

(ii)           If the Asserted Title Defect is an Encumbrance which is undisputed and liquidated in amount, then the Asserted Title Defect Amount shall be the amount necessary to be paid to remove the Asserted Title Defect from the affected Assets;

(iii)          If the Asserted Title Defect represents an Encumbrance of a type not described in subsections (i) or (ii) above, the Asserted Title Defect Amount shall be determined by taking into account the value of the Assets so affected, the portion of the Assets affected by the Asserted Title Defect, the legal effect of the Asserted Title Defect, the potential economic effect of the Asserted Title Defect over the life of the affected Assets, the values placed upon the Asserted Title Defect by PMOG and Equitable and such other factors as are necessary to make a proper evaluation;

(iv)          Notwithstanding anything to the contrary in this Article 3, except for adjustments required by Section 3.4 or Section 3.5, there shall be no Cash Contribution adjustment for Asserted Title Defects unless and until the aggregate Asserted Title Defect Amounts for all Assets for which claim notices were timely delivered pursuant to Section 3.3(a) exceed Three Hundred Fifty Thousand Dollars (US$350,000.00), and then only to the extent that the aggregate Asserted Title Defect Amounts exceed Three Hundred Fifty Thousand Dollars (US$350,000.00);

(v)           If an Asserted Title Defect of the type not described in subsections (i) or (ii) above is reasonably susceptible of being cured, the Asserted Title Defect Amount determined under subsections (iii) above shall not be greater than the lesser of (1) the reasonable cost and expense of curing such Asserted Title Defect or (2) the share of such curative work cost and expense which is allocated to such Assets pursuant to subsection (vi) below; and

(vi)          The Asserted Title Defect Amount with respect to an Asset shall be determined without duplication of any costs or losses (A) included in another Asserted Title Defect Amount hereunder or (B) included in a casualty loss under Section 3.5.  To the extent that the cost to cure any Asserted Title Defect will result in the curing of all or a part of one or more other Asserted Title Defects, such cost of cure shall be allocated for purposes of Section 3.3(e)(v) among the Assets so affected on a fair and reasonable basis.

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(f)    Equitable and PMOG shall attempt to agree on all Asserted Title Defects and Asserted Title Defect Amounts by two (2) Business Days prior to the Closing Date.  If Equitable and PMOG are unable to agree by that date, the average of Equitable’s and PMOG’s estimates with respect to the Asserted Title Defect Amounts for the Asserted Title Defects shall be used to determine the Effective Time Adjustment pursuant to Section 2.2, and all Asserted Title Defects and Asserted Title Defect Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 3.3(f).  During the ten (10) Business Day period following the Closing Date, Asserted Title Defects and Asserted Title Defect Amounts in dispute shall be submitted to an attorney with at least ten (10) years of experience in oil and gas and pipeline titles in the southwestern Virginia as selected by mutual agreement of PMOG and Equitable (the “Title Arbitrator”).  The arbitration proceeding shall be held in Pittsburgh, Pennsylvania and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect as of the date hereof, to the extent such rules do not conflict with the terms of this Section 3.3(f).  The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal.  In making his determination, the Title Arbitrator shall be bound by the rules set forth in Section 3.3(e) and may consider such other matters as in the opinion of the Title Arbitrator are necessary or helpful to make a proper determination.  Additionally, with the prior written consent of PMOG and Equitable, the Title Arbitrator may consult with and engage disinterested third parties to advise the Title Arbitrator, including title attorneys from other states and petroleum engineers.  In no event shall any Asserted Title Defect Amount exceed the estimate given by PMOG in its claim notice delivered in accordance with Section 3.3(a).  The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Asserted Title Defects and Asserted Title Defect Amounts submitted by either PMOG or Equitable and may not award damages, interest or penalties to either PMOG or Equitable with respect to any matter.  Equitable and PMOG shall each bear its own legal fees and other costs of presenting its case.  Each of Equitable and PMOG shall bear one-half of the costs and expenses of the Title Arbitrator.

Section 3.4            Consents to Assignment and Preferential Rights to Purchase.

(a)   Equitable will use reasonable efforts, consistent with industry practices in transactions of this type, to identify, with respect to all Assets, the names and addresses of all parties holding Preferential Rights and Consents applicable to the transactions contemplated hereby.  In attempting to identify the names and addresses of such parties holding such Preferential Rights and Consents, Equitable shall in no event be obligated to go beyond its own records.  Equitable will request, from the parties so identified (and from any parties identified by PMOG prior to Closing who have Preferential Rights or from whom a Consent may be required), in accordance with the documents creating such rights, execution of waivers of Preferential Rights or Consents so identified.  Equitable shall have no obligation other than to identify such Preferential Rights and Consents and to so request such execution of waivers of Preferential Rights and Consents (including,

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without limitation, Equitable shall have no obligation to assure that such waivers of Preferential Rights and Consents are obtained).

(b)   With respect to Preferential Rights but not Consents, if a Person from whom a waiver of a Preferential Right is requested refuses to give such waiver prior to Closing, the interest in the Asset subject to such Preferential Right will be excluded from the transaction contemplated hereby, such interest in such Asset will become an “Excluded Asset” for all purposes hereunder (except in the case of any subsequent transfer of such interest in such Asset to PMOG pursuant to the following sentence) and the Cash Contribution will be adjusted downward by the value (proportionately reduced to the excluded interest) for such interest in such Asset.  If within ninety (90) days following Closing, such holder does waive its Preferential Right, then PMOG agrees that, within five (5) days following Equitable’s notice thereof, the Parties hereto will conduct a subsequent Closing (in accordance with same terms hereof) for the purchase and sale of such Excluded Asset.

(c)   If (i) an Asset is subject to a Consent that prohibits the transfer of such Asset without compliance with the provisions of such Consent, (ii) the failure to comply with or obtain such Consent will result in a termination or other material impairment of any rights in relation to such Asset, (iii) such Consent is not obtained or complied with prior to the Closing and (iv) the absence of such Asset would not materially impair the operations of the Gathering Assets (taken as a whole), then unless otherwise agreed to by PMOG and Equitable, the Asset or portion thereof affected by such Consent will be excluded from the transactions contemplated hereby, such Asset will become an “Excluded Asset” for all purposes hereunder (except in the case of any subsequent transfer of such Asset to PMOG pursuant to the following sentence), and the Cash Contribution will be adjusted downward by the agreed upon value for such Asset.  If within ninety (90) days following Closing such Consent is obtained or otherwise complied with, then PMOG agrees that, within five (5) days following Equitable’s notice thereof, the Parties hereto will conduct a subsequent Closing (in accordance with the same terms hereof) for the purchase and sale of such excluded Asset.

(d)   To the extent that the consent of PMOG with respect to the assignment of the Assets contemplated hereby is required under any agreement or arrangement, as of the Closing, PMOG hereby irrevocably grants such consent.

Section 3.5            Casualty or Condemnation Loss.  Subject to the provisions of Section 8.1(e) and Section 8.2(f) hereof, if, after the date of this Agreement but prior to the Closing Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, PMOG and the Company shall nevertheless be required to close and the Parties mutually shall elect prior to Closing one of the following options: (i) to have Equitable cause the Assets affected by any casualty to be repaired or restored, at Equitable’s sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), (ii) to have Equitable indemnify the Company, PMOG, and their respective Affiliates through a document reasonably acceptable to Equitable and PMOG against any costs or expenses that such

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Person reasonably incurs to repair the Assets subject to any casualty or (iii) to treat such casualty or taking as an Asserted Title Defect with respect to the affected Assets under Section 3.3; provided that in no event shall such Asserted Title Defect be subject to the provisions of Section 3.3(e)(iv) hereof.  In each case, Equitable shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent Equitable and PMOG otherwise agree in writing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EQUITABLE

Section 4.1            Disclaimers.

(a)   Except as expressly set forth in Article 3, Article 4, Article 6, in the certificates delivered by Equitable at Closing pursuant to Section 9.2(b) and Section 9.2(c) or in the Conveyance, (i) Equitable makes no representations or warranties, express or implied, with respect to the Assets or the transactions contemplated hereby and (ii) Equitable expressly disclaims all liability and responsibility for any representation, warranty, statement or information with respect to the Assets or the transactions contemplated hereby made or communicated (orally or in writing) to PMOG or any of its Affiliates, employees, agents, consultants or representatives (including any opinion, information, projection or advice that may have been provided to PMOG by any officer, director, employee, agent, consultant, representative or advisor of Equitable or any of its Affiliates).

(b)   EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE 3, ARTICLE 4, ARTICLE 6, IN THE CERTIFICATES DELIVERED BY EQUITABLE AT CLOSING PURSUANT TO SECTIONS 9.2(b) AND 9.2(c) OR IN THE CONVEYANCE, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EQUITABLE EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (III) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, OR (IV) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PMOG OR THE COMPANY OR THEIR RESPECTIVE AFFILIATES, OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 3, ARTICLE 4,

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ARTICLE 6, IN THE CERTIFICATES DELIVERED BY EQUITABLE AT CLOSING PURSUANT TO SECTIONS 9.2(b) AND 9.2(c) AND IN THE CONVEYANCE, PMOG AND THE COMPANY HAVE MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PMOG AND THE COMPANY DEEM APPROPRIATE, THE COMPANY IS RECEIVING THE ASSETS, EQUIPMENT AND ALL OTHER TANGIBLE PROPERTY IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS.

(c)   Any representation “to the knowledge of Equitable” or “to Equitable’s knowledge” is limited to matters within the actual conscious awareness of Ted O’Brien, Lester Zitkus, Andy Murphy, Shawn Posey, John Centofanti, Chris Akers, Matt Ankrum and Phil Elliott.

(d)   Inclusion of a matter on a schedule attached hereto with respect to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect.  Matters may be disclosed on a schedule for purposes of information only.  As used herein, “Material Adverse Effect” means any change, inaccuracy, circumstance, event, result, occurrence, condition or an act (each, an “Event”) that has had or could reasonably be expected to have a material adverse effect on the ownership, operation or value of the Assets, taken as a whole or the ability of Equitable or PMOG, as applicable, to consummate the transactions contemplated hereby or meet its obligations under this Agreement and the documents to be executed hereunder; provided, however, that “Material Adverse Effect” shall not include Events resulting from general changes in Hydrocarbon prices; general changes in the Hydrocarbon exploration and production industry or general economic or political conditions; civil unrest, insurrection or similar disorders; or changes in Laws.

(e)   Subject to the foregoing provisions of this Section 4.1 and the other terms and conditions of this Agreement, Equitable represents and warrants to PMOG and the Company the matters set out in the remainder of this Article 4.

Section 4.2          EPC.

(a)   Existence and Qualification.  EPC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business as a foreign corporation in the Commonwealth of Virginia.

(b)   Power.  EPC has the corporate power to enter into and perform this Agreement (and all documents required to be executed and delivered by EPC at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

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(c)   Authorization and Enforceability.  The execution, delivery and performance of this Agreement by EPC (and all documents required to be executed and delivered by EPC at Closing) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of EPC.  This Agreement has been duly executed and delivered by EPC (and all documents required to be executed and delivered by EPC at Closing shall be duly executed and delivered by EPC) and this Agreement constitutes (and at the Closing such documents shall constitute) the valid and binding obligations of EPC, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d)   No Conflicts.  The execution, delivery and performance of this Agreement by EPC (and all documents required to be executed and delivered by EPC at Closing), and the consummation of the transactions contemplated by this Agreement (and by such documents) shall not (i) violate any provision of the certificate of incorporation or bylaws of EPC, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, license or agreement to which EPC is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to EPC as a party in interest, or (iv) violate any Laws applicable to EPC or any of the Assets, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Material Adverse Effect or as set forth on Schedule 4.2(d) and except for compliance with the HSR Act.

Section 4.3          EGEL.

(a)   Existence and Qualification.  EGEL is a limited liability company duly organized, and validly existing under the laws of the State of Delaware and is duly qualified to do business as a foreign limited liability company in the Commonwealth of Virginia.

(b)   Power.  EGEL has the limited liability company power to enter into and perform this Agreement (and all documents required to be executed and delivered by EGEL at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

(c)   Authorization and Enforceability.  The execution, delivery and performance of this Agreement by EGEL (and all documents required to be executed and delivered by EGEL at Closing) and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of EGEL.  This Agreement has been duly executed and delivered by EGEL (and all documents required to be executed and delivered by EGEL at Closing shall be duly executed and delivered by EGEL) and this Agreement constitutes (and at

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the Closing such documents shall constitute) the valid and binding obligations of EGEL, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(d)   No Conflicts.  The execution, delivery and performance of this Agreement by EGEL (and all documents required to be executed and delivered by EGEL at Closing), and the consummation of the transactions contemplated by this Agreement (and by such documents) shall not (i) violate any provision of the certificate of formation or limited liability company agreement of EGEL, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, license or agreement to which EGEL is a party or by which it is bound, (iii) violate any judgment, order, ruling, or decree applicable to EGEL as a party in interest, or (iv) violate any Laws applicable to EGEL or any of the Assets, except any matters described in clauses (ii), (iii), or (iv) above which would not have a Material Adverse Effect or as set forth on Schedule 4.3(d) and except for compliance with the HSR Act.

Section 4.4          Liability for Brokers’ Fees.  Neither PMOG nor the Company shall directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Equitable or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 4.5          Consents, Approvals or Waivers.  Except (a) for preferential rights (collectively “Preferential Rights”) to purchase and other provisions restricting assignment without consent (“Consents”) which would be applicable to the transactions contemplated hereby that are set forth on Schedule 4.5 (the “Scheduled Transfer Requirements”), (b) as would not, individually or in the aggregate, have a Material Adverse Effect, (c) for approvals customarily obtained from a Governmental Authority post-Closing, and (d) for compliance with the HSR Act, neither the execution and delivery of this Agreement (nor any documents required to be executed by Equitable at Closing), nor the consummation of the transactions contemplated hereby nor thereby, nor the compliance with the terms hereof nor thereof, (in each case) by Equitable will (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise to (with or without the giving of notice or the passage of time or both) any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage or indenture, or any lease, contract, agreement, or other instrument or obligation to which Equitable is a party or by which Equitable or any of the Assets may be bound or (ii) violate any applicable Law binding upon Equitable or the Assets.  Except (x) for the Scheduled Transfer Requirements (y) for approvals customarily obtained from a Governmental Authority post-Closing, and (z) for compliance with the HSR Act, the execution of this Agreement by Equitable and the consummation of the transactions contemplated hereby by Equitable will not require any

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material consent, approval or waiver of any Governmental Authority or other third Person, or create a right in favor of any Person to purchase all or any material part of the Assets.

Section 4.6            Litigation.  Except as disclosed on Schedule 4.6A or Schedule 4.6B and except for the Party Lawsuit, there are no actions, suits or proceedings pending, or to Equitable’s knowledge, threatened in writing, by or before any Governmental Authority or arbitrator with respect to the Assets or Equitable’s or any of its Affiliates’ ownership, operation or use thereof.  To Equitable’s knowledge, no written notice from any third Person (including any Governmental Authority) claiming material Damages or any material breach of duty of care has been received by Equitable or any of its Affiliates relating to the Assets or Equitable’s or any of its Affiliate’s ownership, operation or use thereof, except for the suits, actions and proceedings set forth in Schedule 4.6A or Schedule 4.6B and the Party Lawsuit.

Section 4.7            Taxes.  Except as disclosed on Schedule 4.7: (i) all material Tax Returns required to be filed with respect to the Assets have been duly and timely filed; (ii) each such Tax Return is in all material respects true, correct and complete; (iii) all material Taxes owed with respect to the Assets have been timely paid in full; (iv) there are no Encumbrances for Taxes on any of the Assets other than Permitted Encumbrances; (v) there is no outstanding dispute or claim concerning any material Taxes with respect to the Assets, and to Equitable’s knowledge no assessment, deficiency or adjustment has been asserted or proposed with respect thereto; and (vi) to Equitable’s knowledge, all of the Assets have been properly listed and described on the property tax rolls for the taxing units in which such Assets are located and no portion of the Assets constitutes omitted property for property tax purposes.

Section 4.8          Environmental Laws.  To Equitable’s knowledge, Equitable and its Affiliates have complied in all respects with, and the operation of the Assets has been in compliance in all respects with, all applicable Laws relating to the environment (“Environmental Laws”), except such failures to comply as, individually or in the aggregate, would not have a Material Adverse Effect.  Except for contamination that would not, individually or in the aggregate, have a Material Adverse Effect, to Equitable’s knowledge there has been no contamination of groundwater, surface water or soil resulting from activities relating to the Assets, which requires remediation under applicable Environmental Laws.

Section 4.9          Compliance with Laws.  Except with respect to Environmental Laws, which are addressed in Section 4.8, and except as disclosed on Schedule 4.9, to Equitable’s knowledge, Equitable and its Affiliates have complied in all respects with, and the Assets have been operated and maintained in compliance in all respects with, all applicable Laws, except such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10       Contracts.  Neither Equitable, nor to the knowledge of Equitable, any other Person is in default under any Contract, except as disclosed on Schedule 4.10 and except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed on Schedule 4.10, there are (a) no gathering agreements with third Persons

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for Hydrocarbons to be transported on the Gathering Assets or (b) material contracts or other material agreements included in or directly related to the operation of or title to the Assets.

Section 4.11       Permits, etc..  To Equitable’s knowledge, except as disclosed on Schedule 4.11, Equitable has obtained and is maintaining all material federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefor (the “Governmental Permits”) that are presently necessary or required for the ownership and operation of the Assets as currently owned and operated. To Equitable’s knowledge, except as disclosed in Schedule 4.11, (a) the Assets have been operated in all material respects in accordance with the conditions and provisions of such Governmental Permits, and (b) no written notices of material violation of such Governmental Permits have been received by Equitable or its Affiliates.

Section 4.12       Outstanding Capital Commitments.  As of the date hereof, Equitable has made no commitments to third Persons to make capital expenditures which are binding on the Assets or the owner thereof and which Equitable reasonably anticipates will individually require expenditures by the owner of the Assets after the Effective Time other than those reflected in the capital budget included as Schedule 4.12.

Section 4.13       Abandonment.  Since the Effective Time through the date of this Agreement, Equitable has not abandoned, and is not in the process of abandoning, any physical Assets (nor has it removed, nor is it in the process of removing, any material items of personal property located upon the Assets, except those replaced by items of substantially equivalent suitability and value).  Except as set forth in Schedule 4.13 or as otherwise would not have a Material Adverse Effect, there are no pipelines or gathering facilities located on the real property included in the Assets that Equitable is currently required by Law or by Contract to remove or abandon.

Section 4.14       Condition of Equipment, etc.  Except as set forth in Schedule 4.14, to the knowledge of Equitable, all pipelines, fixtures, facilities and equipment included in the Assets have been maintained in all material respects in a state of adequate repair consistent with industry standards in the Appalachian Basin and are otherwise generally adequate for the normal operation thereof.

Section 4.15       Payments of Property Costs.  All Property Costs and other payments due in connection with the ownership and operation of the Assets have been properly and correctly paid for in all material respects by Equitable.

Section 4.16       Absence of Certain Events.  Except as disclosed on Schedule 4.16 or as contemplated by this Agreement, since the Effective Time, there has not been any damage, destruction or loss, whether covered by insurance or not, with respect to the Assets that has had or is reasonably likely to have a Material Adverse Effect.

Section 4.17       Regulatory Matters.  To Equitable’s knowledge, no consent is required in connection with the transaction contemplated hereby under the Natural Gas Policy Act of 1978,

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as amended for which the failure to obtain such consent would be reasonably expected to have a Material Adverse Effect.  Equitable is not and the Company will not be a natural gas company within the jurisdiction of the Natural Gas Act of 1938 (assuming that the fact that PMOG will be a member of the Company will not cause the Company to be a natural gas company within the jurisdiction of the Natural Gas Act of 1938).

Section 4.18       Information.  To Equitable’s knowledge, Equitable has complied in all material respects with PMOG’s requests for supporting documentation and information relating to the transactions contemplated by this Agreement to the extent Equitable has such documentation or information in Equitable’s or its Affiliates’ possession or control.

Section 4.19       Sole Member.  EGEL is the sole member of the Company prior to the issuance of membership interests therein to PMOG and EGEL pursuant to the terms hereof.  The Company currently has no assets or liabilities.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PMOG

PMOG represents and warrants to Equitable and the Company the following:

Section 5.1          Existence and Qualification.  PMOG is a corporation organized, validly existing and in good standing under the Laws of the Commonwealth of Virginia.

Section 5.2          Power.  PMOG has the corporate power to enter into and perform this Agreement (and all documents required to be executed and delivered by PMOG at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 5.3          Authorization and Enforceability.  The execution, delivery and performance of this Agreement by PMOG (and all documents required to be executed and delivered by PMOG at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of PMOG.  This Agreement has been duly executed and delivered by PMOG (and all documents required to be executed and delivered by PMOG at Closing will be duly executed and delivered by PMOG) and this Agreement constitutes (and at the Closing such documents will constitute) the valid and binding obligations of PMOG, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 5.4          No Conflicts.  The execution, delivery and performance of this Agreement by PMOG (and all documents required to be executed and delivered by PMOG at Closing), and the consummation of the transactions contemplated by this Agreement (and by such documents) will not (a) violate any provision of the certificate of incorporation or bylaws of PMOG, (b) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, license or agreement to which PMOG is a party or by which it is

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bound, (c) violate any judgment, order, ruling, or regulation applicable to PMOG as a party in interest, or (d) violate any Law applicable to PMOG or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not have a material adverse effect on PMOG’s ability to consummate the transactions contemplated hereby and except for compliance with the HSR Act.

Section 5.5          Liability for Brokers’ Fees.  Neither Equitable nor the Company shall directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of PMOG or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation to an intermediary in connection with the negotiation, execution or delivery of this Agreement or any agreement or transaction contemplated hereby.

Section 5.6          Consents, Approvals or Waivers.  Except for compliance with the HSR Act, neither the execution and delivery of this Agreement (nor any documents required to be executed by PMOG at Closing), nor the consummation of the transactions contemplated hereby nor thereby, nor the compliance with the terms hereof nor thereof (in each case, by PMOG), will (a) be subject to obtaining any consent, approval, or waiver from any Governmental Authority or other third Person, or (b) except as would not, individually or in the aggregate, have a material adverse effect on PMOG’s ability to consummate the transactions contemplated hereby, violate any applicable Law binding upon PMOG.

Section 5.7          Litigation.  Except for the Party Lawsuit, there are no actions, suits or proceedings pending, or to PMOG’s knowledge, threatened in writing by or before any Governmental Authority or arbitrator against PMOG which are reasonably likely to impair PMOG’s ability to consummate the transactions contemplated hereby.

Section 5.8          Financing.  PMOG has sufficient cash, available lines of credit or other sources of immediately available funds (in United States dollars) to enable it to pay the Cash Contribution to the Company at the Closing.

Section 5.9          Independent Investigation.  Subject to Equitable’s and the Company’s representations and warranties set forth in Article 3, Article 4 and Article 6 hereof (or in any certificate furnished or to be furnished by PMOG or the Company pursuant to this Agreement) and in the Conveyance, PMOG acknowledges and affirms that it has made (or will make prior to Closing) all such reviews and inspections of the Assets as PMOG has deemed necessary or appropriate.  Except for the representations and warranties expressly made by Equitable or the Company in Articles 3, Article 4 and Article 6 of this Agreement (or in any certificate furnished or to be furnished to PMOG or the Company pursuant to this Agreement) and in the Conveyance, PMOG acknowledges that there are no representations or warranties, express or implied, as to the Assets or prospects thereof, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, PMOG has relied solely upon its own independent investigation, verification, analysis and evaluation.

Section 5.10       Equitable Information.  To the knowledge of the officers of PMOG, as of the execution date of this Agreement, Equitable has complied in all material respects with

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PMOG’s requests for supporting documentation and information relating to the transactions contemplated by this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to PMOG the following:

Section 6.1                             Existence and Qualification.  The Company is a limited liability company organized and validly existing under the Laws of the State of Delaware; and the Company is duly qualified to do business as a foreign corporation in the Commonwealth of Virginia.

Section 6.2                             Valid Issuance.  The offer and sale of the membership interests in the Company to EGEL and PMOG has been duly authorized by the Company and, when issued and delivered to EGEL and PMOG in accordance with the terms of this Agreement, will be validly issued in accordance with the limited liability company agreement of the Company, fully paid (to the extent required under the limited liability company agreement of the Company) and nonassessable, will not be subject to preemptive or similar rights and will be free of any and all liens other than any arising under applicable state and federal securities Laws.

Section 6.3                             Power.  The Company has the limited liability company power to enter into and perform this Agreement (and all documents required to be executed and delivered by the Company at Closing) and to consummate the transactions contemplated by this Agreement (and such documents).

Section 6.4                             Authorization and Enforceability.  The execution, delivery and performance of this Agreement by the Company (and all documents required to be executed and delivered by the Company at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of the Company.  This Agreement has been duly executed and delivered by the Company (and all documents required to be executed and delivered by the Company at Closing will be duly executed and delivered by the Company) and this Agreement constitutes (and at the Closing such documents will constitute) the valid and binding obligations of the Company, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally, as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 6.5                             No Conflicts.  The execution, delivery and performance of this Agreement by the Company (and all documents required to be executed and delivered by the Company at Closing), and the consummation of the transactions contemplated by this Agreement (and by such documents) will not (a) violate any provision of the certificate of formation or limited liability company agreement of the Company, (b) result in a default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture, license or agreement to

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which the Company is a party or by which it is bound, (c) violate any judgment, order, ruling, or regulation applicable to PMOG as a party in interest, or (d) violate any Law applicable to the Company or any of its assets, except any matters described in clauses (b), (c) or (d) above which would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby and except for compliance with the HSR Act.

Section 6.6                             Consents, Approvals or Waivers.  Except for compliance with the HSR Act, neither the execution and delivery of this Agreement (nor any documents required to be executed by the Company at Closing), nor the consummation of the transactions contemplated hereby nor thereby, nor the compliance with the terms hereof nor thereof (in each case, by the Company), will (a) be subject to obtaining any consent, approval, or waiver from any Governmental Authority or other third Person, or (b) except as would not, individually or in the aggregate, have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, violate any applicable Law binding upon the Company.

Section 6.7                             Litigation.  There are no actions, suits or proceedings pending, or to the Company’s knowledge, threatened in writing by or before any Governmental Authority or arbitrator against the Company which are reasonably likely to impair the Company’s ability to consummate the transactions contemplated hereby.

ARTICLE 7
COVENANTS OF THE PARTIES

Section 7.1                             Access.  Equitable will give PMOG and its representatives access to the Assets and access to and the right to copy, at PMOG’s expense, the Records in Equitable’s possession, for the purpose of conducting an investigation of the Assets and the Company, but only to the extent that Equitable may do so without violating any obligations to any third Person; provided that Equitable shall use its commercially reasonable efforts to obtain all consents and waivers from such third Persons if necessary to permit PMOG’s access to the Assets and Records.  Such access by PMOG shall be limited to Equitable’s normal business hours, and PMOG’s investigation shall be conducted in a manner that minimizes interference with the operation of the Assets.  PMOG at its option may conduct a Phase I environmental audit of any or all of the Assets, to the extent Equitable has authority to permit such an audit, provided that neither PMOG nor its representatives shall conduct any testing or sampling on or with respect to the Assets prior to Closing.

Section 7.2                             Indemnity Regarding Access.  PMOG agrees to indemnify, defend and hold harmless Equitable, its Affiliates, the other owners of interests in the Assets (other than PMOG or its Affiliates), and all such Persons’ directors, officers, employees, agents and representatives from and against any and all Damages directly attributable to access to the Assets prior to the Closing by PMOG, its Affiliates, or its or their directors, officers, employees, agents or representatives in connection with PMOG’s due diligence activities with respect to the transactions contemplated hereby, even if caused in whole or in part by the negligence (whether sole, joint or concurrent), strict liability or other legal fault of any Indemnified

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Person but excluding any Damages to the extent caused by the gross negligence or willful misconduct of any Indemnified Person.

Section 7.3                             Pre-Closing Notifications.  Until the Closing,

(a)          PMOG shall notify Equitable promptly after any officer of PMOG obtains actual knowledge that (i) any representation or warranty of Equitable contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or (ii) any covenant or agreement to be performed or observed by Equitable prior to or on the Closing Date has not been so performed or observed in any material respect.

(b)         Equitable shall notify PMOG promptly after any officer of Equitable obtains actual knowledge that (i) any representation or warranty of PMOG contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Closing Date or (ii) any covenant or agreement to be performed or observed by PMOG prior to or on the Closing Date has not been so performed or observed in a material respect.

If any of PMOG’s or Equitable’s representations or warranties are untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Closing Date, or if any of PMOG’s or Equitable’s covenants or agreements to be performed or observed prior to or on the Closing Date shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall (if curable) be cured by the Closing and no non-breaching Party has terminated this Agreement pursuant to Section 10.1, then such breach shall be considered not to have occurred for all purposes of this Agreement;  provided that any costs or expenses arising out of or relating to such cure shall be borne solely by the Party who committed the breach (notwithstanding anything to the contrary herein, including the adjustments set forth in Section 2.2).

Section 7.4                             Confidentiality, Public Announcements.  Until the Closing, the Parties shall keep confidential and cause their Affiliates and their respective officers, directors, employees and representatives to keep confidential all information relating to this Agreement and the Assets, except as required by applicable Laws, administrative process or the applicable rules of any stock exchange to which such Party or its Affiliates are subject, and except for information which is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 7.4 by such Party or any such other Person.  Until the Closing, no Party shall make any press release or other public announcement regarding the existence of this Agreement (or any documents contemplated by this Agreement), the contents hereof or thereof or the transactions contemplated hereby or thereby without the prior written consent of the other Parties; provided, however, the foregoing shall not restrict disclosures by any Party (a) that are agreed to in writing by Equitable and PMOG, (b) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, or (c) to Governmental Authorities and third Persons holding Preferential Rights or Consents that may be applicable to the

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transactions contemplated by this Agreement (or any documents contemplated by this Agreement), as reasonably necessary to obtain waivers of such rights or such consents.  The Parties agree to negotiate a reasonable and customary post-Closing press release. Notwithstanding the foregoing, at no time (before or after the Closing) shall either Party or its Affiliates disclose to third Persons the specific development plans for the Company’s operations, except (i) with the prior written consent of the other Party, (ii) to suppliers and other Persons bound by similar confidentiality provisions as is reasonably necessary to conduct operations of the Company, (iii) that are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, (iv) as is reasonably necessary to Governmental Authorities, (v) to prospective purchasers bound by similar confidentiality provisions, (vi) to the disclosing Party’s Affiliates and such Party’s representatives bound by similar confidentiality provisions or (vii) to the disclosing Party’s lenders or financials advisors, or (viii) information which is available to the public on the date hereof or thereafter becomes available to the public other than as a result of a breach of this Section 7.4 by such Party or any such other Person; provided that the disclosing Party shall be responsible for any breach by the parties listed under subsections (ii), (v) (vi) or (vii) above of the confidentiality provisions set forth in this sentence.

Section 7.5                             Governmental Reviews.  Equitable, PMOG and the Company shall each in a timely manner (a) make all required filings, including filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and prepare applications to and conduct negotiations, with each Governmental Authority as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby, and (b) provide such information as any other may reasonably request in order to make such filings, prepare such applications and conduct such negotiations.  Each Party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.  Equitable shall pay all filing costs required by the HSR Act, in connection with the transactions contemplated hereby, including the attorneys’ fees; provided, however, that such attorneys’ fees shall not exceed Ten Thousand Dollars (US$10,000).

Section 7.6                                   Tax Matters.

(a)          Effective Time for Tax Purposes.  Notwithstanding any other provision of this Agreement, the Parties shall treat the sale of the Assets hereunder as occurring as of the Closing for all Tax purposes.

(b)         Transfer Taxes.  Equitable and the Company shall each pay any Transfer Taxes imposed on it by Law as a result of the transactions contemplated by this Agreement, but, notwithstanding such requirement at Law, the Company will indemnify and hold Equitable harmless from all such Transfer Taxes.  Accordingly, if Equitable is required at Law to pay any such Transfer Taxes, the Company shall promptly reimburse Equitable for such amounts.  Equitable and the Company shall timely file their own Transfer Tax returns as required by Law and shall notify the other Party when such filings have been made.  Equitable and the Company shall cooperate and consult with

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each other prior to filing such Transfer Tax returns to ensure that all such returns are filed in a consistent manner.

(c)          Preparation of Tax Returns.  With respect to any Tax Return covering a taxable period ending on or before the Closing Date (a “Pre-Closing Taxable Period”) that is required to be filed after the Closing Date with respect to the Assets, Equitable shall cause such Tax Return to be prepared (in a manner consistent with practices followed in prior taxable periods except as required by a change in Law or fact) and shall cause such Tax Return to be executed and duly and timely filed with the appropriate Governmental Authority and shall pay all Taxes shown as due on such Tax Return.  With respect to any Tax Return covering a taxable period beginning on or before the Closing Date and ending after the Closing Date (a “Straddle Taxable Period”) that is required to be filed after the Closing Date with respect to the Assets, the Company shall cause such Tax Return to be prepared (in a manner consistent with practices followed in prior taxable periods except as required by a change in Law or fact) and shall cause such Tax Return to be executed and duly and timely filed with the appropriate Governmental Authority and, subject to Equitable’s payment to the Company of a portion of such Tax pursuant to Section 7.6(d), shall pay all Taxes shown as due on such Tax Return.

(d)         Liability for Taxes.  Equitable shall be responsible for and indemnify the Company against, and Equitable shall be entitled to all refunds or credits of, any Tax with respect to the Assets that is attributable to a Pre-Closing Taxable Period or to that portion of a Straddle Taxable Period that ends on the Closing Date.  With respect to a Straddle Taxable Period, Equitable and the Company shall determine the Tax attributable to the portion of the Straddle Taxable Period that ends on the Closing Date by an interim closing of the books with respect to the Assets as of the Closing Date, except for ad valorem Taxes which shall be prorated on a daily basis to the Closing Date, and Equitable shall pay to the Company an amount equal to the Tax so determined to be attributable to that portion of a Straddle Taxable Period that ends on the Closing Date within five (5) days prior to the due date for the payment of such Tax to the extent not previously paid by Equitable.  The Company shall be responsible for and indemnify Equitable against, and the Company shall be entitled to all refunds and credits of, all Taxes with respect to the Assets that are attributable to that portion of any Straddle Taxable Period beginning after the Closing Date.  Notwithstanding the foregoing, Equitable shall be entitled to the general abatement of property Taxes issued by Dickenson County in the amount of one hundred thousand dollars (US$100,000) per year for a period of five (5) years.

(e)          Tax Proceedings.  With respect to any Tax for which Equitable is responsible, Equitable shall have the right, at its sole cost and expense, to control (in the case of a Pre-Closing Taxable Period) or participate in (in the case of a Straddle Taxable Period) the prosecution, settlement or compromise of any proceeding involving such Tax, including the determination of the value of property for purposes of real and personal property ad valorem Taxes.  The Company shall take such action in connection with any such proceeding as Equitable shall reasonably request from time to time to implement the preceding sentence, including the execution of powers of attorney.  Notwithstanding the

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foregoing, neither the Company nor Equitable shall settle any proceeding with respect to any issue that could adversely affect the other Party in a taxable period (or portion thereof) beginning after the Closing Date without the other Party’s prior written consent, not to be unreasonably withheld, conditioned or delayed.  The Company shall give written notice to Equitable of its receipt of any notice of any audit, examination, claim or assessment for any Tax which could result in any such proceeding within twenty (20) days after its receipt of such notice.

(f)            Assistance and Cooperation.  Equitable shall grant to the Company (or its designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of Equitable (including workpapers and correspondence with Governmental Authorities), and shall afford the Company (or its designees) the right (at the Company’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit the Company (or its designees) to prepare Tax Returns and to conduct negotiations with Governmental Authorities.  The Company shall grant to Equitable (or its designees) access at all reasonable times to all of the information, books and records relating to the Assets within the possession of the Company (including workpapers and correspondence with Governmental Authorities), and shall afford Equitable (or its designees) the right (at Equitable’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Equitable (or its designees) to prepare Tax Returns and to conduct negotiations with Governmental Authorities.  After the Closing Date, Equitable and the Company will preserve all information, records or documents relating to liabilities for Taxes with respect to the Assets until six months after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes.

Section 7.7                             Further Assurances.  After Closing, each Party agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by any other Party for carrying out the purposes of this Agreement, or of any document delivered pursuant to this Agreement.

Section 7.8                             Assumption of Obligations.  By the consummation of the transactions contemplated by this Agreement at Closing, and without limiting the indemnification obligations of either Party under this Agreement, from and after Closing the Company agrees to assume and pay, perform and discharge all obligations of Equitable with respect to the Assets.

Section 7.9                             Pipeline Agreement.

(a)          Each of EPC and EGEL hereby consents and agrees to the transaction contemplated by the Pipeline Agreement, with such consent to be effective as of the date of the Pipeline Agreement.  PMOG hereby agrees that the Pipeline Agreement does not breach or violate the Original Lease or the Exploration Agreement.

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(b)         Upon the contribution and assignment of the Pipeline Agreement by Equitable to the Company, each of the Parties hereby consents and agrees the Pipeline Agreement shall be cancelled and of no further force or effect.

Section 7.10                      Operation of Assets.  Except as set forth on Schedule 7.10, until the Closing, Equitable will (a) operate the Assets and the business with respect thereto in the ordinary course, (b) not, without the prior written consent of PMOG, which consent shall not be unreasonably withheld, conditioned or delayed, commit to any operation, or series of related operations thereon, requiring future capital expenditures by the Company as the owner of the Assets in excess of those amounts reflected in the capital budget previously provided by Equitable to PMOG, or terminate, materially amend, execute or extend any material Contracts affecting the Assets, (c) maintain insurance coverage on the Assets in the amounts and of the types presently in force, (d) use its commercially reasonable efforts to maintain in full force and effect all rights of way, easements and similar real property interests, (e) maintain all material Governmental Permits affecting the Assets, (f) not transfer, sell, hypothecate, encumber or otherwise dispose of any Assets, except for transfers, sales or other similar dispositions of Assets, in one or more transactions, not exceeding Five Hundred Thousand Dollars (US$500,000.00) of consideration (in any form), in the aggregate, and (g) not commit to do any of the foregoing. PMOG’s approval of any action restricted by this Section 7.10 shall be considered granted within ten (10) days (unless a shorter time is reasonably required by the circumstances and such shorter time is specified in Equitable’s written notice) of Equitable’s written notice to PMOG requesting such consent unless PMOG notifies such Person to the contrary in writing during that period. In the event of an emergency, Equitable may take such action as a prudent operator would take and shall notify PMOG of such action promptly thereafter.

Section 7.11                      Financial Information.  Equitable shall use its commercially reasonable efforts to (a) assist PMOG and PMOG’s accountants, at the sole cost and expense of PMOG, in the preparation of either (i) if relief is granted by the SEC, statements of revenues and direct operating expenses and all notes thereto related to the Assets or (ii) if such relief is not granted by the SEC, the financial statements required by the SEC (such financial statements set forth in the foregoing clauses (i) and (ii), as applicable, the “Statements of Revenues and Expenses”) in each case of clauses (i) and (ii), that will be required of PMOG or any of its Affiliates in connection with reports, registration statements and other filings to be made by PMOG or any of its Affiliates related to the transactions contemplated by this Agreement with the SEC pursuant to the Securities Act, or the Exchange Act, in such form that such statements and the notes thereto can be audited and (b) provide to PMOG access to such financial information as is reasonably related to the preparation of the Statements of Revenues and Expenses; provided that in no event shall Equitable be obligated to prepare or provide financial information, records or financial statements other than those kept by it in its ordinary course of business.

Section 7.12                      Termination of Gas Gathering Agreement.  Effective as of the Closing, EGEL shall terminate and shall cause its Affiliate, Equitable Energy, LLC, to terminate (with such termination to be effective as of the Effective Time with

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respect to gas produced by any member of the Company or any of its Affiliates, and as of the Closing with respect to gas produced by unaffiliated third parties) that certain Gas Gathering Agreement dated as of January 1, 2005 between EGEL and Equitable Energy, LLC.

ARTICLE 8
CONDITIONS TO CLOSING

Section 8.1                             Conditions of Equitable to Closing.  The obligations of Equitable to proceed to consummate the transactions contemplated by this Agreement are subject, at the option of Equitable, to the satisfaction on or prior to Closing of each of the following conditions:

(a)          Representations of PMOG.  The representations and warranties of PMOG set forth in Article 5 shall be true and correct (disregarding any materiality qualifiers) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct, disregarding any materiality qualifiers, on and as of such specified date), except for such breaches, if any, that in the aggregate would not have a Material Adverse Effect;

(b)         Performance.  PMOG shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Closing Date and all deliveries contemplated by Section 9.3 shall have been made (or PMOG shall be ready, willing and able to immediately make such deliveries);

(c)          Working Interest Purchase. The transactions contemplated by the Purchase Agreement shall have closed (or PMOG shall be ready, willing and able to simultaneously close such transactions with the transactions contemplated hereby);

(d)         No Action.  On the Closing Date, no suit, action, or other proceeding (excluding any such matter initiated by a Equitable or any of its Affiliates) shall be pending or threatened before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or recover substantial damages from Equitable or any Affiliate of Equitable resulting therefrom;

(e)          Asserted Title Defects/Casualties.  The sum of all Asserted Title Defect Amounts for Asserted Title Defects properly reported under Section 3.3(a), plus the Damages resulting from any casualty loss occurring on or after the date hereof to all or any portion of the Assets, shall be less than ten percent (10%) of the unadjusted Cash Contribution; and

(f)            HSR Act.  The necessary waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired, or early termination of the waiting period shall have been granted.

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Section 8.2                             Conditions of PMOG to Closing.  The obligations of PMOG to consummate the transactions contemplated by this Agreement are subject, at the option of PMOG, to the satisfaction on or prior to Closing of each of the following conditions:

(a)          Representations of Equitable.  The representations and warranties of Equitable set forth in Article 4 shall be true and correct (disregarding any materiality qualifiers, including Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct, disregarding any materiality qualifiers, including Material Adverse Effect, on and as of such specified date), except for such breaches, if any, that in the aggregate would not have a Material Adverse Effect;

(b)         Representations of the Company.  The representations and warranties of Company set forth in Article 6 shall be true and correct (disregarding any materiality qualifiers, including Material Adverse Effect) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct, disregarding any materiality qualifiers, including Material Adverse Effect, on and as of such specified date), except for such breaches, if any, that in the aggregate would not have a Material Adverse Effect;

(c)          Performance.  Equitable and the Company shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by such Party under this Agreement prior to or on the Closing Date and all deliveries by such Parties contemplated by Section 9.2 and Section 9.4 shall have been made (or such Parties shall be ready, willing and able to immediately make such deliveries);

(d)         Working Interest Purchase. The transactions contemplated by the Purchase Agreement shall have closed (or EPC shall be ready, willing and able to simultaneously close such transactions with the transactions contemplated hereby);

(e)          No Action.  On the Closing Date, no suit, action, or other proceeding (excluding any such matter initiated by PMOG or any of its Affiliates) shall be pending or threatened before any Governmental Authority or body of competent jurisdiction seeking to enjoin or restrain the consummation of the transactions contemplated by this Agreement or recover substantial damages from PMOG or any Affiliate of PMOG resulting therefrom;

(f)            Asserted Title Defects/Casualties.  The sum of all Asserted Title Defect Amounts for Asserted Title Defects properly reported under Section 3.3(a), plus the Damages resulting from any casualty loss occurring on or after the date hereof to all or any portion of the Assets, shall be less than ten percent (10%) of the unadjusted Cash Contribution; and

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(g)         HSR Act.  The necessary waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired, or early termination of the waiting period shall have been granted.

ARTICLE 9
CLOSING

Section 9.1                             Time and Place of Closing.  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall, (i) unless otherwise agreed to in writing by PMOG and Equitable or otherwise provided in this Agreement, take place at the offices of Equitable located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, at 10:00 a.m., local time, on May 4, 2007, or (ii) if all conditions in Article 8 to be satisfied prior to Closing have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, subject to the provisions of Article 10.  For the avoidance of doubt, each Closing subsequent to the initial Closing pursuant to Section 3.4 shall constitute a Closing for purposes of this Agreement and, as such, the conditions to Closing set forth in Section 8.1 and Section 8.2, the actions required at Closing by Section 9.2 and Section 9.3, and the adjustments required by Section 2.2 shall apply with respect to each such Closing.  The date on which a Closing occurs is referred to herein as the “Closing Date.”

Section 9.2                             Closing Deliveries of Equitable.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by PMOG of its obligations pursuant to Section 9.3, Equitable shall deliver or cause to be delivered to PMOG and the Company, among other things, the following:

(a)          Duly executed conveyances of the Assets to the Company in substantially the form attached hereto as Exhibit B (the “Conveyance”), in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(b)         A certificate duly executed by an authorized officer of EPC, dated as of the Closing, certifying on behalf of EPC that the conditions set forth in Section 8.2(a) and Section 8.2(c) have been fulfilled;

(c)          A certificate duly executed by an authorized officer of EGEL, dated as of the Closing, certifying (i) on behalf of EGEL that the conditions set forth in Section 8.2(a) and Section 8.2(c) have been fulfilled and (ii) as the sole member of the Company, on behalf of the Company, that the conditions set forth in Section 8.2(b) and Section 8.2(c) have been fulfilled;

(d)         An amended and restated limited liability company agreement duly executed by an authorized officer of EGEL, dated as of the Closing, in substantially the form attached hereto as Exhibit C (the “LLC Agreement”);

(e)          A gas gathering agreement duly executed by an authorized corporate officer of Equitable Energy LLC, dated as of the Closing, in substantially the form attached hereto as Exhibit G (the “Gathering Agreement”);

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(f)            A gas purchase agreement duly executed by an authorized officer of EPC and an authorized officer of Equitable Energy LLC, dated as of the Closing, in substantially the form attached hereto as Exhibit H;

(g)         A change of control agreement duly executed by an authorized officer of each of EPC, EGEL and PMOG, dated as of the Closing, in substantially the form attached hereto as Exhibit L (the “Change of Control Agreement”);

(h)         A guaranty agreement duly executed by an authorized officer of EQT Investments, LLC, dated as of the Closing, in substantially the form attached hereto as Exhibit M;

(i)             A note duly executed by an authorized officer of ET Blue Grass Company, dated as of the Closing, in substantially the form attached hereto as Exhibit E;

(j)             An interconnection agreement duly executed by an authorized officer of EPC, dated as of the Closing, in substantially the form attached hereto as Exhibit O; and

(k)          Resignations of all managers and officers of the Company effective as of the Closing.

Section 9.3                             Closing Deliveries of PMOG.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by Equitable of its obligations pursuant to Section 9.2 and by the Company of its obligations pursuant to Section 9.4, PMOG shall deliver or cause to be delivered to Equitable and the Company, among other things, the following:

(a)          A wire transfer to the Company of the Cash Contribution and the Closing Payment in same-day funds;

(b)         A certificate duly executed by an authorized officer of PMOG, dated as of the Closing, certifying on behalf of PMOG that the conditions set forth in Section 8.1(a) and Section 8.1(b) have been fulfilled;

(c)          The LLC Agreement duly executed by an authorized officer of PMOG, dated as of the Closing;

(d)         An assignment of easement agreement duly executed by an authorized officer of PMOG, dated as of the Closing, in substantially the form attached hereto as Exhibit D (the “New Easement Agreement”);

(e)          As assignment and bill of sale in substantially the form of Exhibit B (but with PMOG as the assignor thereunder) assigning to the Company PMOG’s right, title and interest (if any) in and to the gas gathering system, facilities, compressors and pipelines described on Exhibit A-1;

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(f)            The Change of Control Agreement duly executed by an authorized officer of PMOG, dated as of the Closing; and

(g)         A guaranty agreement duly executed by an authorized officer of Range Resources Corporation, dated as of the Closing, in substantially the form attached hereto as Exhibit N;

Section 9.4                             Closing Deliveries of the Company.  At the Closing, upon the terms and subject to the conditions of this Agreement, and subject to the simultaneous performance by PMOG of its obligations pursuant to Section 9.3, the Company shall deliver or cause to be delivered to Equitable and PMOG, among other things, the following:

(a)          The LLC Agreement duly executed by an authorized officer of the Operating Member on behalf of the Company, dated as of the Closing;

(b)         A duly executed Conveyance and the New Easement Agreement, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices;

(c)          The Gathering Agreement duly executed by an authorized officer of the Operating Member on behalf of the Company, dated as of the Closing;

(d)         The New Easement Agreement duly executed by an authorized officer of the Operating Member on behalf of the Company, dated as of the Closing; and

(e)          An interconnection agreement duly executed by an authorized officer of the Operating Member on behalf of the Company, dated as of the Closing, in substantially the form attached hereto as Exhibit O.

ARTICLE 10
TERMINATION AND AMENDMENT

Section 10.1                      Termination.  This Agreement may be terminated at any time prior to Closing:  (i) by the mutual prior written consent of EPC and PMOG; (ii) by either of PMOG or EPC, if the Closing has not occurred on or before sixty (60) days after the date hereof; (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1 shall not be available (A) to Equitable or the Company, if any breach of this Agreement by Equitable or the Company has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date, or (B) to PMOG, if any breach of this Agreement by PMOG has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date; (iii) by Equitable, if (A) any of the representations and warranties of PMOG contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality standard or a material adverse effect qualification shall not be further qualified); or (B) PMOG shall have failed to fulfill in any material respect any of its obligations under this Agreement; and, in the case of each of clauses (A) and (B) of this subsection (iii), Equitable shall have given PMOG written notice of such misrepresentation, breach of warranty

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or failure, if curable, and such misrepresentation, breach of warranty or failure has not been cured by the Termination Date; or (iv) by PMOG, if (A) any of the representations and warranties of Equitable or the Company contained in this Agreement shall not be true and correct in all material respects (provided that any such representation or warranty that is already qualified by a materiality or Material Adverse Effect qualification shall not be further qualified); or (B) Equitable or the Company shall have failed to fulfill in any material respect any of its obligations under this Agreement, and, in the case of each of clauses (A) and (B) of this subsection (iv), PMOG shall have given Equitable written notice of such misrepresentation, breach of warranty or failure, if curable, and such misrepresentation, breach of warranty or failure has not been cured by the Termination Date.

Section 10.2                      Effect of Termination.  If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no further force or effect except for the provisions of Section 4.4, Section 5.5, Section 7.2, Section 7.4 (other than the last sentence thereof), Section 12.8, Section 12.17, Section 12.18 and Section 12.19, which shall continue in full force and effect.  Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 10.1 shall not relieve any Party from liability for Damages resulting from any willful or negligent breach of this Agreement by such Party in any material respect.

ARTICLE 11
INDEMNIFICATIONS; LIMITATIONS

Section 11.1                      Indemnification.

(a)          [Intentionally omitted].

(b)         From and after Closing, Equitable shall indemnify, defend and hold harmless the Company Indemnified Persons and the PMOG Indemnified Persons against and from all Damages incurred or suffered by any such Indemnified Person:

(i)                                     caused by, arising out of or resulting from the ownership, use, or operation of the Assets before the Closing,

(ii)                                  caused by, arising out of or resulting from Equitable’s or the Company’s breach of any of the covenants or agreements contained in Article 7,

(iii)                               caused by, arising out of or resulting from any breach of any representation or warranty made by Equitable or the Company contained in Article 4, Article 6 or in the certificate delivered by Equitable at Closing pursuant to Section 9.2(b) and Section 9.2(c),

(iv)                              caused by, arising out of or resulting from the claims, suits, proceedings and actions described in Schedule 4.6A hereto, or

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(v)                                 caused by, arising out of or resulting from (A) the Excluded Assets or (B) any pipeline imbalances attributable to the Assets prior to the Closing, except to the extent such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person.  Notwithstanding the foregoing, Equitable shall not be required under this Section 11.1(b) to indemnify, defend or hold harmless the PMOG Indemnified Persons from Property Costs accruing from and after the Effective Time and attributable to the Assets.  The term “Company Indemnified Persons” as used herein means the Company and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors).  The term “PMOG Indemnified Persons” as used herein means PMOG and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors).

(c)          From and after Closing, PMOG shall indemnify, defend, and hold harmless the Company Indemnified Parties and the Equitable Indemnified Parties against and from all Damages incurred or suffered by any such Indemnified Person:

(i)                                     caused by, arising out of or resulting from PMOG’s breach of any of PMOG’s covenants or agreements contained in Article 5, or

(ii)                                  caused by, arising out of or resulting from any breach of any representation or warranty made by PMOG contained in Article 5 of this Agreement or in the certificate delivered by PMOG at Closing pursuant to Section 9.3(b), except to the extent such Damages are caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any Indemnified Person.  The term “Equitable Indemnified Persons” as used herein means Equitable and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors).

(d)         Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, this Section 11.1 contains the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in Article 4, Article 5, Article 6 and Article 7 (excluding Section 7.2), which shall be separately enforceable by the injured party pursuant to whatever rights and remedies are available to it outside of this Article 11) and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Section 9.2(b), Section 9.2(c) or Section 9.3(b), as applicable.  Except for (i) the remedies contained in this Section 11.1, (ii) any other remedies available to the Parties at Law or in equity for

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breaches of provisions of this Agreement other than Article 4, Article 5, Article 6 and Article 7 (excluding Section 7.2) and (iii) the remedies available in connection with any other document delivered by any Party in connection with the transactions contemplated hereby, from and after Closing each Party releases, remises, and forever discharges the other Parties and their respective Affiliates and all such Persons’ stockholders, officers, directors, employees, agents, advisors and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest, or causes of action whatsoever, in Law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of this Agreement or the consummation of the transactions contemplated hereby, except to the extent caused in whole or in part by the negligence (whether sole, joint, or concurrent), strict liability, or other legal fault of any released Person.

(e)          “Damages” shall mean the amount of any actual liability, loss, cost, expense, claim, award, or judgment incurred or suffered by any Indemnified Person arising out of or resulting from the indemnified matter, whether attributable to personal injury or death, property damage, contract claims, torts or otherwise including reasonable fees and expenses of attorneys, consultants, accountants, or other agents and experts reasonably incident to matters indemnified against, and the costs of investigation and/or monitoring of such matters, and the costs of enforcement of the indemnity; provided, however, that no Party shall be entitled to indemnification under this Agreement for, and “Damages” shall not include (except to the extent that such Damages are awarded to an unaffiliated  third Person) (i) loss of profits or other consequential damages suffered by the Party claiming indemnification, or any punitive damages or (ii) in the event the Indemnified Person takes any action that exceeds the scope of the operating authority granted to it under the LLC Agreement, any liability, loss, cost, expense, claim, award or judgment to the extent and only to the extent increased by such action..

(f)            The indemnity to which each Party is entitled under this Agreement shall be for the benefit of and extend to such Indemnified Persons affiliated with such Party as described above in this Agreement.  Any claim for indemnity under this Agreement by any such Indemnified Person (other than a Party) must be brought and administered by the applicable Party to this Agreement.  No Indemnified Person other than a Party shall have any rights against any Party under the terms of this Section 11.1 or otherwise under this Agreement except as may be exercised on its behalf by such Party, pursuant to this Section 11.1(f).  Each Party may elect to exercise or not exercise indemnification rights under this Section on behalf of the other Indemnified Persons affiliated with it in its sole discretion and shall have no liability to any such other Indemnified Person for any action or inaction under this Agreement.

(g)         For the sole purposes of the indemnities set forth in this Section 11.1, in determining a breach or inaccuracy of any Party’s representations or warranties and in calculating the amount of Damages incurred, arising out of or relating to any such breach or inaccuracy of a representation or warranty, any references to “Material Adverse Effect” or other materiality qualifications (or correlative terms) shall be disregarded.

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Section 11.2                      Indemnification Actions.  All claims for indemnification under Section 11.1 shall be asserted and resolved as follows:

(a)          For purposes of this Agreement, the term “Indemnifying Person” when used in connection with particular Damages shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Damages pursuant to this Agreement, and the term “Indemnified Person” when used in connection with particular Damages shall mean a Person having the right to be indemnified with respect to such Damages pursuant to this Agreement.

(b)         To make claim for indemnification under Section 11.1, an Indemnified Person shall notify the Indemnifying Person of its claim, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a third Person against the Indemnified Person (a “Claim”), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Claim and shall enclose a copy of all papers (if any) served with respect to the Claim; provided that the failure of any Indemnified Person to give notice of a Claim as provided in this Section 11.2 shall not relieve the Indemnifying Person of its obligations under Section 11.1 except to the extent (and only to the extent of such incremental Damages incurred) such failure results in insufficient time being available to permit the Indemnifying Person to effectively defend against the Claim or otherwise prejudices the Indemnifying Person’s ability to defend against the Claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant, or agreement, the Claim Notice shall specify the representation, warranty, covenant, or agreement that was inaccurate or breached.

(c)          In the case of a claim for indemnification based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether or not it agrees to indemnify and defend the Indemnified Person against such Claim under this Article 11.  The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer, or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person.

(d)         If the Indemnifying Person agrees to indemnify the Indemnified Person, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Claim.  The Indemnifying Person shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Claim, which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnified Person may participate in, but not control, at its sole cost and expense, any defense or settlement of any Claim controlled by the Indemnifying Person pursuant to this Section 11.2(d).  An Indemnifying Person shall not, without the written consent of

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the Indemnified Person, such consent not to be unreasonably withheld, conditioned or delayed, settle any Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person’s liability with respect to the Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all liability in respect of such Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity).

(e)          If the Indemnifying Person does not agree to indemnify the Indemnified Person within the thirty (30) day period specified in Section 11.2(c), fails to give notice to the Indemnified Party within such thirty (30) day period regarding its election, or if the Indemnifying Party agrees to indemnify, but fails to diligently defend or settle the Claim, then the Indemnified Person shall have the right to defend against the Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person’s choosing; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(f)            In the case of a claim for indemnification not based upon a Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Damages complained of, (ii) agree to indemnify the Indemnified Person for such Damages, or (iii) dispute the claim for such Damages.  If such Indemnifying Person does not respond to such Claim Notice within such thirty (30) day period, such Person will be deemed to dispute the claim for Damages.

Section 11.3                      Limitation on Actions.

(a)          The representations and warranties of the Parties in Article 4, Article 5 and Article 6 and the covenants and agreements of the Parties in Article 7, and the corresponding representations and warranties given in the certificates delivered at the Closing pursuant to Section 9.2(b), Section 9.2(c) or Section 9.3(b), as applicable, shall survive the Closing for a period of one (1) year, except that, (i) with respect to any taxable period, the representations, warranties, covenants and agreements contained in Section 4.7 and Section 7.6 shall survive until the applicable statute of limitations closes such taxable period and (ii) the provisions of Section 4.4, Section 5.5 and the last sentence in Section 7.4 shall survive the Closing without time limit.  The remainder of this Agreement shall survive the Closing without time limit, except as provided in Section 11.3(b) below.  Representations, warranties, covenants, and agreements shall be of no further force and effect after the date of their expiration (if any), provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant, or agreement prior to its expiration date.

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(b)         The indemnities in Section 11.1(b)(ii), Section 11.1(b)(iii), Section 11.1(c)(i) and Section 11.1(c)(ii) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except (in each case) as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.  The indemnities in Section 11.1(b)(i)  shall terminate on the date which is three (3) years from the Closing Date except (in each case) as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Person on or before such termination date.

(c)          Except for claims relating to a breach of a Party’s obligations under Section 4.4, Section 4.7, Section 5.5, Section 7.6, no individual claim of an Indemnified Person may be made against any Party for any Damages under Article 10 unless such Damages exceed an amount equal to Fifty Thousand Dollars (US$50,000). Furthermore, except for claims relating to a breach of a Equitable’s obligations under Section 4.4, Section 4.7, the last sentence of Section 7.4, Section 7.6, Section 11.1(b)(iv) and Section 11.1(b)(v), Equitable shall not have any liability for any indemnification under Section 11.1(b) until and unless the aggregate amount of the liability for all Damages for which Claim Notices are delivered by the Company or PMOG exceeds Three Hundred Fifty Thousand Dollars (US$350,000.00), then only to the extent such Damages exceed Three Hundred Fifty Thousand Dollars (US$350,000.00).  The adjustments under Section 2.2, any further adjustments with respect to income, proceeds, receipts and credits under Section 12.1, any future adjustments with respect to Property Costs under Section 12.2 and any payments in respect of any of the preceding, as well as any Damages arising out of a breach by a Party of any other provision of this Agreement (excluding the provisions of Article 4, Article 5, Article 6 and Article 7), shall not be limited by this Section.

(d)         Notwithstanding anything to the contrary contained elsewhere in this Agreement, Equitable shall not be required to indemnify any Party under this Article 11 (excluding Section 11.1(b)(iv) and Section 11.1(b)(v)) for aggregate Damages in excess of fifteen percent (15%) of the Cash Contribution.

(e)          The amount of any Damages for which an Indemnified Person is entitled to indemnity under this Article 11 shall be reduced by the amount of insurance proceeds actually realized and received by the Indemnified Person or its Affiliates with respect to such Damages (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Person or its Affiliates).

ARTICLE 12
MISCELLANEOUS

Section 12.1                      Receipts.  Any income, proceeds, receipts and credits attributable to the Assets which are not reflected in the adjustments to the Cash Contribution following the final adjustment pursuant to Section 2.2(b) shall be treated as follows:  (a) all income, proceeds, receipts and credits earned with respect to the Assets to which the Company is entitled under

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Section 1.5 shall be the sole property and entitlement of the Company, and, to the extent received by Equitable, Equitable shall fully disclose, account for and remit the same promptly to the Company; and (b) all income, proceeds, receipts and credits earned with respect to the Assets to which Equitable is entitled under Section 1.5 shall be the sole property and entitlement of Equitable and, to the extent received by the Company, the Company shall fully disclose, account for and remit the same promptly to Equitable.

Section 12.2                      Property Costs.  Any Property Costs which are not reflected in the adjustments to the Cash Contribution following the final adjustment pursuant to Section 2.2(b) shall be treated as follows:  (a) all Property Costs for which Equitable is responsible under Section 1.5 shall be the sole obligation of Equitable and Equitable shall promptly pay, or if paid by the Company, promptly reimburse the Company for and hold the Company harmless from and against same; and (b) all Property Costs for which the Company is responsible under Section 1.5 shall be the sole obligation of the Company and the Company shall promptly pay, or if paid by Equitable, promptly reimburse Equitable for and hold Equitable harmless from and against same.

Section 12.3                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 12.4                      Notices.  All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by facsimile or by recognized courier service, as follows:

If to EPC or EGEL:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412)553-5700
Telecopy: (412)553-7781

With a copy to:	Baker Botts LLP
1500 San Jacinto Center
98 San Jacinto Avenue
Austin, Texas 78701
Attention: Michael Bengtson
Telephone: (512)322-2661
Telecopy: (512)322-8349

If to PMOG:	777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention: Chad Stephens
Telephone: (810) 817-1929
Telecopy: (810) 817-1990

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With a copy to:	125 State Route 43
P.O. Box 550
Hartville, OH 44632
Attention: Jeffery A. Bynum
Telephone: (330) 877-6747
Telecopy: (330) 877-6129

If to the Company:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412)553-5700
Telecopy: (412)553-7781

Any Party may change its address for notice by notice to the other Party in the manner set forth above.  All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed if received during regular business hours on a Business Day or, if not so received, on the next Business Day.

Section 12.5                      [Intentionally Omitted].

Section 12.6                      Expenses.  All expenses incurred by Equitable or the Company in connection with or related to the authorization, preparation or execution of this Agreement, and the Exhibits and Schedules hereto and thereto, and all other matters related to the Closing, including all fees and expenses of counsel, accountants and financial advisers employed by Equitable, shall be borne solely and entirely by Equitable, and all such expenses incurred by PMOG shall be borne solely and entirely by PMOG.

Section 12.7                      Replacement of Bonds, Letters of Credit and Guarantees.  The Parties understand that none of the bonds, letters of credit and guarantees, if any, posted by Equitable or any of its Affiliates with any Governmental Authority or third Person and relating to the Assets are to be transferred to the Company.  As soon as practicable following Closing, the Company shall obtain, or cause to be obtained in the name of the Company, replacements for such bonds, letters of credit and guarantees, to the extent such replacements are necessary to permit the cancellation of the bonds, letters of credit and guarantees posted by Equitable and such Affiliates or to consummate the transactions contemplated by this Agreement.

Section 12.8                      Governing Law; Jurisdiction; Court Proceedings.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.  Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the

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exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it.  The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

Section 12.9                      Records.  Equitable shall provide access to PMOG to such Records as PMOG shall reasonably request that are in the possession of Equitable or its Affiliates, in order for PMOG to make copies of the same, provided that Equitable shall be permitted to retain the originals of all such Records as Operating Member of the Company.

Section 12.10               Captions.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 12.11               Waivers.  Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner.  No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.12               Assignment.  No Party shall assign or otherwise transfer all or any part of this Agreement, except to a wholly-owned Affiliate in a transfer whereby this Agreement remains binding upon the transferring Party, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 12.13               Entire Agreement.  This Agreement, the Exhibits and Schedules attached hereto and the documents to be executed hereunder or in connection with a condition to Closing, together with the Purchase Agreement, the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties and their Affiliates pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter, including that certain letter of intent, dated as of September 25, 2006, between Range Resources Corporation and Equitable Resources, Inc. (the “Letter of Intent”).  The Parties agree that, effective as of the Execution Date, the Letter of Intent shall be of no further force and effect.

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Section 12.14               Amendment.  This Agreement may be amended or modified only by an agreement in writing signed by Equitable and PMOG and expressly identified as an amendment or modification.

Section 12.15               No Third Person Beneficiaries.  Nothing in this Agreement shall entitle any Person other than a Party to any claim, cause of action, remedy or right of any kind, except the rights expressly provided to the Persons described in Section 11.1(f).

Section 12.16               References.

In this Agreement:

(a)          References to any gender include a reference to all other genders;

(b)         References to the singular include the plural, and vice versa;

(c)          Reference to any Article or Section means an Article or Section of this Agreement;

(d)         Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e)          Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and

(f)            “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term.

Section 12.17               Construction.  PMOG is a party capable of making such investigation, inspection, review and evaluation of the Assets as a prudent person would deem appropriate under the circumstances, including with respect to all matters relating to the Assets, their value, operation and suitability.  Each of Equitable, PMOG and the Company has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby.  This Agreement is the result of arm’s-length negotiations from equal bargaining positions.

Section 12.18               Limitation on Damages.  Notwithstanding anything to the contrary contained herein, no Party or any of their respective Affiliates shall be entitled to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby (other than consequential, special or punitive damages suffered by unaffiliated third Persons for which responsibility is allocated to a Party) and each Party, for itself and on behalf of its Affiliates, hereby expressly waives any right to consequential, special or punitive damages in connection with this Agreement and the transactions contemplated hereby.

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Section 12.19               Attorneys’ Fees.  Except as expressly provided in Section 3.3(f) and Section 2.2(c), in connection with any suit, action or other proceeding to enforce any Party’s obligations under this Agreement, the Party prevailing in such suit, action or other proceeding shall be entitled to seek the recovery of all its costs and fees (including attorneys’ fees, experts’ fees, administrative fees, arbitrators’ fees and court costs) incurred in connection with such suit, action or other proceeding.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the Execution Date.

EPC:	Equitable Production Company

	By:	/s/ Joseph E. O’Brien
	Name:	Joseph E. O’Brien
	Title:	President

EGEL:	Equitable Gathering Equity, LLC

	By:	/s/ Joseph E. O’Brien
	Name:	Joseph E. O’Brien
	Title:	President

PMOG:	Pine Mountain Oil and Gas, Inc.

	By:	/s/ Chad L. Stephens
	Name:	Chad L. Stephens
	Title:	Senior Vice President - Corporate Development

COMPANY:	Nora Gathering, LLC

	By:	/s/ Joseph E. O’Brien
	Name:	Joseph E. O’Brien
	Title:	President

SIGNATURE PAGE TO CONTRIBUTION AGREEMENT

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
RIGHTS-OF-WAY, EASEMENTS, SURFACE LEASES, ETC.
090019.01	Matney Perry	2/1/1994	Virginia	Buchanan	420	809
090019.02	Josephine Matney, et al.	2/1/1994	Virginia	Buchanan	420	812
090019.03	Gracie & Estil Daniels	2/1/1994	Virginia	Buchanan	420	818
090019.04	Alice Suggs, et vir.	2/10/1994	Virginia	Buchanan	420	794
090019.05	Maybell Matney	2/1/1994	Virginia	Buchanan	420	821
090019.06	Randy Lee Matney, et al.	2/1/1994	Virginia	Buchanan	420	815
090019.07	Julie Bell Matney, Single+B8	2/1/1994	Virginia	Buchanan	420	824
090019.08	Lution Matney, et ux.	2/1/1994	Virginia	Buchanan	420	827
090019.09	Ruby & Jay Bradley	2/1/1994	Virginia	Buchanan	420	830
090019.10	James H. Matney, et ux.	2/1/1994	Virginia	Buchanan	420	833
090019.11	Nell & Howard Dills	2/8/1994	Virginia	Buchanan	420	806
090019.12	Edward Horwath, et ux.	2/7/1994	Virginia	Buchanan	420	803
090060.00	Edgar Looney Estate	3/16/1994	Virginia	Buchanan	420	797
244754.01	Garnie & Lillie Anderson	7/16/1993	Virginia	Dickenson	?	?
244793.01	W. Harold & Dorothy Trivett	8/1/1994	Virginia	Dickenson	Unrecorded	Unrecorded
244795.01	Paramount Land Company	11/10/1989	Virginia	Dickenson	?	?
245552.01	Darrell and Sylvia Carico (Compressor Site Agreement)	3/27/1998	Virginia	Dickenson	?	?
801487.00	Amelia Bowles, et al.	1/10/1951	Virginia	Buchanan	115	68
801573.00	Deedy Daniels, Single	11/17/1954	Virginia	Buchanan	124	202
801610.00	Emma Jane Wimmer, et al.	5/4/1956	Virginia	Buchanan	127	398
801647.00	L. F. Collins, et ux.	5/1/1957	Virginia	Buchanan	132	167
801720.00	Marion Kennedy, et ux.	6/9/1960	Virginia	Buchanan	143	143
801721.00	W. M. Ritter Lumber Company	7/15/1960	Virginia	Buchanan	143	469
801727.00	A. B. Jewell, et al.	11/11/1960	Virginia	Buchanan	144	398
801956.00	Norfolk & Western Railway Co.	7/2/1952	Virginia	Buchanan	Unrecorded	Unrecorded
802241.00	Cecil Elswick, et al.	11/7/1952	Virginia	Buchanan	119	122
802242.00	Landon Elswick, et ux.	11/18/1952	Virginia	Buchanan	Unrecorded	Unrecorded
802248.00	Wiley Mullins, et ux.	5/23/1957	Virginia	Buchanan	132	168
802249.00	Wiley Mullins, et ux.	5/23/1957	Virginia	Buchanan	132	169
802250.00	Elizabeth R. Estep, et vir.	6/9/1960	Virginia	Buchanan	143	142
802644.00	Billy M. Mills, et al.	3/29/1978	Virginia	Buchanan	257	17

1

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
802645.00	Billy M.Mills, et al.	3/29/1978	Virginia	Buchanan	257	15
802651.00	Estbl A. Collins, et ux.	9/19/1978	Virginia	Buchanan	263	820
802841.00	Rufus Horn, et ux.	10/8/1981	Virginia	Buchanan	285	703
802844.00	Hassell White, et ux.	3/17/1982	Virginia	Buchanan	286	354
802875.00	Eli Mullins, et al.	8/17/1982	Virginia	Buchanan	289	307
802876.00	Scott Hagerman, et ux.	8/17/1982	Virginia	Buchanan	289	305
802886.00	Eli Mullins, et al.	8/17/1982	Virginia	Buchanan	289	309
802927.00	Richard Kennedy, et ux.	2/4/1983	Virginia	Buchanan	294	437
802928.00	Clarence M. Auville, et ux.	2/4/1983	Virginia	Buchanan	294	439
802946.00	Ira Allen, et ux.	9/21/1983	Virginia	Buchanan	304	501
802960.00	Georgia-Pacific Corp.	5/15/1984	Virginia	Buchanan	304	504
803133.00	Georgia Pacific Corporation	11/21/1985	Virginia	Buchanan	317	122
803218.00	Lon B. Rogers	12/22/1987	Virginia	Buchanan	339	280
803303.01	Alice Suggs, et vir.	2/12/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.02	Edgar Looney	2/12/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.03	Victoria Horwath, et vir.	2/8/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.04	Nell Dills, et vir.	2/10/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.05	May Matney	2/26/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.06	Julie B. Matney	3/8/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.07	Elmer Matney, et ux.	3/10/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.08	Gracie Daniels, et vir.	3/5/1990	Virginia	Buchanan	Unrecorded	Unrecorded
803303.09	Ida Rife, et vir.	3/10/1990	Virginia	Buchanan	Unrecorded	Unrecorded
806052.00	Garfield Justus, Widowed	5/7/1985	Virginia	Buchanan	313	801
806054.00	Shirley Dotson, et vir.	5/7/1985	Virginia	Buchanan	313	803
807234.00	Eugene Kennedy, et ux.	10/14/1992	Virginia	Buchanan	400	233
807247.00	Georgia-Pacific Corp.	6/16/1993	Virginia	Buchanan	413	357
902360.00	Estil A. & Mandy J. Collins	9/19/1978	Virginia	Buchanan	Unrecorded	Unrecorded
904357.00	Michael M. and Roxie Mullins	9/27/2000	Virginia	Dickenson	360	497
904375.00	Verna Gay and Andrew Edwards	9/29/2000	Virginia	Dickenson	361	463
904493.00	Lloyd Hines, et al.	6/24/2001	Virginia	Dickenson	374	354
904500.00	Standard Banner Coal Corporation	4/30/2001	Virginia	Dickenson	374	356
904527.00	Eddie D. Hill and Roberta E. Hill	8/15/2001	Virginia	Dickenson	373	75

2

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
904589.00	Barbara E. Deel, Widow	7/16/2002	Virginia	Dickenson	378	114
904607.00	Barbara Smith, Widow	2/11/2002	Virginia	Dickenson	378	434
904608.00	Sylvia Carico & Darrell Carico	2/17+D101/200	Virginia	Dickenson	378	435
904636.00	Cheri Lynn Simonenko, Single	7/11/2002	Virginia	Dickenson	378	455
904644.00	Travis Clyde Mullins & Evelyn Diana Mullins	12/18/2001	Virginia	Dickenson	380	99
904645.00	Carl Kennedy & Madonna Kennedy	2/11/2002	Virginia	Dickenson	380	100
904646.00	Kenneth D. Lambert & Betty J. Lambert	2/11/2002	Virginia	Dickenson	380	101
904647.00	Toy Edwards, Single	2/25/2002	Virginia	Dickenson	380	97
904657.00	Carl Skeen, Sr. & Mildred Skeen	2/11/2002	Virginia	Dickenson	380	98
904894.00	Boyd D. Smith & Judith H. Smith	4/18+D68/2003	Virginia	Dickenson	388	562
904896.00	Beverly R. Shealy & Darin S. Shealy	4/22/2003	Virginia	Buchanan	572	258
904897.00	Carl Rasnake, Widower	4/17/2003	Virginia	Buchanan	572	261
904914.00	Eula Jackson, et al.	4/28/2003	Virginia	Buchanan	572	264
904945.00	Harold E. Johnson & Jacqueline Johnson	6/15/2003	Virginia	Buchanan	579	437
904961.01	Susie Deel & Carter Deel	6/13/2003	Virginia	Dickenson	394	355
904961.02	Retha Grizzle, Widow	6/13/2003	Virginia	Dickenson	394	368
905016.00	Harold G. Edwards, Jr. & Marlene Edwards	3/31/2003	Virginia	Dickenson	394	370
905071.00	Wilma C. Helton & Charles Helton	9/10/2003	Virginia	Dickenson	393	410
905123.00	Anthony Weingarten, Married But Dealing Solely	9/15/2003	Virginia	Dickenson	394	350
905541.00	Harold E. Johnson & Jacqueline Johnson	2/8/2004	Virginia	Buchanan	594	636
905609.00	Richard Thacker and Renita Thacker	5/18/2004	Virginia	Dickenson	403	639
905612.00	Farley Sykes & Billie Sykes	6/29/2004	Virginia	Dickenson	403	640
905631.00	Robert Lynn Meade & Brenda Meade	7/20/2004	Virginia	Dickenson	403	641
905695.00	Lillian Fleming, et al.	8/17/2004	Virginia	Dickenson	403	446
905696.00	Daniel B. Phillips & Jean L. Phillips	9/15/2004	Virginia	Dickenson	406	109
905734.00	Lawrence Colley & Anna Lou Colley	11/3/2004	Virginia	Buchanan	611	39
905745.00	Harold Bostic & Linda Bostic	11/17/2004	Virginia	Buchanan	611	560
905746.00	Marsha Ball & Bernard Ball	11/19/2004	Virginia	Buchanan	611	564
905750.00	Goldie Johnson	11/11/2004	Virginia	Buchanan	611	562
905751.00	Jennie Stilwell	12/7/2004	Virginia	Buchanan	611	578
905752.00	Billy A. & Linda S. Boyd	12/4/2004	Virginia	Buchanan	611	566
905753.00	Lonnie Boyd & Joan B. Boyd	11/16/2004	Virginia	Buchanan	611	568

3

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
905754.00	Fonnie Boyd & Beulah D. Boyd	11/16/2004	Virginia	Buchanan	611	570
905755.00	Kyle Bostic & Faye Bostic	11/11/2004	Virginia	Buchanan	611	572
905756.00	Christopher Bostic, Single & Keshia Bostic, Single	11/10/2004	Virginia	Buchanan	611	574
905757.00	Junior Ratliff	11/11/2004	Virginia	Buchanan	611	576
905818.00	James J. Hamilton & Daphne M. Hamilton	12/9/2004	Virginia	Dickenson	409	382
905823.00	Louis G. Smith, Divorced	12/27/2004	Virginia	Dickenson	409	622
905824.00	Louis G. Smith, Divorced	12/27/2004	Virginia	Dickenson	409	625
905825.00	Louis G. Smith, Divorced	12/27/2004	Virginia	Dickenson	409	628
905826.00	Edison L. Rose & Glora M. Rose	1/5/2005	Virginia	Dickenson	409	383
905827.00	Sherrie J. Stanley, Single	1/12/2005	Virginia	Dickenson	409	381
905828.00	Carl A. Howard, Single	1/12/2005	Virginia	Dickenson	409	325
905867.00	Peggy S. Mullins and Bob Mullins	3/2/2005	Virginia	Dickenson	412	75
905868.00	Irene S. Fuller	2/23/2005	Virginia	Dickenson	412	87
905869.00	Ronald Sykes and Loretta Sykes	2/23/2005	Virginia	Dickenson	412	89
905873.00	Wendell Bolling and Linda Bolling	2/24/2005	Virginia	Dickenson	412	91
905876.00	Kenneth D. Fletcher and Virginia J. Fletcher	1/10/2005	Virginia	Buchanan	617	427
905881.00	Bobby Gilbert, et al.	2/2/2005	Virginia	Buchanan	617	429
905882.00	Garneth D. Long and Sharon I. Long	1/28/2005	Virginia	Dickenson	412	93
905888.00	John F. Compton and Joe Ann Compton	1/6/2005	Virginia	Buchanan	617	431
905897.00	Carol P. Armstrong	3/9/2005	Virginia	Dickenson	412	95
905922.00	Rual Fuller, Single	3/10/2005	Virginia	Dickenson	412	97
905923.00	Leonard Byers and Eliza Byers	3/11/2005	Virginia	Dickenson	412	99
905924.00	Mildred H. Grizzle and Donna J. Grizzle, Single Women	3/10/2005	Virginia	Dickenson	412	101
905925.00	Benny Vance, et ux.	3/1/2005	Virginia	Dickenson	412	103
905944.00	Denny & Lois Sutherland	3/23/2005	Virginia	Dickenson	412	585
905945.00	Von P. Powers & Martha Powers	4/7/2005	Virginia	Dickenson	412	587
905966.00	David E. Rasnick, et al.	3/15/2005	Virginia	Dickenson	412	588
905968.00	Mary Howard & Lloyd S. Hines, Single Woman & Single Man	4/7/2005	Virginia	Dickenson	412	591
906006.00	Robert Dewayne Lothery, Single Dealing Solely And Separately	5/9/2005	Virginia	Dickenson	414	322
906007.00	Emil Artrip and Janice Artrip	5/11/2005	Virginia	Dickenson	414	323

4

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
906008.00	Gerri Lee Hernandez, Single	5/16/2005	Virginia	Dickenson	414	325
906010.00	Kathryn Lynne Arrington, et al.	4/9/2005	Virginia	Dickenson	411	327
906011.00	Roger W. Perkins and Tina Marie Perkins	4/14/2005	Virginia	Buchanan	621	276
906012.00	Rebecca Viers, A Single Woman	4/15/2005	Virginia	Dickenson	414	329
906021.00	Robin G. Charles and Harold F. Charles	5/18/2005	Virginia	Dickenson	414	341
906028.00	Mae Smith Rowlett and Marvin Rowlett	4/28/2005	Virginia	Dickenson	414	347
906031.00	Blanche F. Bowman, Widow	4/30/2005	Virginia	Dickenson	414	368
906032.00	Danny V. Jenkins and Sandy R. Jenkins	5/7/2005	Virginia	Dickenson	414	359
906045.00	Jerry D. Wright and Dorothy F. Wright	5/25/2005	Virginia	Dickenson	414	361
906046.00	Randy Mullins and Margaret Mullins	5/21/2005	Virginia	Dickenson	414 414	339 363
905464.00*	Standard Banner Coal Corporation	11/14/2003	Virginia	Dickenson	398	596

906047.00	Winson R. Boyd and Shirly Boyd	5/24/2005	Virginia	Dickenson	414	364
906048.00	James J. Hamilton & Daphne M. Hamilton	5/31/2005	Virginia	Dickenson	414	366
906081.00	Lendy Deel and Teresa Deel	6/15/2005	Virginia	Dickenson	417	515
906122.00	Mary Jean Compton, et al.	7/21/2005	Virginia	Dickenson	417	519
906123.00	Jimmy Turner and Janet Turner	7/19/2005	Virginia	Dickenson	417	517
906155.00	Johnny Turner and Bessie Carolyn Turner	6/9/2005	Virginia	Dickenson	417	272
906156.00	Worley Zane Edwards and Darlene Edwards	6/10/2005	Virginia	Dickenson	417	274
906173.00	Rufus Stevens	8/18/2005	Virginia	Russell	640	482
906180.00	Wayne Stevens and Ella Deane Fletcher	8/20/2005	Virginia	Russell	640	484
906187.00	Ray Kennedy and Hazel Kennedy	7/27/2005	Virginia	Dickenson	417	268
906188.00	Emory A. Mullins, A Widower	8/3/2005	Virginia	Dickenson	417	270
906191.00	James T. and Kay Viers	7/30/2005	Virginia	Dickenson	417	266
906193.00	Billy Boyd and Nancy Ellen Boyd	7/11/2005	Virginia	Dickenson	417	539
906194.00	Claude Ray Stanley	7/19/2005	Virginia	Dickenson	417 417 417	535 537 545
906196.00	Brian Scott Newberry and Elizabeth B. Newberry	8/15/2005	Virginia	Dickenson	417	541
906198.00	Vester Meade and Edna Meade	8/19/2005	Virginia	Dickenson	417	543
906213.00	Ruth Jones Turner and David F. Turner	5/12/2005	Virginia	Dickenson	419	461
906247.00	Robert Eugene Musick	9/17/2005	Virginia	Russell	642	111

5

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
906247.00	Thurman Edgar Musick	9/17/2005	Virginia	Russell	642	113
906247.00	Zola Christine Hibbitts	9/17/2005	Virginia	Russell	642	105
906247.00	Betty Geraldine Hibbitts	9/17/2005	Virginia	Russell	642	109
906247.00	June Musick	9/16/2005	Virginia	Russell	642	107
906254.00	Harry C. Roberts, Jr., et ux.	10/12/2005	Virginia	Dickenson	420	174
906282.00	Larry Bowman and Elizabeth Bowman	9/22/2005	Virginia	Dickenson	?	?
906284.00	Donald Cook and Laquita Karen Cook	10/12/2005	Virginia	Dickenson	422	89
906366.00	Gary Bradley Barton	2/15/2006	Virginia	Russell	650	958
906367.00	Rufus Stevens	2/22/2006	Virginia	Russell	650	956
906410.00	Betty Geraldine Hibbitts	4/1/2006	Virginia	Russell	652	849
906410.00	June Musick	2/18/2006	Virginia	Russell	652	853
906410.00	Thurman Edgar Musick	3/31/2006	Virginia	Russell	652	847
906410.00	Robert Eugene Musick	4/1/2006	Virginia	Russell	652	855
906410.00	Zola Christine Hibbitts	4/1/2006	Virginia	Russell	652	851
906414.00	Hometown Convenience, LLC	1/1/2006	Virginia	Buchanan	?	?
906480.00	Rufus Stevens	5/12/2005+D204	Virginia	Russell	655	457
906484.00	Clifton Darrell Mullins and Jennifer R. Mullins	5/3/2006	Virginia	Dickenson	427	759
906485.00	Darrell W. Mullins and Joyce A. Mullins	5/3/2006	Virginia	Dickenson	427	761
906486.00	Ruby Margaret Carty, Widow	5/13/2006	Virginia	Dickenson	427	763
906487.00	Carl J. Mullins and Pauline M. Mullins	5/8/2006	Virginia	Dickenson	427	765
906488.00	Vester Meade and Edna Meade	9/12/2005	Virginia	Dickenson	428	97
906489.00	Estelle Owens, Widow	3/17/2006	Virginia	Dickenson	427	767
906490.00	Mary Amburgey, et al.	12/17/2005	Virginia	Dickenson	427	769
906521.00	Nevalee Deel, Widow	5/2/1987	Virginia	Dickenson	244	476
906522.00	Lola Hill, Widow	10/16/1987	Virginia	Dickenson	247	575
906523.00	Charles Dwain Yates	6/9/2006	Virginia	Dickenson	428	316
906524.00	Randall Mark Bise and Sherry L. Hayes	6/8/2006	Virginia	Dickenson	428	318
906525.00	Randall Mark Bise, et al.	6/6/2006	Virginia	Dickenson	428	321
906526.00	Carl J. Garrett and Wanda Lee Garrett	6/22/2006	Virginia	Dickenson	428	320
906527.00	Ruth Hamilton, et al.	6/15/2006	Virginia	Dickenson	431	786
906528.00	Gaynell Smith	1/19/2006	Virginia	Dickenson	428	163
906529.00	Sandra Louise Eyler	1/20/2006	Virginia	Dickenson	428	167

6

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
906530.00	Leonard Byers and Eliza Byers	12/14/2005	Virginia	Dickenson	428	168
906531.00	Lambert Land, LLC	2/28/2006	Virginia	Dickenson	428	173
906532.00	James Robert Long and Wanda Long	1/3/2006	Virginia	Dickenson	428	174
906533.00	Vernard Roger Kiser and Carol Kiser	1/9/2006	Virginia	Dickenson	428	176
906534.00	Connie Jean Stanley and Blake Stanley	1/3/2006	Virginia	Dickenson	428	178
906535.00	Lester Allen Kiser and Janet Kiser	1/11/2006	Virginia	Dickenson	428	180
906536.00	Lolla Fern Deed and Farley Deel	1/13/2006	Virginia	Dickenson	428	182
906537.00	Keith Allen Compton	3/15/2006	Virginia	Dickenson	428	184
906538.00	Marlon Colley	4/14/2006	Virginia	Dickenson	428	186
906539.00	Doris Ted Kiser and Judy Kiser	1/3/2006	Virginia	Dickenson	428	187
906540.00	Floria G. Hay	12/21/2005	Virginia	Dickenson	428	189
906541.00	Irene Edwards	1/4/2006	Virginia	Dickenson	428	191
906542.00	Jennifer S. Edwards	2/3/2006	Virginia	Dickenson	428	193
906543.00	Charles L. Krum and Adina C. Krum	3/10/2006	Virginia	Dickenson	428	194
906544.00	Colley Trevor	4/21/2006	Virginia	Dickenson	428	195
906545.00	Palmer Yates and Mildred Yates	3/15/2006	Virginia	Dickenson	428	196
906546.00	Carnell and Jane Salyers	1/17/2006	Virginia	Dickenson	428	200
906547.00	Carnell Salyers	1/17/2006	Virginia	Dickenson	428	201
906548.00	Theodore Gray Edwards and Cassie Edwards	1/16/2006	Virginia	Dickenson	428	202
906549.00	Theodore Gray Edwards and Cassie Edwards	1/16/2006	Virginia	Dickenson	428	203
906564.00	Clyde L. Rose	4/22/2006	Virginia	Dickenson	428	330
906565.00	Gary Joe Kincade, Special Commisioner for Colley Trevor	4/21/2006	Virginia	Dickenson	428	352
906566.00	Marlon Colley, A Married Man Dealing In His Sole And Separate Property	4/14/2006	Virginia	Dickenson	428	351
906569.00	Danny Harvey, A Married Man Dealing In His Sold And Separate Property	5/10/2006	Virginia	Dickenson	428	345
906570.00	Estelle Owens, Widow	5/26/2006	Virginia	Dickenson	428	323A
906571.00	Letha June Stanley, A Married Woman Dealing In Her Sole And Separate Property and Welford Dotson	5/31/2006	Virginia	Dickenson	428	323
906572.00	Mary Jean Compton, A Widow, and Keith Allen Compton, A Married Man Dealing In His Sole And Separate Property	5/31/2006	Virginia	Dickenson	428	331
906573.00	Jackie Owens and Wanda Owens	5/25/2006	Virginia	Dickenson	428	332

7

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
906574.00	Leon D. Yates and Susie Yates	5/30/2006	Virginia	Dickenson	428	328
906575.00	Connie Allen Yates and Frances K. Yates	5/24/2006	Virginia	Dickenson	428	326
906576.00	Sherry B. Bise, A Single Woman	5/30/2006	Virginia	Dickenson	428	324
906585.00	Barbara Jean Spiehs and Ken Spiehs	6/14/2006	Virginia	Dickenson	428	305
906586.00	Darrell R. Large and Rheta Large	6/9/2006	Virginia	Dickenson	428	304
906587.00	Louie Garrett and Nancy Garrett	6/2/2006	Virginia	Dickenson	428	303
906588.00	Louie Garrett and Nancy Garrett	6/2/2006	Virginia	Dickenson	428	302
906589.00	Lambert Land, LLC	5/30/2006	Virginia	Dickenson	428	298
906590.00	Gary Dotson, et al.	6/9/2006	Virginia	Dickenson	428	297
906591.00	Walker Holsapple and Barbara Holsapple	6/16/2006	Virginia	Dickenson	428	313
906592.00	Roger Kelsey	6/13/2006	Virginia	Dickenson	428	315
906593.00	Estelle Owens, Widow	6/9/2006	Virginia	Dickenson	428	314
906594.00	James R. Mullins and Jamie Mullins	6/15/2006	Virginia	Dickenson	428	311
906600.00	Kenneth Ray Robinson and Pamela F. Robinson his wife	7/10/2006	Virginia	Dickenson	428	309
906601.00	Gilda Jean Stanley and Ernie Stanley	6/16/2006	Virginia	Dickenson	428	307
906618.00	East Tennessee Natural Gas, LLC	5/18/2006	Virginia	Dickenson	?	?
906633.00	Dollie Belle S. Patrick	7/7/2006	Virginia	Dickenson	429	293
906634.00	Peggy Kiser and Audie Lee Kiser	7/29/2006	Virginia	Dickenson	429	290
906635.00	Larry F. Mullins and Vonda C. Mullins	7/24/2006	Virginia	Dickenson	429	288
906636.00	Billy Joe Jesse	7/25/2006	Virginia	Dickenson	429	287
906637.00	Sammy Leftwich and Kathie Leftwich	7/22/2006	Virginia	Dickenson	429	286
906638.00	Ivan C. Rasnake and Mattie Jean Rasnake	8/5/2006	Virginia	Dickenson	429	285
906684.00	Gregory Bill Yates	7/21/2006	Virginia	Dickenson	432	3
906685.00	Gloria Jean Rasnick	8/11/2005	Virginia	Dickenson	432	5
906686.00	Delmon & Kimberly Edwards	7/24/2006	Virginia	Dickenson	432	2
906693.00	Commercial Recovery Systems, Inc.	9/13/2006	Virginia	Russell	663	152
906696.00	Ray and Carolyn Fleming	10/19/2006	Virginia	Dickenson	432	654
906697.00	Alvah Dotson and Genola Dotson	10/10/2006	Virginia	Dickenson	432	660
906699.00	David M. and Mary A. Yates	9/21/2006	Virginia	Dickenson	432	664
906702.00	Kenneth R. Rose and Bobby W. Rose	10/6/2006	Virginia	Dickenson	432	667
906703.00	James Alvie White	9/28/2006	Virginia	Dickenson	433	125
906706.00	Ervin Fuller and Lena J. Fuller	8/26/2006	Virginia	Dickenson	433	126

8

EXHIBIT A-1

GATHERING ASSETS

Document No.	Grantor/Lessor	Document Date	State	County	Book	Page
906707.00	Hadley D. Owens	10/23/2006	Virginia	Dickenson	433	128
906708.00	Clemon and Gloria Jackson	7/25/2006	Virginia	Dickenson	433	129
906709.00	Jean Souleyrette	9/8/2006	Virginia	Dickenson	433	130
906710.00	Billy and Vanessa Souleyrette	9/8/2006	Virginia	Dickenson	433	131
906712.00	Sylvia and Darrell Carico	9/8/2006	Virginia	Dickenson	338	273
906715.00	Perry Ann Mariner and James Lawrence Mariner	9/12/2006	Virginia	Dickenson	433	134
906718.01	Jennifer Aileen Yates/French	6/8/2006	Virginia	Dickenson	433	135
906718.02	Connie Yates and Frances K. Yates	6/8/2006	Virginia	Dickenson	433	137
906718.03	Scotty Lee French	6/15/2006	Virginia	Dickenson	433	139
906719.01	Robert Piggott, Trustee of the Brown Family Trust	7/3/2006	Virginia	Dickenson	?	?
906719.02	Fred J. Brown, Trustee of the Brown Family Trust	7/3/2006	Virginia	Dickenson	?	?
906719.03	Susan Eyster, Trustee of the Brown Family Trust	8/25/2006	Virginia	Dickenson	?	?
906720.01	Fred J. Brown, Trustee of the Brown Family Trust	7/18/2006	Virginia	Dickenson	?	?
906720.02	Robert Piggott, Trustee of the Brown Family Trust	7/26/2006	Virginia	Dickenson	?	?
906720.03	Susan Eyster, Trustee of the Brown Family Trust	7/26/2006	Virginia	Dickenson	?	?
906721.00	Johnny Ray Mullins & Branson Harold Mullins	6/13/2006	Virginia	Dickenson	433	141
906722.00	Johnny Ray Mullins	6/13/2006	Virginia	Dickenson	433	142
906723.00	Johnny Ray Mullins	6/13/2006	Virginia	Dickenson	434	751
906724.00	Johnny Ray Mullins & Branson Harold Mullins	6/13/2006	Virginia	Dickenson	434	752
906759.01	Gladwell Bowman, et al.	8/11/2006	Virginia	Dickenson	434	749
906759.02	Gladwell Bowman, et al.	8/11/2006	Virginia	Dickenson	434	753
906763.00	Gregory Rose	10/2/2006	Virginia	Dickenson	?	?
906771.00	Tommy Leon Hale and Brenda Hale	10/4/2006	Virginia	Buchanan	?	?
906772.01	Lowell D. Ray, et al.	9/26/2006	Virginia	Buchanan	?	?
906772.02	Lowell D. Ray, et al.	10/2/2006	Virginia	Buchanan	?	?
906774.00	Wayne Stevens and Ella Deane Fletcher	9/28/2006	Virginia	Russell	?	?
906775.00	Marvin & Patricia Counts	10/24/2006	Virginia	Dickenson	433	214
906776.00	Janet Delores Breeding	9/30/2006	Virginia	Dickenson	433	215
906777.00	Edward Lee Kiser	9/30/2006	Virginia	Dickenson	433	216
906778.00	Matthew & Nannie Link	11/13/2006	Virginia	Dickenson	433	217
906779.00	Sandra L. Yelvington	11/22/2006	Virginia	Dickenson	433	229

*Memorandum recorded only. References made to four (4) right of way agreements.

9

EXHIBIT A-1

GATHERING ASSETS

Facility Name	BHP	Drive	Stages	Engine	Comp
Abner Gap #1	378	G	Multi	Cat G3408 SITA	Dresser Rand
Abner Gap #2	810	G	2	Cat G3512 TA	Dresser Rand
Banner #2	600	G	3	Cat 398 TAA	Dresser Rand
Banner #3	800	G	3	Cat 399TA	Ariel
Copperhead Gap #1	1250	E	4	Reliance/Elec	Ariel
Flemingtown	400	G	2	Ajax 2802 LE	AJAX
Fork Ridge #1	1750	E	4	Relance 1750	ARIEL JGT/6
Fork Ridge #2	1750	E	4	Relance 1750	ARIEL JGT/6
Hatchett	600	G	2	Cat 398 TAA	Dresser Rand
Hurricane Creek #1	675	G	2	Cat G3512 TA	Dresser Rand
Hurricane Creek #2	810	G	2	Cat G3512 TA	ARIEL
Lick Creek #1	600	G	2	Cat 398 TAA	Dresser Rand
Lick Creek #2	600	G	2	Cat 398 TAA	Dresser Rand
Middle Fork #1	400	G	Multi	Cat 3406 TA	Gardner Denver
Middle Fork #2	810	G	Multi	Cat 3512 TA	ARIEL
Nancy #1	400	G	2	Ajax 2802	Ajax
Nancy #2	810	G	2	Cat 3512 TA	ARIEL
Nora SR#1 (Banner #4)	1340	G	3	Cat 3516 TA	Ariel
Nora SR#2 (Leased)	1340	G	3	Cat 3516 TA AFR	Ariel
Nora SR#3 (Leased)	1340	G	3	Cat 3516 TA AFR	Ariel
North Big Ridge #1	1250	E	3	Reliance/Elec	Ariel JGK/4
North Big Ridge #2	1250	E	3	Reliance/Elec	Ariel JGK/4
Ramsey Ridge #1	305	G	Multi	Cat G3406 TA-HCR	Dresser Rand
Ramsey Ridge #2	305	G	Multi	Cat G3406 TA-HCR	Dresser Rand
Ramsey Ridge #3	675	G	2	Cat G3512 TA	Dresser Rand
Ramsey Ridge #4	810	G	Multi	CAT G35212 TA	Gardner Denver
Smith Ridge #1	810	G	2	Cat G3512 TA	ARIEL
Smith Ridge #2	810	G	2	Cat G3512 TA	ARIEL
South Little Caney #1	400	G	2	Caterpillar	Ariel JG/R
South Little Caney #2	400	G	Multi	Caterpillar 3408	Frick
Wampler Ridge #1	1265	G	4	Cat 3516 LE 130	Universal (ARIEL)
Wampler Ridge #2	1265	G	4	Cat 3516 LE 130	Dearing
Wampler Ridge #3	1265	G	4	CAT 3516	Ariel

10

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
451364	2	36084-H4
451472	4	37082-B4
452131	2	37082-A1
452678	2	36082-H4
452704	2	36082-H4
454580	8	36082-H3
454607	3	37082-A2
454710	2	37082-A4
454969	3	37082-A3
455495	3	37082-B4
455666	4	36082-H4
455743	4	37082-A2
455782	3	37082-A3
455795	2	37082-B2
455841	2	37082-A1
455862	3	37082-A1
455886	2	37082-A4
455897	6	36082-H2
455937	3	37082-A3
455945	2	37082-A2
455945	3	37082-A2
455946	3	37082-A2
455948	3	37082-A3
455949	2	36082-H2
455952	4	36082-H2
455957	4	36082-H2
455959	3	37082-A2
455969	2	37082-A4
455977	3	37082-A3
455991	3	37082-A3
455995	3	37082-A1
455998	4	37082-A4
455999	4	37082-H4

11

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456000	4	36082-H2
456009	3	37082-A3
456010	3	37082-A3
456019	3	37082-A3
456023	4	36082-H4
456024	3	37082-A3
456027	6	37082-A4
456029	4	37082-A3
456033	3	37082-A4
456034	3	37082-A3
456035	3	37082-B4
456039	2	37082-A4
456041	4	37082-B3
456043	2	37082-A3
456050	3	37082-A4
456051	3	37082-A4
456052	3	37082-A3
456065	4	36082-H2
456066	4	37082-A2
456071	3	37082-A2
456073	3	37082-A4
456075	3	37082-A3
456076	3	37082-A3
456087	3	37082-A2
456109	4	36082-H4
456112	2	37082-A4
456114	4	37082-A2
456115	3	37082-A3
456119	4	37082-A2
456127	4	36082-H4
456128	3	37082-A3
456129	3	37082-A1
456135	4	37082-A4

12

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456136	3	37082-A4
456141	3	37082-A2
456142	3	37082-A2
456154	4	36082-H4
456155	3	37082-A3
456157	4	37082-A2
456158	3	37082-A3
456159	4	36082-H4
456160	4	36082-H4
456161	3	37082-A2
456162	4	36082-H4
456163	4	36082-H4
456175	3	37082-A2
456178	3	37082-A4
456196	4	36082-H4
456201	3	37082-A3
456203	6	37082-B2
456206	3	37082-A3
456209	3	37082-A2
456210	4	37082-A2
456220	3	37082-A4
456238	3	37082-A3
456239	3	37082-A3
456241	2	37082-B1
456242	2	37082-A4
456244	4	36082-H4
456245	4	37082-A4
456251	3	36082-H4
456254	3	37082-A3
456260	2	37082-A3
456262	4	36082-H4
456265	2	37082-A3
456266	4	37082-A3

13

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456275	3	37082-A2
456276	4	37082-A3
456277	3	37082-A2
456278	3	37082-A3
456280	4	37082-A4
456284	6	36082-H3
456288	4	37082-A4
456290	4	37082-A4
456291	4	37082-A4
456292	3	37082-A3
456293	6	36082-H3
456305	4	37082-A4
456306	4	37082-A4
456309	4	37082-B3
456310	4	37082-B3
456313	6	36082-H3
456316	4	37082-A4
456318	3	37082-A2
456319	3	37082-A3
456320	3	37082-A2
456321	2	37082-A2
456322	3	37082-A4
456323	4	37082-A3
456324	4	36082-H4
456333	2	37082-B2
456334	3	37082-A4
456335	3	37082-A4
456341	3	37082-A2
456345	3	37082-B3
456346	4	37082-A4
456348	4	37082-A2
456354	4	37082-B2
456359	6	37082-B2

14

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456361	6	37082-A3
456362	4	37082-A3
456380	6	36082-H3
456391	3	37082-A3
456392	6	36082-H3
456395	3	37082-A3
456396	4	37082-A4
456397	2	37082-B1
456401	4	37082-A2
456402	4	37082-A3
456405	2	37082-B1
456406	3	37082-A4
456407	8	37082-A2
456408	4	37082-B3
456409	2	37082-A2
456410	6	37082-A2
456415	3	37082-A4
456420	3	37082-A3
456421	2	37082-A3
456422	2	37082-A3
456429	4	37082-A3
456430	8	37082-A2
456431	3	37082-A2
456432	3	37082-A4
456434	4	37082-A4
456449	6	37082-A4
456452	3	37082-A2
456463	2	37082-A4
456469	3	37082-B3
456470	4	37082-B3
456472	6	37082-A2
456473	2	37082-A2
456477	4	37082-A3

15

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456478	4	36082-H4
456482	4	37082-A3
456483	4	37082-A2
456484	4	37082-A2
456487	3	37082-A4
456488	2	36082-H4
456489	4	37082-A1
456494	4	37082-A3
456495	3	37082-B1
456498	3	37082-A3
456500	3	37082-A3
456501	4	37082-A3
456502	4	37082-A3
456503	2	37082-A3
456505	4	37082-A3
456515	2	37082-A2
456523	3	37082-A3
456548	3	37082-A2
456549	4	37082-A2
456550	4	37082-A4
456551	3	37082-A3
456553	4	37082-B3
456554	3	37082-A3
456560	3	37082-A3
456562	3	37082-A2
456563	3	37082-A4
456568	4	37082-A4
456572	3	37082-A4
456573	6	37082-A3
456575	4	37082-A2
456576	4	37082-A2
456578	4	37082-A3
456584	3	36082-H3

16

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456593	4	37082-A2
456601	3	37082-A3
456605	4	37082-A3
456610	4	37082-A4
456612	3	36082-H4
456617	3	37082-A3
456629	4	37082-A3
456637	6	37082-A3
456641	4	36082-H4
456649	4	37082-A3
456656	3	37082-A4
456657	3	37082-A4
456670	4	37082-A3
456676	3	37082-A3
456677	4	37082-A3
456678	3	37082-A4
456679	6	37082-A3
456682	2	37082-A4
456683	2	37082-A4
456692	6	37082-A3
456693	2	37082-A2
456698	2	37082-B3
456707	4	37082-A3
456709	3	37082-A2
456713	4	36082-H4
456714	4	36082-H4
456717	2	37082-A2
456720	2	37082-B3
456721	3	36082-H4
456725	4	37082-A4
456726	4	37082-A2
456727	3	37082-A2
456727	4	37082-A3

17

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456734	4	37082-A4
456735	4	37082-A4
456740	4	37082-A3
456741	3	37082-A3
456743	4	37082-B2
456745	4	37082-B2
456750	3	37082-A2
456755	4	37082-A3
456757	3	37082-A3
456761	4	37082-A4
456762	3	37082-A4
456774	4	37082-A4
456775	3	37082-A4
456779	3	37082-A3
456781	4	37082-A4
456781	4	37082-B2
456782	4	37082-A3
456797	4	36082-H3
456802	4	37082-B3
456806	3	37082-A4
456810	3	37082-A3
456811	2	37082-A2
456813	4	37082-A4
456814	3	37082-B3
456816	2	37082-A2
456818	4	37082-A1
456823	2	37082-A3
456830	4	37082-A3
456832	3	37082-A2
456833	4	37082-A2
456834	4	37082-B2
456839	3	37082-B3
456842	4	37082-A2

18

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456845	4	37082-A2
456847	4	37082-A2
456853	4	37082-B3
456855	4	37082-B3
456856	4	37082-B3
456863	3	37082-A2
456864	3	37082-A2
456865	4	37082-A2
456866	4	37082-A2
456880	4	36082-H4
456886	3	37082-A4
456898	4	37082-A4
456909	4	37082-A1
456910	4	37082-A3
456911	4	37082-A3
456912	4	37082-A3
456913	2	37082-A3
456926	4	37082-A4
456929	4	37082-A2
456932	4	37082-A1
456933	4	37082-A2
456935	4	37082-A3
456936	2	37082-A2
456937	4	37082-A3
456940	4	37082-A3
456941	4	37082-A3
456944	4	37082-A2
456949	4	36082-H4
456954	4	37082-A3
456956	4	37082-A2
456958	4	37082-A2
456963	2	37082-A2
456964	4	37082-A3

19

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
456965	4	37082-A2
456966	2	37082-A2
456974	3	37082-A3
456978	4	37082-B2
456983	4	37082-A2
456984	3	37082-A3
456990	4	37082-B2
456993	4	37082-A2
456994	4	37082-A2
456995	4	37082-A2
456996	4	37082-A2
457009	2	37082-A4
457011	4	37082-A3
457012	4	37082-A3
457013	2	37082-A1
457014	2	37082-A1
457016	4	37082-A3
457017	4	37082-A2
457019	2	37082-A3
457024	3	37082-A3
457025	4	37082-A2
457027	2	37082-A3
457027	3	37082-A2
457028	2	37082-A2
457029	3	37082-A3
457030	4	37082-A4
457031	4	37082-A2
457032	4	37082-A2
457033	4	37082-A2
457034	4	37082-B3
457035	4	37082-A2
457036	4	37082-B2
457037	4	37082-A4

20

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
457038	4	37082-A2
457039	4	37082-A2
457040	4	37082-A3
457041	4	37082-A3
457043	4	37082-A3
457044	2	37082-A3
457044	4	37082-A3
457045	4	37082-A2
457049	4	37082-A2
457053	4	37082-A2
457054	4	36082-H4
457055	4	36082-H4
457058	4	36082-H4
457062	4	37082-B3
457064	4	37082-A2
457065	2	37082-B3
457066	4	37082-A2
457067	3	37082-A2
457072	4	37082-A4
457076	4	36082-H2
457077	4	37082-A2
457078	4	37082-A2
457080	4	37082-A2
457081	4	37082-A2
457083	4	37082-A3
457085	4	37082-B2
457087	4	37082-A2
457095	4	37082-A2
457100	4	37082-B3
457106	4	36082-H2
457107	4	37082-A3
457108	2	36082-H2
457109	4	36082-H2

21

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
457110	2	37082-B2
457112	4	37082-B2
457113	4	37082-A3
457114	3	37082-A2
457118	4	37082-A3
457123	4	37082-A3
457127	2	36082-H2
457129	4	37082-A2
457131	4	37082-A2
457133	2	37082-A3
457141	4	37082-A3
457142	2	36082-H2
457145	4	37082-A3
457157	4	37082-A3
457162	4	37082-B2
457163	2	37082-A3
457164	4	37082-A3
457168	4	37082-B3
457172	2	37082-H4
457173	4	37082-A4
457182	4	37082-A3
457183	4	37082-A1
457184	4	37082-A3
457186	4	37082-A2
457188	2	36082-H3
457189	4	37082-A4
457192	4	36082-H3
457194	4	37082-A4
457195	2	36082-H3
457203	4	37082-B2
457212	4	37082-A1
457214	2	37082-A1
457216	2	37082-A1

22

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
457227	4	37082-A1
457228	4	37082-A1
457235	3	37082-A2
457236	4	37082-A4
457237	4	37082-A3
457238	4	36082-H4
457248	3	37082-A3
457257	4	37082-A4
457258	2	37082-A3
457260	4	37082-A4
457264	4	37082-A4
457266	4	37082-A3
457267	4	37082-B3
457268	4	37082-A2
457273	3	37082-B3
457274	4	37082-A3
457275	4	37082-A3
457276	2	37082-B3
457277	2	37082-A1
457278	4	37082-A2
457289	4	37082-B3
457290	4	37082-A1
457293	2	37082-A3
457294	4	37082-A3
457298	4	37082-A3
457315	3	37082-B3
457317	2	37082-A2
457322	3	37082-B2
457323	2	37082-B2
457324	2	37082-A3
457324	4	37082-B3
457325	2	37082-B2
457327	4	37082-B2

23

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
457330	4	37082-A3
457331	4	37082-B3
457332	2	37082-B2
457343	4	37082-B2
457345	4	37082-B2
457346	2	36082-H3
457348	4	37082-B2
457356	4	37082-B2
457362	4	37082-B2
457363	4	37082-B2
457364	4	37082-B2
457372	4	37082-A3
457375	4	37082-B2
457376	4	37082-B2
457377	4	37082-B2
457385	4	37082-B2
457386	4	37082-A3
457387	4	37082-A2
457391	4	37082-A4
457397	4	37082-B2
457412	4	37082-A3
457417	4	37082-A2
457418	4	37082-A3
457419	4	37082-B2
457420	4	37082-B2
457421	4	37082-A2
457426	4	37082-B2
457429	4	37082-B2
457431	4	37082-A2
457448	3	37082-A2
457459	4	37082-A4
457462	4	37082-B2
457463	4	37082-B2

24

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
457467	4	37082-A3
457477	4	37082-A3
457522	4	37082-A3
457528	4	37082-A3
457542	4	37082-A3
457546	4	36082-H4
833736PL	2	36082-H4
ANR-91PL	2	36082-H3
B-1	6	37082-A4
B-10	6	37082-B3
B-11	6	36082-H4
B-13	8	37082-A3
B-15	6	37082-A3
B-15	8	37082-A3
B-16	6	37082-A3
B-2	6	37082-A4
B-3	8	37082-A3
B-3PL	8	37082-A3
B-4	6	37082-A3
B-5	8	37082-A4
B-6	8	37082-A3
B-7	8	37082-A3
B-7	8	37082-B3
B-8	6	37082-B3
B-9	6	37082-A4
BF-100	6	37082-A2
BF-101	6	37082-A3
BF-102	8	37082-B2
BF-103PL	8	37082-A3
BF-104	6	37082-A3
BF-105PL	8	37082-B1
BF-108	6	37082-A3
BF-109	6	37082-A3

25

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BF-112	8	36082-H4
BF-114PL	8	37082-A4
BF-115	6	37082-A2
BF-116	12	36082-H4
BF-117 (BANNER SUCTION)	12	36082-H4
BF-119	6	36082-H4
BF-122	6	36082-H4
BF-124	6	37082-A3
BF-124	6	37082-B3
BF-125	12	37082-B3
BF-125	8	37082-B3
BF-127	8	37082-B2
BF-128	8	37082-B3
BF-130	8	37082-A2
BF-133	6	37082-B3
BF-134	6	37082-A3
BF-138	6	37082-A3
BF-140PL	6	37082-B3
BF-149PL	6	37082-A3
BF-149PL	8	37082-A3
BF-155	6	36082-H2
BF-156	6	37082-B3
BF-18	16	37082-A3
BF-20	6	37082-A3
BF-21	6	37082-A4
BF-21	6	37082-B3
BF-21	6	37082-B4
BF-22	6	37082-A3
BF-23	6	37082-A3
BF-24	8	37082-B3
BF-24 EXT.#1	8	37082-B3
BF-25	6	37082-A4

26

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BF-26	6	37082-B3
BF-27	6	37082-B3
BF-28	6	37082-B4
BF-29	8	37082-A3
BF-29	8	37082-A4
BF-30	6	37082-A4
BF-30 EXT.#1	6	37082-A4
BF-31	8	37082-A2
BF-31	8	37082-A3
BF-32	6	37082-A3
BF-35	12	37082-A2
BF-36	8	37082-A3
BF-37	20	37082-A3
BF-39	6	37082-A2
BF-40	6	37082-B2
BF-41	8	37082-A2
BF-42	6	37082-A3
BF-43	6	37082-A3
BF-44	3	37082-A2
BF-44 EXT.#1	6	37082-A1
BF-44 EXT.#1	6	37082-A2
BF-45	4	37082-A2
BF-45	6	37082-A2
BF-45	8	37082-A2
BF-46	12	37082-A3
BF-47	4	37082-B3
BF-48	6	37082-A2
BF-49	6	37082-A2
BF-49 EXT.#4	8	37082-A2
BF-50	6	37082-A2
BF-53	8	36082-H4
BF-55	8	37082-A3
BF-57	8	37082-A3

27

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BF-58	6	37082-A3
BF-59	6	37082-A2
BF-61	8	37082-A3
BF-62	16	37082-A2
BF-62	16	37082-A3
BF-62 EXT.#2	16	37082-B1
BF-62 EXT.#2	16	37082-B2
BF-66	8	37082-A3
BF-67	6	36082-H4
BF-67 EXT.	6	36082-H4
BF-67 EXT.#3	6	36082-H4
BF-67EXT2	6	36082-H4
BF-68	8	37082-A3
BF-69	6	37082-A3
BF-71	8	37082-A2
BF-71	8	37082-B2
BF-72	10	37082-A3
BF-72	8	37082-A4
BF-73	6	37082-A3
BF-73	6	37082-A4
BF-76	8	37082-B1
BF-76 EXT.#2	8	37082-A1
BF-76 EXT.#3	8	37082-A1
BF-76 EXT.#4	8	37082-A1
BF-77	6	36082-H3
BF-77	6	36082-H4
BF-78	6	37082-A2
BF-78	6	37082-A3
BF-79 EXT.	4	36082-H4
BF-80	6	37082-A2
BF-81	8	37082-A1
BF-81	8	37082-A2
BF-82	4	37082-A2

28

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BF-82	8	37082-A2
BF-82	8	37082-B2
BF-84	8	37082-A2
BF-85	8	37082-A1
BF-85	8	37082-B1
BF-87	6	37082-A2
BF-87 EXT.#1	6	37082-A2
BF-88	6	37082-A3
BF-88	8	37082-A3
BF-89	6	36082-H2
BF-89	6	37082-A2
BF-90	6	37082-A2
BF-90	8	37082-A2
BF-91	6	37082-A3
BF-93	8	37082-A1
BF-95	6	37082-A3
BF-97PL	6	37082-A3
BG-10	4	37082-A4
BG-100PL	3	37082-A3
BG-101	3	37082-A3
BG-102	4	37082-A3
BG-106	3	37082-A3
BG-108	4	36082-H3
BG-109	4	37082-A3
BG-11	4	37082-A4
BG-110	3	37082-A3
BG-111	3	37082-A3
BG-112	4	37082-A2
BG-113	4	37082-A3
BG-114PL	8	37082-A4
BG-12	4	37082-A4
BG-13	4	37082-A3
BG-14	4	37082-A4

29

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BG-15	4	37082-A4
BG-17	4	37082-B3
BG-18	4	37082-A3
BG-19	4	37082-A3
BG-2	4	37082-A3
BG-20	4	37082-A3
BG-21	4	37082-B3
BG-22	4	37082-B4
BG-23	4	37082-B2
BG-24	4	37082-B4
BG-25	4	37082-B4
BG-26	4	37082-A4
BG-27	4	37082-A4
BG-28	4	36082-H4
BG-29	4	37082-A3
BG-3	4	37082-A3
BG-30	4	37082-B3
BG-31	4	36082-H4
BG-31 EXT.1	6	36082-H4
BG-32	4	37082-B3
BG-33	4	37082-B3
BG-34	4	37082-B4
BG-35	4	37082-B3
BG-37	4	37082-A2
BG-38	4	37082-A2
BG-39	4	37082-B2
BG-4	4	37082-A4
BG-40	4	37082-B2
BG-41	4	37082-B2
BG-42	4	37082-A2
BG-43	4	37082-A2
BG-44	4	37082-B2
BG-46	4	37082-A2

30

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BG-47	4	37082-A2
BG-5	4	37082-B3
BG-54	6	37082-A2
BG-60	4	37082-A2
BG-63	4	37082-B3
BG-65	4	37082-A3
BG-66	4	37082-A3
BG-68	4	37082-A3
BG-69	4	37082-A3
BG-69	4	37082-B3
BG-7	4	37082-B3
BG-71	4	37082-A3
BG-72	4	37082-A3
BG-73	4	37082-A3
BG-74	3	37082-A3
BG-75	3	37082-A3
BG-76	4	37082-A2
BG-77	3	37082-A2
BG-78	4	37082-A2
BG-80PL	3	37082-A3
BG-81PL	3	37082-A3
BG-83	3	37082-A4
BG-84	3	37082-A3
BG-85PL	3	37082-B3
BG-86	4	37082-A3
BG-87	3	37082-A3
BG-88	3	37082-B3
BG-89	4	37082-A3
BG-9	4	37082-A4
BG-90	4	37082-A3
BG-92	3	37082-B3
BG-97	3	36082-H4
BG-98	3	37082-A4

31

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
BR-24	8	37082-A3
BW-111	3	37082-A4
BW-119	3	37082-A4
BW-121	2	37082-B3
BW-121	3	37082-B3
BW-159	3	37082-A3
BW-188	2	37082-A3
BW-194	3	37082-B2
BW-195	2	37082-B3
BW-208	2	37082-B3
BW-223	3	37082-A3
BW-63	3	37082-A3
BW-64	3	37082-A3
BW-77	3	37082-B3
BW-79	3	37082-B4
Nancy Inlet	12	37082-A3
NANCY SUCTION	8	37082-A3
NANCY T	16	37082-A3
NORA-T	12	37082-A3
NORA-T	12	37082-A4
NORA-T	12	37082-B4
NORA-T	12	37082-B5
P-160PL	3	37082-A2
P-222PL	3	37082-A3
P-27PL CONNECT	2	37082-A3
P-383-C PL	3	37082-A3
P-396PL	2	37082-B3
P-550404PL	2	37082-A2
P-550405PL	2	37082-A2
P-550423PL	3	37082-A4
P-550443PL	2	37082-A4
P-550450	4	37082-A4
P-550450PL	4	37082-A4

32

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
P-550451PL	2	37082-A4
P-550470PL	2	37082-A4
P-550504PL	6	37082-B4
P-550506PL	2	37082-B4
P-550508PL	3	37082-B4
P-550513PL	2	37082-B4
P-58PL	2	37082-A3
PC-11	2	37082-A4
PC-159WL	2	37082-A3
PC-17PL	3	37082-A3
PC-551010PL	3	37082-A4
PC-551016PL	3	37082-A3
PC-551018PL	3	37082-A3
PC-551127PL	3	37082-A2
RF-11	12	36082-H4
SMITH RIDGE DISCHARGE	6	37082-A3
TRAMMEL DISCHARGE	3	37082-A3
V-022400PL	2	37081-C8
V-133742PL	4	36082-H4
V-501819PL	4	37082-A4
V-501823	3	37082-B3
V-501832PL	2	37082-B4
V-502213PL	2	36082-H4
V-502377PL	2	36082-H4
V-502597	2	37082-A2
V-502614PL	6	36082-H2
V-502710	2	36082-H4
V-503108PL	3	37082-B4
V-503193	3	36082-H4
V-504912PL	2	37082-A3
V-505118PL	3	36082-H2
V-505254PL	3	37082-B2

33

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
V-505255PL	2	37082-B3
V-505256PL	2	37082-A3
V-505370PL	2	36082-H4
V-505371	3	37082-A2
V-505372PL	3	37082-A2
V-507926PL	2	37081-C8
V-535431PL	4	36082-H4
V-535432PL	2	36082-H4
V-535447PL	4	36082-H4
V-535454PL	2	36082-H4
V-535460PL	2	37082-A4
V-535463PL	2	37082-A3
V-535603PL	2	37082-A2
V-535653PL	4	37082-A2
V-535656PL	8	37082-A2
V-535657PL	8	37082-A2
V-535659PL	2	37082-A2
V-535688PL	2	37082-B1
V-535857PL	4	37082-A2
V-536099PL	4	37082-B2
VAD-4603PL	6	36082-H3
VC-2286	2	36082-H2
VC-2965PL	3	37082-A2
VC-3172PL	3	37082-A2
VC-3595PL	3	37082-A4
VC-4104PL	4	37082-A3
VC-4508PL	3	37082-A3
VC-4520PL	2	37082-A3
VC-4527PL	3	37082-B2
VC-4528PL	3	37082-B2
VC-4647PL	3	37082-B3
VC-4648	3	37082-B3
VC-4670	3	37082-A3

34

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
VC-502147PL	3	37082-A3
VC-502568W/PL	3	36082-H2
VC-502569PL	2	36082-H2
VC-502571PL	3	36082-H2
VC-502590PL	3	37082-A2
VC-502832PL	3	37082-A2
VC-502847PL	3	37082-A3
VC-502868PL	3	37082-B2
VC-502970PL	2	37082-A2
VC-502974	3	37082-A2
VC-503039	3	37082-A3
VC-503215PL	2	37082-A4
VC-503219PL	2	37082-A4
VC-503321PL	2	37082-A3
VC-503443PL	3	37082-A4
VC-503654	2	37082-A3
VC-503709	2	37082-A3
VC-503721PL	4	37082-B2
VC-503887PL	3	36082-H4
VC-504368PL	3	37082-A4
VC-504372PL	3	37082-A3
VC-504484PL	3	37082-A4
VC-504485PL	4	37082-A4
VC-504496W/PL	2	37082-A3
VC-504502W/PL	3	37082-A3
VC-504506PL	3	37082-A3
VC-504507PL	3	37082-A3
VC-504509PL	2	37082-A3
VC-504510PL	3	37082-A3
VC-504512PL	2	37082-A3
VC-504517PL	2	37082-A3
VC-504525PL	3	37082-A3
VC-504537PL	3	37082-A4

35

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
VC-504639PL	2	37082-A4
VC-504643PL	3	37082-A1
VC-504650PL	3	37082-A3
VC-504651PL	3	37082-A3
VC-504652PL	3	37082-A3
VC-504655PL	2	37082-A3
VC-504656PL	3	37082-A3
VC-504659PL	3	37082-A3
VC-504662PL	3	37082-A3
VC-504666PL	2	37082-A3
VC-504668PL	3	37082-A3
VC-504669PL	3	37082-A3
VC-504880PL	3	36082-H2
VC-504886WL	2	37082-B2
VC-504888PL	3	37082-B3
VC-504890PL	3	37082-B3
VC-504891PL	3	37082-B3
VC-504998PL	3	37082-A3
VC-504999PL	3	37082-A3
VC-504999PL	4	37082-A3
VC-505000PL	3	37082-A3
VC-505001PL	3	37082-A3
VC-505002PL	3	37082-A3
VC-505181PL	2	37082-B1
VC-505181PL	3	37082-B1
VC-505187PL	3	37082-B1
VC-505188PL	3	37082-B1
VC-505192	3	37082-A1
VC-505193PL	3	37082-A1
VC-505203PL	2	37082-A2
VC-505203PL	3	37082-A2
VC-505206PL	3	37082-A2
VC-505207PL	3	37082-A2

36

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
VC-505217PL	3	37082-B3
VC-505219PL	3	37082-A3
VC-505225PL	2	37082-A3
VC-505226PL	3	37082-A3
VC-505228PL	3	37082-A3
VC-505230PL	3	37082-A3
VC-505232PL	3	37082-A3
VC-505233PL	3	37082-A3
VC-505235PL	3	37082-A3
VC-505245PL	2	37082-A4
VC-505246PL	3	37082-A4
VC-505247PL	3	37082-A4
VC-505368PL	3	36082-H4
VC-505369PL	3	36082-H4
VC-535430PL	6	36082-H3
VC-535438PL	3	37082-A3
VC-535439PL	3	37082-A3
VC-535440PL	2	37082-A3
VC-535442PL	2	37082-A3
VC-535442PL	3	37082-A3
VC-535445PL	3	37082-A3
VC-535593PL	6	37082-A4
VC-535596PL	3	37082-A4
VC-535598PL	3	37082-A4
VC-535604PL	3	37082-A2
VC-535605PL	3	37082-A2
VC-535606WL	2	37082-A2
VC-535608PL	3	37082-A2
VC-535610PL	3	37082-B2
VC-535611PL	3	37082-A2
VC-535614PL	3	37082-A2
VC-535618PL	3	37082-B3
VC-535619PL	3	37082-B3

37

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
VC-535620PL	3	37082-B3
VC-535621PL	3	37082-B3
VC-535622PL	3	37082-B3
VC-535626PL	3	37082-A3
VC-535635PL	3	37082-A3
VC-535637PL	3	37082-A3
VC-535641PL	3	37082-A3
VC-535642PL	3	37082-A3
VC-535643PL	3	37082-A3
VC-535644PL	4	37082-A4
VC-535646PL	3	37082-B2
VC-535651	3	36082-H2
VC-535652	3	36082-H2
VC-535668PL	3	37082-A3
VC-535669PL	3	37082-A3
VC-535672PL	3	37082-A3
VC-535674	3	37082-A3
VC-535678PL	2	37082-A3
VC-535679PL	2	37082-A3
VC-535680PL	3	37082-A3
VC-535700PL	3	37082-A1
VC-535726PL	3	37082-A3
VC-535727PL	3	37082-A3
VC-535728PL	3	37082-A3
VC-535732PL	3	37082-A3
VC-535904PL	3	37082-A3
VC-535906PL	3	37082-A3
VC-535947PL	4	37082-A2
VC-535953PL	4	37082-B3
VC-536068WL	2	37082-A2
VC-536397PL	2	37082-A2
VC-536476WL	2	37082-B2
VC-536531PL	3	36082-H4

38

EXHIBIT A-1

GATHERING ASSETS

Pipe ID	Diameter	Quad ID
VC-703568PL	3	37082-A3

Names
BF-173
BF-171
BF-184
Nora T 16” Replacement
BF-90
BF-159
BF-102
BF-179
BF-169
BF-168
BF-152
BF-196
BF-197
BF-30 Relocation
BF-150
BF-138
BF-144
BF-165
BF-177
BF-176
BF-183
BF-182
BF-138

39

MAP

EXHIBIT A-1 Gathering Assets
Buchanan, Dickenson, Russell and Wise
Counties, Virginia

EXHIBIT A-2

WATER DISPOSAL WELLS; OTHER EXCLUDED ASSETS’

WATER DISPOSAL WELLS

EPC Well No.	EPC Well Name	API Well No.	State	County
750148	Jesse Wampler 93 P-148	45-051-20531-00	VA	Dickenson
750143	J. Wampler V-750143 (P-143)	45-051-20486-00	VA	Dickenson
750171	Interstate Coal & Iron 110 P-171	45-051-20733-00	VA	Dickenson
750132	Interstate Coal & Iron 83 P-132	45-051-20437-00	VA	Dickenson
750205	Interstate Coal & Iron 140 P-205	45-051-20837-00	VA	Dickenson
535517	VWD-535517	45-051-25689-00	VA	Dickenson

OIL AND GAS WELLS

EPC Well No.	EPC Well Name	API Well No.	State	County
142571	Lon B. Rogers Unit 35	45-027-22535-00	VA	Buchanan
143761	Jewell 2	45-027-20937-00	VA	Buchanan

TRANSFER FACILITIES

EPC Facility No.	Description	State	County
P-143 T-1 & T-2 Transfer Facilities	Unloading and storage facilities, with pump house, together with associated pipelines to injection facility located at Well P-143 SWD.	VA	Dickenson

1

EXHIBIT A-3

EQUIPMENT, MACHINERY, FIXTURES AND OTHER TANGIBLE
PERSONAL PROPERTY AND IMPROVEMENTS

1.	Vehicles
2.	Warehouses
3.	Offices and contents other than the Assets

EXHIBIT A-4
EXCLUDED ASSETS

WELLS AND ASSOCIATED FLOW/GATHERING LINES

EPC Well No.	EPC Well Name	API Well No.	State	County
702627	VCP2627 - Horn, Lucinda 462	45-195-22155-00	VA	Wise
702838	VCP2838 - Addington, Joseph 480	45-195-22333-00	VA	Wise
702839	VD2839 - Chase, J. T. 621	45-195-23298-00	VA	Wise
703576	V3576 - Addington, J. H. 567	45-195-23137-00	VA	Wise
703804	VD3804 - Addington, J. H. 668	45-195-23742-00	VA	Wise
790133 (a/k/a 703804)
790135 (a/k/a 702839)

OTHER

RF-11

Dickenson #4 Tap

1

EXHIBIT A-5

DELINQUENT LIENS FOR CURRENT TAXES OR ASSESSMENTS

Equitable Production Company (EPC) has filed administrative refund claims for tax years 2003 through 2005 in Wise County, Virginia, for property taxes on gathering assets. EPC has not received a formal response on its claim from Wise County; however, EPC filed an Application for Correction of Erroneous Assessment of Property Tax for such matter in the Circuit Court of Wise County on March 1, 2007.

In connection with the claims above, Equitable Gathering Equity, LLC (EGEL) has also contested in good faith the assessment for 2006 and has only remitted the portion of tax assessed by Wise County that it believes it owes under the statute. EGEL disagrees with the assessments for years 2006 – present and will request a refund through administrative or other legal means within the statutory time limitation period.

EXHIBIT A-6

DELINQUENT LIENS ARISING IN THE ORDINARY COURSE OF BUSINESS

None

EXHIBIT B

FORM OF CONVEYANCE

[Attached behind this page.]

EXHIBIT “B”

TO CONTRIBUTION AGREEMENT

BETWEEN

EQUITABLE PRODUCTION COMPANY

EQUITABLE GATHERING EQUITY, LLC

PINE MOUNTAIN OIL AND GAS, INC.

AND

NORA GATHERING, LLC

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

COMMONWEALTH OF VIRGINIA                                                   §

COUNTIES OF                                                                §

THIS CONVEYANCE, ASSIGNMENT AND BILL OF SALE (this “Assignment”) dated as of                      , 2007, but effective as of 12:01 a.m. local time where the Assets are located on June 1, 2006 (the “Effective Time”), is from Equitable Production Company, a corporation organized under the laws of the Commonwealth of Pennsylvania (“EPC”), Equitable Gathering Equity, LLC, a limited liability company organized under the laws of Delaware (“EGEL”, and, collectively with EPC, “Assignor”), to Nora Gathering, LLC, a limited liability company organized under the laws of Delaware (“Assignee”). Assignor and Assignee are sometimes referred to collectively as the “Parties” and individually as a “Party.” All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Contribution Agreement between EPC, EGEL, Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and Assignee, dated as of                        , 2007 (the “Contribution Agreement”).

For Ten and No/100 Dollars (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Assignor hereby GRANTS, CONVEYS, ASSIGNS and TRANSFERS to Assignee all of Assignor’s right, title and interest (real, personal, mixed, contractual or otherwise) in and to the following (the “Assets”):

(a)           the gas gathering system; facilities, compressors, pipelines, pig and other  stations and Easements described on Exhibit A-1 attached hereto (the “Gathering Assets”);

(b)           all presently existing contracts, agreements and instruments by which the Assets are bound or subject, including operating agreements, pipeline agreements,

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declarations and orders, exchange agreements, and transportation agreements, but excluding any contract, agreement or instrument to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such contract, agreement or instrument or a material impairment of the rights thereunder (subject to such exclusions, the “Contracts”);

(c)           all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Gathering Assets or other Assets (the “Easements”), including those Easements described on Exhibit A-1, but excluding any of the foregoing to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such permit or other instrument or a material impairment of the rights thereunder;

(d)           all gathering lines, pipelines, compressors, equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the ownership or operation of the Gathering Assets or other Assets, but excluding any such items included in the Excluded Assets; and

(e)           the Records.

Notwithstanding anything to the contrary contained herein; the Assets shall not include, and the following are excepted, reserved and excluded from the transactions contemplated hereby (collectively, the “Excluded Assets”):

(a)           all water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, primarily used in connection with the disposal of produced water derived from or otherwise attributable to any of the wells that produce gas transported through the Gathering Assets, including those water disposal wells and associated facilities described on Exhibit A-2 attached hereto;

(b)           all corporate, financial, income and franchise tax and legal records of Assignor that relate to Assignor’s business generally (other than those relating primarily to the Assets), and all books, records and files that relate to the Excluded Assets and copies of any Records retained by Assignor;

(c)           (i) equipment, machinery, fixtures and other tangible property and improvements described on Exhibit A-3 attached hereto; (ii) computers and peripheral

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equipment related to such equipment; (iii) communication and telecommunication equipment including but not limited to radios, towers, and networking equipment; (iv) custom applications and databases; (v) measurement and data collection devices; and (vi) software and associated licenses, including but not limited to any software relating to the SCADA System, Enertia, Altra, Flow-Cal, Talon, Aries, Production Access, Pre-drill Manager, Geographix, Synergy, and CygNet;

(d)           all rights and all obligations of Assignor with respect to any refund or payment of Taxes or other costs or expenses borne by Assignor or Assignor’s predecessors in interest and title attributable to the Assets and the period prior to the Effective Time;

(e)           all rights and all obligations of Assignor with respect to the claims and causes of action relating to the Assets that accrued or arose prior to the Effective Time (other than claims or causes of action for proceeds to which Assignee is entitled under Section 1.5 (b) of the Contribution Agreement);

(f)            Assignor’s area-wide bonds, permits and licenses (including all Federal Communications Commission licenses) or other permits, licenses or authorizations used in the conduct of Assignor’s business generally and not exclusively related to the Gathering Assets; and

(g)           those other assets and interests identified on Exhibit A-4 attached hereto.

Assignor warrants title to the Assets from and against the claims and demands of all persons claiming by, through or under Assignor and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. This Assignment shall transfer to Assignee all rights or actions on title warranties given or made by Assignor’s predecessors (other than its Affiliates) to the extent that such title warranties pertain to the Assets and Assignor may legally transfer such rights.

EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH AND IN THE CONTRIBUTION AGREEMENT, THE ASSETS ARE CONVEYED TO ASSIGNEE “AS IS, WHERE IS” AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY PROVIDED IN THE CONTRIBUTION AGREEMENT OR IN THIS ASSIGNMENT, ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO: (a) MERCHANTABILITY OF THE ASSETS, (b) FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE, (c) CONDITION OF THE ASSETS, (d) CONFORMITY OF THE ASSETS TO MODELS OR SAMPLES OF MATERIALS (e) TITLE TO THE ASSETS OR (f) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES UPON WHICH THEY ARE LOCATED.

TO HAVE AND TO HOLD the Assets subject to the following terms and conditions:

1.             Permitted Encumbrances. The Assets are assigned by Assignor subject to all Permitted Encumbrances.

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2.             Compliance with Laws. This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations that are promulgated, issued or enacted by a governmental entity having jurisdiction.

3.             Assumption of Obligations. Assignee assumes and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor as to the Assets and interest herein assigned accruing on or after the date hereof, and, from and after the date hereof, Assignee accepts and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor under the Contracts or with respect to the interest assigned hereby in other agreements, (in each case) to the extent accruing on or after the date hereof and to the extent required in such Contracts or other agreements.

4.             Successors and Assigns. The terms, covenants and conditions contained in this Assignment are binding upon and inure to the benefit of the Parties and their respective successors and assigns, and such terms, covenants and conditions are covenants running with the land and with each subsequent transfer or assignment of the Assets or any part thereof.

5.             Contribution Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Contribution Agreement. The terms, covenants and conditions of the Contribution Agreement are incorporated herein by reference. If there is a conflict between the provisions of the Contribution Agreement and this Assignment, the provisions of the Contribution Agreement shall control.

6.             Further Assurances. After the date of this Assignment, the Parties shall, without further consideration, use reasonable good faith efforts to execute, deliver, and record or cause to be executed, delivered, and recorded such instruments of conveyance and transfer, and take such other actions as may be reasonably required to effectively vest in Assignee beneficial and record title to the Assets.

7.             Choice of Law. This Assignment and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

8.             Covenant. Assignor and Assignee acknowledge that the Assets are being conveyed and assigned to use for the transportation of certain gas and other Hydrocarbons of EPC and/or PMOG and their respective Affiliates in accordance with the priorities set forth in Section 2.12 of that certain Amended and Restated Limited Liability Company Agreement of even date herewith among EGEL, PMOG and Assignee.

9.             Recorded Counterparts. A counterpart original of this Assignment shall be filed for record in Buchanan, Dickenson, Wise and Russell Counties, Virginia.

[signature page follows]

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EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

ASSIGNOR	ASSIGNEE

EQUITABLE PRODUCTION COMPANY	NORA GATHERING, LLC

By:	By:
Name:	Name:
Title:	Title:

EQUITABLE GATHERING EQUITY, LLC

By:
Name:
Title:

SIGNATURE PAGE TO CONVEYANCE, ASSIGNMENT AND BILL OF SALE

EXHIBIT “B”

TO CONTRIBUTION AGREEMENT

BETWEEN

EQUITABLE PRODUCTION COMPANY

EQUITABLE GATHERING EQUITY, LLC

PINE MOUNTAIN OIL AND GAS, INC.

AND

NORA GATHERING, LLC

CONVEYANCE, ASSIGNMENT AND BILL OF SALE

COMMONWEALTH OF VIRGINIA                                               §

COUNTIES OF                                                   §

THIS CONVEYANCE, ASSIGNMENT AND BILL OF SALE (this “Assignment”) dated as of                    , 2007, but effective as of 12: 01 a. m. local time where the Assets are located on June 1, 2006 (the “Effective Time”), is from Pine Mountain Oil and Gas, Inc., a corporation organized under the laws of the Commonwealth of Virginia (“Assignor”), to Nora Gathering, LLC, a limited liability company organized under the laws of Delaware (“Assignee”). Assignor and Assignee are sometimes referred to collectively as the “Parties” and individually as a “Party.” All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Contribution Agreement between Equitable Production Company, a Pennsylvania corporation, Equitable Gathering Equity, LLC, a Delaware limited liability company, Assignor and Assignee, dated as of                    , 2007 (the “Contribution Agreement”).

For Ten and No/100 Dollars (US$10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Assignor hereby GRANTS, CONVEYS, ASSIGNS and TRANSFERS to Assignee all of Assignor’s right, title and interest (real, personal, mixed, contractual or otherwise) in and to the following (the “Assets”):

(a)           the gas gathering system, facilities, compressors, pipelines, pig and other stations and Easements described on Exhibit A-1 attached hereto (the “Gathering Assets”);

(b)           all presently existing contracts, agreements and instruments by which the Assets are bound or subject, including operating agreements, pipeline agreements, declarations and orders, exchange agreements, and transportation agreements, but

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excluding any contract, agreement or instrument to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such contract, agreement or instrument or a material impairment of the rights thereunder (subject to such exclusions, the “Contracts”);

(c)           all easements, permits, licenses, servitudes, rights-of-way, surface leases and other surface rights appurtenant to, and used or held for use primarily in connection with, the Gathering Assets or other Assets (the “Easements”), including those Easements described on Exhibit A-1, but excluding any of the foregoing to the extent that (1) transfer is restricted by third-party agreement or applicable Law, (2) Assignor is unable to obtain, using commercially reasonable efforts, a waiver of, or otherwise satisfy, such transfer restriction (provided that Assignor shall not be required to provide consideration or undertake obligations to or for the benefit of the holders of such rights in order to obtain any necessary consent or waiver), and (3) the failure to obtain such waiver or satisfy such transfer restriction would cause a termination of such permit or other instrument or a material impairment of the rights thereunder;

(d)           all gathering lines, pipelines, compressors, equipment, machinery, fixtures and other tangible personal property and improvements used or held for use primarily in connection with the ownership or operation of the Gathering Assets or other Assets, but excluding any such items included in the Excluded Assets; and

(e)           the Records.

Notwithstanding anything to the contrary contained herein, the Assets shall not include, and the following are excepted, reserved and excluded from the transactions contemplated hereby (collectively, the “Excluded Assets”):

(a)           all water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, primarily used in connection with the disposal of produced water derived from or otherwise attributable to any of the wells that produce gas transported through the Gathering Assets, including those water disposal wells and associated facilities described on Exhibit A-2 attached hereto;

(b)           all corporate, financial, income and franchise tax and legal records of Assignor that relate to Assignor’s business generally (other than those relating primarily to the Assets), and all books, records and files that relate to the Excluded Assets and copies of any Records retained by Assignor;

(c)           (i) equipment, machinery, fixtures and other tangible property and improvements described on Exhibit A-3 attached hereto; (ii) computers and peripheral equipment related to such equipment; (iii) communication and telecommunication

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equipment including but not limited to radios, towers, and networking equipment; (iv) custom applications and databases; (v) measurement and data collection devices; and (vi) software and associated licenses, including but not limited to any software relating to the SCADA System, Enertia, Altra, Flow-Cal, Talon, Aries, Production Access, Pre-drill Manager, Geographix, Synergy, and CygNet;

(d)           all rights and all obligations of Assignor with respect to any refund or payment of Taxes or other costs or expenses borne by Assignor or Assignor’s predecessors in interest and title attributable to the Assets and the period prior to the Effective Time;

(e)           all rights and all obligations of Assignor with respect to the claims and causes of action relating to the Assets that accrued or arose prior to the Effective Time (other than claims or causes of action for proceeds to which Assignee is entitled under Section 1.5(b) of the Contribution Agreement);

(f)            Assignor’s area-wide bonds, permits and licenses (including all Federal Communications Commission licenses) or other permits, licenses or authorizations used in the conduct of Assignor’s business generally and not exclusively related to the Gathering Assets;

(g)           those other assets and interests identified on Exhibit A-4 attached hereto; and

(h)           all of Assignor’s rights and interests under that certain Easement Agreement of even date herewith between Assignor and Assignee and any interest of Assignor in and to the mineral estate and associated interests in the lands covered by such Easement Agreement.

Assignor warrants title to the Assets from and against the claims and demands of all persons claiming by, through or under Assignor and its Affiliates, but not otherwise, subject to the Permitted Encumbrances. This Assignment shall transfer to Assignee all rights or actions on title warranties given or made by Assignor’s predecessors (other than its Affiliates) to the extent that such title warranties pertain to the Assets and Assignor may legally transfer such rights.

EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING PARAGRAPH AND IN THE CONTRIBUTION AGREEMENT, THE ASSETS ARE CONVEYED TO ASSIGNEE “AS IS, WHERE IS” AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY PROVIDED IN THE CONTRIBUTION AGREEMENT OR IN THIS ASSIGNMENT, ASSIGNOR MAKES NO, AND EXPRESSLY DISCLAIMS AND NEGATES ANY, REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY AS TO: (a) MERCHANTABILITY OF THE ASSETS, (b) FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE, (c) CONDITION OF THE ASSETS, (d) CONFORMITY OF THE ASSETS TO MODELS OR SAMPLES OF MATERIALS (e) TITLE TO THE ASSETS OR (f) THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTIES UPON WHICH THEY ARE LOCATED.

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TO HAVE AND TO HOLD the Assets subject to the following terms and conditions:

1.                                      Permitted Encumbrances. The Assets are assigned by Assignor subject to all Permitted Encumbrances.

2.                                      Compliance with Laws. This Assignment is made subject to all applicable laws, statutes, ordinances, permits, decrees, orders, judgments, rules and regulations that are promulgated, issued or enacted by a governmental entity having jurisdiction.

3.                                      Assumption of Obligations. Assignee assumes and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor as to the Assets and interest herein assigned accruing on or after the date hereof, and, from and after the date hereof, Assignee accepts and agrees to perform and be bound by all of the terms, covenants, conditions, obligations and liabilities of Assignor under the Contracts or with respect to the interest assigned hereby in other agreements, (in each case) to the extent accruing on or after the date hereof and to the extent required in such Contracts or other agreements.

4.                                      Successors and Assigns. The terms, covenants and conditions contained in this Assignment are binding upon and inure to the benefit of the Parties and their respective successors and assigns, and such terms, covenants and conditions are covenants running with the land and with each subsequent transfer or assignment of the Assets or any part thereof.

5.                                      Contribution Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in the Contribution Agreement. The terms, covenants and conditions of the Contribution Agreement are incorporated herein by reference. If there is a conflict between the provisions of the Contribution Agreement and this Assignment, the provisions of the Contribution Agreement shall control.

6.                                      Further Assurances. After the date of this Assignment, the Parties shall, without further consideration, use reasonable good faith efforts to execute, deliver, and record or cause to be executed, delivered, and recorded such instruments of conveyance and transfer, and take such other actions as may be reasonably required to effectively vest in Assignee beneficial and record title to the Assets.

7.                                      Choice of Law. This Assignment and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.

8.                                      Covenant. Assignor and Assignee acknowledge that the Assets are being conveyed and assigned to use for the transportation of certain gas and other Hydrocarbons of EPC and/or PMOG and their respective Affiliates in accordance with the priorities set forth in Section 2.12 of that certain Amended and Restated Limited Liability Company Agreement of even date herewith among EGEL, PMOG and Assignee.

9.                                      Recorded Counterparts. A counterpart original of this Assignment shall be filed for record in Buchanan, Dickenson, Wise and Russell Counties, Virginia.

[signature page follows]

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EXECUTED on the day and year first referenced above, but effective as of the Effective Time.

ASSIGNOR	ASSIGNEE

PINE MOUNTAIN OIL AND GAS, INC.	NORA GATHERING LLC

By:	By:
Name:	Name:
Title:	Title:

SIGNATURE PAGE TO CONVEYANCE, ASSIGNMENT AND BILL OF SALE

STATE OF PENNSYLVANIA	§
§
COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this           day of            , 2007, by           , to me personally known, who, being by me duly sworn, did say that he is           of Pine Mountain Oil and Gas, Inc., and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this           day of           , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

STATE OF PENNSYLVANIA	§

§
COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this           day of            , 2007, by           , to me personally known, who, being by me duly sworn, did say that he is           of Nora Gathering, LLC, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this           day of           , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

Attachments

Exhibits A-1, A-2, A-3 and A-4

ACKNOWLEDGEMENT PAGE TO CONVEYANCE, ASSIGNMENT AND BILL OF SALE

EXHIBIT C

FORM OF AMENDED AND RESTATED LIMITED

LIABILITY COMPANY AGREEMENT OF COMPANY

[Attached behind this page.]

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

of

NORA GATHERING, LLC

Effective as of               , 2007

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Section 11.6	No Third-Party Beneficiaries	45
Section 11.7	Amendments and Waivers	45
Section 11.8	Expenses of the Members; Taxes	45
Section 11.9	No Right of Set-Off	45
Section 11.10	Relationship of the Members	45
Section 11.11	Disclaimer of Fiduciary Duties	46
Section 11.12	No Partition	46
Section 11.13	Remedies Cumulative	46
Section 11.14	Counterparts	46
Section 11.15	Joint Defense	46

Exhibit A	-	Definitions and Interpretation

Exhibit B	-	Certificate of Formation

Exhibit C	-	Schedule of Ownership

Exhibit D	-	Form of Gas Gathering Agreement for Members and Affiliates

Exhibit E	-	Approved Annual Budget for Fiscal Year 2007

Exhibit F	-	Nora-T Line

Exhibit G	-	Form of Non-Member Interconnect Agreement

Exhibit H	-	Form of Member Interconnect Agreement

Exhibit I	-	Operating Member Cost Reimbursement

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NORA GATHERING, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) OF NORA GATHERING, LLC (the “Company”), effective as of                     , 2007, is adopted, executed and agreed by the Members (as defined in Exhibit C, as amended from time to time) and the Company.

WHEREAS, Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”), formed the Company as a limited liability company under the laws of the State of Delaware on April   , 2007, as its sole member, and in connection therewith executed a limited liability company agreement of the Company, dated as of April   , 2007 (the “Original LLC Agreement”);

WHEREAS, prior to the consummation of the transactions in the next recital, the Company had no assets or liabilities;

WHEREAS, Equitable Production Company, a Pennsylvania corporation (“EPC”), EGEL, Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and the Company entered into that certain Contribution Agreement, dated as of April         , 2007 (the “Contribution Agreement”), whereby EPC and EGEL contributed all of their right, title and interest in and to that certain natural gas pipeline gathering system and pipeline located in Dickenson, Buchanan, Wise and Russell Counties, Virginia, commonly known as the Nora gas gathering system and the Nora-T pipeline, used in the gathering of natural gas and as further described therein (such system and pipeline, together with related assets contributed to the Company, the “Gathering Assets”) to the Company, and PMOG contributed a specified amount of cash and its interest (if any) in certain assets related to the Gathering Assets to the Company on the terms and conditions set forth therein (in each case) in exchange for Membership Interests in the Company; and

WHEREAS, the Members now desire to enter into this Agreement to establish their relative rights and obligations with respect to the Company.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Members and the Company hereby agree as follows:

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ARTICLE 1

DEFINITIONS AND INTERPRETATION

Section 1.1            Definitions and Interpretation.  Capitalized terms used in this Agreement and the Exhibits hereto, but not otherwise defined in this Agreement and the Exhibits hereto shall have the meanings assigned to such terms in Exhibit A. Exhibit A also sets forth certain rules applicable to the interpretation of this Agreement.

ARTICLE 2

ORGANIZATION AND MEMBERSHIP INTERESTS

Section 2.1            Formation. The Company was organized as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate of Formation”), a copy of which is attached hereto as Exhibit B, with the Secretary of State of Delaware pursuant to the Act. This Agreement amends and restates the Original LLC Agreement.

Section 2.2            Name. Pursuant to the Certificate of Formation, the legal name of the Company is “Nora Gathering, LLC” and all Company business must be conducted in such name or such other names that comply with Applicable Law as the Management Committee may select from time to time.

Section 2.3            Registered Office; Registered Agent; Principal Office. The registered office of the Company in the State of Delaware shall be the initial registered office designated in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in accordance with Applicable Law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Management Committee may designate from time to time in accordance with Applicable Law. The principal office of the Company shall be at such place as the Management Committee may designate, and the Operating Member shall (i) maintain the Company’s records there or such other place as the Management Committee may designate from time to time in accordance with Applicable Law and (ii) keep the street address of such principal office at the registered office of the Company in the State of Delaware.

Section 2.4            Purpose of the Company. The purpose of the Company is to own, construct, maintain, manage, operate and Transfer the Gathering System and to engage in the business of gathering, compressing, transporting and delivering natural gas and all other necessary and appropriate activities incidental to the foregoing.

Section 2.5            Foreign Qualification. Prior to the Company conducting business in any jurisdiction other than the State of Delaware, the Operating Member shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Operating Member, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Operating Member, each Member shall execute, acknowledge, swear to, and deliver all certificates and other

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instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

Section 2.6            Term. The existence of the Company commenced as of the date upon which the Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware, and the Company shall continue in existence until it is dissolved in accordance with the provisions of this Agreement, and to the extent provided under the Act, until its affairs are wound up and the Company is terminated in accordance with the provisions of this Agreement and the Act (the “Term”).

Section 2.7            Title to Property; Contracts. The Gathering System owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Gathering System in its individual name. The Company shall hold title to the Gathering System in the name of the Company and not in the name of any Member. All contracts and agreements entered into on behalf of the Company by any Member (whether or not in such Member’s capacity as the Operating Member) shall be in the name of the Company and not in the name of such Member.

Section 2.8            No Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than United States federal and state tax purposes, and this Agreement shall not be construed to suggest otherwise.

Section 2.9            Membership Interests. The names, addresses and relative Membership Interests of the Members are as set forth on Exhibit C attached hereto. If and when the Company issues additional Membership Interests or a Member Transfers all or a portion of its Membership Interest pursuant to, and in accordance with, the terms and conditions of this Agreement, then upon such issuance or Transfer, as applicable, the Operating Member shall amend Exhibit C and the records of the Company, as appropriate, to reflect such issuance or Transfer and deliver to each Member, within a reasonable time thereafter, a copy of Exhibit C, as amended.

Section 2.10         Transactions With Members. Nothing contained in this Agreement shall prohibit the Company from entering into any transactions or arrangements with any Member or its Affiliates; provided, however, that, except for the Approved Affiliate Transactions, the Management Committee shall have approved such transactions or arrangements.

Section 2.11         Right of Competition.

(a)       The Members hereby expressly agree that, except as set forth in Section 2.11(b) and Section 3.5(c), there is no duty or obligation of a Member or its Affiliates to offer to the Company or its other Members or their Affiliates any particular business opportunity, project or property which may become available to such Member or its Affiliates, and to the extent permitted by Applicable Law and subject to the foregoing, the Members waive any duties or obligations of the other Members and their Affiliates under Applicable Law to offer to the Company or such Members or their Affiliates any such business opportunity, project or property.

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(b)      Notwithstanding anything herein to the contrary, each Member (the “Presenting Member”) agrees that it shall present, by written notice (the “Construction Notice”) to the Management Committee and the other Members, any proposed construction of a natural gas pipeline, separate compression or other facility (the “Proposed Facility”) by such Presenting Member or its Affiliates within the AMI for the gathering of gas from any well in the AMI in which any Member (or its Affiliates) owns or controls a working interest. The Construction Notice must include a description of the Proposed Facility, the timing of the proposed construction and a reasonable estimate of (i) the aggregate costs of such proposed construction and (ii) the natural gas volumes expected to flow through such Proposed Facility during the next ten (10) year period (which shall be accompanied by a current reserve report for the area served by the Proposed Facility). The Company, acting through the Management Committee by the affirmative vote of the Committee Members (other than the Presenting Member and its Affiliates) representing more than fifty percent (50%) of the Membership Interests remaining after excluding the Membership Interests held by the Presenting Member and its Affiliates, shall have the first right and opportunity for sixty (60) days from the receipt of the Construction Notice to elect, by written notice from the Management Committee to the Presenting Member, to construct, own and operate the Proposed Facility under the terms of this Agreement as an addition to the Gathering System; provided, that this Section 2.11(b) shall have no applicability to the Parallel Pipeline described in Section 3.5(d). If the Company so elects to construct, own and operate the Proposed Facility in accordance with the previous sentence, then the Members agree that the then current Approved Annual Budget shall be automatically amended to include the estimated cost of the Proposed Facility in such Approved Annual Budget. Failure of the Management Committee to timely deliver the written notice to the Presenting Member shall be deemed an election by the Company to not construct, own or operate the Proposed Facility. If the Company does not elect to construct, own or operate the Proposed Facility pursuant to this Section 2.11(b), then the Presenting Member may construct, own and operate the Proposed Facility at its sole cost and expense and connect the Proposed Facility to the Gathering System pursuant to Section 3.5 hereof or any alternative gathering system. The Company and the Members hereby acknowledge that, subject to the provisions of the Operating Agreement, a Member (or its Affiliates) may connect any well (inside or outside of the AMI) in which such Member (or its Affiliates) owns or controls a working interest to another gathering system other than the Gathering System, and such Member shall not be deemed to have breached any of its obligations to the Company if it decides to do so.

(c)       Subject to a Member’s and any of its Affiliate’s obligations under this Agreement, the Operating Agreement, other applicable agreements and Applicable Law, it is understood and agreed that (i) a Member shall not be required to devote all of its time to the Company’s business, and (ii) any Member and its Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including the ownership, acquisition, development, operation and management of natural gas gathering systems, gas transmission and other pipeline systems, gas storage, gas processing, oil and gas properties, oil and gas drilling programs (including adjacent to the Gathering System) and/or any other business venture which may be in direct or indirect competition with the business and assets of the

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Company. Subject to a Member’s and any of its Affiliate’s obligations under this Agreement, the Operating Agreement, other applicable agreements and Applicable Law, (i) neither the Company nor any other Members or their Affiliates shall have any right, title or interest in or to such independent ventures or to any profits therefrom, (ii) to the extent permitted by Applicable Law, no Member or any of its Affiliates shall be in breach of its duties or obligations to the Company or other Members or their Affiliates under Applicable Law by engaging in such independent ventures, and (iii) each Member and the Company hereby waives any right or claim it may have against a Member or any of its Affiliates or any of their successors with respect to any such independent ventures or the income or profits therefrom.

Section 2.12         Gathering Agreements and Priority.

(a)       The Members and the Company agree that the Company, subject to the provisions of Section 3.9, shall gather gas owned by any Member or its Affiliates on substantially the terms contained in the agreement attached hereto as Exhibit D (the “Gathering Agreement”), with such changes as may be approved from time to time by the Management Committee. The Members agree that, in entering into agreements for gas gathering by the Company and conducting the Company’s business, the Operating Member shall use commercially reasonable efforts to cause gas produced from any well in the Contract Area in which a Member (or its Affiliates) and each of the other Members (or an Affiliate of the applicable Member) owns or controls a working interest under the Operating Agreement (“First Priority Gas”) to be transported with first priority and preference over any other gas that might be transported in the Gathering System. The Members further agree that, in entering into agreements for gas gathering by the Company, the Operating Member shall use commercially reasonable efforts to cause gas produced from any well in the Contract Area in which one or more (but not all) Members or their Affiliates own or control a working interest not subject to the Operating Agreement (“Second Priority Gas”) to be transported with priority and preference second only to First Priority Gas, and if more than one Member is transporting Second Priority Gas, then on pro rata basis. The Members further agree that, in entering into agreements for gas gathering by the Company, the Operating Member shall use commercially reasonable efforts to cause gas produced from any well outside of the Contract Area in which all Members or their Affiliates own or control a working interest (“Third Priority Gas”) to be transported with priority and preference second only to Second Priority Gas and First Priority Gas, and if more than one Member is transporting Third Priority Gas, then on pro rata basis. The Members further agree that, in entering into agreements for gas gathering by the Company, the Operating Member shall use commercially reasonable efforts to cause gas produced from any well outside of the Contract Area in which one or more (but not all) Members or their Affiliates own or control a working interest (“Fourth Priority Gas”) to be transported with priority and preference second only to Third Priority Gas, Second Priority Gas and First Priority Gas, and if more than one Member is transporting Fourth Priority Gas, then on pro rata basis. The Members acknowledge the existence of the Nora T/Kentucky West Interconnect on the Gathering System but agree that gas delivered through such Nora T/Kentucky West Interconnect shall be treated as Fourth Priority Gas, notwithstanding anything herein to the contrary.

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(b)      Notwithstanding any provision that provides priority in the Gathering System to the gas owned or controlled by any Member or its Affiliates, the Members further acknowledge and agree that there may be periods of time during which such priority cannot be maintained due to operational or production rate reasons. The Operating Member shall use its customary practices and other commercially reasonable efforts to attempt to facilitate the continued flow of the gas of each Member or its Affiliates through the Gathering System in accordance with the priorities established in Section 2.12(a) during such periods.

ARTICLE 3

MANAGEMENT

Section 3.1            Management.

(a)       The Company shall be a member managed limited liability company. To facilitate the orderly and efficient management of the Company, the Members shall act through the Management Committee and the Operating Member pursuant to this Article 3. Decisions or actions taken by the Management Committee and the Operating Member pursuant to this Agreement shall constitute decisions or actions by the Company and shall be binding on the Company.

(b)      The “Management Committee” shall be composed of each Member that is the holder of record of a Membership Interest. Each such Member entitled to a position on the Management Committee shall be a “Committee Member.” If two or more Members are Affiliates, then only one of the Affiliated Members shall be permitted to be a Committee Member. Such Affiliated Members may decide which Member among or between them will represent their collective interests as a Committee Member. Each Committee Member shall, by notice to the Company and each other Member, nominate one principal representative (the “Principal Representative”) and one alternate representative (the “Alternate Representative” and each Principal Representative or Alternate Representative being a “Representative”) to represent such Committee Member at meetings of the Management Committee. Each Committee Member shall have the right at any time, by notice to the Company and each other Committee Member, to remove with or without cause and replace any Representative nominated by it. The Representatives shall be duly constituted as the authorized representatives and agents of the appointing Committee Members for purposes of exercising the rights, powers and duties of such Committee Members hereunder and each Representative shall have the right to vote and take action by written consent on behalf of the Committee Member that nominated such Representative. When a Principal Representative is absent, such Representative shall be replaced by the Alternate Representative nominated by the same Committee Member. Each Committee Member shall cause its Representatives to take commercially reasonable efforts to attend all of the meetings of the Management Committee.

(c)       Each Member hereby agrees that, it shall not take, nor permit its Representatives to take, without the prior written consent of the Management Committee,

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any action which would commit or bind, or purport to commit or bind, the Company to any act, agreement or other instrument or undertaking of any kind or nature whatsoever, nor expend, nor permit its Representatives to expend, without the prior written consent of the Management Committee, any amounts for the account of the Company, and will indemnify each other Member and the Company against any claim, loss, damage or liability to which such other Member or the Company may become subject by reason of any breach of this undertaking by that Member; provided, that the provisions of this paragraph shall not apply to actions taken by the Operating Member in its capacity as Operating Member, in compliance with the provisions of this Agreement. The Company shall indemnify and hold harmless (to the extent of the Company’s assets only) each Member and its Affiliates from any and all damages, losses, costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities arising from or relating to settlements, claims, demands or causes of action brought by or on behalf of any Person (other than the Company, the Members or their Affiliates), which settlements, claims, demands or causes of action arise out of or result from the Company’s activities and business, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), strict liability, violation of Applicable Law, or other legal fault of such Member or Affiliate (excluding, however, any such damages, losses, costs, expenses and liabilities, including reasonable attorneys’ fees and expenses, to the extent caused by the gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by such Member or Affiliate) of such Member or Affiliate).

(d)      The vote of each Committee Member shall be equal to the Membership Interest of such Committee Member or, where two Members are Affiliates, the collective Membership Interests of the group of Members that are Affiliates. Except as otherwise provided in this Agreement (including Section 2.11(b), Section 3.2(e), Section 3.2(f), Section 3.3(c), Section 6.7(a), Section 7.1(c), Section 7.3(a) and Section 7.3(b)), the Management Committee shall make decisions, take actions or give its consent or approval by the affirmative vote of the Committee Members representing more than fifty percent (50%) of the Membership Interests. The same vote required for any decision, action, consent or approval of the Management Committee as provided herein (including the vote required by Section 2.11(b), Section 3.2(e), Section 3.2(f), Section 3.3(c), Section 6.7(a), Section 7.1(c), Section 7.3(a) and Section 7.3(b)) shall also be required for any amendment to, or modification of, such decision, action, consent or approval or ratification of such decision, action, consent or approval not previously approved by it.

(e)       Management Committee meetings shall be held in person, by proxy or by telephone conference call, video conference or similar means whereby all participating Representatives in attendance at the meeting can hear and speak to each other. Any Member entitled to vote at a Management Committee meeting shall have the right to call such a meeting by giving notice to the Principal Representative of each Committee Member of the time, date, location and means of conducting such meeting and the agenda for such meeting at least ten (10) days prior to such meeting or, for a meeting in a case of emergency with respect to the Gathering Assets, as soon as reasonably practicable prior to such meeting (it being understood that the sole agenda item for a meeting in a case of emergency with respect to the Gathering Assets shall be the item giving rise to such

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emergency). Meetings of the Management Committee shall be held not less frequently than once every calendar year beginning in 2008. Notice of any meeting or of the agenda for the meeting or both shall be deemed waived if waived in writing by all Committee Members entitled to vote at such meeting. Additional items may be added to the agenda by any Committee Member, in each case by notice to each Committee Member not less than three (3) days prior to the scheduled date for the meeting, except for a meeting in a case of emergency with respect to the Gathering Assets. If notice of the agenda for a Management Committee meeting has not been waived as provided above, only items on the agenda may be the subject of a vote at such meeting, unless otherwise agreed by all Committee Members entitled to vote at such meeting. Except for a meeting in a case of emergency with respect to the Gathering Assets, the notice for a Management Committee meeting provided in the third preceding sentence or the notice of a change in the agenda therefor provided in the immediately preceding sentence shall in each case be provided in accordance with Section 11.2 and shall be accompanied by such written materials as would provide to each Committee Member information reasonably sufficient for such Committee Member to reach an informed business decision on each item on such agenda. Notwithstanding the preceding sentence, failure to receive such information shall in no event be cause for invalidity of any resolution adopted by the Management Committee or notice of such meeting. Committee Members shall be entitled to bring to Management Committee meetings Alternative Representatives and advisors whose expertise is reasonably related to the matters to be discussed.

(f)       Any decision or action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting by written consent of the Committee Members whose affirmative vote is required for the taking of such decision or action.

Section 3.2            Operating Member.

(a)       Each Member acknowledges and agrees that EGEL shall serve as the operating Member of the Company (the “Operating Member”), and in such capacity shall have certain rights, powers and authority as well as duties and responsibilities, each as set forth herein. The Operating Member shall use its reasonable efforts to perform its duties and responsibilities in its capacity as the Operating Member pursuant to this Agreement in accordance with all Applicable Law and in what it reasonably believes in good faith to be the best interests of the Company.

(b)      Except as otherwise provided herein, the Operating Member shall bear no cost, expense or liability of the Company and shall not be entitled to any remuneration in connection with its acting as the Operating Member. The costs and expenses of the Operating Member shall be reimbursed by the Company in accordance with the procedures and methods described on Exhibit I hereto. The Operating Member shall use its reasonable efforts to recoup such costs and expenses through the charging of gathering fees and rates for gathering of gas through the Gathering System, including pursuant to the terms of Exhibit C of the Gathering Agreement. The Members agree that the costs and expenses of the Operating Member covered by this Section 3.2(b) include (and are not in addition to) the costs and expenses incurred by the Operating Member pursuant to

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that certain Services Agreement, dated effective as January 1, 2005, between the EPC and EGEL, and the costs and expenses incurred by the Operating Member under such Services Agreement shall not operate to increase the costs and expenses for which the Operating Member is entitled to be reimbursed by the Company in accordance with the procedures and methods described on Exhibit I hereto.

(c)       The Company shall indemnify and hold harmless (to the extent of the Company’s assets only) the Operating Member and its Affiliates from any and all damages, losses, costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities arising from or relating to settlements, claims, demands or causes of action brought by or on behalf of any Person (other than the Company, the Members or their Affiliates), which settlements, claims, demands or causes of action arise out of or result from the Operating Member’s acting in its capacity as Operating Member and performing duties and responsibilities of the Operating Member under this Agreement, even though caused in whole or in part by a pre-existing defect, or the negligence (whether sole, joint or concurrent), strict liability, violation of Applicable Law, or other legal fault of the Operating Member or its Affiliates (excluding, however, any such damages, losses, costs, expenses and liabilities, including reasonable attorneys’ fees and expenses, to the extent caused by the gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by the Operating Member or its Affiliates) of the Operating Member or its Affiliates).

(d)      The Operating Member may resign at any time by one hundred and eighty (180) days prior written notice to the Management Committee.

(e)       The Operating Member may be removed by the Management Committee acting by the affirmative vote of the Committee Members representing at least fifty percent (50%) of the Membership Interest upon:

(i)         the Operating Member being adjudicated a bankrupt or insolvent;

(ii)        a Transfer of the Membership Interest of the Operating Member such that, following such Transfer, the Operating Member holds no Membership Interest; provided, that the Operating Member may Transfer all or any part of its Membership Interest and all of its right to act as Operating Member to any Affiliate of the Operating Member who is also a Member, subject to the provisions of Article 6; or

(iii)       the gross negligence or willful misconduct (which shall include actual knowledge at the time in question of material unlawful acts committed by the Operating Member) of the Operating Member;

provided, however, if the Operating Member disputes the propriety of removal pursuant to clause (iii) of this Section 3.2(e), no successor Operating Member shall be appointed, and the Operating Member shall continue to serve and discharge its duties in such capacity in accordance with this Agreement, until removal by court order or until such dispute has been resolved by a determination of a court of competent jurisdiction.

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(f)       In the event a successor Operating Member is necessary due to the resignation or removal of an Operating Member, the Management Committee shall meet as soon as possible to appoint a successor Operating Member, which successor Operating Member must be a Member. If an Operating Member is removed, such Operating Member shall have the right to vote on the election of the successor, but neither such Operating Member nor any of its Affiliates shall have the right to vote for itself or themselves as successor Operating Member unless approved by the Management Committee acting by the vote of all of the Committee Members other than the existing Operating Member and its Affiliates. In no event shall any Member or its Affiliate be appointed successor Operating Member without its consent. Upon the effective date of the resignation or removal, the successor Operating Member shall succeed to all duties, rights and authority prescribed for the Operating Member; provided, however, that the Operating Member shall continue to serve and discharge its duties in such capacity until the earlier of (i) one hundred and eighty (180) days after resignation or removal or (ii) the successor Operating Member shall have been appointed and assumed authority pursuant to this Section 3.2(f). The former Operating Member shall transfer to the successor Operating Member custody of all Company property and such books of account, records and other documents of the Company required to be maintained by Operating Member pursuant to this Agreement or otherwise held by such former Operating Member, provided that the former Operating Member shall be entitled to retain copies of any records and documents to which it would be entitled as a Member or as required by Applicable Law or its customary record retention policies.

(g)      Except for the decisions, actions, consents or approvals delegated to the Management Committee pursuant to this Agreement, the Operating Member shall conduct, direct and exercise control over all activities of the Company and the Gathering System, and shall have full power and authority on behalf of the Company to manage and administer the business and affairs of the Company and the Gathering System, and to do or cause to be done any and all acts deemed by the Operating Member in its sole discretion to be necessary or appropriate to conduct the business of the Company and the Gathering System, including the authority to take the actions described in this Agreement and to bind the Company and the Gathering System, in making contracts and incurring obligations in the name of the Company and the Gathering System, in the course of the business of the Company and the Gathering System. Without limiting the generality of the foregoing and except as provided in Section 3.3 or otherwise under this Agreement, the Operating Member’s power and authority shall include the power and authority on behalf of the Company to:

(i)          Direct, monitor and conduct the business and operations of the Company;

(ii)         Provide proper coordination between the Management Committee, the Company and the Members;

(iii)        Prepare and administer the Approved Annual Budgets, including making expenditures authorized thereunder;

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(iv)        Manage the daily operations of the Company;

(v)         Adopt such policies as it determines reasonably appropriate from time to time, including policies regarding contracting, accounting, employment and training;

(vi)        Negotiate, execute and administer any agreements or other documents executed herewith and therewith, in the name and on behalf of the Company, and to take any and all actions deemed appropriate or which may be required in connection with the foregoing;

(vii)       Apply for and obtain all necessary. Governmental Authorizations and post any bonds as may be required by the Company;

(viii)      Negotiate and settle any single third party damage claim or suit against the Company in complete settlement of such claim or suit involving the payment by the Company of not more than Five Hundred Thousand Dollars (US$500,000.00);

(ix)        Open, manage (including depositing funds into and withdrawing funds from) and close bank and investment accounts of the Company, authorize others to take such actions on behalf of the Company, pay and discharge expenses of the Company and hold Company funds advanced or received in Company bank and investment accounts (subject to netting the revenues received by the Company from its business and operations against the expenses incurred by the Company in connection with such business and operations in such cash management arrangement as the Operating Member determines to be commercially reasonably under the circumstances, unless otherwise required by the Management Committee); provided, that the Operating Member shall keep an accurate record of expenses incurred and charges against funds and credits received and shall make such reports thereof and deposits into bank and investment accounts of the Company as the Management Committee may direct;

(x)         Purchase and otherwise acquire real or personal property of every nature considered necessary or appropriate to carry on and conduct the business of the Company and the Gathering System, including necessary or appropriate improvements and expansions;

(xi)        Loan funds as may be authorized by the terms of the Contribution Agreement and be paid such indebtedness in accordance with such terms;

(xii)       Maintain, operate and manage the Gathering System; renew, replace, repair, abandon or make other appropriate disposition of the Company’s properties; contract with third Persons for such purposes; and do any and all other things necessary or appropriate to carry out the decisions of the Management Committee and the terms and provisions of this Agreement;

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(xiii)      Enter into and execute any necessary contractor service agreements, gas processing agreements, transportation agreements, disposal agreements, gas gathering, gas exchange or sales contracts, transfer orders, division orders and any other applicable agreements customarily employed in the oil and gas industry in connection with the acquisition, sale, management or operation of natural gas gathering system properties or in connection with facilitating the gathering of gas production received into and delivered from the Gathering System in accordance with this Agreement;

(xiv)      Sell, assign, convey or otherwise Transfer, for such consideration, and upon such terms and conditions as the Operating Member may determine to be in the best interests of the Company and the Gathering System, all or any part of the Gathering System assets, any interest therein, or any interest payable therefrom, and in connection therewith to execute and deliver such deeds, assignments and conveyances containing such warranties as the Operating Member may determine to be appropriate;

(xv)       Purchase, lease, rent or otherwise acquire or obtain the use of facilities, machinery, equipment, tools, materials and all other kinds and types of real or personal property that may in any way be deemed necessary, convenient or advisable in connection with carrying on the business of the Company and the Gathering System;

(xvi)      Pay rentals, all applicable taxes and any other amounts necessary or appropriate to the maintenance or operation of the Company and the Gathering System;

(xvii)     Sue and be sued, complain, defend and settle in the name of and on behalf of the Company and the Gathering System;

(xviii)    Quitclaim, surrender, release or abandon any of the Company assets that is not a material or used and useful asset, with or without consideration therefor;

(xix)       Execute in the name of the Company and deliver all checks, drafts, endorsements and other orders for the payment of Company and the Gathering System funds;

(xx)        Appear and represent the Company and the Gathering System before any Governmental Authority and to make all necessary or appropriate filings before such Governmental Authority; and

(xxi)       Take such other action, execute and deliver such other documents and perform such other acts as reasonably may be deemed by the Operating Member to be necessary or appropriate to carry out the business and affairs of the Company and the Gathering System in accordance with this Agreement.

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(h)      Except for the decisions, actions, consents or approvals delegated to the Management Committee pursuant to this Agreement, each Member hereby consents and agrees that the Operating Member is authorized to execute, deliver and perform the agreements, acts, transactions and matters to be performed by the Operating Member described in this Agreement on behalf of the Company and the Gathering System, without any further act, approval or vote of the Members.

(i)        In accomplishing the actions provided for in Section 3.2(g) and in fulfilling its obligations pursuant to this Agreement, the Operating Member may retain or use its personnel, properties and equipment, or the Operating Member may hire or rent personnel, properties and equipment of third Persons, and may employ on a temporary or continuing basis outside accountants, attorneys, consultants and others on such terms as the Operating Member deems advisable and in the best interests of the Company in the Operating Member’s judgment.

Section 3.3            Restrictions on Operating Member’s Power and Authority.

(a)       Unless such acts have been approved by the Management Committee or are contemplated by the then current Approved Annual Budget, the Operating Member shall not have the power or authority to itself, or to cause the Company and the Gathering System, to do or perform any of the following acts on behalf of the Company without having obtained the prior written consent of the Management Committee:

(i)         Incur any indebtedness or make any loan other than the indebtedness referred to in Section 3.2(g)(xi) and trade payables incurred in the ordinary course of the operations of the Company and the Gathering System;

(ii)        Sell, assign, convey or otherwise dispose of properties in any calendar year having with an aggregate net book value at the time of more than Five Hundred Thousand Dollars (US$500,000.00) (excluding any abandonment of properties in the ordinary course of operations);

(iii)       Mortgage, pledge, assign in trust or otherwise encumber or permit to be encumbered any of the Company assets, except for (A) materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s and other similar liens or charges arising in the ordinary course of business for amounts not yet delinquent or (B) inchoate liens relating to Taxes;

(iv)       Guarantee in the name or on behalf of the Company, the payment of money or the performance of any contract or other obligation of any Person other than the Company;

(v)        Loan any funds of the Company or the Gathering System to any Member or any of their Affiliates other than the loan referred to in Section 3.2(g)(xi);

(vi)       Enter into, after the effective date hereof, any new agreements or amendments of any existing or new agreements that obligate the Company or the

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Gathering System for a term of more than one (1) year and/or requires payments by the Company or the Gathering System in excess of one percent (1%) of the Company’s annual gross revenues, except for construction contracts or other agreements related to capital costs contemplated by an Approved Annual Budget;

(vii)      Institute any action on behalf of the Company or agree to any settlement or confess a judgment against the Company in connection with a threatened or pending claim, suit or other legal action involving the payment by the Company of more than Five Hundred Thousand Dollars (US$500,000.00);

(viii)     Terminate or materially modify the terms of any Gathering Agreement or any gathering agreement between the Company and third Persons or consent to any assignment by the counterparty thereto of its rights and obligations under any Gathering Agreement or enter into any new gathering agreement (A) with any Member or its Affiliates, other than the Gathering Agreement, or (B) with third Persons;

(ix)       Approve any amendment to the Certificate of Formation or this Agreement;

(x)        Seek regulation of any of he Company’s assets by any Governmental Authority;

(xi)       Approve in respect of the Company the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar Applicable Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar Applicable Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company; or the filing by the Company of a petition or answer or consent seeking reorganization or similar relief in respect of the Company under any Applicable Law; or the consent by the Company to the filing of such petition or to the appointment of or taking possession in respect of the Company by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company; or the making by the Company of an assignment for the benefit of creditors; or the admission by the Company in writing of its inability to pay its debts generally as they become due; or the dissolution, split-up or winding up of the Company;

(xii)      Approve any consolidation, merger or sale of all or substantially all of the assets of the Company or the transformation of the Company into another entity;

(xiii)     Suspend operation of the Gathering System for economic reasons (and not reasons related to maintenance, emergencies or operational necessity);

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(xiv)     Acquire interests in existing companies or cause the incorporation of companies, Affiliates, or the formation of joint ventures, partnerships or profit sharing arrangements for the development of activities or businesses for any purpose, to make contributions in cash, in kind or in services thereto, or to liquidate or wind up such companies and to transfer any ownership interests, rights or shares thereof;

(xv)      Issue any new Membership Interests;

(xvi)     Obligate the Company in any material manner that would be inconsistent with the purposes of the Company;

(xvii)    Perform any act that would subject any other Member to liability to third Persons for debts or obligations of the Company;

(xviii)   Cause the Company to distribute any of its assets to a Member or an Affiliate of a Member other than permitted in this Agreement pursuant to Section 8.2;

(xix)      Except for Approved Affiliate Transactions, cause the Company to enter into any transactions with a Member or an Affiliate of a Member;

(xx)       Approve any tax elections of the Company;

(xxi)      Cause the Company to undertake any capital project not otherwise contemplated in the then current Approved Annual Budget, except as provided under Section 3.4(c) or Section 3.4(d);

(xxii)     Approve accounting procedures of or for the Company not in accordance with U.S. GAAP;

(xxiii)    Cause or permit the Company to enter into any hedging or derivative transaction;

(xxiv)   Take any action that would cause the Company’s aggregate expenditures in any period of time covered by an Approved Annual Budget to exceed one hundred and ten percent (110%) of the total expenditures set forth in such Approved Annual Budget, except as provided in Section 3.4(d);

(xxv)    Pursuant to Section 3.5(a) and Section 3.5(b), approve and reject requests to connect any pipeline, including any Connecting Pipeline Facilities, to the Gathering System;

(xxvi)   Cause the Company to deliver gas through the Gathering System to a delivery point other than (A) the Nora Lateral pipeline interconnect with the East Tennessee Natural Gas Company pipeline and (B) the proposed Jewel Ridge pipeline interconnect with the East Tennessee pipeline as covered by the Approved Annual Budget for Fiscal Year 2007 (such points of interconnect

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referred to in clauses (A) and (B) above, the “Delivery Points”); provided, that this provision shall not apply to any Curtailment lasting for a period of less than ninety (90) days;

(xxvii)  Terminate or materially amend any Member Interconnect Agreement with any Member or any Member’s Affiliate or, other than pursuant to the Member Interconnect Agreement, enter into an interconnect agreement with any Member or any Member’s Affiliates (other than for the interconnect at the northern border of Virginia between the Nora-T Line and the pipeline owned and operated by Kentucky West Virginia Gas Company, LLC (the “Nora-T/Kentucky West Interconnect”) or as provided in Section 3.5(c)), or consent to any assignment by any Member of its rights and obligations under any Member Interconnect Agreement; and

(xxviii)  Disconnect any Member’s or any Member’s Affiliate’s interconnection facilities from the Gathering System; provided that this shall not limit the Operating Member’s right to shut in any Member as permitted under the Member Interconnect Agreement.

(b)     Whenever the consent of the Management Committee is required under Section 3.3(a), the Operating Member shall submit a written request for such consent to each Committee Member. Each Committee Member shall use all commercially reasonable efforts to respond to the Operating Member within ten (10) Business Days of the date of its receipt of the Operating Member’s written request for consent. Any failure by a Committee Member to respond within the requisite time period shall be deemed a vote of such Committee Member on the Management Committee to approve or consent to the request of the Operating Member.

(c)     The Management Committee acting solely by the affirmative vote of any Member (without the vote of any other Members) may cause the Company to enforce the Company’s rights under the Contribution Agreement against any other Member. The Management Committee acting solely by the affirmative vote of any Member that is not a party to a transaction or arrangement between the Company and another Member or its Affiliates may cause the Company to enforce the Company’s rights with respect to such transaction or arrangement. The Management Committee acting solely by the affirmative vote of any Member other than the Member indebted to the Company (without the vote of any other Members) may cause the Company to enforce the Company’s rights (i) under any loan made by the Company to any other Member or its Affiliates pursuant to the Contribution Agreement and (ii) against a Defaulting Member.

(d)     The Members acknowledge and agree that the Company is subject to the Existing Agreements as a successor in interest and, notwithstanding any provision to the contrary herein, the Operating Member is authorized to cause the Company to perform its obligations under the Existing Agreements.

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Section 3.4           Annual Budget.

(a)                    At least ninety (90) days prior to the commencement of each Fiscal Year, the Operating Member shall prepare and submit to the Management Committee an annual operating, maintenance and capital budget (the “Annual Budget”) for the Company for such Fiscal Year. Each proposed Annual Budget shall include the following:

(i)                                     an estimate of the amounts to be received and of the operating and maintenance costs and capital expenditures to be incurred by the Company (or for which a reserve may be constituted by it) within the relevant Fiscal Year (or, with respect to capital expenditures, for the expected period of such capital expenditures), and a summary of the basis on which such estimates were prepared;

(ii)                                  an estimate of sources and uses of funds for the relevant Fiscal Year, the estimated timing thereof and the estimated amount and timing of any Capital Contributions to be received or Distributions to be made by the Company;

(iii)                               an estimate of working capital requirements for such Fiscal Year, a summary of the basis on which such estimate was prepared and any reserves required therefore; and

(iv)                              a reasonable estimate of the timing of any required Capital Contributions to be made by the Members for such Fiscal Year.

(b)                   The Operating Member shall cooperate with the Management Committee in connection with their review of the proposed Annual Budget. The Management Committee shall consider, modify and endeavor either to approve or reject each Annual Budget prior to the commencement of each Fiscal Year (as approved, an “Approved Annual Budget”). Approval by the Management Committee of any Annual Budget under the terms of this Agreement shall constitute deemed authorization to the Operating Member to make the expenditures thereunder. The Approved Annual Budget for Fiscal Year 2007 is set forth in Exhibit E. In addition, to the extent reasonably necessary to accomplish the activities contemplated by the then current Approved Annual Budget, the Operating Member is authorized to make additional expenditures on behalf of the Company up to an amount equal to ten percent (10%) of the total authorized amount of the then current Approved Annual Budget. The ten percent (10%) overage amount authorized by this Section 3.4(b) shall be calculated with respect to the original amount of such Approved Annual Budget or, once amended, the amended amount of such Approved Annual Budget; provided that any expenditures under Section 3.4(d) shall not constitute part of the total authorized amount (including the ten percent (10%) overage) of the Approved Annual Budget for purposes of this Section 3.4(b). At any time the Operating Member reasonably anticipates that overexpenditures under an Approved Annual Budget will exceed such ten percent (10%) amount above the total authorized amount of the then current Approved Annual Budget, the Operating Member shall promptly submit an amended budget to the Management Committee for approval.

(c)                    If for any reason an Annual Budget is not approved by the commencement of any Fiscal Year, the Management Committee shall be deemed to have established an

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interim Annual Budget necessary for Operating Member to maintain continued operation of the Gathering System and to construct such additional pipelines and facilities as may be necessary or appropriate to connect the Gathering System to wells owned or controlled by any Member or any of its Affiliates in the AMI. Such interim Annual Budget, including an interim operating and maintenance and capital budget, shall not exceed an amount equal to the prior year’s actual operating and maintenance expense increased by three percent (3%). In no event shall any capital expenditures contemplated by such interim Annual Budget be used to construct pipelines and/or facilities to be located outside of the AMI. The Management Committee shall continue to use reasonable efforts to approve an agreed Annual Budget, and upon such approval, the interim Annual Budget deemed approved pursuant to this (c) shall cease to apply.

(d)                   The Operating Member is authorized to make expenditures not included in the then current Approved Annual Budget as may be necessary, in the Operating Member’s sole and reasonable judgment, to cause the Company’s operations to comply with Applicable Law, to accommodate coal mining if required by Applicable Law, contract or pre-existing rights of coal owners, to comply with any Governmental Authority requirements, or to deal with an emergency that may endanger lives, property or the environment. Upon any such event, the Operating Member shall provide written notice thereof to the other Members, together with reasonable details regarding such event and the costs associated therewith, within five (5) Business Days following such event. The Members shall make such Capital Contributions as are necessitated by such expenditures as requested by the Operating Member. Notwithstanding the foregoing, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as Operating Member of the Company. Nothing in this Agreement shall be interpreted as an agreement by any Member to be obligated personally for any or all of the debts, obligations and liabilities of the Company.

(e)                    The Operating Member shall deliver to each Member, as soon as commercially reasonable (i) following the end of each calendar quarter, operating and financial reports of the Company (including the unaudited financial statements consisting of a balance sheet, a statement of the Members’ Capital Accounts as of the last day of such calendar quarter, an income statement for such calendar quarter, and a statement of cash flows for such calendar quarter) and (ii) following the end of each calendar year, (A) an audited balance sheet as of the last day of such calendar year, an audited income statement for such calendar year, and a statement of cash flows for such calendar year and notes associated with each,(B) an audited statement of the Members’ Capital Accounts and changes therein for such calendar year; and (C) a certificate of the Operating Member to the effect that the unconsolidated and consolidated financial statements in clause (A) above present fairly in all material respects the financial position and results of operations of the Company on an unconsolidated basis, and the financial condition and results of operations of the Company on a consolidated basis. The Operating Member shall cause the audit described in clause (ii) above to be conducted by

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Ernst & Young LLP or, if such firm is unavailable, by a nationally recognized independent certified public accounting firm approved by the Management Committee.

(f)                      Prior to the Management Committee meeting held to consider and approve the Annual Budget, each Member shall provide the other Members with a reasonably detailed one (1) and three (3) year development plan for the gas and oil exploration and development operations of such Member and its Affiliates in the area that is served or would reasonably be served (through expansion) by the Gathering System.

Section 3.5           Connecting Pipelines and Facilities

(a)                    If any unaffiliated third Person requests permission at its sole expense to connect a well or separate pipeline owned by such Person and/or install a separate compression or other facility owned by such Person (in each case) located within or outside the AMI to the Gathering System which is not provided for under the Company’s then current Approved Annual Budget, then approval or disapproval of each such request shall be determined by the Management Committee. Any such unaffiliated third Person shall be required to enter into an interconnect agreement on substantially the terms contained in the agreement attached hereto as Exhibit G. If any Member or any Member’s Affiliate transports gas through the Gathering System pursuant to an arrangement other than the arrangement under the Operating Agreement as of the date hereof, such Member or such Member’s Affiliate shall be required to enter into an interconnect agreement on substantially the terms contained in the Member Interconnect Agreement.

(b)                   If a Member or any Affiliate of a Member requests permission at its sole expense to connect a well or separate pipeline owned by such Person and/or install a separate compression or other facility owned by such Person (in each case) located outside of the AMI to the Gathering System which is not provided for under the Company’s then current Approved Annual Budget, then approval or disapproval of each such request, and the form and substance of the interconnect agreement, shall be determined by the Management Committee.

(c)                    If a Member or any Affiliate of a Member desires at its sole expense to connect a separate pipeline owned by such Person and/or install a separate compression or other facility owned by such Person (in each case) within the AMI (each a “Connecting Pipeline Facility”) to the Gathering System, then such Member or its Affiliate shall be permitted to connect such pipeline or install such facility (as applicable) to the Gathering System pursuant to an interconnect agreement in the form attached hereto as Exhibit H (each, a “Member Interconnect Agreement”) subject to the satisfaction of the following conditions:

(i)                                     Gas from the Connecting Pipeline Facility through the Gathering System must be reasonably intended to flow in accordance with the priority set forth in Section 2.12.

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(ii)                                  As a condition to allowing such Connecting Pipeline Facility to be connected to the Gathering System, the Member or its Affiliate who owns such Connecting Pipeline Facility must agree:

(A)                              To transport any gas in which any other Member (or its Affiliates) owns or controls an interest through such Connecting Pipeline Facility for a gathering rate (and gas retention percentage) structured in the same manner as the rate structure included in Exhibit D, which rate shall be separate and additive to the gathering rate charged for the remainder of the Gathering System; and

(B)                                To give the other Member or its Affiliate, by written notice to such other Member, a thirty (30) day right to elect to purchase a fifty percent (50%) equivalent interest in that portion of such Connecting Pipeline Facility that is within the AMI at cost. If such right is not exercised by such other Member or its Affiliate, and subsequently the Connecting Pipeline Facility is used at any time for gas from any well in the AMI in which such other Member or its Affiliate owns or controls a working interest, then upon written notice from such other Member, such other Member or its Affiliate may elect to purchase a fifty percent (50%) equivalent interest in that portion of the Connecting Pipeline Facility that is within the AMI at a price equal to sixty percent (60%) of the then depreciated net book value of the cost of constructing that portion of the Connecting Pipeline Facility that is within the AMI. If the other Member or its Affiliate elects to purchase a fifty percent (50%) equivalent interest in that portion of the Connecting Pipeline Facility that is within the AMI pursuant to this subsection (B), then the closing of such purchase shall occur on the thirtieth (30 th) day following such election (or the next Business Day after such date if such date is not a Business Day) at the principal office of the Company, unless the Member or its Affiliate who owns such Connecting Pipeline Facility, on the one hand, and the Member or its Affiliate who elects to purchase such interest in that portion of the Connection Pipeline Facility that is within the AMI, on the other hand, agree upon a different time or date. In the event of any such purchase, the portion of the Connecting Pipeline Facility that is within the AMI shall be contributed to the Company or purchased by the Company as mutually agreed.

(d)                   To the extent the Company can do so without violating any Applicable Law or contract, the Company and its Members hereby irrevocably grant EGEL and its Affiliates the right to construct, own and operate for its sole account and expense, a parallel (twin) line to the Nora-T Line. In connection with the construction, ownership and operation of such parallel (twin) line to the Nora-T Line, EGEL or its Affiliates may utilize all or part of any of the rights of way, easements and similar rights owned by the Company to the extent the Company is able to make available such rights of way, easements and other rights requested without violating any obligations to third Persons; provided, if EGEL or its Affiliates makes use of such rights of way, easements and other

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rights, that (1) the Company shall be deemed to have priority in such rights of way, easements and similar rights and in the use of available capacity (now or hereinafter existing) of EGEL and/or its Affiliates on the pipeline of the East Tennessee Natural Gas Company to the extent necessary to allow the Company to transport the capacity in the Gathering System and (2) EGEL and its Affiliates will pay (i) one-half of any fees or charges arising under the instruments creating or governing such rights of way, easements and similar rights, together with one-half of any maintenance costs incurred by the Company with respect to such rights of ways, easements and similar rights and (ii) any increased costs of cathodic protection. For the purposes of this Agreement, a parallel (twin) line to the Nora-T Line which utilizes any of the rights of way, easements and similar rights owned by the Company shall be deemed to be (and referred to herein as) the “Parallel Pipeline.” EGEL and its Affiliates shall be responsible for and defend, indemnify and hold (A) the Company and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors) and (B) PMOG and its Affiliates and their respective directors, officers, employees, stockholders, members, agents, consultants, advisors and other representatives (including legal counsel, accountants and financial advisors), harmless for any damages, losses, costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities suffered by any of such Persons described in clauses (A) and (B) above to the extent such damages, losses, costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities arise out of or relate to any of EGEL’s or its Affiliates’ use of such rights of way, easements, and similar rights in connection with the construction, ownership or operation of the Parallel Pipeline. EGEL represents to the Company that it and its Affiliates, will not use the Parallel Pipeline in a manner that would materially (x) limit the quantities of gas that the Members are capable of transporting through the Gathering System and to the Delivery Points or (y) decrease the price paid for any Member’s gas. The rights to use the Company’s rights of way, easements and similar rights for the purposes of the Parallel Pipeline may not be assigned to any Person that is not a Member or an Affiliate of a Member.

Section 3.6           Segmentation of Pipelines and Facilities.  As used in this Agreement, the term “Unbalanced Segment” means any portion of the Gathering System owned by the Company that transports gas produced from wells in which any Member, together with its Affiliates, owns sixty percent (60%) or more of the working interest volumes being transported (the “Majority WI Member”). In the event that any portion of the Gathering System constructed by the Company after the date hereof becomes an Unbalanced Segment, any Member other than the Majority WI Member may request that the Unbalanced Segment be segmented from the remainder of the Gathering System. If the Operating Member determines in its commercially reasonable discretion that the Unbalanced Segment can be segmented from the remainder of the Gathering System by installing one or more check meters at or near the point (s) in the Gathering System where the Unbalanced Segment connects to the remainder of the Gathering System, the portion of the Unbalanced Segment behind such check meter (the “Segmented Segment”) shall be operated as follows:

(a)                    From the time the Unbalanced Segment becomes a Segmented Segment, the Operating Member shall determine the gathering rate (and gas retention percentage)

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to be charged for such segment using a rate structured in the same manner as the rate structure included in Exhibit D, which rate shall be separate and additive to the gathering rate charged for the remainder of the Gathering System.

(b)                   The Company shall continue to operate the Segmented Segment in accordance with the provisions set forth in this Agreement.

(c)                    Any expansions to the Segmented Segment beyond the check meter(s) separating the Segmented Segment from the remainder of the Gathering System shall be considered a part of the Segmented Segment.

Section 3.7           Notice of Tie-In. After receiving a notice pursuant to Section 2.9 of that certain Contract Operating Agreement, dated of even date herewith, between PMOG and EPC (the “Contract Operating Agreement”), that a well will be tied into the Gathering System, the Company shall promptly provide a copy of such notice to the parties to the Contract Operating Agreement.

Section 3.8           PUHCA Covenant. No Member shall take any action that would be reasonably expected to result in, or refrain from taking any action relating to such Member that would be reasonably expected to be necessary to prevent, the Company becoming a public-utility company within the meaning of PUHCA.

Section 3.9           Gathering Agreement and Interconnect Agreement. The Members agree that to the extent any Member connects a well or pipeline to the Gathering System, then such Member (on its own behalf and on behalf of any non-operators in such well) shall enter into (i)(a) if the well is within the AMI, a Member Interconnect Agreement or (b) if the well is outside the AMI, an interconnect agreement approved by the Management Committee and (ii) to the extent such Member is marketing its own production, the Gathering Agreement with the Company.

ARTICLE 4

CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

Section 4.1           Initial Capital Contributions. The Members shall make the initial Capital Contributions to the Company as set forth in the Contribution Agreement.

Section 4.2           Additional Contributions. No Member is required to make any additional Capital Contribution to the Company except as expressly provided for in this Section 4.2. Subject to the provisions of this Section 4.2, the Members shall make additional Capital Contributions in such amounts and at such times as requested in writing by the Operating Member in order to comply with the provisions of Section 3.4 (d) and to reasonably enable the Company to pay all costs and expenses included in the then current Approved Annual Budget or any interim Annual Budget under Section 3.4 (c), if applicable, (in each case) when due. For the period of time that the Promissory Note is outstanding, at any time when the Members are required to make additional Capital Contributions pursuant to the preceding sentence, the Company acting through the Operating Member shall demand payment under the Promissory Note from ET Blue Grass Company in the aggregate amount of such additional Capital

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Contributions. If the outstanding balance under the Promissory Note is equal to or greater than the aggregate amount of such additional Capital Contributions, then the Members shall not be required to make such addition Capital Contributions. If such aggregate amount of such additional Capital Contributions exceeds the outstanding balance of the Promissory Note, then the Members shall make additional Capital Contributions in amounts equal to the difference between (i) such aggregate amount of such additional Capital Contributions and (ii) the outstanding balance of the Promissory Note. Any required additional Capital Contributions pursuant to this Section 4.2 shall be made by the Members in accordance with their respective Membership Interests and on or before the thirtieth (30th) day after receipt of the Operating Member’s written notice therefore.

Section 4.3           Allocation of Profits and Losses. The Company’s Profits and Losses shall be allocated in accordance with the Members’ respective Membership Interests.

Section 4.4           Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Management Committee or as may be provided for in the then current Approved Annual Budget. Except for the Distribution to EGEL contemplated by the Contribution Agreement and subject to Section 7.3 hereof, all Distributions shall be allocated among the Members in accordance with their Membership Interests. Notwithstanding anything to the contrary contained herein, the Company shall not make a Distribution to any Member on account of the interest of such Member in the Company if such Distribution would violate Section 18-607 of the Act.

Section 4.5           Return of Capital Contributions. Except as expressly provided in Article 7, (a) a Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of its Capital Contributions and (b) a Member shall not be required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

ARTICLE 5

BOOKS AND RECORDS

Section 5.1           Books and Records. During the Tenn and for a period of at least five (5) years thereafter, the Operating Member shall keep or cause to be kept at the address of the Company (or at such other place as the Management Committee may designate from time to time in accordance with Applicable Law) full and accurate accounts of the transactions of the Company, and a register of Members, in proper books and records of account, which shall set forth all information required by the Applicable Law. Such books and records shall be maintained in accordance with U.S. GAAP, which shall be the basis for the preparation of all financial reports. Such books and records shall be available for inspection and copying at reasonable times during business hours by a Member or its duly authorized agents or representatives for any purpose reasonably related to such Member’s interest in the Company.

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ARTICLE 6

TRANSFERS AND ASSIGNMENTS

Section 6.1           Restriction on Transfers of Membership Interests. A Member may Transfer or Encumber all or any portion of its Membership Interests so long as such Transfer complies with the provisions of this Article 6. Except as expressly provided in this Article 6, no Member may Transfer or Encumber any of its rights or obligations under this Agreement to any other Person. Neither the Company nor any of the Members shall permit any Transfer or Encumbrance of Membership Interest in violation of this Article 6 to be registered, if applicable, in the relevant register of the Company.

Section 6.2           Transfers of Membership Interests; Admission as Member. Any Transfer of Membership Interests and any admission of a Transferee as a Member shall be subject to the requirements of this Section 6.2 and such Transfer shall not be effective unless such requirements are complied with; provided, however, that the Management Committee may waive any of the requirements of this Section 6.2 (other than the requirements of Section 6.2 (b)). A Transferee who complies with the following requirements shall be admitted to the Company as a Member:

(a)                    Except for a Transfer by a Member to any Affiliate of such Member, a Transfer of all or any part of a Membership Interest, the Transfer must comply with the provisions of Section 6.5;

(b)                   The following documents must be delivered to the Management Committee:

(i)                                A copy of the instrument pursuant to which the Transfer is effected.

(ii)                             With respect to any Transfer, an instrument, executed by the Member making the Transfer (a “Transferor”) and its Transferee, containing the following information and agreements: (A) the notice address of the Transferee; (B) the total percentage of the Membership Interests owned by the Transferee and the Transferor after the Transfer (which together must total the total percentage of Membership Interests owned by the Transferor before the Transfer); (C) the Transferee’s ratification of this Agreement and agreement to be bound by it; (D) the Transferee’s agreement to assume all liability associated with the transferred Membership Interest accruing from and after the effective date of such transfer; and (E) representations and warranties by the Transferor and its Transferee that the Transfer and admission is being made in accordance with Applicable Laws.

(iii)                          With respect to any Transfer, such opinions of counsel regarding tax and securities law matters as the Management Committee, in its reasonable discretion, may require.

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(c)                    The Transferee must represent, warrant and covenant to the Company and each Member that the following statements are true and correct as of the date on which such Transferee becomes admitted to the Company as a Member:

(i)                                the Transferee is duly incorporated, organized or formed (as applicable), validly existing, and (if applicable) in good standing under the law of the jurisdiction of its incorporation, organization or formation; if required by Applicable Law, that the Transferee is duly qualified and in good standing in the jurisdiction of its principal place of business, if different from its jurisdiction of incorporation, organization or formation; and that the Transferee has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other applicable Persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Transferee have been duly taken;

(ii)                             the Transferee has duly executed and delivered this Agreement and the other documents contemplated herein, and they constitute the legal, valid and binding obligation of that Transferee enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at Applicable Law or in equity);

(iii)                          the Transferee’s authorization, execution, delivery and performance of this Agreement does not and will not (1) conflict with, or result in a breach, default or violation of, (A) the organizational documents of such Transferee, (B) any contract or agreement to which that Transferee is a party or is otherwise subject or (C) any Applicable Law to which that Member is subject; or (2) unless previously satisfied, require any consent, approval or authorization from, filing or registration with, or notice to, any Governmental Authority or other Person; and

(d)                   The Transferor and its Transferee shall pay, or reimburse the Company for, all reasonable costs and expenses payable to third Persons (other than Affiliates) incurred by the Company in connection with the Transfer and admission of the Transferee as a Member, including the legal fees incurred in connection with the legal opinions referred to in Section 6.2 (b)(iii); and

(e)                    Unless approved by the Management Committee, no Transfer of any Membership Interests shall effect a release by the Company or any other Members of the Transferor from any liabilities to the Company or any other Members arising from events occurring prior to the Transfer.

Section 6.3           Transfers to Affiliates; Prohibition Against Encumbrances.

(a)                    Any Member may Transfer all or any part of its Membership Interest to any of its Affiliates without complying with Section 6.5.

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(b)                   Unless approved by the Management Committee, no Member may Encumber its Membership Interests to any third Person.

Section 6.4           General Provisions Relating to Transfer of Membership Interests.

(a)                    No Member may withdraw from the Company, other than as a result of a Transfer of all of such Member’s Membership Interests in accordance with this Article 6 with respect to which the Transferee becomes a Member in place of the Transferor. Except as otherwise provided in this Agreement, any Member who Transfers all of the Membership Interests held by such Member in a Transfer permitted pursuant to this Article 6 where the Transferee is admitted as a Member shall automatically cease to be a Member as of the date of consummation of such Transfer.

(b)                   All distributions and allocations with respect to which the record date is before the effective date of any Transfer shall be made to the Transferor, and all distributions and allocations from and after such date shall be made to the Transferee.

(c)                    In addition to any other restrictions on Transfer contained herein, in no event may any Transfer of Membership Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Membership Interests or (ii) in violation of Applicable Law.

(d)                   The Promissory Note must be repaid in full prior to any Transfer by EGEL of its Membership Interest.

Section 6.5           Right of First. Refusal.

(a)                    Except as provided in Section 6.3(a), Transfers of Membership Interests by a Member shall not be permitted unless the Member has complied with this Section 6.5. If a Member enters into an agreement whereby such Member agrees to Transfer all or any portion of its Membership Interests to a bona fide purchaser, then such Member (the “Transferring Party”) shall give prompt written notice (the “Transfer Notice”) to the Company and the other Members that are not Affiliates of the Transferring Party (the “Non-Affiliated Members”) at least thirty (30) days prior to the closing of such Transfer (such thirty (30) day period being referred to herein as the “First Refusal Period”), stating that the Transferring Party intends to make such a Transfer, identifying the terms and conditions of such Transfer, including without limitation (i) the name and address of the prospective purchaser (the “Proposed Transferee”), (ii) the percentage of Membership Interests proposed to be purchased pursuant to the offer (the “First Refusal Membership Interests”) and (iii) (a) if the Transfer is a Cash Transfer, the price to be paid for the First Refusal Membership Interests or (b) if the Transfer is not a Cash Transfer, the Cash Value of the First Refusal Membership Interests, determined by the Transferring Party in good faith (such U.S. dollar amount as used in subsections (a) or (b), as applicable, shall be referred to herein as the “Transfer Price”), which Transfer Notice shall constitute an irrevocable election by the Transferring Party to sell the First Refusal Membership Interests to the Non-Affiliated Members for the Transfer Price. A copy of the offer and purchase agreement, if in writing, shall be attached to the Transfer Notice.

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(b)                   The Non-Affiliated Members shall have the irrevocable right, by written notice to the Transferring Party, and option to purchase at the Transfer Price all but not less than all the First Refusal Membership Interests. If the First Refusal Membership Interests are part of a Wider Transaction, the Non-Affiliated Members shall only have the right and option to purchase the First Refusal Membership Interests, and shall have no right to purchase any other interests that may be the subject of the Wider Transaction. Within thirty (30) days following delivery of the Transfer Notice, each Non-Affiliated Member shall deliver a written notice to the Transferring Party stating whether it elects to exercise its option under this Section 6.5(b), and such notice shall constitute an irrevocable commitment by such Non-Affiliated Member to purchase a percentage of the First Refusal Membership Interests, equal to the ratio of (i) the Membership Interests held by such Non-Affiliated Member to (ii) the Membership Interests held by all Members excluding the First Refusal Membership Interests, from the Transferring Party on the terms set forth in the Transfer Notice. Failure to timely deliver the notice to the Transferring Party by a Non-Affiliated Member shall be deemed an election of such Non-Affiliated Member not to exercise its options under this Section 6.5(b).

(c)                    If the First Refusal Membership Interests are not elected to be purchased by all of the Non-Affiliated Members but one or more of such Non-Affiliated Members (the “Electing Non-Affiliated Members”) have timely elected to purchase their proportionate share of such First Refusal Membership Interests, then the Transferring Party shall notify each Electing Non-Affiliated Member, by written notice, which Non-Affiliated Members have elected to purchase their proportionate share of the First Refusal Membership Interests and which Non-Affiliated Members have not elected to purchase their proportionate share of the First Refusal Membership Interests. The Electing Non-Affiliated Members, for a period of five (5) days from the receipt of such notice, shall have the irrevocable right and option to purchase at the Transfer Price all but not less than all the First Refusal Membership Interests, and each Electing Non-Affiliated Member shall deliver a written notice to the Transferring Party stating whether it so elects to exercise its option under this Section 6.5(c), and such notice shall constitute an irrevocable commitment of such Electing Non-Affiliated Member to purchase a percentage of the First Refusal Membership Interests, equal to the percentage agreed to among all Electing Non-Affiliated Members who provide such notice, from the Transferring Party on the terms set forth in the Transfer Notice. Failure to timely deliver the notice to the Transferring Party by an Electing Non-Affiliated Member shall be deemed an election of such Electing Non-Affiliated Member not to exercise its option under this Section 6.5(c).

(d)                   If the Non-Affiliated Members elect to purchase the First Refusal Membership Interests pursuant to Section 6.5(b) above or the Electing Non-Affiliated Members elect to purchase the First Refusal Membership Interests pursuant to subsection Section 6.5(c) above, then the closing of such purchase shall occur no later than ninety (90) days after (A) if the Transfer contemplated in the Transfer Notice is a Cash Transfer and is not part of a wider transaction between the Transferring Party and the Proposed Transferee involving other properties in addition to the First Refusal Membership Interests (the “Wider Transaction”), the date of such election, (B) if the Transfer contemplated in the Transfer Notice is a Cash Transfer but is part of the Wider

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Transaction, the date on which the Wider Transaction closes, (C) if the Transfer contemplated in the Transfer Notice is not a Cash Transfer and is not part of the Wider Transaction, the date on which the Cash Value is deemed final pursuant to the provisions of Section 6.5(f) or (D) if the Transfer contemplated in the Transfer Notice is not a Cash Transfer but is part of the Wider Transaction, on the later of (i) the date on which the Cash Value is deemed final pursuant to the provisions of Section 6.5(f) and (ii) the date on which the Wider Transaction closes, (in each case) unless the Electing Non-Affiliated Members and the Transferring Party agree upon a different time. The closing shall take place at the offices of the Transferring Party, unless the Electing Non-Affiliated Members and the Transferring Party agree upon a different place. If the contemplated Transfer is part of the Wider Transaction and the Wider Transaction terminates without completion for any reason, the Electing Non-Affiliated Members’ rights to acquire the First Refusal Membership Interests which are part of such Wider Transaction shall also terminate.

(e)                    If all of the First Refusal Membership Interests are not elected to be purchased by the Non-Affiliated Members or Electing Non-Affiliated Members in a timely manner pursuant to this Section 6.5, then, subject to Article 6, the Transferring Party shall be free, for a period of ninety (90) days from the date of the expiration of the First Refusal Period, to sell such First Refusal Membership Interests to the Proposed Transferee under terms and conditions no more favorable to the Proposed Transferee than those set forth in the Transfer Notice. If the Transfer of such First Refusal Membership Interests by the Transferring Party is not completed after the end of such ninety (90) day period, and the Transferring Party still desires to effect such Transfer, then the Transferring Party shall be required to deliver an additional Transfer Notice delivered to the Company and the Non-Affiliated Members, and the terms and conditions of this Section 6.5 shall apply to such additional Transfer Notice, thereby giving rise anew to the rights provided in the preceding paragraphs.

(f)                      For purposes of Section 6.5(d), the Cash Value proposed by the Transferring Party in the Transfer Notice shall be conclusively deemed correct and final unless the Electing Non-Affiliated Members give notice that they disagree with the Transferring Party’s estimate of the Cash Value (the “Disagreement Notice”) to the Transferring Party within ten (10) days of the Electing Non-Affiliated Members’ receipt of the Transfer Notice. The Disagreement Notice shall state (i) the Cash Value as determined by the Transferring Party, (ii) the Cash Value proposed by the Electing Non-Affiliated Members, and (iii) any information supporting the proposed Cash Value by the Electing Non-Affiliated Members. The Transferring Party and the Electing Non-Affiliated Members giving the Disagreement Notice (the “Disagreeing Parties”) shall then have fifteen (15) days in which to attempt to negotiate an agreement on the Cash Value. If no agreement has been reached by the end of such fifteen (15) day period, any Disagreeing Party shall have the right to refer the matter of Cash Value determination to final and binding arbitration before an expert in accordance with this Section 6.5(f). The expert shall be selected unanimously by the Disagreeing Parties and if the Disagreeing Parties are unable to agree upon an expert within fifteen (15) days after deciding to refer the matter of Cash Value determination to an expert, then, upon request of either Disagreeing Party, the American Arbitration Association shall appoint such expert. The expert shall not have any economic interest in or economic relationship with the parties

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hereto or have been employed by any Party or any of their Affiliates for at least five (5) years prior to its appointment as an expert hereunder. The expert, once appointed, shall have no ex parte communications with the parties hereto concerning the expert determination or the underlying dispute. All communications between the Disagreeing Parties and the expert shall be conducted (A) in writing with each Disagreeing Party receiving a copy of such communications, or (B) at a meeting to which representatives of all the Disagreeing Parties have been invited and of which all the Disagreeing Parties have been provided at least seven (7) days notice. Within thirty (30) days after the expert’s acceptance of its appointment, each Disagreeing Party shall provide the expert and each other with a report containing their proposal for the resolution of the matter and the reasons therefore, accompanied by all relevant supporting information and data (each, an “Initial Report”). Each Disagreeing Party may also provide the expert and the other Disagreeing Parties with a response to the Initial Report of the other Disagreeing Parties within fifteen (15) days of the expert’s receipt of the Initial Reports. Within sixty (60) days of its receipt of the Initial Reports and after receipt of additional information or data as may be required by the expert, the expert shall issue an award selecting the proposal which it finds is more consistent with the terms of this Agreement. In issuing its award, the expert may not propose alternate positions or award damages, interest or penalties to any Disagreeing Party with respect to any matter. The expert’s award shall be final and binding on the Disagreeing Parties and judgment may be entered upon it by any court of competent jurisdiction.

(g)                   Once the Cash Value is determined under Section 6.5(f), subject to Section 6.5(d), the Transferring Party shall be obligated to sell and the Electing Non-Affiliated Members shall be obligated to buy the First Refusal Membership Interests at such Cash Value.

Section 6.6           Specific Performance. The Members agree that a breach of the provisions of this Article 6 may cause irreparable injury to the Company and to the other Members for which monetary damages (or other remedy at Applicable Law) are inadequate in view of (a) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provision and (b) the uniqueness of the business of the Company and the relationship among the Members. Accordingly, the Members agree that the provisions of this Article 6 may be enforced by specific performance.

Section 6.7           Additional Restrictions on Transfers.

(a)                    During any twelve (12) month period, the total Transfers of the Membership Interest (including, without duplication, Deemed Tax Transfers) by or with respect to any Member shall not exceed forty-nine and nine-tenths percent (49.9%) of the Membership Interest of such Member as of the beginning of such twelve (12) month period unless (i) the Management Committee, acting by the affirmative vote of Committee Members (other than the Transferor and its Affiliates) representing more than fifty percent (50%) of the Membership Interests remaining after excluding the Membership Interests held by the Transferor and its Affiliates, gives its consent, (ii) the Transfer or Deemed Tax Transfer is equal to or less than twenty-four and ninety-five

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hundredths percent (24.95%) of the Membership Interest of the Transferor and, when combined with the Membership Interests transferred (or deemed transferred) pursuant to all other Transfers and Deemed Tax Transfers by or with respect to all Members during such 12 month period, does not exceed forty-nine and nine-tenths percent (49.9%) of the Membership Interests of all Members, or (iii) the Transferor (with the consent of the Management Committee, acting by the affirmative vote of Committee Members (other than the Transferor and its Affiliates) representing more than fifty percent (50%) of the Membership Interests remaining after excluding the Membership Interests held by the Transferor and its Affiliates, which consent shall not be unreasonably withheld, conditioned or delayed) agrees to modify Section 4.3 to provide for the special allocation of deductions of the Company to the Members other than the Transferor (the “Non-Transferor Members”) so that, notwithstanding the reduced depreciation and cost recovery deductions of the Company arising from a termination of the Company for purposes of Section 708(b)(1)(B) of the Code (the “Technical Termination”), (A) on an annual basis the deductions allocated to the Non-Transferor Members will be the same amount as the amount of deductions the Non-Transferor Members would have been allocated under Section 4.3 if the Technical Termination had not occurred and (B) in the year of the liquidation of the Company income and gain will be specially allocated to the Non-Transferor Members in an amount necessary to cause the Capital Account of each Member to be equivalent per one percent of Membership Interest held by such Member.

(b)                   In connection with each such Transfer and Deemed Tax Transfer, the Member making the Transfer or with respect to whom the Deemed Tax Transfer applies shall provide written notice to the Company and the other Members of the date of the consummation of such Transfer or Deemed Tax Transfer and the Membership Interest so transferred or deemed transferred.

(c)                    As used herein, the term “Deemed Tax Transfer” means any event or series of events that is treated for federal income tax purposes as a sale or exchange of a Member’s Membership Interest or portion thereof for purposes of Section 708(b)(1)(B) of the Code.

ARTICLE 7

FUNDING DEFAULT AND REMEDIES

Section 7.1           Funding Default; Remedies.

(a)                                  If at any time a Member fails to pay any amount of a Capital Contribution as expressly required under Section 4.2, then such unpaid amount shall bear interest from the applicable due date until the date such unpaid amount is paid by such Member to the Company, which interest, together with the unpaid Capital Contribution, shall be payable to the Company upon demand or, in the absence of any demand, on the last day of each month, at a rate equal to LIBOR plus six percent (6%) per annum (or such lower rate as is the maximum rate permitted by Applicable Law from time to time).

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(b)                                 The Company and any Member, other than the Defaulting Member (each a “Non-Defaulting Member”), shall be entitled to recover from the Defaulting Member all reasonable attorneys’ fees and other costs incurred by each of them in the collection of amounts owing hereunder and in the enforcement of this Agreement.

(c)                                  Upon the occurrence of a Funding Default, the Operating Member shall notify the other Members by written notice that such Funding Default has occurred. Each Non-Defaulting Member, by written notice to the Defaulting Member and the Company, may elect to either (i) make all or a portion of the Defaulted Contribution on behalf of the Defaulting Member as provided in Section 7.2(a) within thirty (30) days of its receipt of such notice from the Operating Member (and the failure to make such election within such time period by such Non-Defaulting Member shall be deemed an election not to make all or a portion of the Defaulted Contribution on behalf of the Defaulting Member), or (ii) take such other action available under this Agreement, Applicable Law or in equity as the Management Committee, acting by affirmative vote of the Committee Members (other than the Defaulting Member and its Affiliates) representing more than fifty percent (50%) of the Membership Interests remaining after excluding the Membership Interests held by the Defaulting Member and its Affiliates, may otherwise approve. If none of the Non-Defaulted Members elect to make all or a portion of the Defaulted Contribution on behalf of the Defaulting Member as provided in this (c) and Section 7.2(a), then the Defaulted Contribution shall constitute indebtedness due from the Defaulting Member to the Company unless and until such amount is repaid by the Defaulting Member to the Company. Amounts repaid by the Defaulting Member to the Company in connection with the Defaulted Contribution shall be applied by the Company first to costs of collection and enforcement incurred by the Company and second to amounts constituting the Defaulted Contribution (applied first to all accrued and unpaid interest) of the Defaulting Member that have not yet been paid to the Company.

Section 7.2           Member Advances upon Funding Default.

(a)                                  Upon the occurrence of a Funding Default, any Non-Defaulting Member may elect to make all or a portion of the Defaulted Contribution on behalf of the Defaulting Member. Such election shall be made by such Non-Defaulting Member by written notice to the Defaulting Member and the other Members specifying the date by which such Defaulted Contribution will be made by such Non-Defaulting Member, which date shall be not more than ten (10) days from the date of such election. If any other Non-Defaulting Member wishes to join in making the Defaulted Contribution, it shall notify the Non-Defaulting Member providing the notice, and all or a portion of the Defaulted Contribution being paid by the electing Non-Defaulting Members shall be divided among them pro rata in relation to their respective Membership Interests or as otherwise agreed among them. Each Non-Defaulting Member who makes all or a portion of a Defaulted Contribution shall be a “Funding Member” and the portion of the Defaulted Contribution made by each Funding Member shall constitute indebtedness due from the Defaulting Member to such Funding Member. Amounts repaid by the Defaulting Member to any such Funding Member in connection with the Defaulted Contribution by such Funding Member shall be applied by such Funding Member first to costs of collection and enforcement incurred by such Funding Member and second to amounts constituting the Defaulted Contribution (applied first to all accrued and unpaid interest) of the Defaulting Member that have not yet been paid to such Funding Member.

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(b)                                 The Defaulting Member shall not be deemed to have cured the Funding Default until all of the Defaulted Contribution has been paid by it or the Funding Default has been repaid by the application of the Distributions to which the Defaulting Member would otherwise be entitled.

Section 7.3           Consequences of Funding Default; Redirected Distributions Upon a Funding Default.

(a)                                  For so long as a Funding Default has occurred and is continuing, then notwithstanding anything to the contrary herein, (1) the Committee Member designated by the Defaulting Member or its Affiliates shall not have the right to participate in the decisions, actions, consents or approvals of the Management Committee, and the Management Committee shall have the right to make decisions, take actions or give its consent or approval by the affirmative vote of the Committee Members (other than the Defaulting Member and its Affiliates) representing the required percentage (as set forth in the applicable Section hereof with respect to the applicable decision, action, consent or approval) of the Membership Interests remaining after excluding the Membership Interests held by the Defaulting Member and its Affiliates and (2) the Defaulting Member shall not be entitled to any Distributions.

(b)                                 Any Distribution to which the Defaulting Member would otherwise have been entitled (the “Redirected Distribution”) shall be handled in the following order: (i) such Redirected Distribution shall be applied by the Company in accordance with the last sentence of Section 7.1(c) until all amounts due to the Company (if any), together with any costs of collection and enforcement, have been paid in full; (ii) such remaining Redirected Distribution (after the Company has received the amounts necessary to satisfy (i) above) shall be distributed by the Company to the Funding Members (in proportion to the amount of the Defaulted Contribution each Funding Member is owed), until all amounts due to the Funding Members, together with any costs of collection and enforcement, have been paid in full (and such Funding Members shall apply such Redirected Distribution received in accordance with the last sentence of Section 7.2(a)); and (iii) after all amounts due to the Company and such Funding Members have been paid in full, any remaining Redirected Distribution shall be paid to the Defaulting Member; provided, however, that the Company acting through the Management Committee, by affirmative vote of the Committee Members (other than the Defaulting Member and its Affiliates) representing more than fifty percent (50%) of the Membership Interests remaining after excluding the Membership Interests held by the Defaulting Member and its Affiliates, may elect to retain such remaining Redirected Distributions payable to the Defaulting Member as an advance payment for future Capital Contributions of the Defaulting Member or demand other security or assurances for such future Capital Contributions.

(c)                                  A Redirected Distribution shall be considered a Distribution by the Company to the Defaulting Member and a subsequent payment by the Defaulting Member of an equal amount to the Company or to the Funding Members, as the case may be.

(d)                                 Each Member hereby agrees that, if at any time it becomes a Defaulting Member, it shall promptly return to the Company, for redistribution in accordance with (b) any amount received by it in contravention of this Article 7.

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Section 7.4           Cross-Default. A failure by ET Blue Grass Company to make any payment required to be made by it pursuant to the Promissory Note (including upon demand by the Company pursuant to Section 4.2) after giving effect to any applicable notice requirement or grace period expressly set forth in the Promissory Note shall constitute a default of all of ET Blue Grass Company’s Affiliates that are Members, and each such Affiliates that is a Member shall become a Defaulting Member for the purposes of this Agreement until all amounts owing under the Promissory Note are paid in full.

ARTICLE 8

TERMINATION; WITHDRAWAL

Section 8.1           Dissolution. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following events (each a “Dissolution Event”):

(a)                    approval by Committee Members holding not less than seventy five percent (75%) of the Membership Interest; or

(b)                   entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

No other event shall cause a dissolution of the Company.

Section 8.2           Winding-Up and Termination. On the occurrence of a Dissolution Event, the Management Committee shall act as liquidators. The liquidators shall proceed diligently to wind up the affairs of the Company and make final Distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. Until final Distribution, the liquidators shall continue to operate the Company and its properties with all of the power and authority of the Operating Member and the Management Committee. The liquidators shall prepare a liquidation plan, which shall be approved by the Management Committee and shall include the following steps:

(a)                    as promptly as possible after dissolution and again after final winding up, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(b)                   the liquidators shall discharge from Company funds all debts, liabilities and obligations of the Company or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine); and

(c)                    all remaining assets of the Company shall be distributed to the Members as follows:

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(i)                       each Member shall have the opportunity to submit sealed bids for the remaining tangible assets, with the highest bidder for the assets receiving the assets as a liquidation distribution;

(ii)                    with respect to remaining Company property, the liquidators shall sell the Company property to the Member submitting the highest bid, or, if no such bids are received, may sell any or all Company property to one or more third Persons and any resulting gain or loss from each sale shall be computed and allocated to the Members in accordance with the provisions of this Agreement;

(iii)                 with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the Capital Accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of Distribution; and

(iv)                Company property (including cash) shall be distributed among the Members in accordance with their respective positive Capital Account balances (provided, however, that if the Promissory Note is outstanding as of the Dissolution Event, then such Promissory Note shall be distributed 100% to EGEL and Distributions of equivalent value shall be made to the other Members in accordance with their respective positive Capital Account balances); and those Distributions shall be made by the end of the Fiscal Year during which the Dissolution Event occurs (or, if later, ninety (90) days after the date of the Dissolution Event).

The Distribution of cash or property to a Member in accordance with the provisions of this Section 8.2 constitutes a complete return to the Member of its Capital Contributions and a complete Distribution to the Member of its Membership Interests and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 8.3           Certificate of Cancellation. On completion of the Distribution of Company assets as provided herein, the Management Committee (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or other Applicable Law.

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Section 8.4                                   Deemed Withdrawal.

(a)                    A Member is deemed to have withdrawn from the Company (such Member being referred to herein as the “Withdrawn Member”) upon the occurrence of any of the following events:

(i)                                it becomes unlawful for the Member to continue to be a Member; or

(ii)                             the Member dissolves, commences liquidation or winds-up its operations.

(b)                   A Withdrawn Member shall comply with the following requirements in connection with its Withdrawal:

(i)                                A Withdrawn Member ceases to have the rights of a Member immediately and shall not receive any compensation or return of capital with respect to its Membership Interest or with respect to Capital Contributions made by it.

(ii)                             The Withdrawn Member shall not be entitled to receive any Distributions from the Company.

(iii)                          A Withdrawn Member shall not be entitled to exercise any voting or consent rights or receive any further information (or access to information) from the Company.

(iv)                         The Withdrawn Member must pay to the Company all amounts owed to it by such Withdrawn Member.

(v)                            The Withdrawn Member shall remain obligated for all liabilities it may have under this Agreement or otherwise with respect to the Company that accrue prior to the Withdrawal.

(vi)                         The Membership Interest of the Withdrawn Member shall be allocated among the other Members in proportion to each other Member’s Membership Interest, or in such other proportion as such other Members may unanimously agree.

ARTICLE 9

TAX MATTERS

Section 9.1           Tax Partnership. The Members intend for the Company to be classified as a partnership for United States federal income tax and applicable state tax purposes. Notwithstanding any provision of the Agreement, this Article 9 shall govern with respect to federal, state and local income tax matters. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law or to be

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classified for federal income tax purposes and applicable state tax purposes as other than a partnership.

Section 9.2           Capital Accounts.  A Capital Account shall be established and maintained for each Member. Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the Book Value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code) and (iii) allocations to that Member of Profits and any items of income or gain allocated to such Member pursuant to the Regulatory Allocations, and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the Book Value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Losses and any items of loss or deduction allocated to such Member pursuant to the Regulatory Allocations. The Capital Accounts shall also be increased or decreased to reflect a revaluation of Company property pursuant to paragraph (b) of the definition of Book Value. A Member that has more than one Membership Interest in the Company shall have a single Capital Account that reflects all such Membership Interests, regardless of the class of Membership Interests owned and the time or manner in which such Membership Interests were acquired. On the Transfer of all or part of a Membership Interest, the Capital Account of the Transferor that is attributable to the transferred Membership Interest shall carry over to the Transferee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(l).

Section 9.3           Regulatory Allocations. The following allocations shall be made in the following order:

(a)                    The Losses allocated to a Member pursuant to Article 4 shall not exceed the maximum amount of Losses that can be so allocated without causing the Member to have a deficit in its Adjusted Capital Account at the end of the taxable year. All Losses in excess of the limitation set forth in this Section 9.3(a) shall be allocated to the Member who does not have an Adjusted Capital Account Deficit but only to the extent that the Losses does not cause any Member to have an Adjusted Capital Account Deficit. Nonrecourse Deductions shall be allocated to the Members in accordance with their Membership Interests.

(b)                   Member Nonrecourse Deductions attributable to Member Nonrecourse Debt shall be allocated to the Members bearing the Economic Risk of Loss for such Member Nonrecourse Debt as determined under Treasury Regulation Section 1.704-2(b)(4). If more than one Member bears the Economic Risk of Loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the Economic Risk of Loss. This Section 9.3(b) is intended to comply with the provisions of Treasury Regulation Section 1.704-2(i) and shall be interpreted consistently therewith.

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(c)                    Notwithstanding any other provision hereof to the contrary, if there is a net decrease in Minimum Gain for a taxable year (or if there was a net decrease in Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 9.3(c)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in such Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(g)(2)). This Section 9.3(c) is intended to constitute a minimum gain chargeback under Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(d)                   Notwithstanding any provision hereof to the contrary except Section 9.3(c) (dealing with Minimum Gain), if there is a net decrease in Member Nonrecourse Debt Minimum Gain for a taxable year (or if there was a net decrease in Member Nonrecourse Debt Minimum Gain for a prior taxable year and the Company did not have sufficient amounts of income and gain during prior years to allocate among the Members under this Section 9.3(d)), items of income and gain shall be allocated to each Member in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (as determined pursuant to Treasury Regulation Section 1.704-2(i)(4)). This Section 9.3(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith. The Minimum Gain chargeback shall consist first of Profits from the disposition of Company assets subject to Nonrecourse Liabilities of the Company with the remainder of the Minimum Gain chargeback, if any, made up of a pro rata portion of the Company’s other items of Profits for such year and shall be determined in accordance with Treasury Regulations sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provisions. If such Profits from the disposition of Company assets exceed the amount of Minimum Gain chargeback, a proportionate share of each item of such Profits shall constitute a part of the Minimum Gain chargeback.

(e)                    Notwithstanding any provision hereof to the contrary except Section 9.3(c) and (d) (dealing with Minimum Gain and Member Nonrecourse Debt Minimum Gain), a Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) shall be allocated items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the taxable year) in an amount and manner sufficient to eliminate any deficit balance in such Member’s Adjusted Capital Account as quickly as possible. This Section 9.3(e) is intended to constitute a qualified income offset under Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f)                      In the event that any Member has a negative Adjusted Capital Account at the end of any taxable year, such Member shall be allocated items of Company income and gain in the amount of such deficit as quickly as possible; provided that an allocation pursuant to this Section 9.3(f) shall be made only if and to the extent that such Member would have a negative Adjusted Capital Account after all other allocations provided for in this Article 9 have been tentatively made as if Section 9.3(e) and this Section 9.3(f) were not in this Agreement.

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(g)                   The Regulatory Allocations are intended to comply with certain requirements of Treasury Regulations sections 1.704-1 and 1.704-2. Notwithstanding any other provision of the Agreement and this Article 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits and Losses among the Members so that, to the extent possible, the net amount of such allocations of other Profits and Losses and the Regulatory Allocations to the Members shall be equal to the net amount that would have been allocated to the Members if the Regulatory Allocations had not occurred.

(h)                   Profits and Losses of the Company shall not be allocated in accordance with Article 4 or any paragraph of this Article 9 other than this Section 9.3(h) if and to the extent that any such allocation would cause the Company’s allocations not to have substantial economic effect for purposes of section 704(b)(2) of the Code under the economic effect equivalence test set forth in Treasury Regulations section 1.704-1(b)(2)(ii)(i), and any such Profits and Losses shall instead be allocated to and among the Members in the amounts and in the manner necessary to cause the Company’s allocations to comply with such economic effect equivalence test. For purposes of this Section 9.3(h) only, it shall be assumed that no Member is obligated to contribute to the Company any cash or property to eliminate the deficit balance existing in its Capital Account upon the liquidation of the Company except to the extent that such Member is personally liable under law or by contract to satisfy a Company liability.

(i)                     It is intended that the allocations set forth in Article 4 satisfy the substantial economic effect requirement of section 704(b) of the Code. However, in the event that counsel to the Company or any Member determines that such requirements are not satisfied, the Operating Member shall cause this Agreement to be amended in conformity with the provisions of Section 11.7.

(j)                     To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Section 734 (b) or Section 743 (b) of the Code is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to any Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) if such Section applies, or to the Member to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

Section 9.4           Allocations for Income Tax Purposes.

(a)                  All items of income, gain, loss and deduction of the Company for income tax purposes shall be allocated in the same manner as the corresponding item of Profits and Losses is allocated for book purposes, except as otherwise provided in this Section 9.4.

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(b)                   In accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Book Value. In the event the Book Value of any property is adjusted pursuant to clause (b) or (d) of the definition of Book Value, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code and the applicable Regulations thereunder. For purposes of such allocations, the Company shall elect the remedial allocation method (within the meaning of Treasury Regulation Section 1.704-3(d)), and in applying the remedial allocation method to depreciable property, the Company shall compute remedial allocations using the MACRS class life for such property and (where available) the double declining balance method of depreciation.

(c)                    Any recapture of depreciation or other item of deduction shall be allocated, in accordance with Treasury Regulation Sections 1.1245-1(e), to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations).

(d)                   Allocations pursuant to this Section 9.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provision of this Agreement.

Section 9.5           Other Allocations Provisions.

(a)                    All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the calendar year during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the Transferor or the Transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the regulations thereunder.

(b)                   The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), shall be determined in accordance with their Membership Interests.

Section 9.6           Tax Returns. The Company shall cause to be prepared and filed all necessary federal, state and local tax returns for the Company, including making the elections described in Section 9.7. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company’s tax returns to be prepared and filed. The Company shall deliver to each Member a copy of such federal, state and local income tax returns and such other accounting, tax information and

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schedules (if any) as shall be reasonably necessary for the preparation by each Member of its income tax returns.

Section 9.7           Tax Elections. The Tax Matters Member shall cause the Company to make the following elections on the appropriate tax returns:

(a)                    to adopt the calendar year as the Company’s Fiscal Year;

(b)                     to adopt the accrual method of accounting and to keep the Company’s books and records on the income-tax method;

(c)                    if there is a distribution of Company property as described in Section 734 of the Code or if there is a Transfer of an interest in the Company as described in Section 743 of the Code, on request by any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

(d)                     to elect to amortize the organizational expenses of the Company over a period of 180 months as permitted by Section 709(b) of the Code; and

(e)                    any other election the Management Committee may deem appropriate and in the best interests of the Members.

Section 9.8           Tax Matters Member.

(a)                    The tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code shall be the Operating Member unless otherwise designated by the Management Committee. Any such Member who is designated as the tax matters partner is referred to herein as the “Tax Matters Member”. The Tax Matters Member shall take such action as may be necessary to cause to the extent possible each other Member to become a notice partner within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as Tax Matters Member by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity.

(b)                     The Tax Matters Member shall take no action without the authorization of the Management Committee, other than such action as is authorized herein or may be required by Applicable Law. Any cost or expense incurred by the Tax Matters Member in connection with its duties, including the preparation for or pursuance of administrative or judicial proceedings, shall be paid by the Company.

(c)                    The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments on behalf of the Members without first obtaining the consent of the Management Committee. The Tax Matters Member shall not bind any Member to a settlement agreement without obtaining the consent of such Member. Any Member that enters into a settlement agreement with respect to any partnership item (within the meaning of Section 6231(a)(3) of the Code) shall notify the other Members of

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such settlement agreement and its terms within ninety (90) days from the date of the settlement.

(d)                     No Member shall file a request pursuant to Section 6227 of the Code for an administrative adjustment of partnership items for any taxable year without first notifying the other Members. If the Management Committee consents to the requested adjustment, the Tax Matters Member shall file the request for the administrative adjustment on behalf of the Members. If such consent is not obtained within thirty (30) days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Member, including the Tax Matters Member, may file a request for administrative adjustment on its own behalf. Any Member intending to file a petition under Sections 6226, 6228 or other sections of the Code with respect to any item involving the Company shall notify the other Members of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Member is the Member intending to file such petition on behalf of the Company, such notice shall be given within a reasonable period of time to allow the other Members to participate in the choosing of the forum in which such petition will be filed.

(e)                    If any Member intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Member shall give reasonable notice under the circumstances to the other Members of such intent and the manner in which the Member’s intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Members.

Section 9.9           Tax Withholding. Each Member hereby agrees that the Company shall withhold and remit any applicable United States federal income tax obligations with respect to such Member’s interest in the Company (the “Tax Amounts”), and that such Tax Amounts shall be treated as distributions to such Member for all purposes of this Agreement.

ARTICLE 10

CONFIDENTIALITY AND INTELLECTUAL PROPERTY

Section 10.1    Confidential Information.

(a)                  “Confidential Information” shall mean all information that is furnished by any Party (the “Disclosing Party”) to any other Party in connection with the business of the Company (the “Receiving Party”), whether written or oral and in whatever form or medium it is provided and shall specifically include (i) this Agreement and other agreements entered into by the Company, (ii) all data, records, oral discussions and information exchanged between the Members and the Committee Members, and (iii) all technical, financial or environmental information generated by the Company related to its activities, but shall exclude the information specified in Section 10.1(b).

(b)                   The following information shall not be deemed to be Confidential Information and the provisions of this Article 10 shall not apply to: (i) information which is or becomes generally available to the public other than as a result of a disclosure in

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violation of this Agreement; (ii) information which becomes available to the Receiving Party on a non-confidential basis from a source other than a Disclosing Party if such Receiving Party had no reason to believe that such source was subject to any prohibition against transmitting the information to such Receiving Party; and (iii) information independently developed by the Receiving Party.

Section 10.2    Confidentiality Obligations.

(a)                  Each Receiving Party shall not disclose any Confidential Information to any other Person without the consent of all Parties, other than: (i) to the other Parties; (ii) to an actual or prospective financial advisor, lender, manager of an underwriting syndicate, legal counsel, consultant, contractor or subcontractor, in each case with a business need to be informed; (iii) to an actual or prospective purchaser of all or any portion of the Membership Interests of such Party or the assets of the Company, or of a direct or indirect interest in a Member; (iv) to a Governmental Authority or a Person to which the Disclosing Party or its Affiliate is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority to disclose the Confidential Information; (v) to a natural gas purchaser, natural gas supplier, natural gas transporter, consultant, contractor, subcontractor or legal counsel, in each case with a business need to be informed; and (vi) any arbitral tribunal or court in connection with a proceeding pursuant to Section 11.1 or Section 11.3.

(b)                   In case of a disclosure of Confidential Information to a third Person permitted by Section 10.2(a)(ii), Section 10.2(a)(iii) or Section 10.2(a)(v), the Receiving Party disclosing such information shall ensure that such third Person has signed an agreement in writing (or in the case of Section 10.2(a)(ii) and Section 10.2(a)(v) is otherwise bound by an obligation of confidentiality at least as restrictive as those contained in this Agreement) to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Article 10, except in the case of any such Person which is prevented from entering into such an agreement in accordance with Applicable Law.

Section 10.3    Notice Preceding Compelled Disclosure. If a Party reasonably believes it or any of its representatives is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority (whether requested by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand, similar Applicable Law or legal process or otherwise) to disclose any Confidential Information, such Party shall promptly notify the other Parties of such requirement as soon as it becomes aware that such disclosure is required.

Section 10.4    Consultation as to Announcements. Subject to Section 10.2, no public announcement or press release concerning the Company shall be made by the Company or any Member without approval by the Management Committee; provided that this Section 10.4 shall not prohibit any public announcement or press release required to be made (a) pursuant to Applicable Law, regulations or policies of any federal, provincial or state governmental agency or similar agency or any stock exchange or securities regulatory authority, (b) by the reasonable good faith judgment of the Disclosing Party as a response to any environmental or other

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emergency or (c) by the Operating Member as part of routine operations, including routine public relations, advertising and marketing activities; provided, further, that the Party making such announcement shall, to the extent practicable, consult with the other Parties concerning the timing and content of such announcement before such announcement is made and shall give a copy thereof to each of the other Parties at the same time, or as soon as reasonably practicable after the making of such announcement.

Section 10.5    Specific Performance. The Parties recognize and agree that if any of the provisions of this Article 10 are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereby agrees that, in addition to other remedies, the Parties shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Article 10 or to seek specific performance or other equitable relief to enforce the provisions of this Article 10.

Section 10.6    Proprietary Technology.

(a)                    “Proprietary Technology” means all of the following rights, title, or interest in or arising under the laws of the United States, any state, any other country, or international treaty regime, whether or not filed, perfected, registered, or recorded, including all renewals thereof: (i) certificates of invention and other indicia of invention ownership, patents, patent applications, and patent rights, including any such rights granted upon any reissue, reexamination, division, extension, provisional, continuation, or continuation-in-part applications, and equivalent or similar rights anywhere in the world in inventions and discoveries; (ii) rights associated with works of authorship and literary property rights, including copyrights, copyright applications and copyright registrations; (iii) rights relating to confidential know-how or trade secrets, including ideas, concepts, methods, techniques, inventions (whether patentable or unpatentable), and other confidential information; and (iv) any rights analogous to those set forth in the preceding clauses relating to intangible property.

(b)                     No Member shall be required to license or disclose any Proprietary Technology to the Company or to any other Member or its Affiliates.

(c)                    If any Member desires or is willing to make available Proprietary Technology to the Company, such Member and the Company shall negotiate and may enter into a license for such Proprietary Technology, and the Company may use such Proprietary Technology pursuant to the terms of such license.

Section 10.7    Continuing Obligation. The obligations of this Article 10 shall be continuing and shall survive until the later of (i) five (5) years after the date of execution of this Agreement or (ii) five (5) years after the termination of this Agreement, or (iii) with respect to specific information subject to confidentiality obligations under any separate agreement by which the Company is bound, such longer period as required pursuant to the terms of such agreement, and shall be binding on any Member which ceases to be a Member until the expiration of such period.

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ARTICLE 11

MISCELLANEOUS

Section 11.1    Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

Section 11.2    Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by personal delivery or facsimile communication addressed to the Members at the addresses set forth on Exhibit C and to the Company at the address for notices to the Operating Member or to such other addresses or facsimile telephone numbers as may be designated by notice given by any Party to the other Parties. Any notice, demand, request, direction or other communication given by personal delivery or facsimile communication shall be conclusively deemed to have been given on the Business Day of actual delivery or transmittal thereof if given during the normal business hours of the recipient, and on the next Business Day during which such normal business hours next occur if not given during such hours on any day; provided, however, that such delivery and transmittal shall be effective only upon a confirmation (including automatically-generated confirmations) of receipt thereof.

Section 11.3    Amicable Resolution of Disputes. Upon any dispute arising under this Agreement or Management Committee deadlock, any Member may, by written notice to the other Members, request a meeting among senior executives designated by each Member to attempt to resolve such dispute or deadlock by negotiation in good faith. If such dispute or deadlock is not resolved among such senior executives within thirty (30) days, the Members may pursue any action available to them under Applicable Law or in equity.

Section 11.4    Entire Agreement. This Agreement supersedes the Original LLC Agreement and the Original LLC Agreement shall be of no further force and effect. This Agreement, the Exhibits attached hereto and the documents to be delivered hereunder, together with the Contribution Agreement, the schedules and exhibits attached thereto and the documents to be delivered thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties regarding such subject matter.

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Section 11.5    Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Members shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Members as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Members are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to a Member, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Members as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible. If there is a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate of Formation or (b) any mandatory provision of the Act (or to the extent any other statutes are incorporated into the Act, such other statutes), the applicable provision of the Certificate of Formation, the Act or such other statutes shall control.

Section 11.6    No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon only the Parties and their respective successors and permitted assigns and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third-party beneficiary hereof.

Section 11.7    Amendments and Waivers. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by all Members. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 11.8    Expenses of the Members; Taxes. All fees and expenses incurred by or on behalf of any of the Members in connection with the authorization, preparation and consummation of this Agreement shall be borne solely by the Member who incurred such fees or expenses, including all fees and expenses of agents, representatives, counsel and accountants employed by such Member in connection with the authorization, preparation, execution and consummation of this Agreement. Except as otherwise provided herein, each Party shall be solely responsible for the payment of all Taxes imposed on it.

Section 11.9    No Right of Set-Off. No Member shall by virtue of this Agreement be entitled to offset against any of its financial obligations to the Company under this Agreement or any obligation owed to it or any of its Affiliates by any other Member or any of such other Member’s Affiliates.

Section 11.10 Relationship of the Members. Nothing in this Agreement shall be construed to create a partnership (including a limited partnership) or joint venture for any purposes other than United States federal and state tax purposes between or among any of the Members or to constitute any Person the guarantor of the Company’s obligations. The obligations of the Company, each Member under or in connection with this Agreement,

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including each Member’s obligation to make Capital Contributions to the extent provided herein, shall be the several obligations of each such Party, and not joint. Each Member shall be jointly and severally liable for the actions, obligations and liabilities of any other Member who is an Affiliate of such Member. Without affecting in any manner the obligations under Section 4.2, nothing herein shall be deemed or construed to make any Member a surety or a guarantor of the Company or of another Person or liable to meet any obligation of the Company or of another Person.

Section 11.11 Disclaimer of Fiduciary Duties. Each Member and Committee Member shall be entitled to exercise all voting rights hereunder or under the Certificate of Formation in respect of its Membership Interest in the sole interest of such Member, and shall have no fiduciary or similar duties under this Agreement, the Certificate of Formation or otherwise to the Company or any other Member with respect to the exercise of such voting rights except as expressly provided by the Act. The Company and the Members hereby expressly and irrevocably waives, to the full extent permitted by Applicable Law, all fiduciary and similar duties under Applicable Law of each other Member with respect to its exercise or failure to exercise any voting rights hereunder or under the Certificate of Formation, and, to the extent permitted by Applicable Law, agrees that it shall not raise any claim or action against any such other Member based on a breach or alleged breach of any fiduciary or similar duties under Applicable Law. Except as expressly provided in this Agreement, no conflict of interest with the Company shall prevent a Member from exercising its voting, consent or approval rights or its rights to transfer its Membership Interests under this Agreement.

Section 11.12 No Partition. In connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the property or assets of the Company.

Section 11.13 Remedies Cumulative. The remedies specified in this Agreement are cumulative, and the exercise of any remedy provided hereunder shall not preclude the exercise of any other remedy provided hereunder or available under Applicable Law.

Section 11.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.15 Joint Defense. If the Company and one or more Members are named as defendants in any third-party claim or cause of action arising out of or relating to this Agreement, then the Company and such Members will, as reasonably requested by each Party, cooperate in the joint defense of their common interests to the extent permitted by Applicable Law and, to the extent mutually agreeable, enter into an agreement for joint defense of the action (except as against each other).

[Remainder of this page left intentionally blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date and year first above written.

COMPANY:

NORA GATHERING, LLC

By:

Name:

Title:

MEMBERS:

EQUITABLE GATHERING EQUITY, LLC

By:

Name:

Title:

PINE MOUNTAIN OIL AND GAS, INC.

By:

Name:

Title:

SIGNATURE PAGE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF NORA GATHERING, LLC

EXHIBIT A

DEFINITIONS AND INTERPRETATION

Section 1. Definitions. In this Agreement and in any other document that references this Agreement for definitions, the following terms shall have the meanings assigned or referenced below:

“Act” means the Delaware Limited Liability Company Act.

“Adjusted Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member, (a) increased by any amounts that such Member is obligated to restore or is treated as obligated to restore under Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5)), and (b) decreased by any amounts described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) with respect to such Member.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise. For the purposes of this Agreement, the Company shall not be considered an Affiliate of a Member or such Member’s Affiliates so long as it is owned equally by each Member taken together with its Affiliates.

“Agreement” has the meaning set forth in the preamble.

“Alternate Representative” has the meaning set forth in Section 3.1(b).

“AMI” has the meaning given to such term in the Operating Agreement.

“Annual Budget” has the meaning set forth in Section 3.4(a).

“Applicable Law” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

“Approved Affiliate Transactions” means (i) that certain Gas Gathering Agreement dated as of July 1, 1995, by and between Equitable Resources Exploration, a division of Equitable Resources Energy Company, Penn Virginia Resources Corporation, the Olin R. Prather Revocable Trust, John W. Gillespie and R. Hagan Kohler; (ii) that certain Services Agreement dated as of January 1, 2005, by and between EPC and EGEL; and (iii) that certain Interconnect Agreement by and between Kentucky West Virginia Gas Company and EGEL dated as of the date hereof.

“Approved Annual Budget” has the meaning set forth in Section 3.4(b).

“Book Value” means, with respect to any property, such property’s adjusted basis for federal income tax purposes, except as follows:

(a)       The initial Book Value of any property contributed by a Member to the Company shall be the fair market value of such property as determined by the Management Committee;

(b)      The Book Values of all properties shall be adjusted to equal their respective fair market values as determined by the Management Committee in connection with (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, (ii) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company, (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (iv) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member or (v) any other event to the extent determined by the Managers to be necessary to properly reflect Book Values in accordance with the standards set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(q); provided that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)       The Book Value of property distributed to a Member shall be the fair market value of such property as determined by the Management Committee; and

(d)      The Book Value of all properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and clause (f) of the definition of Profits and Losses; provided, however, Book Value shall not be adjusted pursuant to this clause (d) to the extent the Management Committee determines that an adjustment pursuant to clause (b) hereof is necessary or appropriate in connection with the transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Book Value of property has been determined or adjusted pursuant to clause (b) or (d) hereof, such Book Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property for purposes of computing Profits and Losses.

“Business Day” means a day other than a Saturday or Sunday on which banks are permitted to be open for business in Pittsburgh, Pennsylvania or Fort Worth, Texas.

“Capital Account” shall mean the Capital Account established and maintained for each Member pursuant to Section 9.2.

“Capital Contribution” means any contribution in cash, property or as otherwise provided herein to the capital of the Company by a Member with respect to its Membership Interest.

“Cash Value” means the portion of the total monetary value (expressed in U.S. dollars) of the consideration being offered by a Proposed Transferee (including without limitation any cash, other assets, and Tax Savings to a Transferor from a non-cash deal) that reasonably should be allocated to any First Refusal Membership Interests that are subject to a proposed Transfer.

“Cash Transfer” means any Transfer where the sole consideration (other than the assumption of obligations and liabilities associated with the transferred Membership Interests) takes the form of cash, cash equivalents or promissory notes.

“Certificate of Formation” has the meaning set forth in Section 2.1.

“Chosen Court” has the meaning set forth in Section 11.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee Member” has the meaning set forth in Section 3.1(b).

“Company” has the meaning set forth in the preamble.

“Confidential Information” has the meaning set forth in Section 10.1(a).

“Connecting Pipeline Facility” has the meaning set forth in Section 3.5(c).

“Construction Notice” has the meaning set forth in Section 2.11(b).

“Contract Area” has the meaning set forth in the Operating Agreement.

“Contract Operating Agreement” has the meaning set forth in Section 3.7.

“Contribution Agreement” has the meaning set forth in the preamble.

“Curtailment” means any constraint, operational or otherwise outside of the reasonable control of the Company, on the Gathering System or any pipeline system interconnected with the Gathering System that limits, in whole or in part, the amount of gas that Company is able to receive, transport or deliver on all or part of the Gathering System.

“Deemed Tax Transfer” has the meaning set forth in Section 6.7(c).

“Defaulted Contribution” means the unpaid amount of any Capital Contribution by a Defaulting Member, together with any accrued and unpaid interest thereon calculated as set forth in Section 7.1(a).

“Defaulting Member” means a Member as to which a Funding Default has occurred and is continuing.

“Delivery Points” has the meaning in Section 3.3(a)(xxvi).

“Depreciation” means, for each taxable year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to property for such taxable year, except that (A) with respect to any property the Book Value of which differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the remedial allocation method pursuant to Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year shall be the amount of book basis recovered for such taxable year under the rules prescribed by Treasury Regulation Section 1.704-3(d)(2), and (B) with respect to any other property the Book Value of which differs from its adjusted tax basis at the beginning of such taxable year, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such taxable year bears to such beginning adjusted tax basis; provided that if the adjusted tax basis of any property at the beginning of such taxable year is zero, Depreciation with respect to such property shall be determined with reference to such beginning value using any reasonable method selected by the Management Committee.

“Disclosing Party” has the meaning set forth in Section 10.1(a).

“Disagreeing Parties” has the meaning set forth in Section 6.5(f).

“Disagreement Notice” has the meaning set forth in Section 6.5(f).

“Dissolution Event” has the meaning set forth in Section 8.1.

“Distribution” means any distribution by the Company by means of any dividend or other payment of Profits, whether in cash, equity interests or otherwise, any payment or application of any of its assets to purchase, redeem or otherwise retire the Membership Interests held by a Member, any distribution by way of reduction of capital, split-up and liquidation or otherwise in respect of any of the Membership Interests held by such Member.

“Economic Risk of Loss” has the meaning assigned to that term in Treasury Regulation Section 1.752-2(a).

“EGEL” has the meaning set forth in the recitals.

“Electing Non-Affiliated Members” has the meaning set forth in Section 6.5(c).

“Encumber” means to pledge, charge, grant a security interest in, encumber or hypothecate the asset or property in question.

“EPC” has the meaning set forth in the recitals.

“ET Blue Grass Company” means ET Blue Grass Company, a Delaware corporation.

“Existing Agreements” means that certain Gas Gathering Agreement dated as of July 1, 1995, by and between Equitable Resources Exploration, a division of Equitable Resources Energy Company, Penn Virginia Resources Corporation, the Olin R. Prather Revocable Trust, John W. Gillespie and R. Hagan Kohler.

“First Priority Gas” has the meaning set forth in Section 2.12.

“First Refusal Period” has the meaning set forth in Section 6.5(a).

“First Refusal Membership Interests” has the meaning set forth in Section 6.5(a).

“Fiscal Year” means the calendar year ending on December 31, subject to any shorter initial period ending on December 31 and to any shorter final period, or such other period as may be determined by approval of the Management Committee.

“Fourth Priority Gas” has the meaning in Section 2.12.

“Funding Default” means a failure by a Member to make any Capital Contribution required to be made by it pursuant to the terms of this Agreement within thirty (30) days following the due date therefor.

“Funding Member” has the meaning set forth in Section 7.2(a).

“Gathering Agreement” has the meaning set forth in Section 2.12.

“Gathering Assets” has the meaning set forth in the preamble.

“Gathering System” means the Gathering Assets along with any gathering and associated assets constructed or acquired by the Company, less any gathering or associated assets transferred or otherwise disposed of by the Company, that are owned, controlled and operated at the relevant time by the Company. The Parallel Pipeline described in Section 3.5 shall not be considered part of the Gathering System.

“Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

“Governmental Authorizations” means any authorization, consent, approval, license, ruling, permit, certification, exemption, exoneration or registration by or with any Governmental Authority.

“Initial Report” has the meaning set forth in Section 6.5(f).

“LIBOR” means for any month, the rate per annum equal to the London Interbank Offered. Rate for one month dollar deposits as reported in The Wall Street Journal as of the first Business Day of the applicable month.

“Majority WI Member” has the meaning set forth in Section 3.6.

“Management Committee” has the meaning set forth in Section 3.1(b).

“Member” means any Person executing this Agreement as of the date of this Agreement as a Member or hereafter admitted to the Company as a Member as provided in this Agreement, but such term does not include any Person who has ceased to be a Member in the Company.

“Member Interconnect Agreement” has the meaning set forth in Section 3.5(c).

“Member Nonrecourse Debt” has the meaning assigned to the term “partner nonrecourse debt” in Treasury Regulation Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” has the meaning assigned to the term “partner nonrecourse debt minimum gain” in Treasury Regulation Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” has the meaning assigned to the term “partner nonrecourse deductions” in Treasury Regulation Section 1.704-2(i)(1).

“Membership Interest” means with respect to any Member, as provided by the Act and this Agreement, (a) that Member’s status as a Member of the Company; (b) that Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company; (c) all other rights, benefits and privileges enjoyed by that Member in its capacity as a Member, including that Member’s rights to vote, consent and approve and otherwise to participate in the management of the Company, including through the Management Committee; and (d) all obligations, duties and liabilities imposed on that Member in its capacity as a Member, including any obligations to make Capital Contributions. The Membership Interests from time to time held by Members in the Company are set forth in Exhibit C.

“Minimum Gain” shall mean the aggregate gain, if any, that would be realized by the Company for purposes of computing income or loss with respect to each Company asset if each Company asset were disposed of by the Company in a taxable transaction in full satisfaction of all Nonrecourse Liabilities of the Company secured by such asset. Minimum Gain with respect to each Company asset shall be further determined in accordance with the rules of Treasury Regulations section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain. A Member’s share of Minimum Gain at the end of any Company year shall equal the aggregate Nonrecourse Deductions allocated to such Member (or its predecessors in interest) up to that time, less such Member’s (and predecessors’) aggregate share of decreases in Minimum Gain determined in accordance with Treasury Regulations section 1.704-2(g).

“Nonrecourse Deductions” has the meaning assigned to that term in Treasury Regulation Section 1.704-2(b).

“Nonrecourse Liability” has the meaning assigned to that term in Treasury Regulation Section 1.752-1(a)(2).

“Non-Affiliated Members” has the meaning set forth in Section 6.5(a).

“Non-Cash Consideration” has the meaning set forth in Section 6.5(a).

“Non-Defaulting Member” has the meaning set forth in Section 7.1(b).

“Non-Transferor Members” has the meaning set forth in Section 6.7(a).

“Nora-T/Kentucky West Interconnect” has the meaning set forth in Section 3.3(a).

“Nora-T Line” means the pipeline depicted on Exhibit F.

“Operating Agreement” means that certain Operating Agreement dated of even date herewith, by and between EPC and PMOG.

“Operating Member” has the meaning set forth in Section 3.2(a).

“Original LLC Agreement” has the meaning set forth in the recitals.

“Parallel Pipeline” has the meaning set forth in Section 3.5(d).

“Parties” means each of the Members and the Company.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization, state enterprise or governmental or any agency or political subdivision thereof.

“PMOG” has the meaning set forth in the recitals.

“Presenting Member” has the meaning set forth in Section 2.11(b).

“Principal Representative” has the meaning set forth in Section 3.1(b).

“Profits” or “Losses” means, for each taxable year, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):

(a)           Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b)           Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss;

(c)           In the event the Book Value of any asset is adjusted pursuant to clause (b) or clause (c) of the definition of Book Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Book Value of the asset) or an item of loss (if the adjustment decreases the Book Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(d)           Gain or loss resulting from any Disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(e)           In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year;

(f)            To the extent an adjustment to the adjusted tax basis of any property pursuant to Section 734(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)           Any items that are allocated pursuant to the Regulatory Allocations shall not be taken into account in computing Profits and Losses, and the amounts of the items of income, gain, loss or deduction available to be allocated pursuant to the Regulatory Allocations shall be determined by applying rules analogous to those set forth in clauses (a) through (f) hereof.

“Promissory Note” means that certain note of ET Blue Grass Company, dated as of the date hereof, payable to the Company.

“Proposed Facility” has the meaning set forth in Section 2.11(b).

“Proposed Transferee” has the meaning set forth in Section 6.5(a).

“Proprietary Technology” has the meaning set forth in Section 10.6(a).

“PUHCA” means the Public Utility Holding Company Act of 2005, 16 U.S.C. § 16451, et seq., as amended from time to time.

“Receiving Party” has the meaning set forth in Section 10.1(a).

“Redirected Distribution” has the meaning set forth in Section 7.3(b).

“Regulatory Allocations” means the allocations set forth in Section 9.3.

“Representative” has the meaning set forth in Section 3.1(b).

“Second Priority Gas” has the meaning set forth in Section 2.12.

“Segmented Segment” has the meaning set forth in Section 3.6.

“Tax Amounts” has the meaning set forth in Section 9.9.

“Tax Matters Member” has the meaning set forth in Section 9.8(a).

“Tax Savings” means the actual reduction in tax liability that has been or will be realized and that would not have been realized but for the relevant Transfer.

“Taxes” means all taxes and similar governmental charges, imposts, levies, fees and assessments, however denominated (including income taxes, business asset taxes, franchise taxes, net worth taxes, capital taxes, estimated taxes, withholding taxes, use taxes, gross or net receipts taxes, sales taxes, transfer taxes or fees, excise taxes, real and personal property taxes, ad valorem taxes, value added taxes, payroll related taxes, employment taxes, unemployment insurance, social security taxes, minimum taxes, and import duties and other obligations of the same or a similar nature), together with any related liabilities, penalties, fines, additions to tax or interest, imposed at the national, state or municipal level.

“Technical Termination” has the meaning set forth in Section 6.7(a).

“Term” has the meaning set forth in Section 2.6.

“Third Priority Gas” has the meaning set forth in Section 2.12.

“Transaction Documents” has the meaning set forth in Section 11.4.

“Transfer” means to sell, transfer or assign, distribute or otherwise dispose of the asset or property in question excluding actions to Encumber such asset or property. Notwithstanding anything to the contrary in the preceding sentence, “Transfer” shall not include any indirect transfer by change of control, merger, consolidation or reorganization.

“Transfer Notice” has the meaning set forth in Section 6.5(a).

“Transfer Price” has the meaning set forth in Section 6.5(a).

“Transferee” means a Person who has received Membership Interest by means of a Transfer.

“Transferring Party” has the meaning set forth in Section 6.5(a).

“Transferor” has the meaning as set forth in Section 6.2(b)(ii).

“Treasury Regulations” shall mean the United States Treasury Regulations promulgated pursuant to the Code.

“Unbalanced Segment” has the meaning set forth in Section 3.6.

“U.S. GAAP” means accounting principles generally accepted in the United States, as in effect from time to time; all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with U.S. GAAP; and, except as otherwise expressly provided herein, the term “U.S. GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation.

“Voting Securities” means any shares, capital stock, other securities or equity interests which ordinarily have voting power for the election of the directors, managers or other Persons performing similar functions.

“Wider Transaction” has the meaning set forth in Section 6.5(d).

“Withdrawn Member” has the meaning set forth in Section 8.4(a).

Section 2. Interpretation. For all purposes of this Agreement, except as otherwise expressly-provided herein or unless the context otherwise requires:

(a)       the terms defined in this Agreement include the plural as well as the singular and vice versa;

(b)      words importing gender include all genders;

(c)       any reference to an “Article,” “Section” or “Exhibit” refers to an Article or Section of, or Exhibit to, this Agreement;

(d)      any reference to this Agreement refers to this Agreement, including all Exhibits and Schedules hereto, and the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement and its Appendices as a whole and not to any particular Article, Section, Exhibit or other subdivision; provided, however, that none of the agreements the forms of which are attached hereto as Exhibits shall be binding on or enforceable against any Member or its Affiliates unless and until such agreements are duly executed by all of the respective parties thereto;

(e)       references made to “days,” “months” and “years” refer to calendar days, months and years, respectively;

(f)       any time period provided for in this Agreement which expires on a day which is not a Business Day shall expire on the next succeeding Business Day;

(g)      any reference to an agreement in this Agreement means such agreement as it may be amended and restated from time to time; and

(h)      “including” means “including but not limited to.”

EXHIBIT B

CERTIFICATE OF FORMATION

[See attached.]

B-1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “NORA GATHERING, LLC”, FILED IN THIS OFFICE ON THE TENTH DAY OF APRIL , A.D. 2007, AT 12:30 O’CLOCK P.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State
4331718 8100		AUTHENTICATION:	5581004

070416867		DATE :	04-10-07

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State of Delaware
Secretary of State
Division of Corporations
Delivered 01:04 PM 04/10/2007
FILED 12:30 PM 04/10/2007
SRV 070416867 - 4331719 FILE

CERTIFICATE OF FORMATION

OF

NORA GATHERING, LLC

1. The name of the limited liability company is “Nora Gathering, LLC.”

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Washington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Nora Gathering, LLC this 9th day of April , 2007.

Equitable Gathering Equity, LLC,
the sole member

/s/ Jean F. Marks
By:
Name: Jean F. Marks
Title: Assistant Secretary

EXHIBIT C

SCHEDULE OF OWNERSHIP

Membership Interest
Member’s Name and Address	(expressed as a percentage)

Equitable Gathering Equity, LLC 225 North Shore Drive Pittsburgh, Pennsylvania 15212 Attention: Corporate Secretary Telephone: (412)553-5700 Telecopy: (412)553-7781	50%

Pine Mountain Oil and Gas, Inc. 777 Main Street, Suite 800 Fort Worth, Texas 76102 Attention: Chad Stephens Telephone: (810) 817-1929 Telecopy: (810) 817-1990

With a copy to:

125 State Route 43 P.O. Box 550 Hartville, OH 44632 Attention: Jeffery A. Bynum Telephone: (330) 877-6747 Telecopy: (330) 877-2689	50%

Total	100%

C-1

EXHIBIT D

FORM OF GAS GATHERING AGREEMENT FOR MEMBERS AND AFFILIATES

[See attached.]

D-1

GAS GATHERING AGREEMENT

THIS GAS GATHERING AGREEMENT (“Agreement”) is entered into this        of April , 2007, by and between NORA GATHERING, LLC, a limited liability company organized under the laws of Delaware (“Gatherer”), and Equitable Energy, LLC, a limited liability company organized under the laws of Delaware (“Shipper”).

WHEREAS, Gatherer owns certain natural gas gathering lines located in the Commonwealth of Virginia;

WHEREAS, Shipper has available certain supplies of natural gas (which natural gas Shipper has purchased from one or more members of the Gatherer and such Natural Gas has been produced from wells in which one or more of such members own a working interest) which it desires to have gathered by Gatherer by use of Gatherer’s natural gas gathering lines located in the Commonwealth of Virginia;

WHEREAS, Shipper has requested that Gatherer provide gathering services for such natural gas, on behalf of Shipper, by receiving quantities of such natural gas and redelivering such quantities less the Gas Retention Percentage (as hereinafter defined) for Shipper’s account; and

WHEREAS, Shipper and Gatherer desire to set a gathering fee (with escalator) for the Shipper’s gas to be gathered pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Gatherer and Shipper hereby agree as follows.

ARTICLE I
DEFINITIONS

For the purposes of this Agreement, the following definitions shall be applicable:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

“Btu” shall mean the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5) Fahrenheit to fifty-nine and five-tenths degrees (59.5) Fahrenheit at a constant pressure of fourteen and seventy-three hundredths (14.73) Psia. Where appropriate, Btu shall mean the plural of the aforementioned definition.

“Chosen Court” has the meaning set forth in Section 13.4.

“Commencement Date” shall mean           , 2007.

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“Cubic feet” or “cubic foot” shall mean the volume of Natural Gas which occupies one (1) cubic foot of space at a temperature of sixty degrees (60) Fahrenheit and an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute.

“Day” shall mean that period of time beginning at 10:00 a.m. Eastern Prevailing Time (“EPT”) on each calendar day and ending at 10:00 a.m. EPT on the following calendar day. “Eastern Prevailing Time” or “EPT” shall mean the prevailing time (i.e. Standard Time or Daylight Savings Time) on any given day in the Eastern Time zone.

“Dth” or “Dekatherm” shall mean one million Btu.

“Dry Gas” shall mean Natural Gas containing no water vapor.

“Electric Compression Rate” shall mean the rate per Dth for compression costs described on Exhibit C.

“Electronic Measurement” shall mean that form of measurement consisting of flow computers or computerized remote terminal units, electronic transducers, and associated power, data communications and other electronic equipment to accomplish the measurement of Natural Gas and transfer of data without the use of charts or other paper recordings.

“Equivalent Quality/Quantity” shall mean that quality and quantity of Natural Gas delivered at the Point(s) of Delivery which is of similar quality and the thermal equivalent of the quantity of Shipper’s Natural Gas received at the Point(s) of Receipt, less the Gas Retention Percentage.

“GAAP” has the meaning set forth in Section 13.7(b).

“Gas” or “Natural Gas” shall mean a mixture of hydrocarbon and nonhydrocarbon gases, and shall include casinghead gas produced with crude oil, gas produced from gas wells, including coalbed methane wells, and residue gas resulting from processing both casinghead gas and gas well gas.

“Gas Retention Percentage” shall mean the percentage of Natural Gas per Dth retained by Gatherer as described on Exhibit C.

“Gathering Rate” shall mean the rate per Dth for deliveries off the Gathering System as described on Exhibit C.

“Gathering System” shall mean the pipelines and appurtenant facilities described on Exhibit D along with any gathering and associated assets constructed or acquired by Gatherer from time to time less any gathering or associated assets transferred or otherwise disposed of by Gatherer from time to time.

“Governmental Authority” shall mean any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

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“Gross Heating Value” shall mean the number of Btu’s liberated by the complete combustion of constant pressure of one (1) cubic foot of Dry Gas, at a base temperature of sixty (60) degrees Fahrenheit and a referenced pressure base of fourteen and seventy-three hundredths (14.73) Psia, with air of the same temperature and pressure of the Gas, after products of combustion are cooled to the initial temperature of the Gas, and after the water of the combustion is condensed to a liquid state. The Gross Heating Value of the Gas shall be corrected for the water vapor content of the Gas being delivered; provided, however that if the water vapor content of the Gas is seven (7) pounds or less per one million (1,000,000) cubic feet, the Gas shall be deemed to be dry and no correction will be made.

“Mcf” shall mean one thousand (1,000) cubic feet of Gas.

“MMBtu” shall mean one million (1,000,000) Btu.

“Month” shall mean a period of time beginning at 10:00 a.m. EPT on the first Day of a calendar month and ending at 10:00 a.m. EPT on the first Day of the following calendar month.

“Natural Gas” has the meaning set forth in the definition of Gas.

“Notice” has the meaning set forth in Section 14.1.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Point(s) of Delivery” shall mean the point(s) at which Gatherer tenders delivery of the Natural Gas to Shipper as further described in Section 3.2.

“Point(s) of Receipt” shall mean the point(s) at which Shipper tenders and surrenders control of the Natural Gas to Gatherer as further described in Section 3.1.

“Psia” shall mean pounds per square inch absolute.

“Psig” shall mean pounds per square inch gauge.

“Unauthorized Gas” shall mean all Natural Gas introduced by Shipper, whether intentionally or otherwise, into Gatherer’s facilities which is not authorized by this Agreement.

ARTICLE II
SERVICE

2.1. Service. Subject to the terms and provisions of this Agreement and all of the General Terms and Conditions set forth on Exhibit A, Gatherer agrees to accept and receive from Shipper at the Point(s) of Receipt such quantities of Natural Gas as may be tendered by Shipper at the Point(s) of Receipt; provided, however, that Gatherer shall only be obligated to accept on any Day that quantity of Natural Gas which Gatherer determines, in its sole and reasonable discretion, it has the capacity to receive and deliver (less the Gas Retention Percentage). Gatherer shall deliver and Shipper shall accept at the Point(s) of Delivery, on a Monthly basis, an

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Equivalent Quality/Quantity of Natural Gas as the quality and quantity of Natural Gas received by Gatherer for Shipper at the Point(s) of Receipt for gathering hereunder. The parties hereto acknowledge that the Natural Gas subject to this Agreement is Natural Gas that Shipper has purchased from one or more members of the Gatherer and such Natural Gas has been produced from wells in which one or more of such members own a working interest.

2.2.      Conditions to Service. Gathering services will be provided hereunder subject to: (i) Gathering System capacity, as reasonably determined by Gatherer; (ii) availability of downstream or delivery point capacity; (iii) Gatherer’s terms and conditions for service as set forth herein (including but not limited to creditworthiness requirements); and (iv) force majeure as set forth in Article XI. Gatherer shall not be required to perform service hereunder should Shipper fail to comply in any material respect with any provision of this Agreement.

2.3.     Commingling of Natural Gas. From the time any Natural Gas is received by Gatherer at the Point(s) of Receipt, Gatherer shall have the right to commingle such Natural Gas with other Natural Gas in the Gathering System. Shipper expressly acknowledges and agrees that the Natural Gas it receives at the Point(s) of Delivery may be different molecules of Natural Gas from those it is delivered at the Point(s) of Receipt but Gatherer agrees such Natural Gas that is delivered to Shipper at the Point(s) of Delivery shall be of Equivalent Quality/Quantity to the Natural Gas received by Gatherer from Shipper at the Point(s) of Receipt.

ARTICLE III
POINT(S) OF RECEIPT AND DELIVERY

3.1.     Point(s) of Receipt. The Point(s) of Receipt for all Gas to be gathered hereunder shall be the inlet flange of each meter set forth on Exhibit B, as amended from time to time.

3.2.     Point(s) of Delivery. The Point(s) of Delivery for all Gas gathered hereunder shall be the tap and measurement station(s) as set forth on Exhibit B.

3.3.     Gatherer’s Facilities. Gatherer shall have no obligation to construct, modify, improve, alter or relocate any of its facilities to provide service under this Agreement. Nothing in this Agreement shall prohibit Gatherer in its sole discretion from abandoning any portion of its facilities, installing compression, or constructing, maintaining or otherwise undertaking, or not undertaking, any operations in connection with its facilities.

ARTICLE IV
RATES

4.1.     Rate. In consideration for services rendered under this Agreement, Shipper shall pay to Gatherer each Month during the term of this Agreement the Gathering Rate specified on Exhibit C and any other amounts expressly contemplated to be paid by Shipper pursuant to this Agreement. Should Gatherer be assessed a fee by any downstream transporter or incur any other expense (in each case) attributable to Shipper’s Gas (including any fees associated with processing the Gas), Shipper shall reimburse Gatherer the full amount of such fee or expense. Gatherer may elect to invoice Shipper separately for such fee or expense, or may make an appropriate deduction from the quantity of Gas delivered to Shipper at the Point(s) of Delivery (being the same quantity of gas deducted by the downstream transporter for such fee or expense).

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4.2.                              Relocation. Gatherer, from time-to-time, may relocate certain of its facilities due to the activities of third Persons or for legal or operational necessity and convenience. Gatherer may increase its rate(s) as a result thereof in accordance with Section 4.3.

4.3.                              Adjustment of Rates and Charges. The rates, charges and fees memorialized pursuant to Exhibit C to this Agreement are subject to adjustment as set forth on such Exhibit.

ARTICLE V
NOMINATION, SCHEDULING AND RECONCILIATION
OF RECEIPTS AND DELIVERIES

5.1.                              Shipper shall be responsible for submitting nominations, where applicable, for the quantity of Natural Gas tendered by Gatherer to Shipper at the Point(s) of Delivery, to the entity downstream of the Point(s) of Delivery that will physically receive the Natural Gas at that point(s). All nominations must be confirmed by Gatherer and the downstream transporter that will physically receive the Natural Gas before Gatherer will schedule the service. In the event that Shipper’s nomination requires adjustment by Gatherer, Gatherer shall advise Shipper of its revised nomination and Shipper shall adjust its production to the extent necessary to comply with the revised nomination provided by Gatherer.

5.2.                              Where transporters downstream of the Point(s) of Delivery require Gatherer to submit a predetermined allocation in order to schedule receipt of gathered volumes into the system(s) of such transporters, Gatherer will base such predetermined allocations on the actual measured quantities it has received for deliveries to such transporters. In the event that Shipper’s predetermined allocation requires adjustment by Gatherer, Gatherer shall advise Shipper of its revised allocation and Shipper shall adjust its deliveries to the extent necessary to comply with the revised allocation provided by Gatherer.

5.3.                              Gatherer reserves the right to upwardly or downwardly adjust Shipper’s nominations to the extent Gatherer determines that Shipper’s nominations vary materially from Shipper’s actual tenders of Gas.

5.4.                              Reserved.

5.5.                              Gatherer is not required to schedule any receipts and/or deliveries of Gas until Shipper has executed this Agreement and has submitted an accurate and complete nomination for the period of time in question.

5.6.                              Shipper is solely responsible for the accuracy of its nominations. Gatherer makes no representation or guarantee that Shipper’s nominations are correct.

5.7.                              Subject to the other provisions hereof, the nomination accepted by Gatherer, as it may have been revised, shall represent the maximum quantity of Natural Gas eligible for service hereunder by Gatherer during the period for which the nomination was accepted or until Shipper submits a new nomination that is accepted by Gatherer. Submission of any new nomination must be consistent with the provisions of this Article V. If Shipper desires to increase its nomination during a Month, Shipper shall give Gatherer at least one (1) Day advance notice unless such notice is waived by Gatherer in its sole discretion.

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5.8.                              On or about the twenty-fifth Day of each delivery Month, Gatherer will determine actual measured flows into and out of the Gathering System, and issue an allocation statement to Shipper. To the extent such allocation statement indicates a discrepancy between Shipper’s scheduled volumes and Shipper’s actual volumes for such Month, Shipper shall adjust current and/or future nominations to eliminate such discrepancy and/or Gatherer shall make the necessary adjustment(s) to eliminate such discrepancy.

ARTICLE VI
RECEIPT AND DELIVERY PRESSURES

6.1.                              Gatherer’s Operating Pressures. Gatherer shall not be required to operate the Gathering System at pressures in excess of its operational preference. In no event will Gatherer operate the Gathering System at pressures in excess of its maximum allowable operating pressure, as such pressure may change from time to time: Gatherer shall not be required to install or be prohibited from installing compression in order to receive, gather or redeliver Gas.

6.2.                              Maximum Allowable Working Pressure. Notwithstanding any other provisions of this Agreement, Shipper shall never deliver Gas at a pressure that exceeds the maximum allowable working pressure(s) as determined solely by Gatherer.

6.3.                              Shipper’s Compression. Shipper shall make deliveries to Gatherer against the prevailing pressures in Gatherer’s Gathering System. Gatherer shall not be obligated to maintain line pressure or to lower line pressure by additional compression or otherwise. Except as specifically permitted under any valid interconnect agreement between Gatherer and an interconnecting party relating to Shipper’s Gas, Shipper shall not compress such deliveries, or cause such Gas deliveries to be compressed. Gas compressed without Gatherer’s authorization shall be deemed Unauthorized Gas and shall be subject to Section 10.2 of this Agreement.

6.4.                              Overpressure Protection. As between Shipper and Gatherer, Gatherer is completely and solely responsible for the installation and maintenance of overpressure protection equipment of pipeline(s), valve(s) and other interconnection equipment.

ARTICLE VII
TERM

7.1.                              Term. The term of this Agreement shall commence on the Commencement Date, regardless of when executed, and shall continue for a term of ten (10) years (the “Initial Term”). Unless either party provides not less than sixty (60) Days prior written notice to the other party on or before the expiration of the Initial Term, or if applicable the anniversary date of the Initial Term, the term of this Agreement shall be automatically extended for additional one-year periods.

7.2.                              Effect of Governmental Action. It is understood that performance hereunder shall be subject to all rules and regulations of Governmental Authorities having jurisdiction or control over the matters related hereto. If at any time during the term hereof any Governmental Authority shall take any action which is, with respect to or as a result of the gathering services provided for under this Agreement, designed to subject or otherwise subjects Gatherer or the Gathering System or any of Gatherer’s related facilities to any greater or different regulation or

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jurisdiction than that existing on the date of initial delivery of Gas hereunder, then, upon written notice to Shipper, Gatherer may initiate renegotiations with Shipper to revise the affected provisions of this Agreement prior to the effective date of such governmental action. Should parties be unable to reach an agreement within thirty (30) Days of such notice, either party may terminate this Agreement upon thirty (30) Days written notice.

ARTICLE VIII
BILLINGS AND PAYMENTS

8.1.                              Billing and Payment. Gatherer shall render to Shipper on or about the twenty-fifth Day of each Month a statement of the total quantities of Gas received from Shipper and delivered to Shipper during the preceding Month, together with a bill for the amount due under this Agreement for service during such period. Shipper shall pay Gatherer within ten (10) Days after receipt of Gatherer’s invoice. Shipper shall be deemed to receive the invoice in accordance with the timelines established in Section 14.3 of this Agreement for notices. If the payment date falls on a Saturday, Sunday or legal holiday, payment shall be due and payable on the next business Day. On an annual basis, Shipper shall have the right to conduct an audit of the cost of service supporting the rates assessed by Gatherer. Shipper shall provide Gatherer 60 days advanced notice of the audit including a preliminary list of information requests. The audit will be conducted at Shipper’s Pittsburgh offices, limited to the most recent twenty-four (24) months of data available and conducted in accordance with generally accepted auditing practices.

8.2.                              Verification of Actual Receipts. If verification of quantities received is not available at the time the invoice is issued, adjustments for actual receipts shall be reflected on the next invoice issued after such confirmation.

8.3.                              Failure to Make Timely Payments. Should Shipper fail to make timely payment of all invoiced amounts, interest shall accrue on the unpaid amounts and shall be payable immediately. All unpaid amounts shall accrue interest on a daily basis at the prime rate of interest published under “Money Rates” by The Wall Street Journal, Eastern edition, plus two percent (2%), but in no event shall interest due hereunder exceed the maximum rate permitted by law. If Shipper becomes delinquent by ten (10) Days in the payment of any invoice, Shipper shall provide adequate assurance of payment to Gatherer within two (2) business Days of the date of written notice of the delinquency; provided, however, that Shipper, in good faith, may dispute the amount of any such invoice or any part thereof and within such two (2) Day period if it (a) pays to Gatherer such amounts as Shipper concedes to be correct and (b) provides a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the Gatherer or a guaranty by a creditworthy entity, acceptable to Gatherer in Gatherer’s sole opinion, to secure payment of the remainder of the invoiced amount. If the parties are unable to reach an agreement regarding the disputed amount, any resort to legal process shall be commenced within twenty-four (24) Months after the disputed amount is claimed to be due or shall thereafter be forever barred.

8.4.                              Refund. In the event any overcharge or undercharge in any form whatsoever shall be found within twenty-four (24) Months from the date a billing or measurement discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) Days after the final determination of the amount overcharged or

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undercharged has been made. Any overcharge or undercharge, for which no claim has been made within twenty-four (24) Months, shall be deemed waived by both parties.

ARTICLE IX
WARRANTIES AND INDEMNIFICATION

9.1.                              Warranty of Title. Shipper warrants that it will, at the time of delivery of Gas to Gatherer under this Agreement and throughout the period prior to redelivery thereof, have good and merchantable title to, or good right to deliver and receive, all Gas so delivered by Shipper at the Point(s) of Receipt and that the Gas shall be free and clear of all liens, encumbrances or adverse claims of any kind.

9.2.                              Warranty of Eligibility for Gathering. Shipper warrants that it shall have all legal rights and title necessary to deliver all Gas delivered to Gatherer for gathering hereunder; that it shall comply in all material respects with all applicable laws, rules, regulations or orders of any Governmental Authority having jurisdiction and all rules, terms and conditions of Gatherer set forth herein and that at the time of such deliveries, Shipper has complied in all material respects with all provisions of this Agreement.

9.3.                              Shipper Indemnification. Shipper agrees to indemnify and hold harmless and provide defense for Gatherer, its officers, directors, members, Affiliates, agents, employees and contractors against any liability, loss, cost, or damage whatsoever (including, without limitation, claims for royalties, taxes, fees or other charges) occurring in connection with or relating in any way to (i) breach of this Agreement by Shipper; (ii) the negligence or other tortious act(s) or omission(s) by Shipper, its officers, directors, members, Affiliates (other than Gatherer), agents, employees or contractors; (iii) the Natural Gas prior to its delivery to Gatherer at the Point(s) of Receipt and after its redelivery at the Point(s) of Delivery; and/or (iv) the Natural Gas to the extent the claim, liability, or damage arises as a result of the quality of the Natural Gas delivered by Shipper or other condition of the Natural Gas. Such indemnification shall include, but not be limited to, all costs and attorneys’ fees, whether or not such liability, loss, cost, or damage results from any demand, claim, action, cause of action, or suit brought by Shipper or by any other Person, that is not a party to this Agreement.

9.4.                              Liability. Neither Gatherer nor Shipper, nor their respective officers, directors, partners, members, agents, employees, Affiliates or successors or assigns shall be liable to the other party or its officers, directors, agents, employees, Affiliates or successors or assigns for claims for incidental, special, indirect, punitive or consequential damages of any nature connected with or resulting from performance or non-performance of this Agreement, including, without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

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ARTICLE X
POSSESSION AND CONTROL

10.1.                        Possession and Control. As between Shipper and Gatherer, Shipper shall be deemed to be in control and in possession of the Gas prior to such Gas being received by Gatherer at the Point(s) of Receipt and shall be responsible for any damages, losses or injuries caused thereby until the Gas shall be received by Gatherer at the Point(s) of Receipt except for injuries or damages which have been occasioned solely and proximately by the negligence of Gatherer. Gatherer shall be in control and in possession of the Gas subsequent to such Gas being received by Gatherer at the Point(s) of Receipt and shall be responsible for any damages, losses or injuries caused thereby until the same shall have been redelivered to Shipper or its designee at the Point(s) of Delivery, except for injuries or damages which have been occasioned by the negligence of Shipper or its designee or by the quality of the Gas or other condition of the Gas outside of the control of Gatherer, and except as otherwise set forth herein.

10.2.                        Unauthorized Gas. Upon the detection of Unauthorized Gas on any of Gatherer’s Gathering System, Gatherer may issue notice of the Unauthorized Gas, directing all responsible parties to either obtain authority for the introduction of such Gas or to remove it from the Gathering System within forty-eight (48) hours. Gatherer will make reasonable efforts to provide direct written or telecopied notice to Shipper of such Unauthorized Gas delivered by Shipper into the Gathering System. In the event Shipper fails to either obtain authority for the introduction of such Gas or to remove it from the Gathering System, Gatherer may, at its sole discretion, avail itself of any one of the following options:

(a)                                  Confiscate the Gas at no cost to Gatherer;

(b)                                 Impose a penalty of twenty-five dollars ($25.00) per MMBtu of Unauthorized Gas; or

(c)                                  Purchase the Unauthorized Gas at seventy-five percent (75%) percent of the Spot Market Price per Dekatherm. “Spot Market Price”, for purposes of this Section, shall mean the price per Dekatherm reported by Platt’s Inside FERC’s Gas Market Report, under the heading Prices for Spot Gas Delivered to Pipelines, for the delivery location (i) into which Shipper’s Gas is delivered or (ii) which is most proximate to the Point(s) of Delivery, for the first Day of the Month immediately succeeding the Month in which Gatherer discovers that Shipper has been introducing Unauthorized Gas into the Gathering System.

ARTICLE XI
FORCE MAJEURE

11.1.                        If either Gatherer or Shipper is rendered unable, wholly or in part, by force majeure to perform or comply with any obligation or condition of this Agreement, such obligation or condition shall be suspended during the continuance from inception of the inability so caused and such party shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period; provided the obligation to make payments shall not be suspended and the cause for suspension (other than strikes and lockouts) shall be remedied so far

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as possible with reasonable dispatch. The party suffering any such force majeure shall give notice and reasonably full particulars to the other party as soon as reasonably possible upon the occurrence of such event. Settlement of strikes and lockouts shall be wholly within the discretion of the party having difficulty. The term “force majeure” shall include, without limitation, the following: acts of God, the public enemy, fire, freezes, floods, storms, accidents, breakdowns of pipeline or equipment, planned or unplanned facility repairs, lack of capacity by any third party pipeline transporter to transport Gas, failures or freezing of wells, strikes, and any other industrial, civil, or public disturbance, the inability to obtain materials, supplies, permits or labor, and any laws, orders, rules, regulations, acts or restraints of any Government Authority, civil or military, and any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming force majeure. Notwithstanding any other provision, Gatherer shall not be under any obligation to repair or replace pipelines, equipment or other facilities.

ARTICLE XII
INTERRUPTION OF SERVICE

12.1.                        Interruption. Gatherer shall have the right to interrupt service in whole or in part on all or a portion of its Gathering System from time to time for reasons of force majeure or when necessary, in Gatherer’s reasonable judgment, to meet its Gathering System operating requirements or other service obligations. Partial interruptions shall be implemented on a pro rata basis based upon actual measured receipt quantities from prior Months.

12.2.                        Interruption Compliance. Gatherer will provide reasonable notice to Shipper of such interruption orders and Shipper shall within twenty-four (24) hours, or such lesser time as is required to protect the integrity of the Gathering System, reduce its tenders or takes in compliance with the interruption orders. If Shipper fails to reduce its tenders or takes, in addition to all other remedies, Gatherer may take such action as necessary to reduce the tenders or takes without further notice to Shipper.

12.3.                        Situation Reports and Notices.

(a)                                  Gatherer shall provide notice of interruption to Shipper at a time and in a manner that is reasonably prudent under then existing conditions, and shall in any event confirm in writing the notice given if originally provided telephonically.

(b)                                 Shipper shall have the responsibility to inform its suppliers, other transporters and all others involved in the transaction about any interruption.

ARTICLE XIII
MISCELLANEOUS

13.1.                        Regulatory Bodies. This Agreement shall be subject to all applicable federal, state and local laws, rules and regulations of any Governmental Authority having jurisdiction, subject to Section 7.2 of Article VII.

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13.2.                        Modification. Except as otherwise contemplated by Section 4.3 of Article IV, any modification of terms or amendment of provisions of this Agreement shall become effective only by supplemental written agreement between the parties.

13.3.                        Waiver. No waiver by Gatherer of any default of Shipper under this Agreement shall operate as a waiver of any future default, whether of a like or different character.

13.4.                        Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the parties.

13.5.                        Assignment. Any Person which shall succeed by purchase of all or substantially all the properties of Gatherer or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement, subject to the restriction below. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to an Affiliate of such party. Except to an Affiliate, Shipper shall not assign this Agreement or any of the rights or obligations hereunder without first obtaining the consent thereto in writing from Gatherer, which consent shall not be unreasonably withheld, conditioned or delayed.

13.6.                        Cancellation of Prior Contracts. When this Agreement becomes effective, it supersedes and cancels as of the Commencement Date any contract or other agreement or arrangement held by Shipper for the gathering or transportation of Gas purchased from any member of Gatherer on the Gathering System.

13.7.                        Creditworthiness of Shipper.

(a)                                  Subject to the provisions of paragraphs (b) and (c) immediately below, Gatherer shall not be required to commence service or to continue to perform service on behalf of Shipper if Shipper (i) is or has become insolvent, (ii) has applied for bankruptcy under Chapter 11 of the Bankruptcy Code or is subject to similar proceedings under state or federal law, (iii) fails, in Gatherer’s reasonable judgment, to demonstrate minimal creditworthiness for all or any part of the service requested, based upon Gatherer’s consideration of available data (including but not limited to Shipper’s past payment history, financial statements, Shipper’s or its parent company’s reports filed with the Securities and Exchange

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Commission or other public agency, and credit reports) or (iv) is in arrears for any payments under this Agreement or any other agreement with Gatherer.

(b)                                 In connection with an initial request for service, request for additional service, or any re-evaluation of creditworthiness, Shipper shall provide to Gatherer (i) a bank reference and at least two (2) trade references; (ii) confirmation in writing that it is not operating under any state or federal bankruptcy or receivership laws; (iii) its most recent audited financial statements; (iv) confirmation in writing that Shipper is not in default on its indebtedness or payment obligations; and (v) a list of owners and/or shareholders. In addition, Gatherer may require the following: (A) audited financial statements; (B) annual reports; (C) a list of affiliates, parent companies, and subsidiaries; (D) publicly available information from credit reports of credit and bond rating agencies; (E) private credit ratings, if obtained by the Shipper; (F) bank references; (G) additional trade references; (H) a statement of legal composition; (I) a statement of length of time business has been in operation; (J) most recent filed statements with the Securities and Exchange Commission (or an equivalent authority) or such other publicly available information; (K) for public entities, the most recent publicly available interim financial statements, with an attestation by its Chief Financial Officer, Controller, or equivalent (CFO) that such statements constitute a true, correct, and fair representation of financial condition prepared in accordance with generally accepted accounting principles (“GAAP”) or equivalent; (L) for non-public entities, including those that are state-regulated utilities: (i) the most recent available interim financial statements, with an attestation by its CFO that such statements constitute a true, correct, and fair representation of financial condition prepared in accordance with GAAP or equivalent; (ii) an existing sworn filing, including the most recent available interim financial statements and annual audited financial reports filed with the respective regulatory authority, showing the Shipper’s current financial condition; (M) for state-regulated utility and local distribution companies, documentation from their respective state regulatory commission (or an equivalent authority) of an authorized Gas supply cost recovery mechanism which fully recovers both Gas commodity and transportation capacity costs and is afforded regulatory asset accounting treatment in accordance with GAAP or equivalent; and (N) such other information as may be mutually agreed to by the parties.

Shipper shall provide notice to Gatherer within two (2) Days if Shipper defaults on its indebtedness, restates its financials, or is in default of any other payment obligations.

(c)                                  Gatherer may require Shipper to provide financial data necessary to demonstrate creditworthiness at any time. If Shipper fails to provide such data within ten (10) Days from the date of the request, Gatherer may treat Shipper as being uncreditworthy and suspend service until Shipper provides adequate assurance of payment.

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(d)                                 Gatherer may require adequate assurance of payment at any time Gatherer has grounds for insecurity of payment or performance hereunder. Shipper may receive or continue to receive service if it provides adequate assurance of payment for service within two (2) Days after the date of written demand by Gatherer or such shorter period of time as is reasonable under the circumstances. Gatherer may immediately suspend service to any Shipper failing to timely provide adequate assurance of payment and subsequently terminate this Agreement if adequate assurance of payment is not provided.

(e)                                  The type of adequate assurance required by Gatherer, in its discretion, may include:

(i)                                     a deposit with Gatherer;

(ii)                                  advance payment for service, in a continuing nature, in an amount equal to the cost of performing gathering service hereunder for a one (1) Month advance period based on the prior Month’s actual measured receipt quantities hereunder;

(iii)                               an irrevocable letter of credit from a creditworthy financial institution;

(iv)                              a guarantee from a creditworthy entity; or

(v)                                 any other form of adequate assurance acceptable to Gatherer.

(f)                                    The amount of adequate assurance (other than prepayments) shall be equal to three (3) Months of performing service hereunder at the maximum contractual level plus, at Gatherer’s discretion, the value of Gas associated with Shipper’s highest negative imbalance during the preceding twelve (12) Months, or, if there has been no negative imbalance, ten percent (10%) of Shipper’s actual measured receipt quantities under this Agreement for the preceding twelve (12) Months.

(g)                                 Gatherer may at any time re-evaluate the creditworthiness of Shipper and demand adequate assurance of payment or additional assurances of payment.

(h)                                 In the event of a default in payment of any amounts due from Shipper or failure to make up a negative imbalance on a timely basis, Gatherer may liquidate or draw upon the financial assurance in order to satisfy the Shipper’s obligations and require Shipper to replace the liquidated or drawn-upon funds in order to continue receiving service.

(i)                                     Failure of Gatherer to demand adequate assurance or financial security or to otherwise suspend performance of this Agreement or assert any rights hereunder shall not be deemed as a waiver of any rights hereunder or prevent Gatherer from later asserting it rights whether related to the same, future or similar circumstances.

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13.8.                        No Third Party Beneficiary. It is expressly understood that there is no third party beneficiary to this Agreement, and that the provisions of this Agreement do not create enforceable rights in anyone who is not a party or a successor or assignee of a party hereto.

13.9.                        Failure to Comply. If Shipper fails to comply in any material respect with any provision of this Agreement, Gatherer, upon notice to Shipper, may refuse to accept Gas from Shipper and/or may refuse to deliver Gas to Shipper until Shipper has fully complied in all material respects with the terms of this Agreement.

13.10.                  Counterparts. This Agreement may be signed in counterpart, each of which shall constitute an original and together which shall constitute one and the same Agreement

13.11.                  Entire Agreement. This Agreement along with its Exhibits, which are attached to and hereby incorporated into and made an integral part of this Agreement, represents the entire agreement between the parties hereto, and there are no other written, oral or implied or other representations, indemnifications or understandings of any kind whatsoever.

13.12.                  No Duplicative Activities/Charges. Gatherer and Shipper acknowledge that Gatherer has interconnect agreement(s) with the seller(s) of the Gas that Shipper is transporting hereunder. To the extent that any provision of this Agreement overlaps with the provisions of such interconnect agreement(s) and Gatherer has required the party to such agreement to perform some activity or to pay for an expense thereunder, Gatherer shall not require Shipper to perform the same activity hereunder nor shall Gatherer charge the same expense to Shipper hereunder.

ARTICLE XIV
NOTICES

14.1.                        Notices. Any notice, request, statement or correspondence provided for in this Agreement (“Notice”) shall be in writing and delivered to the physical addresses shown below or at such other addresses or numbers as may be hereafter furnished by one party to the other party in writing.

14.2.                        Manner of Delivery. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

14.3.                        Receipt of Notices. Notice shall be given when received on a business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the Day on which such facsimile is received is not a business Day or is after 5:00 p.m., on a business Day, then such facsimile shall be deemed to have been received on the next following business Day. Notice by overnight mail or courier shall be deemed to have been received on the next business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five (5) business Days after mailing.

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Gatherer:

Nora Gathering, LLC

c/o Equitable Gathering Equity, LLC

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Attention: TBD

Telephone: 412-395-xxxx

Facsimile: 412-395-xxxx

Shipper:

[NAME]

[ADDRESS]

[CITY, STATE & ZIP CODE]

[CONTACT PERSON]

Telephone:

Facsimile:

ARTICLE XV
GENERAL TERMS AND CONDITIONS

15.1.          General. Should there exist any conflict or discrepancy between anything contained in the main body of this Agreement and anything contained in Exhibit A, the General Terms and Conditions, the provisions in the main body of this Agreement shall at all times and in all cases govern and control.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the Day and year first above written.

EQUITABLE ENERGY, LLC	NORA GATHERING, LLC

By: Equitable Gathering Equity, LLC, its Operating Member

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Signature Page to Gas Gathering Agreement

EXHIBIT A
GENERAL TERMS AND CONDITIONS

Attached to and made a part of the Gas Gathering Agreement, dated as of the      day of                , 20   , between Nora Gathering, LLC and Equitable Energy, LLC.

ARTICLE I

QUALITY OF GAS

1.1                                 Specifications.

(a)               Subject to Section 1.2 Processing below, all Natural Gas delivered by Shipper and received by Gatherer hereunder shall at all times conform to the gas quality and heat content standards established by the applicable downstream receiver or transporter, and such other gas quality heat content standards as Gatherer may reasonably impose. In the event that the downstream receiver or transporter of the Natural Gas is subject to a valid FERC Gas Tariff, the Natural Gas delivered by Shipper and received by Gatherer shall at all times conform to the quality provisions of such FERC Gas Tariff, which provisions are incorporated herein by reference. Shipper shall indemnify Gatherer and save it harmless from all suits, actions, damages, losses and expenses (including attorneys’ fees) arising out of the Gas failing to conform to such quality provisions.

(b)              Gatherer will have the right to collect from all Shippers their pro rata share of the cost of any additional Gas analysis and quality control equipment which Gatherer determines should be installed at particular Point(s) of Receipt or Point(s) of Delivery to monitor the quality of Gas delivered.

(c)               Gatherer shall have the right to test any well or Point(s) of Receipt from which Gas is tendered to Gatherer for service, to ensure that the Gas produced meets the quality specifications.

(d)              Gatherer, in its sole discretion, will have the right to sample and analyze annually, at Shipper’s expense, Gas received from Shipper. Subsequent samples during any one year period would be at Shipper’s expense only if: (i) Gatherer determines that there are significant quantity increases at the Point(s) of Receipt; (ii) the subsequent Btu analysis results in the recognition of a heating value different than the recognized value at the Point(s) of Receipt; and/or (iii) the sample analysis determines that the quality is not acceptable. In the case of (iii), Shipper will pay for subsequent sampling until and including such time that a sample reveals the Gas to be acceptable.

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1.2                                 Processing.

(a)               Gatherer may remove moisture, impurities, helium, natural gasoline, butane, propane, and any other hydrocarbons except methane from Gas delivered into its system prior to redelivery of Gas for Shipper in order to satisfy the quality standards of downstream transporters or quality standards and provisions as Gatherer may impose. Gatherer may subject, or permit the subjection of, the Gas to compression, cooling, cleaning and other processes.

(b)              If Shipper’s Gas must be processed in order to meet the Gas quality standards and provisions of the applicable downstream receiver or transporter and such other quality standards and provisions as Gatherer may impose, then Shipper must have entered into a separate agreement with the owner/operator of the applicable processing plant(s) on the system. Absent proof of such an agreement, Gatherer shall not be obligated to gather Shipper’s Gas. At Gatherer’s sole option, it may elect to gather Shipper’s Gas and to process the Gas, at Shipper’s expense, in order to meet the Gas quality standards and provisions of the applicable downstream receiver or transporter and such other quality standards and provisions as Gatherer may impose.

1.3                                 Nonconforming Gas. As to the Gas which cannot meet the specifications set out above, Gatherer, in its sole discretion, shall have the option to:

(a)               Refuse to accept delivery of such Gas. In the event Shipper cannot correct such deficiency within a reasonable time, Gatherer shall have the right to terminate this Agreement with respect to Point(s) of Receipt of such nonconforming Gas upon giving Shipper prior written notice; or

(b)              Accept delivery of such Gas and elect to process the Gas or take other actions needed in order for the Gas to meet the specifications set out above, at Shipper’s sole cost. Gatherer’s acceptance of Gas that does not conform to the quality specifications stated above shall not constitute a waiver of such specifications by Gatherer in regard to Gas delivered or redelivered under this Agreement in the future, nor shall acceptance without an express written waiver constitute a waiver of any claim for damages resulting from delivery of Gas not meeting such specifications.

ARTICLE II

MEASUREMENT AND FACILITIES

2.1                                 Facilities. The parties acknowledge that Gatherer shall install, operate, and maintain facilities to measure the Gas at the Point(s) of Receipt and Point(s) of Delivery and that all or some of such facilities may not be in existence as of the date of execution of this Agreement. If it is necessary to install any facilities in order to receive and measure Gas to be tendered to Gatherer at the Point(s) of Delivery, then Shipper agrees to reimburse Gatherer for all its costs of all material, labor, overhead, and loss of Gas incurred by Gatherer in connection with

2

the installation of facilities. All such facilities shall be deemed to be the personal property of Gatherer, whether or not affixed to the realty, and shall at all times be subject to the absolute control and disposition of Gatherer. At any time after the termination of this Agreement, Gatherer shall have the right to remove its facilities. Shipper shall be solely responsible for and shall bear the full costs of getting the Gas to the Point(s) of Receipt for gathering under this Agreement.

2.2                                 Measurement Equipment. Gatherer shall designate the type of measuring equipment that shall be utilized and be the operator of the measurement facilities. Shipper may install, maintain and operate, at its sole cost and expense, check measuring equipment; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the other party’s measuring equipment.

2.3                                 Orifice Meters. Orifice meters installed at any measurement site shall be constructed and operated in accordance with American National Standard Institute (“ANSI”) standards, American Petroleum Institute (“API”) 2530, American Gas Association (“AGA”) AGA Report No. 3, Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent modifications and amendments thereto, and shall include the use of flange connections and, where necessary, straightening vanes, temperature correcting devices and pulsation dampening equipment.

2.4                                 Positive Displacement Meters. Positive Displacement Meters installed at any measurement site shall be constructed and operated in accordance with provisions of AGA Measurement Committee Report No. 6 (AGA Report No. 6) dated January 1971, and any subsequent amendment or revisions thereof.

2.5                                 Turbine Meters. Turbine Meters installed at any measurement site shall be constructed and operated in accordance with the provisions of AGA Measurement Committee Report No. 7 (AGA Report No. 7), First Revision, dated November 1984, and any subsequent modifications and amendments thereof.

2.6                                 Electronics. When and where electronic equipment and flow computers are used, the Gas may have its volume, mass and/or energy content determined and computed in accordance with the applicable AGA Standards including, but not limited to, AGA Report Nos. 3, 5, 6, and 7 and any subsequent modifications and amendments thereto.

2.7                                 Notice. Gatherer shall give reasonable notice to Shipper in order that Shipper may have representatives present to observe any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of Gatherer’s measuring equipment used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official charts (recordings) from such measuring equipment shall remain the property of Gatherer, but upon request Gatherer will make the records and charts, together with calculations therefrom, available to Shipper for inspection and verification.

2.8                                 Testing and Calibration.

(a)                                  Gatherer shall have the right, at any time, to verify the accuracy of and to adjust and calibrate all recording devices used in the measurement of Gas

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hereunder. Shipper may request a special test be performed as described in Section 2.9 below.

(b)                                 If during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate through each meter set in excess of two percent (2%) of the correct flow rate (whether positive or negative and using the correct flow rate as the percent error equation denominator), then any previous recording of such equipment shall be corrected to zero error in computing deliveries for any period during which the error existed (and which is either known definitely or agreed to by both parties) and the total flow for the period predetermined in accordance with the provisions of Section 2.10 below. If the period of error cannot be determined or agreed upon between the parties, such correction shall be made over a period extending over the last one-half (1/2) of the time elapsed since the date of the latest test, not exceeding a correction period of six (6) Months.

(c)                                  If, during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate (as described in part (b) of this Section), all prior recording shall be considered to be accurate for quantity determination purposes.

(d)                                 All equipment shall, in any case, be adjusted at the time of the test to record correctly.

2.9                                 Special Test. In the event Shipper desires a special test (a test not scheduled by Gatherer under the provisions of Section 2.8 above) of any measuring equipment, seventy-two (72) hours advance notice, in writing, shall be given to Gatherer and both parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to fall under the provisions of Section 2.8(c) above or if an inspection of the primary measurement equipment indicates no problems, Gatherer shall have the right to bill Shipper for the cost of such special test including any labor, gathering and other costs pertaining to such special test and Shipper shall pay such costs.

2.10                           Measuring Adjustment. If, for any reason, any measurement equipment is (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated hourly flow rate through each meter set is found to be in error by an amount of the magnitude described in Section 2.8(b) above, the total quantity of Gas delivered shall be determined by Gatherer in accordance with the first of the following methods which is, in Gatherer’s sole opinion, feasible:

(a)                                  by using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as described in Section 2.8 above);

(b)                                 where parallel multiple meter sets exist, by calculation using the registration of such parallel meter sets; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering

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equipment, are not controlled by separate regulators, and are accurately registering;

(c)                                  by correcting the error by re-reading of the official charts, or by straightforward application of a correction factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)                                 by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

The estimated readings or deliveries so determined shall be used in determining the quantities of Gas delivered for any known or agreed upon applicable period. In case the period is not known or agreed upon, such estimated deliveries shall be used in determining the quantities of Gas delivered hereunder during the latter half of the period from the date of the immediately preceding test to the date the measuring equipment has been adjusted to record accurately. The recordings of the measuring equipment during the first half of said period shall be considered accurate in computing deliveries.

2.11                           Measurement Corrections. If an error is discovered in the measured quantities, such error shall be adjusted within thirty (30) Days of the determination thereof; provided, however, that any claim for adjustment shall be made within twenty-four (24) Months of the production Month in which the claimed error occurred. Such time limits shall not apply in the case of a deliberate act of omission or misrepresentation, or mutual mistake of fact.

2.12                           Termination. If Gatherer determines based on reasonable evidence that Shipper has tampered with the measurement equipment so as to misrepresent the actual volume of Shipper’s Gas delivered at any Point of Receipt(s) or Point of Delivery(s), Gatherer has the right to immediately shut-in such Point of Receipt or Point of Delivery for an indefinite period of time and may terminate this and any other agreement(s) with Shipper (in each case) with respect to such Point of Receipt or Point of Delivery.

2.13                           Data and Records Retention. Gatherer and Shipper shall retain and preserve for a period of at least two (2) years all measurement data, charts, and other similar records.

2.14                           Volume and Quality Determination. The measurement of the quantity and quality of all Gas received and delivered hereunder shall be conducted in accordance with the following:

(a)                                  Unit of Volume. The unit of volume for measurement shall be one (1) cubic foot of Gas. Such measured volumes, converted to Mcf, shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000 to determine MMBtus received and delivered hereunder.

(b)                                 Orifice Meter Volume Computations. Computations of Gas Volumes from measurement data shall be made in accordance with ANSI/API2530 (AGA Report No. 3), Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent amendments or revisions.

5

(c)                                  Positive Displacement Meter Volume Computation. Computation of Gas Volumes from data shall be in accordance with the AGA Measurement Committee Report No. 6 (AGA Report 6), dated January 1971, and any subsequent amendments or revisions.

(d)                                 Turbine Meter Volume Computations. Computations of Gas Volumes from data shall be in accordance with AGA Measurement Committee Report No. 7 (AGA Report 7), First Revisions, dated November 1984, and any subsequent amendments or revisions.

(e)                                  Electronic Devices and Flow Computers Volume Computations. Computation of Gas Volumes from data or devices shall be in accordance with AGA Measurement Committee Report Nos. 3, 5, 6, and 7 and any subsequent amendments or revisions.

(f)                                    Assumed Atmospheric Pressure. An assumed atmospheric pressure of fourteen and seventy-three hundredths (14.73) Psia for the respective Point(s) of Receipt and Point(s) of Delivery shall be utilized for measurement and calculation purposes, irrespective of any variation of the actual atmospheric pressure from the assumed atmospheric pressure.

(g)                                 Gross Heating Value. At least yearly, the Gross Heating Value of the Gas stream at each of the Point(s) of Receipt and Point(s) of Delivery hereunder shall be determined by using a Cutler-Hammer or other standard type calorimeter or by calculating the Gross Heating Value from an in-line chromatograph or a Gas analysis of a spot or continuous Gas sample. The spot or continuous sample shall be taken at a suitable point on the facilities to be representative of the Gas being analyzed. Shipper has the right to request the determination of the Gross Heating Value of the Gas stream at each of the Point(s) of Receipt applicable to Shipper in accordance with the above methodology.

(h)                                 Other Tests. Other tests to determine water content, sulfur, and other impurities in the Gas shall be conducted by Gatherer as necessary and shall be conducted in accordance with standard industry testing procedures.

(i)                                     New Test Methods. If at any time during the term hereof a new method or technique is developed with respect to Gas measurement, such new method or technique may be substituted for the method set forth in this Article when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association, if mutually agreed upon by the parties.

2.15                           Right of Inspections. Gatherer or Shipper shall have the right to inspect equipment installed or furnished by the other or third party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the reading, calibration and adjustment of such equipment and changing of charts shall be done by Gatherer, unless agreed to otherwise by the parties. Gatherer and Shipper shall preserve all original test

6

data, charts and other similar records in such party’s possession for a period of at least twenty-four (24) Months.

2.16                           Uneconomical and Low Volume Point(s) of Receipt and Delivery; Impossibility of Measurement. If total deliveries of Gas to Gatherer at a Point of Receipt fall below an average daily quantity of three (3) Mcf of Gas per day for any ninety (90) consecutive Days at any Point of Receipt, or total deliveries to Shipper at any Point of Delivery fall below an average daily quantity of five (5) MMBtu for any thirty (30) consecutive Days, then Gatherer may, in its ole and reasonable discretion, terminate this Agreement as it relates such Point of Receipt or Point of Delivery by giving Shipper notice in writing sixty (60) Days prior to such termination unless:

(a)                                  Shipper agrees to reimburse Gatherer for Gatherer’s expenses associated with the operation or maintenance of such Point(s) of Receipt or Point(s) of Delivery and the upstream section of, Gathering System utilized in effectuating deliveries to such Point(s) of Delivery, or

(b)                                 Shipper agrees to assume responsibility for the operation and maintenance of and measurement at the Point(s) of Receipt or Point(s) of Delivery, subject to the provisions of a Gas Measurement and Operation Agreement between Shipper and Gatherer, and subject to compliance with the provisions of this Agreement regarding measurement.

ARTICLE III

RETAINAGE CALCULATIONS

3.1                                 Gatherer shall retain the actual Natural Gas compressor fuel, use, shrink and lost and unaccounted for Gas as set forth in Exhibit C.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

7

EXHIBIT B

NATURE OF SERVICE AND POINT(S) OF RECEIPT AND DELIVERY

Attached to and made a part of the Gas Gathering Agreement, dated as of the     day of                , 20    , between Nora Gathering, LLC and [  ].

NATURE OF SERVICE

Gathering service under this Agreement will be provided on an interruptible basis subject to the terms of this Agreement.

POINTS OF RECEIPT

Meter No.

725-1819
728-1825
728-1826
728-1827
725-1832
725-1836
728-1838
728-1839
728-1840
728-1843
728-1846
728-1853
728-1862
728-1866
728-1867
728-1875
728-1905
728-1910
728-1938
728-1988
725-2018
728-2021
725-2025
725-2028
725-2104
728-2119
728-2147
725-2213
725-2297
725-2377
728-2480
728-2483

1

EXHIBIT B

728-2553
728-2567
728-2568
728-2569
728-2570
728-2571
728-2590
728-2597
728-2613
728-2614
728-2615
728-2621
728-2832
728-2834
728-2847
728-2868
728-2915
728-2930
728-2941
728-2951
728-2967
728-2970
728-2971
728-2974
728-3034
728-3039
728-3042
725-3108
728-3174
725-3179
725-3180
728-3215
728-3219
728-3308
728-3321
728-3322
728-3326
728-3361
728-3372
728-3376
728-3439
728-3440
728-3443
728-3444
728-3559
728-3573
728-3591
728-3599
728-3653
728-3654

2

EXHIBIT B

728-3670
728-3709
728-3721
728-3730
728-3887
728-3968
728-3969
728-3972
728-4104
725-4145
728-4247
728-4248
728-4254
728-4257
728-4263
728-4275
728-4342
728-4359
728-4364
728-4367
728-4368
728-4372
728-4375
728-4482
728-4483
728-4484
728-4485
728-4492
728-4493
728-4494
728-4495
728-4496
728-4497
728-4498
728-4500
728-4501
728-4502
728-4503
728-4504
728-4505
728-4506
728-4507
728-4508
728-4509
728-4510
728-4512
728-4513
728-4514
728-4515
728-4516

3

EXHIBIT B

728-4517
728-4519
728-4521
728-4522
728-4524
728-4525
728-4526
728-4527
728-4528
728-4532
728-4537
725-4603
728-4637
728-4639
728-4640
728-4641
728-4642
728-4643
728-4647
728-4648
728-4649
728-4650
728-4651
728-4652
728-4653
728-4654
728-4655
728-4656
728-4657
728-4658
728-4659
728-4660
728-4661
728-4662
728-4663
728-4664
728-4665
728-4666
728-4667
728-4668
728-4669
728-4874
728-4880
728-4886
728-4888
728-4889
728-4890
725-4912
728-4998
728-4999

4

EXHIBIT B

728-5000
728-5001
728-5002
728-5003
725-5118
728-5179
728-5181
728-5187
728-5188
728-5191
728-5192
728-5193
728-5195
728-5197
728-5198
728-5199
728-5200
728-5201
728-5203
728-5204
728-5205
728-5206
728-5207
728-5209
728-5211
728-5212
728-5217
728-5219
728-5220
728-5222
728-5223
728-5225
728-5226
728-5227
728-5228
728-5229
728-5230
728-5232
728-5233
728-5234
728-5235
728-5238
728-5239
728-5241
728-5245
728-5246
728-5247
728-5248
725-5249
725-5250

5

EXHIBIT B

725-5254
725-5256
725-5257
725-5368
725-5370
728-5371
725-5372
029291
725-5428
725-5430
725-5433
728-5434
728-5437
728-5438
728-5439
728-5440
728-5442
728-5444
728-5445
728-5446
725-5450
725-5452
725-5453
725-5454
725-5456
725-5457
725-5460
725-5461
725-5463
728-5589
728-5593
728-5595
728-5596
728-5597
728-5598
728-5599
728-5600
728-5601
728-5602
728-5603
728-5604
728-5605
728-5606
728-5607
728-5608
728-5610
728-5611
728-5612
728-5614
728-5617

6

EXHIBIT B

728-5618
728-5619
728-5620
728-5621
728-5622
728-5625
728-5626
728-5627
728-5628
728-5629
728-5631
728-5632
728-5634
728-5635
728-5636
728-5637
728-5638
728-5639
728-5640
728-5641
728-5642
728-5643
728-5644
728-5645
728-5646
728-5647
728-5648
728-5651
728-5652
725-5653
725-5654
725-5655
725-5656
725-5657
725-5659
728-5660
728-5661
728-5667
728-5668
728-5669
728-5670
728-5671
728-5672
728-5673
728-5674
728-5676
728-5677
728-5678
728-5679
728-5680

7

EXHIBIT B

728-5681
728-5682
728-5684
728-5685
728-5686
725-5690
728-5700
728-5726
728-5727
728-5728
728-5729
728-5731
728-5732
728-5746
725-5857
728-5863
728-5868
728-5870
728-5872
728-5873
728-5874
728-5881
728-5889
728-5890
728-5891
728-5892
728-5895
728-5896
728-5897
728-5898
728-5899
728-5900
728-5904
728-5906
728-5907
728-5909
728-5910
728-5912
728-5913
728-5914
728-5915
728-5916
728-5920
728-5922
728-5923
728-5925
728-5926
728-5927
725-5936
725-5937

8

EXHIBIT B

728-5947
728-5948
728-5951
728-5952
728-5953
728-5954
728-5955
728-5957
728-5959
728-5960
725-5962
725-5980
725-5986
725-6029
725-6033
728-6044
728-6045
728-6046
728-6048
728-6049
728-6050
728-6054
728-6057
728-6058
728-6059
728-6060
728-6061
728-6062
728-6063
728-6064
728-6066
728-6068
728-6069
728-6070
728-6072
728-6073
728-6074
728-6075
728-6076
728-6077
728-6078
728-6080
728-6081
728-6082
728-6083
728-6084
728-6085
728-6087
728-6088
728-6089

9

EXHIBIT B

728-6091
725-6098
725-6099
725-6101
725-6102
725-6103
725-6107
728-6108
725-6122
725-6128
825-6134
728-6145
728-6146
728-6159
728-6160
728-6161
728-6167
728-6168
728-6170
728-6178
728-6179
728-6180
728-6181
728-6190
728-6207
728-6209
728-6210
725-6212
728-6214
728-6215
728-6218
728-6220
728-6222
728-6225
728-6248
728-6255
728-6257
728-6259
728-6264
728-6265
728-6302
728-6303
728-6305
728-6306
728-6307
728-6310
728-6311
728-6313
728-6314
728-6316

10

EXHIBIT B

728-6318
728-6319
728-6329
728-6330
728-6331
728-6333
728-6334
728-6360
728-6363
728-6364
728-6373
728-6375
728-6379
728-6380
728-6381
728-6382
728-6383
728-6384
728-6388
728-6389
728-6390
725-6391
725-6392
725-6393
725-6394
725-6397
728-6398
728-6399
728-6400
728-6402
728-6403
728-6404
728-6405
728-6406
728-6409
728-6417
728-6418
728-6419
728-6420
728-6425
728-6426
728-6431
728-6433
728-6434
728-6435
728-6437
728-6440
728-6441
728-6442
728-6443

11

EXHIBIT B

728-6447
728-6448
728-6449
728-6474
728-6475
728-6476
728-6490
728-6491
728-6494
728-6495
728-6496
728-6497
728-6498
728-6506
728-6507
728-6508
728-6509
728-6510
728-6513
728-6525
728-6526
728-6531
728-6532
728-6533
728-6534
728-6535
728-6536
728-6537
728-6538
728-6540
728-6541
728-6542
728-6544
728-6545
728-6546
728-6547
728-6548
728-6551
728-6559
728-6567
728-6578
728-6582
728-6583
728-6584
728-6585
728-6586
728-6587
728-6591
728-6595
728-6596

12

EXHIBIT B

728-6598
728-6599
728-6600
728-6603
728-6604
728-6605
728-6610
728-6612
728-6613
728-6614
728-6615
728-6616
728-6617
728-6618
728-6619
728-6622
728-6623
728-6624
728-6626
728-6627
728-6628
728-6638
728-6641
728-6642
728-6644
728-6647
728-6648
728-6649
728-6651
728-6662
728-6664
728-6665
728-6666
728-6667
728-6678
728-6682
728-6689
728-6692
728-6693
728-6694
728-6696
728-6697
728-6698
728-6702
725-6720
725-6721
725-6722
725-6725
725-6727
725-6732

13

EXHIBIT B

725-6733
728-6756
725-6758
725-6759
725-6760
725-6762
725-6764
725-6765
725-6766
728-6768
728-6769
728-6770
728-6771
728-6772
725-6777
725-6778
725-6779
725-6780
725-6781
725-6782
728-6783
725-6788
725-6789
725-6792
725-6797
725-6798
725-6804
725-6809
728-6810
728-6811
728-6813
728-6814
728-6815
728-6819
728-6827
728-6828
728-6832
728-6833
728-6837
728-6838
728-6840
728-6841
728-6842
728-6843
728-6844
728-6845
728-6846
728-6870
728-6874
728-6875

14

EXHIBIT B

728-6876
728-6878
728-6879
728-6882
728-6883
728-6884
728-6885
725-6888
728-6931
728-6932
728-6933
728-6935
728-6970
728-6974
728-6989
728-6990
728-6991
728-6992
728-6993
728-6994
728-7017
728-6992
728-7022
728-7023
728-7024
728-7025
728-7026
728-7027
728-7029
728-7031
728-7033
728-7034
728-7035
728-7036
728-7048
728-7049
728-7050
728-7051
728-7052
728-7059
728-7060
725-7064
728-7085
728-7095
728-7096
728-7097
728-7098
728-7103
728-7104
728-7105

15

EXHIBIT B

728-7106
728-7109
728-7114
728-7214
728-7264
728-7266
728-7272
728-7273
728-7274
728-7276
728-7277
728-7278
728-7279
728-7280
728-7286
728-7287
728-7288
728-7292
728-7293
728-7294
728-7295
728-7296
725-7301
728-7304
725-7725
728-198
725-274
725-278
728-0285
728-0289
725-323
725-327
725-329
725-404
725-0405
725-406
725-423
725-426
725-443
725-0447
728-448
725-449
725-450
725-451
725-0459
725-470
725-497
725-504
725-506
725-510

16

EXHIBIT B

725-0511
725-513
728-1010
728-1016
728-1018
728-1020
728-1021
728-111
728-1120
728-1127
728-1130
728-1137
728-1138
728-1139
728-1306
728-1315
725-1824
725-1829
725-1831
725-1833
728-1849
728-1850
728-1852
728-1863
728-1869
728-1870
728-1871
728-1872
728-1873
728-1874
725-1913
728-1934
728-1935
728-1936
715-1940
725-1941
725-1942
728-1987
728-1989
728-1990
728-1991
728-1992
711-1998
715-1999
725-2001
728-2005
728-2006
728-2007
728-2008
728-2009

17

EXHIBIT B

728-2010
728-2011
728-2012
728-2014
728-2015
711-2016
728-2020
728-2024
725-2026
725-2027
725-2031
725-2032
711-2033
728-2112
728-2113
728-2114
728-2115
728-2116
728-2117
728-2118
728-2120
728-2121
716-2135
725-2135
728-2145
728-2146
728-2148
728-2149
728-2150
728-2151
728-2199
728-2200
728-2201
728-2203
728-2206
728-2207
728-2208
728-2220
711-2266
728-2274
728-2275
728-2276
728-2277
728-2279
728-2280
728-2286
725-2372
725-2374
725-2375
710-2376

18

EXHIBIT B

711-2376
711-2378
725-2379
728-2389
728-2390
728-2391
728-2392
728-2399
728-2400
728-2453
728-2469
728-2470
728-2471
728-2472
728-2473
728-2474
728-2476
728-2477
728-2478
728-2479
728-2482
728-2484
728-2547
728-2548
728-2549
728-2550
728-2551
728-2555
728-2556
728-2557
728-2558
728-2559
728-2562
728-2563
728-2565
728-2566
728-2583
728-2584
728-2585
728-2586
725-2587
728-2587
728-2588
728-2589
728-2591
728-2592
728-2593
728-2594
728-2595
728-2596

19

EXHIBIT B

728-2598
728-2599
728-2600
728-2601
728-2602
728-2623
828-2627
828-2628
711-2703
711-2706
711-2823
711-2824
728-2831
728-2835
828-2837
828-2838
825-2839
728-2843
728-2844
728-2845
728-2846
728-2863
728-2869
728-2870
728-2926
728-2927
728-2928
728-2929
728-2931
728-2938
728-2939
728-2940
728-2942
728-2965
728-2966
728-2968
728-2975
728-2976
728-2977
728-2978
728-2979
725-2980
728-2990
828-3006
728-3035
728-3036
728-3037
728-3038
728-3040
728-3041

20

EXHIBIT B

728-3043
728-3044
728-3045
728-3046
728-3047
728-3048
728-3049
728-3050
728-3051
728-3052
728-3053
728-3054
728-3082
728-3083
728-3084
728-3166
728-3167
728-3169
728-3171
728-3172
728-3173
728-3175
728-3176
725-3178
728-3212
728-3216
728-3217
728-3218
728-3220
828-3221
828-3222
828-3227
828-3290
728-3305
728-3307
728-3310
728-3311
728-3313
728-3314
728-3315
728-3317
728-3318
728-3319
728-3323
728-3324
728-3327
728-3328
728-3356
711-3399
828-3414

21

EXHIBIT B

728-3432
728-3433
728-3437
728-3438
828-3447
728-3449
728-3452
725-3549
725-3550
728-3553
725-3554
728-3554
728-3555
728-3556
728-3557
728-3558
728-3561
728-3562
728-3563
728-3564
728-3565
728-3566
728-3567
728-3568
728-3569
728-3575
728-3589
728-3590
728-3592
728-3593
728-3594
728-3595
728-3596
728-3597
728-3598
728-3601
728-3602
728-3603
728-3604
728-3610
728-3611
728-3612
728-3613
728-3614
728-3615
728-3616
728-3617
728-3618
728-3619
728-3620

22

EXHIBIT B

728-3621
728-3622
728-3623
825-3625
728-3626
728-3628
728-3629
728-3630
728-3631
728-3632
728-3633
728-3634
728-3635
728-3636
728-3637
728-3640
728-3646
728-3649
728-3650
728-3651
728-3652
728-3655
728-3662
728-3663
728-3666
728-3667
728-3668
728-3671
728-3672
728-3673
728-3674
728-3675
728-3678
728-3682
728-3683
725-3685
728-3703
728-3704
728-3705
728-3706
728-3707
728-3710
728-3711
728-3712
728-3713
728-3714
728-3715
728-3716
728-3718
728-3719

23

EXHIBIT B

728-3720
728-3722
728-3723
728-3724
728-3725
728-3727
728-3728
728-3739
728-3748
728-3749
728-3750
728-3751
728-3752
728-3753
728-3756
728-3757
728-3758
728-3759
728-3760
728-3761
728-3763
728-3764
728-3768
728-3769
825-3804
711-3811
728-3884
728-3885
728-3886
728-3888
728-3889
728-3890
728-3892
728-3893
728-3894
728-3895
728-3896
728-3897
728-3899
728-3900
728-3901
728-3902
728-3903
728-386
725-3953
728-3956
728-3957
728-3958
728-3959
728-3960

24

EXHIBIT B

728-3961
728-3964
728-3966
728-3967
728-3970
728-3971
728-3973
728-3974
728-3976
728-3977
728-3978
728-3979
728-4057
728-4058
728-4059
728-4060
728-4061
728-4062
728-4065
728-4068
728-4070
728-4071
728-4072
728-4073
728-4074
728-4075
728-4076
828-4086
828-4087
728-4099
728-4100
728-4101
728-4102
728-4105
728-4158
728-4159
728-4160
728-4162
728-4163
728-4164
728-4165
728-4166
728-4167
728-4168
728-4169
728-4170
728-4171
728-4172
728-4174
728-4175

25

EXHIBIT B

728-4176
728-4250
728-4251
728-4252
728-4253
728-4255
728-4256
728-4258
728-4259
728-4260
728-4261
728-4262
728-4264
728-4265
728-4266
728-4267
728-4268
728-4269
728-4270
728-4271
728-4272
728-4273
728-4277
728-4279
728-4280
728-4281
728-4282
728-4283
728-4356
728-4360
728-4361
728-4362
728-4363
728-4369
728-4370
728-4371
728-4373
728-4374
728-4376
728-4377
728-4441
728-4488
728-4499
728-4511
728-4523
728-4533
728-4602
725-4738
725-001
725-002

26

EXHIBIT B

725-003
725-004
711-005
711-006
711-007
711-008
725-010
725-011
725-012
725-013
725-014
725-015
711-016
711-017
725-018
728-019
728-020
725-021
725-022
711-023
714-024
711-025
725-026
725-027
725-028
725-029
725-030
711-031
725-032
711-033
711-034
711-035
711-036
711-037
728-038
725-039
728-040
711-041
711-042
711-043
725-044
711-045
728-046
725-047
711-048
711-049
711-050
711-051
725-052
711-053

27

EXHIBIT B

715-054
725-055
725-056
711-057
711-058
711-059
725-060
711-062
725-063
725-064
725-065
711-066
725-067
725-068
725-069
725-070
711-071
725-072
711-073
725-074
711-075
725-076
725-077
711-078
725-079
725-080
711-081
711-082
725-083
725-084
711-086
711-087
711-088
725-089
725-090
725-091
725-092
725-093
725-094
711-095
710-096
711-099
711-100
711-101
725-102
725-103
725-104
725-105
711-106
725-107

28

EXHIBIT B

711-108
711-109
711-110
725-111
725-112
711-113
714-116
728-117-1
714-118
714-119
711-120
725-121
711-122
725-123
725-124
725-125
725-126
725-127
711-128
711-129
725-130
725-133
725-134
725-135
711-136
711-137
725-138
725-139
711-140
725-141
725-142
711-144
711-145
725-146
711-147
725-150
711-151
725-152
711-153
711-154
711-155
725-156
711-157
725-158
710-159
725-159
725-160
710-161
711-161
711-162

29

EXHIBIT B

715-163
725-165
711-166
711-167
711-168
711-169
725-173
725-174
725-175
725-177
711-178
711-179
728-180
725-181
725-182
725-183
725-184
725-185
725-186
725-187
725-188
725-189
711-190
710-191
725-191
711-192
711-193
711-194
711-195
725-196
725-197
725-199
711-200
725-201
711-202
711-203
725-204
716-206
725-206
725-207
711-208
725-209
725-210
711-211
725-212
725-213
711-214
725-215
711-216
726-217

30

EXHIBIT B

711-218
711-219
725-220
711-221
725-222
711-223
725-224
711-225
725-226
711-227
715-228
725-229
725-232
711-233
725-234
725-235
725-236
725-237
725-238
711-239
711-240
711-242
725-243
711-244
725-245
725-247
725-248
725-250
728-252
725-256
711-257
725-258
728-261
728-263
711-265
725-266
711-267
725-268
725-269
725-270
725-271
728-280
728-283
715-284
725-286
725-287
725-288
725-294
725-300
725-306

31

EXHIBIT B

725-308
725-310
725-311
725-312
728-316
725-317
725-318
711-322
711-326
725-328
725-330
725-331
725-332
725-333
725-334
725-335
725-337
725-338
725-341
725-342
725-343
711-344
725-345
711-346
725-347
711-348
725-349
728-50351
728-352
725-353
725-354
725-355
725-356
725-357
725-358
710-359
725-359
711-360
725-361
725-362
725-366
725-367
725-368
725-369
725-370
725-371
725-373
725-374
725-378
710-380

32

EXHIBIT B

711-381
728-50383
725-384
725-385
714-387
725-388
725-390
725-391
728-392
725-393
725-394
725-395
725-396
725-397
725-399
710-401
728-402
725-407
725-408
725-409
725-411
725-413
716-414
725-414
728-416
725-417
711-418
728-419
725-422
725-424
714-428
711-430
728-431
728-432
725-433
725-434
725-435
728-436
728-437
714-442
725-444
725-445
725-446
728-452
728-50454
725-461
725-462
725-464
725-465
710-466

33

EXHIBIT B

725-467
725-468
725-471
711-474
711-475
725-476
725-477
711-478
725-480
711-481
725-484
711-486
725-487
728-488
725-491
710-492
725-492
725-493
715-494
725-495
725-496
725-499
711-501
715-502
725-502
711-503
725-507
728-001
728-002
728-003
728-004
728-005
728-006
728-007
728-008
728-009
728-011
728-012
728-013
728-015
728-51017
728-019-1
728-101
728-102
728-103
728-104
728-105
728-106
728-107
728-108

34

EXHIBIT B

728-109
728-110
728-112
728-113
728-114
728-115
728-116
728-117
728-118
728-119
728-121
728-123
728-124
728-126
728-128
728-129
728-131
728-134
728-135
728-136
728-140
728-146
728-147
728-148
728-149
728-150
728-151
728-152
728-153
728-154
728-155
728-156
728-158
728-159
728-160
728-161
728-301
728-302
728-303
728-304
728-305
728-311
728-312
728-313
728-317
728-318
728-2552
728-3627
728-3765
828-3804

35

EXHIBIT B

828-2839
828-3181
728-3182
728-3320
828-3625
728-4056
728-3685
728-4309
728-4310
728-4276
725-132851
711-132857
725-132897
725-133550
725-133551
715-133736
710-133742
711-133789
711-133793
711-133796
725-133814

POINTS OF DELIVERY

Meter No.

75-9315	East Tennessee (Nora) Dickenson Co
75-9326	EAST TENN (NORA) / Dickenson # 3
55M3A	Shelby Gap (Nora to KY)

36

EXHIBIT C

RATES

EFFECTIVE DATE:

Attached to and made a part of the Gas Gathering Agreement, dated as of the       day of                  , 20   , between Nora Gathering, LLC and Equitable Energy, LLC.

GATHERING RATE

Rate = $            per Dth received

Beginning on the Commencement Date, the gathering rate assessed on each Dth of Gas received at the Point(s) of Receipt will be updated every calendar quarter to reflect the actual cost of providing gathering service on the Gathering System for the preceding twelve-Month period, calculated based upon the factors set forth below. New rates will be placed into effect on the first Day of the second Month following the end of the calendar quarter (e.g., 1st quarter rates will go into effect May 1, based on the cost of service for the twelve Months ending March 31). The Gathering Rate will be calculated based on the following factors:

Pre-Tax Return of [   ]%

Gross plant adjusted for accumulated depreciation

Operating and maintenance expense (excluding electric compression costs)

General and Administrative Expense

Depreciation

Taxes other than income

GAS RETENTION PERCENTAGE

The Gas Retention Percentage shall be the actual Natural Gas compressor fuel use, shrink and lost and unaccounted for Gas incurred by Gatherer to gather and deliver Shipper’s gas to the Point(s) of Delivery for the Month divided by total volumes (in Dth) received by Gatherer from Shipper at the Point(s) of Receipt during the Month.

ELECTRIC COMPRESSION RATE ($ per Dth received)

Rate = $             Dth received

Beginning with the Commencement Date the electric compression rate assessed per Dth of Natural Gas received into the Gathering System (the “Electric Compression Rate”) will be updated every calendar year to adjust the rate for historic over or under recovery of electric compression costs and prospective changes in electric compression costs. New rates will be placed into effect on February 1 of each year, based on the electric compression costs incurred and rate recoveries for the previous year ending December 31.

1

Shipper acknowledges and agrees that this Exhibit C shall be subject to termination by Gatherer and renegotiation between Gatherer and Shipper if at any time the Gathering System shall become subject to any regulation (including without limitation any requirement to open access to the Gathering System) by any Government Authority that would impose new and/or additional governmental oversight of the gathering rates. The Gatherer and Shipper acknowledge that the discounted Gathering Rate set forth herein was negotiated in consideration of the fact that the Gas will be gathered hereunder being Gas produced by one or more members of the Gatherer.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

2

EXHIBIT D

GATHERING SYSTEM

EFFECTIVE DATE:

Attached to and made a part of the Gas Gathering Agreement, dated as of the        day of                 , 20   , between Nora Gathering, LLC and Equitable Energy, LLC.

[INSERT DESCRIPTION OF GATHERING SYSTEM]

1

EXHIBIT E

APPROVED ANNUAL BUDGET FOR FISCAL YEAR 2007

($MM)

2007 CAPEX PROJECTIONS

	Q1	Q2	Q3	Q4	TOTAL
Gathering
Carryover as of 4-5-07	—	9.90	3.71	—	13.61
2007 Capital Budget	6.28	11.27	17.42	25.62	60.60
2007 CAPEX Projection	6.28	21.17	21.13	25.62	74.21

2007 CAPITAL BUDGET COMMITMENT PROJECTIONS

	Q1	Q2	Q3	Q4	TOTAL
Gathering	32.05	43.21	25.74	0.00	(101.00)
2007 Capital Budget Capex Projection					60.60
Carryover into 2008					40.40

1

EXHIBIT F

NORA-T LINE

[See attached.]

F-1

MAP

EXHIBIT F – Nora T-Line

Dickenson and Wise Counties, Virginia

EXHIBIT G

FORM OF NON-MEMBER INTERCONNECT AGREEMENT

[See attached.]

G-1

INTERCONNECT AGREEMENT

BETWEEN

NORA GATHERING, LLC

AS GATHERER,

AND

AS CUSTOMER,

Dated as of               , 20

Interconnect Agreement Number E-

Meter Name

i

Interconnect Agreement Number E-

Meter Name

ii

Interconnect Agreement Number E-

Meter Name

Section 15.7	Confidentiality	15
Section 15.8	Audits	16
Section 15.9	Waiver	17
Section 15.10	Entire Agreement	17

iii

Interconnect Agreement Number E-

Meter Name

NORA GATHERING, LLC
INTERCONNECT AGREEMENT

THIS INTERCONNECT AGREEMENT (“Agreement”) is entered into this             of          , 20  , by and between NORA GATHERING, LLC, a Delaware company with an office located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212-5861 (hereinafter referred to as “Gatherer”), and       , a       corporation with an office at       (hereinafter referred to as “Customer”). As used in this Agreement, Gatherer and Customer are also referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Gatherer owns and operates certain natural gas gathering lines located in the State of Virginia;

WHEREAS, Customer has available certain supplies of natural gas which it desires to deliver or have delivered into Gatherer’s system.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Gatherer and Customer hereby agree as follows.

ARTICLE 1
DEFINITIONS

Section 1.1   Definitions. For the purposes of this Agreement, the following terms, when capitalized herein, shall have the meanings set forth below:

(a)        “Applicable Law” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(b)        “Authorizations” means any and all approvals, permits, licenses, franchises, or other authorizations required by any federal, state or local governmental authority which are necessary for the performance of a Party’s obligations hereunder.

(c)        “Btu” means a British Thermal Unit.

(d)        “Construction and Installation Fee” means a fee charged to Customer to compensate Gatherer for the actual time, labor, tools, materials, equipment and overhead expenses for the development, design, construction and completion activities for the facilities contemplated by this Agreement.

(e)        “Dekatherm” shall mean one million (1,000,000) Btu’s or one MMBtu.

(f)         “Gas” means a mixture of hydrocarbon and nonhydrocarbon gases.

(g)        “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

1

Interconnect Agreement Number E-

Meter Name

(h)        “Interconnect” means the point of interconnection between the pipeline facilities used by Customer and the Gatherer’s system as set forth in the Appendices attached hereto, as amended from time-to-time.

(i)         “Interconnect Facilities” is defined in Section 3.1 of this Agreement.

(j)         “MMBtu” shall mean one million (1,000,000) Btu’s or one Dekatherm.

ARTICLE 2
PURPOSE AND PROCEDURES FOR DESIGN, APPROVAL, INSTALLATION AND
ACTIVATION OF FACILITIES

Section 2.1   Agreement. This Agreement establishes the general terms and conditions under which Customer and Gatherer will provide for the proper design, installation, operation, maintenance and cost responsibility of an Interconnect for the receipt of Gas into Gatherer’s system. Neither Customer nor Gatherer shall take action hereunder, including flowing Gas through the Interconnect, until such time as this Agreement and the required Appendices are fully executed.

Section 2.2   Base Agreement. Customer and Gatherer may utilize this Agreement as a vehicle for establishing multiple Interconnects between the Gatherer’s system and Customer’s facilities. The specifications for each individual Interconnect will be established in a separate appendix (hereinafter “Appendix” or “Appendices”).

Section 2.3   Application. Customer shall provide complete and accurate information to Gatherer in connection with any request for a proposed Interconnect, which information shall include, at a minimum, (i) the location of the proposed Interconnect, (ii) the proposed maximum allowable operating pressure at the Interconnect, (iii) the desired date for completion of the Interconnect, (iv) Customer’s estimated maximum, minimum and average volumes of Gas to be delivered through the Interconnect on a daily basis and (v) Customer’s estimated maximum, minimum and average delivery/receipt pressures through the Interconnect.

Section 2.4   Design Specifications. Customer shall submit to Gatherer for Gatherer’s prior approval complete design specifications for the proposed Interconnect prior to site work or construction of any facilities. Customer agrees to make those changes to such design and construction plans as Gatherer, in its reasonable discretion, believes are necessary for the safe and reliable delivery of Gas into Gatherer’s system. Gatherer shall signify its approval by returning one set of drawings noted as “APPROVED”. If the proposed Interconnect request is initially denied but could be approved with modifications to the design of the Interconnect Facilities, Gatherer shall provide recommendations to Customer.

Section 2.5   Installation. Notwithstanding Gatherer’s approval of the drawings and design, the scheduling of construction and installation must be coordinated with Gatherer. No site work and no construction or installation work shall commence until Customer has satisfied all of its prerequisite obligations under this Agreement and Gatherer has notified Customer, in writing, that construction and installation activities may commence.

2

Interconnect Agreement Number E-

Meter Name

Section 2.6   Activation of Facilities. Activation of the Interconnect shall be contingent upon readiness of Gatherer’s gas control department as well as completion of all construction and installation activities as specified and agreed upon by and between Gatherer and Customer.

ARTICLE 3
INTERCONNECT FACILITIES

Section 3.1   Interconnect Facilities. The Interconnect facilities shall be comprised of equipment which includes (i) gas measurement equipment, (ii) overpressure protection, (iii) certain interconnect piping facilities including a check valve and an insulated/welded tie-in connection and (viii) such other facilities as may be required by Gatherer (collectively “Interconnect Facilities”) at the interconnection between Customer’s facilities and Gatherer’s system. The Interconnect Facilities shall be designed, installed, operated, maintained and owned by Gatherer, Customer or Customer’s designee, as agreed and as set forth in Appendix A. The minimum engineering and technical specifications for the Interconnect Facilities are further detailed in Appendix B. All costs associated with the Interconnect Facilities shall be Customer’s responsibility, unless waived in writing by Gatherer, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 3.2   Debris and Obstructions. Customer’s facilities shall be cleared of all debris, obstructions and contaminants before they are connected to Gatherer’s system.

ARTICLE 4
COMPANY’S FACILITIES

Section 4.1   Gatherer’s Facilities. Gatherer shall own, and Gatherer or its designee shall design, install, operate and maintain, a tap and side valve connecting Gatherer’s system to the Interconnect Facilities, as more specifically described in Appendix A. The Interconnect Facilities shall extend to within three feet (3’) of Gatherer’s line unless otherwise approved by Gatherer.

ARTICLE 5
INTERCONNECTION OPERATIONS

Section 5.1   Commencement of Operation. Customer shall notify Gatherer, in writing, when the Interconnect and Interconnect Facilities are complete, tested and ready for activation. Unless otherwise instructed by Gatherer, receipts and/or deliveries of Gas at the Interconnect may commence as soon as all Authorizations have been granted, the necessary facilities have been completed, the requisite documents have been submitted, a gathering agreement is in place and Customer has satisfied the terms and conditions of this Agreement. Gatherer shall be responsible for the coordination, installation, testing, and physical fmal tie-in to Gatherer’s system. Gatherer shall develop, coordinate, and oversee all operations associated with purging the meter set and piping into service. All such tie-in activities shall be Customer’s financial responsibility, unless waived by Gatherer, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

3

Interconnect Agreement Number E-

Meter Name

Section 5.2   Gathering Obligations. Gatherer will receive Gas from Customer, or deliver Gas to Customer, as the case may be, at the Interconnect, provided that all parties utilizing the Interconnect, including Customer, if applicable, have entered into valid gathering agreements with Gatherer.

Section 5.3   Environmental Responsibility. Each Party represents that no hazardous substance as that term is defined in the Federal Comprehensive Environmental Response Compensation Liability Act (CERCLA), petroleum or petroleum products, “asbestos material” as that term is defined in 40 CFR 61.41 (1987), polychlorinated biphenyls (PCBs), or “solid waste” as that term is defined in the Federal Resource Conservation Recovery Act (RCRA), will be leaked, spilled, deposited or otherwise released by either Party on the other Party’s property. In the event that any of said above referenced materials are discovered on said property, the discovering Party shall immediately notify the other Party of the discovery and existence of said materials. In the event of either Party’s breach of the warranty contained in this section, as between the Parties hereto the full responsibility for the proper handling, remediation, treatment, storage or disposal of any such hazardous substance, petroleum or petroleum product, asbestos material, PCBs or solid waste discovered on said property, including the handling of such materials in compliance with all environmental laws including federal, state and local laws, rules and regulations, shall remain with such Party who is responsible for the leak, spill, deposit or release, and such Party shall indemnify the other Party for any loss, cost, injury, damage to persons or property, or fines, penalties or compliance order issued by any governmental agency relating to pollution or protection of the environment, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, waste petroleum, toxic substances and hazardous substances occurring on said property. This section shall survive the termination of this Agreement.

Section 5.4   Facility Improvements. Gatherer retains the unilateral right to change the operation of its facilities and/or upgrade its system. Such operational changes may require the adjustment and/or addition of equipment and facilities by Customer in order to maintain delivery of Gas volumes. As between the Parties, the cost of any such adjustment and/or addition of equipment and facilities requirements will be borne entirely by Customer.

Section 5.5   Shut In. Gatherer retains the unilateral right to immediately shut in or cause Customer to shut in any Interconnect the continued operation of which, in Gatherer’s sole judgment, threatens the integrity and safe operation of Gatherer’s system.

Section 5.6   Notice of Maintenance or Repairs. Customer shall advise Gatherer in writing at least fifteen calendar (15) days before taking the Interconnect Facilities out of service for maintenance or repairs lasting more than seven calendar (7) days. After Customer has completed all maintenance and repairs, Customer shall immediately reconnect the Interconnect Facilities to Gatherer’s system and resume service, subject to ten (10) days’ advance notification to Gatherer.

Section 5.7   Facilities Abandonment. In the event Gatherer should ever abandon, retire or cease to operate, in whole or in part, facilities used to gather Gas, Gatherer may, in its sole discretion, and without further obligation, terminate this Agreement upon not less than sixty (60) days’ prior written notice to Customer.

4

Interconnect Agreement Number E- _____________

Meter Name _____________

ARTICLE 6

TERM

Section 6.1   Term. This Agreement shall become effective upon its execution by both Gatherer and Customer and continue in full force and effect for a period of one (1) year (“Primary Term”). Unless terminated by written notice given by either Party at least thirty (30) days prior to the end of the Primary Term or any subsequent renewal term, this Agreement shall continue after the Primary Term on a month-to-month basis. The obligations of Customer to indemnify Gatherer pursuant hereto shall survive the termination or cancellation of this Agreement and the Appendices.

Section 6.2   Low Volume. Gatherer shall have the right to terminate this Agreement upon sixty (60) days advance written notice to Customer if Gas attributable to Customer’s account has not flowed for the previous period of twelve (12) consecutive months, or if Gatherer or its designee has caused the Interconnect Facilities to be disconnected or removed.

Section 6.3   Disconnection. In the event either Party desires to disconnect its facilities from the other, the initiating Party shall tender not less than sixty (60) days advance written notice to the other Party of such intent, and upon such disconnection of facilities, this Agreement shall terminate with respect to such Interconnect. The Parties agree that such disconnection shall not occur during the Primary Term, unless mutually agreed by both Parties or mandated by governmental action. Each Party shall be responsible for all costs of abandonment and/or removal of their respective facilities. Any disconnection shall be in accordance with the requirements of any regulatory agency having jurisdiction.

ARTICLE 7

BILLING AND PAYMENT

Section 7.1   Quantities Deemed Conclusive. Gatherer’s statement of the total quantity of Gas received by Customer during any month shall be deemed conclusive unless Customer forwards an objection to Gatherer in writing within sixty (60) days after the receipt of Gatherer’s statement.

Section 7.2   Withholding Payments. In the event of any adverse claim to or against the proceeds of this Agreement or any Gas transported under this Agreement, or any part thereof, or against the proceeds of any other contract that Gatherer has with Customer, is made by any person, Gatherer may refuse to receive or deliver Gas under this Agreement; as the case may be, until the dispute is settled by agreement between Customer and such adverse claimant or by a final decree of a court of competent jurisdiction.

ARTICLE 8

OPERATIONAL COSTS TO BE BORNE BY CUSTOMER

Section 8.1   Gas Quality and Monitoring Costs. As between the Parties, Customer shall be solely responsible for all costs and charges associated with monitoring, ensuring and maintaining the quality of Gas delivered into Gatherer’s system and all costs associated with

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quality remediation. Gatherer shall have access to facilities and all devices and shall have the right, but not the obligation, to operate such facilities and devices.

Section 8.2   Customer Facilities Costs. As between the Parties, Customer shall be solely responsible for all costs and charges associated with monitoring, ensuring and maintaining the safe and reliable operation of pipeline, measurement, compression, regulation, dehydration and any other appurtenant facilities, which are upstream of the Interconnect Facilities. Gatherer reserves the right to refuse receipts and/or deliveries of Gas through the Interconnect if Gatherer, in its sole judgment, deems the operation of Customer’s facilities to be unacceptable.

ARTICLE 9
FAILURE TO PERFORM

Section 9.1   Suspension. If Customer fails to comply with any of the covenants contained in this Agreement, Gatherer may refuse to allow Gas to flow through the Interconnect until, in Gatherer’s sole opinion, Customer is fully complying with all of the terms and conditions of this Agreement. Gatherer, in its sole judgment, shall have the right to shut in the Interconnect immediately if any equipment is not operating properly, an overpressure condition exists, design limitations are exceeded, or safe operating conditions are compromised. Furthermore, Gatherer has the right to keep the Interconnect shut in until Customer makes the necessary provisions to rectify the situation. If the abnormal conditions repeatedly arise, Gatherer has the right to shut in the Interconnect indefinitely, and/or terminate this Agreement.

Customer shall reimburse Gatherer for any damages caused by Customer failing to comply with any of the covenants contained in this Agreement, including payments made by Gatherer to other affected customers in settlement of claims arising out of such service. To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient, and the liquidated damages constitute a reasonable approximation of the harm or loss.

If litigation results from any dispute between Customer and Gatherer, Gatherer may pay any money withheld under this Agreement to a court of competent jurisdiction without any further liability, or may interplead all claimants, including Customer. Customer shall reimburse Gatherer for all costs incurred associated with such litigation, including, but not limited to, attorneys’ fees.

Section 9.2   Damages. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE, EITHER UNDER THIS ARTICLE X OR UNDER ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

Section 9.3   Indemnity. Customer agrees to indemnify, hold harmless and provide a defense for Gatherer, its officers, directors, affiliates, agents, employees and contractors against any liability, loss, cost or damage whatsoever (including, without limitation, claims for royalties, taxes, fees or other charges) occurring in connection with or relating in any way to (i) breach of this Agreement by Customer; (ii) the negligence or other tortious act(s) or omission(s) by

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Customer, its officers, directors, affiliates, agents, employees or contractors; (iii) the Gas prior to its delivery to Gatherer at the Interconnect; (iv) Customer’s title to the Gas or Customer’s right to tender and ship the Gas through Gatherer’s system; and/or (v) the Gas to the extent the claim, liability, or damage arises as a result of the quality of the Gas delivered by Customer or other condition of the Gas. Such indemnification shall include, but not be limited to, all costs and attorneys’ fees, whether or not such liability, loss, cost or damage results from any demand, claim, action, cause of action, or suit brought by Customer or by any person, association or entity, public or private, that is not a party to this Agreement.

ARTICLE 10
PRESSURE, GAS QUALITY AND HEATING VALUE

Section 10.1   Regulation. Gatherer may require regulation and shall require over-pressure protection at the Interconnect(s) under this Agreement. Such regulation shall ensure pressures compatible with Gatherer’s operating pressures in Gatherer’s system. Gatherer shall specify and/or approve the type of regulators to be used and, among other specifications, shall specify pressure ranges and operating settings. All costs associated with such equipment, including installation costs, shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 10.2   Compression. Customer shall not use any mechanical means or accessory equipment to pump or compress Gas to aid its delivery into Gatherer’s system without the express prior written consent of Gatherer. Without limiting the foregoing, Customers utilizing compression upstream of the Interconnect meter set shall meet, at a minimum, the following safety criteria:

Compressor units must have low-pressure shutdown controls on the suction of the compressors to preclude drawing air into the system. If Customer desires to operate the suction system with less than a two (2) psig minimum inlet pressure, an oxygen sensor shall be installed on the inlet of the suction line so as to automatically shut down the system when oxygen is detected at levels above two thousand (2,000) parts per million (0.2%).

Section 10.3   Pressure in Gatherer’s System. Gatherer makes no representations or warranties concerning the pressure which will be maintained in its gathering system from time-to-time or with respect to any other factors which may affect the quantity of Gas which Customer may be able to deliver to or receive from Gatherer’s system. Gatherer reserves the right to upgrade, when necessary, pipeline operating pressures with no obligation to Customer, other than providing reasonable notification of such matters.

Section 10.4   Gas Quality. All Gas delivered through an Interconnect into Gatherer’s system shall at all times meet or exceed the quality and heat content requirements established by the operator of the downstream pipeline system on which the Gas is ultimately transported. Before Gatherer permits any flow of any amount of Gas into its system, Customer shall provide Gatherer with a certified gas analysis from a Gatherer-approved agency denoting that the Gas proposed to be delivered into Gatherer’s system meets and/or exceeds those requirements.

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Section 10.5   Temperature. Gas delivered through an Interconnect into Gatherer’s system shall not exceed 100°F. Gas having a temperature greater than 100°F may be delivered into Gatherer’s system only upon prior written approval by Gatherer.

Section 10.6   Monitoring. After initial deliveries are received, Gatherer reserves the right to periodically sample the Gas, or require Customer to acquire and install continuous, on-line monitoring equipment, at the Interconnect Facilities in order to validate the Gas quality. If the analysis indicates that Gatherer’s gas quality specifications are not being met, Gatherer reserves the right to shut off the deliveries and receipts indefinitely until Customer makes the necessary provisions to fully comply with the gas quality requirements and/or take such other action as may be available under this Agreement.

Section 10.7   Gas Taken and Co-mingled. Gatherer shall accept Gas taken and measured at the Interconnect in accordance with this Agreement. Such Gas shall be taken in its natural state, except as otherwise provided in this Agreement, subject to any modification thereof required by this Agreement, at the pressure of the Gas flowing from Customer’s facilities and discharging into Gatherer’s system, against the varying pressures from time to time maintained therein.

ARTICLE 11

MEASUREMENT FACILITIES

Section 11.1   Measurement Facilities. Gas delivered into Gatherer’s system through the Interconnect shall be measured at a site satisfactory to Gatherer using measurement equipment designated by Gatherer. The Parties acknowledge that all or some of the measurement and other appurtenant facilities required by this Agreement may not be in existence as of the date of execution of this Agreement. If the facilities required by this Agreement are not in existence as of the date of execution of this Agreement, the Parties shall work in good faith to install such facilities within ninety (90) days, or such other period as may be agreed to by the Parties in writing. The measurement facilities shall be designed, installed, operated, maintained and owned by (i) Gatherer, (ii) Customer or (iii) Customer’s designee, as mutually agreed and as set forth in Appendix A. Regardless of facilities ownership, however, Gatherer shall be the measuring party and shall read all meters. At any time after the termination of this Agreement, Gatherer shall have the right to remove its facilities. Customer shall be solely responsible for and shall bear the full costs of delivering Gas to the Interconnect.

Section 11.2   Pipeline Safety. Customer agrees to operate, maintain, test, and repair the meter set as a prudent operator in accordance with any and all applicable state regulatory regulations and requirements, and all other applicable industry codes and standards, all at Customer’s expense.

Section 11.3   Measurement Site Access. Customer shall provide Gatherer with the necessary rights-of-way, permits, and related surface rights, including the rights of ingress, egress and regress, necessary for Gatherer to access the Interconnect Facilities. Customer shall also provide, if required, a right-of-way necessary for the tie-in of the Interconnect Facilities to Gatherer’s facilities that is free of all costs and from all claims and liabilities for damages arising out of installation or the construction of the facility. Customer and Gatherer must agree

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beforehand to the location of the meter set and final tie-in location. The meter set shall be readily accessible, located in an area that is not susceptible to vehicular or other damage but as near as practical to the final tie-in point, and be enclosed within a locked fence or building. All costs associated with Customer’s obligations under this section shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee. To the extent that Gatherer is at any time required to pay for such rights-of-way or incur such costs or claims or liabilities, then such amounts and related expenses shall be reimbursed by Customer.

Section 11.4   Check Measurement. Customer may install, maintain and operate, at its sole cost and expense, check measuring equipment; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the measuring equipment required by this Agreement.

Section 11.5   Orifice Meters. Orifice meters installed in such measuring stations shall be constructed and operated in accordance with American National Standard Institute (“ANSI”) standards, American Petroleum Institute (“API”) 2530, American Gas Association (“AGA”) AGA Report No. 3, Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent modifications and amendments thereto, and shall include the use of flange connections and, where necessary, straightening vanes, temperature correcting devices and pulsation dampening equipment.

Section 11.6   Positive Displacement Meters. Positive Displacement Meters installed at the measurement site shall be constructed and operated in accordance with provisions of AGA Measurement Committee Report No. 6 (AGA Report No. 6) dated January 1971, and any subsequent amendment or revisions thereof.

Section 11.7   Turbine Meters. Turbine Meters installed at the measurement site shall be constructed and operated in accordance with the provisions of AGA Measurement Committee Report No. 7 (AGA Report No. 7), First Revision, dated November 1984, and any subsequent modifications and amendments thereof.

Section 11.8   Electronics. When and where electronic equipment and flow computers are installed at the measurement site, the Gas may have its volume, mass and/or energy content determined and computed in accordance with the applicable AGA Standards including, but not limited to, AGA Report Nos. 3, 5, 6, and 7 and any subsequent modifications and amendments thereto.

Section 11.9   Notice. Gatherer shall give reasonable notice to Customer in order that Customer may have representatives present to observe any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of the measuring equipment used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official charts (recordings) from such measuring equipment shall be the property of Gatherer, but upon request Gatherer will make the records and charts, together with calculations therefrom, available to Customer for inspection and verification.

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Section 11.10   Testing and Calibration:

(a)         Gatherer shall have the right, at any time, to verify the accuracy of and to adjust and calibrate all recording devices used in the measurement of Gas hereunder. Customer may request a special test be performed as described in Paragraph 12.11 below.

(b)         If during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate through each meter run in excess of two percent (2%) of the correct flow rate (whether positive or negative and using the correct flow rate as the percent error equation denominator), then any previous recording of such equipment shall be corrected to zero error in computing deliveries for any period during which the error existed (and which is either known definitely or agreed to by both Parties) and the total flow for the period predetermined in accordance with the provisions of Paragraph 2.10 below. If the period of error cannot be determined or agreed upon between the Parties, such correction shall be made over a period extending over the last one-half (1/2) of the time elapsed since the date of the latest test, not exceeding a correction period of six (6) months.

(c)         If, during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate (as described in part (b) of this Paragraph), all prior recording shall be considered to be accurate for quantity determination purposes.

(d)         All equipment shall, in any case, be adjusted at the time of the test to record correctly.

Section 11.11   Special Test. In the event Customer desires a special test (a test not scheduled by Gatherer under the provisions of Paragraph 12.10 above) of any measuring equipment, seventy-two (72) hours advance notice, in writing, shall be given to Gatherer and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to fall under the provisions of Paragraph 12.10(c) above or if an inspection of the primary measurement equipment indicates no problems, Gatherer shall have the right to bill Customer for the cost of such special test, including the cost of the cost of any labor, gathering and other costs pertaining to such special test and Customer shall pay such costs.

Section 11.12   Measuring Adjustment. If, for any reason, any measurement equipment is (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated hourly flow rate through each meter run is found to be in error by an amount of the magnitude described in Paragraph 12.10(b) above, the total quantity of Gas delivered shall be determined by Gatherer in accordance with the first of the following methods which is, in Gatherer’s sole opinion, feasible:

(a)         by using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as described in Paragraph 12.10 above);

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(b)         where parallel multiple meter runs exist, by calculation using the registration of such parallel meter runs; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)         by correcting the error by re-reading of the official charts, or by straightforward application of a correction factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)         by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

The estimated readings or deliveries so determined shall be used in determining the quantities of Gas delivered for any known or agreed upon applicable period. In case the period is not known or agreed upon, such estimated deliveries shall be used in determining the quantities of Gas delivered hereunder during the latter half of the period from the date of the immediately preceding test to the date the measuring equipment has been adjusted to record accurately. The recordings of the measuring equipment during the first half of said period shall be considered accurate in computing deliveries.

Section 11.13   Measurement Corrections. If an error is discovered in the measured quantities, such error shall be adjusted within thirty (30) days of the determination thereof; provided, however, that any claim for adjustment shall be made within twenty-four (24) months of the delivery month in which the claimed error occurred. Such time limits shall not apply in the case of a deliberate act of omission or misrepresentation, or mutual mistake of fact.

Section 11.14   Termination. If Gatherer determines that Customer has tampered with the measurement equipment so as to misrepresent the actual volume of Gas delivered through the Interconnect, Gatherer has the right to immediately shut in the Interconnect for an indefinite period of time and may terminate this and any other Agreement(s) with Customer.

Section 11.15   Data and Records Retention. Gatherer and Customer shall retain and preserve for a period of at least two (2) years all measurement data, charts, and other similar records.

Section 11.16   Volume and Quality Determination. The measurement of the quantity and quality of all Gas received and delivered hereunder shall be conducted in accordance with the following:

(a)         Unit of Volume. The unit of volume for measurement shall be one (1) cubic foot of gas. Such measured volumes, converted to Mcf, shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000 to determine MMBtus received and delivered hereunder.

(b)         Orifice Meter Volume Computations. Computations of Gas Volumes from measurement data shall be made in accordance with ANSI/API2530 (AGA Report

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No. 3), Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids,  Second Edition, dated September 1985, and any subsequent amendments or revisions.

(c)         Positive Displacement Meter Volume Computation. Computation of Gas Volumes from data shall be in accordance with the AGA Measurement Committee Report No. 6 (AGA Report 6), dated January 1971, and any subsequent amendments or revisions.

(d)         Turbine Meter Volume Computations. Computations of Gas Volumes from data shall be in accordance with AGA Measurement Committee Report No. 7 (AGA Report 7), First Revisions, dated November 1984, and any subsequent amendments or revisions.

(e)         Electronic Devices and Flow Computers Volume Computations. Computation of Gas Volumes from data or devices shall be in accordance with AGA Measurement Committee Report Nos. 3, 5, 6, and 7, and any subsequent amendments or revisions.

(f)          Assumed Atmospheric Pressure. An assumed atmospheric pressure as defined in Exhibit B for the respective Interconnect shall be utilized for measurement and calculation purposes, irrespective of any variation of the actual atmospheric pressure from the assumed atmospheric pressure.

(g)         Gross Heating Value. At least yearly, the Gross Heating Value of the gas stream at each of the Interconnects hereunder shall be determined by using a Cutler-Hammer or other standard type calorimeter or by calculating the Gross Heating Value from an in-line chromatograph or a gas analysis of a spot or continuous gas sample. The spot or continuous sample shall be taken at a suitable point on the facilities to be representative of the Gas being analyzed.

(h)         Other Tests. Other tests to determine water content, sulfur, and other impurities in the Gas shall be conducted by Gatherer as necessary and shall be conducted in accordance with standard industry testing procedures.

(i)          New Test Methods. If at any time during the term hereof a new method or technique is developed with respect to gas measurement, such new method or technique may be substituted for the method set forth in this Article when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association, if mutually agreed upon by the Parties.

Section 11.17   Right of Inspections. Gatherer or Customer shall have the right to inspect equipment installed or furnished by the other or third party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the reading, calibration and adjustment of such equipment and changing of charts shall be done by Gatherer, or its designee, unless agreed to otherwise by the parties. Gatherer and Customer shall preserve all original test data, charts and other similar records in such party’s possession for a period of at least twenty-four (24) months.

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Section 11.18  Low Volumes for Receipt Points.

(a)         In the event that Customer does not deliver to Gatherer an average of three (3) Mcf of Gas per day at each Interconnect into Gatherer’s system, during any ninety (90) consecutive day period, then Gatherer may, at its sole discretion, terminate the agreement as it relates to such Interconnect by giving Customer notice in writing thirty (30) days prior to the effective date of termination.

(b)         In the event that the amount of Gas passing through any Interconnect is less than the facility minimum design requirements for accurate measurement, Gatherer has the right to shut-in service from Customer until (i) Customer has provided adequate Gas supply to meet such design requirements and has proven to Gatherer that such volumes exist, and/or (ii) the metering and related facilities have been redesigned and installed for effectively and efficiently measuring the revised volumes within the accuracy allowed and required by Gatherer.

ARTICLE 12
REGULATORY APPROVALS

Section 12.1   Initial Regulatory Filing Requirements. Both Gatherer and Customer are responsible for identifying and obtaining any governmental and/or regulatory approvals that may be required for construction and operation of the facilities contemplated by this Agreement.

Section 12.2   Change in Regulation Results in Material Adverse Effect. If any governmental agency, whether state, federal or local, takes any action or issues any determination that directly or indirectly results in a material adverse change to any provision of this Agreement, then the materially adversely affected Party (hereinafter “Affected Party”) may either:

(a)         continue to fulfill its obligations under this Agreement as altered by the change in regulation; or

(b)         shut in the affected Interconnect indefinitely and/or terminate this Agreement.

ARTICLE 13
ASSIGNMENT

Section 13.1   Assignment of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors, permitted assigns, personal representatives, and heirs of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run for the full term of this Agreement. No assignment of this Agreement, in whole or in part, will be made without the prior written consent of the non-assigning Party, which consent will not be unreasonably withheld or delayed; provided, either Party may transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other Party. Any purported assignment made contrary to this Section 13.1 shall be void and of no legal force or effect. Upon any transfer and assumption, the transferor shall not be relieved of or discharged from any obligations hereunder.

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ARTICLE 14
NOTICE

Section 14.1   Notices. All communications, invoices and payments (“Notices”) required hereunder may be sent by facsimile, a nationally recognized overnight courier service, hand delivered or via first class mail.

Nora Gathering, LLC	Customer
225 North Shore Drive
Pittsburgh, Pennsylvania 15212

Attention: [Gas Management Services]	Attention:
Phone: [412-395-3228]	Phone:
Facsimile: [412-395-3311]	Facsimile:

Section 14.2   Receipt of Communications. Any notice required or permitted under this Agreement shall be in writing. Notice shall be deemed to have been received (i) when transmitted by facsimile (“FAX”) transmission, upon the sending Party’s receipt of its facsimile’s confirmation thereof, (ii) when sent by overnight mail or courier, on the next business day after it was sent or such earlier time as is confirmed by the receiving Party, (iii) when delivered by hand, at the time it is delivered to an officer or to a responsible employee of the receiving Party and (iv) when delivered via First Class Mail, two (2) business days after mailing. Any FAX communication shall be promptly confirmed by mail. Either Party may change its address, telephone number, or FAX number at any time by promptly giving notice of such change to the other Party. Either Party may prospectively modify any notice information specified above by written notice to the other Party.

ARTICLE 15

MISCELLANEOUS

Section 15.1   Choice of Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the parties.

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Section 15.2     Construction of this Agreement. No presumption shall operate in favor of or against either Party as a result of any responsibility either Party may have had for drafting this Agreement.

Section 15.3     Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. As used herein, the singular of any term shall include the plural.

Section 15.4     Captions. The article and section captions of this Agreement are for purposes of reference only and shall not affect the meaning of any provision of this Agreement.

Section 15.5     Amendments. This Agreement may only be amended or modified by written instrument signed by the duly authorized representatives of Customer and Gatherer.

Section 15.6     Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid, unenforceable, or in conflict with any law of the Commonwealth of Virginia, the validity of the remaining provisions of this Agreement shall not be affected, and the rights and obligations of the Parties shall continue in full force and effect to the full extent permitted by law. If any provision of this Agreement is held invalid, illegal, unenforceable or in conflict with any Virginia law, the Parties shall meet promptly and negotiate in good faith a replacement provision to effectuate the intent of the Parties.

Section 15.7     Confidentiality.

(a)        “Confidential information” shall mean all information that is furnished by any Party (the “Disclosing Party”) to any other Party in connection with the purposes of this Agreement (the “Receiving Party”), whether written or oral and in whatever form or medium it is provided and shall specifically include (i) this Agreement, and (ii) all data, records, oral discussions and information exchanged between the Parties.

(b)        The following Information shall not be deemed to be Confidential Information and the provisions of this Section 15.7 shall not apply to: (i) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) information which becomes available to the Receiving Party on a non-confidential basis from a source other than a Disclosing Party if such Receiving Party had no reason to believe that such source was subject to any prohibition against transmitting the information to such Receiving Party; and (iii) information independently developed by the Receiving Party.

(c)        For a period ending two (2) years after the expiration or termination of this Agreement, each Receiving Party shall not disclose any Confidential Information to any other Person without the consent of the Disclosing Party, other than: (i) to an actual or prospective financial advisor, lender, manager of an underwriting syndicate, legal counsel, consultant, contractor or subcontractor, in each case with a business need to be informed; (ii) to an actual or prospective purchaser of all or any portion of the capital securities or assets of such Party; (iii) to a Governmental Authority or a Person to which

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the Disclosing Party or its Affiliate is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority to disclose the Confidential Information; and (iv) to a natural gas purchaser, natural gas supplier, natural gas transporter, consultant, contractor, subcontractor or legal counsel, in each case with a business need to be informed.

(d)        In case of a disclosure of Confidential Information to a third Person permitted by this Section 15.7, the Receiving Party disclosing such information shall ensure that such third Person has signed an agreement in writing or is otherwise bound by an obligation of confidentiality at least as restrictive as those contained in this Agreement to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Section 15.7, except in the case of any such Person which is prevented from entering into such an agreement in accordance with Applicable Law or disclosures permitted by Section 15.7(c)(iii).

(e)        If a Party reasonably believes it or any of its representatives is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority (whether requested by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand, similar law or legal process or otherwise) to disclose any Confidential Information, such Party shall promptly notify the other Parties of such requirement as soon as it becomes aware that such disclosure is required.

(f)         The Parties recognize and agree that if any of the provisions of this Section 15.7 are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereby agrees that, in addition to other remedies, the Parties shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Section 15.7 or to seek specific performance or other equitable relief to enforce the provisions of this Section 15.7.

Section 15.8     Audits.

(a)         Accounting Audits: Gatherer shall have the right to audit Customer’s accounting records and other documents relating to materials delivered by or on behalf of Customer for Gatherer’s account for any calendar year within the twenty-four (24) month period following the end of such calendar year. This provision shall continue in full force and effect for a period of twenty-four (24) months from the effective date of cancellation or termination of this Agreement.

(b)         Field Audits: Customer gives Gatherer permission to periodically come onto Customer’s property in order to audit those facilities used to deliver/receive Gas hereunder. Permission for ingress/egress includes personnel, vehicles, and other equipment deemed necessary by Gatherer. Gatherer has permission to perform all operating and maintenance functions associated with verifying the integrity and functionality of equipment, piping, and appurtenances. If, in Gatherer’s judgment,

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modifications are necessary in order to assure proper operation of the equipment, Gatherer has permission to remove and/or replace pipe, fittings, and equipment at the Gatherer’s discretion and at the expense of the Customer.

Section 15.9     Waiver. Any waiver by either Party of performance due by the other Party under the terms of this Agreement shall not operate as a waiver of any or all of such Party’s rights with respect to all prior or subsequent obligations of the other Party.

Section 15.10   Entire Agreement. The entire agreement between the Parties shall include those provisions contained in this agreement and any effective Appendices (collectively “Agreement”). Each Appendix shall be executed by duly authorized representatives of Gatherer and Customer to signify acceptance of the terms and conditions set forth therein. Each duly executed Appendix is hereby incorporated into and made a part of this Agreement. In the event of a conflict between the terms of any Appendix and the terms of this Agreement, the terms of the Appendix shall govern.

This Agreement, as amended from time to time, constitutes the entire agreement between the Parties and supersedes all previous offers, negotiations, understandings and agreements between the Parties with respect to the subject matter hereof. There are no agreements, modifications, conditions or understandings, written or oral, expressed or implied, pertaining to the subject matter of this Agreement which are not contained in this Agreement.

[SIGNATURE PAGE FOLLOWS]

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Interconnect Agreement Number E- _____________

Meter Name _____________

IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Agreement to be effective as of the day and year first written above.

NORA GATHERING, LLC	<Customer>

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

18

Interconnect Agreement Number E- _____________

Meter Name _____________

NORA GATHERING, LLC
Interconnect Agreement
Appendix A

This Appendix A is a part of the Interconnect Agreement (“Agreement”) made and entered into on the       day of       , 20    by and between               (“Customer”) with offices at                   , and Nora Gathering, LLC, a Pennsylvania limited partnership, with offices at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 (“Gatherer”). This Appendix A, in conjunction with the Agreement, provides for the establishment of a new point of interconnection on Gatherer’s system at or near          , in             County,             . As used in this Appendix, Gatherer and Customer are also referred to individually as a “Party” and collectively as the “Parties”.

Section 1           Specifications. Customer shall follow the “Minimum Engineering & Technical Specifications for Interconnect Facilities” set forth in Appendix B in designing and installing the proposed Interconnection Facilities. In addition to the minimum design specification and operating parameters set forth in Appendix B, the following specifications shall be followed:

(a)         Maximum Allowable Operating Pressure (“MAOP”). The Gatherer’s MAOP at the point of delivery into line No.                            is currently               psig. Accordingly, all Interconnection Facilities shall be designed with a                           psig minimum design pressure and ANSI                        rated fittings.

(b)         Interconnect Location:

Section 2           Ownership. The Interconnect Facilities shall be owned by            .

Section 3           Operation. The Interconnect Facilities shall be operated by            .

Section 4           Construction and Installation Fee. Customer shall pay Gatherer a Construction and Installation Fee in the amount of       .

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Interconnect Agreement Number E- _____________

Meter Name _____________

IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Appendix A, complete with any necessary attachments and as noted above, on this         day of                        , 20   .

NORA GATHERING, LLC	<Customer>

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

20

Interconnect Agreement Number E- _____________

Meter Name _____________

NORA GATHERING, LLC
Gathering Interconnect Agreement
Minimum Engineering & Technical Specifications
for Interconnect Facilities

Appendix B

ARTICLE 1

DESIGN OF INTERCONNECT FACILITIES

Section 1.1      General. Customer shall be responsible for all aspects of the design and construction of the Interconnect, subject to the terms and conditions of the Interconnect Agreement, unless specifically noted otherwise by Gatherer.

Section 1.2      Materials. All material and equipment furnished for the Interconnect Facilities shall be new and shall satisfy (i) the generally accepted industry standards and (ii) the specifications set forth in Appendix A.

Section 1.3      Site/Land Acquisition

(a)       Customer shall provide, if required, a right of way necessary for the tie-in of proposed Interconnect facilities to existing Gatherer-owned facilities that is free of all costs and from all claims and liabilities for damages arising out of installation or the construction of the facility. Customer shall provide Gatherer with the necessary rights-of-way, permits, and related surface rights including the rights of ingress, egress and regress necessary to access the Interconnect Facilities.

(b)      Customer and Gatherer must agree beforehand to the location of the Interconnection as well as the final tie-in location.

(c)       Customer shall satisfy itself as to the character and types of surface and subsurface materials to be encountered in construction of the Interconnect.

(d)      Customer’s right-of-way shall be cleared of all debris and obstructions before the Interconnect Facilities are tied into the Gatherer’s facilities.

(e)       The Interconnect Facilities shall be readily accessible, located in an area that is not susceptible to vehicular or other damage but as near as practical to the final tie-in point. Gatherer reserves the right to require that the Interconnect be enclosed within a locked fence or building.

(f)       All costs associated with Customer’s obligations under this section shall be the Customer’s responsibility.

(g)      To the extent that Gatherer is at any time required to pay for such rights-of-way or such costs or claims or liabilities, then such amounts and related

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expenses shall be incorporated within the Initial Construction and Installation payment made under this Agreement.

Section 1.4      Inlet Filter. Filter/filter-separator facilities installed upstream of the Interconnect Facilities at receipt interconnects must be considered and based upon specific gas analysis.

Section 1.5      Freeze Prevention. In circumstances where heavier hydrocarbons and/or water vapor may be present within the gas stream, Customer shall incorporate freeze protection measures into the design of the Interconnect Facilities. The method and design of the freeze protection measures shall be submitted to the Gatherer for approval and no construction shall commence until such time as Customer receives written approval from Gatherer. If Customer’s freeze protection measures involve the use of natural gas for fuel, then the tap for such fuel supply line shall be made (i) upstream of the Interconnect, if the Interconnect is functioning as a receipt point into Gatherer’s system and/or (ii) downstream of the Interconnect, if the Interconnect is functioning as a delivery point from the Gatherer’s system, as the case may be, such that Customer bears the costs of the fuel. Freeze protection measures which may be acceptable to Gatherer include the following:

(a)       Methanol Injection — should be installed downstream of meters

(b)      Catalytic heaters / heat trace - for regulator bodies

(c)       Indirect water bath heaters — for large pressure cuts and large flow volumes

(d)      All gas provided and delivered to Gatherer shall have a temperature of no less than 45o F.

Section 1.6      Regulating and Overpressure Protection. Gatherer may require regulation and shall require over-pressure protection for receipt points under this Agreement. Such regulation shall deliver pressures suitable to pressures in Gatherer’s system. Gatherer shall specify and/or approve the type of regulators to be used and shall specify, pressure ranges, and operating settings.

(a)       A pressure-limiting device shall be required whenever a pipeline system has the possibility of realizing pressures exceeding the Gatherer facility MAOP.

(b)       Overpressure protection devices shall be set such that pressures may not exceed the maximum allowable operating pressure for the facility into which Customer is delivering Gas.

(c)       Overpressure protection devices must be designed to prevent a single incident from affecting the operation of the Interconnect.

(d)       Monitor regulators, or control valves, when feasible, should be used for overpressure protection.

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(e)       Monitor regulators shall consist of a stand-alone valve operating on a pneumatic signal taken directly from the pipeline.

(f)       The monitor regulator shall fail open, unless specified otherwise by the Gatherer.

(g)      If pilot loaded valves are used, the pilots shall not bleed when they are not operating. Pilot bleeds should be routed to downstream piping.

Section 1.7      Control Valves

(a)       Control valves shall be sized using the highest flow rate compounded with the lowest delivery pressure.

(b)      All flow control valves should be installed to fail in the open position or in the last set positions, as applicable.

(c)       Gatherer shall approve the type and brand of control valve.

(d)      Downstream taps for pressure control valves shall be noted on detail drawings, and shall also possess a pressure transducer for stations designed with telemetry.

Section 1.8      Miscellaneous Valves and Piping

(a)       Blowdown valves shall be installed to provide for venting of all sections.

(b)      Meter header piping shall be sized for 1.5 times the total combined area of the total meter runs

(c)       Isolation valves will be installed on either side of regulators, meters, and control valves.

(d)      Piping shall be Standard Weight unless approved otherwise by Gatherer

Section 1.9      Emergency Valve. The design and installation shall include an emergency valve (ball valve preferred) located at least twenty-five (25) lineal feet (point to point) but not to exceed fifty (50) lineal feet from the tie-in with Gatherer’s pipeline facilities. The emergency valve shall be readily accessible, easily operated, and sufficiently marked for quick identification.

Section 1.10    Gatherer tie-in and tap sizing. Gatherer shall provide for the sizing and actual installation of tap for tie-in of interconnect to Gatherer facilities. Customer shall provide data necessary for the sizing of the tap.

Section 1.11      Gas Chromatograph. Auxiliary equipment may be required for measurement of Btu variations. Gatherer’s gas control department shall have the final decision as to the type of gas analysis required. An on-line chromatograph, designed for the specific type

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of gas and gas content applicable to the Interconnect shall be typically required. When approved, in writing by Gatherer’s gas control department, a continuous sampler shall be required as an alternative to the on-line chromatograph.

Section 1.12    Dehydration. Gas received by Gatherer at interconnects shall contain a maximum water content of no more than seven (7) pounds per MMcf of gas. Customer shall consider the need for dehydration if water content exceeding this amount could be realized. Gatherer has final approval on the type of dehydration proposed by Customer. Gatherer has the right to discontinue and/or terminate any Agreement whereas water content of gas delivered exceeds this specified limit.

Section 1.13    Dew Point Tester. When deemed necessary by Gatherer, Customer shall incorporate an on-line dew point tester as part of the Interconnect Facilities. The unit shall be set such that any gas volumes detecting water content levels in excess of contractual specifications shall result in the automated closure of an in-line valve thereby preventing further delivery of gas into system. Valve shall remain closed until an acceptable water moisture content of the gas can be provided.

Section 1.14    Corrosion Coupon Tap. When specified by Gatherer, Customer shall provide for an in-line valve tap for installing corrosion coupons.

Section 1.15    Check Valve. All interconnects shall be installed with a check valve of some type so as to assure gas flow in the direction proposed by the Agreement.

ARTICLE 2

INSTALLATION, TESTING, and INSPECTION

Section 2.1      Testing

(a)       All facilities shall be tested in accordance with specifications provided by Gatherer. Gatherer shall specify minimum test pressure and test duration. Tests shall be conducted using a recording chart of which Gatherer shall receive original or a clear copy of the original test chart.

(b)      Gatherer shall not activate the Interconnect until a copy (or original) of the test chart has been received and approved.

Section 2.2        Inspection

(a)       Gatherer reserves the right to inspect all facilities during installation.

(b)       Prior to startup of construction, three days notice shall be provided to Gatherer

(c)       All girth welds must be 100% radiographically inspected and approved.

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Meter Name _____________

(d)                        Customer shall be responsible for all expenses, including inspection by Gatherer, relative to construction inspections of facility.

25

EXHIBIT H

FORM OF MEMBER INTERCONNECT AGREEMENT

[See attached.]

H-1

MEMBERS INTERCONNECT AGREEMENT

BETWEEN

NORA GATHERING, LLC

AS GATHERER,

AND

EQUITABLE PRODUCTION COMPANY

AS CUSTOMER,

Dated as of                      , 2007

Interconnect Agreement Number E- _____________

i

Interconnect Agreement Number E- _____________

ii

Interconnect Agreement Number E- _____________

iii

Interconnect Agreement Number E- _____________

NORA GATHERING, LLC
MEMBERS INTERCONNECT AGREEMENT

THIS MEMBERS INTERCONNECT AGREEMENT (this “Agreement”) is entered into this        day of             , 2007, by and between NORA GATHERING, LLC, a Delaware limited liability company with an office located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212-5861 (hereinafter referred to as “Gatherer”), and EQUITABLE PRODUCTION COMPANY, a Pennsylvania corporation with an office at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212-5861 (hereinafter referred to as “Customer”). Gatherer and Customer are also referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Gatherer owns and operates certain natural gas gathering lines located in the Commonwealth of Virginia; and

WHEREAS, Customer is a member of Gatherer and has available certain supplies of natural gas (in which it and/or another member of Gatherer and any co-owners in any the wells producing such natural gas own an interest within the Nora Field, as defined in that certain Contribution Agreement dated                  , 2007 among Customer, Equitable Gathering Equity, LLC, Pine Mountain Oil and Gas, Inc. and Gatherer) which it desires to deliver or have delivered into Gatherer’s natural gas gathering lines.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Gatherer and Customer hereby agree as follows.

ARTICLE 1
DEFINITIONS

Section 1.1                     Definitions.   For the purposes of this Agreement, the following terms, when capitalized herein, shall have the meanings set forth below:

(a)       “Applicable Law” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(b)      “Authorizations” means any and all approvals, permits, licenses, franchises, or other authorizations required by any Governmental Authority which are necessary for the performance of a Party’s obligations hereunder.

(c)       “Btu” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5) Fahrenheit to fifty-nine and five-tenths degrees (59.5) Fahrenheit at a constant pressure of fourteen and seventy-three hundredths (14.73) Psia. Where appropriate, Btu shall mean the plural of the aforementioned definition.

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(d)      “Construction and Installation Fee” means the actual costs incurred by Gatherer (including labor, tools, materials, equipment and overhead expenses incurred by Gatherer) for the development, design, construction and completion activities for the Interconnect Facilities.

(e)       “Custody Transfer Point” means the inlet flange of the meter with respect to any Interconnect.

(f)       “Customer Interconnect Facilities” means each Interconnect Facilities situated upstream of any Custody Transfer Point.

(g)      “Dry Gas” means Gas containing no water vapor.

(h)      “Existing Interconnects” means the Interconnects currently existing as of the date of this Agreement.

(i)        “Gas” means a mixture of hydrocarbon and nonhydrocarbon gases, and shall include casinghead gas produced with crude oil, gas produced from gas wells, including coalbed methane wells, and residue gas resulting from processing both casinghead gas and gas well gas.

(j)        “Gatherer Interconnect Facilities” means each Interconnect Facilities situated downstream of the Custody Transfer Point.

(k)       “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

(l)        “Gross Heating Value” means the number of Btu’s liberated by the complete combustion of constant pressure of one (1) cubic foot of Dry Gas, at a base temperature of sixty (60) degrees Fahrenheit and a referenced pressure base of fourteen and seventy-three hundredths (14.73) Psia, with air of the same temperature and pressure of the Gas, after products of combustion are cooled to the initial temperature of the Gas, and after the water of the combustion is condensed to a liquid state. The Gross Heating Value of the Gas shall be corrected for the water vapor content of the Gas being delivered; provided, however that if the water vapor content of the Gas is seven (7) pounds or less per one million (1,000,000) cubic feet, the Gas shall be deemed to be dry and no correction will be made.

(m)      “Interconnect” means each point of interconnection between each Well and the Gatherer’s natural gas gathering lines as set forth in the Appendices attached hereto, as amended and/or supplemented from time-to-time.

(n)      “Interconnect Facilities” is defined in Section 3.1 of this Agreement.

(o)      “Mcf” means one thousand (1,000) cubic feet of Gas.

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(p)      “MMBtu” means one million (1,000,000) Btu’s.

(q)      “Well” means a well in which Customer (and/or a member of Gatherer for which Customer is marketing Gas) has a working interest.

ARTICLE 2
PURPOSE AND PROCEDURES FOR DESIGN, APPROVAL, INSTALLATION AND
ACTIVATION OF FACILITIES

Section 2.1                Agreement.   This Agreement establishes the general terms and conditions under which Customer and Gatherer will provide for (i) the proper design, installation, operation, maintenance and cost responsibility for new Interconnects and corresponding Interconnect Facilities and (ii) the proper operation, maintenance and cost responsibility for Existing Interconnects.

Section 2.2                Base Agreement.   Customer and Gatherer may utilize this Agreement as a vehicle for establishing multiple Interconnects between Gatherer’s natural gas gathering lines and Customer’s Wells. The specifications for individual Interconnect Facilities (other than Existing Interconnects) will be established in a separate appendix (hereinafter “Appendix” or “Appendices”) in the form attached hereto.

Section 2.3                Application.   Customer shall provide complete and accurate information to Gatherer in connection with any request for a proposed new Interconnect, which information shall include, at a minimum, (i) the location of such Interconnect and associated Interconnect Facilities, (ii) the proposed maximum allowable operating pressure at the Interconnect, (iii) the desired date for completion of such Interconnect, (iv) Customer’s estimated maximum, minimum and average volumes of Gas to be delivered through such Interconnect on a daily basis and (v) Customer’s estimated maximum, minimum and average delivery/receipt pressures through such Interconnect.

Section 2.4                Design Specifications.   (a) Customer shall submit to Gatherer for Gatherer’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) complete design specifications for each proposed Customer Interconnect Facilities prior to site work or construction of any such facilities. Customer agrees to make those changes to such design and construction plans as Gatherer, in its reasonable discretion, believes are necessary for the safe and reliable delivery of Gas into Gatherer’s natural gas gathering lines. Gatherer shall promptly signify its approval by returning one set of drawings noted as “APPROVED”. If approval of such proposed Customer Interconnect Facilities is initially denied, the Parties shall meet to discuss any necessary modifications to the design of such Customer Interconnect Facilities.

(b)                   Gatherer shall submit to Customer complete design specifications for each proposed Gatherer Interconnect Facilities.

Section 2.5                     Installation.   Upon Gatherer’s approval of the drawings and design for Customer Interconnect Facilities, Customer and Gatherer shall promptly coordinate the scheduling of construction and installation of each (a) Customer Interconnect Facilities by

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Customer and (b) Gatherer Interconnect Facilities by Gatherer. Gatherer shall have no obligation to commence construction or installation work on any Gatherer Interconnect Facilities until Customer has satisfied all of its prerequisite obligations under this Agreement.

Section 2.6                     Activation of Facilities.   Activation of each Interconnect shall be contingent upon readiness of Gatherer’s gas control department (which shall not unreasonably delay activation of such Interconnect), as well as completion of all construction and installation activities as specified and agreed upon by and between Gatherer and Customer. Gatherer shall notify Customer when such Interconnect is activated. Gatherer acknowledges that the Existing Interconnects and associated facilities are currently activated for deliveries of Gas.

ARTICLE 3
INTERCONNECT FACILITIES

Section 3.1                     Interconnect Facilities.   Each Interconnect facilities (other than for Existing Interconnects) shall be comprised of equipment which includes (i) gas measurement equipment, (ii) overpressure protection, (iii) certain interconnect piping facilities including a check valve and an insulated/welded tie-in connection and (iv) such other facilities as may be reasonably required by Gatherer (collectively “Interconnect Facilities”) at each Interconnect, and shall include the Customer Interconnect Facilities and the Gatherer Interconnect Facilities. Notwithstanding the foregoing, the Interconnect Facilities shall not include the pipelines and equipment upstream of the meter for each Interconnect unless required by Gatherer as part of the design specifications for the applicable Customer Interconnect Facilities. The Customer Interconnect Facilities shall be designed, installed, operated, maintained and owned by Customer, and the Gatherer Interconnect Facilities shall be designed, installed, operated, maintained and owned by Gatherer, as agreed and as set forth in Appendix A. The minimum engineering and technical specifications for each Interconnect Facilities are further detailed in Appendix B. All costs associated with any Interconnect Facilities shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 3.2                     Debris and Obstructions.   Each Customer Interconnect Facilities shall be cleared of all debris, obstructions and contaminants before they are connected to any Gatherer Interconnect Facilities.

ARTICLE 4
OWNERSHIP OF INTERCONNECT FACILITIES

Section 4.1                     Gatherer’s Facilities.   Gatherer shall own, and Gatherer shall design, install, operate and maintain each Gatherer Interconnect Facilities, as more specifically described in Appendix A.

Section 4.2                     Customer’s Facilities.   Customer shall own (on its behalf and on behalf of any co-owners in the applicable Well), and Customer shall design, install, operate and maintain each Customer Interconnect Facilities, as more specifically described in Appendix A.

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ARTICLE 5

INTERCONNECTION OPERATIONS

Section 5.1     Commencement of Operation.  Provided that Customer has notified Gatherer, in writing, that the applicable Customer Interconnect Facilities are complete, then Gatherer shall notify Customer, in writing, when the associated Interconnect Facilities are complete, tested and ready for activation. Unless otherwise instructed by Gatherer, receipts and/or deliveries of Gas at such Interconnect Facilities may commence as soon as all Authorizations have been granted, the necessary facilities have been completed, a gathering agreement is in place with Customer or its purchaser of such Gas and Customer has satisfied the material terms and conditions of this Agreement. Gatherer shall be responsible for the coordination, installation, testing, and physical final tie-in of each Interconnect Facilities to Gatherer’s natural gas gathering lines. Gatherer shall develop, coordinate, and oversee all operations associated with purging the meter set and piping into service. All such tie-in activities shall be Customer’s financial responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 5.2     Gathering Obligations.  Customer will deliver its Gas at the Custody Transfer Point on each Interconnect to its purchaser of such Gas (or if Customer is marketing such Gas, to Gatherer) and Gatherer will receive Gas from such purchaser at such Custody Transfer Point (or if Customer is marketing such Gas, from Customer), provided that Customer or any party utilizing such Interconnect on behalf of Customer (including Customer’s purchaser of such Gas), has entered into a valid gathering agreement with Gatherer. Notwithstanding anything in this Agreement to the contrary, delivery of Gas by Customer to its purchaser at the Custody Transfer Point shall not diminish, alleviate or alter any Customer’s obligations hereunder. If Customer is selling its Gas to its purchaser at the Custody Transfer Point, Customer agrees that if Gas is delivered at the Custody Transfer Point and its purchaser fails to nominate deliveries of such Gas, it shall not claim that Gatherer has converted or stolen such Gas.

Section 5.3     Environmental Responsibility.  Each Party represents that no hazardous substance as that term is defined in the Federal Comprehensive Environmental Response Compensation Liability Act (CERCLA), petroleum or petroleum products, “asbestos material” as that term is defined in 40 CFR 61.41 (1987), polychlorinated biphenyls (PCBs), or “solid waste” as that term is defined in the Federal Resource Conservation Recovery Act (RCRA), will be leaked, spilled, deposited or otherwise released by either Party on the other Party’s property. In the event that any of said above referenced materials are discovered on said property, the discovering Party shall immediately notify the other Party of the discovery and existence of said materials. In the event of either Party’s breach of the warranty contained in this Section, as between the Parties hereto the full responsibility for the proper handling, remediation, treatment, storage or disposal of any such hazardous substance, petroleum or petroleum product, asbestos material, PCBs or solid waste discovered on said property, including the handling of such materials in compliance with all environmental laws including federal, state and local laws, rules and regulations, shall remain with such Party who is responsible for the leak, spill, deposit or release, and such Party shall indemnify the other Party for any loss, cost, injury, damage to persons or property, or fines, penalties or compliance order issued by any Governmental

Interconnect Agreement Number E- _____________

Authority relating to pollution or protection of the environment, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, waste petroleum, toxic substances and hazardous substances occurring on said property. This Section shall survive the termination of this Agreement.

Section 5.4     Facility Improvements.  Gatherer retains the unilateral right to change the operation of its natural gas gathering lines and/or upgrade its system. Such operational changes may require the adjustment and/or addition of equipment and facilities by Customer in order to maintain delivery of Gas volumes that it desires to deliver at each Custody Transfer Point. As between the Parties, the cost of any such adjustment and/or addition of equipment and facilities requirements will be borne entirely by Customer.

Section 5.5     Shut-In.  Gatherer retains the unilateral right to immediately shut-in or cause Customer to shut-in any Interconnect the continued operation of which, in Gatherer’s sole and reasonable judgment, threatens the integrity and safe operation of Gatherer’s natural gas gathering lines.

Section 5.6     Notice of Maintenance or Repairs.  To the extent possible, each Party shall advise the other Party in writing at least fifteen (15) calendar days before taking any of its Interconnect Facilities out of service for maintenance or repairs lasting more than seven (7) calendar days. After all maintenance and repairs have been completed, the Party making repairs shall immediately reconnect such Interconnect Facilities and resume service (subject to, in the case of maintenance or repairs by Customer to any Customer Interconnect Facilities, two (2) business days’ advance notification to Gatherer).

Section 5.7     Facilities Abandonment.  In the event Gatherer, in its reasonable discretion because of operational reasons, surface rights issues or reasons of third party constraints, should ever abandon, retire or cease to operate, in whole or in part, its natural gas gathering lines, then Gatherer may, in its sole and reasonable discretion, and without further obligation, terminate this Agreement, as it relates to the Interconnects utilizing such lines, upon not less than sixty (60) calendar days’ prior written notice to Customer.

ARTICLE 6

TERM

Section 6.1     Term.  The term of this Agreement shall commence on                             , 2007 regardless of when executed, and shall continue for a term of ten (10) years (the “Initial Term”). Unless either Party provides not less than sixty (60) days prior written notice to the other Party on or before the expiration of the Initial Term, or if applicable the anniversary date of the Initial Term, the term of this Agreement shall be automatically extended for additional one-year periods. The obligations of Customer to indemnify Gatherer pursuant hereto shall survive the termination or cancellation of this Agreement and the Appendices.

Section 6.2       Disconnection.  In the event either Party desires to disconnect the Customer Interconnect Facilities from the Gatherer Interconnect Facilities, the initiating Party

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shall tender not less than sixty (60) calendar days advance written notice to the other Party of such intent, and upon such disconnection of facilities, this Agreement shall terminate with respect to the Interconnect associated with such Interconnect Facilities. The Parties agree that such disconnection shall not occur during the Initial Term, unless mutually agreed by both Parties or mandated by an action of any Governmental Authority. Each Party shall be responsible for all costs of abandonment and/or removal of their respective facilities. Any disconnection shall be in accordance with the requirements of any Governmental Authority having jurisdiction.

ARTICLE 7

BILLING AND PAYMENT

Section 7.1     Quantities Deemed Conclusive.  Gatherer’s statement of the total quantity of Gas received at the Custody Transfer Point from Customer during any month shall be deemed conclusive unless Customer forwards an objection to Gatherer in writing within twenty-four (24) months after the receipt of Gatherer’s statement.

Section 7.2     Remedies for Adverse Claims.  In the event of any adverse claim to any Gas received under this Agreement, or any part thereof, is made by any person, Gatherer may refuse to receive such Gas under this Agreement until the dispute is settled by agreement between Customer and such person or by a decree of a court of competent jurisdiction.

ARTICLE 8

OPERATIONAL COSTS TO BE BORNE BY CUSTOMER

Section 8.1     Gas Quality and Monitoring Costs.  As between the Parties, Customer shall be solely responsible for all costs and charges associated with the installation, operation and maintenance of Customer Interconnect Facilities required to monitor, ensure and maintain the quality of Gas delivered by Customer at a Custody Transfer Point and all costs associated with quality remediation. Gatherer shall have access to facilities and all devices and shall have the right, but not the obligation, to operate such facilities and devices.

Section 8.2     Customer Facilities Costs.  As between the Parties, Customer shall be solely responsible for all costs and charges associated with monitoring, ensuring and maintaining the safe and reliable operation of each Customer Interconnect Facilities. Gatherer reserves the right to refuse receipts and/or deliveries of Gas through any Interconnect hereunder if Gatherer, in its sole and reasonable judgment, deems the operation of Customer’s facilities to be harmful to Gatherer’s natural gas gathering lines.

ARTICLE 9
FAILURE TO PERFORM

Section 9.1     Suspension.  If Customer fails to materially comply with any of the covenants contained in this Agreement with respect to any Interconnect, Gatherer may refuse to allow Gas to flow through such Interconnect until, in Gatherer’s sole and reasonable opinion, Customer is materially complying with all of the terms and conditions of this Agreement with respect to such Interconnect. Gatherer, in its sole judgment, shall have the right to shut-in any

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Interconnect immediately if any equipment with respect thereto is not operating properly, an overpressure condition with respect thereto exists, design limitations with respect thereto are exceeded, or safe operating conditions with respect thereto are compromised. Furthermore, Gatherer has the right to keep such Interconnect shut-in until Customer makes the necessary provisions to rectify the situation. If the aforementioned conditions repeatedly arise, Gatherer has the right to shut-in such Interconnect affected thereby indefinitely, and/or terminate this Agreement with respect to such Interconnect.

Customer shall reimburse Gatherer for any damages caused by Customer failing to comply with any of the covenants contained in this Agreement, including payments made by Gatherer to other affected customers in settlement of claims arising out of such service. To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient, and the liquidated damages constitute a reasonable approximation of the harm or loss.

If any dispute between Customer and Gatherer results in third-party litigation (i.e. litigation other than between Customer and Gatherer), Gatherer may interplead all claimants that have an interest in such dispute, including Customer.

Section 9.2     Damages.  IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE, EITHER UNDER THIS ARTICLE IX OR UNDER ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

Section 9.3     Indemnity.  Customer agrees to indemnify, hold harmless and provide a defense for Gatherer, its officers, directors, members, affiliates, agents, employees and contractors against any liability, loss, cost or damage whatsoever (including, without limitation, claims for royalties, taxes, fees or other charges) occurring in connection with or relating in any way to (i) breach of this Agreement by Customer; (ii) the negligence or other tortious act(s) or omission(s) by Customer, its officers, directors, affiliates (other than Gatherer), agents, employees or contractors; (iii) the Gas prior to its delivery at the Custody Transfer Point; (iv) Customer’s title to the Gas upon delivery at the Custody Transfer Point; and/or (v) the Gas to the extent the claim, liability, or damage arises as a result of the quality of the Gas delivered by Customer or other condition of the Gas. Such indemnification shall include, but not be limited to, all costs and attorneys’ fees, whether or not such liability, loss, cost or damage results from any demand, claim, action, cause of action, or suit brought by Customer or by any person, association or entity, public or private, that is not a Party to this Agreement.

ARTICLE 10
PRESSURE, GAS QUALITY AND HEATING VALUE

Section 10.1   Regulation.  Gatherer may require regulation and shall require over-pressure protection at each Interconnect under this Agreement.  Such regulation shall ensure pressures compatible with Gatherer’s operating pressures in Gatherer’s natural gas gathering lines. Gatherer shall specify and/or approve the type of regulators to be used and, among other

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specifications, shall specify pressure ranges and operating settings. All costs associated with such equipment, including installation costs, shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 10.2     Compression.  Customer shall not use any mechanical means or accessory equipment to pump or compress Gas to aid its delivery at any Custody Transfer Point without the express prior written consent of Gatherer (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, any compression utilized at, or immediately upstream of, the Interconnect shall meet, at a minimum, the following safety criteria:

Compressor units must have low-pressure shutdown controls on the suction of the compressors to preclude drawing air into the system. If Customer desires to operate the suction system with less than a two (2) psig minimum inlet pressure, an oxygen sensor shall be installed on the inlet of the suction line so as to automatically shut down the system when oxygen is detected at levels above two thousand (2,000) parts per million (0.2%).

Section 10.3     Pressure in Gatherer’s System.  Gatherer makes no representations or warranties concerning the pressure which will be maintained in its natural gas gathering lines from time-to-time or with respect to any other factors which may affect the quantity of Gas which Customer may be able to deliver at the Custody Transfer Point. Gatherer reserves the right to upgrade, when necessary, pipeline operating pressures with no obligation to Customer, other than providing reasonable notification of such matters.

Section 10.4     Gas Quality.  All Gas delivered by Customer at the Custody Transfer Point shall at all times conform to the gas quality and heat content requirements established by the applicable downstream receiver or transporter of such Gas, and such other gas quality and heat content standards as Gatherer may reasonably impose. In the event that the downstream receiver or transporter of the Gas is subject to a valid FERC Gas Tariff, the Gas delivered by Customer at the Custody Transfer Point shall at all times conform to the quality provisions of such FERC Gas Tariff, which provisions are incorporated herein by reference. Before Gatherer permits any flow of any amount of Gas into its system,. Customer shall provide Gatherer with a certified gas analysis from a Gatherer-approved agency denoting that the Gas proposed to be delivered at the Custody Transfer Point meets and/or exceeds those requirements.

Section 10.5     Temperature.  Gas delivered at the Custody Transfer Point by Customer shall not exceed one hundred degrees Fahrenheit (100°F). Gas having a temperature greater than one hundred degrees Fahrenheit (100°F) may be delivered at the Custody Transfer Point only upon prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) by Gatherer.

Section 10.6     Monitoring.  After initial deliveries are received, Gatherer reserves the right to annually sample Customer’s Gas (to the extent not sampled under the gathering agreement covering such Gas), or, if reasonable, require Customer to acquire and install continuous, on-line monitoring equipment, at the applicable Interconnect Facilities in order to

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validate the gas quality. If the analysis indicates that Gatherer’s Gas quality specifications are not being met, Gatherer reserves the right to shut-in deliveries at such Interconnect Facilities indefinitely until Customer makes the necessary provisions to fully comply with the gas quality requirements and/or take such other action as may be available under this Agreement.

Section 10.7     Gas Taken and Co-mingled.  Gatherer shall accept Gas taken at each Custody Transfer Point in accordance with this Agreement. Such Gas shall be taken in its natural state, except as otherwise provided in this Agreement, at the pressure of the Gas flowing from Customer’s Interconnect Facilities and discharging at the Custody Transfer Point, against the varying pressures from time to time maintained therein. From the time Customer’s Gas is received at the Custody Transfer Point, Gatherer shall have the right to commingle such Gas with other Gas in its natural gas gathering lines.

ARTICLE 11

MEASUREMENT FACILITIES

Section 11.1     Measurement Facilities.  Gas delivered by Customer at the Custody Transfer Point shall be measured at a site satisfactory to Gatherer using measurement equipment designated by Gatherer. The Parties acknowledge that all or some of the measurement and other appurtenant facilities required by this Agreement may not be in existence as of the date of execution of this Agreement. If the facilities required by this Agreement are not in existence as of the date of execution of this Agreement, the Parties shall work in good faith to install such facilities within ninety (90) calendar days, or such other period as may be agreed to by the Parties in writing. The measurement facilities shall be designed, installed, operated, maintained and owned by Gatherer as set forth in Appendix A, and such measurement facilities shall be a part of the Gatherer Interconnect Facilities. Gatherer shall be the measuring party and shall read all meters. At any time after the termination of this Agreement, Gatherer shall have the right to remove its facilities. Customer shall be solely responsible for and shall bear the full costs of delivering Gas to the Custody Transfer Point.

Section 11.2     Pipeline Safety.  Gatherer agrees to operate, maintain, test, and repair the Gatherer Interconnect Facilities as a prudent operator in accordance with any and all applicable state regulatory regulations and requirements, and all other applicable industry codes and standards, all at Customer’s expense.

Section 11.3     Measurement Site Access.  Except with respect to lands covered by that certain Easement Agreement of even date herewith between Pine Mountain Oil and Gas, Inc. and Gatherer, Customer shall provide Gatherer with the necessary rights-of-way, permits, and related surface rights, including the rights of ingress, egress and regress, necessary for Gatherer to construct operate and maintain each Gatherer Interconnect Facilities, to tie-in such Interconnect Facilities and to access each Customer Interconnect Facilities, (in each case) free of all costs and from all claims and liabilities for damages arising out of the installation or the construction of such facilities. Customer and Gatherer must agree beforehand to the location of the meter set and final tie-in location. Customer shall satisfy itself as to the character and types of surface and subsurface materials to be encountered in construction of each Interconnect Facilities. Customer’s right-of-way shall be cleared of all debris and obstructions before the Customer

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Interconnect Facilities are tied into the Gatherer Interconnect Facilities. The meter set associated with such Interconnect Facilities shall be readily accessible, located in an area that is not susceptible to vehicular or other damage but as near as practical to the final tie-in point, and be enclosed within a locked fence or building. All costs associated with Customer’s obligations under this section shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee. To the extent that Gatherer is at any time required to pay for such rights-of-way or incur such costs or claims or liabilities, then such amounts and related expenses shall be reimbursed by Customer via the Construction and Installation Fee.

Section 11.4     Check Measurement.  Customer may install, maintain and operate, at its sole cost and expense, check measuring equipment in connection with the Customer Interconnect Facilities; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the measuring equipment required by this Agreement.

Section 11.5     Orifice Meters.  Orifice meters installed at any measurement site shall be constructed and operated in accordance with American National Standard Institute (“ANSI”) standards, American Petroleum Institute (“API”) 2530, American Gas Association (“AGA”) AGA Report No. 3, Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent modifications and amendments thereto, and shall include the use of flange connections and, where necessary, straightening vanes, temperature correcting devices and pulsation dampening equipment.

Section 11.6     Positive Displacement Meters.  Positive Displacement Meters installed at any measurement site shall be constructed and operated in accordance with provisions of AGA Measurement Committee Report No. 6 (AGA Report No. 6) dated January 1971, and any subsequent amendment or revisions thereof.

Section 11.7     Turbine Meters.  Turbine Meters installed at any measurement site shall be constructed and operated in accordance with the provisions of AGA Measurement Committee Report No. 7 (AGA Report No. 7), First Revision, dated November 1984, and any subsequent modifications and amendments thereof.

Section 11.8     Electronics.  When and where electronic equipment and flow computers are installed at any measurement site, the Gas may have its volume, mass and/or energy content determined and computed in accordance with the applicable AGA Standards including, but not limited to, AGA Report Nos. 3, 5, 6, and 7 and any subsequent modifications and amendments thereto.

Section 11.9     Notice.  Gatherer shall give reasonable notice to Customer in order that Customer may have representatives present to observe any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of any measuring equipment used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official charts (recordings) from such measuring equipment shall be the property of Gatherer, but upon request Gatherer will make the records and charts, together with calculations therefrom, available to Customer for inspection and verification.

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Section 11.10  Testing and Calibration:

(a)       Gatherer shall have the right, at any time, to verify the accuracy of and to adjust and calibrate all recording devices used in the measurement of Gas hereunder. Customer may request a special test be performed as described in Section 11.11 below.

(b)      If during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate through each meter set in excess of two percent (2%) of the correct flow rate (whether positive or negative and using the correct flow rate as the percent error equation denominator), then any previous recording of such equipment shall be corrected to zero error in computing deliveries for any period during which the error existed (and which is either known definitely or agreed to by both Parties) and the total flow for the period predetermined in accordance with the provisions of Section 11.12 below. If the period of error cannot be determined or agreed upon between the Parties, such correction shall be made over a period extending over the last one-half (1/2) of the time elapsed since the date of the latest test, not exceeding a correction period of six (6) months.

(c)       If, during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate (as described in part (b) of this Section), all prior recording shall be considered to be accurate for quantity determination purposes.

(d)      All equipment shall, in any case, be adjusted at the time of the test to record correctly.

Section 11.11  Special Test.  In the event Customer desires a special test (a test not scheduled by Gatherer under the provisions of Section 11.10 above) of any measuring equipment seventy-two (72) hours advance notice, in writing, shall be given to Gatherer and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to fall under the provisions of Section 11.10(c) above or if an inspection of the primary measurement equipment indicates no problems, Gatherer shall have the right to bill Customer for the cost of such special test, including the cost of any labor, gathering and other costs pertaining to such special test, and Customer shall pay such costs.

Section 11.12  Measuring Adjustment.  If, for any reason, any measurement equipment is (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated hourly flow rate through each meter set is found to be in error by an amount of the magnitude described in Section 11.10(b) above, the total quantity of Gas delivered shall be determined by Gatherer in accordance with the first of the following methods which is, in Gatherer’s sole and reasonable opinion, feasible:

(a)       by using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as described in Section 11.10 above);

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(b)      where parallel multiple meter sets exist, by calculation using the registration of such parallel meter sets; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)       by correcting the error by re-reading of the official charts, or by straightforward application of a correction factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)      by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

The estimated readings or deliveries so determined shall be used in determining the quantities of Gas delivered for any known or agreed upon applicable period. In case the period is not known or agreed upon, such estimated deliveries shall be used in determining the quantities of Gas delivered hereunder during the latter half of the period from the date of the immediately preceding test to the date the measuring equipment has been adjusted to record accurately. The recordings of the measuring equipment during the first half of said period shall be considered accurate in computing deliveries.

Section 11.13  Measurement Corrections.  If an error is discovered in the measured quantities, such error shall be adjusted within thirty (30) calendar days of the determination thereof; provided, however, that any claim for adjustment shall be made within twenty-four (24) months of the delivery month in which the claimed error occurred. Such time limits shall not apply in the case of a deliberate act of omission or misrepresentation, or mutual mistake of fact.

Section 11.14  Termination.  If Gatherer determines based on reasonable evidence that Customer has tampered with the measurement equipment so as to misrepresent the actual volume of Gas delivered through any Interconnect, Gatherer has the right to immediately shut-in such Interconnect for an indefinite period of time and may terminate this and any other agreement(s) with Customer (in each case) with respect to such Interconnect.

Section 11.15  Data and Records Retention.  Gatherer and Customer shall retain and preserve for a period of at least two (2) years all measurement data, charts, and other similar records.

Section 11.16  Volume and Quality Determination.  The measurement of the quantity and quality of all Gas received and delivered hereunder shall be conducted in accordance with the following:

(a)       Unit of Volume.  The unit of volume for measurement shall be one (1) cubic foot of Gas. Such measured volumes, converted to Mcf, shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000 to determine MMBtus received and delivered hereunder.

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(b)      Orifice Meter Volume Computations.  Computations of Gas Volumes from measurement data shall be made in accordance with ANSI/AP12530 (AGA Report No. 3), Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent amendments or revisions.

(c)       Positive Displacement Meter Volume Computation.  Computation of Gas Volumes from data shall be in accordance with the AGA Measurement Committee Report No. 6 (AGA Report 6), dated January 1971, and any subsequent amendments or revisions.

(d)      Turbine Meter Volume Computations.  Computations of Gas Volumes from data shall be in accordance with AGA Measurement Committee Report No. 7 (AGA Report 7), First Revisions, dated November 1984, and any subsequent amendments or revisions.

(e)       Electronic Devices and Flow Computers Volume Computations.  Computation of Gas Volumes from data or devices shall be in accordance with AGA Measurement Committee Report Nos. 3, 5, 6, and 7, and any subsequent amendments or revisions.

(f)       Assumed Atmospheric Pressure.  An assumed atmospheric pressure of fourteen and seventy-three hundredths (14.73) Psia for the respective Interconnect shall be utilized for measurement and calculation purposes, irrespective of any variation of the actual atmospheric pressure from the assumed atmospheric pressure.

(g)        Gross Heating Value.  At least yearly, the Gross Heating Value of the Gas stream at each of the Interconnects hereunder shall be determined by using a Cutler-Hammer or other standard type calorimeter or by calculating the Gross Heating Value from an in-line chromatograph or a gas analysis of a spot or continuous Gas sample. The spot or continuous sample shall be taken-at a suitable point on the facilities to be representative of the Gas being analyzed. Customer has the right to request the determination of the Gross Heating Value of the Gas stream at each Custody Transfer Point in accordance with the above methodology.

(h)        Other Tests.  Other tests to determine water content, sulfur, and other impurities in the Gas shall be conducted by Gatherer as necessary and shall be conducted in accordance with standard industry testing procedures.

(i)         New Test Methods.  If at any time during the term hereof a new method or technique is developed with respect to gas measurement, such new method or technique may be substituted for the method set forth in this Article when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association, if mutually agreed upon by the Parties.

Section 11.17  Right of Inspections.  Gatherer or Customer shall have the right to inspect equipment installed or furnished by the other or third party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the

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reading, calibration and adjustment of such equipment and changing of charts shall be done by Gatherer, unless agreed to otherwise by the Parties. Gatherer and Customer shall preserve all original test data, charts and other similar records in such Party’s possession for a period of twenty-four (24) months.

Section 11.18   Low Volumes for Receipt Points.

(a)        In the event that Customer does not deliver an average of three (3) Mcf of Gas per day for any ninety (90) consecutive days at any Custody Transfer Point, then Gatherer may, at its sole and reasonable discretion, terminate this Agreement as it relates to the Interconnect associated with such Custody Transfer Point by giving Customer notice in writing sixty (60) calendar days prior to the effective date of termination unless:

(i)        Customer agrees to reimburse Gatherer for Gatherer’s expenses associated with the operation or maintenance of such Interconnect, or

(ii)        Customer agrees to assume responsibility for the operation and maintenance of and measurement at the Interconnect, subject to the provisions of a Gas Measurement and Operation Agreement between Customer and Gatherer, and subject to compliance with the provisions of this Agreement regarding measurement.

(b)        In the event that the amount of Gas passing through any Interconnect is less than the facility minimum design requirements for accurate measurement, Gatherer has the right to shut-in such Gas from Customer until (i) Customer has provided adequate Gas supply to meet such design requirements and has proven to Gatherer that such volumes exist, and/or (ii) the metering and related facilities have been redesigned and installed for effectively and efficiently measuring the revised volumes within the accuracy allowed and required by Gatherer.

(c)        Gatherer shall have the right to shut-in any Interconnect upon sixty (60) calendar days advance written notice to Customer if Customer has not flowed any Gas through such Interconnect during the previous period of twelve (12) consecutive months. Furthermore, Gatherer has the right to keep such Interconnect shut-in indefinitely, disconnect or remove such Interconnect and/or terminate this Agreement with respect to such Interconnect.

ARTICLE 12
REGULATORY APPROVALS

Section 12.1        Initial Regulatory Filing Requirements. Both Gatherer and Customer are responsible for identifying and obtaining any Authorizations that may be required for construction and operation of each Interconnect Facilities contemplated by this Agreement.

Section 12.2        Change in Regulation Results in Material Adverse Effect.  If any Governmental Authority, whether state, federal or local, takes any action or issues any determination that directly or indirectly results in a material adverse change to any provision of

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this Agreement, then the materially adversely affected Party (hereinafter “Affected Party”) may either:

(a)        continue to fulfill its obligations under this Agreement as altered by the change in regulation; or

(b)        shut-in the affected Interconnect indefinitely and/or terminate this Agreement

ARTICLE 13
ASSIGNMENT

Section 13.1        Assignment of this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run for the full term of this Agreement. Any person which shall succeed by purchase of all or substantially all the properties of Customer or Gatherer, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement, subject to the restriction below. Either Party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to an Affiliate of such Party. Except to an Affiliate, neither Party shall assign this Agreement or any of the rights or obligations hereunder without first obtaining the consent thereto in writing from the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 14
NOTICE

Section 14.1        Notices.  All communications, invoices and payments (“Notices”) required hereunder may be sent by facsimile, a nationally recognized overnight courier service, hand-delivered or via first class mail.

Gatherer:	Customer:

Nora Gathering, LLC 225 North Shore Drive Pittsburgh, Pennsylvania 15212	Equitable Production Company 225 North Shore Drive Pittsburgh, Pennsylvania 15212

Attention: Gas Management Services Phone: 412-395- 3228 Facsimile: 412-395- 3311	Attention: Corporate Secretary Phone: (412)553-5700 Facsimile: (412)553-7781

Section 14.2        Receipt of Communications.  Any notice required or permitted under this Agreement shall be in writing. Notice shall be deemed to have been received (i) when transmitted by facsimile (“FAX”) transmission, upon the sending Party’s receipt of its facsimile’s confirmation thereof, (ii) when sent by overnight mail or courier, on the next business day after it was sent or such earlier time as is confirmed by the receiving Party, (iii) when

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delivered by hand, at the time it is delivered to an officer or to a responsible employee of the receiving Party and (iv) when delivered via First Class Mail, two (2) business days after mailing. Any FAX communication shall be promptly confirmed by mail. Either Party may change its address, telephone number, or FAX number at any time by promptly giving notice of such change to the other Party. Either Party may prospectively modify any notice information specified above by written notice to the other Party.

ARTICLE 15
MISCELLANEOUS

Section 15.1        Choice of Law.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions- contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.

Section 15.2        Construction of this Agreement.  No presumption shall operate in favor of or against either Party as a result of any responsibility either Party may have had for drafting this Agreement.

Section 15.3        Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. As used herein, the singular of any term shall include the plural.

Section 15.4        Captions.  The article and section captions of this Agreement are for purposes of reference only and shall not affect the meaning of any provision of this Agreement.

Section 15.5        Amendments.  This Agreement may only be amended or modified by written instrument signed by the duly authorized representatives of Customer and Gatherer.

Section 15.6        Entire Agreement.  This Agreement, the Appendixes attached hereto, together with that certain Purchase and Sale Agreement, dated as of the date hereof (the “PSA”), between Equitable Production Company, a Pennsylvania corporation, and Pine Mountain Oil and Gas, Inc., a Virginia corporation, the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties and their Affiliates pertaining to the subject matter of the Transaction Documents, and supersede all prior

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agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter. Each Appendix shall be executed by duly authorized representatives of Gatherer and Customer to signify acceptance of the terms and conditions set forth therein. Each duly executed Appendix is hereby incorporated into and made a part of this Agreement. In the event of a conflict between the terms of any Appendix and the terms of this Agreement, the terms of the Appendix shall govern.

Section 15.7        Severability.  Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to any of the Parties, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

Section 15.        Confidentiality.

(a)        “Confidential Information” shall mean all confidential information that is furnished by any Party (the “Disclosing Party”) to any other Party in connection with the purposes of this Agreement (the “Receiving Party”), whether written or oral and in whatever form or medium it is provided and shall specifically include (i) this Agreement, and (ii) all data, records, oral discussions and information exchanged between the Parties.

(b)        The following information shall not be deemed to be Confidential Information and the provisions of this Section 15.8 shall not apply to: (i) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) information which becomes available to the Receiving Party on a non-confidential basis from a source other than a Disclosing Party if such Receiving Party had no reason to believe that such source was subject to any prohibition against transmitting the information to such Receiving Party; and (iii) information independently developed by the Receiving Party.

(c)        For a period ending two (2) years after the expiration or termination of this Agreement, each Receiving Party shall not disclose any Confidential Information to any other person without the consent of the Disclosing Party, other than: (i) to an actual or prospective financial advisor, lender, manager of an underwriting syndicate, legal counsel, consultant, contractor or subcontractor, in each case with a business need to be informed; (ii) to an actual or prospective purchaser of all or any portion of the capital securities or assets of such Party; (iii) to a Governmental Authority or a person to which the Disclosing Party or its Affiliate is required by Applicable Law or the applicable rules

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of any stock exchange or securities regulatory authority to disclose the Confidential Information; and (iv) to a natural gas purchaser, natural gas supplier, natural gas transporter, consultant, contractor, subcontractor or legal counsel, in each case with a business need to be informed.

(d)        In case of a disclosure of Confidential Information to a third person permitted by this Section 15.8, the Receiving Party disclosing such information shall ensure that such third person has signed an agreement in writing or is otherwise bound by an obligation of confidentiality at least as restrictive as those contained in this Agreement to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Section 15.8, except in the case of any such person which is prevented from entering into such an agreement in accordance with Applicable Law or disclosures permitted by Section 15.8(c)(iii).

(e)        If a Party reasonably believes it or any of its representatives is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority (whether requested by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand, similar law or legal process or otherwise) to disclose any Confidential Information, such Party shall promptly notify the other Parties of such requirement as soon as it becomes aware that such disclosure is required.

(f)        The Parties recognize and agree that if any of the provisions of this Section 15.8 are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereby agrees that, in addition to other remedies, the Parties shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Section 15.8 or to seek specific performance or other equitable relief to enforce the provisions of this Section 15.8.

Section 15.9        Audits.

(a)        Accounting Audits:  Each of Gatherer and Customer shall have the right to audit the other Party’s accounting records and other documents relating to such Party’s rights and obligations under this Agreement during any period of time within the immediately preceding twenty-four (24) month period. This provision shall continue in full force and effect for a period of twenty-four (24) months from the effective date of cancellation or termination of this Agreement.

(b)        Field Audits:  Customer gives Gatherer permission to periodically come onto Customer’s property in order to audit those facilities used to deliver/receive Gas hereunder. Permission for ingress/egress includes personnel, vehicles, and other equipment deemed necessary by Gatherer. Gatherer has permission to perform all operating and maintenance functions associated with verifying the integrity and functionality of equipment, piping, and appurtenances. If, in Gatherer’s judgment,

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modifications are necessary in order to assure proper operation of the equipment, Gatherer has permission to remove and/or replace pipe, fittings, and equipment at the Gatherer’s discretion and at the expense of the Customer.

Section 15.10        Waiver.  Any waiver by either Party of performance due by the other Party under the terms of this Agreement shall not operate as a waiver of any or all of such Party’s rights with respect to all prior or subsequent obligations of the other Party.

Section 15.11        No Third Party Beneficiary.  It is expressly understood that there is no third party beneficiary to this Agreement, and that the provisions of this Agreement do not create enforceable rights in anyone who is not a party or a successor or assignee of a party hereto; provided, however, that Pine Mountain Oil and Gas, Inc. shall be a third party beneficiary of Customer’s rights hereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Agreement to be effective as of the day and year first written above.

NORA GATHERING, LLC	EQUITABLE PRODUCTION COMPANY

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Signature Page to Members Interconnect Agreement

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Appendix A

Specifications

This Appendix A is a part of the Interconnect Agreement (“Agreement”) made and entered into on the      day of                     , 20    by and between                  (“Customer”) with offices at, and Nora Gathering, LLC, a Delaware limited liability company, with offices at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 (“Gatherer”). This Appendix A, in conjunction with the Agreement, provides for the establishment of a new point of interconnection on Gatherer’s natural gas gathering lines at or near         , in           County,             . As used in this Appendix, Gatherer and Customer are also referred to individually as a “Party” and collectively as the “Parties”.

Section 1        Specifications.  Customer and Gatherer , shall follow the “Minimum Engineering & Technical Specifications for Interconnect Facilities” set forth in Appendix B in designing and installing such Party’s proposed Interconnect Facilities. In addition to the minimum design specification and operating parameters set forth in Appendix B, the following specifications shall be followed:

(a)    Maximum Allowable Operating Pressure (“MAOP”).  Gatherer’s MAOP at the point of delivery into line No.           is currently              psig. Accordingly, all Interconnect Facilities shall be designed with a         psig minimum design pressure and ANSI          rated fittings.

(b)    Interconnect Location:

Section 2      Customer Interconnect Facilities.  The Customer Interconnect Facilities shall be owned by and operated by Customer.

Section 3      Gatherer Interconnect Facilities.  The Gatherer Interconnect Facilities shall be owned and operated by Gatherer.

Section 4        Construction and Installation Fee.  Customer shall pay Gatherer a Construction and Installation Fee as set forth in this Agreement.

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Interconnect Agreement Number E- ______________

IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Appendix A, complete with any necessary attachments and as noted above, on this     day of                , 20   .

NORA GATHERING, LLC	<Customer>

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

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Interconnect Agreement Number E- ______________

Appendix B

Minimum Engineering & Technical Specifications
for Interconnect Facilities

ARTICLE 1
DESIGN OF INTERCONNECT FACILITIES

Section 1.1        General.  Customer shall be responsible for all aspects of the design and construction of each Customer Interconnect Facilities and Gatherer shall be responsible for all aspects of the design and construction of each Gatherer Interconnect Facilities (including the meter associated therewith), in each case, subject to the terms and conditions of this Agreement.

Section 1.2        Materials.  All material and equipment furnished for the Interconnect Facilities shall be new and shall satisfy (i) the generally accepted industry standards and (ii) the specifications set forth in Appendix A.

Section 1.3        Inlet Filter.  Filter/filter-separator facilities installed upstream of the Custody Transfer Point must be considered and based upon specific gas analysis.

Section 1.4        Freeze Prevention.  In circumstances where heavier hydrocarbons and/or water vapor may be present within the gas stream, Customer shall incorporate freeze protection measures into the design of each Customer Interconnect Facilities. The method and design of the freeze protection measures shall be submitted to the Gatherer for approval and no construction shall commence until such time as Customer receives written approval from Gatherer (which approval shall not be unreasonably withheld, conditioned or delayed). If Customer’s freeze protection measures involve the use of natural gas for fuel, then the tap for such fuel supply line shall be made upstream of the Custody Transfer Point, if the Custody Transfer Point is functioning as a receipt point into Gatherer’s natural gas gathering lines, such that Customer bears the costs of the fuel. Freeze protection measures which may be acceptable to Gatherer include the following:

(a)        Methanol Injection – should be installed downstream of meters

(b)        Catalytic heaters / heat trace - for regulator bodies

(c)        Indirect water bath heaters – for large pressure cuts and large flow volumes

(d)        All Gas provided and delivered to Gatherer shall have a temperature of no less than 45° F.

Section 1.5       Regulating and Overpressure Protection.  Gatherer may require regulation and shall require over-pressure protection for receipt points under this Agreement. Such regulation shall deliver pressures suitable to pressures in Gatherer’s natural gas gathering

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Interconnect Agreement Number E- _____________

lines. Gatherer shall specify and/or approve the type of regulators to be used and shall specify, pressure ranges, and operating settings.

(a)                A pressure-limiting device shall be required whenever a pipeline system has the possibility of realizing pressures exceeding the MAOP for Gatherer’s natural gas gathering lines.

(b)                Overpressure protection devices shall be set such that pressures may not exceed the maximum allowable operating pressure for the natural gas gathering lines into which Customer is delivering Gas.

(c)                Overpressure protection devices must be designed to prevent a single incident from affecting the operation of the Interconnect Facilities.

(d)                Monitor regulators, or control valves, when feasible, should be used for overpressure protection.

(e)                Monitor regulators shall consist of a stand-alone valve operating on a pneumatic signal taken directly from the pipeline.

(f)                The monitor regulator shall fail open, unless specified otherwise by the Gatherer.

(g)                If pilot loaded valves are used, the pilots shall not bleed when they are not operating. Pilot bleeds should be routed to downstream piping.

Section 1.6              Control Valves

(a)                Control valves shall be sized using the highest flow rate compounded with the lowest delivery pressure.

(b)                All flow control valves should be installed to fail in the open position or in the last set positions, as applicable.

(c)                Gatherer shall approve the type and brand of control valve.

(d)                Downstream taps for pressure control valves shall be noted on detail drawings, and shall also possess a pressure transducer for stations designed with telemetry.

Section 1.7              Miscellaneous Valves and Piping

(a)                Blowdown valves shall be installed to provide for venting of all sections.

(b)                Meter header piping shall be sized for 1.5 times the total combined area of the total meter sets

(c)                Isolation valves will be installed on either side of regulators, meters, and control valves.

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Interconnect Agreement Number E- _____________

(d)                Piping shall be Standard Weight unless approved otherwise by Gatherer

Section 1.8              Emergency Valve. The design and installation of the Customer Interconnect Facilities shall include an emergency valve (ball valve preferred) located at least twenty-five (25) lineal feet (point to point) but not to exceed fifty (50) lineal feet from the applicable Custody Transfer Point. The emergency valve shall be readily accessible, easily operated, and sufficiently marked for quick identification.

Section 1.9              Gatherer tie-in and tap sizing. Gatherer shall provide for the sizing and actual installation of tap for tie-in of each Interconnect to Gatherer natural gas gathering lines. Customer shall provide data necessary for the sizing of the tap.

Section 1.10            Gas Chromatograph. Auxiliary equipment may be required for measurement of Btu variations. Gatherer’s gas control department shall have the final decision as to the type of Gas analysis required which decision shall be made on a reasonable and prompt basis. An on-line chromatograph, designed for the specific type of Gas and Gas content applicable to an Interconnect shall be typically required. When approved, in writing by Gatherer, a continuous sampler shall be required as an alternative to the on-line chromatograph.

Section 1.11            Dehydration. Gas received by Gatherer at each Interconnect shall contain a maximum water content of no more than seven (7) pounds per MMcf of Gas. Customer shall consider the need for dehydration if water content exceeding this amount could be realized. Gatherer has final approval on the type of dehydration proposed by Customer. Gatherer has the right to discontinue and/or terminate any Agreement with respect to any Interconnect where the water content of Gas delivered exceeds this specified limit.

Section 1.12            Dew Point Tester. When deemed necessary by Gatherer in its reasonable judgment, Customer shall incorporate an on-line dew point tester as part of the applicable Customer Interconnect Facilities. The unit shall be set such that any Gas volumes detecting water content levels in excess of contractual specifications shall result in the automated closure of an in-line valve thereby preventing further delivery of Gas into system. Valve shall remain closed until an acceptable water moisture content of the Gas can be provided.

Section 1.13            Corrosion Coupon Tap. When specified by Gatherer in its reasonable judgment, Customer shall provide for an in-line valve tap for installing corrosion coupons with respect to the applicable Customer Interconnect Facilities.

Section 1.14            Check Valve. All Interconnects shall be installed with a check valve of some type so as to assure Gas flow in the direction required.

ARTICLE 2
INSTALLATION, TESTING, and INSPECTION

Section 2.1              Testing

(a)                All facilities shall be tested by Gatherer in accordance with specifications provided by Gatherer to Customer from time-to-time. Gatherer shall specify

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Interconnect Agreement Number E- _____________

minimum test pressure and test duration. Tests shall be conducted by Gatherer using a recording chart of which Gatherer shall receive original or a clear copy of the original test chart.

(b)                Gatherer shall not activate the applicable Interconnect until appropriate testing has been completed in Gatherer’s reasonable judgment.

Section 2.2              Inspection

(a)                Gatherer reserves the right to inspect all Customer Interconnect Facilities during installation.

(b)                Prior to startup of construction, three (3) calendar days notice shall be provided to Gatherer

(c)                All girth welds must be 100% radiographically inspected and approved.

(d)                Customer shall be responsible for all expenses, including inspection by Gatherer, relative to construction inspections of all Customer Interconnect Facilities.

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EXHIBIT I

OPERATING MEMBER COST REIMBURSEMENT

I. DEFINITIONS

Capitalized terms used herein, but not otherwise defined in this Exhibit shall have the meanings assigned to such terms in the Agreement to which this Exhibit is attached.

“Company Operations” shall mean all operations necessary or proper to own, construct, maintain, manage and operate the Gathering System and to engage in the business of gathering, compressing, transporting and delivering natural gas and all other necessary and appropriate activities incidental to the foregoing.

“Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

“First Level Supervisors” shall mean those employees whose primary function is the direct supervision of other employees and/or contract labor directly employed on the Company Operations in a field operating capacity.

“Material” shall mean personal property, equipment or supplies acquired or held for use for the benefit of the Company.

“Personal Expenses” shall mean travel and other reasonable reimbursable expenses of the Operating Member’s employees.

“Technical Employees” shall mean those employees having special and specific engineering or other professional skills, and whose primary function in the Company Operations is the handling of specific operating conditions and problems for the benefit of the Company.

II. DIRECT CHARGES

The Company shall reimburse the Operating Member for the following items:

1.          Ecological and Environmental

Costs incurred for the benefit of the Company as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Company. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.          Labor

A.         (1)              Salaries and wages of the Operating Member’s field employees employed in the conduct of Company Operations.

(2)             Salaries of First Level Supervisors.

(3)             Salaries and wages of Technical Employees employed in the conduct of Company Operations if such charges are excluded from the overhead rates.

(4)         Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the conduct of Company Operations if such charges are excluded from the overhead rates.

B.          The Operating Member’s cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Company under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a “when and as paid basis” or by “percentage

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assessment” on the amount of salaries and wages chargeable to the Company under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operating Member’s cost experience.

C.            Expenditures or contributions made pursuant to assessments imposed by Governmental Authority which are applicable to the Operating Member’s costs chargeable to the Company under Paragraphs 2A and 2B of this Section II.

D.            Personal Expenses of those employees whose salaries and wages are chargeable to the Company under Paragraph 2A of this Section II.

3.             Employee Benefits

The Operating Member’s current costs of established plans for employees’ group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to the Operating Member’s labor cost chargeable to the Company under Paragraphs 2A and 2B of this Section II shall be the Operating Member’s actual cost.

4.             Material

Material purchased or furnished by the Operating Member for use in the conduct of Company Operations.

5.             Transportation

Transportation of employees and Material necessary for the Company Operations.

6.             Services

The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 1.A, 1.B, and 1.C, of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged in the conduct of Company Operations if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged in the conduct of Company Operations shall not be charged to the Company unless previously approved by the Management Committee.

7.             Equipment and Facilities Furnished By the Operating Member

A.            Reimbursement for use of equipment and facilities owned by the Operating Member at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed the Operating Member’s customary rates.

B.            In lieu of charges in paragraph 7A above, the Operating Member may elect to use average commercial rates prevailing in the immediate area of the Gathering System less 20%. For automotive equipment, the Operating Member may elect to use rates published by the Petroleum Motor Transport Association.

8.             Damages and Losses to Gathering System

All costs or expenses necessary for the repair or replacement of Gathering System made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from the Operating Member’s gross negligence or willful misconduct. The Operating Member shall furnish the Management Committee written notice of damages or losses incurred as soon as practicable after a report thereof has been received by the Operating Member.

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9.             Legal Expense

Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover property used in the conduct of Company Operations. All Operating Member internal legal staff expense is considered to be covered by the overhead provisions of Section III.

10.          Taxes

All taxes of every kind and nature assessed or levied upon or in connection with Company Operations, and which taxes have been paid by the Operating Member for the benefit of the Company.

11.          Insurance

Net premiums paid for insurance required to be carried for the Company Operations for the protection of the Company, the Members or the Operating Member. In the event Company Operations are conducted in a state in which the Operating Member may act as self-insurer for Worker’s Compensation and/or Employers Liability under the respective state’s laws, the Operating Member may, at its election, include the risk under its self-insurance program and in that event, the Operating Member shall include a charge at the Operating Member’s cost not to exceed manual rates.

12.          Abandonment and Reclamation

Costs incurred for abandonment of any part of the Gathering System, including costs required by governmental or other regulatory authority.

13.          Communications

Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Gathering System. In the event communication facilities/systems serving the Gathering System are the Operating Member owned, charges to the Company shall be made as provided in Paragraph 7 of this Section II.

14.          Other Expenditures

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Company and is incurred by the Operating Member in the necessary and proper conduct of the Company Operations.

15.          Rentals

Rental, easement, right of way and similar expenses paid by Operating Member for Company Operations.

III. OVERHEAD

1.             Overhead - Gathering Operations

A.            As compensation for administrative, supervision, office services and warehousing costs, the Operating Member shall be reimbursed for a gathering operations fee on a percentage basis in accordance with Section III Paragraph 2.

Unless otherwise approved by the Management Committee, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Section II Paragraph 2A. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall

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be considered as included in the overhead rates provided for in Paragraph 2 of this Section III unless such cost and expense are approved by the Management Committee as a direct charge to the Company.

B.            The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the conduct of Company Operations shall not be covered by the overhead rates.

2.             Overhead - Percentage Basis

The Operating Member shall be reimbursed by the Company for all selling, general and administrative costs incurred by the Operating Member in connection with its acting as the Operating Member. The selling, general and administrative cost incurred by the Operating Member shall be determined by allocating a portion of the total selling, general and administrative cost incurred by the Operating Member and charged to the Company. The allocation will be based on the Company’s throughput as a percentage of total Operating Member throughput. Additionally, a corporate overhead charge of $0.03 per Dth received will be paid by the Company to the Operating Member.

3.             Catastrophe Overhead

To compensate the Operating Member for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as approved by the Management Committee, which are necessary to restore the Gathering System to the equivalent condition that existed prior to the event causing the expenditures, the Operating Member shall charge the Company actual costs incurred by the Operating Member related to the event.

IV.     PRICING OF COMPANY MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS BY
OPERATING MEMBER

The Operating Member is responsible for Company Material and shall make proper and timely charges and credits for all Material movements affecting the Company Operations. Operating Member shall provide all Material for use on Company Operations; however, at Operating Member’s option, such Material may be supplied by the Operating Member. The Operating Member shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to any Member, division in kind, or sale to outsiders. The Operating Member may purchase, but shall be under no obligation to purchase, interest of the Members in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operating Member shall be approved by the Management Committee.

1.             Purchases

Material purchased shall be charged at the actual price paid by the Operating Member after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any reason, credit shall be passed to the Company when adjustment has been received by the Operating Member.

2.             Transfers and Dispositions

Material furnished to the Company and Material transferred from the Company or disposed of by the Operating Member, unless otherwise approved by the Management Committee, shall be priced on the following basis exclusive of cash discounts:

A.            New Material – Defined as Material that has never been used / installed and which carries a complete manufacturer’s warranty (Condition A). New Material will be priced at the actual price-in-effect at the time of delivery as paid by the Operating Member to its distributor (s) or original equipment manufacturer, plus the cost of transportation of the Material to the site.

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B.          Good Used Material – Defined as Material that has been previously installed for use, and may have some warranty remaining or may have an expired warranty. This Material is in sound and serviceable condition and suitable for reuse without reconditioning (Condition B). Good Used Material will be priced as follows:

(1)             Material moved to Company Operations

At seventy-five percent (75%) of current new price, as determined by Paragraph A.

(2)             Material used on and moved from Company Operations

(a)                             At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Company as New Material or

(b)                            At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Company as used Material.

(3)             Material not used on and moved from Company Operations

At seventy-five percent (75%) of current new price as determined by Paragraph A.

The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.                               Other Used Material

(1)             Condition C

Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

(2)             Condition D

Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a market basis commensurate with its use. The Operating Member may dispose of Condition D Material under procedures normally used by the Operating Member without prior approval of the Management Committee.

(a)                             Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe market prices.

(b)                            Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal market pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis.

(3)             Condition E

Junk shall be priced at prevailing market prices. The Operating Member may dispose of Condition E Material under scrap / surplus procedures normally utilized by the Operating Member without prior approval of the Management Committee.

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D.            Obsolete Material

Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as approved by the Management Committee. Such price should result in the Company being charged with the value of the service rendered by such Material.

3.             Premium Prices

Whenever Material is not readily obtainable because of force majeure (i.e. — Acts of God, national emergencies, strikes or other unusual causes) over which the Operating Member has no control, the Operating Member may charge the Company for the required Material at the Operating Member’s actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Company Operations; provided notice in writing is furnished to the Management Committee of the proposed charge prior to billing the Members for such Material. Each of the Members shall have the right, by so electing and notifying the Operating Member within ten days after receiving notice from the Operating Member, to furnish in kind all or part of his share of such Material suitable for use and acceptable to the Operating Member.

4.      Warranty of Material Furnished By the Operating Member

The Operating Member does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Company until adjustment has been received by the Operating Member from the manufacturers or their agents.

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EXHIBIT D

FORM OF ASSIGNMENT OF EASEMENT AGREEMENT

[Attached behind this page.]

EASEMENT AGREEMENT

BETWEEN

PINE MOUNTAIN OIL AND GAS, INC.

AS GRANTOR,

AND

NORA GATHERING, LLC

AS GRANTEE,

Dated as of                         , 2007

EASEMENT AGREEMENT

This Easement Agreement (this “Agreement”), dated as of                           , 2007, is by and between Pine Mountain Oil and Gas, Inc., a Virginia corporation (“Grantor”) and Nora Gathering, LLC, a Delaware limited liability company (“Grantee”). Grantor and Grantee are sometimes referred to herein, collectively, as the “Parties” and, individually, as a “Party.”

RECITALS

WHEREAS, Grantor is the owner of certain mineral interests including oil, gas, gasoline, coaled methane, hydrocarbons and their constituent elements and all rights and privileges appurtenant thereto pertaining to the exploration, production and transportation thereof including but not limited to oil and gas wells, pipelines, easements and rights of way for access and for constructing, laying, using and maintaining oil and gas pipelines and surface facilities necessary or convenient for the exploration, production and transportation of oil and gas, including coaled methane, over, under, across, through and beyond the surface real estate located on the acreage identified below located in the Counties of Buchanan, Dickenson, Russell, and Wise in the Commonwealth of Virginia, thereby making all other estates in said acreage servient to the oil, gas and coalbed methane gas estate, which interests were acquired by Grantor in the conveyances described on Schedule “A” attached hereto (the “Pine Mountain Deeds”);

WHEREAS, Grantor (as assignee to an undivided interest of the lessee’s interest) and Equitable Production Company, a Pennsylvania corporation (“EPC”), are parties to that certain Lease Agreement (the “Lease”), dated as of the date hereof, between Grantor, as lessor, and EPC, which grants certain exclusive and nonexclusive rights to the lessee thereunder on the Leased Acreage (as such term is defined in the Lease) and on the Easement Premises (as such term is defined below); and

WHEREAS, Grantor desires to grant, and Grantee desires to accept, an easement as further described herein on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

GRANT OF EASEMENT

Section 1.1           Grant.  Grantor does hereby grant and convey to Grantee the following rights and easements (collectively, the “Easement”), subject to all the conditions, reservations and limitations elsewhere herein:

(a) The nonexclusive rights of way and easements from time to time to construct, operate, inspect, maintain, repair, replace, alter, improve and remove pipelines and all

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appurtenances (including, without limitation, piping, drips, valves, fittings, taps and side valves, regulators, meters, pumps, compressor stations, station piping, corrosion control equipment, pipeline markers and other related equipment) now or hereafter thereto or thereon (hereinafter referred to as the “Pipeline Facilities”) to the extent the same may be useful or necessary for the transportation of oil (including without limitation natural crude oil or petroleum and other hydrocarbons, regardless of gravity, which are produced at the well in liquid form by ordinary production methods), gas (including without limitation all natural gas whether hydrocarbon or non-hydrocarbon or any combination or mixture thereof, including hydrocarbons, hydrogen sulfide, helium, carbon dioxide, nitrogen, hydrogen and casing head gas and coalbed methane gas, including without limitation coal seam gas, coalbed gas, methane gas, gob gas, occluded gas and other naturally occurring gases in or associated with any coal seam and gas originated or produced from any coal seam), gasoline, and other associated hydrocarbons and their constituent elements (the “Hydrocarbons”) produced from the area described on Schedule “E” attached hereto (the “AMI”) or, if commingled with such Hydrocarbons produced from the AMI, produced from any other area in the State of Kentucky or Commonwealth of Virginia (“Off-AMI Hydrocarbons”), in each case through such Pipeline Facilities on, over, across, under and through the land described in Schedule “B” attached hereto (hereinafter referred to as the “Easement Premises”); provided, however, that the requirement that Off-AMI Hydrocarbons be commingled with Hydrocarbons produced from the AMI shall not apply to those portions of the Pipeline Facilities that consist of the Nora-T Pipeline described on Schedule G hereto (the “Nora-T Pipeline”); and

(b) The nonexclusive right of ingress and egress over and across the Easement Premises to construct, operate, inspect, maintain, repair, replace, alter, improve and remove the Pipeline Facilities as provided herein insofar as such ingress and egress does not unreasonably interfere with the operations of Grantor and the rights of lessee(s) under the Lease or others in and to the Easement Premises or the rights of abutting property owners. Grantee shall have the right to maintain the Pipeline Facilities below or above ground.

Section 1.2           Conditions.  The Easement is granted and accepted for the following purposes and upon and subject to the following conditions:

(a) Grantor reserves the right to fully use and enjoy the Easement Premises in any manner; provided that any such use and enjoyment shall not unreasonably prevent or interfere with the Easement or the exercise by Grantee of its rights hereunder.

(b) During operation, construction, inspection, maintenance, repair, replacement, alteration, improvement or removal of the Pipeline Facilities by Grantee within the Easement Premises, Grantee shall comply in all material respects with all applicable federal, state and local laws and regulations. In emergency situations for the protection of life or property, each Party may access the Easement Premises as needed without prior approval of the other Party, but notification to the oilier Party’s designated representative shall be made as soon as practical for safety and insurance purposes.

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(c) Grantee shall pay all damages which it may cause to fences, pipelines, roadways, machinery, equipment, structures or otherwise on the Easement Premises, by reason of its operating, maintaining, repairing, replacing, altering, improving or removing the Pipeline Facilities.

(d) Grantee agrees to indemnify, hold harmless and defend Grantor and the lessee(s) under the Lease, their subsidiaries, affiliates, successors and assigns other than Grantee (and their respective directors, officers, employees, agents and representatives) from and against any and all claims, causes of action, liability, loss, damage or expense of every kind and nature, including, but not limited to, claims based on theories of strict liability, and including, but not limited to, reasonable legal, investigation and expert fees, expenses and reasonable related charges, insofar as related to any operations or activities of Grantee after the date hereof on the Easement Premises or the enjoyment or exercise by Grantee of any rights granted or reserved herein, including, but not limited to, the construction, operation, inspection, maintenance, repair, replacement, alteration, improvement, removal, use or existence of the pipelines and facilities on the Easement Premises, save and except such portion or part of the same that are proximately caused by negligence, gross negligence, willful misconduct, or breach of the covenants and agreements hereunder by Grantor (or its directors, officers, employees, agents or representatives).

(e) With respect to each pipeline covered hereby, Grantee’s Easement shall be twenty-five (25) feet on either side of each such pipeline and such additional area as may be necessary for maintenance and repairs in proximity to the Pipeline Facilities.

(f) This Easement is expressly subject to and conditioned upon all documents of record affecting the Easement Premises and binding upon Grantor.

(g) The rights granted to Grantee under Section l.1(a) to construct and place additional Pipeline Facilities over, across, under and through the Easement Premises shall terminate effective as of the date of the termination of the Lease (the “Termination Date”); provided, however, that this Section 1.2(g) shall not affect any of Grantee’s rights or obligations hereunder with respect to those Pipeline Facilities existing upon the Easement Premises as of such Termination Date.

Section 1.3           Exceptions and Reservations.  There is expressly RESERVED and EXCEPTED herefrom:

(a) All those rights and interests reserved by the grantors in the Pine Mountain Deeds.

(b) The mineral and other interests in those lands covered by the agreements and conveyances listed on Schedule “C” attached hereto.

(c) Those leases identified on Schedule “D” attached hereto.

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Section 1.4           Covenant.  The Parties acknowledge that the Pipeline Facilities are being constructed and used for the transportation of certain gas and other Hydrocarbons of Grantor and/or the lessee(s) under the Lease and their respective subsidiaries, affiliates, successors and assigns in accordance with the priorities set forth in Section 2.12 of that certain Amended and Restated Limited Liability Company Agreement of even date herewith among Equitable Gathering Equity, LLC, Grantor and Grantee, as the same may be amended from time to time.

Section 1.5           No Warranty.  NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, GRANTOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AND GRANTOR HEREBY DISCLAIMS ANY SUCH WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF TITLE, CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE, OR THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE EASEMENT PREMISES.

Section 1.6           Notice Obligations.  In connection with Grantee’s exercise of its nonexclusive rights hereunder, to the extent that Grantor is required to do so under the Pine Mountain Deeds and/or the instruments described in Schedule “F” attached hereto (the “Coal Deeds”), Grantee shall give the other estate owners on the Easement Premises notice regarding the location and construction of Pipeline Facilities consistent with the obligations of Grantor under the Pine Mountain Deeds and/or the Coal Deeds. Grantee shall promptly provide a copy of any such notice to Grantor. If either Grantor or Grantee receives notice from any other party to the Pine Mountain Deeds and/or the Coal Deeds in connection with or relating to the Pipeline Facilities, such receiving party shall promptly provide a copy of such notice to the other party. If any such notice received by either party requires any approval or consent relating to the Pipeline Facilities, then Grantor shall retain the rights to respond to such request for approval or consent. Grantor shall promptly provide to Grantee a copy of any response by Grantor to such request for approval or consent.

ARTICLE 2
MISCELLANEOUS

Section 2.1           Governing Law.  This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction and service of process shall not constitute general consents to service of process for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than the Parties.

4

Section 2.2           Notices.  All notices, requests, demands, directions and other communications hereunder shall be in writing and shall be given by one Party to the other Party by personal delivery, recognized courier service or facsimile communication addressed as set forth below or to such other address, individual or facsimile telephone number as may be designated by notice given by one Party to the other Party.

If to Grantor:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412)553-5700
Telecopy: (412)553-7781

If to Grantee:	777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention: Chad Stephens
Telephone: (810) 817-1929
Telecopy: (810) 817-1990

With a copy to:	125 State Route 43
P.O. Box 550
Hartville, OH 44632
Attention: Jeffery A. Bynum
Telephone: (330) 877-6747
Telecopy: (330) 877-1629

Any notice, request, demand, direction or other communication given by personal delivery or recognized courier service shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next day during which such normal business hours occur if not given during such hours on any day; provided, however, that such delivery shall be effective only upon a confirmation (including automatically-generated confirmations) of receipt thereof. The Party giving any notice, request, demand, direction or other communication by facsimile communication shall send the original by personal delivery or recognized courier service following such facsimile communication.

Section 2.3           Assignment.  Grantor may assign, otherwise transfer or delegate to others all or any part of this Agreement without prior approval of Grantee. Grantee may not assign, otherwise transfer or delegate to others all or any part of this Agreement without prior written approval of Grantor, which approval shall not be unreasonably withheld. Any assignment, transfer or delegation by Grantee in contravention of this Section 2.3 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 2.4           Entire Agreement.  This Agreement and the Schedules attached hereto, together with the Purchase Agreement, the exhibits and schedules attached thereto and

5

the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement between the Parties pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties regarding such subject matter.

Section 2.5           Severability.  Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to a Party, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

Section 2.6           Amendments and Waivers.  No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by each Party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 2.7           Counterparts.  This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 2.8           Further Assurances.  Each Party agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other Party for carrying out the purposes of this Agreement. It is understood and agreed by the Parties that to the extent a consent, approval and/or waiver is required for the conveyance of a particular right, title or interest under the express terms of a lease, deed, easement, grant, license, permit, agreement, contract, license or other instrument relating to the Easement, then this Agreement shall not be deemed to have conveyed said right, title or interest to Grantee, if an actual or attempted assignment thereof would constitute a breach thereof or default thereunder resulting in termination thereof, until such required consent, approval and/or waiver is obtained. The Parties shall cooperate in obtaining any such required consents, approvals and/or waivers, and for any pending period, the Parties shall cooperate in any reasonable, permitted arrangement to provide Grantee with all, or the equivalent of all, of the benefits and privileges associated with said right, title or interest.

6

Section 2.9           Recorded Counterparts.  A counterpart original of this Agreement or an appropriate memorandum hereof shall be filed for record in the Counties of Buchanan, Dickenson, Wise and Russell, Virginia.

[SIGNATURE PAGE FOLLOWS]

7

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

GRANTEE:	Nora Gathering, LLC

By:

Name:
Title:

GRANTOR	Pine Mountain Oil and Gas, Inc.

By:

Name:
Title:

SCHEDULES ATTACHED HERETO:

Schedule “A”	Pine Mountain Deeds
Schedule “B”	Easement Premises
Schedule “C”	Agreements and Conveyances With Respect to Excepted Interests
Schedule “D”	Leases
Schedule “E”	AMI
Schedule “F”	Coal Deeds
Schedule “G”	Nora-T Pipeline

SIGNATURE PAGE TO EASEMENT AGREEMENT

STATE OF PENNSYLVANIA	§

§

COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this          day of                     , 2007, by                       , to me personally known, who, being by me duly sworn, did say that he is                        of Nora Gathering, LLC, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this          day of                           , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

STATE OF PENNSYLVANIA	§

§

COUNTY OF	§

Subscribed, sworn to and acknowledged before me on this         day of                             , by                     , to me personally known, who, being by me duly sworn, did say that he is                            of Pine Mountain Oil and Gas, Inc., and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this            day of                             , 2007.

My Commission Expires:
Notary Public, State of Pennsylvania

Name (Typed or Printed)

Notary’s Identification Number

ACKNOWLEDGEMENT PAGE TO EASEMENT AGREEMENT

SCHEDULE “A”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

Pine Mountain Deeds

1

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 320 Page 703.

2

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia in Deed Book 235 Page 92.

3

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 341 Page 269.

4

Deed and Assignment dated April 1, 1986 by and between THE PITTSTON COMPANY and PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Wise County, Virginia in Deed Book 624 Page 429.

5

Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY and PINE MOUNTAIN OIL AND GAS., INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 574 Page 672.

6

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Buchanan County Virginia in Deed Book 574 Page 669.

7

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Dickenson County Virginia in Deed Book 390 Page 92.

8

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Russell County Virginia in Deed Book 589 Page 673.

9

Quitclaim Deed dated July 15, 2003 by and between PYXIS RESOURCES COMPANY, PARAMONT COAL CORPORATION, MOTIVATION COAL COMPANY AND CLINCHFIELD COAL COMPANY AND PINE MOUNTAIN OIL AND GAS, INC. of record in the Clerk’s Office of the Circuit Court of Wise County Virginia as Instrument No. 200303852.

End of Schedule “A”

1

Schedule “B”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as
Grantor, and Nora Gathering, LLC, as Grantee.

Easement Premises

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 1	Clinchfield Coal Co.	6/4/1906	204.14	Ervinton	Ayers & Aston	Dickenson	30	147
T 2	Horace Hardaway	2/20/1915	9.99	Ervinton	William Adkins	Dickenson	36	8
T 3	Cranes Nest Coal & Coke Co.	6/4/1906	45.80	Ervinton	John Adkins	Dickenson	30	190
T 4	Cranes Nest Coal & Coke Co.	6/4/1906	72.00	Ervinton	John Adkins	Dickenson	30	190
T 5	Marion Amburgey	12/20/1915	34.98	Ervinton	Marion Amburgey	Dickenson	36	358
T 6	Clinchfield Coal Co.	6/4/1906	74.17	Ervinton	Alcy Blair	Dickenson	30	147
T 7	Clinchfield Coal Co.	6/4/1906	280.00	Ervinton	G. M. Blair	Dickenson	30	147
T 8	Clinchfield Coal Co.	6/4/1906	336.00	Ervinton	J. W. Ball	Dickenson	30	147
T 9	Clinchfield Coal Co.	6/4/1906	206.00	Ervinton	T. J. Ball	Dickenson	30	147
T 10	A. Breeding Heirs	3/29/1926	15.05	Ervinton	A. Breeding (W. P. Smith)	Dickenson	55	285
T 11	Pioneer Coal Corp.	8/25/1949	361.00	Ervinton	Jessee Bean	Dickenson	97	193
T 12	Rosa Breeding & Husband	5/20/1924	4.35	Ervinton	Rosa Breeding	Dickenson	51	516
T 13	Cranes Nest Coal & Coke Co.	6/4/1906	1206.73	Ervinton	Samuel Bise	Dickenson	30	190
T 14	Virginia Iron Coal & Coke Co.	5/1/1913	105.89	Ervinton	M.A. Buchanan	Dickenson	36	25
T 15	Cranes Nest Coal & Coke Co.	6/4/1906	338.36	Ervinton	W. L. Counts	Dickenson	30	190
T 16	Cranes Nest Coal & Coke Co.	6/4/1906	427.66	Ervinton	W. L. Counts	Dickenson	30	190
T 17	Clinchfield Coal Co.	6/4/1906	571.14	Ervinton	David Colley	Dickenson	30	147
T 18	Clinchfield Coal Co.	6/4/1906	797.88	Ervinton	J. M. Colley	Dickenson	30	147
T 19	James M. Colley	6/7/1920	50.00	Ervinton	J. M. Colley	Dickenson	45	396
T 20	Charles Kinser	11/7/1938	75.81	Ervinton	L. M. Carico	Dickenson	72	326
T 21	Clinchfield Coal Co.	6/4/1906	101.74	Ervinton	Campbell-Carter	Dickenson	30	147
T 22	Clinchfield Coal Co.	6/4/1906	60.00	Ervinton	R. E. Chase	Dickenson	30	147
T 23	Clinchfield Coal Co.	6/4/1906	69.00	Ervinton	R. E. Chase	Dickenson	30	147
T 24	Clinchfield Coal Co.	6/4/1906	51.00	Ervinton	R. E. Chase	Dickenson	30	147
T 25	Clinchfield Coal Co.	6/4/1906	65.00	Ervinton	R. E. Chase	Dickenson	30	147

1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 26	Clinchfield Coal Co.	6/4/1906	84.36	Ervinton	J. B. F. Counts	Dickenson	30	147
T 27	Sandy Ridge Coal Co.	11/11/1920	15.98	Ervinton	Chafin, Wright & Turner	Dickenson	47	229
T 28	Clinchfield Coal Co.	12/16/1935	97.41	Ervinton	Nellie E. Carico	Dickenson	68	501
T 29	Cranes Nest Coal & Coke Co.	6/4/1906	199.00	Ervinton	George Dyer	Dickenson	30	190
T 30	W. M. Ritter Lumber Co.	12/28/1923	22.00	Ervinton	George Dyer	Dickenson	51	322
T 31	Ellen W. Duryea	1/10/1914	45.00	Ervinton	E. W. Duryea (Jonathan Stanley)	Dickenson	33	431
T 32	Clinchfield Coal Co.	6/4/1906	184.21	Ervinton	N. M. Deel	Dickenson	30	147
T 33	Clinchfield Coal Co.	6/4/1906	39.45	Ervinton	N. M. Deel	Dickenson	30	147
T 34	S. P. (Pat) Dingus & Wife	2/15/1924	6.38	Ervinton	S. P. (Pat) Dingus	Dickenson	52	169
T 35	R. L. Dingus & Wife	7/29/1922	1.00	Ervinton	R. L. Dingus	Dickenson	48	459
T 36	S. P. Dinqus, & Wife	7/28/1929	0.42	Ervinton	S. P. Dingus (GEO. ELAM)	Dickenson	60	537
T 37	Sandy Ridge Coal Co.	11/12/1920	400.00	Ervinton	R. A. Dingus	Dickenson	47	229
T 38	St. Paul National Bank	8/26/1942	16.00	Ervinton	R. W. Dickenson	Dickenson	79	356
T 39	Clinchfield Coal Co.	6/4/1906	1354.00	Ervinton	Simpson Dyer’s Heirs	Dickenson	30	147
T 40	Holston Corporation	9/10/1920	77.06	Ervinton	R. W. Ervin	Dickenson	49	446
T 41	Virginia Iron Coal & Cake Co.	5/1/1913	1.98	Ervinton	J. T. Edwards	Dickenson	36	25
T 42	Cranes Nest Coal & Coke Co.	6/4/1906	122.12	Ervinton	D. L. French	Dickenson	30	190
T 43	Clinchfield Coal Co.	6/4/1906	22.00	Ervinton	Emaline French	Dickenson	30	147
T 44	Clinchfield Coal Co.	6/4/1906	47.79	Ervinton	D. L. French	Dickenson	30	147
T 45	Sandy Ridge Coal Co.	11/12/1920	66.75	Ervinton	H. C. Grizzle	Dickenson	47	229
T 46	Open Fork Lumber Co.	12/8/1926	8.71	Ervinton	G. T. Grizzle	Dickenson	56	337-373
T 47	Dawson Coal & Coke Co.	6/4/1906	666.33	Ervinton	W. T. Goodloe	Dickenson	30	195
T 48	Cranes Nest Coal & Coke Co.	6/4/1906	616.00	Ervinton	Wm. Green	Dickenson	30	190
T 49	Cranes Nest Coal & Coke Co.	6/4/1906	280.00	Ervinton	Wm. Green	Dickenson	30	190
T 50	Thursey C. Hamon	8/26/1940	4.30	Ervinton	Thursey C. Hamon	Dickenson	75	472

2

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 51	Open Fork Lumber Co.	12/8/1926	30.87	Ervinton	Sarah E. Hamon	Dickenson	56	337
T 52	B. H. Hamon	8/26/1940	25.38	Ervinton	B. H. Hamon	Dickenson	75	468
T 53	Open Fork Lumber Co.	12/8/1926	39.33	Ervinton	Margaret Hughes	Dickenson	56	337
T 54	Open Fork Lumber Co.	12/8/1926	18.73	Ervinton	W. A. Holbrook	Dickenson	56	337
T 55	Clinchfield Coal Co.	12/16/1935	24.15	Ervinton	Mathias Hensley	Dickenson	68	501
T 56	Cranes Nest Coal & Coke Co.	9/4/1906	96.47	Ervinton	A. W. Hale	Dickenson	30	190
T 57	Clinchfield Coal Co.	6/4/1906	49.60	Ervinton	J. P. Harmon	Dickenson	30	190
T 58	Clinchfield Coal Co.	6/4/1906	94.25	Ervinton	J. P. Harmon	Dickenson	30	190
T 59	Clinchfield Coal Co.	6/4/1906	85.88	Ervinton	J. P. Harmon	Dickenson	30	190
T 60	Clinchfield Coal Co.	10/30/1906	461.12	Ervinton	W. E. Harris	Dickenson	27	186
T 61	G. H. Holbrook & Wife	12/28/1921	18.00	Ervinton	G. H. Holbrook	Dickenson	47	545
T 62	G. H. Holbrook & Wife	12/28/1921	6.47	Ervinton	G. H. Holbrook	Dickenson	47	545
T 63	Sandy Ridge Coal Co.	11/12/1920	103.00	Ervinton	Jno. W. Harmon	Dickenson	47	229
T 64	Sandy Ridge Coal Co.	11/12/1920	135.00	Ervinton	Jno. W. Harmon	Dickenson	47	229
T 65	Sandy Ridge Coal Co.	11/12/1920	37.50	Ervinton	Jas. W. Hay	Dickenson	47	229
T 66	Virginia Iron Coal & Coke Co.	5/1/1913	31.22	Ervinton	Jas. W. Hay	Dickenson	36	25
T 67	Sandy Ridge Coal Co.	11/12/1920	60.79	Ervinton	Jno. W. Hay	Dickenson	47	229
T 68	Huston J. Kiser & Wife	12/15/1923	3.72	Ervinton	Huston Kiser	Dickenson	52	61-62
T 69	M. A. Kiser & Wife	4/10/1923	6.07	Ervinton	M. A. Kiser	Dickenson	67	395
T 70	Clinchfield Coal Co.	6/4/1906	1488.00	Ervinton	J. M. Kiser	Dickenson & Russel	30	147
T 71	Clinchfield Coal Co.	6/4/1906	70.00	Ervinton	Louvicy Kiser	Dickenson	30	147
T 72	K. W. Crabtree & Wife	5/11/1953	31.95	Ervinton	W. & R. L. Deel	Dickenson	106	114
T 73	H. Hardaway	7/29/1912	26.27	Ervinton	A. H. Kiser	Dickenson	35	260
T 74	Clinchfield Coal Co.	6/4/1906	539.53	Ervinton	E. M. Kiser	Dickenson	30	147
T 75	Clinchfield Coal Co.	6/4/1906	1372.48	Ervinton	Joseph Kelly	Dickenson	30	147
T 76	Clinchfield Coal Co.	6/4/1906	142.89	Ervinton	F. P. Kelly	Dickenson	30	147
T 77	Cranes Nest Coal & Coke Co.	6/4/1906	150.00	Ervinton	Abednego Kiser	Dickenson	30	190
T 78	Lewis Kiser	7/5/1933	22.50	Ervinton	J. P. Laforce	Dickenson	64	558
T 79	J. M. & J. W. Harman, H. C. Robst	11/8/1917	22.50	Ervinton	J. P. Laforce	Dickenson	42	445

3

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 80	Clinchfield Coal Co.	6/4/1906	95.30	Ervinton	H. W. Lambert	Dickenson	30	147
T 81	Clinchfield Coal Co.	6/4/1906	163.12	Ervinton	E. J. Long	Dickenson	30	147
T 82	Clinchfield Coal Co.	6/4/1906	394.56	Ervinton	Jessee Lee	Dickenson	30	147
T 83	Dawson Coal & Coke Co.	6/4/1906	40.73	Ervinton	G. O. Lee	Dickenson	30	195
T 84	Sandy Ridge Coal Co.	11/12/1920	37.94	Ervinton	A. H. Moore	Dickenson	47	229
T 85	Sandy Ridge Coal Co.	11/12/1920	33.00	Ervinton	Sarah T. McCoy	Dickenson	47	229
T 86	Sandy Ridge Coal Co.	11/12/1920	5.51	Ervinton	H. H. Minton	Dickenson	47	229
T 87	Wiley McCoy	1/2/1923	21.34	Ervinton	Wiley McCoy	Dickenson	49	320
T 88	James McCoy	1/2/1923	7.25	Ervinton	James McCoy	Dickenson	49	319
T 89	Charles Kinser	6/2/1937	56.64	Ervinton	R. H. McCoy	Dickenson	69	545
T 90	William McCoy’s Heirs	1/2/1923	16.98	Ervinton	William McCoy’s Heirs (correct copy)	Dickenson	49	322
T 91	Open Fork Lumber Co.	12/8/1926	43.61	Ervinton	Lucy A. McReynolds	Dickenson	56	337
T 92	A. J. McCoy	3/28/1930	19.80	Ervinton	A. J. McCoy	Dickenson	61	220
T 93	Open Fork Lumber Co.	12/8/1926	71.27	Ervinton	John M. McCoy	Dickenson	56	337
T 94	C. E. Meade Heirs	8/20/1951	23.26	Ervinton	Meade & Smith	Dickenson	103	245
T 95	Sandy Ridge Coal Co.	11/12/1920	72.50	Ervinton	John F. McCoy	Dickenson	47	229
T 96	Cranes Nest Coal & Coke Co.	6/4/1906	130.54	Ervinton	Marion McCoy	Dickenson	30	190
T 97	Dawson Coal & Coke Co.	6/4/1906	61.63	Ervinton	Joshua Mullins	Dickenson	30	195
T 98	Open Fork Lumber Co.	12/8/1926	2.02	Ervinton	B. F. Meece	Dickenson	56	337-373
T 99	Open Fork Lumber Co.	12/8/1926	0.48	Ervinton	B. F. Meece	Dickenson	56	337-373
T 100	Sandy Ridge Coal Co.	11/12/1920	5.15	Ervinton	B. F. Meece	Dickenson	47	339
T 101	Cranes Nest Coal & Coke Co.	6/4/1906	951.73	Ervinton	Joshua Pressley	Dickenson	30	190
T 102	Dawson Coal & Coke Co.	6/4/1906	122.00	Ervinton	W.W. Pressley	Dickenson	30	195
T 103	Cranes Nest Coal & Coke Co.	6/4/1906	60.24	Ervinton	John Page	Dickenson	30	190
T 104	Clinchfield Coal Co.	6/4/1906	76.96	Ervinton	R. J. Phillips	Dickenson	30	147
T 105	Cranes Nest Coal & Coke Co.	6/4/1906	175.32	Ervinton	Laban Phillips	Dickenson	30	190
T 106	Russell Powers & Wife	8/2/1928	20.27	Ervinton	Russell Powers	Dickenson	59	2

4

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 107	Clinchfield Coal Co.	6/4/1906	30.00	Ervinton	C. C. Puckett	Dickenson	30	147
T 108	A. R. Austin & Wife	8/17/1920	61.00	Ervinton	F. H. Parkis	Dickenson	45	552
T 109	Cranes Nest Coal & Coke Co.	6/4/1906	200.00	Ervinton	Peter Reedy	Dickenson	30	190
T 110	Clinchfield Coal Co.	6/4/1906	310.55	Ervinton	Peter Reedy (Shoffner)	Dickenson	30	147
T 111	Clinchfield Coal Co.	6/4/1906	143.34	Ervinton	W. J. Ring (W. A. Stanley)	Dickenson	30	147
T 112	Clinchfield Coal Co.	6/4/1906	101.08	Ervinton	J. G. Keer (W. A. Stanley)	Dickenson	30	147
T 113	Clinchfield Coal Co.	6/4/1906	58.00	Ervinton	J. T. Ramey (Shoffner)	Dickenson	30	147
T 114	Cranes Nest Coal & Coke Co.	6/4/1906	124.04	Ervinton	Linville Reedy	Dickenson	30	190
T 115	J. T. Wilder	5/18/1910	1303.00	Ervinton	Rainwater Ramsey	Dickenson	31	223
T 116	Clinchfield Coal Co.	614/1906	710.00	Ervinton	Rainwater Ramsey (Bronson)	Dickenson	30	147
T 117	Sandy Ridge Coal Co.	11/12/1920	1321.75	Ervinton	John S. Rose	Dickenson	47	229
T 118	Cranes Nest Coal & Coke Co.	6/4/1906	116.77	Ervinton	Sam W. Rose (Wilson Rose)	Dickenson	30	190
T 119	Cranes Nest Coal & Coke Co.	6/4/1906	150.00	Ervinton	Wilson Rose	Dickenson	30	190
T 120	Cranes Nest Coal & Coke Co.	6/4/1906	29.00	Ervinton	Wilson Rose (Fee)	Dickenson	30	190
T 121	Cranes Nest Coal & Coke Co.	6/4/1906	1330.00	Ervinton	Wilson Rose	Dickenson	30	190
T 122	Clinchfield Coal Co.	6/4/1906	69.42	Ervinton	Robin Rose, Heirs	Dickenson	30	147
T 123	Cranes Nest Coal & Coke Co.	6/4/1906	70.98	Ervinton	S. G. Rose	Dickenson	30	190
T 124	H. Hardaway	7/29/1912	35.58	Ervinton	Jude Rasnake	Dickenson	35	260
T 125	Lillian Rasnake & Husband	8/8/1907	67.04	Ervinton	Lillian Rasnake	Dickenson	38	451
T 126	Open Fork Lumber Co.	12/8/1926	12.30	Ervinton	Phoebe Rasnick (Elijah)	Dickenson	56	337-373

5

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 127	Clinchfield Coal Co.	6/4/1906	262.25	Ervinton	S. H. Richardson	Dickenson	30	147
T 128	Cranes Nest Coal & Coke Co.	6/4/1906	107.77	Ervinton	Rainwater Ramsey	Dickenson	30	190
T 129	Clinchfield Coal Co.	6/4/1906	641.00	Ervinton	Jasper Sutherland	Dickenson	30	147
T 130	Clinchfield Coal Co.	6/4/1906	193.47	Ervinton	Larkin Stanley	Dickenson	30	147
T 131	Cranes Nest Coal & Coke Co.	6/4/1906	312.02	Ervinton	Larkin Stanley	Dickenson	30	190
T 132	Cranes Nest Coal & Coke Co.	6/4/1906	129.00	Ervinton	Levi Stanley	Dickenson	30	190
T 133	Cranes Nest Coal & Coke Co.	6/4/1906	185.53	Ervinton	Jonathan Stanley	Dickenson	30	190
T 134	Cranes Nest Coal & Coke Co.	6/4/1906	635.72	Ervinton	Lovell Stanley	Dickenson	30	190
T 135	Cranes Nest Coal & Coke Co.	6/4/1906	64.44	Ervinton	Lovell Stanley	Dickenson	30	190
T 136	Dawson Coal & Coke Co.	6/4/1906	60.26	Ervinton	A. A. Skeen	Dickenson	30	1190
T 140	H. Hardaway	1/25/1911	31.77	Ervinton	C. C. Smith	Dickenson	48	191
T 141	Flourney Smith & Wife	11/30/1916	29.00	Ervinton	H. D. Smith	Dickenson	39	81
T 144	Dawson Coal & Coke Co.	6/4/1906	79.01	Ervinton	D. E. Smith	Dickenson	30	195
T 145	Sandy Ridge Coal Co.	11/12/1920	789.42	Ervinton	David Smith	Dickenson	47	229
T 146	Clinchfield Coal Co.	5/6/1915	40.00	Ervinton	Elexious Smith	Dickenson	38	75
T 151	Dawson Coal & Coke Co.	6/4/1906	152.68	Ervinton	D. E. Smith	Dickenson	30	195
T 152	Dawson Coal & Coke Co.	6/4/1906	113.42	Ervinton	James W. Smith	Dickenson	30	195
T 153	Dawson Coal & Coke Co.	6/4/1906	6.52	Ervinton	D. E. Smith	Dickenson	30	195
T 154	Dawson Coal & Coke Co.	6/4/1906	60.22	Ervinton	A. A. Skeen	Dickenson	30	195
T 155	Clinchfield Coal Co.	6/4/1906	42.96	Ervinton	A. A. Skeen	Dickenson	30	147
T 156	Clinchfield Coal Co.	6/4/1906	218.00	Ervinton	Joseph Silcox	Dickenson	30	147
T 157	Clinchfield Coal Co.	6/4/1906	210.21	Ervinton	Joseph Silcox	Dickenson	30	147
T 158	Sarah A. Sutherland & Husband	6/25/1907	30.00	Ervinton	Sarah A. Sutherland	Dickenson	28	364
T 161	Open Fork Lumber Co.	12/8/1926	2.04	Ervinton	Ida J. Smith	Dickenson	56	337-373
T 163	Open Fork Lumber Co.	12/8/1926	10.83	Ervinton	M. T. Smith	Dickenson	56	337-373
T 166	A. P. Skeen	1/2/1923	18.27	Ervinton	A. P. Skeen	Dickenson	49	324
T 167	A. P. Skeen	2/12/1942	24.68	Ervinton	A. P. Skeen	Dickenson	78	527
T 168	Charles Kinser	6/2/1937	24.68	Ervinton	Tennessee Skeen	Dickenson	69	545
T 169	Morgan T. Smith	8/20/1951	23.25	Ervinton	Smith & Meade	Dickenson	103	176

6

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 171	Dawson Coal & Coke Co.	6/4/1906	233.85	Ervinton	Jas. W. Smith et als (Goodloe)	Dickenson	30	195
T 172	Cranes Nest Coal & Coke Co.	6/4/1906	110.00	Ervinton	Elexious Smith	Dickenson	30	190
T 173	Cranes Nest Coal & Coke Co.	6/4/1906	228.00	Ervinton	Squire Smith	Dickenson	30	190
T 174	Cranes Nest Coal & Coke Co.	6/4/1906	80.44	Ervinton	Squire Smith	Dickenson	30	190
T 175	Cranes Nest Coal & Coke Co.	6/4/1906	119.47	Ervinton	Squire Smith	Dickenson	30	190
T 176	Clinchfield Coal Co.	6/4/1906	121.77	Ervinton	Noah Smith	Dickenson	30	190
T 177	Dawson Coal & Coke Co.	6/4/1906	154.07	Ervinton	J. F. Smith	Dickenson	30	195
T 178	Vadna Salyer	5/7/1941	29.44	Ervinton	Vadna Salyer	Dickenson	77	432
T 179	Cranes Nest Coal & Coke Co.	6/4/1906	231.00	Ervinton	G. W. Smith	Dickenson	30	190
T 180	Cranes Nest Coal & Coke Co.	6/4/1906	155.56	Ervinton	W. R. Stallard	Dickenson	30	190
T 181	Dawson Coal & Coke Co.	6/4/1906	83.45	Ervinton	F. P. Smith	Dickenson	30	195
T 182	Dawson Coal & Coke Co.	6/4/1906	42.17	Ervinton	Elexious Smith	Dickenson	30	195
T 183	Dawson Coal & Coke Co.	6/4/1906	53.19	Ervinton	D. W. V. Smith	Dickenson	30	195
T 184	Clinchfield Coal Co.	6/4/1906	6.23	Ervinton	J. F. Smith	Dickenson	30	147
T 185	Clinchfield Coal Co.	6/4/1906	292.00	Ervinton	Elexious Smith	Dickenson	30	147
T 186	Dawson Coal & Coke Co.	6/4/1906	327.39	Ervinton	Noah A. Skeen	Dickenson	30	195
T 187	Cranes Nest Coal & Coke Co.	6/4/1906	57.41	Ervinton	G. W. Smith	Dickenson	30	190
T 188	Dawson Coal & Coke Co.	6/4/1906	83.64	Ervinton	M. A. Skeen	Dickenson	30	195
T 189	Clinchfield Coal Co.	6/4/1906	152.06	Ervinton	W. W. Pressley-A. M. Phipps	Dickenson	30	147
T 190	C. R. McCoy, spl. Comm.	7/2/1930	23.03	Ervinton	L. A. Turner	Dickenson	61	382
T 191	Cranes Nest Coal & Coke Co.	6/4/1906	189.95	Ervinton	D. H. Vance	Dickenson	30	190
T 192	Clinchfield Coal Co.	6/4/1906	57.00	Ervinton	Floyd Viars	Dickenson	30	147
T 193	Cranes Nest Coal & Coke Co.	6/4/1906	3215.00	Ervinton	Jessee Wampler	Dickenson	94	463
T 194	Clinchfield Coal Co.	6/4/1906	77.14	Ervinton	W. R. Wampler	Dickenson	44	152
TL 195	W. H. P. Baker (Formerly M. R. Duffy)	6/15/1952	346.46	Ervinton	R. B. Bise	Dickenson	104	529

7

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TL 196	T. B. Bise	6/30/1952	130.00	Ervinton	Samuel Edwards	Dickenson	104	531
TL 197	Luther A. Carico & Edna Carico	7/22/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	327
TL 198	Virgie Carico	7/1/1952	5.50	Ervinton	Samuel Carico	Dickenson	104	533
TL 199	Fletcher Childress & Wife	4/26/1949	26.50	Ervinton	Noah Smith	Dickenson	96	39
TL 200	Emma Carico Crabtree & Husband	7/19/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	25
TL 201	D. A. Deel & Wife	7/3/1952	184.00	Ervinton	J. W. Carico	Dickenson	104	537
TL 202	Pearl Carico Edwards (Widow)	7/1/1952	22.00	Ervinton	Samuel Carico	Dickenson	104	535
TL 202	Nancy Carico Ellington, Basil A. Carico, Tony M. Carico, Wm. P. Carico, Ruth Carico Grizzle & Husband, Hazel Carico Bond & Husband	7/28/1952	23.25	Ervinton	Samuel Carico	Dickenson	105	247
TL 203	Bettie Yates Hamilton & Husband	4/26/1949	29.13	Ervinton	Noah Smith	Dickenson	96	43
TL 204	Ocie B. Hayes & Husband	6/4/1952	34.00	Ervinton	A. W. Hale	Dickenson	104	433
TL 205	Clinton Hillman, John Hillman & Wife, Mazilpha H. Edwards & Husband, Etta H Pierce & Husband, Maude H. Justice & Husband, Vassie H. Angel Husband, Alyce H. Archibald & Husband, Dorothy M. Greenwood & Husband, Carden A. Hillman & Wife	7/15/1952	44.00	Ervinton	J. W. Carico	Dickenson	105	135
TL 206	Hillman & Wife	7/15/1952	44.00	Ervinton	J. W. Carrico	Dickenson	105	135
TL 207	Lillie McClain (Widow)	5/3/1949	43.00	Ervinton	Noah Smith	Dickenson	96	65
TL 208	Finis E. McCoy & Wife	6/4/1952	94.97	Ervinton	A. W. Hale	Dickenson	104	435
TL 209	W. E. McCoy & Wife	6/4/1952	35.00	Ervinton	A. W. Hale	Dickenson	104	437
TL 210	Sammel S. Meade & Wife	7/8/1952	15.00	Ervinton	Jas. T. Edwards	Dickenson	104	543
TL 211	New York Mining & Manufacturing Company	3/30/1950	578.75	Ervinton	Peter Smith	Dickenson
TL 212	J. D. Nicewonder & Wife	4/26/1949	16.00	Ervinton	Noah Smith	Dickenson	96	41
TL 213	Norma Carico Odle & Husband	9/5/1952	5.50	Ervinton	Samuel Carico	Dickenson	105	129

8

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 258	Clinchfield Coal Co.	6/4/1906	453.57	Sand Lick	T. K. Colley (3 Tracts)	Dickenson	30	147
T 259	Clinchfield Coal Co.	6/4/1906	163.09	Sand Lick	Goulsby Counts (FEE)	Dickenson	30	147
T 260	Cranes Nest Coal & Coke Co.	6/4/1906	151.77	Sand Lick	John I. Cochran	Dickenson	30	190
T 261	Cranes Nest Coal & Coke Co.	6/4/1906	1500.00	Sand Lick	E. S. Counts	Dickenson	30	190
T 262	Clinchfield Coal Co.	6/4/1906	75.66	Sand Lick	E. T. Cochran	Dickenson	30	147
T 263	Clinchfield Coal Co.	6/4/1906	123.00	Sand Lick	A. H. Compton	Dickenson	30	147
T 264	Clinchfield Coal Co.	6/4/1906	107.00	Sand Lick	Wm. J. Compton	Dickenson	30	147
T 265	Susan D. Counts & Husband	10/9/1922	51.44	Sand Lick	Susan D. Counts	Dickenson	49	130
T 266	Clinchfield Coal Co.	6/4/1906	674.29	Sand Lick	Campbell-Carter	Dickenson	30	147
T 267	Ellen W. Duryea	1/10/1914	154.00	Sand Lick	E. W. Duryea	Dickenson	33	431
T 268	Clinchfield Coal Co.	6/4/1906	280.15	Sand Lick	A. Floyd Deal (2 Tracts)	Dickenson & Buchannan	30	147
T 269	Clinchfield Coal Co.	6/4/1906	192.87	Sand Lick	Richard Deal	Dickenson	30	147
T 270	Clinchfield Coal Co.	6/4/1906	47.09	Sand Lick	Richard Deal	Dickenson	30	147
T 271	Clinchfield Coal Co.	6/4/1906	108.43	Sand Lick	R. Deal & Owens (FEE)	Dickenson	30	147
T 272	Clinchfield Coal Co.	6/4/1906	248.00	Sand Lick	Lemuel Duty	Dickenson & Buchannan	30	147
T 273	Clinchfield Coal Co.	6/4/1906	378.00	Sand Lick	Joel F. Duty	Dickenson & Buchannan	30	147
T 274	Clinchfield Coal Co.	6/4/1906	203.00	Sand Lick	Frederick Deel	Dickenson & Buchannan	30	147
T 275	Clinchfield Coal Co.	6/4/1906	158.00	Sand Lick	Silas Deel	Dickenson	30	147
T 276	Cranes Nest Coal & Coke Co.	6/4/1906	111.79	Sand Lick	Davis A. Deel	Dickenson	30	190
T277	Cranes Nest Coal & Coke Co.	6/4/1906	449.84	Sand Lick	D. C. Davis	Dickenson	30	190
T 278	E. W. & H. E. Duryea	5/10/1915	60.61	Sand Lick	Ellen W. Duryea	Dickenson	36	130
T 279	Cranes Nest Coal & Coke Co.	6/4/1906	158.00	Sand Lick	B. H. Edwards	Dickenson	30	190
T 280	Cranes Nest Coal & Coke Co.	6/4/1906	99.90	Sand Lick	B. H. Edwards	Dickenson	30	190
T 281	Cranes Nest Coal & Coke Co.	6/4/1906	81.06	Sand Lick	J. T. Edwards	Dickenson	30	190

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 282	Cranes Nest Coal & Coke Co.	6/4/1906	204.77	Sand Lick	B. H. Edwards	Dickenson	30	190
T 283	Cranes Nest Coal & Coke Co.	6/4/1906	274.37	Sand Lick	B. H. Edwards	Dickenson	30	190
T 284	Clinchfield Coal Co.	6/4/1906	33.17	Sand Lick	Brice H. Edwards	Dickenson	30	147
T 285	Clinchfield Coal Co.	6/4/1906	306.78	Sand Lick	A. J. Edwards	Dickenson	30	147
T 286	Clinchfield Coal Co.	6/4/1906	104.20	Sand Lick	Sol. Fleming	Dickenson	30	147
T 287	Cranes Nest Coal & Coke Co.	6/4/1906	46.15	Sand Lick	I. B. French	Dickenson	30	190
T 288	Cranes Nest Coal & Coke Co.	6/4/1906	47.64	Sand Lick	John Fuller	Dickenson	30	190
T 289	Cranes Nest Coal & Coke Co.	6/4/1906	88.51	Sand Lick	J. W. Farmer	Dickenson	30	190
T 290	Cranes Nest Coal & Coke Co.	6/4/1906	67.69	Sand Lick	Jacob Fuller (FEE)	Dickenson	30	190
T 291	Cranes Nest Coal & Coke Co.	6/4/1906	240.08	Sand Lick	Thomas Fuller	Dickenson	30	190
T 292	Cranes Nest Coal & Coke Co.	6/4/1906	120.48	Sand Lick	Jonas Fuller	Dickenson	30	190
T 293	Cranes Nest Coal & Coke Co.	6/4/1906	79.60	Sand Lick	Geo. H. Fuller	Dickenson	30	190
T 294	Cranes Nest Coal & Coke Co.	6/4/1906	276.96	Sand Lick	William Fleming (FEE)	Dickenson	30	190
T 295	J. W. Flannigan, Jr. & Wife	5/5/1928	75.00	Sand Lick	John W. Flannigan	Dickenson	58	564
T 296	Cranes Nest Coal & Coke Co.	6/4/1906	149.36	Sand Lick	W. F. Grizzle	Dickenson	30	190
T 297	Cranes Nest Coal & Coke Co.	6/4/1906	82.47	Sand Lick	W. F. Grizzle	Dickenson	30	190
T 298	Cranes Nest Coal & Coke Co.	6/4/1906	190.73	Sand Lick	Jesse J. Grizzle	Dickenson	30	190
T 299	Cranes Nest Coal & Coke Co.	6/4/1906	139.00	Sand Lick	Jonas B. Grizzle	Dickenson	30	190
T 300	Clinchfield Coal Co.	6/4/1906	82.05	Sand Lick	J. C. Hill	Dickenson	30	147
T 301	Clinchfield Coal Co.	6/4/1906	93.00	Sand Lick	J. H. Harrison	Dickenson	30	147
T 302	Clinchfield Coal Co.	6/4/1906	232.00	Sand Lick	Phoebe Hay	Dickenson	30	147
T 303	Cranes Nest Coal & Coke Co.	6/4/1906	199.61	Sand Lick	John Hay	Dickenson	30	147
T 304	Cranes Nest Coal & Coke Co.	6/4/1906	259.23	Sand Lick	Clark Harrison (FEE)	Dickenson	30	190

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 305	Cranes Nest Coal & Coke Co.	6/4/1906	101.02	Sand Lick	Alex Hackney	Dickenson	30	190
T 306	Cranes Nest Coal & Coke Co.	6/4/1906	64.90	Sand Lick	Albert Hackney	Dickenson	30	190
T 307	Clinchfield Coal Co.	6/4/1906	88.33	Sand Lick	Geo.W. Hackney	Dickenson	30	147
T 308	Clinchfield Coal Co.	6/4/1906	14.97	Sand Lick	Interstate	Dickenson	30	147
T 309	Clinchfield Coal Co.	6/4/1906	246.00	Sand Lick	Ancil Johnson	Dickenson	30	147
T 310	Dawson Coal & Coke Co.	12/16/1935	397.80	Sand Lick	Eliha Kiser	Dickenson & Russel	68	492
T 311	Clinchfield Coal Co.	6/4/1906	1895.00	Sand Lick	John C. Kiser’s Heirs	Dickenson	30	147
T 312	Shown as T2- 140 Holston Corporation	9/10/1920	50.83	Sand Lick	E. C. Kiser	Dickenson	49	446
T 313	Clinchfield Coal Co.	6/4/1906	1874.41	Sand Lick	John Kiser Heirs	Dickenson	30	147
T 314	Clinchfield Coal Co.	6/4/1906	83.32	Sand Lick	Chris. Kiser	Dickenson	30	147
T 315	Warren W. Laforce	6/3/1909	76.18	Sand Lick	Warren W. Laforce	Dickenson	30	296
T 316	Clinchfield Coal Co.	6/4/1906	48.81	Sand Lick	Jacob Lambert (FEE)	Dickenson	30	147
T 317	Clinchfield Coal Co.	6/4/1906	30.30	Sand Lick	I. B. McRevnolds	Dickenson	30	147
T 318	Clinchfield Coal Co.	6/4/1906	76.27	Sand Lick	I. B. McReynolds	Dickenson	30	147
T 319	Cranes Nest Coal & Coke Co.	6/4/1906	98.00	Sand Lick	I. B. McReynolds	Dickenson	30	190
T 320	Cranes Nest Coal & Coke Co.	6/4/1906	191.44	Sand Lick	S. T. Newberry	Dickenson	30	190
T 321	Clinchfield Coal Co.	6/4/1906	40.00	Sand Lick	L. D. R. Owens	Dickenson	30	147
T 322	Cranes Nest Coal & Coke Co.	6/4/1906	55.00	Sand Lick	A. J. O’Quinn	Dickenson	30	190
T 323	Cranes Nest Coal & Coke Co.	6/4/1906	54.00	Sand Lick	J. W. O’Quinn	Dickenson	30	147
T 324	Clinchfield Coal Co.	6/4/1906	160.00	Sand Lick	L. D. R. Owens	Dickenson	30	147
T 325	Clinchfield Coal Co.	6/4/1906	206.19	Sand Lick	Martin Owens	Dickenson	30	147
T 326	Cranes Nest Coal & Coke Co.	6/4/1906	67.77	Sand Lick	Almareen Owens	Dickenson	30	190
T 327	Cranes Nest Coal & Coke Co.	6/4/1906	329.72	Sand Lick	Almareen Owens	Dickenson	30	190

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 328	Cranes Nest Coal & Coke Co.	12/16/1935	282.20	Sand Lick	Henry Owens (FEE)	Dickenson	68	489
T 329	Cranes Nest Coal & Coke Co.	6/4/1906	38.95	Sand Lick	G. S. Owens	Dickenson	30	190
T 330	Cranes Nest Coal & Coke Co.	6/4/1906	38.71	Sand Lick	Jas. M. Owens	Dickenson	30	190
T 331	Clinchfield Coal Co.	6/4/1906	5.39	Sand Lick	Jas. M. Owens	Dickenson	30	147
T 332	Clinchfield Coal Co.	6/4/1906	84.10	Sand Lick	B. F. & David Owens (2)	Dickenson	30	147
T 333	Clinchfield Coal Co.	6/4/1906	194.87	Sand Lick	Andy & Hardin Owens (FEE)	Dickenson	30	147
T 334	Cranes Nest Coal & Coke Co.	6/4/1906	332.87	Sand Lick	Hardin Owens	Dickenson	30	190
T 335	Cranes Nest Coal & Coke Co.	6/4/1906	99.54	Sand Lick	Hardin Owens	Dickenson	30	190
T 336	Cranes Nest Coal & Coke Co.	6/4/1906	304.59	Sand Lick	Almareen Owens	Dickenson	30	190
T 337	Cranes Nest Coal & Coke Co.	6/4/1906	417.25	Sand Lick	Almareen Owens	Dickenson	30	190
T 338	Cranes Nest Coal & Coke Co.	6/4/1906	73.88	Sand Lick	Almareen Owens, Jr.	Dickenson	30	190
T 339	Cranes Nest Coal & Coke Co.	6/4/1906	108.10	Sand Lick	Almareen Owens, Jr.	Dickenson	30	190
T 340	Cranes Nest Coal & Coke Co.	6/4/1906	115.15	Sand Lick	Hardin Owens	Dickenson	30	190
T 341	Clinchfield Coal Co.	6/4/1906	241.80	Sand Lick	L. D. R. Owens	Dickenson	30	147
T 342	Clinchfield Coal Co.	6/4/1906	76.00	Sand Lick	C. C. Powers (Fee)	Dickenson	30	147
T 343	Clinchfield Coal Co.	6/4/1906	50.00	Sand Lick	Russel Powers	Dickenson	30	147
T 344	Clinchfield Coal Co.	6/4/1906	117.30	Sand Lick	T. J. Powers (Jeff.)	Dickenson	30	147
T 345	Clinchfield Coal Co.	6/4/1906	164.50	Sand Lick	Arch Powers (F. T. Adams)	Dickenson	30	147
T 346	Clinchfield Coal Co.	6/4/1906	336.00	Sand Lick	T. E. Perry	Dickenson	30	147
T 347	Clinchfield Coal Co.	6/4/1906	733.89	Sand Lick	Jno. W. Robinson	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 348	Clinchfield Coal Co.	6/4/1906	215.00	Sand Lick	James Rasnake	Dickenson	30	147
T 349	Clinchfield Coal Co.	6/4/1906	388.52	Sand Lick	James Rasnake	Dickenson	30	147
T 350	Clinchfield Coal Co.	6/4/1906	95.00	Sand Lick	James Rasnake	Dickenson	30	147
T 351	Cranes Nest Coal & Coke Co.	6/4/1906	54.00	Sand Lick	Wm.Ratliff	Dickenson	30	190
T 352	Clinchfield Coal Co.	6/4/1906	91.83	Sand Lick	E. J. Rasnake	Dickenson	30	147
T 353	J. T. Wilder	5/18/1910	167.60	Sand Lick	W. F. Stanley	Dickenson	31	223
T 354	Clinchfield Coal Co.	6/4/1906	76.47	Sand Lick	James Sykes	Dickenson	30	147
T 355	Horace Hardaway	6/10/1914	97.91	Sand Lick	John A. Sykes (3 Tracts)	Dickenson	33	586
T 356	Horace Hardaway	6/10/1914	34.57	Sand Lick	Alex. Sykes	Dickenson	33	586
T 357	Clinchfield Coal Co.	6/4/1906	48.07	Sand Lick	B. M. Sykes	Dickenson	30	147
T 358	Cranes Nest Coal & Coke Co.	6/4/1906	354.62	Sand Lick	J. L. Sifers	Dickenson	30	190
T 359	Clinchfield Coal Co.	6/4/1906	300.00	Sand Lick	W. D. Stanley (Wilder)	Dickenson	30	147
T 360	Cranes Nest Coal & Coke Co.	6/4/1906	74.21	Sand Lick	S. J. Stanley	Dickenson	30	190
T 361	Clinchfield Coal Co.	6/4/1906	289.31	Sand Lick	Geo.W. Sutherland	Dickenson	30	147
T 362	Cranes Nest Coal & Coke Co.	6/4/1906	210.05	Sand Lick	F. P. Smith (FEE)	Dickenson	30	190
T 363	Clinchfield Coal Co.	6/4/1906	364.91	Sand Lick	D. B. Sutherland	Dickenson	30	147
T 364	Clinchfield Coal Co.	6/4/1906	408.23	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 365	Clinchfield Coal Co.	6/4/1906	202.20	Sand Lick	W. F. sutherland	Dickenson	30	147
T 366	Clinchfield Coal Co.	6/4/1906	689.00	Sand Lick	Samuel B. Sutherland	Dickenson	30	147
T 367	Cranes Nest Coal & Coke Co.	6/4/1906	822.24	Sand Lick	Newton Sutherland	Dickenson	30	190
T 368	Clinchfield Coal Co.	6/4/1906	927.30	Sand Lick	Joshua W. M. Sutherland	Dickenson	30	147
T 369	Clinchfield Coal Co.	6/4/1906	411.43	Sand Lick	Nancy Sutherland	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 370	Cranes Nest Coal & Coke Co.	6/4/1906	382.93	Sand Lick	R. D. Sutherland	Dickenson	30	190
T 372	Cranes Nest Coal & Coke Co.	6/4/1906	507.64	Sand Lick	James H. Sutherland	Dickenson	30	190
T 373	Cranes Nest Coal & Coke Co.	6/4/1906	296.56	Sand Lick	J. C. Sutherland	Dickenson	30	190
T 374	Clinchfield Coal Co.	6/4/1906	21.23	Sand Lick	S. D. Sutherland	Dickenson	44	152
T 375	Clinchfield Coal Co.	6/4/1906	49.50	Sand Lick	J. C. Smith	Dickenson	30	147
T 377	Clinchfield Coal Co.	6/4/1906	388.00	Sand Lick	W. B. Stras	Dickenson	30	147
T 378	Clinchfield Coal Co.	6/4/1906	49.77	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 379	Clinchfield Coal Co.	6/4/1906	23.00	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 387	Clinchfield Coal Co.	6/4/1906	80.00	Sand Lick	H. B. & G. H. Sutherland (FEE)	Dickenson	30	147
T 388	Clinchfield Coal Co.	6/4/1906	354.00	Sand Lick	Henry Sutherland (FEE)	Dickenson	30	147
T 389	Clinchfield Coal Co.	6/4/1906	76.30	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 390	Clinchfield Coal Co.	6/4/1906	160.00	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 392	Clinchfield Coal Co.	6/4/1906	119.00	Sand Lick	J. H. Sutherland	Dickenson	30	147
T 393	Clinchfield Coal Co.	6/4/1906	236.00	Sand Lick	Chas. C. Sutherland	Dickenson	30	147
T 395	Clinchfield Coal Co.	6/4/1906	411.43	Sand Lick	Nancy Sutherland	Dickenson	30	147
T 396	Cranes Nest Coal & Coke Co.	6/4/1906	382.73	Sand Lick	R. D. Sutherland	Dickenson	30	190
T 401	Dawson Coal & Coke Co.	6/4/1906	96.08	Sand Lick	A. A. Skeen	Dickenson	30	195
T 405	Clinchfield Coal Co.	6/4/1906	225.00	Sand Lick	H. W. Sutherland	Dickenson	30	147
T 406	Clinchfield Coal Co.	6/4/1906	183.00	Sand Lick	B. Sutherland (FEE)	Dickenson	30	147
T 407	Clinchfield Coal Co.	6/4/1906	153.00	Sand Lick	N. B. Sutherland	Dickenson	30	147
T 408	Clinchfield Coal Co.	6/4/1906	382.22	Sand Lick	E. Sutherland Heirs	Dickenson	30	147
T 409	Clinchfield Coal Co.	6/4/1906	430.65	Sand Lick	J. N. R. Sutherland	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 411	Clinchfield Coal Co.	6/4/1906	296.00	Sand Lick	H.W. Sutherland (FEE)	Dickenson	30	147
T 413	Clinchfield Coal Co.	6/4/1906	354.00	Sand Lick	Henry Sutherland (FEE)	Dickenson	30	147
T 414	Clinchfield Coal Co.	6/4/1906	76.30	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 416	Clinchfield Coal Co.	6/4/1906	333.19	Sand Lick	S. D. Sutherland	Dickenson	30	147
T 419	Cranes Nest Coal & Coke Co.	6/4/1906	56.56	Sand Lick	J. R. Turner	Dickenson	30	190
T 420	Cranes Nest Coal & Coke Co.	6/4/1906	42.60	Sand Lick	J. R. Turner	Dickenson	30	190
T 421	Cranes Nest Coal & Coke Co.	6/4/1906	187.50	Sand Lick	J. R. Turner	Dickenson	30	190
T 422	Cranes Nest Coal & Coke Co.	6/4/1906	229.20	Sand Lick	J. R. Turner	Dickenson	30	190
T 423	Cranes Nest Coal & Coke Co.	6/4/1906	39.74	Sand Lick	C. R. Turner	Dickenson	30	190
T 424	Clinchfield Coal Co.	6/4/1906	46.13	Sand Lick	J. R. Turner	Dickenson	30	147
T 425	Clinchfield Coal Co.	6/4/1906	169.03	Sand Lick	S. J. Turner	Dickenson	30	147
T 426	Clinchfield Coal Co.	6/4/1906	54.91	Sand Lick	J. R. Turner	Dickenson	30	147
T 427	Cranes Nest Coal & Coke Co.	6/4/1906	244.00	Sand Lick	John L. Tiller	Dickenson	30	190
T 428	Clinchfield Coal Co.	6/4/1906	245.00	Sand Lick	David Tiller, Jr.	Dickenson	30	147
T 429	Cranes Nest Coal & Coke Co.	6/4/1906	77.50	Sand Lick	S. J. Tiller (FEE)	Dickenson	30	190
T 430	Clinchfield Coal Co.	6/4/1906	164.31	Sand Lick	S. J. Tiller	Dickenson	30	147
T 431	Clinchfield Coal Co.	6/4/1906	139.00	Sand Lick	W. J. Tiller	Dickenson	30	147
T 432	Clinchfield Coal Co.	6/4/1906	400.00	Sand Lick	David Tiller (FEE)	Dickenson	30	147
T 433	Tarpon Coal & Coke Co.	2/20/1915	37.06	Sand Lick	S. S. Viers	Dickenson	36	1
T 434	Cranes Nest Coal & Coke Co.	6/4/1906	184.27	Sand Lick	Joseph Viers	Dickenson	30	190
T 435	Cranes Nest Coal & Coke Co.	6/4/1906	202.38	Sand Lick	Larkin Viers (2 Tracts)	Dickenson	30	190
T 436	Clinchfield Coal Co.	6/4/1906	126.89	Sand Lick	Plessant Viers	Dickenson	30	147
T 437	Clinchfield Coal Co.	6/4/1906	182.55	Sand Lick	Floyd Viers & Owens	Dickenson	30	147
T 438	Clinchfield Coal Co.	6/4/1906	75.96	Sand Lick	F. Viers & A. Owens (Skeen)	Dickenson	30	147
T 439	Clinchfield Coal Co.	6/4/1906	223.40	Sand Lick	Lewis Viers	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 440	Clinchfield Coal Co.	6/4/1906	193.87	Sand Lick	Henderson Viers	Dickenson	30	147
T 441	Clinchfield Coal Co.	6/4/1906	185.73	Sand Lick	Larkin Viers (2 Tracts)	Dickenson	30	147
T 442	Clinchfield Coal Co.	6/4/1906	133.52	Sand Lick	Floyd Viers	Dickenson	30	147
T 443	Clinchfield Coal Co.	6/4/1906	34.04	Sand Lick	W. L. J. Wright	Dickenson	30	147
T 444	Clinchfield Coal Co.	6/4/1906	916.84	Sand Lick	J. W. Wright (Shoffner)	Dickenson	30	147
T 445	Cranes Nest Coal & Coke Co.	6/4/1906	386.66	Sand Lick	W. L. F. Wright	Dickenson	30	190
T 446	Clinchfield Coal Co.	6/4/1906	132.78	Sand Lick	C. C. Wood	Dickenson	30	147
T 447	Cranes Nest Coal & Coke Co.	6/4/1906	152.87	Sand Lick	C. A. Willis	Dickenson	30	190
T 448	Cranes Nest Coal & Coke Co.	6/4/1906	49.21	Sand Lick	S. E. Wright	Dickenson	30	190
T 449	Cranes Nest Coal & Coke Co.	6/4/1906	94.41	Sand Lick	Jesse Wampler	Dickenson	94	463
T 450	Clinchfield Coal Co.	6/4/1906	320.90	Sand Lick	Jessee Wampler	Dickenson	44	152
T 451	Clinchfield Coal Co.	6/4/1906	1868.00	Sand Lick	H. G. Wampler	Dickenson	44	152
T 452	Cranes Nest Coal & Coke Co.	6/4/1906	103.39	Sand Lick	Jeremiah Yates	Dickenson	30	190
T 453	Clinchfield Coal Co.	6/4/1906	625.93	Cleveland	William Artrip	Russell	44	152
T 454	Clinchfield Coal Co.	6/4/1906	193.39	Cleveland	Samuel Artrip	Russell	44	152
T 455	Clinchfield Coal Co.	6/4/1906	88.57	Cleveland	Samuel Artrip	Russell	44	152
T 456	Clinchfield Coal Co.	6/4/1906	350.21	Cleveland	Bryant Breeding	Russell	44	152
T 457	Clinchfield Coal Co.	6/4/1906	35.10	Cleveland	John Breeding	Russell	44	152
T 458	Clinchfield Coal Co.	6/4/1906	6.64	Cleveland	W. R. Baumgardner	Russell	44	152
T 459	Clinchfield Coal Co.	6/4/1906	314.51	Cleveland	Breeding Bros.	Russell	44	152
T 460	Clinchfield Coal Co.	6/4/1906	148.40	Cleveland	Jas. A. Gilbert	Russell	44	152
T 461	Clinchfield Coal Co.	6/4/1906	88.55	Cleveland	Jas. A. Gilbert	Russell	44	152
T 462	Clinchfield Coal Co.	6/4/1906	442.48	Cleveland	W. P. Grizzle	Russell	44	152
T 463	Clinchfield Coal Co.	6/4/1906	1142.51	Cleveland	Henry Kiser	Dickenson & Russel	30	117

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 464	Clinchfield Coal Co.	6/4/1906	237.28	Cleveland	J. P. Lockhart	Russell	44	152
T 465	John Laforce & Wife	5/15/1909	7.31	Cleveland	John Laforce	Russell	44	502
T 466	Clinchfield Coal Co.	6/4/1906	235.75	Cleveland	James Laforce	Russell	44	152
T 467	John Laforce & Wife	5/19/1909	46.50	Cleveland	John Laforce	Russell	44	502
T 468	Grant Laforce & Wife	10/3/1909	44.19	Cleveland	Polly Laforce	Russell	45	152
T 469	Clinchfield Coal Co.	6/4/1906	148.00	Cleveland	Culberson Laforce	Russell	44	152
T 470	Clinchfield Coal Co.	6/4/1906	86.46	Cleveland	J. W. Laforce	Russell	44	152
T 471	Clinchfield Coal Co.	6/4/1906	217.74	Cleveland	J. P. Lockhart	Russell	44	152
T 472	Clinchfield Coal Co.	6/4/1906	482.36	Cleveland	Warren Laforce	Russell	44	152
T 473	Clinchfield Coal Co.	6/4/1906	248.92	Cleveland	David Musick	Russell	44	152
T 474	Clinchfield Coal Co.	6/4/1906	106.33	Cleveland	Jacob Musick	Russell	44	152
T 475	Clinchfield Coal Co.	6/4/1906	80.20	Cleveland	Draton Musick	Russell	44	152
T 476	Clinchfield Coal Co.	6/4/1906	20.21	Cleveland	Fielding Musick	Russell	44	152
T 477	Clinchfield Coal Co.	6/4/1906	43.67	Cleveland	Fielding Musick	Russell	44	152
T 478	Clinchfield Coal Co.	6/4/1906	63.58	Cleveland	Utah Musick	Russell	44	152
T 479	Clinchfield Coal Co.	6/4/1906	43.00	Cleveland	Jahial Musick	Russell	44	152
T 480	Clinchfield Coal Co.	6/4/1906	12.77	Cleveland	Utah Musick	Russell	44	152
T 481	Clinchfield Coal Co.	6/4/1906	80.20	Cleveland	Vesta Musick	Russell	44	152
T 482	Clinchfield Coal Co.	6/4/1906	1498.70	Cleveland	Stephen Rasnake	Russell	44	152
T 483	Clinchfield Coal Co.	6/4/1906	519.46	Cleveland	Robt. Rasnake	Russell	44	152
T 484	Clinchfield Coal Co.	6/4/1906	256.00	Cleveland	John Rasnake	Russell	44	152
T 485	Clinchfield Coal Co.	6/4/1906	250.53	Cleveland	N. B. Rasnake	Russell	44	152
T 486	Eliha Sutherland & Wife	5/18/1909	30.12	Cleveland	Eliha Sutherland	Russell	44	280
T 487	Clinchfield Coal Co.	6/4/1906	21.00	Cleveland	V. R. Sutherland	Russell	44	152
T 488	Clinchfield Coal Co.	6/4/1906	65.48	Cleveland	Skeen-Sutherland	Russell	44	152

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 489	Clinchfield Coal Co.	6/4/1906	337.55	Cleveland	Jasper-Skeen	Russell	44	152
T 490	Clinchfield Coal Co.	6/4/1906	149.17	Cleveland	Major Smith	Russell	44	152
T 491	Clinchfield Coal Co.	6/4/1906	200.00	Cleveland	Eliha Sutherland	Russell	44	152
T 492	Clinchfield Coal Co.	6/4/1906	240.00	Cleveland	Eliha Sutherland	Russell & Dickenson	44	152
T 493	Clinchfield Coal Co.	6/4/1906	586.00	Cleveland	Eliha Sutherland	Russell	44	152
T 494	Wilbur L. Moorman & Wife	5/31/1907	95.60	Cleveland	Eliha Sutherland	Russell	42	104
T 495	Clinchfield Coal Co.	6/4/1906	327.93	Cleveland	John Sutherland	Russell	44	152
T 496	Clinchfield Coal Co. (Eliz. Breeding)	6/8/1909	240.09	Cleveland	James Taylor	Russell	44	348
T 497	Mary Artrip Heirs et als	9/30/1909	7.83	Cleveland	Samuel Wilbur	Russell	45	151
T 498	Cyndesta Wyatt et als	10/8/1909	17.35	Cleveland	Cyndesta Wyatt	Russell	45	136
T 499	Clinchfield Coal Co.	6/4/1906	527.00	New Garden	Abram Bowen	Russell & Buchannan	44	152
T 500	Clinchfield Coal Co.	6/4/1906	635.84	New Garden	Isaac V. Cook	Russell	44	152
T 501	Clinchfield Coal Co.	6/4/1906	1167.41	New Garden	William Crabtree	Russell & Buchannan	44	152
T 502	Clinchfield Coal Co.	6/4/1906	168.89	New Garden	William Crabtree	Russell & Buchannan	44	152
T 503	Clinchfield Coal Co.	6/4/1906	202.33	New Garden	Jacob Cook	Russell & Buchannan	44	152
T 504	Clinchfield Coal Co.	6/4/1906	318.26	New Garden	Jasper Cook	Russell & Buchannan	44	152
T 505	Clinchfield Coal Co.	6/4/1906	267.86	New Garden	J. H. Fife	Russell	44	152
T 506	Clinchfield Coal Co.	6/4/1906	56.98	New Garden	Peter Goldback	Russell	44	152
T 507	Clinchfield Coal Co.	6/4/1906	43.20	New Garden	Joan C. Gilbert	Russell	44	152
T 508	Clinchfield Coal Co.	6/4/1906	26.46	New Garden	Jas. A. Gilbert	Russell	44	152
T 509	Clinchfield Coal Co.	6/4/1906	15.00	New Garden	J. C. Gilbert	Russell	44	152
T 510	Clinchfield Coal Co.	6/4/1906	67.81	New Garden	J. C. Gilbert	Russell	44	152
T 511	Clinchfield Coal Co.	6/4/1906	97.98	New Garden	Colbert Musick	Russell	44	152
T 512	Clinchfield Coal Co.	6/4/1906	409.61	New Garden	Jacob (Alvin) Musick	Russell	44	152
T 513	Clinchfield Coal Co.	6/4/1906	164.00	New Garden	G. W. Musick	Russell	44	152
T 514	J. C. Musick & Wife	3/4/1909	20.64	New Garden	J. C. Musick	Russell	45	3

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 515	Clinchfield Coal Co.	6/4/1906	140.58	New Garden	Alven Musick	Russell	44	152
T 516	Clinchfield Coal Co.	6/4/1906	82.42	New Garden	Jonas Rasnake	Russell	44	152
T 517	Clinchfield Coal Co.	6/4/1906	63.36	New Garden	J. W. Rasnake	Russell & Buchannan	44	152
T 518	Clinchfield Coal Co.	6/4/1906	79.60	New Garden	J. W. Rasnake	Russell	44	152
T 519	Clinchfield Coal Co.	6/4/1906	82.00	New Garden	V. R. Sutherland	Russell & Buchannan	44	152
T 520	Clinchfield Coal Co.	6/4/1906	75.09	New Garden	V. R. Sutherland	Russell & Buchannan	44	152
T 521	Clinchfield Coal Co.	6/4/1906	67.07	New Garden	Geo. A. Warder	Russell	44	152
T 522	Clinchfield Coal Co.	6/4/1906	12.36	Castlewood	John Brooks	Russell	44	152
T 523	Clinchfield Coal Co.	6/4/1906	99.90	Castlewood	H. F. Couch	Russell	44	152
T 524	Clinchfield Coal Co.	6/4/1906	43.74	Castlewood	S. S. Dotson	Russell	44	152
T 525	Dawson Coal & Coke Co.	6/4/1906	6000.00	Castlewood	Dawson	Russell & Dickenson	44	2
T 526	Dawson Coal & Coke Co.	6/4/1906	1052.02	Castlewood	Dawson (Fields, W. Comm.)	Russell	44	2
T 527	J. H. P. Smith et als	9/23/1909	50.36	Castlewood	A. L. Grizzle	Russell	45	122
T 528	Geo. W. Grizzle & Wife	6/29/1909	65.64	Castlewood	Geo. Grizzle	Russell	44	410
T 529	T. B. Howard &Wife	7/30/1918	1.00	Castlewood	T. B. Howard	Russell	59	527
T 530	Clinchfield Coal Co.	6/4/1906	103.70	Castlewood	Laban Holbrook	Russell	44	152
T 531	Henry Powers, et ux. Louise	1/11/1921	84.73	Castlewood	J. H. Jessee	Russell & Dickenson	62	88
T 532	Clinchfield Coal Co.	6/4/1906	119.94	Castlewood	Allen Kiser	Russell	44	152
T 533	Clinchfield Coal Co.	6/4/1906	349.49	Castlewood	Abraham Kiser	Russell	44	152
T 534	Clinchfield Coal Co.	6/4/1906	216.73	Castlewood	J. M. Kiser	Russell	44	152
T 535	Clinchfield Coal Co.	6/4/1906	59.95	Castlewood	S. Kiser	Russell	44	152
T 536	Clinchfield Coal Co.	6/4/1906	23.30	Castlewood	W. S. & M. T. Kiser	Russell	44	152
T 537	Clinchfield Coal Co.	6/4/1906	91.00	Castlewood	A. A. Kiser	Russell	44	152
T 538	Clinchfield Coal Co.	6/4/1906	13.58	Castlewood	U. S. Kiser	Russell	44	152
T 539	Jas. D. Kiser, Sr. Heirs	7/6/1909	87.20	Castlewood	James D. Kiser	Russell	44	471
T 540	Jas. D. Kiser, Sr. Heirs	7/6/1909	43.92	Castlewood	James D. Kiser	Russell	44	473
T 541	Clinchfield Coal Co.	6/4/1906	240.33	Castlewood	James D. Kiser	Russell & Dickenson	44	152
T 542	Clinchfield Coal Co.	6/4/1906	120.60	Castlewood	E. S. Kiser	Russell	44	152
T 543	Clinchfield Coal Co.	6/4/1906	103.00	Castlewood	Samuel J. Kiser	Russell	44	152

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 544	Clinchfield Coal Co.	6/4/1906	71.10	Castlewood	Jno. M. Kiser	Russell	44	152
T 545	Clinchfield Coal Co.	6/4/1906	104.90	Castlewood	Gee. C. Kiser	Russell	44	152
T 546	Clinchfield Coal Co.	6/4/1906	125.00	Castlewood	Nimrod Kiser	Russell	44	152
T 547	Hiram A. Kiser & Wife & Archie Kiser & Wife	8/8/1923	29.02	Castlewood	Hiram A. Kiser	Russell	67	220
T 548	Clinchfield Coal Co.	6/4/1906	108.34	Castlewood	William F. Kiser	Russell	44	152
T 549	L. B. Kiser & Wife	7/29/1926	3.10	Castlewood	Lowery B. Kiser	Russell	73	511
T 550	E. M. Kiser & Wife	12/20/1921	140.00	Castlewood	E. M. Kiser	Russell	63	526-529
T 551	A. B. Kiser & Wife	9/12/1923	44.65	Castlewood	A. B. Kiser	Russell	67	391
T 552	E. V. Kiser & Wife	3/21/1924	5.93	Castlewood	E. Villio Kiser	Russell	62	593
T 553	Aaron Laforce et als	7/7/1910	87.06	Castlewood	Aaron Laforce	Russell	46	406
T 554	John Laforce & Wife	5/19/1909	88.94	Castlewood	John Laforce	Russell	44	502
T 555	Clinchfield Coal Co.	6/4/1906	588.87	Castlewood	John W. Laforce	Russell	44	152
T 556	Clinchfield Coal Co.	6/4/1906	457.08	Castlewood	Joseph Laforce	Russell	44	152
T 557	Clinchfield Coal Co.	6/4/1906	387.00	Castlewood	Elijah Laforce	Russell	44	152
T 558	Clinchfield Coal Co.	6/4/1906	241.06	Castlewood	E. A. Leonard	Russell	44	152
T 559	Wm. Mercer & Wife	5/6/1909	29.98	Castlewood	Wm. Mercer	Russell	44	261
T 560	W. L. Moorman & Wife	5/31/1909	65.92	Castlewood	W. L. Moorman	Russell	42	104
T 561	Clinchfield Coal Co.	6/4/1906	100.00	Castlewood	S. D. May	Russell	44	152
T 562	Clinchfield Coal Co.	6/4/1906	355.00	Castlewood	William Minton	Russell	44	152
T 563	Clinchfield Coal Co.	6/4/1906	288.23	Castlewood	William Minton	Russell	44	152
T 564	Clinchfield Coal Co.	6/4/1906	181.33	Castlewood	Henry Powers	Russell & Dickenson	44	152
T 565	Clinchfield Coal Co.	6/4/1906	431.36	Castlewood	Moncier Sutherland	Russell	44	152
T 566	Dawson Coal & Coke Co.	6/4/1906	8.09	Castlewood	D. L. Silcox	Russell	44	2
T 567	John Wolfe & Wife	11/1/1923	3.38	Castlewood	John Wolfe	Russell	67	500
T 568	Jas. A. Kiser & Wife	9/21/1923	47.27	Castlewood	James A. Kiser	Russell	67	395
T 569	Clinchfield Coal Co.	6/4/1906	210.00	Hurricane	Noah G. Ball	Buchanan	37	256
T 570	Clinchfield Coal Co.	6/4/1906	1075.00	Hurricane	N. J. Buckell	Buchanan	37	256
T 571	Clinchfield Coal Co.	6/4/1906	126.00	Hurricane	John W. Barton	Buchanan	37	256

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 572	Clinchfield Coal Co.	6/4/1906	236.00	Hurricane	J. W. Barton	Buchanan	37	256
T 573	Clinchfield Coal Co.	6/4/1906	131.00	Hurricane	G. W. Barton	Buchanan	37	256
T 574	Clinchfield Coal Co.	6/4/1906	22.00	Hurricane	G. W. Barton	Buchanan	37	256
T 575	Clinchfield Coal Co.	6/4/1906	67.00	Hurricane	G. W. Barton	Buchanan	37	256
T 576	Clinchfield Coal Co.	6/4/1906	223.00	Hurricane	Fielden Combs	Buchanan	37	256
T 577	Clinchfield Coal Co.	6/4/1906	342.27	Hurricane	Fielden Combs	Buchanan	37	256
T 578	Clinchfield Coal Co.	6/4/1906	98.00	Hurricane	Larkin Combs	Buchanan	37	256
T 579	Clinchfield Coal Co.	6/4/1906	91.00	Hurricane	Lafayett Combs	Buchanan	37	256
T 580	Clinchfield Coal Co.	6/4/1906	87.61	Hurricane	Fielden Combs	Buchanan	37	256
T 581	Clinchfield Coal Co.	6/4/1906	147.00	Hurricane	Stephens Combs	Buchanan	37	256
T 582	Clinchfield Coal Co.	6/4/1906	69.00	Hurricane	Mesback Compton	Buchanan	37	256
T 583	Dawson Coal & Coke Co.	6/4/1906	98.25	Hurricane	John H. Duty	Buchanan	37	533
T 584	Cranes Nest Coal & Coke Co.	6/4/1906	194.00	Hurricane	Wm. H. Duty	Buchanan	36	546
T 585	Clinchfield Coal Co.	6/4/1906	70.00	Hurricane	David F. Deel	Buchanan	36	256
T 586	Clinchfield Coal Co.	6/4/1906	190.00	Hurricane	Wm. F. Deel	Buchanan	37	256
T 587	Cranes Nest Coal & Coke Co.	6/4/1906	98.00	Hurricane	H. P. Deel	Buchanan	37	256
T 588	Clinchfield Coal Co.	6/4/1906	328.00	Hurricane	Jas. H. Fuller	Buchanan	37	256
T 589	Clinchfield Coal Co.	6/4/1906	1000.00	Hurricane	Jas. Ball & Wm. Fuller	Buchanan	37	256
T 590	Clinchfield Coal Co.	6/4/1906	50.00	Hurricane	G. B. Fletcher	Buchanan	37	256
T 591	Clinchfield Coal Co.	6/4/1906	144.00	Hurricane	W. W. Fletcher	Buchanan	37	256
T 592	Clinchfield Coal Co.	6/4/1906	60.00	Hurricane	J. R. Johnson	Buchanan	37	256
T 593	Clinchfield Coal Co.	6/4/1906	149.00	Hurricane	W. R. Jackson	Buchanan	37	256
T 594	Clinchfield Coal Co.	6/4/1906	135.00	Hurricane	Jas. Jackson	Buchanan	37	256
T 595	Clinchfield Coal Co.	6/4/1906	100.00	Hurricane	L. D. Jackson	Buchanan	37	256
T 596	Clinchfield Coal Co.	6/4/1906	17.45	Hurricane	Allen James	Buchanan	37	256

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 597	Clinchfield Coal Co.	6/4/1906	225.00	Hurricane	Jacob R. Lester	Buchanan	37	256
T 598	Clinchfield Coal Co.	6/4/1906	125.00	Hurricane	J. R. Lester	Buchanan	37	256
T 599	Clinchfield Coal Co.	6/4/1906	300.00	Hurricane	Jacob Lester	Buchanan	37	256
T 600	Cranes Nest Coal & Coke Co.	6/4/1906	230.96	Hurricane	Noah & Elijah Lambert	Buchanan	36	546
T 601	Clinchfield Coal Co.	6/4/1906	204.00	Hurricane	J. P. Lambert	Buchanan & Dickenson	37	256
T 602	Clinchfield Coal Co.	6/4/1906	125.00	Hurricane	W. A. McFarland	Buchanan	37	256
T 603	Clinchfield Coal Co.	6/4/1906	350.00	Hurricane	J. M. & L. L. McFarland	Buchanan	37	256
T 604	Cranes Nest Coal & Coke Co.	6/4/1906	80.00	Hurricane	R. S. W. O’Quinn	Buchanan	36	546
T 605	Clinchfield Coal Co.	6/4/1906	500.00	Hurricane	Daniel Puckett	Buchanan	37	256
T 606	Clinchfield Coal Co.	6/4/1906	559.00	Hurricane	Joseph Pressley	Buchanan	37	256
T 607	Clinchfield Coal Co.	6/4/1906	176.00	Hurricane	Taze Pressley	Buchanan	37	256
T 608	Clinchfield Coal Co.	6/4/1906	103.00	Hurricane	Taze Pressley	Buchanan	37	256
T 609	Clinchfield Coal Co.	6/4/1906	149.00	Hurricane	John Pressley	Buchanan	37	256
T 610	Cranes Nest Coal & Coke Co.	6/4/1906	100.00	Hurricane	J. W. Rasnake	Buchanan	36	546
T 611	Clinchfield Coal Co.	6/4/1906	349.33	Hurricane	Mariah Stinson	Buchanan & Dickenson	37	256
T 612	Clinchfield Coal Co.	6/4/1906	330.00	Hurricane	J. M. Stallard	Buchanan	37	256
T 613	Clinchfield Coal Co.	6/4/1906	134.00	Hurricane	John W. Stallard	Buchanan	37	256
T 614	Clinchfield Coal Co.	6/4/1906	60.00	Hurricane	S. J. Tiller	Buchanan	37	256
T 615	Clinchfield Coal Co.	6/4/1906	241.49	Hurricane	A. B. Nicholas et als	Buchanan	37	256
T 616	Clinchfield Coal Co.	6/4/1906	100.00	Hurricane	David Tiller, Sr.	Buchanan	37	256
T 617	Cranes Nest Coal & Coke Co.	6/4/1906	128.00	Hurricane	David Tiller	Buchanan	36	546
T 618	Clinchfield Coal Co.	6/4/1906	118.00	Hurricane	Geo. W. Tiller	Buchanan	37	256
T 619	Clinchfield Coal Co.	6/4/1906	40.00	Hurricane	William Taylor	Buchanan	37	256

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 620	Clinchfield Coal Co.	6/3/1906	50.00	Hurricane	J. S. Williams	Buchanan	37	256
T 621	Clinchfield Coal Co.	6/4/1906	72.00	Hurricane	G. A. Warder	Buchanan & Dickenson	37	256
T 622	Cranes Nest Coal & Coke Co.	6/4/1906	41.68	Kennedy	William Adkins	Dickenson	30	190
T 623	Cranes Nest Coal & Coke Co.	6/4/1906	11.01	Kennedy	Henry.Adking	Dickenson	30	190
T 624	Cranes Nest Coal & Coke Co.	6/4/1906	213.00	Kennedy	W. H. Aston	Dickenson	30	190
T 625	H. Hardaway	2/20/1915	116.83	Kennedy	Alley-Hutchinson	Dickenson	36	8
T 626	Cranes Nest Coal & Coke Co.	6/4/1906	1001.00	Kennedy	Thomas Bise	Dickenson	30	190
T 627	Ira Boggs et als	7/14/1910	81.47	Kennedy	Ira Boggs	Dickenson	31	246
T 628	Bessie Buchanan	9/8/1953	40.00	Kennedy	Bessie Buchanan	Dickenson	106	452
T 629	Cranes Nest Coal & Coke Co.	6/4/1906	202.00	Kennedy	D. M. & E. Buchanan	Dickenson	30	190
T 630	Clinchfield Coal Co.	6/4/1906	261.00	Kennedy	J. H. Beverly	Dickenson	30	147
T 631	Chas. R. Booher	9/16/1953	23.73	Kennedy	Chas. Booher	Dickenson	106	473
T 632	Clinchfield Coal Co.	6/4/1906	89.87	Kennedy	William Crabtree	Dickenson	30	147
T 633	Clinchfield Coal Co.	6/4/1906	38.65	Kennedy	R. R. Crabtree (S. Mullins)	Dickenson	30	147
T 634	E. H. Cantrell et als	4/30/1910	151.88	Kennedy	H. B. Cantrell	Dickenson	31	180
T 635	Clinchfield Coal Co.	4/30/1906	125.00	Kennedy	William Cantrell	Dickenson	30	147
T 636	Frank Crabtree	9/2/1953	129.42	Kennedy	Frank Crabtree	Dickenson	106	443
T 637	D. M. Crabtree	9/2/1953	31.06	Kennedy	D. M. Crabtree	Dickenson	106	457
T 638	Cranes Nest Coal & Coke Co.	6/4/1906	106.00	Kennedy	G. W. Champan	Dickenson	30	190
T 639	Clinchfield Coal Co.	6/4/1906	36.62	Kennedy	L. M. Carico	Dickenson	30	147
T 640	Cranes Nest Coal & Coke Co.	6/4/1906	157.26	Kennedy	John A. Davis	Dickenson	30	190
T 641	Noah M. Dotson	9/17/1948	6.28	Kennedy	Noah M. Dotson	Dickenson	94	321
T 642	N. M. Dotson Jr.	8/13/1953	6.00	Kennedy	N. M. Dotson, Jr.	Dickenson	106	397
T 643	Noah M. Dotson	11/12/1946	41.30	Kennedy	Noah M. Dotson	Dickenson	88	252

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 644	Clinchfield Coal Co.	6/4/1906	140.67	Kennedy	N. M. Dotson	Dickenson	30	147
T 645	Clinchfield Coal Co.	6/4/1906	27.21	Kennedy	D. R. Dotson	Dickenson	30	147
T 646	Clinchfield Coal Co.	6/4/1906	44.52	Kennedy	D. R. Dotson & J. P. Trivett	Dickenson	30	147
T 647	Clinchfield Coal Co.	6/4/1906	63.02	Kennedy	M. S. Dotson	Dickenson	30	147
T 648	Clinchfield Coal Co.	6/4/1906	526.00	Kennedy	Stephen C. Gose	Dickenson	30	147
T 649	Clinchfield Coal Co.	6/4/1906	85.00	Kennedy	Stephen C. Gose	Dickenson	30	147
T 650	W. A. Hibbitts	12/2/1912	62.11	Kennedy	W. A. Hibbitts	Dickenson	32	514
T 651	Cranes Nest Coal & Coke Co.	6/4/1906	224.08	Kennedy	C. R. Hibbitts	Dickenson	30	147
T 652	M. H. Hamilton	3/29/1951	8.75	Kennedy	M. H. Hamilton (Henry Mullins)	Dickenson	102	323
T 653	Logan Hibbitts Heirs	8/31/1950	40.00	Kennedy	Logan Hibbitts	Dickenson	104	314
T 654	L. E. Hibbitts	8/31/1950	35.00	Kennedy	Logan Hibbitts	Dickenson	104	314
T 655	Clinchfield Coal Co.	6/4/1906	72.10	Kennedy	Dock Hawkins	Dickenson	30	147
T 656	Cranes Nest Coal & Coke Co.	6/4/1906	1132.00	Kennedy	Samuel Hensley	Dickenson	30	190
T 657	Cranes Nest Coal & Coke Co.	6/4/1906	181.00	Kennedy	I. M. Hale	Dickenson	30	190
T 658	clinchfield Coal Co.	6/4/1906	48.00	Kennedy	Samuel Keel	Dickenson	30	147
T 659	J. L. Litz	2/25/1913	4.04	Kennedy	J. L. Litz	Dickenson	33	105
T 660	J. L. Litz	2/25/1913	199.49	Kennedy	J. L. Litz	Dickenson	33	105
T 661	Clinchfield Coal Co.	6/4/1906	152.42	Kennedy	R. F. Lambert	Dickenson	30	147
T 662	Isom & W. L. Mullins	1/13/1911	119.22	Kennedy	Isom & W. L. Mullins	Dickenson	20	370
T 663	Clinchfield Coal Co.	6/4/1906	78.32	Kennedy	Thos. Mullins	Dickenson	30	147
T 664	Clinchfield Coal Co.	6/4/1906	11.17	Kennedy	David Mullins	Dickenson	30	147
T 665	Cranes Nest Coal & Coke Co.	6/4/1906	699.95	Kennedy	A. J. Mullins	Dickenson	30	190
T 666	John A. Mullins	2/4/1948	32.03	Kennedy	John A. Mullins.	Dickenson	91	555

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 667	John Wesley Mullins	4/3/1948	30.01	Kennedy	John Wesley Mullins	Dickenson	93	130
T 668	David J. Mullins	3/12/1946	47.60	Kennedy	David J. Mullins	Dickenson	85	561
T 669	Clinchfield Coal Co.	6/4/1906	460.04	Kennedy	A. B. Nichols-R. H. Powers	Dickenson	30	147
T 669A	Clinchfield Coal Co.		300.10	Kennedy	R. L. Stanley	Dickenson
T 670	Clinchfield Coal Co.	6/4/1906	170.71	Kennedy	J. A. Odie	Dickenson	30	147
T 671	Cranes Nest Coal & Coke Co.	6/4/1906	766.12	Kennedy	J. A. Odie	Dickenson	30	190
T 671A	J.A. Odie		154.93	Lipps	R. Marshall	Wise
T 672	R. E. Baylor, Trustee et als	2/3/1928	22.40		Phipps, Damron, Trivett 67	Dickenson	58	75
T 673	A. W. Pressley et als.	5/21/1921	44.60	Kennedy	Phipps, Damron, Trivett 68	Dickenson	57	576
T 674	R. E. Baylor, Trustee et als	2/3/1928	4.78	Kennedy	E. L. Phipps	Dickenson	58	75
T 675	E. L. Phipps	10/23/1905	22.44	Kennedy	E. L. Phipps	Dickenson	25	121
T 676	C. Phipps Heirs	9/4/1954	31.92	Kennedy	C. Phipps Heirs	Dickenson	108	103
T 677	Cranes Nest Coal & Coke Co.	6/4/1906	238.00	Kennedy	W. J. Ring	Dickenson	30	190
T 678	Cranes Nest Coal & Coke Co.	6/4/1906	309.27	Kennedy	David Short	Dickenson	30	190
T 679	Clinchfield Coal Co.	6/4/1906	23.00	Kennedy	Short & Mullins	Dickenson	30	147
T 680	J. H. Stanley	6/16/1921	24.61	Kennedy	J. W. Stanley	Dickenson	47	66
T 681	Horace Hardaway	2/20/1915	104.73	Kennedy	W. S. Smith	Dickenson	36	8
T 682	Clinchfield Coal Co.	6/4/1906	20.50	Kennedy	F. J. Stanley	Dickenson	30	147
T 683	Cranes Nest Coal & Coke Co.	6/4/1906	58.00	Kennedy	H. B. Stallard	Dickenson	30	190
T 684	Cranes Nest Coal & Coke Co.	6/4/1906	180.00	Kennedy	Sarah J. Stallard	Dickenson	30	190
T 685	James Trivett et als	9/4/1953	58.26	Kennedy	James Trivett	Dickenson	106	458
T 686	W. B. Trivett	4/18/1952	23.10	Kennedy	W. B. Trivett	Dickenson	104	271
T 687	W. B. Trivett	4/17/1952	43.50	Kennedy	W. B. Trivett	Dickenson	106	79
T 688	Clinchfield Coal Co.	6/4/1906	97.70	Kennedy	G. A. Warder (Stratton)	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 689	Clinchfield Coal Co.	6/4/1906	191.47	Kennedy	Noah E. Yates (Shoffner)	Dickenson	30	147
T 690	Cranes Nest Coal & Coke Co.	6/4/1906	60.00	Kennedy	James T. Edwards	Dickenson	30	190
T 691	Clinchfield Coal Co.	6/4/1906	21.25	Kennedy	James T. Edwards	Dickenson	30	147
T 692	Clinchfield Coal Co.	12/16/1935	200.00	Kennedy	Redwine & Culberson	Dickenson	68	501
TL 693	Oakley Stanley & Wife	5/14/1952	54.55	Kennedy	Robert B. Bise	Dickenson	104	383
T 694	Clinchfield Coal Co.	6/4/1906	88.76	Clintwood	John Browning	Dickenson	30	147
T 695	Clinchfield Coal Co.	6/4/1906	111.89	Clintwood	R. C. Baker	Dickenson	30	147
T 696	Cranes Nest Coal & Coke Co.	6/4/1906	99.02	Clintwood	Jno. Baker	Dickenson	30	190
T 697	Cranes Nest Coal & Coke Co.	6/4/1906	79.04	Clintwood	F. M. Beverly	Dickenson	30	190
T 698	Clinchfield Coal Co.	6/4/1906	69.38	Clintwood	E. P. Chase	Dickenson	30	147
T 699	Clinchfield Coal Co.	6/4/1906	50.00	Clintwood	J. P. Chase	Dickenson	30	147
T 700	Cranes Nest Coal & Coke Co.	6/4/1906	84.96	Clintwood	Melvina “Viney” Counts (J.P. Chase?)	Dickenson	30	190
T 701	Cranes Nest Coal & Coke Co.	6/4/1906	75.24	Clintwood	Martha Colley	Dickenson	30	190
T 702	Cranes Nest Coal & Coke Co.	6/4/1906	169.33	Clintwood	Jno. W. County	Dickenson	30	190
T 703	Cranes Nest Coal & Coke Co.	6/4/1906	120.77	Clintwood	W. L. Dennis	Dickenson	30	190
T 704	Ellen W. Duryea	1/10/1914	60.43	Clintwood	E. W. Duryea (N. P. Kelly)	Dickenson	33	431
T 705	Ellen W. Duryea	1/10/1914	269.67	Clintwood	E. W. Duryea (Eliz. Rose)	Dickenson	33	431
T 706	Cranes Nest Coal & Coke Co.	6/4/1906	161.00	Clintwood	J. K. Damron	Dickenson	30	190
T 707	Ellen W. Duryea	1/10/1914	36.00	Clintwood	E. W. Duryea (M. Hill)	Dickenson	33	431
T 708	Cranes Nest Coal & Coke Co.	6/4/1906	46.68	Clintwood	R. J. Fleming	Dickenson	30	190
T 709	Clinchfield Coal Co.	6/4/1906	117.00	Clintwood	Solomon Fleming	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 710	Clinchfield Coal Co.	6/4/1906	45.34	Clintwood	William Fleming (FEE)	Dickenson	30	147
T 711	Cranes Nest Coal & Coke Co.	6/4/1906	85.52	Clintwood	Robert Fleming	Dickenson	30	190
T 712	Clinchfield Coal Co.	6/4/1906	60.68	Clintwood	W. H. Fleming	Dickenson	30	147
T 713	Cranes Nest Coal & Coke Co.	6/4/1906	88.67	Clintwood	Emanuel Fleming	Dickenson	30	190
T 714	Cranes Nest Coal & Coke Co.	6/4/1906	208.05	Clintwood	Caleb Haynes	Dickenson	94	463
T 715	Clinchfield Coal Co.	6/4/1906	183.84	Clintwood	G. W. Haynes	Dickenson	30	147
T 716	Cranes Nest Coal & Coke Co.	6/4/1906	373.63	Clintwood	Cornelius Hibbitts	Dickenson	30	147
T 717	Cranes Nest Coal & Coke Co.	6/4/1906	69.59	Clintwood	W. C. Hughes	Dickenson	30	190
T 718	Cranes Nest Coal & Coke Co.	6/4/1906	31.68	Clintwood	W. C. Hughes	Dickenson	30	190
T 719	Cranes Nest Coal & Coke Co.	6/4/1906	49.86	Clintwood	J. H. M. Hill	Dickenson	30	190
T 720	Clinchfield Coal Co.	6/4/1906	56.87	Clintwood	Noah Hopson	Dickenson	30	147
T 721	Clinchfield Coal Co.	6/4/1906	107.00	Clintwood	Noah Hopson	Dickenson	30	147
T 722	Clinchfield Coal Co.	6/4/1906	80.00	Clintwood	J. G. Hylton	Dickenson	30	147
T 723	Clinchfield Coal Co.	6/4/1906	135.69	Clintwood	W. E. Harris	Dickenson	30	147
T 724	Clinchfield Coal Co.	6/4/1906	566.39	Clintwood	H. T. Keel	Dickenson	30	147
T 725	Cranes Nest Coal & Coke Co.	6/4/1906	174.79	Clintwood	Henry Keel	Dickenson	30	190
T 726	H. T. Keel	3/8/1913	20.00	Clintwood	H. T. Keel	Dickenson	33	42
T 727	Clinchfield Coal Co.	6/4/1906	26.65	Clintwood	J.G. Kerr	Dickenson	30	147
T 728	J. L. Litz	2/25/1913	68.50	Clintwood	J. L. Litz	Dickenson	33	105
T 729	J. L. Litz	9/5/1911	61.89	Clintwood	J. L. Litz (FEE)	Dickenson	31	506
T 730	J. L. Litz	2/25/1913	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	33	105
T 731	R. V. & Jno. S. Wolford	9/26/1911	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	32	110
T 732	W. E. O’Connor	11/25/1911	56.50	Clintwood	J. L. Litz 1/3 fo 169.5	Dickenson	32	110
T 733	J. L. Litz	2/25/1913	18.55	Clintwood	J. L. Litz (B. F. Sykes)	Dickenson	33	105
T 734	J. L. Litz	2/25/1913	138.15	Clintwood	J. L. Litz (Jas. Fleming)	Dickenson	33	105

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 735	J. L. Litz	2/25/1913	47.46	Clintwood	J. L. Litz (C. Phipps)	Dickenson	33	105
T 736	J. L. Litz	2/25/1913	180.73	Clintwood	J. L. Litz	Dickenson	33	105
T 737	Cranes Nest Coal & Coke Co.	6/4/1906	719.00	Clintwood	William McFall	Dickenson	30	190
T 738	Clinchfield Coal Co.	6/4/1906	100.00	Clintwood	G. W. Meade	Dickenson	30	147
T 739	Clinchfield Coal Co.	6/4/1906	21.91	Clintwood	Esaw & Louisa Mullins 1/2 int in 43.83 Acres	Dickenson	30	147
T 740	Cranes Nest Coal & Coke Co.	6/4/1906	100.58	Clintwood	David W. Meade	Dickenson	30	190
T 741	Clinchfield Coal Co.	6/4/1906	36.19	Clintwood	J. C. Mooney	Dickenson	30	147
T 742	Clinchfield Coal Co.	6/4/1906	83.71	Clintwood	John Mullins	Dickenson	30	147
T 743	Cranes Nest Coal & Coke Co.	6/4/1906	35.04	Clintwood	Naomi Mullins	Dickenson	30	190
T 744	Cranes Nest Coal & Coke Co.	6/4/1906	60.02	Clintwood	Andrew Mullins	Dickenson	30	190
T 745	Cranes Nest Coal & Coke Co.	6/4/1906	135.73	Clintwood	M. C. B. Mullins	Dickenson	30	190
T 746	Cranes Nest Coal & Coke Co.	6/4/1906	95.25	Clintwood	Ison Mullins	Dickenson	30	190
T 747	Cranes Nest Coal & Coke Co.	6/4/1906	51.16	Clintwood	I. T. Mullins	Dickenson	30	190
T 748	Clinchfield Coal Co.	6/4/1906	164.71	Clintwood	Spencer Mullins	Dickenson	30	147
T 749	Cranes Nest Coal & Coke Co.	6/4/1906	65.97	Clintwood	Jno. Mullins	Dickenson	30	190
T 750	Cranes Nest Coal & Coke Co.	6/4/1906	59.93	Clintwood	Isom Mullins	Dickenson	30	190
T 751	Clinchfield Coal Co.	6/4/1906	151.52	Clintwood	Andrew Moore	Dickenson	30	147
T 752	Cranes Nest Coal & Coke Co.	6/4/1906	75.68	Clintwood	Presto Mullins	Dickenson	30	190
T 753	Clinchfield Coal Co.	6/4/1906	75.75	Clintwood	Preston Moore	Dickenson	30	147
T 754	Cranes Nest Coal & Coke Co.	6/4/1906	189.65	Clintwood	John Mullins	Dickenson	30	190
T 755	Carl Mullins	6/17/1953	24.05	Clintwood	Carl Mullins	Dickenson	106	217
T 756	Morrison Mullins	10/21/1953	20.95	Clintwood	Simon P. Mullins	Dickenson	106	575
T 757	Alice Mullins	6/23/1953	6.17	Clintwood	Simon Mullins	Dickenson	106	230

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 758	Clinchfield Coal Co.	6/4/1906	150.50	Clintwood	J. F. Porter	Dickenson	30	147
T 759	Clinchfield Coal Co.	6/4/1906	28.19	Clintwood	B. R. Powers	Dickenson	30	147
T 760	Cranes Nest Coal & Coke Co.	6/4/1906	88.85	Clintwood	Matilda Price	Dickenson	30	190
T 761	Cranes Nest Coal & Coke Co.	6/4/1906	85.00	Clintwood	Amos Reed	Dickenson	30	190
T 762	Sylvan Richardson et als	1/21/1948	36.75	Clintwood	Sylvan Richardson (M. S. Dotson)	Dickenson	91	507
T 763	Clinchfield Coal Co.	6/4/1906	35.37	Clintwood	L. C. Ramey	Dickenson	30	147
T 764	Clinchfield Coal Co.	6/4/1906	42.24	Clintwood	M. A. Remines	Dickenson	30	147
T 765	Clinchfield Coal Co.	12/16/1935	247.00	Clintwood	W. R. Reedy	Dickenson	68	501
T 766	Clinchfield Coal Co.	6/4/1906	115.00	Clintwood	W. Reedy	Dickenson	30	147
T 767	Clinchfield Coal Co.	6/4/1906	242.41	Clintwood	W. R. Reedy	Dickenson	30	147
T 768	W. M. Ritter Lumber Co.	5/1/1974	111.34	Clintwood	N. F. Ramey	Dickenson	90	76
T 769	Cranes Nest Coal & Coke Co.	6/4/1906	312.16	Clintwood	Elias J. Rose	Dickenson	30	190
T 770	Clinchfield Coal Co.	6/4/1906	239.00	Clintwood	Jas. Stanley	Dickenson	30	147
T 771	Cranes Nest Coal & Coke Co.	12/16/1935	37.77	Clintwood	Nathan Stanley	Dickenson	68	489
T 772	Clinchfield Coal Co.	6/4/1906	57.24	Clintwood	L. A. Smith	Dickenson	30	147
T 773	Clinchfield Coal Co.	6/4/1906	411.24	Clintwood	E. A. Smith	Dickenson	30	147
T 774	Clinchfield Coal Co.	6/4/1906	113.72	Clintwood	E. A. Smith	Dickenson	30	147
T 775	Clinchfield Coal Co.	6/4/1906	49.10	Clintwood	M. J. Shores	Dickenson	30	147
T 776	Clinchfield Coal Co.	6/4/1906	87.91	Clintwood	George Stanley	Dickenson	30	147
T 777	Clinchfield Coal Co.	6/4/1906	107.56	Clintwood	Joseph Stanley	Dickenson	30	147
T 778	Cranes Nest Coal & Coke Co.	6/4/1906	47.00	Clintwood	Larking Stanley	Dickenson	30	190
T 779	Clinchfield Coal Co.	6/4/1906	121.28	Clintwood	J. C. Speer (Bond-Bruce)	Dickenson	30	147
T 780	Cranes Nest Coal & Coke Co.	6/4/1906	247.00	Clintwood	J. P. Vanover	Dickenson	30	190
T 781	Clinchfield Coal Co.	6/4/1906	288.75	Clintwood	Allen Vanover	Dickenson	30	147
T 782	Clinchfield Coal Co.	6/4/1906	107.46	Clintwood	Eli Vanover	Dickenson	30	147
T 783	Clinchfield Coal Co.	6/4/1906	54.95	Clintwood	J. H. Vanover	Dickenson	30	147
T 784	Clinchfield Coal Co.	6/4/1906	293.35	Clintwood	Wm. & lra Vanover	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 785	Clinchfield Coal Co.	6/4/1906	153.51	Clintwood	Wm. Vanover (W. J. Keel)	Dickenson	30	147
T 786	Clinchfield Coal Co.	6/4/1906	51.50	Clintwood	T. G. Wells-M. B. Swindall	Dickenson	30	147
T 787	Clinchfield Coal Co.	6/4/1906	33.32	Clintwood	G. W. Whitt	Dickenson	30	147
T 788	Clinchfield Coal Co.	6/4/1906	36.56	Clintwood	J. L. Wallen	Dickenson	30	147
T 789	Cranes Nest Coal & Coke Co.	6/4/1906	104.75	Clintwood	W. B. J. Wright	Dickenson	30	190
T 790	Burns Willis	9/24/1953	19.08	Clintwood	Burns Willis	Dickenson	106	496
T 791	A. H. Willis	9/24/1953	13.56	Clintwood	A. H. Willis	Dickenson	106	493
T 792	Estel C. Willis	9/24/1953	17.06	Clintwood	Estel C. Willis	Dickenson	106	494
T 793	Clinchfield Coal Co.	6/4/1906	371.28	Clintwood	Jacob Yates	Dickenson	30	147
T 794	Jacob C. Elkins	11/5/1954	49.00	Clintwood	Jacob Elkins	Dickenson	108	182
TL 795	Warren Herald Trivitt & Wife	1/30/1950	244.00	Clintwood	Isaac Kilgore	Dickenson	98	351
TL 796	W. B. Trivitt & Wife	12/30/1949	437.25	Clintwood	7 Various Tracts	Dickenson	99	15
TL 797	Wiley Bums Tribitt & Wife	12/30/1949	206.39	Clintwood	Isaac Kilgore	Dickenson	96	337
TL 798	Emary Vanover & Wife	1/17/1950	75.48	Clintwood	J. W. Willis	Dickenson	98	321
TL 799	Ethel A. Hughes & Husband	2/20/1950	43.00	Clintwood	John Yates	Dickenson	99	115
T 800	Clinchfield Coal Co.	6/4/1906	47.08	Willis	Jno. M. Artrip	Dickenson	30	147
T 801	Clinchfield Coal Co.	6/4/1906	122.81	Willis	James Artrip	Dickenson	30	147
T 802	Clinchfield Coal Co.	6/4/1906	50.11	Willis	Eli Bartley	Dickenson	30	147
T 803	Cranes Nest Coal & Coke Co.	6/4/1906	250.07	Willis	J. R. Belcher (CC. Woods)	Dickenson	30	190
T 804	Cranes Nest Coal & Coke Co.	6/4/1906	116.45	Willis	J. R. Belcher	Dickenson	30	190
T 805	Clinchfield Coal Co.	6/4/1906	32.93	Willis	Dreary Bartley	Dickenson	30	147
T 806	Cranes Nest Coal & Coke Co.	6/4/1906	88.00	Willis	John Cartrel	Dickenson	30	147
T 807	Clinchfield Coal Co.	6/4/1906	62.00	Willis	J. F. Colley	Dickenson	30	147
T 808	Clinchfield Coal Co.	6/4/1906	71.00	Willis	Issac Cochran	Dickenson	30	147
T 809	Ellen W. Duryea	1/10/1914	163.74	Willis	E. W. Duryea	Dickenson	33	431
T 810	Clinchfield Coal Co.	6/4/1906	417.34	Willis	W. N. Davis	Dickenson	30	147
T 811	Cranes Nest Coal & Coke Co.	6/4/1906	90.50	Willis	J. W. Davis	Dickenson	30	190
T 812	Cranes Nest Coal & Coke Co.	6/4/1906	428.10	Willis	Eli Davis	Dickenson	30	190
T 813	Cranes Nest Coal & Coke Co.	6/4/1906	273.38	Willis	James Fleming	Dickenson	30	190

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 814	Cranes Nest Coal & Coke Co.	6/4/1906	92.57	Willis	James Fleming	Dickenson	30	190
T 815	Cranes Nest Coal & Coke Co.	6/4/1906	92.57	Willis	James Fleming	Dickenson	30	190
T 816	Clinchfield Coal Co.	6/4/1906	81.50	Willis	Jeptha Hill	Dickenson	30	147
T 817	Clinchfield Coal Co.	6/4/1906	96.46	Willis	Cain Hill	Dickenson	30	147
T 818	Clinchfield Coal Co.	6/4/1906	237.61	Willis	J. C. Kerr	Dickenson	30	147
T 819	Cranes Nest Coal & Coke Co.	6/4/1906	22.86	Willis	C. & J. P. Kilgore	Dickenson	30	190
T 820	Clinchfield Coal Co.	6/4/1906	66.46	Willis	Edom Mullins	Dickenson	30	147
T 821	Clinchfield Coal Co.	6/4/1906	42.24	Willis	J. P. Mullins	Dickenson	30	147
T 822	Clinchfield Coal Co.	6/4/1906	121.02	Willis	Wm. L. Mullins	Dickenson	30	147
T 823	Clinchfield Coal Co.	6/4/1906	61.74	Willis	Timothy Mullins	Dickenson	30	147
T 824	Cranes Nest Coal & Coke Co.	6/4/1906	54.00	Willis	Issac Moore	Dickenson	30	190
T 825	Cranes Nest Coal & Coke Co.	6/4/1906	7.11	Willis	Issac Moore	Dickenson	30	190
T 826	Cranes Nest Coal & Coke Co.	6/4/1906	25.89	Willis	Issac Moore	Dickenson	30	190
T 827	Clinchfield Coal Co.	6/4/1906	157.00	Willis	Alex Moore	Dickenson	30	147
T 828	Clinchfield Coal Co.	6/4/1906	203.54	Willis	Sol. Mullins	Dickenson	30	147
T 829	Cranes Nest Coal & Coke Co.	6/4/1906	67.58	Willis	Sol. Mullins	Dickenson	30	190
T 830	Clinchfield Coal Co.	6/4/1906	51.52	Willis	Geo. Mullins	Dickenson	30	147
T 831	Clinchfield Coal Co.	6/4/1906	49.00	Willis	Wm. Mullins	Dickenson	30	147
T 832	Clinchfield Coal Co.	6/4/1906	113.85	Willis	L. Mullins	Dickenson	30	147
T 833	Clinchfield Coal Co.	6/4/1906	69.16	Willis	Wm. F. Mullins	Dickenson	30	147
T 834	Clinchfield Coal Co.	6/4/1906	12.47	Willis	G. J. Mullins	Dickenson	30	147
T 835	Clinchfield Coal Co.	6/4/1906	66.00	Willis	Dr. Mc. Mullins	Dickenson	30	147
T 836	Cranes Nest Coal & Coke Co.	6/4/1906	53.50	Willis	D. E. Mullins	Dickenson	30	190
T 837	Cranes Nest Coal & Coke Co.	6/4/1906	43.00	Willis	D. E. Mullins	Dickenson	30	190
T 838	Cranes Nest Coal & Coke Co.	6/4/1906	62.85	Willis	D. H. Mullins	Dickenson	30	190
T 839	Cranes Nest Coal & Coke Co.	6/4/1906	96.11	Willis	Spencer Mullins	Dickenson	30	190
T 840	Clinchfield Coal Co.	6/4/1906	39.00	Willis	Thomas Mullins	Dickenson	30	147
T 841	Clinchfield Coal Co.	6/4/1906	44.00	Willis	Thomas Mullins	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 842	Clinchfield Coal Co.	6/4/1906	23.29	Willis	J. B. Newberry	Dickenson	30	147
T 843	Clinchfield Coal Co.	6/4/1906	50.47	Willis	J. B. Newberry	Dickenson	30	147
T 844	Clinchfield Coal Co.	6/4/1906	121.66	Willis	d. P. Newberry	Dickenson	30	147
T 845	Clinchfield Coal Co.	6/4/1906	253.67	Willis	Barbara Owens	Dickenson	30	147
T 846	Clinchfield Coal Co.	6/4/1906	37.90	Willis	Barbara Owens	Dickenson	30	147
T 847	Clinchfield Coal Co.	6/4/1906	83.71	Willis	David Puckett	Dickenson	30	147
T 848	Cranes Nest Coal & Coke Co.	6/4/1906	240.74	Willis	J. H. Robinson	Dickenson	30	190
T 849	Cranes Nest Coal & Coke Co.	6/4/1906	207.92	Willis	H. H. Rakes	Dickenson	30	190
T 850	Cranes Nest Coal & Coke Co.	6/4/1906	199.36	Willis	John G. Rakes	Dickenson	30	190
T 851	Dominion Coal Co.	3/15/1907	104.00	Willis	Thos. C. Rakes	Dickenson	28	200
T 852	Tarpon Coal & Coke Co.	2/20/1915	45.41	Willis	W. A. R. Robinson (J. D. Yates)	Dickenson	36	1
T 853	Clinchfield Coal Co.	12/16/1935	112.50	Willis	Skeen, Trivett & Friend	Dickenson	68	501
T 854	Clinchfield Coal Co.	6/4/1906	158.03	Willis	Wm. M. Sifers	Dickenson	30	147
T 855	Horace Hardaway	6/10/1914	128.75	Willis	B. F. Sykes Heirs	Dickenson	33	586
T 856	Horace Hardaway	6/10/1914	21.67	Willis	Nannie E. Epling	Dickenson	33	586
T 857	Tarpon Coal & Coke Co.	2/20/1915	25.47	Willis	J. S. Sykes	Dickenson	36	1
T 858	Cranes Nest Coal & Coke Co.	6/4/1906	245.67	Willis	Andrew Willis	Dickenson	30	190
T 859	Cranes Nest Coal & Coke Co.	6/4/1906	110.17	Willis	Andrew Willis	Dickenson	30	190
T 860	Tarpon Coal & Coke Co.	2/20/1915	1465.00	Willis	Tarpon Coal & Coke Co.	Dickenson	36	1
T 861			60.70	Kennedy	J. W. Mullins (S. Mullins)
T 862			59.65	Kennedy		Dickenson
T 863			63.30	Kennedy		Dickenson
T 864	Cranes Nest Coal & Coke Co.	6/4/1906	340.07	Clintwood	Isom Mullins	Dickenson	30	190

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 865	Elijah Kiser Heirs, et al	9/23/1909	94.00	Cleveland	Elijah Kiser Heirs	Russell	45	155
T 866	Dawson Coal & Coke Co.	12/16/1935	172.50	Cleveland	Daniel Kiser	Russell	92	453
T 867		5/18/1909	173.96	Castlewood	Elishu Sutherland	Russell
T 868		4/23/1909	2.54	Castlewood	Mary Luckman	Russell
T 869		6/4/1906	99.00	Castlewood	S. D. May	Russell
T 870		6/4/1906	566.41	Hurricane	Jas. H. Smith	Buchanan & Russel
T 871		6/4/1906	273.00	Hurricane	Isiah Duty	Buchanan
T 872			52.47		W. H. Johnson	Dickenson
T 873	Clinchfield Coal Co.	6/4/1906	915.64	Cleveland	W. J. Grizzle	Russell	44	152
T 874	Cranes Nest Coal & Coke Co.	6/4/1906	122.00	Gladeville	Bevins, J. H. & S. Rose	Wise	94	463
T 875	Clinchfield Coal Co.	12/16/1935	248.77	Gladeville	Horn, John W. (E. G. Willard)	Wise	219	282
T 876	Cranes Nest Coal & Coke Co.	6/4/1906	57.95	Gladeville	Redwine, B. B.	Wise	94	463
T 877	Cranes Nest Coal & Coke Co.	6/4/1906	113.75	Gladeville	Redwine, B. B.	Wise	94	463
T 878	Cranes Nest Coal & Coke Co.	6/4/1906	98.11	Gladeville	Stallard, A. J.	Wise	94	463
T 879	Cranes Nest Coal & Coke Co.	6/4/1906	37.00	Gladeville	Stallard, A. J.	Wise	94	463
T 880	Cranes Nest Coal & Coke Co.	6/4/1906	87.09	Gladeville	Stallard, A. J.	Wise	94	463
T 881	Cranes Nest Coal & Coke Co.	6/4/1906	45.50	Gladeville	Stallard, A. J.	Wise	94	463
T 882	Cranes Nest Coal & Coke Co.	6/4/1906	13.50	Gladeville	Stallard, A. J.	Wise	94	463
T 883	Cranes Nest Coal & Coke Co.	6/4/1906	106.00	Gladeville	Stallard, D. A. Sr.	Wise	94	463
T 884	Cranes Nest Coal & Coke Co.	6/4/1906	55.00	Gladeville	Stallard, D. A. Sr.	Wise	94	463
T 885	Clinchfield Coal Co.	6/4/1906	283.00	Gladeville	Plummer, Henry C.	Wise	97	245
T 886	Clinchfield Coal Co.	6/4/1906	165.09	Gladeville	Powers, D. C.	Wise	97	245
T 887	Cranes Nest Coal & Coke Co.	6/4/1906	185.04	Gladeville	Powers, W. A.	Wise	94	463
T 888	Cranes Nest Coal & Coke Co.	6/4/1906	597.83	Lipps	Blackwell, Martha J.	Wise	94	463

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 889	Cranes Nest Coal & Coke Co.	6/4/1906	115.30	Lipps	Dunn, Tract	Wise & Dickenson	94	463
T 890	Cranes Nest Coal & Coke Co.	6/4/1906	457.42	Lipps	Fuller, N. R.	Wise	94	463
T 891	Cranes Nest Coal & Coke Co.	6/4/1906	181.63	Lipps	Henry, M. E. & W. R.	Wise	219	282
T 892	V. I. C. & C. Company	5/1/1913	33.72	Lipps	Horn, Courtright	Wise	152	230
T 893	Cranes Nest Coal & Coke Co.	6/4/1906	1.74	Lipps	Hylton, J. G.	Wise	94	463
T 894	Cranes Nest Coal & Coke Co.	6/4/1906	19.97	Lipps	Hylton, J. G.	Wise	94	463
T 895	Cranes Nest Coal & Coke Co.	6/4/1906	74.93	Lipps	Kiser, Cummins	Wise	94	463
T 896	V. I. C. & C. Company	5/1/1913	11.96	Lipps	Banner, D. K	Wise	152	282
T 897	Cranes Nest Coal & Coke Co.	6/4/1906	2.52	Lipps	Dunn, Tract (Ollie J. Funk)	Wise	94	463
T 898	Cranes Nest Coal & Coke Co.	6/4/1906	93.36	Lipps	Hale, Issac M.	Wise & Dickenson	94	463
T 901	W. T. Adkins, et al	3/24/1919	33.79	Lipps	Adkins, W. T.	Wise	136	412
T 903	Roberson, C. E., et al	10/30/1931	58.12	Lipps	Roberson, E. C.	Wise	204	202
T 904	Cranes Nest Coal & Coke Co.	6/4/1906	24.61	Roberson	Holdway, H. H.	Wise	94	463
T 905	Clinchfield Coal Co.	6/4/1906	433.28	Roberson	Hudson, William	Wise	97	248
T 906	Clinchfield Coal Co.	6/4/1906	176.50	Roberson	McFall, William	Wise & Dickenson	97	248
T 907	W. J. & R. L. McLemore, et ux	12/20/1910	245.55	Roberson	McLemore, R. L. & W. J.	Wise	104	340
T 908	Cranes Nest Coal & Coke Co.	6/4/1906	189.19	Roberson	Powers, Jackson	Wise	94	463
T 909	Cranes Nest Coal & Coke Co.	6/4/1906	17.00	Roberson	Powers, Jackson	Wise	94	463
T 910	Cranes Nest Coal & Coke Co.	6/4/1906	268.39	Roberson	Baker, Mahala	Wise	94	463
T 911	Clinchfield Coal Co.	6/4/1906	141.00	Roberson	Baker, Richard	Wise	97	245
T 912	Clinchfield Coal Co.	6/4/1906	95.50	Roberson	Baker, Wm. J.	Wise	97	245
T 913	Cranes Nest Coal & Coke Co.	6/4/1906	119.00	Roberson	Dotson, M. D. L.	Wise & Dickenson	94	463

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 914	Clinchfield Coal Co.	6/4/1906	27.31	Roberson	(Surf) Hudson, Wm. (Okla Collins)	Wise	97	245
T 915	Clinchfield Coal Co.	6/4/1906	278.00	Roberson	McFall, William	Wise	97	245
T 916	Clinchfield Coal Co.	6/4/1906	713.75	Roberson	McFall, William	Wise	97	245
T 917	Cranes Nest Coal & Coke Co.	6/4/1906	85.00	Roberson	Mullins, Wilson	Wise	94	463
T 918	Clinchfield Coal Co.	6/4/1906	75.70	Roberson	Whitt, Richard	Wise	97	245
T 919	Cranes Nest Coal & Coke Co.	6/4/1906	145.00	Roberson	Branham, Martin	Wise & Dickenson	94	463
T 925	Napoleon B. Dotson, et ux	6/20/1927	74.25	Roberson	Cantrell, James	Wise	186	34
T 926			20.62	Castlewood	N. Y. M. & M. Company	Russell
T 927			54.94		Chs. W. Dickerson	Russell
T 928			47.99	Castlewood	N. Y. M. & M. Company	Russell
T 929			71.57		John Dickerson	Russell
T 930			61.62		N. K. Rasnake	Russell
T 931			38.48	Cleveland	Harmon Kiser Heirs	Russell
T 932			31.00	Cleveland	nancy Kiser Counts	Russell
T 933			34.00	Cleveland	Sarah Edna Kiser	Russell
T 934			32.00	Cleveland	Luther Kiser Heirs	Russell
T 935			809.00		J. H. Addington	Wise
T 936			165.42		Emily Boatwright	Wise
T 937			178.57		Levi Hoback	Wise
T 938			207.18		Lucinda Horn	Wise
T 939			102.00		Steve Horn	Wise
T 940			96.44		Steve Horn	Wise
T 941			15.07		Steve Horn	Wise
T 942			100.54		Joseph Addington	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 943			310.84		Joseph Addington	Wise
T 944			50.00		?	Wise
T 945			118.00		R. C. Dale	Wise
T 946			13.50	Gladeville	W. H. Gardner	Wise
T 947			167.75		William H. Gardner	Wise
T 948			150.00		William H. Gardner	Wise
T 949			142.00		Jeff Hunsucker	Wise
T 950			75.00		Frank Kilgore	Wise
T 951			11.25		I. F. Wampler	Wise
T 952			23.06		John Adkins, Jr.	Wise
T 953			0.08	Lipps	D. K. Banner	Wise
T 954			80.75	Lipps	G. W. Ramsey	Wise
T 955			0.44		Sam’l Horn	Wise
T 956			29.92		B. W. Alley	Wise
T 957			48.07		B. W. Alley	Wise
T 958			14.22		B. W. Alley	Wise
T 959			255.10		Ellen V. Alley	Wise
T 960			38.63	Lipps	John D. Bolling	Wise
T 961			166.00		Martin Branham	Wise
T 962			3216.77		J. T. Chase	Wise
T 963			17.29		Caleb Collins	Wise
T 964			104.16		D. T. Dotson	Wise
T 965			97.50		W. P. Dotson	Wise
T 966			345.76	Lipps	E. M. Fulton, Com’r	Wise
T 967			100.00		Milburn Gilliam	Wise
T 968			67.57		Milburn Gilliam	Wise
T 969			73.11	Lipps	W. N. & J. R. Hamilton	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 970			101.00		D. J. Hubbard	Wise
T 971			142.50		J. A. Mann	Wise
T 972			70.50		Levi Perry	Wise
T 973			78.75		J. H. Roberson	Wise
T 974			10.75	Lipps	A. J. Stallard	Wise
T 975			47.00	Lipps	T.G. Wells	Wise
T 976			69.56		B. W. Alley	Wise
T 977			95.00		B. W. Alley	Wise
T 978			255.00		Ellen V. Alley	Wise
T 979			44.31	Roberson	Ellen V. Alley	Wise
T 980			0.59	Roberson	Ellen V. Alley	Wise
T 981			122.00		C. M. Baker	Wise
T 982			13.50	Roberson	S. J. Baker	Wise
T 983			80.00		Silas Boggs	Wise
T 984			150.00		Elizabeth Branham	Wise
T 985			68.00		Martin Carter	Wise
T 986			22.00		Caleb Collins	Wise
T 987			44.36		S. J. Collins	Wise
T 988			36.05	Roberson	C. C. Cox	Wise
T 989			84.00		?	Wise & Dickenson
T 990			990.50		Amanda E. Fulton	Wise
T 991			51.25		Milburn Gilliam	Wise
T 992			40.00		Milburn Gilliam	Wise
T 993			46.50		Milburn Gilliam	Wise
T 994			38.00		Milburn Gilliam	Wise
T 995			69.93		Milburn Gilliam	Wise
T 996			80.00		R. P. Hamilton	Wise
T 997			79.00		W. J. Holifield	Wise
T 998			86.00		D. J. Hubbard	Wise
T 999			131.00		J. W. Kilgore	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T 1000			47.00		J. A. Mann	Wise
T 1001			713.75		James McPeak	Wise
T 1002			125.00	Roberson	James McPeak	Wise
T 1003			118.00	Roberson	Henry Mullins	Wise
T 1004			54.29		Morgan Mullins	Wise
T 1005			139.00		Riley Mullins	Wise
T 1006			209.00	Roberson	Riley Mullins	Wise
T 1007			160.00		William Mullins	Wise
T 1008			90.00		J. C. Richman	Wise
T 1009			68.69	Roberson	J. C. Richmond	Wise
T 1010			110.00	Roberson	Henry Mullins	Wise
T 1011			37.00		T. M. Roberson	Wise
T 1012			281.00		?	Wise
T 1013			106.59	Roberson	W. P. Whittaker	Wise
T 1014			34.15		S. E Ramsey	Russell
T 1015			42.30		E. S. Ramsey	Russell
T 1016			42.00		S. E. Ramsey	Russell
T 1017			24.97		S. E. Ramsey	Russell
T 1018			1659.61		J. F. McElhenney	Russell
T 1019			104.06		R. W. Dickerson	Russell
T 1020			98.86		Adam H. Dickenson	Russell
T 1021			118.22		J.D. Harrison tr 8 NYM&M	Russell
T2 1			224.00	Jenkins E.	W. A. Donaldson (M)	Dickenson	20	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 2			58.26	Jenkins E.	C. S. & Nancy P. Colley (S) Harris-Cheape (M)	Dickenson	111	50
T2 3			27.44		Grant Meade (S) James Cantrell (M)	Wise	258	545
T2 4			53.26	Jenkins E.	Andrew Mullins Heirs (S) Emanuel Mullins (M)	Dickenson	109	56
T2 5			12.38	Jenkins E.	Carl Mullins (S) Emanuel Mullins (M)	Dickenson
T2 6			19.42	Jenkins E.	Elizabeth Cox (S) Emanuel Mullins (M)	Dickenson	110	100
T2 7			35.60	Jenkins E.	Reuben Mullins (S) Emanuel Mullins (M)	Dickenson	109	52
T2 8			13.00	Jenkins E.	Surface Tr. 3 (S) W. P. Stanley (M)	Dickenson
T2 9			36.58	Clintwood	M. F. Sneter (M)	Dickenson	18	301
T2 10			25.99	Clintwood	J. B. Baker (M)	Dickenson	30	190
T2 11			11.63	Clintwood	H. H. Branham (M)	Dickenson
T2 12			94.07	Clintwood	Henry Keel Heirs (S)	Dickenson
T2 13			147.26	Clintwood	E. A. Smith (S) E. A. Smith (M)	Dickenson
T2 14			23.68	Clintwood	A. M. Summerlin	Dickenson	16	170
T2 15			32.70	Clintwood	W. S. Vanover	Dickenson	20	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 16			219.79	Clintwood	F. A. Stratton (F)	Dickenson
T2 17			50.49	Clintwood	J. W. Fleming (S)	Dickenson	24	301
T2 18			73.21	Clintwood	F. A. Stratton (S) F. A. Stratton (M)	Dickenson
T2 19			47.54	Clintwood	E. A. Reedy (S) W. A. Stanley (M)	Dickenson
T2 20			14.10	Clintwood	Surface Tr. 2 (S) W. P. Stanley (M)	Dickenson
T2 21			79.15	Haysi	C. A. Willis (S)	Dickenson
T2 22			134.58	Haysi	Big Sandy Fuel Corp Tract 4	Dickenson
T2 23			38.57	Haysi	A. A. Skeen (S) Drewery Puckett (M)	Dickenson
T2 24			17.12	Haysi	David Atkins (S) Drewery Puckett (M)	Dickenson
T2 25			48.84	Haysi	A. A. Skeen (S) Drewery Puckett (M)	Dickenson
T2 26			9.37	Haysi	A. A. Skeen (S) Drewery Puckett (M)	Dickenson
T2 27			11.96	Haysi	Levi Hall (S) Drewery Puckett (M)	Dickenson
T2 28			114.23	Haysi	A. A. Skeen (S) A. J. Hall (M)	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 29			23.40	Haysi	A. W. Hay (S) A. W. Hay (M)	Dickenson
T2 30			24.13	Haysi	John Borders (S) Elihu Owens (M)	Dickenson	163	446
T2 31			15.41	Haysi	Ida Deel (S) Elihu Owens (M)	Dickenson	167	356
T2 32			40.95	Haysi	J. W. Lyle (M)	Dickenson	19	306
T2 33			16.71	Haysi	R. J. Colley (M)	Dickenson	21	380
T2 34			189.27	Haysi	A. A. Skeen (M)	Dickenson	21	380
T2 35			49.21	Haysi	S. E. Wright M)	Dickenson	20	1
T2 36			34.00	Haysi	B. H. Edwards (S)	Dickenson	24	246
T2 37			19.83	Haysi	W. A. Harrison (M); also J. C. Smith, Coms.	Dickenson	28	148
T2 38			58.00	Prater	Alice Thacker (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson	184	93
T2 39			16.00	Prater	Bruce Deel (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson
T2 40			10.00	Prater	Bruce Deel (S) Big Sandy Fuel Tr. 13 (M)	Buchanan & Dickenson
T2 41			54.47	Prater	Nubum Deel	Buchanan
T2 42			2053.22	Prater	A. B. Nichols et al Big Sandy Fuel (M)	Buchanan

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 43			59.00	Prater	David A Deel (M)	Buchanan
T2 44			60.3	Prater	Lydia M. Ownes [correct copy] (S) William Ratliff (M)	Buchanan
T2 45			153.00	Prater	Por. J. H. Duty (S)	Buchanan
T2 46			72.00	Prater	Ingram R. James (M)	Buchanan	28	289
T2 47			300.00	Prater	Por. Allen James (M)	Buchanan	28	289
T2 48			125.00	Prater	R. H. Murdock (M)	Buchanan	28	285
T2 49			94.50	Prater	William Johnson (Ml	Buchanan	P	507
T2 50			36.43	Pound	William McFall (S) J. W. Short (M)	Dickenson	21	21
T2 51			86.38	Pound	Ross Meade (S) J. P. Hamilton (M)	Wise
T2 52	.		50.00	Pound	G. W. Meade (S) J. W. Stallard (M)	Wise
T2 53			75.00	Pound	Calla McFall (S) W. N. Hamilton (M)	Wise
T2 54			60.16	Pound	S. M. McFall (S) William McFall (M)	Wise
T2 55			35.73	Pound	Newton M. Keith (S) Levi Cantrell (M)	Wise
T2 56			9.67	Pound	John & Hilda Keith (S) Levi Cantrell (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 57			57.49	Pound	Muthus Isom Heirs (S) William McFall (M)	Wise
T2 58			59.57	Pound	Elzie L. Cantrell (S) Levi Cantrell (M)	Wise
T2 59			27.47	Pound	W. H. Mullins (S) William McFall (M)	Wise
T2 60			29.50	Pound	Mattie Mullins (S) Levi Cantrell (M)	Wise
T2 61			1.00	Pound	Letcher Boggs (S) William McFall (M)	Wise
T2 62			20.00	Pound	C. McFall (S) William McFall (M)	Wise
T2 63			34.76	Pound	Webb Cantrell (S) Levi Cantrell (M)	Wise
T2 64			36.00	Pound	R. R. Crabtree (S) Spencer Mullins (M)	Dickenson
T2 65			50.00	Pound	Jonathan Litz (M)	Dickenson
T2 66			38.00	Pound	Ivet Baker (S) R. D. Stallard (M)	Wise
T2 67			50.85	Pound	Ida Fleming (S) R. D. Stallard (M)	Wise
T2 68			50.92	Pound	Belford Salyer (S) R. D. Stallard (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 69			23.85	Pound	Dora M. Stallard (S) R. D. Stallard (M)	Wise
T2 70			85.09	Pound	Victor Stallard (S) R. D. Stallard (M)	Wise
T2 71			54.14	Pound	Muncie Stallard (S) R. D. & Jos. Stallard (M)	Wise
T2 72			41.00	Pound	Creed Lane (S) W. B. Lane (M)	Wise
T2 73			83.42	Pound	W. S. Lane (S) W. B. Lane (M)	Wise
T2 74			13.75	Pound	Phipps (S) W B. Lane (M)	Wise
T2 75			96.93	Pound	F. A. Carico (S) W. V. & R. L. McLemore (M)	Wise	104	344
T2 76			12.75	Pound	C. F. Lane (S) W. B. Lane (M)	Wise
T2 77			59.75	Pound	E. J. Kilgore (S) Nancy J. Stanley (M)	Wise
T2 78			40.25	Pound	W. R. Robinson (S) Nancy J. Stanley (M)	Dickenson [correct copy]
T2 79			10.00	Pound	J. D. Nicewonder #1 (S) E. S. Baker (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 80			10.00	Pound	Contracting Enterprises (S) E. S. Baker (M)	Wise
T2 81			10.00	Pound	J. D. Nicewonder #2 (S) E. S. Baker (M)	Wise
T2 82			30.00	Pound	Big Six #4 (S) E. S. Baker (M)	Wise
T2 83			30.00	Pound	Big Six #4 (S) E. S. Baker (M)	Wise
T2 84			175.00	Pound	Robert C. Mullins (S) Wilson & Riley Mullins (S,M)	Wise
T2 85			69.16	Pound	Charles C. Elkins (S) E. S. Baker (M)	Wise
T2 86			36.19	Pound	Big Six # 1,2 (S) John R. Baker (M)	Wise
T2 87			143.47	Pound	Cantrell & Gruber (S) John R. Baker (M)	Wise
T2 88			40.00	Pound	D. J. Hubbard (M)	Wise
T2 89			168.82	Pound	E. M. Fulton (S)	Wise
T2 90			35.00	Pound	James Rose (S) D. A. Stallard (M)	Wise
T2 91			124.00	Pound	Martha J. Adkins (S) VICC (M)	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 92			64.73	Pound	W. A. Powers (F)	Wise
T2 93			29.00	Pound	David Culbertson (S)	Wise
T2 94			53.26	Caney Ridge	James Trivett (8) S. S. Hibbits (M)	Dickenson
T2 95			51.26	Caney Ridge	J. F. Trivett (M)	Dickenson	20	209
T2 96			37.54	Caney Ridge	J. M. Lambert (M)	Dickenson	24	1
T2 97			114.96	Caney Ridge	W. O. Hawkins (S)	Dickenson	23	304
T2 98			88.50	Caney Ridge	N. J. Buckanan (S)	Dickenson	33	522
T2 99			234.00	Caney Ridge	J. L. Litz (M)	Dickenson	33	105
T2 100			54.16	Caney Ridge	J. W. Hale (S)	Dickenson	26	543
T2 101			102.61	Caney Ridge	J. L. Litz (S)	Dickenson	33	105
T2 102			52.41	Caney Ridge	S. C. Gose & Cora Mullins (S) S. C. Gose (M)	Dickenson	66	589
T2 103			133.12	Caney Ridge	M. E. Mullins (S)	Dickenson	4	182
T2 104			81.76	Caney Ridge	J. L. Litz (S) J. L. Litz (M)	Dickenson	33	538
T2 105			1000.00	Caney Ridge	T. G. Wells (M)	Dickenson
T2 106			650.00	Caney Ridge	F. A. Stratton (M) T. P. Biss (M)	Dickenson
T2 107			99.48	Caney Ridge	William Reedy (S,M)	Dickenson
T2 108			117.62	Caney Ridge	A. B. Nichols (S) W. A. Stanley (M)	Dickenson	3	127
T2 109			90.32	Caney Ridge	F. A. Stratton (S,M)	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 110			27.05	Caney Ridge	Margret Adkins (S)	Dickenson
T2 111			14.64	Caney Ridge	R. Ratliff (S)	Dickenson	26	182
T2 112			77.80	Caney Ridge	Squire Smith (M)	Dickenson	20	63
T2 113			18.62	Caney Ridge	S. A. Smith (M)	Dickenson	50	461
T2 114			47.50	Caney Ridge	Thomas Bise (S) H. B. Stallard (M)	Dickenson
T2 115			178.70	Caney Ridge	Henry Adkins (M)	Dickenson
T2 116			92.00	Caney Ridge	H. K. Hillman (M)	Dickenson
T2 117			96.56	Caney Ridge	D. A. Deel (S)	Dickenson
T2 118			117.62	Nora	A. B. Nichols (S) W. A. Stanley (M)	Dickenson	3	127
T2 119			43.18	Nora	Elexius Smith (S) Elexius Smith (M)	Dickenson	20	1
T2 120			87.86	Nora	Roland Counts (S) Elexius Smith (M)	Dickenson	25	88
T2 121			36.50	Nora	John Eiklor (S) Elexius Smith (M)	Dickenson	102	131
T2 122			64.65	Nora	J. C. Rasnick (M)	Dickenson	30	195
T2 123			130.80	Nora	French-Chase Co. (S) Hagan & Rasnick (M)	Dickenson	25	543
T2 124			300.00	Nora	J. B. Trivitt (S) Jos. H. Rasnick (M)	Dickenson	22	467

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 125			30.30	Nora	J. B. Trivitt (S) C. V. Rasnick (M)	Dickenson	22	467
T2 126			305.20	Nora	J. B. Trivitt (S) C. V. Rasnick (M)	Dickenson	22	467
T2 127			613.00	Nora	Hiram Keith et al (S) Kemmerer (M)	Dickenson	25	222
T2 128			79.23	Nora	B. W. Jenkins (S) Kemmerer (M)	Dickenson	211	674
T2 129			90.00	Nora	Holston Corp. (S)	Dickenson	211	674
T2 130			153.53	Nora	G. B. Lambert (S)	Dickenson	152	214
T2 131			59.61	Nora	J. P. LaForce (S) Henry Kiser (M)	Dickenson	42	445
T2 132			19.00	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	9	501
T2 133			14.00	Nora	Bessie Ellen Leftwich (S) Henry Kiser (M)	Dickenson	9	501
T2 134			13.50	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	9	501
T2 135			106.55	Nora	G. B. Lambert (S) Henry Kiser (M)	Dickenson	142	214
T2 136			89.00	Nora	R. W. & Eliza A. Owens (S) Kemmerer (M)	Dickenson	211	674

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 137			90.00	Nora	H. H. Willard (S) Phillips/Kemmerer (M)	Dickenson	211	674
T2 138			293.16	Duty	James E. Sutherland (S)	Dickenson	18	292
T2 139			131.75	Duty	R. D. Sutherland (S)	Dickenson	24	183
T2 140			50.83	Duty	E. C. Kiser (S) J. H. Powers (M)	Dickenson	9	152
T2 141			72.00	Duty	Charles Bowman (S) Z. T. Sutherland (M)	Dickenson	184	191
T2 142			72.00	Duty	Hargadene Bowman (S) Z. T. Sutherland (M)	Dickenson	189	395
T2 143			4.00	Duty	Fairy Rufus (S) Z. T. Sutherland (M)	Dickenson	9	138
T2 144			38.41	Duty	Dewey Kiser Heirs (S) J. H. Powers (M)	Dickenson	182	37
T2 145			13.00	Duty	Court Decree (S) Z. T. Sutherland (M)	Dickenson	9	138
T2 146			103.00	Duty	Carmel E. Wright (S) George Johnson (M)	Dickenson	148	623

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 147			87.00	Duty	I. B. McReynolds (S) George Johnson (M)	Dickenson	148	623
T2 148			206.00	Duty	I. B. McReynolds (M)	Dickenson	20	88
T2 149			300.00	Duty	David Davenport (M)	Buchanan	28	289
T2 150			55.00	Duty	Robert Smith (S) James Owens (M)	Dickenson
T2 151			47.00	Duty	Frank Kiser (S) James Owens (M)	Dickenson
T2 152			99.75	Duty	W. J. Rasnick (S) James Owens(M)	Dickenson
T2 153			12.00	Duty	John C. Owens (S) James Owens (M)	not given [Dickenson?]
T2 154			26.999	Duty	Una Penland (S) James Owens (M)	Dickenson
T2 155			50.76	Duty	Maggie Rasnake (S) James Owens (M)	Dickenson
T2 156			50.00	Duty	S. D. Sutherland (S) James Owens (M)	Dickenson
T2 157			32.41	Duty	Melvia & Darrell Mullins (S) C. C. Powers (M)	Dickenson	118	331

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 158			57.00	Duty	Clarence Powers (S) C. C. Powers (M)	Dickenson	118	333
T2 159			65.00	Duty	Charlie Powers (S) Russell Powers (M)	Dickenson	9	132
T2 160			27.00	Duty	Harvey Powers (S) Russell Powers (M)	Dickenson	9	132
T2 161			75.94	Duty	W.W. LaForce (S) Russell Powers (M)	Dickenson	9	132
T2 162			48.00	Duty	W. H. Sheckler (M)	Dickenson	112	242
T2 163			32.00	Duty	Lon Kiser (M)	Dickenson	112	403
T2 164			91.00	Duty	Julia Fletcher (S) S. J. Tiller (M)	Dickenson	128	592
T2 165			9.00	Duty	Radford Powers (S) S. J. Tiller (M)	Dickenson	68	492
T2 166			53.00	Duty	Eilane Duty (S) S. J. Tiller (M)	Dickenson	119	430
T2 167			30.60	Duty	H. M. C. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 168			50.35	Duty	J. R. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 169			50.15	Duty	Ellen Barnett (S) S. J. Tiller (M)	Dickenson	119	430

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 170			49.00	Duty	James Worley Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 171			11.47	Duty	J. B. Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 172			76.71	Duty	J .B .Tiller (S) S. J. Tiller (M)	Dickenson	119	430
T2 173			27.36	Duty	Rebecca Deel (S) S. J. Tiller (M)	Dickenson	111	308
T2 174			63.00	Duty	Rebecca Rose, Par. Int. (S) S. J. Tiller (M)	Dickenson	68	492
T2 175			97.87	Duty	Walker Honaker (S) S. J. Tiller (M)	Dickenson	110	591
T2 176			183.67	Duty	V. C. Kiser Tr. No. 1 N. B. Kiser	Dickenson	149	151
T2 177			46.00	Duty	H. Kiser(S) E. L. Kiser (M)	Russell	192	607
T2 178			21.00	Duty	Tony Kiser (S) Henry Kiser (M)	Dickenson	9	501
T2 179			64.69	Duty	George W. Sutherland	Dickenson	3	457
T2 180			90.00	Duty	W. S. LaForce (S) Kemmerer (M)	Dickenson
T2 181			65.00	Duty	Charles W. Musick (M)	Russell	41	1

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 182			173.73	Big A Mtn	Taze Pressley, Stuart Land & Cattle, John Worden (M)	Buchanan	172	368
T2 183			139.20	Big A Mtn	Fielden Combs (M)	Buchanan	B	244
T2 184			39.93	Big A Mtn	Martha Stevens (S) G. W. Cooke (M)	Russell	208	557
T2 185			60.00	St. Paul	Brooks, Holbrook et al (S) Kemmerer (M)	Dickenson	211	674
T2 186			45.00	St. Paul	David Blair (S) Kemmerer (M)	Dickenson	211	674
T2 187			38.00	St. Paul	W. R. & J. W. Hale (S) Elihu Kiser/Kemmerer (M)	Dickenson	211	674
T2 188			140.00	St. Paul	L. H. Kiser (S) Wm. Brooks/Kemmerer (M)	Dickenson	211	674
T2 189			126.67	St. Paul	E. M. Kiser (S) Jos. Kiser/Kemmerer (M)	Russell
T2 190			59.43	Carbo	W. F. Kiser (S) N.Y. Mining & Mfg. (M)	Russell	310	not given
T2 191			206.00	Carbo	N. K. Rasnake (S)	Russell
T2 192			6.00	Carbo	Sidney W. Sutherland (M)	Russell

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 193			19.45	Carbo	Overton Sutherland (M)	Russell	131	235
T2 194			170.00	Carbo	Overton Sutherland (F)	Russell	131	235
T2 195			162.41	Nora	E. S. Counts (F)	Dickenson
T2 196			110.51	Haysi	W. L. Counts (F)	Dickenson
T2 197			28.88	Clintwood	J. W. Counts (M) C. J. Fleming (S)	Dickenson
T2 198			77.81	Clintwood	William Large	Dickenson	78	15
T2 199			34.05	Clintwood	Swinfield Rose	Dickenson	30	190
T2 200			135.00	Vansant	James Jackson	Buchanan	28	289
T2 201			21.23	Duty	S. D. Sutherland	Dickenson	24	598
T2 202			88.00	Clintwood	Jno. Cantrell	Dickenson	14	19
T2 203			204.68	Clintwood	J. L. Dingus	Dickenson	25	246
T2 204			307.50	Clintwood	Enoch Moore	Dickenson	4	243
T2 205			204.43	Clintwood	Jasper Artrip	Dickenson	47	203
T2 206			212.00	Haysi	Eli Mullins	Dickenson	30	147
T2 207			121.22	Haysi	Sarah A. Rose	Dickenson	30	190
T2 208			41.00	Haysi	James P. Mullins	Dickenson	30	190
T2 209			17.50	Clintwood	James Farmer	Dickenson	30	190
T2 210			49.36	Haysi	W. H. Coleman	Dickenson	30	190
T2 211			170.00	Haysi	V. B. Sikes	Dickenson	30	152
T2 212			23.00	Clintwood	John B. Newberry	Dickenson	30	147
T2 213			25.00	Haysi	Corbett W. Anderson	Dickenson	112	150
T2 214			209.61	Nora	W. T. Goodloe	Dickenson	30	195
T2 215			56.00	Clintwood	French Chase	Dickenson	26	543
T2 216			10.00	Clintwood	D. Kinney	Dickenson	26	543

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 217			6.34	Haysi	Corbitt W. Anderson	Dickenson	112	150
T2 218			6.30	Caney Ridge	J. Mack Rose	Dickenson	236	94
T2 219			59.17	Clintwood	Monroe Smith	Dickenson	30	147
T2 220			5.30	Haysi	Solid Rock Coal Co.	Dickenson	178	550, 552
T2 221			161.00	Clintwood	James Fleming	Dickenson	3	123
T2 222			178.01	Duty	Ezekiel Sutherland	Dickenson	9	135
T2 223			9.78	Duty	G. B. Lambert	Dickenson	126	120
T2 224			393.53	Clintwood	Hagan-Riner	Dickenson	24	1
T2 225			18.40	Clintwood	Sol Fleming	Dickenson	21	380
T2 226			49.03	Clintwood	Sol Fleming	Dickenson	30	190
T2 227			34.09	Clintwood	Jennie Vanover	Dickenson	31	506
T2 228			72.19	Clintwood	E. J. Rose	Dickenson	24	1
T2 229			28.50	Duty	Jessee Lester Heirs	Dickenson	183	447
T2 230			47.11	Prater	John W. Davis	Dickenson	24	62
T2 231			21.68	Nora	S. A. Smith	Dickenson	23	487
T2 232			67.43	Coeburn	N. R. Fuller	Wise	94	463
T2 233			4.33	Ervinton	J. H. Powers	Dickenson
T2 234			67.42	Ervinton	Elexious Smith	Dickenson
T2 235			130.21	Prater	LDR Owens	Dickenson	23	322
T2 237			6.46	Nora	Elihu Kiser	Russell
T2 240			58.77	Kenady	John E. Rose	Dickenson
T2 241			8.58	Ervinton	Henry Sutherland	Dickenson
T2 242			58.44	Ervinton	J. B. Compton	Dickenson
T2 243			25.67	Duty	Sherman Wallace	Dickenson	187	452
T2 244			0.55	Ervinton	Ezekiel Sutherland	Dickenson
T2 245			4.38	Kenady	Robert B. Bise	Dickenson
T2 247			6.60	Nora	A. M. Phipps	Dickenson	69	365
T2 250			24.60	Duty	A. A. Skeen	Dickenson	30	147

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 251			127.00	Coeburn	Addington (Lamplighter)	Wise
T2 252			121.02	Nora	John D. Ervin	Dickenson	125	498
T2 253			16.00	Duty	T. B. Branstetter	Dickenson	138	229
T2 253			16.75		James E. Ballard, et al	Dickenson	138	501
T2 253			0		Lola Ballard Brim	Dickenson	138	524
T2 253			0		Odessa Ballard Martinez	Dickenson	138	534
T2 253			0		Lourie E. B. Cross, et vir	Dickenson	139	129
T2 253			0		Blanche Ballard, et al	Dickenson	139	203
T2 253			0		Ethel B. Batterson, et vir	Dickenson	139	240
T2 253			0		Eugene C. Wise, et ux	Dickenson	137	412
T2 253			0		Maude Wise Flower, et vir	Dickenson	137	461
T2 253			0		Mary A. Wise, et al	Dickenson	138	216
T2 253			0		Gaynell W. Robinette, et vir	Dickenson	138	723
T2 253			0		Herbert L. Wise, at ux	Dickenson	139	283
T2 253			0		Beulah Wise Brown, et vir	Dickenson	139	302
T2 253			0		Mamie Wise Swofford, et vir	Dickenson	139	328
T2 253			0		C. A. Long, Jr.	Dickenson	137	409
T2 253			0	Duty	Rosie Jesse Tiller	Dickenson	251	786
T2 254			112.5	Jenkins East and Clintwood	Samuel Baker	Dickenson	30	190
T2 255			10.08	Duty	Rosie J. Tiller	Dickenson	251	786

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
T2 256			19.24	Caney Ridge	Thomas Bise	Dickenson	349	412
T2 257			528	Patterson	T. R. Watkins	Dickenson	36	546
T2 258			7.7	Caney Ridge	Vance/Page, et al	Dickenson	390	92
T2 259			38.5	Haysi	Nelson Edwards	Dickenson	265	378
T2 260			119.24	Duty	Tolmax, Inc	Dickenson	299	216
T2 261			9.78	Prater	MTB Owens	Dickenson	42	224
T2 262			37.87	Pound	Samuel Collins	Wise	72	310
T2 263			7.38	Duty	Rebecca Tiller Deel	Dickenson
T2 264			3.93	Duty	Maggie Lawson	Dickenson	47	229
TC 1			96.84	Flat Gap	F. M. Chisenhall	Wise
TC 2			83.00	Flat Gap	J. J. Stallard	Wise
TC 3			35.75	Fiat Gap	J. F. Dotson	Wise
TC 4			27.12	Flat Gap	Alfred Maggard	Wise
TC 5			50.73	Flat Gap	C. F. Robinette	Wise
TC 6			50.00	Flat Gap	A. L. Bolliz	Wise
TC 7			52.25	Flat Gap	Eliha Sargeant	Wise
TC 8			86.66	Flat Gap	Joseph Bolliz	Wise
TC 9			30.09	Flat Gap	W. M. BoIliz	Wise
TC 10			76.62	Flat Gap	D. B. Bolliz	Wise
TC 11			567.09	Flat Gap	A. N. Hopkins	Wise
TC 12			130.50	Flat Gap	J. M. D. Short	Wise
TC 13			74.00	Flat Gap	George Countiss	Wise
TC 14			57.00	Flat Gap	W. A. Bolling	Wise
TC 15			52.00	Flat Gap	Harve Short	Wise
TC 16			47.00	Flat Gap	J. D. Collier	Wise
TC 17			41.29	Flat Gap	W. R. Gilley	Wise
TC 18			44.62	Wise	R. C. Vaughn	Wise
TC 19			12.34	Pound	E. C. Harmon	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 20			98.00	Pound	James Culberson	Wise
TC 21			120.14	Pound	W. R. Wheatley	Wise
TC 22			78.00	Pound	Joseph T. Freeman	Wise
TC 23			73.00	Pound	D. A. Stallard	Wise
TC 24			69.00	Pound	D. A. Stallard	Wise
TC 25			63.00	Pound	D. A. Stallard	Wise
TC 26			54.76	Pound	D. A. Stallard	Wise
TC 27			85.50	Pound	John R. Stallard	Wise
TC 28			20.23	Pound	Thomas H. Hillman	Wise
TC 29			14.28	Pound	D. A. Stallard	Wise
TC 30			63.00	Pound	D. A. Stallard	Wise
TC 31			34.07	Pound	Sam Rose	Wise
TC 32			154.00	Pound	W. W. Freeman	Wise
TC 33			101.00	Pound	L. C. Holdway	Wise
TC 34			76.00	Pound	Levi Perry	Wise
TC 35			49.00	Pound	Ira Collins	Wise
TC 36			80.00	Pound	Nancy Kennedy	Wise
TC 37			167.64	Pound	D. A. Stallard	Wise
TC 38			54.75	Pound	W. M. Adams	Dickenson
TC 39			295.52	Pound	M. C. Keith	Dickenson
TC 40			87.00	Pound	W. R. Powers	Wise
TC 41			60.79	Pound	C. N. Roberson	Wise
TC 42			69.01	Pound	C. N. Roberson	Wise
TC 43			38.33	Pound	T. G. Wells	Wise
TC 44			147.00	Pound	A. J. Stallard	Wise
TC 45			35.00	Pound	W. S. Hamilton	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 46			1.25	Pound	J. D. Dotson	Wise
TC 47			235.37	Pound	E. S. Becker	Wise
TC 48			91.38	Pound	Lewis Collins	Wise
TC 49			80.00	Pound	Andrew Collins	Wise
TC 50			122.20	Pound	Andrew Collins	Wise
TC 51			238.50	Pound	A. J. Stallard	Wise
TC 52			85.00	Pound	D. J. Hubbard	Wise
TC 53			73.42	Pound	W. H. Bond	Wise
TC 54			81.00	Pound	Joseph Short	Wise
TC 56			61.50	Pound	Andrew Mullins	Wise
TC 57			221.15	Pound	W. N. Hamilton	Wise
TC 58			51.00	Pound	Riley Hash	Wise
TC 59			45.00	Pound	Levi Perry	Wise
TC 60			56.02	Pound	Wm. F. Strang	Wise
TC 61			168.88	Pound	D. H. Riner	Wise
TC 62			25.60	Pound	W. L. Purkey	Wise
TC 63			198.00	Pound	John Cantrell	Wise
TC 64			87.50	Pound	D. A. Dotson	Wise
TC 65			27.50	Pound	S. V. Hill	Wise
TC 66			33.25	Pound	S. V. Hill	Wise
TC 67			69.26	Pound	H. J. Hill	Wise
TC 68			135.54	Pound	William Dotson	Wise
TC 69			8.00	Pound	C. H. Baker	Wise
TC 70			181.00	Pound	Zachariah Mullins	Wise
TC 71			122.00	Flat Gap	J. M. Baker	Wise
TC 72			49.60	Flat Gap	John R. Baker	Wise
TC 73			20.00	Flat Gap	J. H. Stallard	Wise
TC 74			70.00	Flat Gap	C. H. Baker	Wise
TC 75			15.00	Flat Gap	R. D. Stallard	Wise
TC 76			15.00	Flat Gap	Joseph H. Stallard	Wise
TC 77			312.33	Flat Gap	R. L. Phipps	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 78			100.00	Flat Gap	C. G. Swindall	Wise
TC 79			38.00	Flat Gap	Martha J. Hillman	Wise
TC 80			68.88	Flat Gap	John A. Hall	Wise
TC 81			89.76	Flat Gap	D. A. Stallard	Wise
TC 82			145.00	Flat Gap	Silas Boggs	Wise
TC 83			115.25	Flat Gap	Riley Mullins	Wise
TC 84			43.22	Flat Gap	Baswell Mullins	Wise
TC 85			81.00	Flat Gap	W. W. Nickels	Wise
TC 86			124.00	Flat Gap	Thomas B. Dotson	Wise
TC 87			60.00	Flat Gap	J. W. Stallard	Wise
TC 88			108.90	Flat Gap	O. M. Vicars	Wise
TC 89			124.50	Flat Gap	Jas. H. Hamilton	Wise
TC 90			10.00	Flat Gap	William McFall	Wise
TC 91			10.00	Jenkins East	Jas. Crabtree	Dickenson
TC 92			122.90	Jenkins East	Jas. Crabtree & Jas. Stanley	Dickenson
TC 93			29.95	Jenkins East	W. P. Stanley	Dickenson
TC 94			246.92	Jenkins East	Abraham Mullins	Dickenson
TC 95			102.00	Jenkins East	Floyd Stanley	Dickenson
TC 96			570.00	Jenkins East	J. Wiley Davis	Dickenson
TC 97			137.00	Jenkins East	Osborne Howell	Dickenson
TC 98			405.00	Jenkins East	W. M. Thurnbury	Dickenson
TC 99			100.00	Jenkins East	Wesley Vanover	Dickenson
TC 100			129.00	Jenkins East	A. H. Hill	Dickenson
TC 101			413.00	Jenkins East	Solomon Mullins	Dickenson

Equitable Tract Number

Grantor

	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 102		113.03	Jenkins East	Harris Cheape	Dickenson
TC 103		35.56	Jenkins East	Jacob Baumgardner	Dickenson
TC 104		196.00	Jenkins East	Martin Branham	Wise
TC 105		110.00	Jenkins East	M. Gilliam	Wise
TC 106		44.50	Jenkins East	J. C. Roberson	Wise
TC 107		67.00	Clintwood	Sarah Taylor	Dickenson
TC 108		72.11	Clintwood	Wesley Vanover	Dickenson
TC 109		87.82	Clintwood	Wm. J. Fleming	Dickenson
TC 110		9.94	Clintwood	Wm. J. Fleming	Dickenson
TC 111		93.86	Clintwood	Wm. J. Fleming	Dickenson
TC 112		28.29	Clintwood	Columbus Phipps	Dickenson
TC 113		135.00	Clintwood	W. V. Vanover	Dickenson
TC 114		372.30	Clintwood	Isaac Kilgore	Dickenson
TC 115		52.26	Clintwood	Harve Kelley	Dickenson
TC 116		131.84	Clintwood	Isaac Mulling	Dickenson
TC 117		50.00	Clintwood	Horace Hardway	Dickenson
TC 118		507.35	Clintwood	Wilbur Phipps	Dickenson
TC 119		39.22	Clintwood	M. F. Senter	Dickenson
TC 120		77.17	Clintwood	C. C. & J. P. Kilgore	Dickenson
TC 121		122.86	Clintwood	C. C. Kilgore	Dickenson
TC 122		188.62	Clintwood	P. P. Haynes	Dickenson
TC 123		65.72	Clintwood	C. C. & J. P. Kilgore	Dickenson
TC 124		9.59	Clintwood	S. T. Fleming & J. L. Litz	Dickenson
TC 125		68.47	Clintwood	L. S. Mullins	Dickenson
TC 126		43.34	Clintwood	Geo.W. Stanley	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 127			441.53	Clintwood	M. S. Dotson	Dickenson
TC 128			34.74	Clintwood	R. W. Beverly	Dickenson
TC 129			7.31	Clintwood	L. C. Ramey	Dickenson
TC 130			60.00	Clintwood	Zack Mullins	Dickenson
TC 131			37.01	Clintwood	H. L. V. Neel	Dickenson
TC 132			56.12	Clintwood	Geo.W. Fleming	Dickenson
TC 133			119.85	Clintwood	A. J. Fleming	Dickenson
TC 134			35.86	Clintwood	Andrew Mullins	Dickenson
TC 135			35.88	Clintwood	Wesley Vanover	Dickenson
TC 136			70.02	Clintwood	Wesley Vanover	Dickenson
TC 137			320.75	Clintwood	Jno. P. Chase	Dickenson
TC 138			112.72	Clintwood	Phil Fleming	Dickenson
TC 139			104.03	Clintwood	Lovel Stanley	Dickenson
TC 140			5.88	Clintwood	A. Rose	Dickenson
TC 141			4.15	Clintwood	A. Rose	Dickenson
TC 142			97.00	Caney Ridge	Joseph Stanley	Dickenson
TC 143			100.00	Caney Ridge	A. G. Hawkins	Dickenson
TC 144			60.00	Caney Ridge	Chas. Turner	Dickenson
TC 145			59.73	Caney Ridge	S. S. Hibbitts	Dickenson
TC 146			200.00	Caney Ridge	E. H. Dotson	Dickenson
TC 147			29.11	Caney Ridge	H. C. Stanley	Dickenson
TC 148			55.00	Caney Ridge	Wm. Adams	Dickenson
TC 149			86.54	Caney Ridge	Phillip Fleming	Dickenson
TC 150			22.59	Caney Ridge	S. C. Gose	Dickenson
TC 151			412.50	Caney Ridge	L. M. Powers	Dickenson
TC 152			258.46	Caney Ridge	Robert Rose	Dickenson
TC 153			84.93	Caney Ridge	Wilson Rose Jr.	Dickenson
TC 154			131.93	Caney Ridge	Noah Smith	Dickenson
TC 155			50.00	Caney Ridge	Seth Adkins	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 156			469.25	Caney Ridge	Robert B. Bise	Dickenson
TC 157			19.24	Caney Ridge	Thomas Bise	Dickenson
TC 158			54.84	Caney Ridge	A. W. Hale	Dickenson
TC 159			209.65	Caney Ridge	John E. Rose	Dickenson
TC 160			97.52	Caney Ridge	Shrole, Inc.	Dickenson
TC 161			726.69	Caney Ridge	Zilpaia Rose	Dickenson
TC 162			119.00	Coeburn	Allen W. Powers	Wise
TC 163			87.30	Coeburn	Sam’I Hom	Wise
TC 164			219.10	St. Paul	H. P. Phillips	Dickenson
TC 165			284.68	St. Paul	J. E. Phillips	Dickenson
TC 166			100.00	St. Paul	W. P. White	Dickenson
TC 167			20.11	St. Paul	J. D. McReynolds	Dickenson
TC 168			65.00	St. Paul	Jax. L. McCoy	Dickenson
TC 169			6.51	St. Paul	Jno. F. McCoy	Dickenson
TC 170			150.00	St. Paul	Wm. McCoy & M. Hughes	Dickenson
TC 171			83.40	St. Paul	John M. McCoy	Dickenson
TC 172			15.00	St. Paul	W.T. Goodloe	Dickenson
TC 173			50.00	Nora	Uriah Hay	Dickenson
TC 174			32.24	Nora	Henry kiser	Dickenson
TC 175			106.00	Nora	Henry Kiser	Dickenson
TC 176			90.00	Nora	Elijah Neece (Lambert’s 905467L)	Dickenson
TC 177			168.23	Nora	Elexius Smith	Dickenson
TC 178			109.85	Nora	D. L. French	Dickenson
TC 179			106.00	Nora	Hagan & Rasnick	Dickenson
TC 180			426.60	Nora	Hagan & Rasnick	Dickenson
TC 181			148.40	Haysi	John Hay	Dickenson
TC 182			121.62	Haysi	C. A. Wiilis	Dickenson
TC 183			176.30	Haysi	H. H. Fuller	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 184			75.00	Haysi	W. L. Counts	Dickenson
TC 185			20.00	Haysi	Noah Sykes	Dickenson
TC 186			137.23	Haysi	D. E. Mullins	Dickenson
TC 187			244.34	Haysi	Johnson, Briggs & Pitts	Dickenson
TC 188			856.53	Haysi	Big Sandy Fuel Corp.	Dickenson
TC 189			164.22	Haysi	J. B. Turner	Dickenson
TC 190			141.48	Haysi	S. J. Turner	Dickenson
TC 191			109.23	Haysi	J. R. Gillenwater	Dickenson
TC 192			126.98	Haysi	J. H. Duty	Dickenson
TC 193			102.11	Haysi	Joshiah Wood	Dickenson
TC 194			161.79	Haysi	A. W. Hay	Dickenson
TC 195			98.77	Haysi	David Puckett	Dickenson
TC 196			186.10	Haysi	Drewery Puckett	Dickenson
TC 197			510.84	Haysi	Henry Hall	Dickenson
TC 198			219.12	Haysi	Big Sandy Fuel Corp.	Dickenson
TC 199			292.67	Haysi	Jonathan S. Willis	Dickenson
TC 200			194.99	Haysi	Hamilton Lyle	Dickenson
TC 201			89.46	Haysi	Isa M. Colley	Dickenson
TC 202			196.10	Haysi	Elihu Owens	Dickenson
TC 203			56.38	Haysi	W. J. Cochran	Dickenson
TC 204			28.17	Haysi	J. H. & Tevis Colley	Dickenson
TC 205			71.40	Haysi	H. W. Owens	Dickenson
TC 206			127.79	Haysi	J. B. F. Counts	Dickenson
TC 207			278.86	Haysi	Jacob Fuller	Dickenson
TC 208			79.80	Elkhorn	Jackson Tract	Dickenson
TC 209			70.00	Elkhorn	J. S. Willis	Dickenson
TC 210			58.00	Elkhorn	J. T. Wilder	Dickenson
TC 211			93.00	Elkhorn	James H. Sykes	Dickenson

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 212			147.18	Elkhorn	Johnson-Looney	Dickenson
TC 213			70.80	St. Paul	S. D. May	Russell
TC 214			209.02	Duly	Elihu L. Kiser	Russell
TC 215			100.00	Duly	S. J. Tiller	Dickenson
TC 216			105.18	Duly	James Owens	Russell
TC 217			100.00	Duty	John H. Duty	Russell
TC 218			165.50	Duly	Wm. J. Tiller	Russell
TC 219			975.29	Duty	J. H. Powers	Russell
TC 220			24.48	Duly	Z. T. Sutherland	Russell
TC 221			279.51	Duly	Z. T. Sutherland	Russell
TC 222			1070.81	Duly	John Duty	Dickenson & Buchanan
TC 223			163.00	Duty	John H. Duty	Buchanan
TC 224			321.00	Duly	John H. Duty	Buchanan
TC 225			103.00	Duly	N. B. Sutherland	Dickenson
TC 226			382.56	Duly	J. B. Compton	Dickenson
TC 227			9.78	Prater	M. T. B. Owens	Dickenson
TC 228			200.77	Prater	J. W. Robinson	Dickenson
TC 229			76.22	Prater	J. H. Duty	Buchanan
TC 230			146.19	Prater	Big Sandy Fuel Corp.	Buchanan
TC 231			248.23	Prater	J. W. Robinson	Dickenson
TC 232			44.11	Prater	B. F. Owens	Dickenson
TC 233			400.00	Prater	Big Sandy Fuel Corp.	Dickenson
TC 234			187.00	Big A	Dwight M. Lowrey	Buchanan & Russell
TC 235			130.21	Big A	Simon Street	Buchanan
TC 236			220.00	Big A	Cornelius Ball	Buchanan
TC 237			42.00	Big A	J. H. Duty	Buchanan
TC 238			135.00	Vansant	James Jackson	Buchanan
TC 239			144.00	Vansant	W. W. Fletcher	Buchanan

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
TC 240			50.00	Vansant	G. B. Fletcher	Buchanan
TC 241			106.42	Vansant	John H. Duty	Buchanan
TC 242			11.39		R. W. Marshall (from VIC)	Wise	152	281
TC 243			33.00		Charles Musick (VC-2978)	Wise
			186.00	Flat Gap	Jacob Burnley	Wise
			90.00	Pound	Jeff Holifield	Wise
			111.00	Pound	J.C. Richmond	Wise
			19.63	Pound	D.S. Gilliam	Wise
			153.80	Pound	Jeff Sowards	Wise
			5.00	Pound	Ira Collins	Wise
			3.65	Pound	Emiline Collins	Wise
			132.59	Pound	J.W. Stallard	Wise
			13.77	St. Paul	Billy Joe Hale	Wise
			9.18	St. Paul	Billy Joe Hale	Wise
			13.80	Norton	Wm. H. Gardner	Wise
			21.93	Caney Ridge	W.J. Rinq	Wise
			85.76	Coebum	Geo. W. Ramsey	Wise
			31.70	Coebum	E.M. Fulton	Wise
			137.60	Coeburn	Wm. J. Gibson	Wise
			9.61	Coeburn	David A. Meade	Wise
			3.28	Coeburn	Virgil Willis	Wise
			14.55	Coeburn	Virgil Willis	Wise
			3.52	Coebum	Chs. Hughes	Wise
			20.14	Coeburn	Roger Sturgill	Wise
			45.00	Coebum	Thomas Dotson	Wise
			10.47	Coeburn	Henry	Wise
			4.59	Coeburn	Meade	Wise
			0.99	Coeburn	Geraldine Stallard	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
			0.55	Coeburn	J. D. Nicewonder Jr.	Wise
			12.40	Coeburn	J. D. Nicewonder Jr.	Wise
			0.57	Coeburn	Contracting Enterprises RoW	Wise
			0.96	Coeburn	Contracting Enterprises	Wise
			12.01	Coeburn	Thelmore Dingus	Wise
			53.66	Coeburn	John Meade Est.	Wise
			33.80	Coeburn	Edgar Hollyfield	Wise
			8.49	Coeburn	Dora Mullins	Wise
			28.48	Coeburn	Paul E. Vanover	Wise
			1.00	Coeburn	Jimmy D. Elkins	Wise
			2.23	Coeburn	Timothy W. Balthis	Wise
			2.95	Coeburn	Timothy W. Balthis	Wise
			11.58	Coeburn	Lillian Hubbard	Wise
			10.00	Coeburn	Cora Slemp	Wise
			10.00	Coeburn	Virginia M. Boggs	Wise
			10.00	Coeburn	Michael Collins	Wise
			10.00	Coeburn	Marie Collins	Wise
			10.00	Coebum	Marie Mullins	Wise
			3.25	Coeburn	Carlos B. Bolling	Wise
			12.00	Coeburn	Doug Hartstock	Wise
			14.00	Coeburn	Doug Hartstock	Wise
			26.00	Coeburn	Nora E. Rose et. al.	Wise
			45.09	Coeburn	Martha R. Hubbard	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
			37.04	Coeburn	Garland McCarthy	Wise
			18.00	Coeburn	Shirley M. Belcher	Wise
			15.43	Coeburn	David McCarthy	Wise
			28.00	Coeburn	Glen A. Stapleton	Wise
			14.55	Coeburn	Paul Carter et. al.	Wise
			12.00	Coeburn	Ethel Perry Est.	Wise
			37.65	Coeburn	Jerry Strouth	Wise
			45.00	Coeburn	J. H. Blevins	Wise
			88.80	Coeburn	David Culberson	Wise
			29.00	Coeburn	David Culberson	Wise
			19.84	Wise	Paramount Land Co.	Wise
			18.55	Jenkins West	Napoleon Meade	Wise
			65.55	Jenkins West	Albert Lee Edwards	Wise
			7.23	Jenkins West	Winford Stallard	Wise
			164.28	Jenkins East	C. F. Flanary	Wise
W 108			199.50	Jenkins East	W. F. Addington	Wise
W 114			15.94	Jenkins East	D. W. Austin	Wise
W115			119.25	Jenkins East	David W. Austin	Wise
W 116			40.00	Jenkins East	Margret Austin	Wise
W 117			80.00	Jenkins East	Margaret J. Austin	Wise
W 118			138.50	Jenkins East	W. D. Austin	Wise
W 137			48.00	Jenkins East	G. W. Branham	Wise
W 138			139.35	Jenkins East	John C. Branham et al.	Wise
W 139			113.95	Jenkins East	Spencer Branham	Wise
W 140			104.00	Jenkins East	Martin Branham	Wise

Equitable Tract Number	Grantor	Date of Acquisition	Acreage Amount	District Location	Common Name of Tract	County	Deed Book	Page
W141			223.00	Jenkins East	Martin Branham	Wise
W 142			51.50	Jenkins East	Martin Branham	Wise
W 159			109.00	Jenkins East	David Cox	Wise
W 160			84.00	Jenkins East	Edmond Cox	Wise
W 166			72.50	Jenkins East	David Elison	Wise
W 171			103.75	Jenkins East	C. W. Gibson	Wise
W 201			80.00	Jenkins East	Joseph McFall	Wise
W207			125.00	Jenkins East	James McPeake	Wise
W 231			48.00	Jenkins East	J. H. Roberson	Wise
W233			13.00	Jenkins East	R. L. Robinson	Wise
W 240			143.00	Jenkins East	Jeff Sowards	Wise
W241			107.50	Jenkins East	P. J. Sowards	Wise
W 250			700.00	Jenkins East	Eli Swindall	Wise
W254			40.00	Jenkins East	J. S. “Smith” Whitaker	Wise
W648			700.00	Jenkins East	J. D. Lipps	Wise

		TOTALS	246,816.42

End of Schedule “B”

SCHEDULE “C”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

Agreements and Conveyances With Respect to Excepted Interests

1.               Lease Agreement dated May 1, 1970 by and between The Pittsion Company and United Fuel Gas Company of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 195 Page 198, and in the Clerk’s Office of the Circuit Court of Dickinson County In Deed Book 145 Page 499.

2.               Coalbed Methane Exploration and Development Agreement and Joint Operating Agreement dated July 29, 2004 by and between Grantor and Columbia Natural Resources, LLC, a Memorandum of which Agreement is recorded in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia in Deed Book 414 Page 681 and in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 620 Page 673.

3.               Lease Agreement dated October 27, 2004 by and between Grantor and Columbia Natural Resources, LLC covering 848.6 acres which lease is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 605 Page 209 and a Memorandum of Conventional Gas Joint Operating Agreement by and between Grantor and Columbia Natural Resources, LLC affecting this lease, of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 620 Page 670.

4.               The M.J. Stiltner Tract containing approximately 109 acres as described in the records of the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book C Page 388.

5.               Amendment and Acreage Agreement dated August 11, 2006 by and between Grantor, Chesapeake Appalachia, LLC and Equitable Production Company.

End of Schedule “C”

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SCHEDULE “D”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

Leases

Lessor		Lessee	Lease Date	Acres	State	County	Recording Information Instrument Number
1	Ada Lee Ratliff	PMOG	10/6/2005	203.59	Virginia	Buchanan	05-0003432
2	Ada Lee Ratliff	PMOG	10/6/2005	201.7	Virginia	Buchanan	05-0003433
3	Linda R. Yates	PMOG	10/3/2005	201.7	Virginia	Buchanan	05-0003434
4	Roger Yates, et ux	PMOG	11/10/2005	201.7	Virginia	Buchanan	06-0000015
5	Linda Gay Belcher, et vir	PMOG	2/3/2006	38	Virginia	Buchanan	06-0000649
6	Johnny Belcher, et ux	PMOG	2/3/2006	2.25	Virginia	Buchanan	06-0000646
7	Johnny Belcher, et ux	PMOG	2/15/2006	2.25	Virginia	Buchanan	06-0000789
8	Seldon Clevinger, et ux	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0001001
9	Doris Childress, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0000999
10	Delores Bentley, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0000998
11	Ruby Neil, et vir	PMOG	2/22/2006	55.4	Virginia	Buchanan	06-0001000
12	Freida Brown, et vir	PMOG	2/2/2006	55.4	Virginia	Buchanan	06-0001422
13	Roy E. Owens, et ux	PMOG	3/24/2006	12.62	Virginia	Buchanan	06-0001817
14	Paul R. Owens, et ux	PMOG	3/24/2006	12.26	Virginia	Buchanan	06-0001995

End of Schedule “D”

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SCHEDULE “E”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

AMI

1.             AMI (as such term is defined in that certain Operating Agreement, dated as of the date hereof, between EPC and PMOG).

End of Schedule “E”

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SCHEDULE “F”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

Conveyances to Which Easement is Subject

1.             Deed made and entered into the eleventh (11th) day of December, 2002, by and between PYXIS RESOURCES COMPANY, a Virginia corporation, CLINCHFIELD COAL COMPANY, a Virginia corporation, PARAMOUNT COAL CORPORATION, a Delaware corporation, and MOTIVATION COAL COMPANY, a Virginia corporation, Grantors, and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company, Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia as Instrument No. 020002398; in the Wise County Circuit Court Clerk’s Office, Deed Instrument No. 200205755, Page 000348; in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 559, Page 217; in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 571, Page 0071.

2.               Deed made and entered into the eleventh (11th) day of December, 2002, by and between CLINCHFIELD COAL COMPANY, a Virginia corporation, as Grantor, and DICKENSON-RUSSELL COAL COMPANY, LLC, a Delaware limited liability company as Grantee which deed is of record in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia, as Instrument No. 020002397; in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 559, Page 165; in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 571, Page 0019; in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia in Deed Book 381, Page 692.

3.               Deed made the eleventh (11th) day of December, 2002, by and between PYXIS RESOURCES COMPANY, a Virginia corporation, CLINCHFIELD COAL COMPANY, a Virginia corporation, PARAMOUNT COAL CORPORATION, a Delaware corporation, and MOTIVATION COAL COMPANY, a Virginia corporation, as Grantors, and ALPHA LAND AND RESERVES, LLC, a Delaware limited liability company, as Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Wise County, Virginia as Instrument No. 200205754, page 000334.

4.               Deed made the eleventh (11th) day of December, 2002, by and between CLINCHFIELD COAL COMPANY, a Virginia corporation, as Grantor, and DICKENSON-RUSSELL COAL COMPANY, LLC, a Delaware limited liability company, as Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Dickenson County, Virginia as Instrument No.: 020002395 in Deed Book 381, Page 671; in the Clerk’s Office of the Circuit Court of Buchanan County in Deed Book 559, Page 147; and in the Clerk’s Office of the Circuit Court of Russell County, Virginia in Deed Book 571; Page 0001.

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5.               Deed dated the thirtieth (30th) day of December, 2003, by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation, Grantors and Heartland (sic) (Heartwood) Forestland Fund IV. L.P. Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 584 Page 591; and Deed dated the 29th day of January 2004 by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation, Grantors and Heartland (sic) (Heartwood) Forestland Fund IV, LP., Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 586 Page 166; and Deed of Correction dated seventh (7th) day of July 2004 effective as of January 29, 2004, by and between Pyxis Resources Company, Clinchfield Coal Company and Paramount Coal Corporation. Grantors and Heartwood Forestland Fund IV, L.P. Grantee, which deed is of record in the Clerk’s Office of the Circuit Court of Buchanan County, Virginia in Deed Book 599 Page 30.

6.               The Lease.

End of Schedule “F”

2

SCHEDULE “G”

Attached to and made a part of that certain Easement Agreement by and between Pine Mountain Oil and Gas, Inc., as Grantor, and Nora Gathering, LLC, as Grantee.

Nora-T Pipeline

[See attached behind this page.]

End of Schedule “G”

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MAP

Schedule G — Nora T-Line
Dickenson and Wise Counties, Virginia

EXHIBIT E

FORM OF NOTE

[Attached behind this page.]

PROMISSORY NOTE

US$	Date: ,2007
Name of Maker:	ET Blue Grass Company
Address of Maker:	225 North Shore Drive
Pittsburgh, Pennsylvania 15212
State of Incorporation:	Delaware
Certificate of Incorporation Filed With:	Secretary of State of Delaware
Due on:	Demand, or, if demand is not sooner made, December 31, 2008 (such stated date being the “Outside Maturity Date”)

Interest Payable on: Demand, or, if demand is not sooner made the Outside Maturity Date

FOR VALUE RECEIVED, the undersigned, ET Blue Grass Company, a Delaware corporation (“Maker”), promises to pay on demand, or, if demand is not sooner made, on the Outside Maturity Date, to the order of NORA GATHERING, LLC, a Delaware limited liability company (“Payee” which term herein in every instance shall refer to any owner of this note) the principal sum of [                          ] DOLLARS (US$[                    ]), together with interest accrued thereon according to the terms set forth herein, said principal and interest being payable in lawful money of the United States of America at the offices of Payee located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212, or at such other place as Payee may designate hereafter in writing Maker acknowledges that Payee may from time to time demand partial payment of the unpaid principal amount hereunder, together with all accrued and unpaid interest thereon.

1

Interest on the unpaid principal balance of this note, from the date hereof until maturity, shall accrue at a rate equal to five and one half percent (5.50%) per annum (the “Standard Interest Rate”). All interest under this note shall be calculated on the actual number of days elapsed based on a 365/366 day year, as applicable.

It is agreed and understood between Maker and Payee that this note is for a loan that is made to an entity for business purposes and, as such, the defense of usury is not available to the Maker or its successors and assigns pursuant to Va. Code Ann. §6.1-330.75, the laws of such state governing the enforcement of this note.

All unpaid principal amounts, together with accrued and unpaid interest thereon, under this note shall reach maturity on demand or, if demand is not sooner made, on the Outside Maturity Date. All unpaid amounts shall be due when this note reaches maturity. All amounts paid under this note shall apply first to accrued and unpaid interest and, after such interest is repaid, to the unpaid principal amount of this note. Maker may prepay this note in whole or in part at any time without penalty. Partial prepayment shall not defer the Outside Maturity Date or modify Payee’s right of demand provided herein, in any way.

If any of the following events (the “Events of Default”) shall occur at any time, then, at Payee’s election, the entire sum of the unpaid principal balance of this note and accrued and unpaid interest thereupon (such sum being referred to herein as the “Unpaid Amount”) at once shall mature and become due and payable upon such occurrence of an Event of Default without notice or requirement for demand, to the fullest extent permitted by applicable law:

(i)         Maker fails to make any payment of principal hereof or interest thereon within thirty (30) days of the date due or demanded, as the case may be;

2

(ii)       Maker makes any assignment for the benefit of creditors, if a petition in bankruptcy, reorganization, insolvency, receivership or the like is filed by Maker with respect to Maker; or if a petition in bankruptcy, reorganization, insolvency, receivership or the like is filed by any Person other than Maker with respect to Maker and same is not dismissed or stayed within sixty (60) days;

(iii)      The dissolution of Maker;

(iv)      Maker becomes insolvent, ceases to do business as a going concern, or transfers or sells all or substantially all of its assets;

(v)       Equitable Gathering Equity, LLC (“EGEL”) (or any of its Affiliates that are Members) becomes a Defaulting Member. The terms “Affiliates”, “Members” and “Defaulting Member” as used in this note shall have the meanings given to such terms in that certain Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC of even date herewith, among Pine Mountain Oil & Gas, Inc., EGEL and Payee;

(vi)      Maker ceases to be an Affiliate of EGEL; or

(vii)     Other than the failure of Maker to make payments of principal or interest under this note, Maker breaches any of the terms, covenants or conditions of this note and such breach is not cured within thirty (30) days of Payee’s notice to Maker of such breach.

Upon the occurrence of any Event of Default, interest on the Unpaid Amount shall accrue at a rate equal to the Standard Interest Rate plus LIBOR until the entire Unpaid Amount is repaid to Payee. “LIBOR” shall mean, for any month, the rate per annum equal to the London Interbank Offered Rate for one month dollar deposits as reported in The Wall Street Journal as of the first Business Day of the applicable month.

3

Upon the occurrence of any of the Events of Default, Maker and each surety, endorser, and guarantor (the “Obligors”) hereby waive all demands for payment, presentations for payment, notice of dishonor, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by applicable law.

Notwithstanding any course of dealing between the parties, neither failure nor delay on the part of Payee to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Maker shall not assign or transfer (by merger or otherwise) any of its rights or obligations under this note to any person or entity, except an Affiliate of Maker, without prior written consent of Payee (which consent may be withheld in Payee’s sole discretion). Maker may assign or transfer (by merger or otherwise) any of its rights or obligations under this note to any Affiliate of Maker without consent of Payee.

If any term or other provision of this note shall be held invalid, illegal or incapable of being enforced by any applicable law or public policy by a court of competent jurisdiction, all other conditions and provisions of this note shall nevertheless remain in full force and effect.

Notwithstanding the foregoing and to the extent that it is permitted by applicable law, Maker, its successors, assigns and all the Obligors hereby waive, and agree not to set up in defense of the obligations herein, any claim or reliance upon any invalidity of any provision contained herein regardless of any such finding by any court of competent jurisdiction and in doing so each hereby acknowledges that it has had the advice of counsel in the negotiation, preparation and execution of this obligation and agree to be bound hereby.

4

Upon a determination by a court of competent jurisdiction that any term or other provision of this note is invalid, illegal or incapable of being enforced, Maker and Payee shall negotiate in good faith to modify this note as to give effect to the original economic and legal intent of the Maker and Payee as closely as possible in an acceptable manner to the end that the transaction contemplated hereby is fulfilled to the extent possible.

A finding by any court or tribunal that this note is not a negotiable instrument shall not release, impair or negate the contractual obligations hereunder among the Obligors and their respective successors and assigns.

The rights and remedies of Payee under this note shall be cumulative and not alternative. Notwithstanding any course of dealing between the parties, no waiver by Payee of any right or remedy under this note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law and notwithstanding any course of dealing between the parties, (a) no claim or right of Payee arising out of this note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this note.

5

This note and the legal relations between the Obligors and Payee shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Note or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and in connection with claims arising hereunder hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than the parties hereto.

Obligors shall be responsible for the payment of all costs and fees arising or incurred in the collection and enforcement by Payee or assigns of any and all obligations due hereunder including reasonable attorneys fees.

ET BLUE GRASS COMPANY

By:

– MAKER –

6

EXHIBIT F

PERMITTED ENCUMBRANCES

None

EXHIBIT G

FORM OF GATHERING AGREEMENT

[Attached behind this page.]

GAS GATHERING AGREEMENT

THIS GAS GATHERING AGREEMENT (“Agreement”) is entered into this                of April, 2007, by and between NORA GATHERING, LLC, a limited liability company organized under the laws of Delaware (“Gatherer”), and Equitable Energy, LLC, a limited liability company organized under the laws of Delaware (“Shipper”).

WHEREAS, Gatherer owns certain natural gas gathering lines located in the Commonwealth of Virginia;

WHEREAS, Shipper has available certain supplies of natural gas (which natural gas Shipper has purchased from one or more members of the Gatherer and such Natural Gas has been produced from wells in which one or more of such members own a working interest) which it desires to have gathered by Gatherer by use of Gatherer’s natural gas gathering lines located in the Commonwealth of Virginia;

WHEREAS, Shipper has requested that Gatherer provide gathering services for such natural gas, on behalf of Shipper, by receiving quantities of such natural gas and redelivering such quantities less the Gas Retention Percentage (as hereinafter defined) for Shipper’s account; and

WHEREAS, Shipper and Gatherer desire to set a gathering fee (with escalator) for the Shipper’s gas to be gathered pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises and covenants contained herein, Gatherer and Shipper hereby agree as follows.

ARTICLE I
DEFINITIONS

For the purposes of this Agreement, the following definitions shall be applicable:

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.

“Btu” shall mean the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5) Fahrenheit to fifty-nine and five-tenths degrees (59.5) Fahrenheit at a constant pressure of fourteen and seventy-three hundredths (14.73) Psia. Where appropriate, Btu shall mean the plural of the aforementioned definition.

“Chosen Court” has the meaning set forth in Section 13.4.

“Commencement Date” shall mean                                     , 2007.

1

“Cubic feet” or “cubic foot” shall mean the volume of Natural Gas which occupies one (1) cubic foot of space at a temperature of sixty degrees (60) Fahrenheit and an absolute pressure of fourteen and seventy-three hundredths (14.73) pounds per square inch absolute.

“Day” shall mean that period of time beginning at 10:00 a.m. Eastern Prevailing Time (“EPT”) on each calendar day and ending at 10:00 a.m. EPT on the following calendar day. “Eastern Prevailing Time” or “EPT” shall mean the prevailing time (i.e. Standard Time or Daylight Savings Time) on any given day in the Eastern Time zone.

“Dth” or “Dekatherm” shall mean one million Btu.

“Dry Gas” shall mean Natural Gas containing no water vapor.

“Electric Compression Rate” shall mean the rate per Dth for compression costs described on Exhibit C.

“Electronic Measurement” shall mean that form of measurement consisting of flow computers or computerized remote terminal units, electronic transducers, and associated power, data communications and other electronic equipment to accomplish the measurement of Natural Gas and transfer of data without the use of charts or other paper recordings.

“Equivalent Quality/Quantity” shall mean that quality and quantity of Natural Gas delivered at the Point(s) of Delivery which is of similar quality and the thermal equivalent of the quantity of Shipper’s Natural Gas received at the Point(s) of Receipt, less the Gas Retention Percentage.

“GAAP” has the meaning set forth in Section 13.7(b).

“Gas” or “Natural Gas” shall mean a mixture of hydrocarbon and nonhydrocarbon gases, and shall include casinghead gas produced with crude oil, gas produced from gas wells, including coalbed methane wells, and residue gas resulting from processing both casinghead gas and gas well gas.

“Gas Retention Percentage” shall mean the percentage of Natural Gas per Dth retained by Gatherer as described on Exhibit C.

“Gathering Rate” shall mean the rate per Dth for deliveries off the Gathering System as described on Exhibit C.

“Gathering System” shall mean the pipelines and appurtenant facilities described on Exhibit D along with any gathering and associated assets constructed or acquired by Gatherer from time to time less any gathering or associated assets transferred or otherwise disposed of by Gatherer from time to time.

“Governmental Authority” shall mean any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

2

“Gross Heating Value” shall mean the number of Btu’s liberated by the complete combustion of constant pressure of one (1) cubic foot of Dry Gas, at a base temperature of sixty (60) degrees Fahrenheit and a referenced pressure base of fourteen and seventy-three hundredths (14.73) Psia, with air of the same temperature and pressure of the Gas, after products of combustion are cooled to the initial temperature of the Gas, and after the water of the combustion is condensed to a liquid state. The Gross Heating Value of the Gas shall be corrected for the water vapor content of the Gas being delivered; provided, however that if the water vapor content of the Gas is seven (7) pounds or less per one million (1,000,000) cubic feet, the Gas shall be deemed to be dry and no correction will be made.

“Mcf” shall mean one thousand (1,000) cubic feet of Gas.

“MMBtu” shall mean one million (1,000,000) Btu.

“Month” shall mean a period of time beginning at 10:00 a.m. EPT on the first Day of a calendar month and ending at 10:00 a.m. EPT on the first Day of the following calendar month.

“Natural Gas” has the meaning set forth in the definition of Gas.

“Notice” has the meaning set forth in Section 14.1.

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Point(s) of Delivery” shall mean the point(s) at which Gatherer tenders delivery of the Natural Gas to Shipper as further described in Section 3.2.

“Point(s) of Receipt” shall mean the point(s) at which Shipper tenders and surrenders control of the Natural Gas to Gatherer as further described in Section 3.1.

“Psia” shall mean pounds per square inch absolute.

“Psig” shall mean pounds per square inch gauge.

“Unauthorized Gas” shall mean all Natural Gas introduced by Shipper, whether intentionally or otherwise, into Gatherer’s facilities which is not authorized by this Agreement.

ARTICLE II
SERVICE

2.1. Service. Subject to the terms and provisions of this Agreement and all of the General Terms and Conditions set forth on Exhibit A, Gatherer agrees to accept and receive from Shipper at the Point(s) of Receipt such quantities of Natural Gas as may be tendered by Shipper at the Point(s) of Receipt; provided, however, that Gatherer shall only be obligated to accept on any Day that quantity of Natural Gas which Gatherer determines, in its sole and reasonable discretion, it has the capacity to receive and deliver (less the Gas Retention Percentage). Gatherer shall deliver and Shipper shall accept at the Point(s) of Delivery, on a Monthly basis, an

3

Equivalent Quality/Quantity of Natural Gas as the quality and quantity of Natural Gas received by Gatherer for Shipper at the Point(s) of Receipt for gathering hereunder. The parties hereto acknowledge that the Natural Gas subject to this Agreement is Natural Gas that Shipper has purchased from one or more members of the Gatherer and such Natural Gas has been produced from wells in which one or more of such members own a working interest.

2.2.      Conditions to Service.  Gathering services will be provided hereunder subject to: (i) Gathering System capacity, as reasonably determined by Gatherer; (ii) availability of downstream or delivery point capacity; (iii) Gatherer’s terms and conditions for service as set forth herein (including but not limited to creditworthiness requirements); and (iv) force majeure as set forth in Article XI. Gatherer shall not be required to perform service hereunder should Shipper fail to comply in any material respect with any provision of this Agreement.

2.3.      Commingling of Natural Gas.  From the time any Natural Gas is received by Gatherer at the Point(s) of Receipt, Gatherer shall have the right to commingle such Natural Gas with other Natural Gas in the Gathering System. Shipper expressly acknowledges and agrees that the Natural Gas it receives at the Point(s) of Delivery may be different molecules of Natural Gas from those it is delivered at the Point(s) of Receipt but Gatherer agrees such Natural Gas that is delivered to Shipper at the Point(s) of Delivery shall be of Equivalent Quality/Quantity to the Natural Gas received by Gatherer from Shipper at the Point(s) of Receipt.

ARTICLE III
POINT(S) OF RECEIPT AND DELIVERY

3.1.      Point(s) of Receipt.  The Point(s) of Receipt for all Gas to be gathered hereunder shall be the inlet flange of each meter set forth on Exhibit B, as amended from time to time.

3.2.      Point(s) of Delivery.  The Point(s) of Delivery for all Gas gathered hereunder shall be the tap and measurement station(s) as set forth on Exhibit B.

3.3.      Gatherer’s Facilities.  Gatherer shall have no obligation to construct, modify, improve, alter or relocate any of its facilities to provide service under this Agreement. Nothing in this Agreement shall prohibit Gatherer in its sole discretion from abandoning any portion of its facilities, installing compression, or constructing, maintaining or otherwise undertaking, or not undertaking, any operations in connection with its facilities.

ARTICLE IV
RATES

4.1.      Rate.  In consideration for services rendered under this Agreement, Shipper shall pay to Gatherer each Month during the term of this Agreement the Gathering Rate specified on Exhibit C and any other amounts expressly contemplated to be paid by Shipper pursuant to this Agreement. Should Gatherer be assessed a fee by any downstream transporter or incur any other expense (in each case) attributable to Shipper’s Gas (including any fees associated with processing the Gas), Shipper shall reimburse Gatherer the full amount of such fee or expense. Gatherer may elect to invoice Shipper separately for such fee or expense, or may make an appropriate deduction from the quantity of Gas delivered to Shipper at the Point(s) of Delivery (being the same quantity of gas deducted by the downstream transporter for such fee or expense).

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4.2.      Relocation.  Gatherer, from time-to-time, may relocate certain of its facilities due to the activities of third Persons or for legal or operational necessity and convenience. Gatherer may increase its rate(s) as a result thereof in accordance with Section 4.3.

4.3.      Adjustment of Rates and Charges. The rates, charges and fees memorialized pursuant to Exhibit C to this Agreement are subject to adjustment as set forth on such Exhibit.

ARTICLE V
NOMINATION, SCHEDULING AND RECONCILIATION
OF RECEIPTS AND DELIVERIES

5.1.      Shipper shall be responsible for submitting nominations, where applicable, for the quantity of Natural Gas tendered by Gatherer to Shipper at the Point(s) of Delivery, to the entity downstream of the Point(s) of Delivery that will physically receive the Natural Gas at that point(s). All nominations must be confirmed by Gatherer and the downstream transporter that will physically receive the Natural Gas before Gatherer will schedule the service. In the event that Shipper’s nomination requires adjustment by Gatherer, Gatherer shall advise Shipper of its revised nomination and Shipper shall adjust its production to the extent necessary to comply with the revised nomination provided by Gatherer.

5.2.      Where transporters downstream of the Point(s) of Delivery require Gatherer to submit a predetermined allocation in order to schedule receipt of gathered volumes into the system(s) of such transporters, Gatherer will base such predetermined allocations on the actual measured quantities it has received for deliveries to such transporters. In the event that Shipper’s predetermined allocation requires adjustment by Gatherer, Gatherer shall advise Shipper of its revised allocation and Shipper shall adjust its deliveries to the extent necessary to comply with the revised allocation provided by Gatherer.

5.3.      Gatherer reserves the right to upwardly or downwardly adjust Shipper’s nominations to the extent Gatherer determines that Shipper’s nominations vary materially from Shipper’s actual tenders of Gas.

5.4.      Reserved.

5.5.      Gatherer is not required to schedule any receipts and/or deliveries of Gas until Shipper has executed this Agreement and has submitted an accurate and complete nomination for the period of time in question.

5.6.      Shipper is solely responsible for the accuracy of its nominations. Gatherer makes no representation or guarantee that Shipper’s nominations are correct.

5.7.      Subject to the other provisions hereof, the nomination accepted by Gatherer, as it may have been revised, shall represent the maximum quantity of Natural Gas eligible for service hereunder by Gatherer during the period for which the nomination was accepted or until Shipper submits a new nomination that is accepted by Gatherer. Submission of any new nomination must be consistent with the provisions of this Article V. If Shipper desires to increase its nomination during a Month, Shipper shall give Gatherer at least one (1) Day advance notice unless such notice is waived by Gatherer in its sole discretion.

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5.8.      On or about the twenty-fifth Day of each delivery Month, Gatherer will determine actual measured flows into and out of the Gathering System, and issue an allocation statement to Shipper. To the extent such allocation statement indicates a discrepancy between Shipper’s scheduled volumes and Shipper’s actual volumes for such Month, Shipper shall adjust current and/or future nominations to eliminate such discrepancy and/or Gatherer shall make the necessary adjustment(s) to eliminate such discrepancy.

ARTICLE VI
RECEIPT AND DELIVERY PRESSURES

6.1.      Gatherer’s Operating Pressures. Gatherer shall not be required to operate the Gathering System at pressures in excess of its operational preference. In no event will Gatherer operate the Gathering System at pressures in excess of its maximum allowable operating pressure, as such pressure may change from time to time. Gatherer shall not be required to install or be prohibited from installing compression in order to receive, gather or redeliver Gas.

6.2.      Maximum Allowable Working Pressure.  Notwithstanding any other provisions of this Agreement, Shipper shall never deliver Gas at a pressure that exceeds the maximum allowable working pressure(s) as determined solely by Gatherer.

6.3.      Shipper’s Compression.  Shipper shall make deliveries to Gatherer against the prevailing pressures in Gatherer’s Gathering System. Gatherer shall not be obligated to maintain line pressure or to lower line pressure by additional compression or otherwise. Except as specifically permitted under any valid interconnect agreement between Gatherer and an interconnecting party relating to Shipper’s Gas, Shipper shall not compress such deliveries, or cause such Gas deliveries to be compressed. Gas compressed without Gatherer’s authorization shall be deemed Unauthorized Gas and shall be subject to Section 10.2 of this Agreement.

6.4.      Overpressure Protection.  As between Shipper and Gatherer, Gatherer is completely and solely responsible for the installation and maintenance of overpressure protection equipment of pipeline(s), valve(s) and other interconnection equipment.

ARTICLE VII
TERM

7.1.      Term.  The term of this Agreement shall commence on the Commencement Date, regardless of when executed, and shall continue for a term of ten (10) years (the “Initial Term”). Unless either party provides not less than sixty (60) Days prior written notice to the other party on or before the expiration of the Initial Term, or if applicable the anniversary date of the Initial Term, the term of this Agreement shall be automatically extended for additional one-year periods.

7.2.      Effect of Governmental Action.  It is understood that performance hereunder shall be subject to all rules and regulations of Governmental Authorities having jurisdiction or control over the matters related hereto. If at any time during the term hereof any Governmental Authority shall take any action which is, with respect to or as a result of the gathering services provided for under this Agreement, designed to subject or otherwise subjects Gatherer or the Gathering System or any of Gatherer’s related facilities to any greater or different regulation or

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jurisdiction than that existing on the date of initial delivery of Gas hereunder, then, upon written notice to Shipper, Gatherer may initiate renegotiations with Shipper to revise the affected provisions of this Agreement prior to the effective date of such governmental action. Should parties be unable to reach an agreement within thirty (30) Days of such notice, either party may terminate this Agreement upon thirty (30) Days written notice.

ARTICLE VIII
BILLINGS AND PAYMENTS

8.1.      Billing and Payment.  Gatherer shall render to Shipper on or about the twenty-fifth Day of each Month a statement of the total quantities of Gas received from Shipper and delivered to Shipper during the preceding Month, together with a bill for the amount due under this Agreement for service during such period. Shipper shall pay Gatherer within ten (10) Days after receipt of Gatherer’s invoice. Shipper shall be deemed to receive the invoice in accordance with the timelines established in Section 14.3 of this Agreement for notices. If the payment date falls on a Saturday, Sunday or legal holiday, payment shall be due and payable on the next business Day. On an annual basis, Shipper shall have the right to conduct an audit of the cost of service supporting the rates assessed by Gatherer. Shipper shall provide Gatherer 60 days advanced notice of the audit including a preliminary list of information requests. The audit will be conducted at Shipper’s Pittsburgh offices, limited to the most recent twenty-four (24) months of data available and conducted in accordance with generally accepted auditing practices.

8.2.      Verification of Actual Receipts.  If verification of quantities received is not available at the time the invoice is issued, adjustments for actual receipts shall be reflected on the next invoice issued after such confirmation.

8.3.      Failure to Make Timely Payments.  Should Shipper fail to make timely payment of all invoiced amounts, interest shall accrue on the unpaid amounts and shall be payable immediately. All unpaid amounts shall accrue interest on a daily basis at the prime rate of interest published under “Money Rates” by The Wall Street Journal, Eastern edition, plus two percent (2%), but in no event shall interest due hereunder exceed the maximum rate permitted by law. If Shipper becomes delinquent by ten (10) Days in the payment of any invoice, Shipper shall provide adequate assurance of payment to Gatherer within two (2) business Days of the date of written notice of the delinquency; provided, however, that Shipper, in good faith, may dispute the amount of any such invoice or any part thereof and within such two (2) Day period if it (a) pays to Gatherer such amounts as Shipper concedes to be correct and (b) provides a standby irrevocable letter of credit, a prepayment, a security interest in an asset acceptable to the Gatherer or a guaranty by a creditworthy entity, acceptable to Gatherer in Gatherer’s sole opinion, to secure payment of the remainder of the invoiced amount. If the parties are unable to reach an agreement regarding the disputed amount, any resort to legal process shall be commenced within twenty-four (24) Months after the disputed amount is claimed to be due or shall thereafter be forever barred.

8.4.      Refund.  In the event any overcharge or undercharge in any form whatsoever shall be found within twenty-four (24) Months from the date a billing or measurement discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) Days after the final determination of the amount overcharged or

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undercharged has been made. Any overcharge or undercharge, for which no claim has been made within twenty-four (24) Months, shall be deemed waived by both parties.

ARTICLE IX
WARRANTIES AND INDEMNIFICATION

9.1.      Warranty of Title.  Shipper warrants that it will, at the time of delivery of Gas to Gatherer under this Agreement and throughout the period prior to redelivery thereof, have good and merchantable title to, or good right to deliver and receive, all Gas so delivered by Shipper at the Point(s) of Receipt and that the Gas shall be free and clear of all liens, encumbrances or adverse claims of any kind.

9.2.      Warranty of Eligibility for Gathering.  Shipper warrants that it shall have all legal rights and title necessary to deliver all Gas delivered to Gatherer for gathering hereunder; that it shall comply in all material respects with all applicable laws, rules, regulations or orders of any Governmental Authority having jurisdiction and all rules, terms and conditions of Gatherer set forth herein and that at the time of such deliveries, Shipper has complied in all material respects with all provisions of this Agreement.

9.3.      Shipper Indemnification.  Shipper agrees to indemnify and hold harmless and provide defense for Gatherer, its officers, directors, members, Affiliates, agents, employees and contractors against any liability, loss, cost, or damage whatsoever (including, without limitation, claims for royalties, taxes, fees or other charges) occurring in connection with or relating in any way to (i) breach of this Agreement by Shipper; (ii) the negligence or other tortious act(s) or omission(s) by Shipper, its officers, directors, members, Affiliates (other than Gatherer), agents, employees or contractors; (iii) the Natural Gas prior to its delivery to Gatherer at the Point(s) of Receipt and after its redelivery at the Point(s) of Delivery; and/or (iv) the Natural Gas to the extent the claim, liability, or damage arises as a result of the quality of the Natural Gas delivered by Shipper or other condition of the Natural Gas. Such indemnification shall include, but not be limited to, all costs and attorneys’ fees, whether or not such liability, loss, cost, or damage results from any demand, claim, action, cause of action, or suit brought by Shipper or by any other Person, that is not a party to this Agreement.

9.4.      Liability.  Neither Gatherer nor Shipper, nor their respective officers, directors, partners, members, agents, employees, Affiliates or successors or assigns shall be liable to the other party or its officers, directors, agents, employees, Affiliates or successors or assigns for claims for incidental, special, indirect, punitive or consequential damages of any nature connected with or resulting from performance or non-performance of this Agreement, including, without limitation, claims in the nature of lost revenues, income or profits (other than payments specifically provided for and properly due under this Agreement) irrespective of whether such claims are based upon warranty, negligence, strict liability, contract, operation of law or otherwise.

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ARTICLE X
POSSESSION AND CONTROL

10.1.    Possession and Control.  As between Shipper and Gatherer, Shipper shall be deemed to be in control and in possession of the Gas prior to such Gas being received by Gatherer at the Point(s) of Receipt and shall be responsible for any damages, losses or injuries caused thereby until the Gas shall be received by Gatherer at the Point(s) of Receipt except for injuries or damages which have been occasioned solely and proximately by the negligence of Gatherer. Gatherer shall be in control and in possession of the Gas subsequent to such Gas being received by Gatherer at the Point(s) of Receipt and shall be responsible for any damages, losses or injuries caused thereby until the same shall have been redelivered to Shipper or its designee at the Point(s) of Delivery, except for injuries or damages which have been occasioned by the negligence of Shipper or its designee or by the quality of the Gas or other condition of the Gas outside of the control of Gatherer, and except as otherwise set forth herein.

10.2.    Unauthorized Gas.  Upon the detection of Unauthorized Gas on any of Gatherer’s Gathering System, Gatherer may issue notice of the Unauthorized Gas, directing all responsible parties to either obtain authority for the introduction of such Gas or to remove it from the Gathering System within forty-eight (48) hours. Gatherer will make reasonable efforts to provide direct written or telecopied notice to Shipper of such Unauthorized Gas delivered by Shipper into the Gathering System. In the event Shipper fails to either obtain authority for the introduction of such Gas or to remove it from the Gathering System, Gatherer may, at its sole discretion, avail itself of anyone of the following options:

(a)       Confiscate the Gas at no cost to Gatherer;

(b)       Impose a· penalty of twenty-five dollars ($25.00) per MMBtu of Unauthorized Gas; or

(c)                    Purchase the Unauthorized Gas at seventy-five percent (75%) percent of the Spot Market Price per Dekatherm. “Spot Market Price”, for purposes of this Section, shall mean the price per Dekatherm reported by Platt’s Inside FERC’s Gas Market Report, under the heading Prices for Spot Gas Delivered to Pipelines, for the delivery location (i) into which Shipper’s Gas is delivered or (ii) which is most proximate to the Point(s) of Delivery, for the first Day of the Month immediately succeeding the Month in which Gatherer discovers that Shipper has been introducing Unauthorized Gas into the Gathering System.

ARTICLE XI
FORCE MAJEURE

11.1.    If either Gatherer or Shipper is rendered unable, wholly or in part, by force majeure to perform or comply with any obligation or condition of this Agreement, such obligation or condition shall be suspended during the continuance from inception of the inability so caused and such party shall be relieved of liability and shall suffer no prejudice for failure to perform the same during such period; provided the obligation to make payments shall not be suspended and the cause for suspension (other than strikes and lockouts) shall be remedied so far

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as possible with reasonable dispatch. The party suffering any such force majeure shall give notice and reasonably full particulars to the other party as soon as reasonably possible upon the occurrence of such event. Settlement of strikes and lockouts shall be wholly within the discretion of the party having difficulty. The term “force majeure” shall include, without limitation, the following: acts of God, the public enemy, fire, freezes, floods, storms, accidents, breakdowns of pipeline or equipment, planned or unplanned facility repairs, lack of capacity by any third party pipeline transporter to transport Gas, failures or freezing of wells, strikes, and any other industrial, civil, or public disturbance, the inability to obtain materials, supplies, permits or labor, and any laws, orders, rules, regulations, acts or restraints of any Government Authority, civil or military, and any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming force majeure. Notwithstanding any other provision, Gatherer shall not be under any obligation to repair or replace pipelines, equipment or other facilities.

ARTICLE XII
INTERRUPTION OF SERVICE

12.1. Interruption. Gatherer shall have the right to interrupt service in whole or in part on all or a portion of its Gathering System from time to time for reasons of force majeure or when necessary, in Gatherer’s reasonable judgment, to meet its Gathering System operating requirements or other service obligations. Partial interruptions shall be implemented on a pro rata basis based upon actual measured receipt quantities from prior Months.

12.2. Interruption Compliance. Gatherer will provide reasonable notice to Shipper of such interruption orders and Shipper shall within twenty-four (24) hours, or such lesser time as is required to protect the integrity of the Gathering System, reduce its tenders or takes in compliance with the interruption orders. If Shipper fails to reduce its tenders or takes, in addition to all other remedies, Gatherer may take such action as necessary to reduce the tenders or takes without further notice to Shipper.

12.3. Situation Reports and Notices.

(a)                    Gatherer shall provide notice of interruption to Shipper at a time and in a manner that is reasonably prudent under then· existing conditions, and shall in any event confirm in writing the notice given if originally provided telephonically.

(b)                   Shipper shall have the responsibility to inform its suppliers, other transporters and all others involved in the transaction about any interruption.

ARTICLE XIII
MISCELLANEOUS

13.1. Regulatory Bodies. This Agreement shall be subject to all applicable federal, state and local laws, rules and regulations of any Governmental Authority having jurisdiction, subject to Section 7.2 of Article VII.

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13.2.    Modification.  Except as otherwise contemplated by Section 4.3 of Article IV, any modification of terms or amendment of provisions of this Agreement shall become effective only by supplemental written agreement between the parties.

13.3.    Waiver.  No waiver by Gatherer of any default of Shipper under this Agreement shall operate as a waiver of any future default, whether of a like or different character.

13.4.    Governing Law.  This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the parties.

13.5.    Assignment.  Any Person which shall succeed by purchase of all or substantially all the properties of Gatherer or of Shipper, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement, subject to the restriction below. Either party may, without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to an Affiliate of such party. Except to an Affiliate, Shipper shall not assign this Agreement or any of the rights or obligations hereunder without first obtaining the consent thereto in writing from Gatherer, which consent shall not be unreasonably withheld, conditioned or delayed.

13.6.    Cancellation of Prior Contracts.  When this Agreement becomes effective, it supersedes and cancels as of the Commencement Date any contract or other agreement or arrangement held by Shipper for the gathering or transportation of Gas purchased from any member of Gatherer on the Gathering System.

13.7.    Creditworthiness of Shipper.

(a)       Subject to the provisions of paragraphs (b) and (c) immediately below, Gatherer shall not be required to commence service or to continue to perform service on behalf of Shipper if Shipper (i) is or has become insolvent, (ii) has applied for bankruptcy under Chapter 11 of the Bankruptcy Code or is subject to similar proceedings under state or federal law, (iii) fails, in Gatherer’s reasonable judgment, to demonstrate minimal creditworthiness for all or any part of the service requested, based upon Gatherer’s consideration of available data (including but not limited to Shipper’s past payment history, financial statements, Shipper’s or its parent company’s reports filed with the Securities and Exchange

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Commission or other public agency, and credit reports) or (iv) is in arrears for any payments under this Agreement or any other agreement with Gatherer.

(b)                   In connection with an initial request for service, request for additional service, or any re-evaluation of creditworthiness, Shipper shall provide to Gatherer (i) a bank reference and at least two (2) trade references; (ii) confirmation in writing that it is not operating under any state or federal bankruptcy or receivership laws; (iii) its most recent audited financial statements; (iv) confirmation in writing that Shipper is not in default on its indebtedness or payment obligations; and (v) a list of owners and/or shareholders. In addition, Gatherer may require the following: (A) audited financial statements; (B) annual reports; (C) a list of affiliates, parent companies, and subsidiaries; (D) publicly available information from credit reports of credit and bond rating agencies; (E) private credit ratings, if obtained by the Shipper; (F) bank references; (G) additional trade references; (H) a statement of legal composition; (I) a statement of length of time business has been in operation; (J) most recent filed statements with the Securities and Exchange Commission (or an equivalent authority) or such other publicly available information; (K) for public entities, the most recent publicly available interim financial statements, with an attestation by its Chief Financial Officer, Controller, or equivalent (CFO) that such statements constitute a true, correct, and fair representation of financial condition prepared in accordance with generally accepted accounting principles (“GAAP”) or equivalent; (L) for non-public entities, including those that are state-regulated utilities: (i) the most recent available interim financial statements, with an attestation by its CFO that such statements constitute a true, correct,· and fair representation of financial condition prepared in accordance with GAAP or equivalent; (ii) an existing sworn filing, including the most recent available interim financial statements and annual audited financial reports filed with the respective regulatory authority, showing the Shipper’s current financial condition; (M) for state-regulated utility and local distribution companies, documentation from their respective state regulatory commission (or an equivalent authority) of an authorized Gas supply cost recovery mechanism which fully recovers both Gas commodity and transportation capacity costs and is afforded regulatory asset accounting treatment in accordance with GAAP or equivalent; and (N) such other information as may be mutually agreed to by the parties.

Shipper shall provide notice to Gatherer within two (2) Days if Shipper defaults on its indebtedness, restates its financials, or is in default of any other payment obligations.

(c)                    Gatherer may require Shipper to provide financial data necessary to demonstrate creditworthiness at any time. If Shipper fails to provide such data within ten (10) Days from the date of the request, Gatherer may treat Shipper as being uncreditworthy and suspend service until Shipper provides adequate assurance of payment.

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(d)                   Gatherer may require adequate assurance of payment at any time Gatherer has grounds for insecurity of payment or performance hereunder. Shipper may receive or continue to receive service if it provides adequate assurance of payment for service within two (2) Days after the date of written demand by Gatherer or such shorter period of time as is reasonable under the circumstances. Gatherer may immediately suspend service to any Shipper failing to timely provide adequate assurance of payment and subsequently terminate this Agreement if adequate assurance of payment is not provided.

(e)                    The type of adequate assurance required by Gatherer, in its discretion, may include:

(i)                        a deposit with Gatherer;

(ii)                     advance payment for service, in a continuing nature, in an amount equal to the cost of performing gathering service hereunder for a one (1) Month advance period based on the prior Month’s actual measured receipt quantities hereunder;

(iii)                  an irrevocable letter of credit from a creditworthy financial institution;

(iv)                 a guarantee from a creditworthy entity; or

(v)                    any other form of adequate assurance acceptable to Gatherer.

(f)                      The amount of adequate assurance (other than prepayments) shall be equal to three (3) Months of performing service hereunder at the maximum contractual level plus, at Gatherer’s discretion, the value of Gas associated with Shipper’s highest negative imbalance during the preceding twelve (12) Months, or, if there has been no negative imbalance, ten percent (10%) of Shipper’s actual measured receipt quantities under this Agreement for the preceding twelve (12) Months.

(g)                   Gatherer may at any time re-evaluate the creditworthiness of Shipper and demand adequate assurance of payment or additional assurances of payment.

(h)                   In the event of a default in payment of any amounts due from Shipper or failure to make up a negative imbalance on a timely basis, Gatherer may liquidate or draw upon the financial assurance in order to satisfy the Shipper’s obligations and require Shipper to replace the liquidated or drawn-upon funds in order to continue receiving service.

(i)                       Failure of Gatherer to demand adequate assurance or financial security or to otherwise suspend performance of this Agreement or assert any rights hereunder shall not be deemed as a waiver of any rights hereunder or prevent Gatherer from later asserting it rights whether related to the same, future or similar circumstances.

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13.8.    No Third Party Beneficiary. It is expressly understood that there is no third party beneficiary to this Agreement, and that the provisions of this Agreement do not create enforceable rights in anyone who is not a party or a successor or assignee of a party hereto.

13.9.    Failure to Comply. If Shipper fails to comply in any material respect with any provision of this Agreement, Gatherer, upon notice to Shipper, may refuse to accept Gas from Shipper and/or may refuse to deliver Gas to Shipper until Shipper has fully complied in all material respects with the terms of this Agreement.

13.10.  Counterparts. This Agreement may be signed in counterpart, each of which shall constitute an original and together which shall constitute one and the same Agreement.

13.11.  Entire Agreement. This Agreement along with its Exhibits, which are attached to and hereby incorporated into and made an integral part of this Agreement, represents the entire agreement between the parties hereto, and there are no other written, oral or implied or other representations, indemnifications or understandings of any kind whatsoever.

13.12.  No Duplicative Activities/Charges. Gatherer and Shipper acknowledge that Gatherer has interconnect agreement(s) with the seller(s) of the Gas that Shipper is transporting hereunder. To the extent that any provision of this Agreement overlaps with the provisions of such interconnect agreement(s) and Gatherer has required the party to such agreement to perform some activity or to pay for an expense thereunder, Gatherer shall not require Shipper to perform the same activity hereunder nor shall Gatherer charge the same expense to Shipper hereunder.

ARTICLE XIV
NOTICES

14.1.    Notices. Any notice, request, statement or correspondence provided for in this Agreement (“Notice”) shall be in writing and delivered to the physical addresses shown below or at such other addresses or numbers as may be hereafter furnished by one party to the other party in writing.

14.2.    Manner of Delivery. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.        .

14.3.    Receipt of Notices. Notice shall be given when received on a business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the Day on which such facsimile is received is not a business Day or is after 5:00 p.m., on a business Day, then such facsimile shall be deemed to have been received on the next following business Day. Notice by overnight mail or courier shall be deemed to have been received on the next business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five (5) business Days after mailing.

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Gatherer:

Nora Gathering, LLC

c/o Equitable Gathering Equity, LLC

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Attention: TBD

Telephone: 412-395-xxxx

Facsimile: 412-395-xxxx

Shipper:

[NAME]

[ADDRESS]

[CITY, STATE & ZIP CODE]

[CONTACT PERSON]

Telephone:

Facsimile:

ARTICLE XV
GENERAL TERMS AND CONDITIONS

15.1.    General. Should there exist any conflict or discrepancy between anything contained in the main body of this Agreement and anything contained in Exhibit A, the General Terms and Conditions, the provisions in the main body of this Agreement shall at all times and in all cases govern and control.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the Day and year first above written.

EQUITABLE ENERGY, LLC	NORA GATHERING, LLC

By: Equitable Gathering Equity, LLC, its Operating Member

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Signature Page to Gas Gathering Agreement

EXHIBIT A

GENERAL TERMS AND CONDITIONS

Attached to and made a part of the Gas Gathering Agreement, dated as of the      day of           , 20    , between Nora Gathering, LLC and Equitable Energy, LLC.

ARTICLE I

QUALITY OF GAS

1.1       Specifications.

(a)       Subject to Section 1.2 Processing below, all Natural Gas delivered by Shipper and received by Gatherer hereunder shall at all times conform to the gas quality and heat content standards established by the applicable downstream receiver or transporter, and such other gas quality heat content standards as Gatherer may reasonably impose. In the event that the downstream receiver or transporter of the Natural Gas is subject to a valid FERC Gas Tariff, the Natural Gas delivered by Shipper and received by Gatherer shall at all times conform to the quality provisions of such FERC Gas Tariff, which provisions are incorporated herein by reference. Shipper shall indemnify Gatherer and save it harmless from all suits, actions, damages, losses and expenses (including attorneys’ fees) arising out of the Gas failing to conform to such quality provisions.

(b)       Gatherer will have the right to collect from all Shippers their pro rata share of the cost of any additional Gas analysis and quality control equipment which Gatherer determines should be installed at particular Point(s) of Receipt or Point(s) of Delivery to monitor the quality of Gas delivered.

(c)       Gatherer shall have the right to test any well or Point(s) of Receipt from which Gas is tendered to Gatherer for service, to ensure that the Gas produced meets the quality specifications.

(d)       Gatherer, in its sole discretion, will have the right to sample and analyze annually, at Shipper’s expense, Gas received from Shipper. Subsequent samples during anyone year period would be at Shipper’s expense only if: (i) Gatherer determines that there are significant quantity increases at the Point(s) of Receipt; (ii) the subsequent Btu analysis results in the recognition of a heating value different than the recognized value at the Point(s) of Receipt; and/or (iii) the sample analysis determines that the quality is not acceptable. In the case of (iii), Shipper will pay for subsequent sampling until and including such time that a sample reveals the Gas to be acceptable.

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1.2       Processing.

(a)       Gatherer may remove moisture, impurities, helium, natural gasoline, butane, propane, and any other hydrocarbons except methane from Gas delivered into its system prior to redelivery of Gas for Shipper in order to satisfy the quality standards of downstream transporters or quality standards and provisions as Gatherer may impose. Gatherer may subject, or permit the subjection of, the Gas to compression, cooling, cleaning and other processes.

(b)       If Shipper’s Gas must be processed in order to meet the Gas quality standards and provisions of the applicable downstream receiver or transporter and such other quality standards and provisions as Gatherer may impose, then Shipper must have entered into a separate agreement with the owner/operator of the applicable processing plant(s) on the system. Absent proof of such an agreement, Gatherer shall not be obligated to gather Shipper’s Gas. At Gatherer’s sole option, it may elect to gather Shipper’s Gas and to process the Gas, at Shipper’s expense, in order to meet the Gas quality standards and provisions of the applicable downstream receiver or transporter and such other quality standards and provisions as Gatherer may impose.

1.3       Nonconforming Gas.  As to the Gas which cannot meet the specifications set out above, Gatherer, in its sole discretion, shall have the option to:

(a)       Refuse to accept delivery of such Gas. In the event Shipper cannot correct such deficiency within a reasonable time, Gatherer shall have the right to terminate this Agreement with respect to Point(s) of Receipt of such nonconforming Gas upon giving Shipper prior written notice; or

(b)       Accept delivery of such Gas and elect to process the Gas or take other actions needed in order for the Gas to meet the specifications set out above, at Shipper’s sole cost Gatherer’s acceptance of Gas that does not conform to the quality specifications stated above shall not constitute a waiver of such specifications by Gatherer in regard to Gas delivered or redelivered under this Agreement in the future, nor shall acceptance without an express written waiver constitute a waiver of any claim for damages resulting from delivery of Gas not meeting such specifications.

ARTICLE II

MEASUREMENT AND FACILITIES

2.1       Facilities.  The parties acknowledge that Gatherer shall install, operate, and maintain facilities to measure the Gas at the Point(s) of Receipt and Point(s) of Delivery and that all or some of such facilities may not be in existence as of the date of execution of this Agreement. If it is necessary to install any facilities in order to receive and measure Gas to be tendered to Gatherer at the Point(s) of Delivery, then Shipper agrees to reimburse Gatherer for all its costs of all material, labor, overhead, and loss of Gas incurred by Gatherer in connection with

2

the installation of facilities. All such facilities shall be deemed to be the personal property of Gatherer, whether or not affixed to the realty, and shall at all times be subject to the absolute control and disposition of Gatherer. At any time after the termination of this Agreement, Gatherer shall have the right to remove its facilities. Shipper shall be solely responsible for and shall bear the full costs of getting the Gas to the Point(s) of Receipt for gathering under this Agreement.

2.2       Measurement Equipment.  Gatherer shall designate the type of measuring equipment that shall be utilized and be the operator of the measurement facilities. Shipper may install, maintain and operate, at its sole cost and expense, check measuring equipment; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the other party’s measuring equipment.

2.3       Orifice Meters.  Orifice meters installed at·any measurement site shall be constructed and operated in accordance with American National Standard Institute (“ANSI”) standards, American Petroleum Institute (“API”) 2530, American Gas Association (“AGA”) AGA Report No. 3, Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent modifications and amendments thereto, and shall include the use of flange connections and, where necessary, straightening vanes, temperature correcting devices and pulsation dampening equipment.

2.4       Positive Displacement Meters.  Positive Displacement Meters installed at any measurement site shall be constructed and operated in accordance with provisions of AGA Measurement Committee Report No. 6 (AGA Report No. 6) dated January 1971, and any subsequent amendment or revisions thereof.

2.5       Turbine Meters.  Turbine Meters installed at any measurement site shall be constructed and operated in accordance with the provisions of AGA Measurement Committee Report No. 7 (AGA Report No. 7), First Revision, dated November 1984, and any subsequent modifications and amendments thereof.

2.6       Electronics.  When and where electronic equipment and flow computers are used, the Gas may have its volume, mass and/or energy content determined and computed in accordance with the applicable AGA Standards including, but not limited to, AGA Report Nos. 3,5,6, and 7 and any subsequent modifications and amendments thereto.

2.7       Notice.  Gatherer shall give reasonable notice to Shipper in order that Shipper may have representatives present to observe any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of Gatherer’s measuring equipment used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official charts (recordings) from such measuring equipment shall remain the property of Gatherer, but upon request Gatherer will make the records and charts, together with calculations therefrom, available to Shipper for inspection and verification.

2.8       Testing and Calibration.

(a)       Gatherer shall have the right, at any time, to verify the accuracy of and to adjust and calibrate all recording devices used in the measurement of Gas

3

hereunder. Shipper may request a special test be performed as described in Section 2.9 below.

(b)       If during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate through each meter set in excess of two percent (2%) of the correct flow rate (whether positive or negative and using the correct flow rate as the percent error equation denominator), then any previous recording of such equipment shall be corrected to zero error in computing deliveries for any period during which the error existed (and which is either known definitely or agreed to by both parties) and the total flow for the period predetermined in accordance with the provisions of Section 2.10 below. If the period of error cannot be determined or agreed upon between the parties, such correction shall be made over a period extending over the last one-half (1/2) of the time elapsed since the date of the latest test, not exceeding a correction period of six (6) Months.

(c)       If, during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate (as described in part (b) of this Section), all prior recording shall be considered to be accurate for quantity determination purposes.

(d)       All equipment shall, in any case, be adjusted at the time of the test to record correctly.

2.9       Special Test.  In the event Shipper desires a special test (a test not scheduled by Gatherer under the provisions of Section 2.8 above) of any measuring equipment, seventy-two (72) hours advance notice, in writing, shall be given to Gatherer and both parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to fall under the provisions of Section 2.8(c) above or if an inspection of the primary measurement equipment indicates no problems, Gatherer shall have the right to bill Shipper for the cost of such special test including any labor, gathering and other costs pertaining to such special test and Shipper shall pay such costs.

2.10     Measuring Adjustment.  If, for any reason, any measurement equipment is (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated hourly flow rate through each meter set is found to be in error by an amount of the magnitude described in Section 2.8(b) above, the total quantity of Gas delivered shall be determined by Gatherer in accordance with the first of the following methods which is, in Gatherer’s sole opinion, feasible:

(a)       by using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as described in Section 2.8 above);

(b)       where parallel multiple meter sets exist, by calculation using the registration of such parallel meter sets; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering

4

equipment, are not controlled by separate regulators, and are accurately registering;

(c)       by correcting the error by re-reading of the official charts, or by straightforward application of a correction factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)       by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

The estimated readings or deliveries so determined shall be used in determining the quantities of Gas delivered for any known or agreed upon applicable period. In case the period is not known or agreed upon, such estimated deliveries shall be used in determining the quantities of Gas delivered hereunder during the latter half of the period from the date of the immediately preceding test to the date the measuring equipment has been adjusted to record accurately. The recordings of the measuring equipment during the first half of said period shall be considered accurate in computing deliveries.

2.11     Measurement Corrections. If an error is discovered in the measured quantities, such error shall be adjusted within thirty (30) Days of the determination thereof; provided, however, that any claim for adjustment shall be made within twenty-four (24) Months of the production Month in which the claimed error occurred. Such time limits shall not apply in the case of a deliberate act of omission or misrepresentation, or mutual mistake of fact.

2.12     Termination.  If Gatherer determines based on reasonable evidence that Shipper has tampered with the measurement equipment so as to misrepresent the actual volume of Shipper’s Gas delivered at any Point of Receipt(s) or Point of Delivery(s), Gatherer has the right to immediately shut-in such Point of Receipt or Point of Delivery for an indefinite period of time and may terminate this and any other agreement(s) with Shipper (in each case) with respect to such Point of Receipt or Point of Delivery.

2.13     Data and Records Retention.  Gatherer and Shipper shall retain and preserve for a period of at least two (2) years all measurement data, charts, and other similar records.

2.14     Volume and Quality Determination.  The measurement of the quantity and quality of all Gas received and delivered hereunder shall be conducted in accordance with the following:

(a)       Unit of Volume.  The unit of volume for measurement shall be one (1) cubic foot of Gas. Such measured volumes, converted to Mcf, shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000 to determine MMBtus received and delivered hereunder.

(b)       Orifice Meter Volume Computations.  Computations of Gas Volumes from measurement data shall be made in accordance with ANSI/API2530 (AGA Report No. 3), Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent amendments or revisions.

5

(c)       Positive Displacement Meter Volume Computation.  Computation of Gas Volumes from data shall be in accordance with the AGA Measurement Committee Report No. 6 (AGA Report 9), dated January 1971, and any subsequent amendments or revisions.

(d)       Turbine Meter Volume Computations.  Computations of Gas Volumes from data shall be in accordance with AGA Measurement Committee Report No. 7 (AGA Report 7), First Revisions, dated November 1984, and any subsequent amendments or revisions.

(e)       Electronic Devices and Flow Computers Volume Computations.  Computation of Gas Volumes from data or devices shall be in accordance with AGA Measurement Committee Report Nos. 3, 5, 6, and 7 and any subsequent amendments or revisions.

(f)        Assumed Atmospheric Pressure.  An assumed atmospheric pressure of fourteen and seventy-three hundredths (14.73) Psia for the respective Point(s) of Receipt and Point(s) of Delivery shall be utilized for measurement and calculation purposes, irrespective of any variation of the actual atmospheric pressure from the assumed atmospheric pressure.

(g)       Gross Heating Value.  At least yearly, the Gross Heating Value of the Gas stream at each of the Point(s) of Receipt and Point(s) of Delivery hereunder shall be determined by using a Cutler-Hammer or other standard type calorimeter or by calculating the Gross Heating Value from an in-line chromatograph or a Gas analysis of a spot or continuous Gas sample. The spot or continuous sample shall be taken at a suitable point on the facilities to be representative of the Gas being analyzed. Shipper has the right to request the determination of the Gross Heating Value of the Gas stream at each of the Point(s) of Receipt applicable to Shipper in accordance with the above methodology.

(h)       Other Tests.  Other tests to determine water content, sulfur, and other impurities in the Gas shall be conducted by Gatherer as necessary and shall be conducted in accordance with standard industry testing procedures.

(i)        New Test Methods.  If at any time during the term hereof a new method or technique is developed with respect to Gas measurement, such new method or technique may be substituted for the method set forth in this Article when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association, if mutually agreed upon by the parties.

2.15     Right of Inspections.  Gatherer or Shipper shall have the right to inspect equipment installed or furnished by the other or third party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the reading, calibration and adjustment of such equipment and changing of charts shall be done by Gatherer, unless agreed to otherwise by the parties. Gatherer and Shipper shall preserve all original test

6

data, charts and other similar records in such party’s possession for a period of at least twenty-four (24) Months.

2.16     Uneconomical and Low Volume Point(s) of Receipt and Delivery; Impossibility of Measurement.  If total deliveries of Gas to Gatherer at a Point of Receipt fall below an average daily quantity of three (3) Mcf of Gas per day for any ninety (90) consecutive Days at any Point of Receipt, or total deliveries to Shipper at any Point of Delivery fall below an average daily quantity of five (5) MMBtu for any thirty (30) consecutive Days, then Gatherer may, in its ole and reasonable discretion, terminate this Agreement as it relates such Point of Receipt or Point of Delivery by giving Shipper notice in writing sixty (60) Days prior to such termination unless:

(a)       Shipper agrees to reimburse Gatherer for Gatherer’s expenses associated with the operation or maintenance of such Point(s) of Receipt or Point(s) of Delivery and the upstream section of Gathering System utilized in effectuating deliveries to such Point(s) of Delivery, or

(b)       Shipper agrees to assume responsibility for the operation and maintenance of and measurement at the Point(s) of Receipt or Point(s) of Delivery, subject to the provisions of a Gas Measurement and Operation Agreement between Shipper and Gatherer, and subject to compliance with the provisions of this Agreement regarding measurement.

ARTICLE III

RETAINAGE CALCULATIONS

3.1       Gatherer shall retain the actual Natural Gas compressor fuel, use, shrink and lost and unaccounted for Gas as set forth in Exhibit C.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

7

EXHIBIT B

NATURE OF SERVICE AND POINT(S) OF RECEIPT AND DELIVERY

Attached to and made a part of the Gas Gathering Agreement, dated as of the          day of           , 20    , between Nora Gathering, LLC and [  ].

NATURE OF SERVICE

Gathering service under this Agreement will be provided on an interruptible basis subject to the terms of this Agreement.

POINTS OF RECEIPT

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POINTS OF DELIVERY

Meter No.

75-9315	East Tennessee (Nora) Dickenson Co
75-9326	EAST TENN (NORA) / Dickenson # 3
55M3A	Shelby Gap (Nora to KY)

36

EXHIBIT C

RATES

EFFECTIVE DATE:

Attached to and made a part of the Gas Gathering Agreement, dated as of the      day of         ,20       , between Nora Gathering, LLC and Equitable Energy, LLC.

GATHERING RATE

Rate = $         per Dth received

Beginning on the Commencement Date, the gathering rate assessed on each Dth of Gas received at the Point(s) of Receipt will be updated every calendar quarter to reflect the actual cost of providing gathering service on the Gathering System for the preceding twelve-Month period, calculated based upon the factors set forth below. New rates will be placed into effect on the first Day of the second Month following the end of the calendar quarter (e.g., 1st quarter rates will go into effect May 1, based on the cost of service for the twelve Months ending March 31). The Gathering Rate will be calculated based on the following factors:

Pre-Tax Return of [  ]%
Gross plant adjusted for accumulated depreciation
Operating and maintenance expense (excluding electric compression costs)
General and Administrative Expense
Depreciation
Taxes other than income

GAS RETENTION PERCENTAGE

The Gas Retention Percentage shall be the actual Natural Gas compressor fuel use, shrink and lost and unaccounted for Gas incurred by Gatherer to gather and deliver Shipper’s gas to the Point(s) of Delivery for the Month divided by total volumes (in Dth) received by Gatherer from Shipper at the Point(s) of Receipt during the Month.

ELECTRIC COMPRESSION RATE ($ per Dth received)

Rate = $     Dth received

Beginning with the Commencement Date the electric compression rate assessed per Dth of Natural Gas received into the Gathering System (the “Electric Compression Rate”) will be updated every calendar year to adjust the rate for historic over or under recovery of electric compression costs and prospective changes in electric compression costs. New rates will be placed into effect on February 1 of each year, based on the electric compression costs incurred and rate recoveries for the previous year ending December 31.

1

Shipper acknowledges and agrees that this Exhibit C shall be subject to termination by Gatherer and renegotiation between Gatherer and Shipper if at any time the Gathering System shall become subject to any regulation (including without limitation any requirement to open access to the Gathering System) by any Government Authority that would impose new and/or additional governmental oversight of the gathering rates. The Gatherer and Shipper acknowledge that the discounted Gathering Rate set forth herein was negotiated in consideration of the fact that the Gas will be gathered hereunder being Gas produced by one or more members of the Gatherer.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK

2

EXIHBIT D

GATHERING SYSTEM

EFFECTIVE DATE:

Attached to and made a part of the Gas Gathering Agreement, dated as of the        day of       , 20    , between Nora Gathering, LLC and Equitable Energy, LLC.

[INSERT DESCRIPTION OF GATHERING SYSTEM]

1

EXHIBIT H

FORM OF GAS PURCHASE AGREEMENT

[Attached behind this page.]

Base Contract for Sale and Purchase of Natural Gas

This Base Contract is entered into as of the following date:                   , 2007. The parties to this Base Contract are the following:

Equitable Energy, LLC	and	Equitable Production Company
225 North Shore Drive, 4th Floor, Pittsburgh, PA 15212-5861		225 North Shore Drive, 4th Floor, Pittsburgh, PA 15212-5861
Duns Number: 03-585-8708		Duns Number:
Contract Number:		Contract Number:
U.S. Federal Tax ID Number: 02-0750473		U.S. Federal Tax ID Number:

Notices:
Same as above		Same as above
Attn: Contract Administration		Attn: Contract Administration
Phone: 412.395.2635 Fax: 412.395.2675		Phone: Fax:

Confirmations:
Same as above		Same as above
Attn: Contract Administration		Attn: Contract Administration
Phone: 412.395.2635 Fax: 412.395.2675		Phone: Fax:

Invoices and Payments:
Invoices: Same as above
Attn: Dan Massengill		Attn:
Payments: Per invoice instructions
Phone: 412.395.2616 Fax: 412.395.2675		Phone: Fax:

Wire Transfer or ACH Numbers (if applicable):
BANK: Mellon Bank, NA, Pittsburgh, PA		BANK:
ABA: 043000261		ABA:
ACCT: Per invoice instructions		ACCT:
Other Details:		Other Details:

This Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board. The parties hereby agree to the following provisions offered in said General Terms and Conditions. In the event the parties fail to check a box, the specified default provision shall apply. Select only one box from each section:

Section 1.2 Transaction Procedure	☐ Oral (default) ☒ Written	Section 7.2 Payment Date	☒ 25th Day of Month following Month of delivery (default) ☐ Day of Month following Month of delivery
Section 2.5 Confirm Deadline	☒ 2 Business Days after receipt (default) ☐ Business Days after receipt	Section 7.2 Method of Payment	☒ Wire transfer (default) ☐ Automated Clearinghouse Credit (ACH) ☒ Check
Section 2.6 Confirming Party	☐ Seller (default) ☐ Buyer ☒ Equitable Energy, LLC	Section 7.7 Netting	☒ Netting applies (default) ☐ Netting does not apply
Section 3.2 Performance Obligation	☒ Cover Standard (default) ☐ Spot Price Standard	Section 10.3.1 Early Termination Damages	☒ Early Termination Damages Apply (default) ☐ Early Termination Damages Do Not Apply
Note: The following Spot Price Publication applies to both of the immediately preceding]		Section 10.3.2 Other Agreement Setoffs	☐ Other Agreement Setoffs Apply (default) ☒ Other Agreement Setoffs Do Not Apply
Section 2.26 Spot Price Publication	☒ Gas Daily Midpoint (default) – Average of Louisiana-Onshore South, Tennessee, La. 800 Leg and Louisiana-Onshore South, Tennessee, La., 500 Leg ☐	Section 14.5 Choice Of Law	Virginia
Section 6 Taxes	☒ Buyer Pays At and After Delivery Point (default) ☐ Seller Pays Before and At Delivery Point	Section 14.10 Confidentiality	☒ Confidentiality applies (default) ☐ Confidentiality does not apply

☒ Special Provisions Number of sheets attached: Two
☐ Addendum(s):          None

IN WITNESS WHEREOF, the parties hereto have executed this Base Contract in duplicate.

Equitable Energy. LLC	Equitable Production Company
Party Name	Party Name

Copyright © 2002 North American Energy Standards Board	NAESB Standard X.X.X
All Rights Reserved	January 28, 2002
Houston 3192285v.7

1

By	By
Name: Frank R. Kronz, Jr.	Name:
Title: Director – Corporate Risk Management	Title:

General Terms and Conditions
Base Contract for Sale and Purchase of Natural Gas

SECTION 1.  PURPOSE AND PROCEDURES

1.1.   These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. “Buyer” refers to the party receiving Gas and “Seller” refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7.

The parties have selected either the “Oral Transaction Procedure” or the “Written Transaction Procedure” as indicated on the Base Contract.

Oral Transaction Procedure:

1.2.   The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon. Any such transaction shall be considered a “writing” and to have been “signed”. Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties), such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

Written Transaction Procedure:

1.2.   The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, the Confirming Party shall and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of nonconflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3.   If a sending party’s Transaction Confirmation is materially different from the receiving party’s understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party’s agreement to the terms of the transaction described in the sending party’s Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations. In the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4.   The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract. However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.

SECTION 2. DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1.   “Alternative Damages” shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

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2.2.     “Base Contract” shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifies the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.3.     “British thermal unit” or “Btu” shall mean the International BTU, which is also called the Btu (IT).

2.4.     “Business Day” shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

2.5.     “Confirm Deadline” shall mean 5:00 p.m. in the receiving party’s time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party’s time zone, it shall be deemed received at the opening of the next Business Day.

2.6.     “Confirming Party” shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.7.     “Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.

2.8.     “Contract Price” shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.9.     “Contract Quantity” shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.10.   “Cover Standard”, as referred to in Section 3.2, shall mean that if there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with: the amount of notice provided by the nonperforming party; the immediacy of the Buyer’s Gas consumption needs or Seller’s Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.11.   “Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guaranty, or other good and sufficient security of a continuing nature.

2.12.   “Day” shall mean a period of 24 consecutive hours, coextensive with a “day” as defined by the Receiving Transporter in a particular transaction. .

2.13.   “Delivery Period” shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.14.   “Delivery Point(s)” shall mean such point(s) as are agreed to by the parties in a transaction.

2.15.   “EDI” shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.16.   “EFP” shall mean the purchase, sale or exchange of natural Gas as the “physical” side of an exchange for physical transaction involving gas futures contracts. EFP shall incorporate the meaning and remedies of “Firm”, provided that a party’s excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.17.   “Firm” shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.18.   “Gas” shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.19.   “Imbalance Charges” shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter’s balance and/or nomination requirements.

2.20.   “Interruptible” shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.21.   “MMBtu” shall mean one million British thermal units, which is equivalent to one dekatherm.

2.22.   “Month” shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.23.   “Payment Date” shall mean a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

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2.24.   “Receiving Transporter” shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.25.   “Scheduled Gas” shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.26.   “Spot Price as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, but there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day; and (ii) the price (determined as stated above) for the first Day for which a price or range of prices is published that next follows the relevant Day.

2.27.   “Transaction Confirmation” shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.

2.28.   “Termination Option” shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.29.   “Transporter(s)” shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively, of the Delivery Point pursuant to a particular transaction.

SECTION 3.  PERFORMANCE OBLIGATION

3.1.   Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.

The parties have selected either the “Cover Standard” or the “Spot Price Standard” as indicated on the Base Contract.

Cover Standard:

3.2.   The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially, reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the applicable Delivery Point, multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

Spot Price Standard:

3.2.   The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller In an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the performing party’s invoice, which shall set forth the basis upon which such amount was calculated.

3.3.   Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4.   In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

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SECTION 4.  TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1.   Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2.   The parties shall coordinate their nomination activities, giving sufficient time to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements of all Transporter(s) involved in the transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Point(s) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3.   The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges. If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges. If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such Imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller. If the Imbalance Charges were incurred as a result of Seller’s delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such Imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

SECTION 5.  QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter. The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6.  TAXES

The parties have selected either “Buyer Pays At and After Delivery Point” or “Seller Pays Before and At Delivery Point” as indicated on the Base Contract.

Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Point(s) and all Taxes after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

Seller Pays Before and At Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority (“Taxes”) on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s). If a party is required to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SECTION 7.  BILLING, PAYMENT, AND AUDIT

7.1.   Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable in industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing will be prepared based on the quantity of Scheduled Gas. The invoiced quantity will then be adjusted to the actual quantity on the following Month’s billing or as soon thereafter as actual delivery information is available.

7.2.   Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer, provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3.   In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting forth the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4.   If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed. In the event the parties are unable to resolve such dispute, either party may pursue any remedy available at law or in equity to enforce its rights pursuant to this Section.

7.5.   If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6.   A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract. This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract. All invoices and billings shall be

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conclusively presumed final and accurate and all associated claims for under- or overpayments shall be deemed waived unless such invoices or billings are objected to in writing, with adequate explanation and/or documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7.   Unless the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due, arising under the Contract such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 8.  TITLE, WARRANTY, AND INDEMNITY

8.1.   Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2.   Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

8.3.   Seller agrees to indemnify Buyer and save it harmless from all losses, liabilities or claims including reasonable attorneys’ fees and costs of court (“Claims”), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to Buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4.   Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be liable for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

SECTION 9.  NOTICES

9.1.   All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract (“Notices”) shall be made to the addresses specified in writing by the respective parties from time to time.

9.2.   All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3.   Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party’s receipt of its facsimile machine’s confirmation of successful transmission. If the day on which such facsimile is received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail or courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

SECTION 10.           FINANCIAL RESPONSIBILITY

10.1.   If either party (“X”) has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party (“Y”) (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. “Adequate Assurance of Performance” shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).

10.2.   In the event (each an “Event of Default”) either party (the “Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors; (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform any obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party, or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due; then the other party (the “Non-Defaulting Party”) shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided in Section 10.3, in addition to any and all other remedies available hereunder.

10.3.   If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early

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termination date (the “Early Termination Date”) for the liquidation and termination pursuant to Section 10.3.1 of all transactions under the Contract, each a “Terminated Transaction”. On the Early Termination Date, all transactions will terminate, other than those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non- Defaulting Party, commercially impracticable to liquidate and terminate (“Excluded Transactions”), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable, and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below. With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.

Early Termination Damages Apply:

10.3.1.   As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, (i) the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (ii) the Market Value, as defined below, of each Terminated Transaction. The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due to the Buyer under the Terminated Transaction(s) if such Market Value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, “Contract Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value” means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs. A party shall not be required to enter into a replacement transaction(s) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to “evergreen provisions”) shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any option pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating net present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

Early Termination Damages Do Not Apply:

10.3.1.   As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract

Other Agreement Setoffs Apply:

10.3.2.   The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.

Other Agreement Setoffs Do Not Apply:

10.3.2.   The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the “Net Settlement Amount”). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.

10.3.3.   If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not

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then due which is included in any netting, aggregation or setoff pursuant to Section 10.3.2 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4.   As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5.   The parties agree that the transactions hereunder constitute a “forward contract” within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each “forward contract merchants” within the meaning of the United States Bankruptcy Code.

10.6.   The Non-Defaulting Party’s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

10.7.   With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 11.           FORCE MAJEURE

11.1.   Except with regard to a party’s obligation to make payment(s) due under Section 7, Section 10.4, and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term “Force Majeure” as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2.   Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning, earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe; (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars; and (v) governmental actions such as necessity for compliance with any court order, law, statute, ordinance, regulation; or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance.

11.3.   Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller’s ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer’s ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement’ (iv) the loss of Buyer’s market(s) or Buyer’s inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller’s gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4.   Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5.   The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally; however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6.   Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

SECTION 12.           TERM

This Contract may be terminated on 30 Day’s written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

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SECTION 13.           LIMITATIONS

FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY’S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY’S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT. UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED HEREUNDER CONSTITUTE A RESONABLE APPROXIMATIION OF THE HARM OR LOSS.

SECTION 14.            MISCELLANEOUS

14.1.   This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed; provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

14.2.   If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

14.3.   No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

14.4.   This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s). This Contract may be amended only by a writing executed by both parties.

14.5.   The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract, excluding, however, any conflict of laws rule which would apply the law of another jurisdiction.

14.6.   This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

14.7.   There is no third party beneficiary to this Contract

14.8.   Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

14.9.   The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

14.10.   Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party’s assets or of any rights under this Contract, provided such persons shall have agreed to keep such terms confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract, (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index. Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure. The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

In the event that disclosure is required by a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party’s legal obligations) with the other party’s efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

14.11   The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.

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DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas. Further, NAESB does not mandate the use of this Contract by any party. NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CURCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

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TRANSACTION CONFIRMATION	EXHIBIT A
FOR IMMEDIATE DELIVERY

EQUITABLE	Date:
ENERGY LLC	Transaction Confirmation #:

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated                                   . The terms of this Transaction Confirmation are binding on the parties unless otherwise specified in the Base Contract.

SELLER:	BUYER:
Equitable Production Company	Equitable Energy, LLC
225 North Shore Drive. 4th Floor	225 North Shore Drive, 4th Floor
Pittsburgh, PA 152,12-5861	Pittsburgh, PA 15212-5861
Attn:	Attn:
Phone:	Phone:
Fax:	Fax:
Base Contract No.	Base Contract No.
Transporter:	Transporter:
Transporter Contract Number:	Transporter Contract Number:

Contract Price: Buyer will pay Seller the actual weighted average sales price received, per MMBtu, for gas sold by Buyer at any point on the pipeline of East Tennessee Natural Gas Company (“East Tennessee”), or at any other Designated Points (as hereinafter defined) (collectively with East Tennessee, the “Downstream Systems”), less:

(i)                       the gathering rate(s) incurred by Buyer in delivering Seller’s gas to the Downstream Systems as provided in that certain Gas Gathering Agreement of even date herewith between Nora Gathering, LLC (“Nora”) and Buyer (the “Gas Gathering Agreement”), excluding any penalties or fees that are incurred by Buyer on account of Buyer’s non-compliance under such agreement (other than on account of gas failing to meet quality specifications); and,

(ii)                    if applicable and attributable to the gas purchased hereunder, (a) the one hundred percent (100%) load factor reservation charges, (b) the usage charges and (c) all surcharges, applicable to transportation service on the Downstream Systems, as such charges and surcharges may change from time-to-time; and,

(iii)                 five cents ($0.05) per MMBtu.

The term “Designated Points” shall mean (a) in the event of any Curtailment (as hereinafter defined), any point of delivery to a third party by Buyer of the gas purchased hereunder, as such point of delivery is specified by Buyer, and (b) any point of delivery to a third party by Buyer of the gas purchased hereunder, as such point of delivery is approved in advance by Seller. The term “Curtailment” means any constraint, operational or otherwise outside of the reasonable control of Nora on the gathering system covered by the Gas Gathering Agreement or any pipeline system interconnected with the such gathering system that limits, in whole or in part, the amount of gas that Nora is able to receive, transport or deliver on all or part of such gathering system.

In the event that Buyer has idle transportation capacity on any Downstream System that is not sold or otherwise used and Buyer is responsible for charges under an approved Downstream Transportation Contract (as hereinafter defined) for such idle transportation capacity, then Seller shall reimburse Buyer for all charges actually incurred for such idle transportation capacity on such Downstream System.

At least five (5) days prior to the last business day of each month, prior to the month of natural gas production, Seller shall nominate a total daily volume for the upcoming month. Buyer shall manage any imbalances created under this agreement with Nora and any Downstream System.

Delivery Period: This Transaction Confirmation shall become effective on              2007 (“Effective Date”), regardless of when executed, and remain in effect for an initial term of ten (10) years (the “Initial Term”). Unless terminated upon at least sixty (60) days’ advance written notice by either party prior to the end of the Initial Term, or any extension thereof, this Transaction Confirmation shall automatically renew for successive additional one-year terms; provided, however, that this Agreement shall be subject to earlier termination as of the date the Gas Gathering Agreement expires or is terminated; and provided, further, that this Transaction Confirmation may be terminated by Seller with respect to deliveries of gas by Seller on its own behalf, Pine Mountain Oil and Gas, Inc. (“Pine Mountain”), or both upon at least sixty (60) days’ advance written notice by Seller to Buyer on any anniversary of the Effective Date. The obligations to make payment hereunder and the obligation of either party to indemnify the other pursuant hereto shall survive the termination of this Agreement.

During the term of this Transaction Confirmation, with respect to deliveries of gas hereunder by Seller, Buyer may request Seller’s approval, on behalf of Seller and Pine Mountain, for Buyer to (i) enter into transportation capacity contracts with Downstream

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Systems with respect to gas deliveries by Seller hereunder (with respect to such gas deliveries, the “Downstream Transportation Contracts”); (ii) enter into fixed-term gas sales arrangements, without regard to whether pricing is fixed or floating, with respect to gas deliveries by Seller hereunder (with respect to such gas deliveries, the “Term Gas Sales Contracts”), and (iii) enter into hedges, swaps and financially settled options with respect to gas deliveries by Seller hereunder for the sole purpose of unwinding the fixed-price nature of any corresponding Term Gas Sales Contracts (with respect to such gas deliveries, collectively “Financial Derivatives”).

In the event that Buyer enters into any Term Gas Sales Contracts or Financial Derivatives with respect to deliveries of gas hereunder that has a term that expires on or before the next anniversary date of the Effective Date (each, a “Short-Term Transaction”), Seller shall be deemed, on its behalf and on behalf of Pine Mountain, to have provided its approval of each of such Short-Term Transactions.

Buyer shall not enter into any Downstream Transportation Contracts (except for any Downstream Transportation Contract for a term of ninety (90) days or less and that expires on or before the next anniversary date of the Effective Date if Buyer enters into such contract because of a Curtailment under an existing Downstream Transportation Contract, which short term Downstream Transportation Contract shall be deemed approved by Seller on its own behalf and on behalf of Pine Mountain) or, to the extent that any such Term Gas Sales Contract or Financial Derivative has a term that would extend beyond the next anniversary of the Effective Date, any Term Gas Sales Contracts or Financial Derivatives (each, a “Subject Transaction”), without receiving prior written approval from Seller, on its behalf and/or on behalf of Pine Mountain. In the event that Buyer is considering entering into any Subject Transaction, then Buyer shall provide to Seller notice of the anticipated terms of such Subject Transaction as soon as is reasonably practicable. If Buyer thereafter desires to enter into such Subject Transaction, Buyer shall provide Seller a written summary containing the commercial terms of the proposed Subject Transaction. Within twenty-four (24) hours of receiving such summary from Buyer, Seller, on its own behalf and on behalf of Pine Mountain, shall provide Buyer written acceptance or rejection on behalf of each of Seller and Pine Mountain of the proposed Subject Transaction. Seller’s failure to provide a written response to Buyer shall be deemed as consent for Buyer to enter into the Subject Transaction with respect to both deliveries of its and Pine Mountain’s gas hereunder. Seller hereby accepts the existing Subject Transactions set forth on Schedule A to this Transaction Confirmation.

In the event that Seller, on behalf of itself, Pine Mountain or both, terminates this Transaction Confirmation as to deliveries of its, Pine Mountain’s or both of such parties’ gas (each party whose gas deliveries have been terminated, a “terminating party”) and Buyer has entered into Short Term Transactions and/or Subject Transactions in effect as of the date of such termination with respect to such gas, then the rights and obligations under any such transactions entered into by Buyer shall survive termination of the Transaction Confirmation as to such gas deliveries and shall be managed in the following manner.

(A)                In the case of approved Downstream Transportation Contracts, each terminating party shall be assigned its proportionate share (based upon the deliveries of gas attributable to such terminating party prior to such termination) of the transportation capacity held by Buyer. Following such release or assignment, Buyer shall have no further rights, duties or obligations with respect to such transportation capacity assigned under such Downstream Transportation Contracts.

(B)                  In the case of approved Term Gas Sales Contracts, Buyer shall assign to each terminating party its proportionate share (based upon the deliveries of gas attributable to such terminating party prior to such termination) of the rights and obligations under such Term Gas Sales Contracts (such that the rights and obligations under the Term Gas Sales Contracts as to the such gas deliveries remain in full force and effect until such time as the Term Gas Sales Contracts expire according to their terms). Following such assignment, Buyer shall have no further rights, duties or obligations with respect to the rights and obligations assigned under the Term Gas Sales Contracts.

(C)                  In the case of approved Financial Derivatives, the terminating party’s proportionate share (based upon the deliveries of gas attributable to such terminating party prior to such termination) of such Financial Derivatives shall be financially settled by Buyer, pursuant to their terms, and the terminating party(ies) shall each remit to Buyer the net payment obligations due and owing under such Financial Derivatives transaction(s) in proportion the gas deliveries made by such party(ies) prior to the termination, including any liquidated damages, interest and payments or credits owing to the counterparty with which Buyer entered into the Financial Derivatives transaction(s) on account of such settlement.

Performance Obligation and Contract Quantity: Buyer acknowledges that the gas delivered by Seller hereunder is gas owned by Seller and/or Pine Mountain and Seller is marketing Pine Mountain’s share of such gas for Pine Mountain pursuant to Article XVI.J. of that certain Operating Agreement of even date herewith between Seller and Pine Mountain. Buyer will purchase all of the gas delivered by Seller at the Delivery Point(s), on a firm basis, less (i) the actual gathering retainage incurred by Buyer in delivering Seller’s gas to the Downstream Systems pursuant to the Gas Gathering Agreement, and (ii) the actual transportation retainage incurred by Buyer associated with transporting Seller’s gas on the Downstream Systems.

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Delivery Point(s): Inlet flange of each meter at each interconnect facility between Seller’s or Pine Mountain’s wells (now or hereafter existing) and Nora’s gathering lines, including all those gathering lines located within the Nora Field in Virginia and including those gathering lines which gather natural gas owned and delivered by Seller or others in the Nora Field immediately prior the Effective Date, and any other points as specified by Seller from time to time.

Special Conditions: See Special Provisions to the NAESB Base Contract for Sale and Purchase of Natural Gas.

Seller:	Buyer:
By:	By:
Title:	Title:
Date:	Date:

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Special Provisions to the NAESB Base Contract
for Sale and Purchase of Natural Gas

Equitable Energy, LLC and Equitable Production Company (collectively “Parties”) hereby agree to the following Special Provisions to the NAESB Base Contract for Sale and Purchase of Natural Gas (including the General Terms and Conditions) executed by the Parties on May       , 2007. If the terms of these Special Provisions and the other terms of the Base Contract (including the General Terms and Conditions) conflict, the terms of these Special Provisions shall govern. Capitalized terms used in these Special Provisions shall have the meanings ascribed to them in the Base Contract. Sections referenced in these Special Provisions refer to the corresponding Sections of the General Terms and Conditions of the Base Contract, unless stated otherwise.

1.                         In Section 2.17 insert “under Section 11.3” after the words “the party invoking Force Majeure” on the second line and before the words “may be responsible” on the third line.

2.                         Add the following to the end of Section 3.4: “In the absence of a written agreement to the contrary, a party’s failure to deliver or receive Gas, unless prevented by Force Majeure, in any one transaction shall constitute an Event of Default and the Non-Defaulting Party shall have the right at its sole election to immediately withhold and/or suspend deliveries or payments upon Notice in the manner provided in Section 10.3 in addition to any and all other remedies that may be available at law or in equity.”

3.                         In Section 7.6, insert “(which right shall not be exercised by a party more than once within any twelve month period)” after the words “A party shall have the right” and before the words “at its own expense” in the first sentence of such Section.

4.                         In Section 10.3 insert “except in the case of an Event of Default described in Section 10.2 (i) through (v), in which case no Notice shall be required,” after the word “Notice” on the first line.

5.                         Section 10 sets forth the entirety of the agreement of the Parties regarding credit, collateral and adequate assurances, and all implied rights relating to financial assurances arising from Section 2-609 of the Uniform Commercial Code or case law applying similar doctrines, are hereby waived.

6.                         In Section 11.1 delete the first sentence in its entirety and replace with the following: “Except with regard to a party’s obligation to make payment(s) due under Section 7 and Section 10.4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure.”

7.                        Add the following to the end of Section 11.2: “The party claiming Force Majeure hereunder shall not be liable for Imbalance Charges.”

8.                         In Section 11.3 insert “hereunder” after the words “The party claiming Force Majeure” and. before the words “shall not be excused” in the last sentence.

9.                         In Section 14.7 insert “provided, however, that Pine Mountain Oil and Gas, Inc. shall be a third party beneficiary of all of Seller’s rights hereunder” at the end of the sentence in this Section .

10.                   In Section 14, add as a new Section 14.12 “Buyer warrants that all gas purchased from Seller will be resold by Buyer into the stream of commerce to entities that are not related persons (within the meaning of Section 613A(d)(3) of the Internal Revenue Code) of Seller or Buyer. Buyer further warranties that it will have no agreements, either express or implied, with its unrelated purchasers of such gas whereby oil or gas is sold to or made available for acquisition by any related persons of Seller or Buyer. Buyer represents that it will have no knowledge or control over what happens to the gas purchased after resale thereof to the unrelated parties.”

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11.                   Upon request by Seller, to the extent that the Buyer has the right to do so under the Gas Gathering Agreement. Buyer shall exercise, to the fullest extent permitted, the audit and examination rights of Buyer under the Gas Gathering Agreement. Buyer shall provide to Seller all information obtained in connection with the exercise of such audit rights by it.

IN WITNESS WHEREOF, the Parties have executed these Special Provisions to supplement and, where applicable, to modify and supersede the Base Contract by and between the Parties.

Equitable Energy, LLC		Equitable Production Company

By:		By:
Name:	Frank R. Kronz, Jr.	Name:
Title:	Director Corporate Risk Management	Title:

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SCHEDULE A

TRANSACTION CONFIRMATION —
EXISTING SHORT TERM AND LONG TERM TRANSACTIONS

Transport Agreements*

1.)           3/1/1999 Interruptible Transportation Agreement between Equitable Energy, LLC and East Tennessee Natural Gas Company

2.)           11/1/2005 Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas

3.)           11/30/2006 Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas

4.)           Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas (Precedent Agreement)

Marketing Term Gas Contracts*

1)              Middle TN Natural Gas: 11/1/04-10/31/07; NYMEX Flat; Winter Volume 7,159/day $7.00/dth/demand; Summer Volume 5,080/day $4.00/dth/demand; 1,000 March triggered @ $7.72; 2,000 March triggered @ $7,512; 2,000 March triggered @ $6,888; 2,000 April triggered @ $6,935

2)              Middle TN Natural Gas: 11/1/07-10/31/10; NYMEX flat; Winter Volume 7,159/day $6.75/dth/demand; Summer Volume 5,080/day $3.50/dth/demand; trigger rights

3)              Knoxville Utility Board: 11/1/06-10/31/09; NYMEX +$.235; 5,080/day 2,000 11/1/06-10/31/07 triggered @ $8.13

4)              Powell Clinch: 5/1/06-10/31/08; NYMEX +$.20; 3,000/day; trigger rights

5)              Sequent Energy: 11/1/05-3/31/08; 5,010/day; Winter Price is NYMEX +$.28; Summer Price is NYMEX +$.09

6)              Atmos Energy Marketing: 11/1/05-10/31/10; NYMEX + .12; 25,000/day

7)              Jefferson Cocke: 11/1/06-10/31/09; NYMEX + .285; Winter Volume 3,117/day; Summer Volume 1,117/day; trigger rights

8)              Sevier County: 11/1/06-10/31/07; NYMEX + .25; 1,023/day; trigger rights

9)              Hess Energy EM: 11/1/06-10/31/07; NYMEX + .575; 5,000/day; Cascade Creek

10)        Virginia Power EM: 4/1/07-10/31/07; NYMEX + .27; 5,000/day; Cascade Creek

11)        BP Energy: 4/1/07-10/31/07; NYMEX + .28; 5,000/day; Cascade Creek

12)        Hess Energy EM: 4/1/07-10/31/07; NYMEX + .42; 10,000/day; Cascade Creek

13)        Atmos Energy Marketing: 4/1/07-10/31/07; NYMEX + .06; 10,000/day

14)        Eagle Energy: 4/1/07-10/31/07; NYMEX + .08; 5,000/day

15)        BP Energy: 4/1/07-10/31/07; NYMEX + .35; 5,000/day; Cascade Creek

16)        Sequent Energy: 4/1/07-10/31/07; NYMEX + .14; 5,000/day

17)        Constellation New Energy: 4/1/07-4/30/07; NYMEX + .10; 1,500/day

18)        Eagle Energy: 4/1/07-4/30/07; NYMEX + .07; 4,000/day

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Derivatives associated with the term gas contracts above*

1.)           Middle Tennessee (expires 10/31/07; 5,080/day)

2.)           Knoxville Utility Board

3.)           Derivatives (to be executed) associated with triggers related to term gas contracts above

Operational Balancing Agreement* with East Tennessee Natural Gas (Contract Number 28222)

*  As such contracts are proportionally related to the sale of gas production from the Nora Field.

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EXHIBIT I

[INTENTIONALLY OMITTED]

EXHIBIT J

[INTENTIONALLY OMITTED]

EXHIBIT K

NORA-T LINE

[Attached behind this page.]

MAP

Exhibit K - Nora T-Line
Dickenson and Wise Counties, Virginia

EXHIBIT L

FORM OF CHANGE OF CONTROL AGREEMENT

[Attached behind this page.]

Equitable Production Company
Equitable Gathering Equity, LLC
225 North Shore Drive
Pittsburgh, PA 15212-5861

, 2007

Pine Mountain Oil and Gas, Inc.
777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention: Chad Stephens

Re:      Nora Field Change in Control Agreement

Gentlemen:

Reference is made to the Operating Agreement (the “Operating Agreement”) dated of even date herewith, between Equitable Production Company (“EPC”) and Pine Mountain Oil and Gas, Inc. (“PMOG”) and the Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Nora Gathering, LLC (the “Company”), dated of even date herewith. Each of EPC, Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”) and PMOG are referred to herein, individually, as a “Party” and, together, as the “Parties.” For the purposes of clarification, “other Party” refers to PMOG when EPC or EGEL is the applicable Party and to EPC (in the context of the Operating Agreement) and EGEL (in the context of the LLC Agreement) when PMOG is the applicable Party. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Operating Agreement or, if not defined in the Operating Agreement, in the LLC Agreement.

This letter agreement (this “Agreement”) is being entered into in connection with the closing of the respective transactions under the Operating Agreement, the LLC Agreement and the other documents executed in connection therewith. During the term hereof, this Agreement shall govern Transfers by the Parties and rights of the Parties upon a Change in Control in lieu of Section 6.5 of the LLC Agreement and Article XVI.G. of the Operating Agreement. For the avoidance of doubt, any Encumbrance of the Membership Interests of the Parties shall be governed by the LLC Agreement and any Encumbrance of the Subject Interests (as defined below) shall be governed by the applicable provision, if any, of the Operating Agreement.

This Agreement will evidence our mutual agreement as follows:

1.         Change in Control Transaction. Any Change in Control (as defined in Section 1.H.) of a Party shall be subject to the following procedure:

A.        Once a Party undergoes a Change in Control, the Party subject to the Change in Control (such Party, together with any of its Affiliates, as

1

hereinafter defined, that are subject to such Change in Control, the “Acquired Party”) shall be required to provide written notice (within ten (10) days following the consummation of such Change in Control) to the other Party (such Party, a “Non-Acquired Party”) regarding the Change in Control, which must include the name of the ultimate acquirer and make one of the following elections (each, a “COC Election”) (a “COC Election Notice”):

i.          If PMOG is the Acquired Party, then to elect to either:

1.         Offer to relinquish PMOG’s and its Affiliates’ right (if any) to provide Development Activities with respect to Conventional Wells under the Contract Operating Agreement and such rights (if any) PMOG and its Affiliates may then have as Operator under the Operating Agreement and as Operating Member under the LLC Agreement (such election, an “Operatorship Resignation Election,” and any notice providing such election, an “Operatorship Resignation Election Notice”); or

2.         Offer (1) a unit price (in U.S. dollars per percent of Membership Interest) (a “Membership Unit Price”) at which PMOG would be willing to either: (a) purchase all of the Membership Interests of the Non-Acquired Party or (b) sell all of PMOG’s Membership Interests to the Non-Acquired Party and its Affiliates and (2) a unit price (in U.S. dollars per mcf) (an “Offered Unit Price”) at which PMOG would be willing to either: (a) purchase all of the interests subject to the Operating Agreement in the Oil and Gas Interests, Oil and Gas Leases and all associated interests (but excluding any royalty interests and any mineral fee interests owned by, PMOG in the lands subject to the leases under the Operating Agreement, and further excluding any pipelines, gathering systems, processing plants or facilities or any other similar assets used in the processing and/or transportation of Hydrocarbons beyond the well site to the extent not governed by the Operating Agreement) (the “Subject Interests” and, together with the Membership Interests, the “Offered Interests”) of the Non-Acquired Party and its Affiliates or (b) sell all of PMOG’ s and its Affiliates’ Subject Interests to the Non-Acquired Party (a “Buy-Sell Election” and any notice providing such election, a “Buy-Sell Election Notice”); provided, however, (l)(a) must be offered with (2)(a) and (l)(b) must be offered with 2(b).

ii.         If EPC or EGEL is the Acquired Party, then to elect to either:

1.         Offer to relinquish such rights as such Person and its Affiliates may then have as Operator under the Operating Agreement and as Operating Member under the LLC Agreement and (if applicable) such rights (if any) as such Person and its Affiliates may then have to provide Development Activities with

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respect to Conventional Wells under the Contract Operating Agreement pursuant to an Operatorship Resignation Election; or

2.         Offer (1) a Membership Unit Price at which such Person would be willing to either: (a) purchase all of the Membership Interests of the Non-Acquired Party and its Affiliates or (b) sell all of such Person’s and its Affiliates’ Membership Interests to the Non-Acquired Party and (2) an Offered Unit Price at which such Person would be willing to either: (a) purchase all of the Subject Interests of the Non-Acquired Party and its Affiliates or (b) sell all of such Person’s and its Affiliates’ Subject Interests to the Non-Acquired Party; provided, however, (l)(a) must be offered with (2)(a) and (l)(b) must be offered with 2(b). All water disposal wells, and any transfer facility, loadout facility or other facility associated with such water disposal wells, located on the Subject Interests or primarily used in connection with the disposal of produced water from wells included in the Subject Interests (the “Water Wells”) shall be included in the offer without further consideration.

B.        If the Acquired Party makes an Operatorship Resignation Election, the Non-Acquired Party shall have the right to accept or decline the Operatorship Resignation Election by notice to the Acquiring Party within thirty (30) days of the Non-Acquired Party’s receipt of the Operatorship Resignation Election Notice. If the Non-Acquired Party timely accepts such Operatorship Resignation Election in accordance with this Section l.B., then following the Non-Acquired Party’s acceptance:

i.          The Parties shall cooperate to cause (1) the Non-Acquired Party to be designated as Operator under the Operating Agreement, including operator of record for all Oil and Gas Leases and Oil and Gas Interests under the Operating Agreement for which the Acquired Party is then designated as operator of record, and (2) the Non-Acquired Party to be designated as Operating Member under the LLC Agreement if the Acquired Party is then designated as Operating Member under such LLC Agreement and vote the Acquired Party’s and its Affiliates’ respective Membership Interests for the election of the Non-Acquired Party as successor Operating Member; and

ii.         If PMOG is the Acquired Party, the Operating Agreement shall be deemed to have been amended, effective as of the date of the Non-Acquired Party’s acceptance of such Operatorship Resignation, to delete Article XVI.C. of the Operating Agreement, and the Contract Operating Agreement shall be terminated effective as of such date provided that the provisions of Section 7.3 and Section 7.4 of the Contract Operating Agreement shall survive such termination.

C.        If the Acquired Party makes a Buy-Sell Election, the Non-Acquired Party shall have the right to elect one (1) of the following options:

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i.          Require the Acquired Party (1) to purchase all of the Non-Acquired Party’s and its Affiliates’ Membership Interests at a price equal to the product of the Membership Unit Price and the number that is the aggregate percentage Membership Interests held by such Non-Acquired Party and its Affiliates and (2) to purchase all of the Non-Acquired Party’s and its Affiliates’ Subject Interests at a price equal to the product of the Offered Unit Price and the aggregate total proved reserves then attributable to such Subject Interests, adjusted to actual ownership and based on the most recent reserve report prepared in accordance with Section 1.D hereof (the “Reserve Report”);

ii.         Require the Acquired Party and its Affiliates (l) to sell all of the Acquired Party’s and its Affiliates’ Membership Interests at a price that is the product of the Membership Unit Price and the number equal to the aggregate percentage Membership Interests held by the Acquired Party and its Affiliates and (2) to sell all of the Acquired Party’s and its Affiliates’ Subject Interests at a price equal to the product of the Offered Unit Price and the aggregate total proved reserves then attributable to such Subject Interests, adjusted to actual ownership and based on the Reserve Report; or

iii.        Elect to waive any Buy-Sell Election and allow the Acquired Party to maintain its then current operating rights.

D.        Upon the occurrence of a Change in Control, the Parties agree that they will cause a reserve report to be prepared by an independent petroleum engineering firm mutually selected by the Parties as of January 1 of the year in which the Change of Control occurs covering the total proved reserves attributable to the Oil and Gas Interests and Oil and Gas Leases subject to the Operating Agreement and additionally showing the actual ownership of each of the Parties and their respective Affiliates with respect thereto. Such reserve report shall be prepared in a manner that is customary in the oil and gas industry and as is otherwise agreed to by the Parties.

E.         Failure to respond to an Operator Resignation Election Notice within the applicable thirty (30) day period shall be deemed an election by the Non-Acquired Party and its Affiliates to reject the Operatorship Resignation Election that is the subject of such notice. Failure to respond to a Buy-Sell Election Notice within the applicable thirty (30) day period shall be deemed an election by the Non-Acquired Party and its Affiliates to waive their right to buy or sell the applicable interests and allow the Acquired Party and its Affiliates to maintain their operating rights.

F.         The Non-Acquired Party and its Affiliates shall have no right under this Section 1 to acquire any asset other than the Membership Interests and Subject Interests of the Acquired Party and its Affiliates and the Water Wells, nor shall the Non-Acquired Party or its Affiliates be required to acquire any asset other than the Membership Interests and Subject Interests of the Acquired Party and its Affiliates and the Water Wells.

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G.        The consummation of any purchase and sale of Membership Interests, Subject Interests and Water Wells as contemplated by this Agreement shall, unless otherwise agreed to in writing by the Parties, take place at the offices of the Non-Acquired Party, no later than ninety (90) days following the Buy-Sell Election Notice. In connection with such purchase and sale, the Parties will execute and deliver agreements and instruments containing provisions similar to those contained in that certain Purchase and Sale Agreement dated April         , 2007 between EPC and PMOG (the “Purchase Agreement”).

H.        As used in this Agreement:

i.          “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning (i) the power to direct the vote of more than fifty percent (50%) of the voting shares or other securities of such Person through ownership, pursuant to a written agreement, or otherwise or (ii) the power to direct the management and policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise. For the purposes of this Agreement, the Company shall not be considered an Affiliate of either Party or such Party’s Affiliates.

ii.         “Cash Transfer” means any Transfer where the sole consideration (other than the assumption of obligations and liabilities associated with the Transferred Interests) takes the form of cash, cash equivalents or promissory notes.

iii.        “Cash Value” means the portion of the total monetary value (expressed in U.S. dollars) of the consideration being offered by a proposed transferee (including without limitation any cash, other assets, and Tax Savings to a transferor from a non-cash deal) that reasonably should be allocated to any Transferred Interests that are subject to a proposed Transfer.

iv.        “Change in Control” means a Transfer of more than fifty percent (50%) of the Voting Securities of a Party, or of any Holding Company of such Party, to any Person that is not an Affiliate of such Party.

v.         “Competitor” means any of the following:

a.         Any Person that derives fifty percent (50%) or more of its revenues from activities relating to the exploration for, and development and production of, Oil and Gas;

b.         Any Person that explores for, develops and produces, directly or indirectly, Oil and Gas in the states of Kentucky, West Virginia, Virginia and/or Pennsylvania; or

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c.         Any Person that is an Affiliate of any Person that is classified as a “Competitor” pursuant to sub-paragraph (a) or (b) above.

vi.        “Encumber” means to pledge, charge, grant a security interest in, encumber or hypothecate the asset or property in question.

vii.       “Holding Company” means, with respect to any Party, any Person that, directly or indirectly through any subsidiary, owns Voting Securities that enable it to elect a majority of the directors, managers or Persons performing similar functions or otherwise gives such Person the sole power to direct the management and policies of such Party.

viii.      “Tax Savings” means the actual reduction in tax liability that has been or will be realized and that would not have been realized but for the relevant Transfer.

ix.         “Transfer” means to sell, transfer, assign, distribute or otherwise dispose of the asset or property in question, excluding actions to Encumber such asset or property. Notwithstanding anything to the contrary in the preceding sentence, “Transfer” shall not include any indirect transfer by change of control, merger, consolidation or reorganization.

x.          “Voting Securities” means any shares, capital stock, other securities or equity interests which ordinarily have voting power for the election of directors, managers or other Persons performing similar functions.

I.          The provisions of this Section 1 (other than the definitions in Section 1.H. used elsewhere in this Agreement) shall terminate and no longer be applicable:

i.                               in the case of any Change in Control in which the party assuming Control is not a Competitor, with respect to any such Change in Control occurring after the third anniversary of the date hereof; and

ii.                            in the case of any Change in Control in which the party assuming Control is a Competitor, with respect to any such Change in Control occurring after the fourth anniversary of the date hereof.

J. In no event shall the provisions of Section 1 (other than the definitions in Section 1.H. used elsewhere in this Agreement) apply, and all such rights set forth in this Section 1 with respect to a Change in Control will expire and no longer be applicable, to any Change in Control that occurs after the four (4) year anniversary of the date hereof.

2.         Direct Transfer Transaction. Any Transfer by a Party or any of its Affiliates of all or a portion of the Subject Interests or the Membership Interests held by

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such Party, other than a Transfer to one or more Affiliates of such Party, shall be subject to the following procedure.

A.        If a Party or any of its Affiliates (collectively, the “Transferring Party”) enters into an agreement whereby such Transferring Party agrees to Transfer all or any portion of its Subject Interests or Membership Interests (together with any interests associated with such Subject Interests or Membership Interests, the “Transferred Interests”) to a bona fide purchaser, then such Transferring Party shall give prompt written notice (the “Transfer Notice”) to the other Party(ies) (the “Non-Transferring Party(ies)”) at least thirty (30) days prior to the closing of such Transfer (such thirty (30) day period being referred to herein as the “First Refusal Period”), stating that the Transferring Party intends to make such a Transfer, identifying the terms and conditions of such Transfer, including without limitation (i) the name and address of the prospective purchaser (the “Proposed Transferee”), (ii) the Transferred Interests, and (iii) (a) if the Transfer is a Cash Transfer, the price to be paid for the Transferred Interests or (b) if the Transfer is not a Cash Transfer, the Cash Value of the Transferred Interests, determined by the Transferring Party in good faith (such U.S. dollar amount as used in subsections (a) or (b), as applicable, shall be referred to herein as the “Transfer Price”), which Transfer Notice shall constitute an irrevocable election by the Transferring Party to sell the Transferred Interests to the Non-Transferring Party(ies) for the Transfer Price. A copy of the offer and purchase agreement, if in writing, shall be attached to the Transfer Notice. The Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group) shall have the irrevocable right, by written notice to the Transferring Party within thirty (30) days of its receipt of the Transfer Notice, to elect one (1) of the following options:

i.          Acquire the Transferred Interests subject to the proposed Transfer from the Transferring Party on the terms and conditions set forth in the Transfer Notice;

ii.         Waive its rights to acquire the Transferred Interests under Section 2.A.i. and require that all rights (if any) of the Transferring Party as Operator under the Operating Agreement, as Contract Operator under the Contract Operating Agreement and/or as Operating Member under the LLC Agreement (in each case) with respect to Transferred Interests be transferred to the Non-Transferring Party(ies) simultaneously with the completion of the Transfer to the Proposed Transferee in accordance with the terms of Section 2.B.; or

iii.        Waive its rights to acquire the Transferred Interests under Section 2.A.i. and elect to allow the Proposed Transferee to assume such operating rights (if any) of the Transferring Party.

If the Transferred Interests are part of a Wider Transaction, the Non-Transferring Party(ies) shall only have the right and option to purchase the Transferred Interests, and shall have no right to purchase any other interests that may be the subject of the Wider Transaction. Any notice issued by the Non-Transferring

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Party(ies) pursuant to option (i) in the preceding sentence shall be referred to herein as a “Preferential Purchase Right Notice”, and any notice issued by the Non-Transferring Party(ies) pursuant to option (ii) in the preceding sentence shall be referred to herein as an “Operatorship Notice”. If the Non-Transferring Party(ies) fails or declines to deliver a Preferential Purchase Right Notice or an Operatorship Notice within the First Refusal Period, then the Non-Transferring Party(ies) shall be deemed to have made the election under option (iii) and the Transfer to the Proposed Transferee may be made, subject to the other provisions of this Section 2, under terms and conditions no more favorable to the Proposed Transferee than those set forth in the Transfer Notice, with no effect on operatorship, provided that the Transfer shall be concluded within ninety (90) days from the date of the expiration of the First Refusal Period. If the Transfer is not completed within ninety (90) days of the date of expiration of the First Refusal Period, and the Transferring Party still desires to effect such Transfer, then the Transferring Party shall be required to deliver an additional Transfer Notice, and the terms and conditions of this Section 2 shall apply to such additional Transfer Notice. No Party shall have a right under this Section 2 to acquire or obtain rights to operate any asset other than Transferred Interests from the Transferring Party, nor may any Party be required to acquire or operate any asset other than Transferred Interests from the Transferring Party.

B.        If the Non-Transferring Party(ies) delivers an Operatorship Notice, then concurrent with the closing of the Transfer:

i.          if PMOG (and/or its Affiliates, if applicable) is the Non-Transferring Party(ies), then:

(a)        in the case of a transfer of any Subject Interests, the Parties shall cooperate to cause PMOG to be designated as Operator, including operator of record for all Oil and Gas Leases and Oil and Gas Interests subject to the Operating Agreement for which the Transferring Party is then designated as operator of record; or

(b)       in the case of a transfer of any Membership Interests, the Parties shall cooperate to cause PMOG to be designated as Operating Member and vote their respective Membership Interests for the election of PMOG as the successor Operating Member; or

ii.         if EPC or EGEL (and/or its Affiliates, if applicable) is the Non-Transferring Party(ies), the Operating Agreement shall be deemed to have been amended, effective as of the closing of such Transfer, to delete Article XVL.C. of the Operating Agreement, and the Contract Operating Agreement shall be terminated effective as of such date, provided that the provisions of Section 7.3 and Section 7.4 of the Contract Operating Agreement shall survive such termination, and PMOG shall cooperate to the extent of any of PMOG’s rights that PMOG may then have as Operator under the Operating Agreement and as or as Operating Member

8

under the LLC Agreement) to cause and vote PMOG’s interest for EPC or EGEL to be designated as the Operator, including operator of record or Operating Member thereof, as applicable.

C.        If the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group) elects to purchase the Transferred Interests by delivering a Preferential Purchase Right Notice, then the closing of such purchase shall occur no later than ninety (90) days after (A) if the Transfer contemplated in the Transfer Notice is a Cash Transfer and is not part of a wider transaction between the Transferring Party and the Proposed Transferee involving other properties in addition to the Subject Interests and/or the Membership Interests (the “Wider Transaction”), the date of such election, (B) if the Transfer contemplated in the Transfer Notice is a Cash Transfer but is part of the Wider Transaction, the date on which the Wider Transaction closes, (C) if the Transfer contemplated in the Transfer Notice is not a Cash Transfer and is not part of the Wider Transaction, the date on which the Cash Value is deemed final pursuant to the provisions of Section 2.D or (D) if the Transfer contemplated in the Transfer Notice is not a Cash Transfer but is part of the Wider Transaction, on the later of (i) the date on which the Cash Value is deemed final pursuant to the provisions of Section 2.D. and (ii) the date on which the Wider Transaction closes, (in each case) unless the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group), and the Transferring Party agree upon a different time. The closing shall take place at the offices of the Transferring Party, unless the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group) and the Transferring Party agree upon a different place. If the contemplated Transfer is part of the Wider Transaction and the Wider Transaction terminates without completion for any reason, the Non-Transferring Party(ies)’s rights to acquire the Transferred Interests which are part of such Wider Transaction shall also terminate.

D.        For purposes of Section 2.C., the Cash Value proposed by the Transferring Party in the Transfer Notice shall be conclusively deemed correct and final unless the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group) gives notice that it disagrees with the Transferring Party’s estimate of the Cash Value (the “Disagreement Notice”) to the Transferring Party within ten (10) days of the Non-Transferring Party(ies)’s receipt of the Transfer Notice. The Disagreement Notice shall state (i) the Cash Value as determined by the Transferring Party, (ii) the Cash Value proposed by the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group), and (iii) any information supporting the. proposed Cash Value by the Non-Transferring Party (or, if more than one, the Non-Transferring Parties acting together as a group). The Transferring Party and the Non-transferring Party(ies) giving the Disagreement Notice (the “Disagreeing Parties”) shall then have fifteen (15) days in which to attempt to negotiate an agreement on the Cash Value. If no agreement has been reached by the end of such fifteen (15) day period, any Disagreeing Party shall have the right to refer the matter of Cash Value determination to final and binding arbitration before an expert in accordance with this Section 2.D. The expert shall be selected unanimously by the Disagreeing Parties and if the Disagreeing Parties are unable

9

to agree upon an expert within fifteen (15) days after deciding to refer the matter of Cash Value determination to an expert, then, upon request of either Disagreeing Party, the American Arbitration Association shall appoint such expert. The expert shall not have any economic interest in or economic relationship with the parties hereto or have been employed by any Party or any of their Affiliates for at least five (5) years prior to its appointment as an expert hereunder. The expert, once appointed, shall have no ex parte communications with the parties hereto concerning the expert determination or the underlying dispute. All communications between the Disagreeing Parties and the expert shall be conducted (A) in writing with each Disagreeing Party receiving a copy of such communications, or (B) at a meeting to which representatives of all the Disagreeing Parties have been invited and of which all the Disagreeing Parties have been provided at least seven (7) days notice. Within thirty (30) days after the expert’s acceptance of its appointment, each Disagreeing Party shall provide the expert and each other with a report containing their proposal for the resolution of the matter and the reasons therefore, accompanied by all relevant supporting information and data (each, an “Initial Report”). Each Disagreeing Party may also provide the expert and the other Disagreeing Parties with a response to the Initial Report of the other Disagreeing Parties within fifteen (15) days of the expert’s receipt of the Initial Reports. Within sixty (60) days of its receipt of the Initial Reports and after receipt of additional information or data as may be required by the expert, the expert shall issue an award selecting the proposal which it finds is more consistent with the terms of this agreement. In issuing it award, the expert may not propose alternate positions or award damages, interest or penalties to any Disagreeing Party with respect to any matter. The expert’s award shall be final and binding on the Disagreeing Parties and judgment may be entered upon such award by any court of competent jurisdiction.

E.         Once the Cash Value is determined under Section 2.D., subject to Section 2.C., the Transferring Party shall be obligated to sell and the Non-Transferring Party(ies) shall be obligated to buy the Transferred Interests at such Cash Value.

F.         Any Transfer by a Transferring Party of its Membership Interests to a Proposed Transferee in accordance with this Agreement shall be subject to compliance with the provisions of Article 6 of the LLC Agreement (excluding Section 6.5).

G.        The provisions of this Section 2 shall remain in effect until the fourth anniversary of the date hereof.

3.         Change in COPAS Rates. If the Non-Acquired Party accepts an Operatorship Resignation Election under Section 1, or the Non-Transferring Party(ies) delivers an Operatorship Notice under Section 2, in either case in relation to the Subject Interests, and EPC is the Party relinquishing operating rights, then, effective as of the closing of the transaction triggering such rights, Article III.1.A.I. of Exhibit “C” to the Operating Agreement shall be deemed to have been amended to provide that (i) the overhead rate for producing wells shall be $175 per well per month, and (ii) such

10

producing well overhead rate shall not be adjustable for a period of five (5) years from the date of the closing of such transaction.

4.         Exclusions. Notwithstanding anything to the contrary herein, the Parties agree that any transactions conducted by a Party that are within the following categories, shall be excluded from the provisions of this Agreement for all purposes and shall not require the consent of the other Party. Each Party agrees to provide notification of any such transactions in good faith promptly upon the consummation of such transactions to the other Party:

A.        Transactions with lenders or other financial investors not in the oil and gas industry for primarily mortgage, structured finance, or tax related purposes;

B.        Transactions relating to financial structure, being those primarily for the formation of master limited partnerships (MLPs), private equity, spin/split transactions, royalty trusts, and similar transactions; provided that the Party involved retains the right to control operations and other decision making rights; and

C.        Any Transfer by a Party of all or a part of its respective interests in the Company and/or its Subject Interests to an Affiliate; provided that such Affiliate agrees to be bound by and becomes a “Party” under this Agreement.

5.         Governing Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

6.         Notices. All notices, requests, demands, directions and other communications hereunder shall be in writing’ and shall be given by personal delivery, international courier or facsimile communication addressed to the Parties at the respective addresses set forth below or to such other address, individual or facsimile telephone number as may be designated by notice given by any Party to the other Party.

If to EPC or EGEL:

225 North Shore Drive

Pittsburgh, Pennsylvania 15212

Attention: Corporate Secretary

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Telephone: (412)553-5700
Telecopy: (412)553-7781

If to PMOG:

777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention:  Chad Stephens
Telephone: (810) 817-1929
Telecopy: (810) 817-1990

With a copy to:

125 State Route 43
P.O. Box 550
Hartville, OH 44632
Attention:  Jeffery A. Bynum
Telephone: (330) 877-6747
Telecopy: (330) 877-6129

Any notice, demand, request, direction or other communication given by personal delivery or international courier shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the next day during which such normal business hours next occur if not given during such hours on any day; provided, however, that such delivery shall be effective only upon a confirmation (including automatically-generated confirmations) of receipt thereof. The Party giving any notice, demand, request, direction or other communication by facsimile communication shall send the original by personal delivery or international courier.

7.         Amicable Resolution of Disputes. Upon any dispute arising under this Agreement, any Party may, by written notice to the other Party, request a meeting among senior executives designated by each Party to attempt to resolve such dispute or deadlock by negotiation in good faith. In the event such dispute or deadlock is not resolved among such senior executives within thirty (30) days, the Parties may pursue any action available to them under Applicable Law or in equity.

8.         Entire Agreement. This Agreement together with the Purchase Agreement, the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties and their Affiliates pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter. To the extent of any conflict or inconsistency between the terms of this Agreement and the terms of the Transaction Documents, the terms of this Agreement shall control.

9.         Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being

12

enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to a Party, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

10.       Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, except to an Affiliate in a transfer whereby this Agreement remains binding upon the transferring Party and becomes binding upon the transferee, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon only the Parties and their respective successors and permitted assigns and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third-party beneficiary hereof.

11.       Amendments and Waivers. No amendment, supplement, waiver or termination of this Agreement shall be binding unless executed in writing by each Party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

12.       Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[The remainder of this page is intentionally left blank]

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If you are in agreement with the foregoing, please execute this letter agreement in the space provided below.

Sincerely,

EQUITABLE PRODUCTION COMPANY

By:
Name:
Title:

EQUITABLE GATHERING EQUITY, LLC

By:
Name:
Title:

ACCEPTED AND AGREED

as of the date hereof:

PINE MOUNTAIN OIL AND GAS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO NORA FIELD CHANGE IN CONTROL LETTER AGREEMENT

EXHIBIT M

FORM OF EQUITABLE GUARANTY

[Attached behind this page.]

GUARANTY AGREEMENT

BY

EQT INVESTMENTS, LLC

FOR THE BENEFIT OF

PINE MOUNTAIN OIL AND GAS, INC.

AND

NORA GATHERING, LLC

Dated as of                                   , 2007

TABLE OF CONTENTS

1.	Capitalized Terms	1
2.	Guaranty	1
3.	Representations and Warranties	1
4.	Obligations Unconditional	2
5.	Independent Obligations	3
6.	Waiver	3
7.	Reinstatement	3
8.	Subrogation	4
9.	Continuing Guaranty	4
10.	Third Parties	4
11.	Successors and Assigns	4
12.	Notices	5
13.	Governing Law	6
14.	Amendments and Waivers	6
15.	Severability	7
16.	Entire Agreement	7
17.	Interpretation and Rules of Construction	7

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of                 , 2007, is by EQT Investments, LLC, a Delaware limited liability company (“Equitable”), for the benefit of Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), and Nora Gathering, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”), ET Blue Grass Company, a Delaware corporation (“ETB”), and Equitable Energy, LLC, a Delaware limited liability company (“EE”), are wholly-owned subsidiaries of Equitable.

WHEREAS, ETB, EGEL and EE are parties to certain agreements listed on Exhibit A attached hereto (the “Closing Documents”) which agreements are an integral part of and necessary to effectuate the undertakings contemplated therein.

WHEREAS, Equitable will derive directly or indirectly substantial benefits from the transactions contemplated by the Closing Documents.

WHEREAS, Equitable desires to guarantee the obligations of ETB, EGEL and EE under the Closing Documents to PMOG and the Company.

AGREEMENT

NOW, THEREFORE, in consideration for the undertakings of PMOG and the Company in the Closing Documents, for which undertakings this Guaranty is a condition, and other good and valuable consideration, Equitable covenants and agrees with PMOG and the Company as follows:

1.                          Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement, dated as of April           , 2007 (the “PSA”), between Equitable Production Company, a Pennsylvania corporation, and PMOG.

2.                          Guaranty. Subject to Section 9 hereof, Equitable hereby absolutely, irrevocably and unconditionally guarantees to each of PMOG and the Company, either or both of whom may act hereunder, the full, complete and timely payment by ETB, EGEL and EE of all of the obligations of ETB, EGEL and EE under the Closing Documents, for the payment of money (collectively, the “Guaranteed Obligations”) up to an aggregate total of One Hundred Million Dollars (US$100,000,000), provided, that Equitable’s liability under this Guaranty shall be no greater than the liability of ETB, EGEL and EE under the Closing Documents with respect to the Guaranteed Obligations. This Guaranty is a guaranty of payment, and not of collection only.

3.                          Representations and Warranties. Equitable represents and warrants to PMOG and the Company that the following are true and correct as of the date hereof:

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(a)                      Equitable is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware.

(b)                     Equitable has full power and authority (including full management and operating power and authority and all necessary management and member approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligation of Equitable, enforceable against Equitable in accordance with its terms and conditions.

(c)                      Neither the execution and the delivery of this Guaranty, nor the performance by Equitable of its obligations hereunder, will in any material respect violate or conflict with any applicable Law to which Equitable is subject, or any provision of its charter or bylaws or any material agreement or instrument to which Equitable is a party or by which any of its properties or assets may be bound. Equitable is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

(d)                     ETB, EGEL and EE are wholly-owned subsidiaries of Equitable.

4.                          Obligations Unconditional. Notwithstanding anything else to the contrary in this Guaranty, to the fullest extent permitted by applicable Law and subject to Section 9 hereof, the obligations of Equitable hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any of the following, any of which may be taken without the consent of, or notice hereunder to, Equitable:

(a)                      any amendment, modification, addition, supplement, extension or acceleration of or to any part of the Closing Documents;

(b)                     any-exercise or-non exercise by PMOG or the Company of any-right or privilege under the Closing Documents;

(c)                      any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to ETB, EGEL, EE, any Affiliate of ETB, EGEL or EE, or Equitable;

(d)                     any acceptance of partial performance (including partial payments) on the Guaranteed Obligations;

(e)                      any change in the legal existence (including, but not limited to, changes in the charter documents), structure or in the direct or indirect ownership of ETB, EGEL or EE or any change, whether direct or indirect, in Equitable’s relationship to ETB, EGEL or EE, including, without limitation, any change by reason of any merger or any sale, transfer, dissolution or other disposition of any stock of ETB, EGEL, EE, or Equitable; or

(f)                        any legal incapacity of ETB, EGEL, or EE.

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5.                          Independent Obligations. The obligations of Equitable hereunder are independent of the obligations of ETB, EGEL and EE and, to the fullest extent permitted by applicable Law, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Equitable, whether or not ETB, EGEL or EE are joined therein or a separate action or actions are brought against ETB, EGEL or EE. All remedies of PMOG and the Company are cumulative and not exclusive of any other rights or remedies (whether provided by applicable Law or otherwise).

6.                          Waiver. Notwithstanding anything else to the contrary in this Guaranty, Equitable unconditionally waives:

(a)                      any demand, protest or notice as the same pertains to it and to ETB, EGEL and EE;

(b)                     any right to require PMOG or the Company to proceed against ETB, EGEL or EE or to exhaust any security held by PMOG or the Company or to pursue any other remedy;

(c)                      any rights of set-off, recoupment, deduction, cross claim or counterclaim;

(d)                     any defense based upon an election of remedies by PMOG or the Company, unless the same would excuse performance by ETB, EGEL or EE under the Closing Documents;

(e)                      any duty of PMOG or the Company to advise Equitable of any information known to PMOG or the Company regarding ETB, EGEL or EE or their ability to perform under the Closing Documents; and

(f)                        any claim of illegality, invalidity or unenforceability of the Guaranteed Obligations.

Provided, however, that Equitable shall be entitled to (i) assert any defenses (other than defenses arising from bankruptcy or insolvency) that ETB, EGEL or EE are entitled to assert under the Closing Documents and (ii) to cure any default in the Guaranteed Obligations under the Closing Documents.

7.                          Reinstatement. The obligations of Equitable under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment to PMOG or the Company by or on behalf of ETB, EGEL, EE or any other Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by PMOG or the Company as holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Equitable agrees that it will indemnify PMOG and the Company on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by any such party in connection with such rescission or restoration, including for any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar applicable Law.

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8.                          Subrogation. Equitable agrees that until the earlier of (i) payment and satisfaction in full of all Guaranteed Obligations or (ii) termination of this Guaranty pursuant to Section 9, it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained in Section 2, whether by subrogation or otherwise, against ETB, EGEL or EE. If any amounts shall be paid by ETB, EGEL or EE to Equitable on account of such subrogation rights at any time when the Guaranteed Obligations remain outstanding, such amounts shall be held in trust for the benefit of PMOG and the Company and shall forthwith be paid to PMOG or the Company to be credited and applied against the satisfaction of such Guaranteed Obligations.

9.                          Continuing Guaranty.

(a)                      Subject to Section 9(b), Equitable’s obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the earlier of (i) such time as the Guaranteed Obligations shall have been fully performed or otherwise extinguished pursuant to the terms of the Closing Documents, or (ii) the date which is the fifth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Equitable on or before such fifth anniversary. Upon the earlier of performance or extinguishment of the Guaranteed Obligations, this Guaranty and all of Equitable’s obligations hereunder shall immediately terminate and expire.

(b)                     Notwithstanding Section 9(a), with respect to the Guaranteed Obligations of EE under that certain Gas Gathering Agreement, dated as of the date hereof, between EE and the Company and that certain Base Contract for Sale and Purchase of Natural Gas, dated as of the date hereof, between EE and Equitable Production Company (such Guaranteed Obligations being referred to herein as the “Gas Guaranteed Obligations”), Equitable’s obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the date which is the tenth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Gas Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Equitable on or before such tenth anniversary. Upon the earlier of performance or extinguishment of the Gas Guaranteed Obligations, this Guaranty and all of Equitable’s obligations hereunder shall immediately terminate and expire.

10.                    Third Parties. This Guaranty shall not confer upon any Person other than PMOG and the Company and their successors or assigns any rights or remedies hereunder, and no Person, other than PMOG and the Company, their successors or assigns, is entitled to rely on any representation, warranty, covenant or agreement contained herein.

11.                    Successors and Assigns. This Guaranty shall be binding upon Equitable and its successors and permitted assigns and shall inure to the benefit of PMOG and the Company and their respective successors and assigns. Neither the rights nor the obligations of Equitable under this Guaranty shall be assignable in whole or in part by Equitable without the prior written consent of PMOG, and any purported assignment in violation hereof shall be null and void; provided, however, that any Affiliate of Equitable with a net worth of no less than Two Hundred

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Million Dollars (US$200,000,000) (such net worth determined after excluding other comprehensive income) and a credit rating of BBB or higher or an equivalent credit rating (as provided by one of the major credit rating agencies), each as determined as of the most recently ended financial quarter, may assume Equitable’s obligations hereunder by an instrument in writing delivered to PMOG, in form and substance reasonably satisfactory to PMOG, and upon such assumption, Equitable shall be released from its obligations hereunder accruing from and after the date of such assumption. PMOG may assign the entirety of its rights under this Guaranty, but the rights of PMOG under this Guaranty shall not be assignable in part by PMOG without the prior written consent of Equitable, and any purported assignment in violation hereof shall be null and void.

12.                    Notices. All notices shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as set forth below:

Notices to Equitable shall be addressed as follows:

EQT Investments, LLC
801 West Street, 2nd Floor
Wilmington, DE 19801-1545
Attention: Kenneth J. Kubacki - Vice President
Telephone: (302) 656-5590
Telecopy: (302) 428-1410

with a copy to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412) 553-5700
Telecopy: (412)553-7781

or at such other address and to the attention of such other Person as Equitable may designate by written notice to PMOG and the Company.

Notices to PMOG shall be addressed to:

777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention: Chad Stephens
Telephone: (810) 817-1929
Telecopy: (810) 817-1990

With a copy to:

125 State Route 43

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P.O. Box 550
Hartville, OH 44632
Attention: Steve Dezenzo
Telephone: (330) 877-6747
Telecopy: (330) 877-6129

or at such other address and to the attention of such other Person as PMOG may designate by written notice to Equitable and the Company.

Notices to the Company shall be addressed to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention: Corporate Secretary
Telephone: (412) 553-5700
Telecopy: (412)553-7781

or at such other address arid to the attention of such other Person as the Company may designate by written notice to Equitable and PMOG.

Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed by the party giving such notice promptly after transmission in writing by certified mail or overnight delivery to the recipient party.

13.                    Governing Law. This Guaranty and the legal relations between Equitable, PMOG and the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of Equitable, PMOG and the Company agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Guaranty or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Guaranty or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or· does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than Equitable, PMOG and the Company.

14.                    Amendments and Waivers. This Guaranty may not be modified or amended except by an instrument or instruments in writing signed by PMOG, the Company and Equitable. PMOG and the Company may waive compliance by Equitable with any term or provision of this Guaranty on the part of Equitable to be performed or complied with, only by an instrument in writing. Notwithstanding the foregoing, no failure on the part of PMOG or the Company to

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exercise, and no delay on its part in exercising, any right or remedy under this Guaranty will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy.

15.                    Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect, (ii) Equitable, PMOG and the Company shall negotiate in good faith to modify this Guaranty to give effect to the original economic and legal intent of Equitable, PMOG and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible, and (iii) if Equitable, PMOG and the Company are unable to agree on such modifications to this Guaranty and the economic or legal substance of the transactions contemplated by the Transaction Documents (as defined below) is affected in any manner materially adverse to any of Equitable, PMOG or the Company, then the Transaction Documents (as defined below) shall be interpreted to give effect to the original economic and legal intent of Equitable, PMOG and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible.

16.                    Entire Agreement. This Guaranty, the PSA, the schedules and exhibits attached to the PSA, and the documents to be delivered under such PSA or in connection with a condition to the closing of such PSA (the “Transaction Documents”), shall constitute the entire agreement among Equitable, PMOG and the Company pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among Equitable, PMOG and the Company regarding such subject matter.

17.                    Interpretation and Rules of Construction. This Guaranty shall not be construed against any of PMOG, the Company or Equitable, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:

(a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c) a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and

(d) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, Equitable has executed this Guaranty as of the date first above written.

EQT INVESTMENTS, LLC

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTY AGREEMENT

Exhibit A

Closing Documents

1.                          Contribution Agreement, dated as of April         , 2007, between EPC, EGEL and PMOG

2.                          Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between EPC, EGEL and the Company

3.                          Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC, dated as of the date hereof, between EGEL, PMOG and the Company

4.                          Nora Field Change of Control Agreement, dated as of the date hereof, between EPC, EGEL and PMOG

5.                          Gas Gathering Agreement, dated as of the date hereof, between EE and the Company

6.                          Base Contract for Sale and Purchase of Natural Gas, dated as of the date hereof, between EE and EPC, together with Transaction Confirmation, dated as of the date hereof, and any other transaction confirmations thereafter entered into in accordance with such Base Contract for Sale and Purchase of Natural Gas

7.                          Promissory Note, dated as of the date hereof from ETB, to the Company

Exhibit A to Guaranty Agreement

EXHIBIT N

FORM OF RANGE GUARANTY

[Attached behind this page.]

GUARANTY AGREEMENT

BY

RANGE RESOURCES CORPORATION

FOR THE BENEFIT OF

EQUITABLE PRODUCTION COMPANY

EQUITABLE GATHERING EQUITY, LLC

AND

NORA GATHERING, LLC

Dated as of               , 2007

TABLE OF CONTENTS

1.	Capitalized Terms	1
2.	Guaranty	1
3.	Representations and Warranties	1
4.	Obligations Unconditional	2
5.	Independent Obligations	2
6.	Waiver	3
7.	Reinstatement	3
8.	Subrogation	3
9.	Continuing Guaranty	4
10.	Third Parties	4
11.	Successors and Assigns	4
12.	Notices	5
13.	Governing Law	6
14.	Amendments and Waivers	6
15.	Severability	6
16.	Entire Agreement	7
17.	Interpretation and Rules of Construction	7

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GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”), dated as of                , 2007, is by Range Resources Corporation, a Delaware corporation (“Range Resources”), for the benefit of Equitable Production Company, a Pennsylvania corporation (“EPC’), Equitable Gathering Equity, LLC, a Delaware limited liability company (“EGEL”), and Nora Gathering, LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, Pine Mountain Oil and Gas, Inc., a Virginia corporation (“PMOG”), is an indirect wholly-owned subsidiary of Range Resources.

WHEREAS, PMOG is party to certain agreements listed on Exhibit A attached hereto (the “Closing Documents”) which agreements are, an integral part of and necessary to effectuate the undertakings contemplated therein.

WHEREAS, Range Resources will derive directly or indirectly substantial benefits from the transactions contemplated by the Closing Documents.

WHEREAS, Range Resources desires to guarantee the obligations of PMOG under the Closing Documents to EPC, EGEL and the Company.

AGREEMENT

NOW, THEREFORE, in consideration for the undertakings of EPC, EGEL and the Company in the Closing Documents, for which undertakings this Guaranty is a condition, and other good and valuable consideration, Range Resources covenants and agrees with EPC, EGEL and the Company as follows:

1.             Capitalized Terms. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement, dated as of April           , 2007 (the “PSA”), between EPC and PMOG.

2.             Guaranty. Subject to Section 9 hereof, Range Resources hereby absolutely, irrevocably and unconditionally guarantees to each of EPC, EGEL and the Company, any of whom may act hereunder, the full, complete and timely payment by PMOG of all of the obligations of PMOG under the Closing Documents, for the payment of money (collectively, the “Guaranteed Obligations”) up to an aggregate total of One Hundred Million Dollars (US$l00,000,000), provided, that Range Resources’ liability under this Guaranty shall be no greater than the liability of PMOG under the Closing Documents with respect to the Guaranteed Obligations. This Guaranty is a guaranty of payment, and not of collection only.

3.             Representations and Warranties. Range Resources represents and warrants to EPC, EGEL and the Company that the following are true and correct as of the date hereof:

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(a)           Range Resources is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

(b)           Range Resources has full power and authority (including full corporate power and authority and all necessary board of directors approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligation of Range Resources, enforceable against Range Resources in accordance with its terms and conditions.

(c)           Neither the execution and the delivery of this Guaranty, nor the performance by Range Resources of its obligations hereunder, will in any material respect violate or conflict with any applicable Law to which Range Resources is subject, or any provision of its charter or bylaws or any material agreement or instrument to which Range Resources is a party or by which any of its properties or assets may be bound. Range Resources is not required to give any notice to, make any filing with or obtain any authorization, consent or approval of, any Governmental Authority or any other Person to perform its obligations under this Guaranty.

(d)           PMOG is an indirect wholly-owned subsidiary of Range Resources.

4.             Obligations Unconditional. Notwithstanding anything else to the contrary in this Guaranty, to the fullest extent permitted by applicable Law and subject to Section 9 hereof, the obligations of Range Resources hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by any of the following, any of which may be taken without the consent of, or notice hereunder to, Range Resources:

(a)           any amendment, modification, addition, supplement, extension or acceleration of or to any part of the Closing Documents;

(b)           any exercise or non- exercise by EPC, EGEL or the Company of any right or privilege under the Closing Documents;

(c)           any bankruptcy, insolvency, reorganization, dissolution, liquidation or other similar proceeding relating to PMOG, any Affiliate of PMOG, or Range Resources;

(d)           any acceptance of partial performance (including partial payments) on the Guaranteed Obligations;

(e)           any change in the legal existence (including, but not limited to, changes in the charter documents), structure or in the direct or indirect ownership of PMOG or any change, whether direct or indirect, in Range Resources’ relationship to PMOG, including, without limitation, any change by reason of any merger or any sale, transfer, dissolution or other disposition of any stock of PMOG or Range Resources; or

(f)            any legal incapacity of PMOG.

5.             Independent Obligations. The obligations of Range Resources hereunder are independent of the obligations of PMOG and, to the fullest extent permitted by applicable Law,

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in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Range Resources, whether or not PMOG is joined therein or a separate action or actions are brought against PMOG. All remedies of EPC, EGEL and the Company are cumulative and not exclusive of any other rights or remedies (whether provided by applicable Law or otherwise).

6.             Waiver. Notwithstanding anything else to the contrary in this Guaranty, Range Resources unconditionally waives:

(a)           any demand, protest or notice as the same pertains to it and to PMOG;

(b)           any right to require EPC, EGEL or the Company to proceed against PMOG or to exhaust any security held by EPC, EGEL or the Company or to pursue any other remedy;

(c)           any rights of set-off, recoupment, deduction, cross claim or counterclaim;

(d)           any defense based upon an election of remedies by EPC, EGEL or the Company, unless the same would excuse performance by PMOG under the Closing Documents;

(e)           any duty of EPC, EGEL or the Company to advise Range Resources of any information known to EPC, EGEL or the Company regarding PMOG or its ability to perform under the Closing Documents; and

(f)            any claim of illegality, invalidity or unenforceability of the Guaranteed Obligations.

Provided, however, that Range Resources shall be entitled to (i) assert any defenses (other than defenses arising from bankruptcy or insolvency) that PMOG is entitled to assert under the Closing Documents and (ii) to cure any default in the Guaranteed Obligations under the Closing Documents.

7.             Reinstatement. The obligations of Range Resources under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment to EPC, EGEL or the Company by or on behalf of PMOG or any other Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by EPC, EGEL or the Company as holder of any of such obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Range Resources agrees that it will indemnify EPC, EGEL and the Company on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by any such party in connection with such rescission or restoration, including for any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar applicable Law.

8.             Subrogation. Range Resources agrees that until the earlier of (i) payment and satisfaction in full of all Guaranteed Obligations or (ii) termination of this Guaranty pursuant to Section 9, it shall not exercise any right or remedy arising by reason of any performance by it of its guaranty contained in Section 2, whether by subrogation or otherwise, against PMOG. If any

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amounts shall be paid by PMOG to Range Resources on account of such subrogation rights at any time when the Guaranteed Obligations remain outstanding, such amounts shall be held in trust for the benefit of EPC, EGEL and the Company and shall forthwith be paid to EPC, EGEL or the Company to be credited and applied against the satisfaction of such Guaranteed Obligations.

9.             Continuing Guaranty.

(a)           Subject to Section 9(b), Range Resources’ obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the earlier of (i) such time as the Guaranteed Obligations shall have been fully performed or otherwise extinguished pursuant to the terms of the Closing Documents, or (ii) the date which is the fifth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Range Resources on or before such fifth anniversary. Upon the earlier of performance or extinguishment of the Guaranteed Obligations, this Guaranty and all of Range Resources’ obligations hereunder shall immediately terminate and expire.

(b)           Notwithstanding Section 9(a), with respect to the Guaranteed Obligations of PMOG under Article XVI.J. of that certain Operating Agreement of even date herewith between PMOG and EPC (such Guaranteed Obligations being referred to herein as the “Gas Guaranteed Obligations”), Range Resources’ obligations under Section 2 of this Guaranty constitute a continuing guaranty and shall continue in full force and effect until the date which is the tenth anniversary of the date hereof; provided, however, that this Guaranty shall continue in full force and effect as to the Gas Guaranteed Obligations for which a specific written notice of a claim under this Guaranty has been delivered to Range Resources on or before such tenth anniversary. Upon the earlier of performance or extinguishment of the Gas Guaranteed Obligations, this Guaranty and all of Range Resources’ obligations hereunder shall immediately terminate and expire.

10.           Third Parties. This Guaranty shall not confer upon any Person other than EPC, EGEL and the Company and their successors or assigns any rights or remedies hereunder, and no Person, other than EPC, EGEL and the Company, their successors or assigns, is entitled to rely on any representation, warranty, covenant or agreement contained herein.

11.           Successors and Assigns. This Guaranty shall be binding upon Range Resources and its successors and permitted assigns and shall inure to the benefit of EPC, EGEL and the Company and their respective successors and assigns. Neither the rights nor the obligations of Range Resources under this Guaranty shall be assignable in whole or in part by Range Resources without the prior written consent of either EPC or EGEL, and any purported assignment in violation hereof shall be null and void; provided, however, that any Affiliate of Range Resources with a net worth of no less than Two Hundred Million Dollars (US$200,000,000) (such net worth determined after excluding other comprehensive income) and a credit rating of BBB or higher or an equivalent credit rating (as provided by one of the major credit rating agencies), each as determined as of the most recently ended financial quarter, may assume Range Resources’ obligations hereunder by an instrument in writing delivered to EPC and EGEL, in form and substance reasonably satisfactory to EPC and EGEL, and upon such assumption, Range

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Resources shall be released from its obligations hereunder accruing from and after the date of such assumption. EPC and EGEL may assign the entirety of their rights under this Guaranty, but the rights of EPC and EGEL under this Guaranty shall not be assignable in part by EPC or EGEL without the prior written consent of Range Resources, and any purported assignment in violation hereof shall be null and void.

12.           Notices. All notices shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, or telecopy to the appropriate address or number as set forth below:

Notices to Range Resources shall be addressed as follows:

777 Main Street, Suite 800
Fort Worth, Texas 76102
Attention:       Chad Stephens
Telephone:      (810) 817-1929
Telecopy  :      (810) 817-1990

with a copy to:

125 State Route 43
P.O. Box 550
Hartville, OH 44632
Attention:       Steve Dezenzo
Telephone:      (330) 877-6747
Telecopy:        (330) 877-6129

or at such other address and to the attention of such other Person as Range Resources may designate by written notice to EPC, EGEL and the Company.

Notices to EPC and EGEL shall be addressed to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention:       Corporate Secretary
Telephone:      (412)553-5700
Telecopy:        (412)553-7781

or at such other address and to the attention of such other Person as EPC or EGEL may designate by written notice to Range Resources and the Company.

Notices to the Company shall be addressed to:

225 North Shore Drive
Pittsburgh, Pennsylvania 15212
Attention:       Corporate Secretary

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Telephone:      (412) 553-5700
Telecopy:        (412)553-7781

or at such other address and to the attention of such other Person as the Company may designate by written notice to Range Resources, EPC and EGEL.

Notice given by overnight delivery or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All notices by telecopier shall be confirmed by the party giving such notice promptly after transmission in writing by certified mail or overnight delivery to the recipient party.

13.           Governing Law. This Guaranty and the legal relations between Range Resources, EPC, EGEL and the Company shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of Range Resources, EPG, EGEL and the Company agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Guaranty or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Guaranty or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person or entity other than Range Resources, EPC, EGEL and the Company.

14.           Amendments and Waivers. This Guaranty may not be modified or amended except by an instrument or instruments in writing signed by EPC, EGEL, the Company and Range Resources. EPC, EGEL and the Company may waive compliance by Range Resources with any term or provision of this Guaranty on the part of Range Resources to be performed or complied with, only by an instrument in writing. Notwithstanding the foregoing, no failure on the part of EPC, EGEL or the Company to exercise, and no delay on its part in exercising, any right or remedy under this Guaranty will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of that or any other right or remedy.

15.           Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Guaranty is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Guaranty shall nevertheless remain in full force and effect, (ii) Range Resources, EPC, EGEL and the Company shall negotiate in good faith to modify this Guaranty to give effect to the original economic and legal intent of Range Resources, EPC, EGEL and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible, and (iii) if Range Resources, EPC, EGEL and the Company are unable to agree on such modifications to this Guaranty and the economic or legal substance of the transactions

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contemplated by the Transaction Documents (as defined below) is affected in any manner materially adverse to any of Range Resources, EPC, EGEL or the Company, then the Transaction Documents (as defined below) shall be interpreted to give effect to the original economic and legal intent of Range Resources, EPC, EGEL and the Company as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents (as defined below) are fulfilled to the extent possible.

16.           Entire Agreement. This Guaranty, the PSA, the schedules and exhibits attached to the PSA, and the documents to be delivered under such PSA or in connection with a condition to the closing of such PSA (the “Transaction Documents”), shall constitute the entire agreement among Range Resources, EPC, EGEL and the Company pertaining to the subject matter of the Transaction Documents, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, among Range Resources, EPC, EGEL and the Company regarding such subject matter.

17.           Interpretation and Rules of Construction. This Guaranty shall not be construed against any of EPC, EGEL, the Company or Range Resources, and no consideration shall be given or presumption made, on the basis of who drafted this Guaranty or any particular provision hereof or who supplied the form of Guaranty. In construing this Guaranty:

(a)           examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)           the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c)           a defined term has its defined meaning throughout this Guaranty regardless of whether it appears before or after the place where it is defined; and

(d)           the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(remainder of this page intentionally left blank)

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IN WITNESS WHEREOF, Range Resources has executed this Guaranty as of the date first above written.

RANGE RESOURCES CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO GUARANTY AGREEMENT

Exhibit A

Closing Documents

1.         Purchase and Sale Agreement, dated as of April       , 2007, between EPC and PMOG

2.         Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between EPC and PMOG

3.         Contribution Agreement, dated as of April       , 2007, between EPC, EGEL and PMOG

4.         Conveyance, Assignment and Bill of Sale, dated as of the date hereof, between PMOG and the Company

5.         Amended and Restated Limited Liability Company Agreement of Nora Gathering, LLC, dated as of the date hereof, between EGEL, PMOG and the Company

6.         Lease Agreement, dated as of the date hereof, between EPC and PMOG

7.         Operating Agreement, dated as of the date hereof, between EPC and PMOG

8.         Contract Operating Agreement, dated as of the date hereof, between EPC and PMOG

9.         Easement Agreement, dated as of the date hereof, between PMOG and the Company

10.       Nora Field Change of Control Agreement, dated as of the date hereof, between EPC, EGEL and PMOG

11.       Termination Agreement, dated as of the date hereof, between PMOG and EPC

12.       Letter Agreement regarding Calculation of the Net Price under the Pine Mountain Lease, dated as of the date hereof, between PMOG and EPC

Exhibit A to Guaranty Agreement

EXHIBIT O

FORM OF INTERCONNECT AGREEMENT

[Attached behind this page.]

MEMBERS INTERCONNECT AGREEMENT

BETWEEN

NORA GATHERING, LLC

AS GATHERER,

AND

EQUITABLE PRODUCTION COMPANY

AS CUSTOMER,

Dated as of                                       , 2007

Interconnect Agreement Number E-

i

Interconnect Agreement Number E-

ii

Interconnect Agreement Number E-

iii

Interconnect Agreement Number E-

NORA GATHERING, LLC
MEMBERS INTERCONNECT AGREEMENT

THIS MEMBERS INTERCONNECT AGREEMENT (this “Agreement”) is entered into this      day of                , 2007, by and between NORA GATHERING, LLC, a Delaware limited liability company with an office located at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212-5861 (hereinafter referred to as “Gatherer”), and EQUITABLE PRODUCTION COMPANY, a Pennsylvania corporation with an office at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212-5861 (hereinafter referred to as “Customer”). Gatherer and Customer are also referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Gatherer owns and operates certain natural gas gathering lines located in the Commonwealth of Virginia; and

WHEREAS, Customer is a member of Gatherer and has available certain supplies of natural gas (in which it and/or another member of Gatherer and any co-owners in any the wells producing such natural gas own an interest within the Nora Field, as defined in that certain Contribution Agreement dated               , 2007 among Customer, Equitable Gathering Equity, LLC, Pine Mountain Oil and Gas, Inc. and Gatherer) which it desires to deliver or have delivered into Gatherer’s natural gas gathering lines.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Gatherer and Customer hereby agree as follows.

ARTICLE 1
DEFINITIONS

Section 1.1            Definitions. For the purposes of this Agreement, the following terms, when capitalized herein, shall have the meanings set forth below:

(a)           “Applicable Law” means all laws, statutes, rules, regulations, ordinances, orders, requirements and codes of Governmental Authorities.

(b)           “Authorizations” means any and all approvals, permits, licenses, franchises, or other authorizations required by any Governmental Authority which are necessary for the performance of a Party’s obligations hereunder.

(c)           “Btu” means the amount of heat required to raise the temperature of one avoirdupois pound of pure water from fifty-eight and five-tenths degrees (58.5) Fahrenheit to fifty-nine and five-tenths degrees (59.5) Fahrenheit at a constant pressure of fourteen and seventy-three hundredths (14.73) Psia. Where appropriate, Btu shall mean the plural of the aforementioned definition.

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(d)           “Construction and Installation Fee” means the actual costs incurred by Gatherer (including labor, tools, materials, equipment and overhead expenses incurred by Gatherer) for the development, design, construction and completion activities for the Interconnect Facilities.

(e)           “Custody Transfer Point” means the inlet flange of the meter with respect to any Interconnect.

(f)            “Customer Interconnect Facilities” means each Interconnect Facilities situated upstream of any Custody Transfer Point.

(g)           “Dry Gas” means Gas containing no water vapor.

(h)           “Existing Interconnects” means the Interconnects currently existing as of the date of this Agreement.

(i)            “Gas” means a mixture of hydrocarbon and nonhydrocarbon gases, and shall include casinghead gas produced with crude oil, gas produced from gas wells, including coalbed methane wells, and residue gas resulting from processing both casinghead gas and gas well gas.

(j)            “Gatherer Interconnect Facilities” means each Interconnect Facilities situated downstream of the Custody Transfer Point.

(k)           “Governmental Authority” means any government and/or any political subdivision thereof, including departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

(1)           “Gross Heating Value” means the number of Btu’s liberated by the complete combustion of constant pressure of one (1) cubic foot of Dry Gas, at a base temperature of sixty (60) degrees Fahrenheit and a referenced pressure base of fourteen and seventy-three hundredths (14.73) Psia, with air of the same temperature and pressure of the Gas, after products of combustion are cooled to the initial temperature of the Gas, and after the water of the combustion is condensed to a liquid state. The Gross Heating Value of the Gas shall be corrected for the water vapor content of the Gas being delivered; provided, however that if the water vapor content of the Gas is seven (7) pounds or less per one million (1,000,000) cubic feet, the Gas shall be deemed to be dry and no correction will be made.

(m)          “Interconnect” means each point of interconnection between each Well and the Gatherer’s natural gas gathering lines as set forth in the Appendices attached hereto, as amended and/or supplemented from time-to-time.

(n)           “Interconnect Facilities” is defined in Section 3.1 of this Agreement.

(o)           “Mcf” means one thousand (1,000) cubic feet of Gas.

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(p)           “MMBtu” means one million (1,000,000) Btu’s.

(q)           “Well” means a well in which Customer (and/or a member of Gatherer for which Customer is marketing Gas) has a working interest.

ARTICLE 2
PURPOSE AND PROCEDURES FOR DESIGN, APPROVAL, INSTALLATION AND
ACTIVATION OF FACILITIES

Section 2.1                Agreement. This Agreement establishes the general terms and conditions under which Customer and Gatherer will provide for (i) the proper design, installation, operation, maintenance and cost responsibility for new Interconnects and corresponding Interconnect Facilities and (ii) the proper operation, maintenance and cost responsibility for Existing Interconnects.

Section 2.2                Base Agreement. Customer and Gatherer may utilize this Agreement as a vehicle for establishing multiple Interconnects between Gatherer’s natural gas gathering lines and Customer’s Wells. The specifications for individual Interconnect Facilities (other than Existing· Interconnects) will be established in a separate appendix (hereinafter “Appendix” or “Appendices”) in the form attached hereto.

Section 2.3                Application. Customer shall provide complete and accurate information to Gatherer in connection with any request for a proposed new Interconnect, which information shall include, at a minimum, (i) the location of such Interconnect and associated Interconnect Facilities, (ii) the proposed maximum allowable operating pressure at the Interconnect, (iii) the desired date for completion of such Interconnect, (iv) Customer’s estimated maximum, minimum and average volumes of Gas to be delivered through such Interconnect on a daily basis and (v) Customer’s estimated maximum, minimum and average delivery/receipt pressures through such Interconnect.

Section 2.4                Design Specifications. (a) Customer shall submit to Gatherer for Gatherer’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed) complete design specifications for each proposed Customer Interconnect Facilities prior to site work or construction of any such facilities. Customer agrees to make those changes to such design and construction plans as Gatherer, in its reasonable discretion, believes are necessary for the safe and reliable delivery of Gas into Gatherer’s natural gas gathering lines. Gatherer shall promptly signify its approval by returning one set of drawings noted as “APPROVED”. If approval of such proposed Customer Interconnect Facilities is initially denied, the Parties shall meet to discuss any necessary modifications to the design of such Customer Interconnect Facilities.

(b) Gatherer shall submit to Customer complete design specifications for each proposed Gatherer Interconnect Facilities.

Section 2.5                Installation. Upon Gatherer’s approval of the drawings and design for Customer Interconnect Facilities, Customer and Gatherer shall promptly coordinate the scheduling of construction and installation of each (a) Customer Interconnect Facilities by

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Customer and (b) Gatherer Interconnect Facilities by Gatherer. Gatherer shall have no obligation to commence construction or installation work on any Gatherer Interconnect Facilities until Customer has satisfied all of its prerequisite obligations under this Agreement.

Section 2.6            Activation of Facilities. Activation of each Interconnect shall be contingent upon readiness of Gatherer’s gas control department (which shall not unreasonably delay activation of such Interconnect), as well as completion of all construction and installation activities as specified and agreed upon by and between Gatherer and Customer. Gatherer shall notify Customer when such Interconnect is activated. Gatherer acknowledges that the Existing Interconnects and associated facilities are currently activated for deliveries of Gas.

ARTICLE 3
INTERCONNECT FACILITIES

Section 3.1            Interconnect Facilities. Each Interconnect facilities (other than for Existing Interconnects) shall be comprised of equipment which includes (i) gas measurement equipment, (ii) overpressure protection, (iii) certain interconnect piping facilities including a check valve and an insulated/welded tie-in connection and (iv) such other facilities as may be reasonably required by Gatherer (collectively “Interconnect Facilities”) at each Interconnect, and shall include the Customer Interconnect Facilities and the Gatherer Interconnect Facilities. Notwithstanding the foregoing, the Interconnect Facilities shall not include the pipelines and equipment upstream of the meter for each Interconnect unless required by Gatherer as part of the design specifications for the applicable Customer Interconnect Facilities. The Customer Interconnect Facilities shall be designed, installed, operated, maintained and owned by Customer, and the Gatherer Interconnect Facilities shall be designed, installed, operated, maintained and owned by Gatherer, as agreed and as’ set forth in Appendix A. The minimum engineering and technical specifications for each Interconnect Facilities are further detailed in Appendix B. All costs associated with any Interconnect Facilities shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer. through the Construction and Installation Fee.

Section 3.2            Debris and Obstructions. Each Customer Interconnect Facilities shall be cleared of all debris, obstructions and contaminants before they are connected to any Gatherer Interconnect Facilities.

ARTICLE 4
OWNERSHIP OF INTERCONNECT FACILITIES

Section 4.1            Gatherer’s Facilities. Gatherer shall own, and Gatherer shall design, install, operate and maintain each Gatherer Interconnect Facilities, as more specifically described in Appendix A.

Section 4.2            Customer’s Facilities. Customer shall own (on its behalf and on behalf’ of any co-owners in the applicable Well), and Customer shall design, install, operate and maintain each Customer Interconnect Facilities, as more specifically described in Appendix A.

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ARTICLE 5
INTERCONNECTION OPERATIONS

Section 5.1        Commencement of Operation. Provided that Customer has notified Gatherer, in writing, that the applicable Customer Interconnect Facilities are complete, then Gatherer shall notify Customer, in writing, when the associated Interconnect Facilities are complete, tested and ready for activation. Unless otherwise instructed by Gatherer, receipts and/or deliveries of Gas at such Interconnect Facilities may commence as soon as all Authorizations have been granted, the necessary facilities have been completed, a gathering agreement is in place with Customer or its purchaser of such Gas and Customer has satisfied the material terms and conditions of this Agreement. Gatherer shall be responsible for the coordination, installation, testing, and physical final tie-in of each Interconnect Facilities to Gatherer’s natural gas gathering lines. Gatherer shall develop, coordinate, and oversee all operations associated with purging the meter set and piping into service. All such tie-in activities shall be Customer’s financial responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 5.2        Gathering Obligations. Customer will deliver its Gas at the Custody Transfer Point on each lnterconnect to its purchaser of such Gas (or if Customer is marketing such Gas, to Gatherer) and Gatherer will receive Gas from such purchaser at such Custody Transfer Point (or if Customer is marketing such Gas, from Customer), provided that Customer or any party utilizing such Interconnect on behalf of Customer (including Customer’s purchaser of such Gas), has entered into a valid gathering agreement with Gatherer. Notwithstanding anything in this Agreement to the contrary, delivery of Gas by Customer to its purchaser at the Custody Transfer Point shall not diminish, alleviate or alter any Customer’s obligations hereunder. If Customer is selling its Gas to its purchaser at the Custody Transfer Point, Customer agrees that if Gas is delivered at the Custody Transfer Point and its purchaser fails to nominate deliveries of such Gas, it shall not claim that Gatherer has converted or stolen such Gas.

Section 5.3        Environmental Responsibility. Each Party represents that no hazardous substance as that term is defined in the Federal Comprehensive Environmental Response Compensation Liability Act (CERCLA), petroleum or petroleum products, “asbestos material” as that term is defined in 40 CFR 61.41(1987), polychlorinated biphenyls (PCBs), or “solid waste” as that term is defined in the Federal Resource Conservation Recovery Act (RCRA), will be leaked, spilled, deposited or otherwise released by either Party on the other Party’s property. In the event that any of said above referenced materials are discovered on said property, the discovering Party shall immediately notify the other Party of the discovery and existence of said materials. In the event of either Party’s breach of the warranty contained in this Section, as between the Parties hereto the full responsibility for the proper handling, remediation, treatment, storage or disposal of any such hazardous substance, petroleum or petroleum product, asbestos material, PCBs or solid waste discovered on said property, including the handling of such materials in compliance with all environmental laws including federal, state and local laws, rules and regulations, shall remain with such Party who is responsible for the leak, spill, deposit or release, and such Party shall indemnify the other Party for any loss, cost, injury, damage to persons or property, or fines, penalties or compliance order issued by any Governmental

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Authority relating to pollution or protection of the environment, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, waste petroleum, toxic substances and hazardous substances occurring on said property. This Section shall survive the termination of this Agreement.

Section 5.4        Facility Improvements. Gatherer retains the unilateral right to change the operation of its natural gas gathering lines and/or upgrade its system. Such operational changes may require the adjustment and/or addition of equipment and facilities by Customer in order to maintain delivery of Gas volumes that it desires to deliver at each Custody Transfer Point. As between the Parties, the cost of any such adjustment and/or addition of equipment and facilities requirements will be borne entirely by Customer.

Section 5.5        Shut-In. Gatherer retains the unilateral right to immediately shut-in or cause Customer to shut-in any Interconnect the continued operation of which, in Gatherer’s sole and reasonable judgment, threatens the integrity and safe operation of Gatherer’s natural gas gathering lines.

Section 5.6        Notice of Maintenance or Repairs. To the extent possible, each Party shall advise the other Party in writing at least fifteen (15) calendar days before taking any of its Interconnect Facilities out of service for maintenance or repairs lasting more than seven (7) calendar days. After all maintenance and repairs have been completed, the Party making repairs shall immediately reconnect such Interconnect Facilities and resume service (subject to, in the case of maintenance or repairs by Customer to any Customer Interconnect Facilities, two (2) business days’ advance notification to Gatherer).

Section 5.7        Facilities. Abandonment. In the event Gatherer, in its reasonable discretion because of operational reasons, surface rights issues or reasons of third party constraints, should ever abandon, retire or cease to operate, in whole or in part, its natural gas gathering lines, then Gatherer may, in its sale and reasonable discretion, and without further obligation, terminate this Agreement, as it relates -to the Interconnects utilizing such lines, upon not less than sixty (60) calendar days’ prior written notice to Customer.

ARTICLE 6
TERM

Section 6.1        Term. The term of this Agreement shall commence on                     , 2007 regardless of when executed, and shall continue for a term of ten (10) years (the “Initial Term”). Unless either Party provides not less than sixty (60) days prior written notice to the other Party on or before the expiration of the Initial Term, or if applicable the anniversary date of the Initial Term, the term of this Agreement shall be automatically extended for additional one-year periods. The obligations of Customer to indemnify Gatherer pursuant hereto shall survive the termination or cancellation of this Agreement and the Appendices.

Section 6.2        Disconnection. In the event either Party desires to disconnect the Customer Interconnect Facilities from the Gatherer Interconnect Facilities, the initiating Party

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shall tender not less than sixty (60) calendar days advance written notice to the other Party of such intent, and upon such disconnection of facilities, this Agreement shall terminate with respect to the Interconnect associated with such Interconnect Facilities. The Parties agree that such disconnection shall not occur during the Initial Term, unless mutually agreed by both Parties or mandated by an action of any Governmental Authority. Each Party shall be responsible for all costs of abandonment and/or removal of their respective facilities. Any disconnection shall be in accordance with the requirements of any Governmental Authority having jurisdiction.

ARTICLE 7

BILLING AND PAYMENT

Section 7.1        Quantities Deemed Conclusive. Gatherer’s statement of the total quantity of Gas received at the Custody Transfer Point from Customer during any month shall be deemed conclusive unless Customer forwards an objection to Gatherer in writing within twenty-four (24) months after the receipt of Gatherer’s statement.

Section 7.2        Remedies for Adverse Claims. In the event of any adverse claim to any Gas received under this Agreement, or any part thereof, is made by any person, Gatherer may refuse to receive such Gas under this Agreement until the dispute is settled by agreement between Customer and such person or by a decree of a court of competent jurisdiction.

ARTICLE 8

OPERATIONAL COSTS TO BE BORNE BY CUSTOMER

Section 8.1        Gas Quality and Monitoring Costs. As between the Parties, Customer shall be solely responsible for all costs and charges associated with the installation, operation and maintenance of Customer Interconnect Facilities required to monitor, ensure and maintain the quality of Gas delivered by Customer at a Custody Transfer Point and all costs associated with quality remediation. Gatherer shall have access to facilities and all devices and shall have the right, but not the obligation, to operate such facilities and devices.

Section 8.2        Customer Facilities Costs. As between the Parties, Customer shall be solely responsible for all costs and charges associated with monitoring, ensuring and maintaining the safe and reliable operation of each Customer Interconnect Facilities. Gatherer reserves the right to refuse receipts and/or deliveries of Gas through any Interconnect hereunder if Gatherer, in its sole and reasonable judgment, deems the operation of Customer’s facilities to be harmful to Gatherer’s natural gas gathering lines.

ARTICLE 9

FAILURE TO PERFORM

Section 9.1        Suspension. If Customer fails to materially comply with any of the covenants contained in this Agreement with respect to any Interconnect, Gatherer may refuse to allow Gas to flow through such Interconnect until, in Gatherer’s sole and reasonable opinion, Customer is materially complying with all of the terms and conditions of this Agreement with respect to such Interconnect. Gatherer, in its sole judgment, shall have the right to shut-in any

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Interconnect immediately if any equipment with respect thereto is not operating properly, an overpressure condition with respect thereto exists, design limitations with respect thereto are exceeded, or safe operating conditions with respect thereto are compromised. Furthermore, Gatherer has the right to keep such Interconnect shut-in until Customer makes the necessary provisions to rectify the situation. If the aforementioned conditions repeatedly arise, Gatherer has the right to shut-in such Interconnect affected thereby indefinitely, and/or terminate this Agreement with respect to such Interconnect.

Customer shall reimburse Gatherer for any damages caused by Customer failing to comply with any of the covenants contained in this Agreement, including payments made by Gatherer to other affected customers in settlement of claims arising out of such service. To the extent any damages required to be paid hereunder are liquidated, the Parties acknowledge that the damages are difficult or impossible to determine, otherwise obtaining an adequate remedy is inconvenient, and the liquidated damages constitute a reasonable approximation of the harm or loss.

If any dispute between Customer and Gatherer results in third-party litigation (i.e. litigation other than between Customer and Gatherer), Gatherer may interplead all claimants that have an interest in such dispute, including Customer.

Section 9.2        Damages. IN NO EVENT WILL EITHER PARTY BE RESPONSIBLE, EITHER UNDER THIS ARTICLE IX OR UNDER ANY OTHER TERM OR PROVISION OF THIS AGREEMENT, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.

Section 9.3        Indemnity. Customer agrees to indemnify, hold harmless and provide a defense for Gatherer, its officers, directors, members, affiliates, agents, employees and contractors against any liability, loss, cost or damage whatsoever (including, without limitation, claims for royalties, taxes, fees or other charges) occurring in connection with or relating in any way to (i) breach of this Agreement by Customer; (ii) the negligence or other tortious act(s) or omission(s) by Customer, its officers, directors, affiliates (other than Gatherer), agents, employees or contractors; (iii) the Gas prior to its delivery at the Custody Transfer Point; (iv) Customer’s title to the Gas upon delivery at the Custody Transfer Point; and/or (v) the Gas to the extent the claim, liability, or damage arises as a result of the quality of the Gas delivered by Customer or other condition of the Gas. Such indemnification shall include, but not be limited to, all costs and attorneys’ fees, whether or not such liability, loss, cost or damage results from any demand, claim, action, cause of action, or suit brought by Customer or by any person, association or entity, public or private, that is not a Party to this Agreement.

ARTICLE 10

PRESSURE, GAS QUALITY AND REATING VALUE

Section 10.1      Regulation. Gatherer may require regulation and shall require over-pressure protection at each Interconnect under this Agreement. Such regulation shall ensure pressures compatible with Gatherer’s operating pressures in Gatherer’s natural gas gathering lines. Gatherer shall specify and/or approve the type of regulators to be used and, among other

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specifications, shall specify pressure ranges and operating settings. All costs associated with such equipment, including installation costs, shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee.

Section 10.2      Compression. Customer shall not use any mechanical means or accessory equipment to pump or compress Gas to aid its delivery at any Custody Transfer Point without the express prior written consent of Gatherer (which consent shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, any compression utilized at, or immediately upstream of, the Interconnect shall meet, at a minimum, the following safety criteria:

Compressor units must have low-pressure shutdown controls on the suction of the compressors to preclude drawing air into the system. If Customer desires to operate the suction system with less than a two (2) psig minimum inlet pressure, an oxygen sensor shall be installed on the inlet of the suction line so as to automatically shut down the system when oxygen is detected at levels above two thousand (2,000) parts per million (0.2%).

Section 10.3      Pressure in Gatherer’s System. Gatherer makes no representations or warranties concerning the pressure which will be maintained in its natural gas gathering lines from time-to-time or with respect to any other factors which may affect the quantity of Gas which Customer may be able to deliver at the Custody Transfer Point. Gatherer reserves the right to upgrade, when necessary, pipeline operating pressures with no obligation to Customer, other than providing reasonable notification of such matters.

Section 10.4      Gas Quality. All Gas delivered by Customer at the Custody Transfer Point shall at all times conform to the gas quality and heat content requirements established by the applicable downstream receiver or transporter of such Gas, and such other gas quality and heat content standards as Gatherer may reasonably impose. In the event that the downstream receiver or transporter of the Gas is subject· toad valid FERC Gas Tariff, the Gas delivered by Customer at the Custody Transfer Point shall at all times conform to the quality provisions of such FERC Gas Tariff, which provisions are incorporated herein by reference. Before Gatherer permits any flow of any amount of Gas into its system, Customer shall provide Gatherer with a certified gas analysis from a Gatherer-approved agency denoting that the Gas proposed to be delivered at the Custody Transfer Point meets and/or exceeds those requirements.

Section 10.5      Temperature. Gas delivered at the Custody Transfer Point by Customer shall not exceed one hundred degrees Fahrenheit (100°F). Gas having a temperature greater than one hundred degrees Fahrenheit (l00°F) may be delivered at the Custody Transfer Point only upon prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) by Gatherer.

Section 10.6      Monitoring. After initial deliveries are received, Gatherer reserves the right to annually sample Customer’s Gas (to the extent not sampled under the gathering agreement covering such Gas), or, if reasonable, require Customer to acquire and install continuous, on-line monitoring equipment, at the applicable Interconnect Facilities in order to

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validate the gas quality. If the analysis indicates that Gatherer’s Gas quality specifications are not being met, Gatherer reserves the right to shut-in deliveries at such Interconnect Facilities indefinitely until Customer makes the necessary provisions to fully comply with the gas quality requirements and/or take such other action as may be available under this Agreement.

Section 10.7      Gas Taken and Co-mingled. Gatherer shall accept Gas taken at each Custody Transfer Point in accordance with this Agreement. Such Gas shall be taken in its natural state, except as otherwise provided in this Agreement, at the pressure of the Gas flowing from Customer’s Interconnect Facilities and discharging at the Custody Transfer Point, against the varying pressures from time to time maintained therein. From the time Customer’s Gas is received at the Custody Transfer Point, Gatherer shall have the right to commingle such Gas with other Gas in its natural gas gathering lines.

ARTICLE 11

MEASUREMENT FACILITIES

Section 11.1      Measurement Facilities. Gas delivered by Customer at the Custody Transfer Point shall be measured at a site satisfactory to Gatherer using measurement equipment designated by Gatherer. The Parties acknowledge that all or some of the measurement and other appurtenant facilities required by this Agreement may not be in existence as of the date of execution of this Agreement. If the facilities required by this Agreement are not in existence as of the date of execution of this Agreement, the Parties shall work in good faith to install such facilities within ninety (90) calendar days, or such other period as may be agreed to by the Parties in writing. The measurement facilities shall be designed, installed, operated, maintained and owned by Gatherer as set forth in Appendix A, and such measurement facilities shall be a part of the Gatherer Interconnect Facilities. Gatherer shall be the measuring party and shall read all meters. At any time after the termination of this Agreement, Gatherer shall have the right to remove its facilities. Customer shall be solely responsible for and shall bear the full costs of delivering Gas to the Custody Transfer Point.

Section 11.2      Pipeline Safety. Gatherer agrees to operate, maintain, test, and repair the Gatherer Interconnect Facilities as a prudent operator in accordance with any and all applicable state regulatory regulations and requirements, and all other applicable industry codes and standards, all at Customer’s expense.

Section 11.3 Measurement Site Access. Except with respect to lands covered by that certain Easement Agreement of even date herewith between Pine Mountain Oil and Gas, Inc. and Gatherer, Customer shall provide Gatherer with the necessary rights-of-way, permits, and related surface rights, including the rights of ingress, egress and regress, necessary for Gatherer to construct operate and maintain each Gatherer Interconnect Facilities, to tie-in such Interconnect Facilities and to access each Customer Interconnect Facilities, (in each case) free of all costs and from all claims and liabilities for damages arising out of the installation or the construction ·of such facilities. Customer and Gatherer must agree beforehand to the location of the meter set and final tie-in location. Customer shall satisfy itself as to the character and types of surface and subsurface materials to be encountered in construction of each Interconnect Facilities. Customer’s right-of-way shall be cleared of all debris and obstructions before the Customer

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Interconnect Facilities are tied into the Gatherer Interconnect Facilities. The meter set associated with such Interconnect Facilities shall be readily accessible, located in an area that is not susceptible to vehicular or other damage but as near as practical to the final tie-in point, and be enclosed within a locked fence or building. All costs associated with Customer’s obligations under of this section shall be Customer’s responsibility, and any such costs borne or paid by Gatherer shall be reimbursed by Customer through the Construction and Installation Fee. To the extent that Gatherer is at any time required to pay for such rights-of-way or incur such costs or claims or liabilities, then such amounts and related expenses shall be reimbursed by Customer via the Construction and Installation Fee.

Section 11.4      Check Measurement. Customer may install, maintain and operate, at its sole cost and expense, check measuring equipment in connection with the Customer Interconnect Facilities; provided, however, that such equipment shall be installed in a manner that will not interfere with the operation of the measuring equipment required by this Agreement.

Section 11.5      Orifice Meters. Orifice meters installed at any measurement site shall be constructed and operated in accordance with American National Standard Institute (“ANSI”) standards, American Petroleum Institute (“API”) 2530, American Gas Association (“AGA”) AGA Report No. 3, Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent modifications and amendments thereto, and shall include the use of flange connections and, where necessary, straightening vanes, temperature correcting devices and pulsation dampening equipment.

Section 11.6      Positive Displacement Meters. Positive Displacement Meters installed at any measurement site shall be constructed and operated in accordance with provisions of AGA Measurement Committee Report No. 6 (AGA Report No. 6) dated January 1971, and any subsequent amendment or revisions thereof.

Section 11.7      Turbine Meters. Turbine Meters installed at any measurement site shall be constructed and operated in accordance with the provisions of AGA Measurement Committee Report No. 7 (AGA Report No. 7), First Revision, dated November 1984, and any subsequent modifications and amendments thereof.

Section 11.8      Electronics. When and where electronic equipment and flow computers are installed at any measurement site, the Gas may have its volume, mass and/or energy content determined and computed in accordance with the applicable AGA Standards including, but not limited to, AGA Report Nos. 3, 5, 6, and 7 and any subsequent modifications and amendments thereto.

Section 11.9      Notice. Gatherer shall give reasonable notice to Customer in order that Customer may have representatives present to observe any installing, reading, cleaning, changing, repairing, inspecting, testing, calibrating, or adjusting of any measuring equipment used in measuring or checking the measurement of receipts or deliveries of Gas under this Agreement. The official charts (recordings) from such measuring equipment shall be the property of Gatherer, but upon request Gatherer will make the records and charts, together with calculations therefrom, available to Customer for inspection and verification.

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Section 11.10          Testing and Calibration:

(a)                                     Gatherer shall have the right, at any time, to verify the accuracy of and to adjust and calibrate all recording devices used in the measurement of Gas hereunder. Customer may request a special test be performed as described in Section 11.11 below.

(b)                                    If during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate through each meter set in excess of two percent (2%) of the correct flow rate (whether positive or negative and using the correct flow rate as the percent error equation denominator), then any previous recording of such equipment shall be corrected to zero error in computing deliveries for any period during which the error existed (and which is either known definitely or agreed to by both Parties) and the total flow for the period predetermined in accordance with the provisions of Section 11.12 below. If the period of error cannot be determined or agreed upon between the Parties, such correction shall be made over a period extending over the last one-half (1/2) of the time elapsed since the date of the latest test, not exceeding a correction period of six (6) months.

(c)                                     If, during any test of the measuring equipment, an adjustment or calibration error is found which results in an incremental adjustment to the calculated hourly flow rate which does not exceed two percent (2%) of the adjusted flow rate (as described in part (b) of this Section), all prior recording shall be considered to be accurate for quantity determination purposes.

(d)                                    All equipment shall, in any case, be adjusted at the time of the test to record correctly.

Section 11.11          Special Test. In the event Customer desires a special test (a test not scheduled by Gatherer under the provisions of Section 11.10 above) of any measuring equipment, seventy-two (72) hours advance notice, in writing, shall be given to Gatherer and both Parties shall cooperate to secure a prompt test of the accuracy of such equipment. If the measuring equipment tested is found to fall under the provisions of Section 11.1 (c) above or if an inspection of the primary measurement equipment indicates no problems, Gatherer shall have the right to bill Customer for the cost of such special test, including the cost of any labor, gathering and other costs pertaining to such special test, and Customer shall pay such costs.

Section 11.12          Measuring Adjustment. If, for any reason, any measurement equipment is (i) out of adjustment, (ii) out of service, or (iii) out of repair and the total calculated hourly flow rate through each meter set is found to be in error by an amount of the magnitude described in Section 11.1 (b) above, the total quantity of Gas delivered shall be determined by Gatherer in accordance with the first of the following methods which is, in Gatherer’s sale and reasonable opinion, feasible:

(a)                                     by using the registration of any mutually agreeable check metering facility, if installed and accurately registering (subject to testing as described in Section 11.10 above);

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(b)                                    where parallel multiple meter sets exist, by calculation using the registration of such parallel meter sets; provided that they are measuring Gas from upstream and downstream headers in common with the faulty metering equipment, are not controlled by separate regulators, and are accurately registering;

(c)                                     by correcting the error by re-reading of the official charts, or by straightforward application of a correction factor to the quantities recorded for the period (if the net percentage of error is ascertainable by calibration, tests or mathematical calculation); or

(d)                                    by estimating the quantity, based upon deliveries made during periods of similar conditions when the meter was registering accurately.

The estimated readings or deliveries so determined shall be used in determining the quantities of Gas delivered for any known or agreed upon applicable period. In case the period is not known or agreed upon, such estimated deliveries shall be used in determining the quantities of Gas delivered hereunder during the latter half of the period from the date of the immediately preceding test to the date the measuring equipment has been adjusted to record accurately. The recordings of the measuring equipment during the first half of said period shall be considered accurate in computing deliveries.

Section 11.13          Measurement Corrections. If an error is discovered in the measured quantities, such error shall be adjusted within thirty (30) calendar days of the determination thereof; provided, however, that any claim for adjustment shall be made within twenty-four (24) months of the delivery month in which the claimed error occurred. Such time limits shall not apply in the case of a deliberate act of omission or misrepresentation, or mutual mistake of fact.

Section 11.14          Termination. If Gatherer determines based on reasonable evidence that Customer has tampered with the measurement equipment so as to misrepresent the actual volume of Gas delivered through any Interconnect, Gatherer has the right to immediately shut-in such Interconnect for an indefinite period of time and may terminate this and any other agreement(s) with Customer (in each case) with respect to such Interconnect.

Section 11.15          Data and Records Retention. Gatherer and Customer shall retain and preserve for a period of at least two (2) years all measurement data, charts, and other similar records.

Section 11.16          Volume and Quality Determination. The measurement of the quantity and quality of all Gas received and delivered hereunder shall be conducted in accordance with the following:

(a)                                     Unit of Volume. The unit of volume for measurement shall be one (1) cubic foot of Gas. Such measured volumes, converted to Mcf, shall be multiplied by their Gross Heating Value per cubic foot and divided by 1,000 to determine MMBtus received and delivered hereunder.

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(b)                                    Orifice Meter Volume Computations. Computations of Gas Volumes from measurement data shall be made in accordance with ANSI/API2530 (AGA Report No. 3), Orifice Metering of Natural Gas and Other Related Hydrocarbon Fluids, Second Edition, dated September 1985, and any subsequent amendments or revisions.

(c)                                     Positive Displacement Meter Volume Computation. Computation of Gas Volumes from data shall be in accordance with the AGA Measurement Committee Report No. 6 (AGA Report 6), dated January 1971, and any subsequent amendments or revisions.

(d)                                    Turbine Meter Volume Computations. Computations of Gas Volumes from data shall be in accordance with AGA Measurement Committee Report No. 7 (AGA Report 7), First Revisions, dated November 1984, and any subsequent amendments or revisions.

(e)                                     Electronic Devices and Flow Computers Volume Computations. Computation of Gas Volumes from data or devices shall be in accordance with AGA Measurement Committee Report Nos. 3, 5, 6, and 7, and any subsequent amendments or revisions.

(f)                                       Assumed Atmospheric Pressure. An assumed atmospheric pressure of fourteen and seventy-three hundredths (14.73) Psia for the respective Interconnect shall be utilized for measurement and calculation purposes, irrespective of any variation of the actual atmospheric pressure from the assumed atmospheric pressure.

(g)                                    Gross Heating Value. At least yearly, the Gross Heating Value of the Gas stream at each of the Interconnects hereunder shall be determined by using a Cutler-Hammer or other standard type calorimeter or by calculating the Gross Heating Value from an in-line chromatograph or a gas analysis of a spot or continuous Gas sample. The spot or continuous sample shall be taken at a suitable point on the facilities to be representative of the Gas being analyzed. Customer has the right to request the determination of the Gross Heating Value of the Gas stream at each Custody Transfer Point in accordance with the above methodology.

(h)                                    Other Tests. Other tests to determine water content, sulfur, and other impurities in the Gas shall be conducted by Gatherer as necessary and shall be conducted in accordance with standard industry testing procedures.

(i)                                        New Test Methods. If at any time during the term hereof a new method or technique is developed with respect to gas measurement, such new method or technique may be substituted for the method set forth in this Article when such methods or techniques are in accordance with the currently accepted standards of the American Gas Association, if mutually agreed upon by the Parties.

Section 11.17             Right of Inspections. Gatherer or Customer shall have the right to inspect equipment installed or furnished by the other or third party operators and the charts and other measurement or testing data of all such parties at all times during business hours; but the

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reading, calibration and adjustment of such equipment and changing of charts shall be done by Gatherer, unless agreed to otherwise by the Parties. Gatherer and Customer shall preserve all original test data, charts and other similar records in such Party’s possession for a period of twenty-four (24) months.

Section 11.18   Low Volumes for Receipt Points.

(a)            In the event that Customer does not deliver an average of three (3) Mcf of Gas per day for any ninety (90) consecutive days at any Custody Transfer Point, then Gatherer may, at its sole and reasonable discretion, terminate this Agreement as it relates to the Interconnect associated with such Custody Transfer Point by giving Customer notice in writing sixty (60) calendar days prior to the effective date of termination unless:

(i)             Customer agrees to reimburse Gatherer for Gatherer’s expenses associated with the operation or maintenance of such Interconnect, or

(ii)            Customer agrees to assume responsibility for the operation and maintenance of and measurement at the Interconnect, subject to the provisions of a Gas Measurement and Operation Agreement between Customer and Gatherer, and subject to compliance with the provisions of this Agreement regarding measurement.

(b)            In the event that the amount of Gas passing through any Interconnect is less than the facility minimum design requirements for accurate measurement, Gatherer has the right to shut-in such Gas from Customer until (i) Customer has provided adequate Gas supply to meet such design requirements and has proven to Gatherer that such volumes exist, and/or (ii) the metering and related facilities have been redesigned and installed for effectively and efficiently measuring the revised volumes within the accuracy allowed and required by Gatherer.

(c)            Gatherer shall have the right to shut-in any Interconnect upon sixty (60) calendar days advance written notice to Customer if Customer has not flowed any Gas through such Interconnect during the previous period of twelve (12) consecutive months. Furthermore, Gatherer has the right to keep such Interconnect shut-in indefinitely, disconnect or remove such Interconnect and/or terminate this Agreement with respect to such Interconnect.

ARTICLE 12

REGULATORY APPROVALS

Section 12.1      Initial Regulatory Filing Requirements. Both Gatherer and Customer are responsible for identifying and obtaining any Authorizations that may be required for construction and operation of each Interconnect Facilities contemplated by this Agreement.

Section 12.2      Change in Regulation Results in Material Adverse Effect. If any Governmental Authority, whether state, federal or local, takes any action or issues any determination that directly or indirectly results in a material adverse change to any provision of

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this Agreement, then the materially adversely affected Party (hereinafter “Affected Party”) may either:

(a)            continue to fulfill its obligations under this Agreement as altered by the change in regulation; or

(b)            shut-in the affected Interconnect indefinitely and/or terminate this Agreement.

ARTICLE 13
ASSIGNMENT

Section 13.1      Assignment of this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto, and the covenants, conditions, rights and obligations of this Agreement shall run for the full term of this Agreement. Any person which shall succeed by purchase of all or substantially all the properties of Customer or Gatherer, as the case may be, shall be entitled to the rights and shall be subject to the obligations of its predecessor in title under this Agreement, subject to the restriction below. Either Party may, Without relieving itself of its obligations under this Agreement, assign any of its rights hereunder to an Affiliate of such Party. Except to an Affiliate, neither Party shall assign this Agreement or any of the rights or obligations hereunder without first obtaining the consent thereto in writing from the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 14
NOTICE

Section 14.1      Notices. All communications, invoices and payments (“Notices”) required hereunder may be sent by facsimile, a nationally recognized overnight courier service, hand delivered or via first class mail.

Gatherer:	Customer:

Nora Gathering, LLC	Equitable Production Company
225 North Shore Drive	225 North Shore Drive
Pittsburgh, Pennsylvania 15212	Pittsburgh, Pennsylvania 15212

Attention: Gas Management Services	Attention: Corporate Secretary
Phone:412-395-3228	Phone: (412)553-5700
Facsimile: 412-395-3311	Facsimile: (412)553-7781

Section 14.2      Receipt of Communications. Any notice required or permitted under this Agreement shall be in writing. Notice shall be deemed to have been received (i) when transmitted by facsimile (“FAX”) transmission, upon the sending Party’s receipt of its facsimile’s confirmation thereof, (ii) when sent by overnight mail or courier, on the next business day after it was sent or such earlier time as is confirmed by the receiving Party, (iii) when

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delivered by hand, at the time it is delivered to an officer or to a responsible employee of the receiving Party and (iv) when delivered via First Class Mail, two (2) business days after mailing. Any FAX communication shall be promptly confirmed by mail. Either Party may change its address, telephone number, or FAX number at any time by promptly giving notice of such change to the other Party. Either Party may prospectively modify any notice information specified above by written notice to the other Party.

ARTICLE 15
MISCELLANEOUS

Section 15.1      Choice of Law. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction. Each of the Parties agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Federal Court for the Western District of Virginia (the “Chosen Court”) and, solely in connection with claims arising under this Agreement or the transactions contemplated hereby, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Court, and (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over it. The foregoing consents to jurisdiction shall not constitute general consents for any purpose except as provided herein and shall not be deemed to confer rights on any person other than the Parties.

Section 15.2      Construction of this Agreement. No presumption shall operate in favor of or against either Party as a result of any responsibility either Party may have had for drafting this Agreement.

Section 15.3      Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. As used herein, the singular of any term shall include the plural.

Section 15.4      Captions. The article and section captions of this Agreement are for purposes of reference only and shall not affect the meaning of any provision of this Agreement.

Section 15.5      Amendments. This Agreement may only be amended or modified by written instrument signed by the duly authorized representatives of Customer and Gatherer.

Section 15.6      Entire Agreement. This Agreement, the Appendixes attached hereto, together with that certain Purchase and Sale Agreement, dated as of the date hereof (the “PSA”), between Equitable Production Company, a Pennsylvania corporation, and Pine Mountain Oil and Gas, Inc., a Virginia corporation, the exhibits and schedules attached thereto and the documents to be executed thereunder or in connection with a condition to the closing thereof (the “Transaction Documents”), shall constitute the entire agreement among the Parties and their Affiliates pertaining to the subject matter of the Transaction Documents, and supersede all prior

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agreements, understandings, negotiations and discussions, whether oral or written, among the Parties and their Affiliates regarding such subject matter. Each Appendix shall be executed by duly authorized representatives of Gatherer and Customer to signify acceptance of the terms and conditions set forth therein. Each duly executed Appendix is hereby incorporated into and made a part of this Agreement. In the event of a conflict between the terms of any Appendix and the terms of this Agreement, the terms of the Appendix shall govern.

Section 15.7      Severability. Upon a determination by a court of competent jurisdiction that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, then (i) all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, (ii) the Parties shall negotiate in good faith to modify this Agreement to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible, and (iii) if the Parties are unable to agree on such modifications to this Agreement and the economic or legal substance of the transactions contemplated by the Transaction Documents is affected in any manner materially adverse to any of the Parties, then the Transaction Documents shall be interpreted to give effect to the original economic and legal intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by the Transaction Documents are fulfilled to the extent possible.

Section 15.8      Confidentiality.

(a)            “Confidential Information” shall mean all confidential information that is furnished by any Patty (the “Disclosing Party”) to any other Party in connection with the purposes of this Agreement (the “Receiving Party”), whether written or oral and in whatever form or medium it is provided and shall specifically include (i) this Agreement, and (ii) all data, records, oral discussions and information exchanged between the Parties.

(b)            The following information shall not· be deemed to be Confidential Information and the provisions of this Section 15.8 shall not apply to: (i) information which is or becomes generally available to the public other than as a result of a disclosure in violation of this Agreement; (ii) information which becomes available to the Receiving Party on a non-confidential basis from a source other than a Disclosing Party if such Receiving Party had no reason to believe that such source was subject to any prohibition against transmitting the information to such Receiving Party; and (iii) information independently developed by the Receiving Party.

(c)            For a period ending two (2) years after the expiration or termination of this Agreement, each Receiving Party shall not disclose any Confidential Information to any other person without the consent of the Disclosing Party, other than: (i) to an actual or prospective financial advisor, lender, manager of an’ underwriting syndicate, legal counsel, consultant, contractor or subcontractor, in each case with a business need to be informed; (ii) to an actual or prospective purchaser of all or any portion of the capital securities or assets of such Party; (iii) to a Governmental Authority or a person to which the Disclosing Party or its Affiliate is required by Applicable Law or the applicable rules

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of any stock exchange or securities regulatory authority to disclose the Confidential Information; and (iv) to a natural gas purchaser, natural gas supplier, natural gas transporter, consultant, contractor, subcontractor or legal counsel, in each case with a business need to be informed.

(d)            In case of a disclosure of Confidential Information to a third person permitted by this Section 15.8, the Receiving Party disclosing such information shall ensure that such third person has signed an agreement in writing or is otherwise bound by an obligation of confidentiality at least as restrictive as those contained in this Agreement to protect the Confidential Information from further disclosure to the same extent as the Parties are obligated under this Section 15.8, except in the case of any such person which is prevented from entering into such an agreement in accordance with Applicable Law or disclosures permitted by Section 15.8(c)(iii).

(e)            If a Party reasonably believes it or any of its representatives is required by Applicable Law or the applicable rules of any stock exchange or securities regulatory authority (whether requested by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand, similar law or legal process or otherwise) to disclose any Confidential Information, such Party shall promptly notify the other Parties of such requirement as soon as it becomes aware that such disclosure is required.

(f)             The Parties recognize and agree that if any of the provisions of this Section 15.8 are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury may be caused for which money damages would not be an adequate remedy. Accordingly, each Party hereby agrees that, in addition to other remedies, the Parties shall be entitled to seek an injunction restraining any violation or threatened violation of the provisions of this Section 15.8, or to seek specific performance or other equitable relief to enforce the provisions of this Section 15.8.

Section 15.9     Audits.

(a)            Accounting Audits: Each of Gatherer and Customer shall have the right to audit the other Party’s accounting records and other documents relating to such Party’s rights and obligations under this Agreement during any period ·of time within the immediately preceding twenty-four (24) month period. This provision shall continue in full force and effect for a period of twenty-four (24) months from the effective date of cancellation or termination of this Agreement.

(b)            Field Audits: Customer gives Gatherer permission to periodically come onto Customer’s property in order to audit those facilities used to deliver/receive Gas hereunder. Permission for ingress/egress includes personnel, vehicles, and other equipment deemed necessary by Gatherer. Gatherer has permission to perform all operating and maintenance functions associated with verifying the integrity and functionality of equipment, piping, and appurtenances. If, in Gatherer’s judgment,

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modifications are necessary in order to assure proper operation of the equipment, Gatherer has permission to remove and/or replace pipe, fittings, and equipment at the Gatherer’s discretion and at the expense of the Customer.

Section 15.10   Waiver. Any waiver by either Party of performance due by the other Party under the terms of this Agreement shall not operate as a waiver of any or all of such Party’s rights with respect to all prior or subsequent obligations of the other Party.

Section 15.11   No Third Party Beneficiary. It is expressly understood that there is no third party beneficiary to this Agreement, and that the provisions of this Agreement do not create enforceable rights in anyone who is not a party or a successor or assignee of a party hereto; provided, however, that Pine Mountain Oil and Gas, Inc. shall be a third party beneficiary of Customer’s rights hereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Agreement to be effective as of the day and year first written above.

NORA GATHERING, LLC	EQUITABLE PRODUCTION COMPANY

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

Signature Page to Members Interconnect Agreement

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Appendix A

Specifications

This Appendix A is a part of the Interconnect Agreement (“Agreement”) made and entered into on the                day of                           , 20         by and between                                              (“Customer”) with offices at                                       , and Nora Gathering, LLC, a Delaware limited liability company, with offices at 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 (“Gatherer”). This Appendix A, in conjunction with the Agreement, provides for the establishment of a new point of interconnection on Gatherer’s natural gas gathering lines at or near                 , in                  County,                       . As used in this Appendix, Gatherer and Customer are also referred to individually as a “Party” and collectively as the “Parties”.

Section 1            Specifications. Customer and Gatherer shall follow the “Minimum Engineering & Technical Specifications for Interconnect Facilities” set forth in Appendix B in designing and installing such Party’s proposed Interconnect Facilities. In addition to the minimum design specification and operating parameters set forth in Appendix B, the following specifications shall be followed:

(a)            Maximum Allowable Operating Pressure (“MAOP”). Gatherer’s MAOP at the point of delivery into line No.                is currently                psig. Accordingly, all Interconnect Facilities shall be designed with a                    psig minimum design pressure and ANSI                            rated fittings.

(b)            Interconnect Location:

Section 2            Customer Interconnect Facilities. The Customer Interconnect Facilities shall be owned by and operated by Customer.

Section 3            Gatherer Interconnect Facilities. The Gatherer Interconnect Facilities shall be owned and operated by Gatherer.

Section 4            Construction and Installation Fee. Customer shall pay Gatherer a Construction and Installation Fee as set forth in this Agreement.

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IN WITNESS WHEREOF, Gatherer and Customer have duly executed this Appendix A, complete with any necessary attachments and as noted above, on this      day of               , 20   ,

NORA GATHERING, LLC	<Customer>

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

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Appendix B

Minimum Engineering & Technical Specifications
for Interconnect Facilities

ARTICLE 1
DESIGN OF INTERCONNECT FACILITIES

Section 1.1    General. Customer shall be responsible for all aspects of the design and construction of each Customer Interconnect Facilities and Gatherer shall be responsible for all aspects of the design and construction of each Gatherer Interconnect Facilities (including the meter associated therewith), in each case, subject to the terms and conditions of this Agreement.

Section 1.2    Materials. All material and equipment furnished for the Interconnect Facilities shall be new and shall satisfy (i) the generally accepted industry standards and (ii) the specifications set forth in Appendix A.

Section 1.3    Inlet Filter. Filter/filter-separator facilities installed upstream of the Custody Transfer Point must be considered and based upon specific gas analysis.

Section 1.4    Freeze Prevention. In circumstances where heavier hydrocarbons and/or water vapor may be present within the gas stream, Customer shall incorporate freeze protection measures into the design of each Customer Interconnect Facilities. The method and design of the freeze protection measures shall be submitted to the Gatherer for approval and no construction shall commence until such time as Customer receives written approval from Gatherer (which approval shall not be unreasonably withheld, conditioned or delayed). If Customer’s freeze protection measures involve the use of natural gas for fuel, then the tap for such fuel supply line shall be made upstream of the Custody Transfer Point, if the Custody Transfer Point is functioning as a receipt point into Gatherer’s natural gas gathering lines, such that Customer bears the costs of the fuel. Freeze protection measures which may be acceptable to Gatherer include the following:

(a)       Methanol Injection - should be installed downstream of meters

(b)       Catalytic heaters / heat trace - for regulator bodies

(c)       Indirect water bath heaters - for large pressure cuts and large flow volumes

(d)       All Gas provided and delivered to Gatherer shall have a temperature of no less than 45o F.

Section 1.5    Regulating and Overpressure Protection. Gatherer may require regulation and shall require over-pressure protection for receipt points under this Agreement. Such regulation shall deliver pressures suitable to pressures in Gatherer’s natural gas gathering

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lines, Gatherer shall specify and/or approve the type of regulators to be used and shall specify, pressure ranges, and operating settings.

(a)       A pressure-limiting device shall be required whenever a pipeline system has the possibility of realizing pressures exceeding the MAOP for Gatherer’s natural gas gathering lines.

(b)       Overpressure protection devices shall be set such that pressures may not exceed the maximum allowable operating pressure for the natural gas gathering lines into which Customer is delivering Gas.

(c)       Overpressure protection devices must be designed to prevent a single incident from affecting the operation of the Interconnect Facilities.

(d)       Monitor regulators, or control valves, when feasible, should be used for overpressure protection.

(e)       Monitor regulators shall consist of a stand-alone valve operating on a pneumatic signal taken directly from the pipeline.

(f)        The monitor regulator shall fail open, unless specified otherwise by the Gatherer.

(g)       If pilot loaded valves are used, the pilots shall not bleed when they are not operating. Pilot bleeds should be routed to downstream piping.

Section 1.6    Control Valves

(a)       Control valves shall be sized using the highest flow rate compounded with the lowest delivery pressure.

(b)       All flow control valves should be installed to fail in the open position or in the last set positions, as applicable.

(c)       Gatherer shall approve the type and brand of control valve.

(d)       Downstream taps for pressure control valves shall be noted on detail drawings, and shall also possess a pressure transducer for stations designed with telemetry.

Section 1.7    Miscellaneous Valves and Piping

(a)       Blowdown valves shall be installed to provide for venting of all sections.

(b)       Meter header piping shall be sized for 1.5 times the total combined area of the total meter sets

(c)       Isolation valves will be installed on either side of regulators, meters, and control valves.

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(d)       Piping shall be Standard Weight unless approved otherwise by Gatherer

Section 1.8    Emergency Valve. The design and installation of the Customer Interconnect Facilities shall include an emergency valve (ball valve preferred) located at least twenty-five (25) lineal feet (point to point) but not to exceed fifty (50) lineal feet from the applicable Custody Transfer Point. The emergency valve shall be readily accessible, easily operated, and sufficiently marked for quick identification.

Section 1.9    Gatherer tie-in and tap sizing. Gatherer shall provide for the sizing and actual installation of tap for tie-in of each Interconnect to Gatherer natural gas gathering lines. Customer shall provide data necessary for the sizing of the tap.

Section 1.10  Gas Chromatograph. Auxiliary equipment may be required for measurement of Btu variations. Gatherer’s gas control department shall have the final decision as to the type of Gas analysis required which decision shall be made on a reasonable and prompt basis. An on-line chromatograph, designed for the specific type of Gas and Gas content applicable to an Interconnect shall be typically required. When approved, in writing by Gatherer, a continuous sampler shall be required as an alternative to the on-line chromatograph.

Section 1.11  Dehydration. Gas received by Gatherer at each Interconnect shall contain a maximum water content of no more than seven (7) pounds per MMcf of Gas. Customer shall consider the need for dehydration if water content exceeding this amount could be realized. Gatherer has final approval on the type of dehydration proposed by Customer. Gatherer has the right to discontinue and/or terminate any Agreement with respect to any Interconnect where the water content of Gas delivered exceeds this specified limit.

Section 1.12  Dew Point Tester. When deemed necessary by Gatherer in its reasonable judgment, Customer shall incorporate an on-line dew point tester as part of the applicable Customer Interconnect Facilities. The unit shall be set such that any Gas volumes detecting water content levels in excess of contractual specifications shall result in the automated closure of an in-line valve thereby preventing further delivery of Gas into system. Valve shall remain closed until an acceptable water moisture content of the Gas can be provided.

Section 1.13  Corrosion Coupon Tap. When specified by Gatherer in its reasonable judgment, Customer shall provide for an in-line valve tap for installing corrosion coupons with respect to the applicable Customer Interconnect Facilities.

Section 1.14  Check Valve. All Interconnects shall be installed with a check valve of some type so as to assure Gas flow in the direction required.

ARTICLE 2
INSTALLATION, TESTING, and INSPECTION

Section 2.1    Testing

(a)       All facilities shall be tested by Gatherer in accordance with specifications provided by Gatherer to Customer from time-to-time. Gatherer shall specify

Interconnect Agreement Number E-

minimum test pressure and test duration. Tests shall be conducted by Gatherer using a recording chart of which Gatherer shall receive original or a clear copy of the original test chart.

(b)       Gatherer shall not activate the applicable Interconnect until appropriate testing has been completed in Gatherer’s reasonable judgment.

Section 2.2    Inspection

(a)       Gatherer reserves the right to inspect all Customer Interconnect Facilities during installation.

(b)       Prior to startup of construction, three (3) calendar days notice shall be provided to Gatherer

(c)       All girth welds must be 100% radiographically inspected and approved.

(d)       Customer shall be responsible for all expenses, including inspection by Gatherer, relative to construction inspections of all Customer Interconnect Facilities.

SCHEDULE 4.2(d)

CONFLICTS (EPC)

None

SCHEDULE 4.3(d)

CONFLICTS (EGEL)

None

SCHEDULE 4.5
CONSENTS, APPROVALS OR WAIVERS (EPC and EGEL)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?
223000.01	Lease	Virginia Iron, Coal & Coke Co.	6/6/1986	Wise Dickenson Russell	Yes	N/A
223010.01 223010.02	Lease	VICC Land Co.	7/23/1981	Wise Dickenson Russell	Yes	N/A
241490.01	Lease	The Pittston Company	7/25/1972	Wise Dickenson Buchanan Russell	Yes	N/A
241492.01	Lease	Shrole, Inc.	4/19/1973	Wise Dickenson	Yes	N/A
241493.01	Lease	Steinman Development Company	6/15/1973	Wise Dickenson	Yes	N/A
241561.01	Lease	The Brown Trust	3/17/1975	Dickenson	Yes	N/A
241588.01	Lease	VICC Land Co.	4/28/1981	Dickenson	Yes	N/A
241640.01	Lease	The Pittston Company	1/1/1986	Buchanan Dickenson Russell Wise	Yes	N/A
242787.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes
242788.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes
242790.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes
242792.01	Lease	United States Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes
242793.01	Lease	United Stales, Department of the Interior, Bureau of Land Management	6/1/1989	Dickenson	No	Yes

1

SCHEDULE 4.5
CONSENTS, APPROVALS OR WAIVERS (EPC and EGEL)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?
242940.01	Lease	Lambert Land, LLC	1/5/2005	Dickenson	Yes	N/A
244064.01	Lease	Steinman Development Company	10/14/1991	Dickenson	Yes	N/A
244432.39	Lease	Ransome Breeding, Married	10/15/1996	Buchanan	Yes	N/A
245078.03	Lease	John W. Pobst, et ux.	3/11/1997	Buchanan	Yes	N/A
245078.04	Lease	Nancy Catherine Pobst Hooper, Single	3/11/1997	Buchanan	Yes	N/A
245078.05	Lease	Virginia Lee Linwick and Phillip Gregory Linwick, Wife and Husband	3/11/1997	Buchanan	Yes	N/A
245078.06	Lease	Richard K. Pobst, et ux.	3/11/1997	Buchanan	Yes	N/A
245085.01	Lease	United States Department of the Interior, Bureau of Land Management	8/1/1995	Dickenson	No	Yes
245486.01	Lease	Lambert Land, LLC	10/29/2001	Dickenson	Yes	N/A
245646.01	Lease	United States Department of the Interior, Bureau of Land Management	9/23/1999	Dickenson	No	Yes
245733.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes
245734.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes
245735.01	Lease	United States Department of the Interior, Bureau of Land Management	2/1/2000	Dickenson	No	Yes
801721.00	ROW	W. M. Ritler Lumber Company	7/15/1960	Buchanan	Yes	N/A
801956.00	ROW	Norfolk and Western Railway Company	7/2/1952	Buchanan	Yes	N/A
807247.00	ROW	Georgia-Pacific Corporation	6/16/1993	Buchanan	Yes	N/A
904578.00	Lease	Coastal Coal Company, LLC .	4/23/2002	Wise Dickenson Russell Scott	Yes	N/A
904914.00	ROW	Eula Jackson, et al.	4/28/2003	Buchanan	Yes	N/A
905073.00	Lease	Lambert Land, LLC	9/7/2003	Buchanan	Yes	N/A
905075.00	Lease	Lambert Land, LLC	9/7/2003	Buchanan	Yes	N/A
905467.00	Lease	Lambert Land, LLC	2/23/2004	Dickenson	Yes	N/A

2

SCHEDULE 4.5
CONSENTS, APPROVALS OR WAIVERS (EPC and EGEL)

Document No.	Document Type	Parties	Document Date	County	Consent to Assign Required?	Notice Only Required?
906216.00	Lease	Lambert Land, LLC	8/24/2005	Dickenson	Yes	N/A

3

SCHEDULE 4.6A

LITIGATION

I. LITIGATION

1.         Jesse Fraley v. Benjamin Isaac Kose and EPC, Dickenson Circuit Court, VA, Case No. CL06000149-00. Filed 10/10/06.

Auto Accident — Plaintiff filed suit against EPC and its employee, Kose, seeking damages for personal injuries alleged as a result of an automobile accident on March 29, 2005. EPC filed third party complaint against Plaintiffs employer seeking indemnity.

2.         See the matters described on Schedule 4.7 (it being agreed by the Parties that the indemnification for this item under Section 11.1(b)(iv) of the Agreement shall only be applicable to Damages relating to any period of time prior to the Effective Time).

II. CLAIMS/POTENTIAL CLAIMS

1.         Unknown — 10/27/06 — Potential Claim

Auto accident - occurred in the vicinity of access road that leads to Well No. 536475. No EPC personnel or equipment were involved in the accident. Well No. 536475.

2.         Estate of Bill Mason — Accident occurred 11/06/06 — Potential Claim

Single vehicle auto accident — employee fatality.

1

SCHEDULE 4.6B

LITIGATION

I. LITIGATION

1.                         Pine Mountain Oil & Gas, Inc. v. EPC, U.S. Dist. Ct, W.D. of VA, Case No. 1:05-cv-00095. Filed 10/11/05.

Contract Dispute – Plaintiff is seeking damages and injunctive relief for an alleged breach of Gas Gathering Agreement.

2.                         EPC v. Buford Deel, Dickenson Circuit Court, VA. Filed 9/28/06.

Temporary Injunction — EPC requested a temporary injunction enjoining the defendant from interfering with EPC’s development of a well, associated pipeline and access road. Well V-536101 has been drilled and turned into line. Defendants have filed counterclaim questioning EPC’s rights on the property.

3.                         EPC v. Jackie Michael Fleming & Myra Fleming, Dickenson Circuit Court, VA. Filed 9/28/06.

Temporary Injunction — EPC requested a temporary injunction enjoining the defendants from interfering with EPC’s development of a well, associated pipeline and access road. Well V-536101 has been drilled and turned into line. Defendants have filed counterclaim questioning extent of EPC’s rights on the property.

4.                         Melvin Jack Long v. EPC, Dickenson Circuit Court, VA, Case No. CL06000171-00. Filed 10/16/06.

Property Damage – Claimant is seeking property damage alleged to have occurred in connection with Well No. 536078.

5.                         EPC v. Ervin Fuller, Dickenson Circuit Court, VA, Case No. CL07-015. Filed 1/29/07.

Temporary Injunction — EPC requested a temporary injunction to enjoining the defendant from interfering with EPC’s operations including development and maintenance of wells, roads and

1

pipelines. Wells impacted include 550285, 537018, 537023 and 537024.

6.                         See the matters described on Schedule 4.7.

7.                         Proceeding in front of Virginia Gas and Oil Board resulting from application in April 2007 for field rule modifications relating to the Ramsey Ridge and Frying Pan areas.

II. CLAIMS/POTENTIAL CLAIMS

1.                         Keith Edwards – 2006

Surface damage claim – Claimant is seeking damages for operations activity related to well and pipeline construction. Well No. P-176.

2.                         Gladwell Bowman – 12/4/06

Access issue – Claimant alleges that EPC’s construction of two well sites and related access roads is blocking access to a family cemetery and to other family lands. Claimant has contacted Virginia Attorney General’s Office. Well Nos. 503308 and 535612.

3.                         Ervin Fuller – 2006

Surface damage claim – Claimant is seeking surface damages for EPC operational activities. Multiple wells. Potential counterclaim in EPC v. Ervin Fuller — Item I.A.5 above.

4.                         Alpha Natural Resources/Paramont Coal Company — 2006

Pipeline relocation/well shut in issues - Claimants are demanding relocation, abandonment or shutting in of certain pipelines, wells and other facilities, at the sole expense of the gas estate, to accommodate Claimant’s coal mining operations. Multiple facilities.

Facilities include but are not limited to:

Pipeline Relocations for Line Nos. BF — 29, VC 53559, BF 25, P 137, VC 3626, VC 2476, BF 49, V-505249

Powerline Relocations for Well Nos. VC 2939, VC 3575, VC 535599

Plugging and abandonment of Well Nos. VC 2548, PC 308

5.                         Alpha Natural Resources/ Maxxim Shared Services – 2006

Conditional approvals/denials of pipeline/well locations – Claimants are asserting the right to approve well and pipeline locations on the condition that

2

the oil and gas estate be required to bear any costs associated with relocation, abandonment or shutting in of facilities to accommodate coal operations. Claimants are also asserting the right to deny locations. Multiple facilities.

6.                         Potential proceeding in front of Virginia Gas and Oil Board for field rule modifications relating to increased well density in the Ramsey Ridge Extension and Sourwood areas.

3

SCHEDULE 4.7

TAXES AND ASSESSMENTS

Equitable Production Company (EPC) has filed administrative refund claims for tax years 2003 through 2005 in Wise County, Virginia, for property taxes on gathering assets. EPC has not received a formal response on its claim from Wise County; however, EPC filed an Application for Correction of Erroneous Assessment of Property Tax for such matter in the Circuit Court of Wise County on March 1, 2007.

In connection with the claims above, Equitable Gathering Equity, LLC (EGEL) has also contested in good faith the assessment for 2006 and has only remitted the portion of tax assessed by Wise County that it believes it owes under the statute. EGEL disagrees with the assessments for years 2006 — present and will request a refund through administrative or other legal means within the statutory time limitation period.

SCHEDULE 4.9

COMPLIANCE WITH LAWS

None

SCHEDULE 4.10

CONTRACTS

Seller is not aware of any defaults except as disclosed on Schedule 4.6A and 4.6B.

Affiliate Agreements

1.)                     01/01/05 Pipeline Agreement between EPC and EGEL

2.)                     01/01/05 Services Agreement between EPC to EGEL

3.)                     01/01/05 Gas Gathering Agreement between EGEL and EE

4.)                     Existing gathering interconnect arrangement with Kentucky West Virginia Gathering Company

5.)                     01/01/95 Gas Gathering Agreement by Nora System Operator with EPC and other Roaring Fork System Suppliers

6.)                     06/01/06 Gas Purchase Agreement between EPC and Pine Mountain 100% wells

7.)                     Gas Purchase Agreement between EPC and Appalachian Energy (covering gas produced from lands covered by that certain Operating Agreement dated February 15, 1990 between Edwards & Harding Petroleum Company, (predecessor to Appalachian Energy) and Equitable Resources Exploration, a division of Equitable Resources Energy Company, covering the EH-18 Well Unit)

Transport Agreements*

1.)                     3/1/1999 Interruptible Transportation Agreement between Equitable Energy, LLC and East Tennessee Natural Gas Company

2.)                     11/1/2005 Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas

3.)                     11/30/2006 Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas

4.)                     Firm Transportation Agreement between Equitable Production Company and East Tennessee Natural Gas (Precedent Agreement)

Marketing Term Gas Contracts*

1)                        Middle TN Natural Gas: 11/1/04-10/31/07; NYMEX Flat; Winter Volume 7,159/day $7.00/dth/demand; Summer Volume 5,080/day $4.00/dth/demand; 1,000 March triggered @ $7.72; 2,000 March triggered @ $7.512; 2,000 March triggered@ $6.888; 2,000 April triggered @ $6.935

2)                        Middle TN Natural Gas: 11/1/07-10/31/10; NYMEX flat; Winter Volume 7,159/day $6.75/dth/demand; Summer Volume 5,080/day $3.50/dth/demand; trigger rights

3)                        Knoxville Utility Board: 11/1/06-10/31/09; NYMEX +$.235; 5,080/day 2,000 11/1/06-10/31/07 triggered @ $8.13

4)                        Powell Clinch: 5/1/06-10/31/08; NYMEX +$.20; 3,000/day; trigger rights

1

5)                        Sequent Energy: 11/1/05-3/31/08; 5,010/day; Winter Price is NYMEX +$.28; Summer Price is NYMEX +$.09

6)                        Atrnos Energy Marketing: 11/1/05-10/31/10; NYMEX +.12; 25,000/day

7)                        Jefferson Cocke: 11/1/06-10/31/09; NYMEX +.285; Winter Volume 3,117/day; Summer Volume 1,117/day; trigger rights

8)                        Sevier County: 11/1/06-10/31/07; NYMEX +.25; 1,023/day; trigger rights

9)                        Hess Energy EM: 11/1/06-10/31/07; NYMEX +.575; 5,000/day; Cascade Creek

10)                  Virginia Power EM: 4/1/07-10/31/07; NYMEX +.27; 5,000/day; Cascade Creek

11)                  BP Energy: 4/1/07-10/31/07; NYMEX +.28; 5,000/day; Cascade Creek

12)                  Hess Energy EM: 4/1/07-10/31/07; NYMEX+.42; 10,000/day; Cascade Creek

13)                  Atrnos Energy Marketing: 4/1/07-10/31/07; NYMEX +.06; 10,000/day

14)                  Eagle Energy: 4/1/07-10/31/07; NYMEX +.08; 5,000/day

15)                  BP Energy: 411/07-10/31/07; NYMEX +.35; 5,000/day; Cascade Creek

16)                  Sequent Energy: 4/1/07-10/31/07; NYMEX +.14; 5,000/day

17)                  Constellation New Energy: 4/1/07-4/30/07; NYMEX +.10; 1,500/day

18)                  Eagle Energy: 4/1/07-4/30/07; NYMEX +.07; 4,000/day

Derivatives associated with the term gas contracts above*

1.)                     Middle Tennessee (expires 10/31/07; 5,080/day)

2.)                     Knoxville Utility Board

3.)                     Derivatives (to be executed) associated with triggers related to term gas contracts above

Operational Balancing Agreement* with East Tennessee Natural Gas (Contract Number 28222)

Applicable Purchase Orders issued to third party vendors for capital items shown on Schedule 4.13 of the Contribution Agreement.

* As such contracts are proportionally related to the sale of gas production from the Nora Field.

2

SCHEDULE 4.11

PERMITS

None

SCHEDULE 4.12

OUTSTANDING CAPITAL COMMITMENTS

($MM)

2007 CAPEX PROJECTIONS

Gathering	Q1	Q2	Q3	Q4	TOTAL

Carryover as of 4-5-07	—	9.90	3.71		13.61
2007 Capital Budget	6.28	11.27	17.42	25.62	60.60
2007 CAPEX Projection	6.28	21.17	21.13	25.62	74.21

2007 CAPITAL BUDGET COMMITMENT PROJECTIONS

Gathering	Q1	Q2	Q3	Q4	TOTAL
	32.05	43.21	25.74	0.00	101.00
2007 Capital Budget Capex Projection					60.60
Carryover into 2008					40.40

1

SCHEDULE 4.13

ABANDONMENT

None

SCHEDULE 4.14

CONDITION OF EQUIPMENT, ETC.

None

SCHEDULE 4.16

CERTAIN EVENTS

None

SCHEDULE 7.10

OPERATION OF ASSETS

None